                                       Filed pursuant to Rule 424(b)(5)
                                       Registration Statement File No. 333-53859

Prospectus Supplement to Prospectus dated March 19, 1999

                          $2,107,801,000 (Approximate)
                    COMMERCIAL MORTGAGE ASSET TRUST ("CMAT")
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1

    ------------------------------------------------------------------------

     Asset Securitization Corporation (the "Depositor") will establish the "Trust Fund." The Trust Fund will issue the eight classes of "Offered Certificates" described in the table below, together with eleven additional classes of "Private Certificates." The Private Certificates are subordinated to, and some will provide credit enhancement for, the Offered Certificates. The Private Certificates are not being offered by this Prospectus Supplement.

     The Assets of the Trust Fund will include a pool of 230 fixed-rate mortgage loans with original terms to maturity of generally not more than thirty years secured by first liens on 268 commercial and multifamily residential properties. The mortgage pool will have an "Initial Pool Balance" of approximately $2,374,987,404. The characteristics of such mortgage loans and the related mortgaged properties are more fully described in this Prospectus Supplement.

     Neither the Offered Certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality. The Offered Certificates will represent interests in the Trust Fund only and will not represent interests in or obligations of any other party.

     This Prospectus Supplement may be used to offer and sell the Offered Certificates only if accompanied by the Depositor's Prospectus dated March 19, 1999.

     You should carefully consider the risk factors beginning on page S-31 of this Prospectus Supplement and on page 11 of the Prospectus.

                      ------------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------

                   Approximate          Initial                                                         Assumed Final
Offered          Initial Certificate   Pass-Through                         Ratings                      Distribution
Certificates         Balance             Rate            Description      (Moody's/S&P)   CUSIP No.        Date(7)
---------------  -------------------   ------------   ------------------  -------------   ---------   ------------------
Class A-1(1)....    $ 350,000,000          6.250%         Fixed Rate        Aaa/AAA       201730AA6      August 17, 2006
Class A-2(1)....    $ 100,000,000          6.585%         Fixed Rate        Aaa/AAA       201730AB4        July 17, 2008
Class A-3(1)....    $ 800,000,000          6.640%         Fixed Rate        Aaa/AAA       201730AC2   September 17, 2010
Class A-4(1)....    $ 448,115,000          6.975%            (2)            Aaa/AAA       201730AD0       April 17, 2013
Class B........     $ 106,875,000          7.230%            (3)            Aa2/AA        201730AE8        July 17, 2013
Class C........     $ 130,624,000          7.350%            (4)             A2/A         201730AF5      August 17, 2013
Class D........     $ 136,562,000          7.350%            (5)           Baa2/BBB       201730AG3     October 17, 2013
Class E........     $  35,625,000          7.350%            (6)           Baa3/BBB-      201730AH1     October 17, 2013

(footnotes to table on page S-2)

                      ------------------------------------

     Goldman, Sachs & Co., Lehman Brothers Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Nomura Securities International, Inc. (collectively, the "Underwriters") will purchase each Class of the Offered Certificates from the Depositor, in the proportions set forth under "Underwriting" herein, subject to the satisfaction of certain conditions. Goldman, Sachs & Co. and Lehman Brothers Inc. will act as co-lead managers and joint bookrunners with respect to the Offered Certificates. Each Underwriter intends to sell its allocation of the Offered Certificates from time to time in individually negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Depositor expects to receive proceeds from the sale of the Offered Certificates of approximately 99.07% of the initial aggregate principal balance thereof as of the date on which the Certificates are issued, plus accrued interest from March 11, 1999 as described in this Prospectus Supplement, before deducting expenses payable by the Depositor. The Underwriters expect to deliver the Offered Certificates in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about
March 25, 1999.

                     Co-Lead Managers and Joint Bookrunners

GOLDMAN, SACHS & CO.                                             LEHMAN BROTHERS

                      ------------------------------------

DONALDSON, LUFKIN & JENRETTE               NOMURA SECURITIES INTERNATIONAL, INC.
    SECURITIES CORPORATION

                      ------------------------------------

                  Prospectus Supplement dated March 19, 1999.

Commercial Mortgage Asset Trust (CMAT)
Commercial Mortgage Pass-Through Certificates, Series 1999-C1

[ANNOTATED MAP OF THE UNITED STATES OMITTED]

     The following graphic material is included in the paper and electronic versions of this Prospectus Supplement.

     The inside front cover contains a map of the contiguous United States and Hawaii showing the concentration of the Mortgaged Properties in the pool by state as follows:

State             Number of Properties     Value           Percentage of Total
-----             --------------------     -----           -------------------
Alabama           2                        $6,623,089      0.3%
Arkansas          1                        $1,578,108      0.1%
Arizona           6                        $96,464,755     4.1%
California        36                       $456,845,900    19.2%
Colorado          1                        $1,867,731      0.1%
Connecticut       1                        $15,275,478     0.6%
D.C. (Washington) 2                        $22,884,581     1.0%
Delaware          1                        $7,295,906      0.3%
Florida           6                        $36,972,811     1.6%
Georgia           1                        $80,770,298     3.4%
Hawaii            1                        $30,343,508     1.3%
Illinois          16                       $152,497,140    6.4%
Indiana           2                        $40,599,626     1.7%
Iowa              7                        $78,228,268     3.3%
Kentucky          3                        $9,742,198      0.4%
Louisiana         7                        $22,674,449     1.0%
Maine             5                        $12,736,837     0.5%
Maryland          13                       $58,868,957     2.5%
Massachusetts     1                        $3,068,325      0.1%
Michigan          26                       $269,470,263    11.3%
Minnesota         11                       $62,119,639     2.6%
Missouri          3                        $8,972,397      0.4%
Montana           1                        $2,682,784      0.1%
Nebraska          2                        $2,683,330      0.1%
Nevada            4                        $85,799,200     3.6%
New Hampshire     2                        $10,877,324     0.5%
New Jersey        4                        $24,481,507     1.0%
New Mexico        5                        $24,052,645     1.0%
New York          11                       $191,456,838    8.1%
North Carolina    8                        $43,174,807     1.8%
Ohio              15                       $120,213,547    5.1%
Oregon            6                        $47,596,576     2.0%
Pennsylvania      4                        $29,868,951     1.3%
South Carolina    5                        $8,914,092      0.4%
South Dakota      1                        $3,839,898      0.2%
Tennessee         3                        $4,436,435      0.2%
Texas             17                       $85,842,981     3.6%
Vermont           1                        $1,478,164      0.1%
Virginia          20                       $182,935,663    7.7%
Washington        2                        $4,351,943      0.2%
West Virginia     2                        $11,612,826     0.5%
Wisconsin         3                        $12,787,628     0.5%

     The map described is color coded, indicating areas of concentration of the Initial Pool Balance. California and Michigan are coded as containing the greatest concentration of properties (10.1%-20%); Illinois, New York, Ohio, and Virginia are coded as containing the second largest concentration of properties (5.1%-10%); Arizona, Florida, Georgia, Indiana, Iowa, Minnesota, Nevada, North Carolina, Oregon and Texas contain the third largest concentration of properties (5.0%-1.1%); the remaining states are coded as containing less than or equal to 1%.

[PIE CHART OMITTED]

    The inside cover also contains a pie chart indicating Allocated Loan Amount by Property Type. The Loan Amounts are described to be allocated as follows: Retail (43.7%), Office (26.1%), Multifamily (14.3%), Hotel (8.0%), Industrial (4.1%), Healthclub (2.8%), Mobile Home Park (0.6%).

                     [INSIDE FRONT COVER, PANELS 2 and 3]

   There are photographs of certain Mortgaged Properties explained on the inside front cover as follows:

Baldwin Complex: Cincinnati, OH. The photograph shows an aerial view of the nine-story unit.

Atlanta Marriott: Atlanta, Georgia. The picture shows the well-lit, high-rise hotel building from a parking lot view.

Park LaBrea: Los Angeles, California. The picture shows the property from a distance, depicting its green and white surface and tree-lined street below. A parking lot, visible in the picture, provides parking for tenants.

Laurel Park Place Mall: Livonia, Michigan. The photograph depicts the mall flanked by trees and flowers from the view of the parking lot.

Lighthouse Place (Prime Retail III): Michigan City, Indiana. The picture shows the entrance amidst a well-lit street.

The Source: Westbury, New York. The picture shows the facade of the mall, whose establishments include Virgin megastore and Nordstrom.

DDR/DDA Ahwatukee Foothills Towne Center; Phoenix, Arizona. The picture depicts the mall entrance, lined with trees, from the parking lot. The parking lot, visible in the picture, provides parking for patrons.

Pointe Plaza: Gross Pointe, Michigan. The picture shows a view of the complex entrance in midday, visible through the foliage.

Soho Grand Hotel: New York, NY. The picture shows an evening view of the elegant brick structure. The building is well-lit with two adjacent buildings in partial view.

Brewery Park II Office Building: Detroit, Michigan. The photograph depicts the brick edifice from a distance, overlooking the highway.

Springfield Mall: Springfield, Virginia. The photograph depicts the inside of the structure, complete with foliage and escalators.

College Square Mall (Iowa Malls): Cedar Falls, Iowa. The picture shows the inside of the mall, complete with a fountain flanked with potted plants. Retail stores surround the fountain.

              FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

(1) In addition to distributions of principal and interest, holders of certain Classes of the Offered Certificates will be entitled to receive a portion of the Prepayment Premiums received from the borrowers. See "Description of the Offered Certificates--Distributions" in this Prospectus Supplement.

(2) The Pass-Through Rate on the Class A-4 Certificates will be equal to 6.975%; provided, however, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

(3) The Pass-Through Rate on the Class B Certificates will be equal to 7.230%; provided, however, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

(4) The Pass-Through Rate on the Class C Certificates will be equal to 7.350%; provided, however, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

(5) The Pass-Through Rate on the Class D Certificates will be equal to 7.350%; provided, however, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

(6) The Pass-Through Rate on the Class E Certificates will be equal to 7.350%; provided, however, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

(7) The "Assumed Final Distribution Date" with respect to any Class of Certificates is the Distribution Date on which the final payment of principal would occur for such Class of Certificates assuming (i) a 0% CPR (as defined herein under "Prepayment and Yield Consideration--Weighted Average Life of Offered Certificates"); (ii) each ARD Loan prepays in full on its respective Anticipated Repayment Date; and (iii) the Mortgage Loan Assumptions (as defined herein under "Prepayment and Yield Considerations--Weighted Average Life of the Offered Certificates"). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. See "Prepayment and Yield Considerations" herein. The Rated Final Distribution Date is January 17, 2032.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the Offered Certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus dated March 19, 1999 (the "Prospectus"), which provides general information, some of which may not apply to the Offered Certificates; and
(b) this prospectus supplement dated March 19, 1999 (the "Prospectus Supplement"), which describes the specific terms of the Offered Certificates.

     IF THE DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this Prospectus Supplement and the accompanying Prospectus. The Depositor has not authorized anyone to provide you with information that is different.

     This Prospectus Supplement and the accompanying Prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this Prospectus Supplement and the Prospectus identify the pages where these sections are located.

     Capitalized terms used in this Prospectus Supplement are defined under the caption "Index of Significant Definitions" beginning on page S-172 in this Prospectus Supplement. Capitalized terms used in the Prospectus are defined under the caption "Index of Principal Definitions" beginning on page 90 in the Prospectus.

                            ------------------------

     The Depositor has filed with the Securities and Exchange Commission (the "SEC") a registration statement (of which this Prospectus Supplement forms a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus Supplement and the Prospectus do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the accompanying Prospectus, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

                            ------------------------

     The distribution of this Prospectus Supplement and the Prospectus, and the offer or sale of the Offered Certificates, may be restricted by law in certain jurisdictions. Persons into whose possession this Prospectus Supplement and the Prospectus or any Offered Certificates come must inform themselves about, and observe, any such restrictions. See "Underwriting" in this Prospectus Supplement.

     The Depositor does not intend to register the Offered Certificates under the Securities and Exchange Law of Japan (the "SEL"). Accordingly, the Offered Certificates may not be offered or sold directly or indirectly in Japan, and this Prospectus Supplement and the Prospectus may not be distributed or circulated in Japan, except in circumstances that do not constitute an offer to the public within the meaning of the SEL.

     The Underwriters will purchase the Offered Certificates from the Depositor, subject to the satisfaction of certain conditions. Each Underwriter intends to sell its allocation of the Offered Certificates from time to time in individually negotiated transactions or otherwise at varying prices to be determined at the time of sale.

                            ------------------------

     The Underwriters are offering the Offered Certificates subject to prior sale and the Underwriters' right to reject orders in whole or in part, when, as and if issued, delivered to and accepted by the Underwriters. It is expected that delivery of the Offered Certificates will be made through the facilities of The Depository Trust Company in the United States or, in the case of the Offered Certificates sold in offshore transactions to non-United States persons, Cedel Bank, Societe Anonyme and The Euroclear System in Europe, on or about March 25, 1999.

     There is currently no secondary market for the Offered Certificates. As described in this Prospectus Supplement, the Underwriters currently expect to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Underwriting" in this Prospectus Supplement.

                             PROSPECTUS SUPPLEMENT
                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      -----
     Important Notice about Information Presented in this
       Prospectus Supplement and the Accompanying Prospectus.......   S-2
     Table of Contents.............................................   S-4
     Executive Summary.............................................   S-7
     Summary of Prospectus Supplement..............................   S-9
       Relevant Parties............................................   S-9
       Important Dates and Periods.................................   S-11
       Overview of the Certificates................................   S-12
       The Certificates: Structural Summary........................   S-16
       The Mortgage Loans: Collateral Overview.....................   S-20
     Risk Factors and Other Special Considerations.................   S-31
       Risks Related to the Mortgage Loans.........................   S-31
       Risks Related to the Certificates...........................   S-53
     Description of the Mortgage Pool..............................   S-57
       General.....................................................   S-57
       Security for the Mortgage Loans.............................   S-58
       The Mortgage Loan Program--Underwriting Standards...........   S-59
       Premium Loans...............................................   S-60
       CMAT Pari Passu Notes.......................................   S-61
       Credit Tenant Loans.........................................   S-63
       Dual Amortization Loans.....................................   S-68
       Special Notes...............................................   S-69
       Certain Terms and Conditions of the Mortgage Loans..........   S-69
       Significant Mortgage Loans..................................   S-75
          The DDR/DRA Loan and Properties..........................   S-75
          The Park LaBrea Loan and Property........................   S-77
          The Source Retail Loan and Property......................   S-80
          Prime Retail III Pool Loan and Properties................   S-82
          The Springfield Mall Loan and Property...................   S-85
          Atlanta Marriott Hotel Loan and Property.................   S-88
          Iowa Malls Retail Loan and Properties....................   S-90
       Additional Mortgage Loan Information........................   S-93
       Changes in Mortgage Pool Characteristics....................   S-103
     Description of the Offered Certificates.......................   S-104
       General.....................................................   S-104
       Distributions...............................................   S-105
       Realized Losses.............................................   S-113
       Prepayment Interest Shortfalls..............................   S-114
       Subordination...............................................   S-115
       Appraisal Reductions........................................   S-115
       Delivery, Form and Denomination.............................   S-116
       Book-Entry Registration.....................................   S-117
       Definitive Certificates.....................................   S-119
       Transfers and Exchanges; Transfer Restrictions..............   S-119
       Notices.....................................................   S-120
     Prepayment and Yield Considerations...........................   S-120
       Yield.......................................................   S-120
       Rated Final Distribution Date...............................   S-122
       Weighted Average Life of Offered Certificates...............   S-122
       Price/Yield Tables..........................................   S-128
       The Mortgage Loan Sellers...................................   S-133
       Recent Developments.........................................   S-133
     The Pooling and Servicing Agreement...........................   S-133
       General.....................................................   S-133
       Assignment of the Mortgage Loans............................   S-133
       Representations and Warranties; Repurchase..................   S-134
       Servicing of the Mortgage Loans; Collection of Payments.....   S-137
       Advances....................................................   S-138
       Accounts....................................................   S-139
       Withdrawals from the Collection Account.....................   S-141
       Enforcement of "Due-on-Sale" and "Due-on-Encumbrance"
          Clauses..................................................   S-142
       Inspections.................................................   S-143
       Insurance Policies..........................................   S-143
       Evidence as to Compliance...................................   S-144
       Certain Matters Regarding the Depositor, the Servicer and
          the Special Servicer.....................................   S-145
       Events of Default...........................................   S-146
       Rights upon Event of Default................................   S-147
       Amendment...................................................   S-147
       Voting Rights...............................................   S-148
       Realization upon Mortgage Loans.............................   S-148
       Modifications...............................................   S-151
       Optional Termination........................................   S-153
       The Trustee.................................................   S-154
       Duties of the Trustee.......................................   S-155

                                                                      PAGE
                                                                      -----
       The Fiscal Agent............................................   S-155
       Duties of the Fiscal Agent..................................   S-155
       The Servicer................................................   S-155
       Servicing Compensation and Payment of Expenses..............   S-156
       Special Servicing...........................................   S-156
       Servicer and Special Servicer Permitted to Buy
          Certificates.............................................   S-159
       Reports to Certificateholders; Available Information........   S-159
     Certain Legal Aspects of Mortgage Loans For Mortgaged
       Properties Located in California, Michigan, New York,
       Virginia, Illinois and Ohio.................................   S-162
          California...............................................   S-163
          Michigan.................................................   S-163
          New York.................................................   S-163
          Virginia.................................................   S-163
          Illinois.................................................   S-163
          Ohio.....................................................   S-164
       Use of Proceeds.............................................   S-164
       Certain Federal Income Tax
          Consequences.............................................   S-164
       Certain ERISA Considerations................................   S-166
       Legal Investment............................................   S-169
       Legal Matters...............................................   S-169
       Rating......................................................   S-169
       Underwriting................................................   S-170
       Index of Significant Definitions............................   S-172

                                INDEX OF TABLES

                                                                      PAGE
                                                                      -----
     Certificate Summary...........................................   S-7
     Mortgage Loan Sellers.........................................   S-9
     Originators...................................................   S-10
     Assumed Final Distribution Date...............................   S-11
     The Offered Certificates--Certificate Balances and
       Pass-Through Rates..........................................   S-12
     The Private Certificates--Certificate Balances and
       Pass-Through Rates..........................................   S-13
     Ratings.......................................................   S-16
     General Characteristics.......................................   S-20
     Cut-off Date Principal Balances...............................   S-24
     Significant State Concentration...............................   S-24
     Debt Service Coverage Ratios..................................   S-24
     Loan-to-Value Ratios..........................................   S-25
     Proceeds-to-Value Ratios......................................   S-25
     Mortgage Loans by Property Type...............................   S-25
     Maturity Date or Anticipated Repayment Date by Year...........   S-26
     Security for the Mortgage Loans...............................   S-26
     Overview of Lock-out Periods..................................   S-29
     Cut-off Date Principal Balances and Concentration of Mortgage
       Loans.......................................................   S-34
     Cross-Collateralized Mortgage Loans...........................   S-41
     Mezzanine Debt................................................   S-43
     Preferred Equity Investments in Borrowers and Affiliates......   S-43
     Weighted Average Remaining Term to Maturity or Anticipated
       Repayment Date for Mortgage Loans Secured by Various
       Property Types..............................................   S-44
     Amortization Characteristics of the Notes.....................   S-48
     The Common Equity Loans.......................................   S-53
     Security for the Mortgage Loans...............................   S-58
     Premium Loans.................................................   S-61
     Total Pari Passu Loans........................................   S-63
     Credit Tenant Loans...........................................   S-65
     Amortization Characteristics of the Notes.....................   S-71
     General Mortgage Loan Characteristics.........................   S-93
     Range of Debt Service Coverage Ratios.........................   S-97
     Range of Loan-to-Value Ratios.................................   S-97
     Range of Loan-to-Value Ratios at Earlier of Anticipated
       Repayment Date or
       Maturity....................................................   S-97
     Mortgaged Properties by State.................................   S-98
     Range of Years Built..........................................   S-99
     Cut-off Date Principal Balance by Property Type...............   S-100
     Range of Cut-off Date Principal Balances......................   S-101
     Range of Anticipated Remaining Terms..........................   S-101
     Range of Months Remaining to Maturity.........................   S-101
     Range of Anticipated Years of Repayment.......................   S-102
     Range of Mortgage Rates.......................................   S-102
     Range of Remaining Lock-out Periods...........................   S-103
     Percentage of Initial Certificate Balance Outstanding at the
       Respective CPR for the Class A-1 Certificates...............   S-123
     Percentage of Initial Certificate Balance Outstanding at the
       Respective CPR for the Class A-2 Certificates...............   S-124

                                                                      PAGE
                                                                      -----
     Percentage of Initial Certificate Balance Outstanding at the
       Respective CPR for the Class A-3 Certificates...............   S-124
     Percentage of Initial Certificate Balance Outstanding at the
       Respective CPR for the Class A-4 Certificates...............   S-125
     Percentage of Initial Certificate Balance Outstanding at the
       Respective CPR for the Class B Certificates.................   S-125
     Percentage of Initial Certificate Balance Outstanding at the
       Respective CPR for the Class C Certificates.................   S-126
     Percentage of Initial Certificate Balance Outstanding at the
       Respective CPR for the Class D Certificates.................   S-126
     Percentage of Initial Certificate Balance Outstanding at the
       Respective CPR for the Class E Certificates.................   S-127
     Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First
       Principal Payment Date, Last Principal Payment Date for the
       Class A-1 Certificates at the Specified CPRs................   S-128
     Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First
       Principal Payment Date, Last Principal Payment Date for the
       Class A-2 Certificates at the Specified CPRs................   S-129
     Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First
       Principal Payment Date, Last Principal Payment Date for the
       Class A-3 Certificates at the Specified CPRs................   S-129
     Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First
       Principal Payment Date, Last Principal Payment Date for the
       Class A-4 Certificates at the Specified CPRs................   S-130
     Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First
       Principal Payment Date, Last Principal Payment Date for the
       Class B Certificates at the Specified CPRs..................   S-130
     Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First
       Principal Payment Date, Last Principal Payment Date for the
       Class C Certificates at the Specified CPRs..................   S-131
     Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First
       Principal Payment Date, Last Principal Payment Date for the
       Class D Certificates at the Specified CPRs..................   S-131
     Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First
       Principal Payment Date, Last Principal Payment Date for the
       Class E Certificates at the Specified CPRs..................   S-132

                                INDEX OF ANNEXES

                                                                     PAGE
                                                                    -------
     Characteristics of the Notes................................   Annex A
     Characteristics of the Mortgaged Properties.................   Annex B
     Characteristics of the Premium Loans........................   Annex C
     Global Clearance, Settlement and Tax Documentation
       Procedure.................................................   Annex D
     Structural and Collateral Term Sheet........................   Annex E
     Form of Trustee Reports.....................................   Annex F
     Form of Servicing Reports...................................   Annex G

                               EXECUTIVE SUMMARY

     This Executive Summary highlights selected information regarding the Offered Certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                     CERTIFICATE SUMMARY

           Approx.
Approx.     % of
 % of      Credit                                    Approx.
 Total     Support                                   Balance       Rating
-------    -------                                 ------------  -----------
14.74%     28.50%    Class X**       Class A-1*    $350,000,000   (Aaa/AAA)
 4.21%     28.50%    $2,374,987,404  Class A-2*    $100,000,000   (Aaa/AAA)
33.68%     28.50%    (approx.)       Class A-3*    $800,000,000   (Aaa/AAA)
18.87%     28.50%    (Notional)      Class A-4*    $448,115,000   (Aaa/AAA)
 4.50%     24.00%    (Aaa/AAAr)      Class B*      $106,875,000   (Aa2/AA)
 5.50%     18.50%                    Class C*      $130,624,000    (A2/A)
 5.75%     12.75%                    Class D*      $136,562,000  (Baa2/BBB)
 1.50%     11.25%                    Class E*       $35,625,000  (Baa3/BBB-)
 2.25%      9.00%                    Class F**      $53,437,000   (Ba1/BB+)
 2.50%      6.50%                    Class G**      $59,375,000   (Ba2/BB)
 1.00%      5.50%                    Class H**      $23,750,000   (Ba3/BB-)
 1.25%      4.25%                    Class J**      $29,687,000    (B1/NR)
 1.75%      2.50%                    Class K**      $41,562,000    (B2/NR)
 0.75%      1.75%                    Class L**      $17,813,000    (B3/NR)
 1.75%         NA                    Class M-1 and  $41,562,404    (NR/NR)
                                     Class M-2**

 *Offered Certificates
**Certificates Not Offered Hereby

Rating Agencies (Moody's/S&P)

                                                                                                           WEIGHTED
                              INITIAL AGGREGATE         APPROX.                            INITIAL           AVG.
               RATINGS        CERTIFICATE BALANCE        % OF                             PASS-THROUGH      LIFE(1)      PRINCIPAL
CLASS       (MOODY'S/S&P)     OR NOTIONAL AMOUNT         TOTAL          DESCRIPTION          RATE            (YRS)       WINDOW(1)

Offered Certificates
A-1         (Aaa/AAA)            $   350,000,000          14.74%        Fixed Rate             6.250%        5.21         4/99-8/06
A-2         (Aaa/AAA)            $   100,000,000           4.21%        Fixed Rate             6.585%        8.60         8/06-7/08
A-3         (Aaa/AAA)            $   800,000,000          33.68%        Fixed Rate             6.640%        9.87         7/08-9/10
A-4         (Aaa/AAA)            $   448,115,000          18.87%            (2)                6.975%        13.64        9/10-4/13
B           (Aa2/AA)             $   106,875,000           4.50%            (3)                7.230%        14.22        4/13-7/13
C           (A2/A)               $   130,624,000           5.50%            (4)                7.350%        14.36        7/13-8/13
D           (Baa2/BBB)           $   136,562,000           5.75%            (5)                7.350%        14.48       8/13-10/13
E           (Baa3/BBB-)          $    35,625,000           1.50%            (6)                7.350%        14.56      10/13-10/13

Non-Offered Private Certificates(7)
X           Aaa/AAAr             $ 2,374,987,404             NA      Variable Rate IO          1.159%         N/A         4/99-6/20
F           Ba1/BB+              $    53,437,000           2.25%        Fixed Rate             6.250%        14.62      10/13-11/13
G           Ba2/BB               $    59,375,000           2.50%        Fixed Rate             6.250%        14.71      11/13-12/13
H           Ba3/BB-              $    23,750,000           1.00%        Fixed Rate             6.250%        14.73      12/13-12/13
J           B1/NR                $    29,687,000           1.25%        Fixed Rate             6.250%        14.76       12/13-1/14
K           B2/NR                $    41,562,000           1.75%        Fixed Rate             6.250%        15.31        1/14-9/15
L           B3/NR                $    17,813,000           0.75%        Fixed Rate             6.250%        17.33        9/15-5/17
M-1 and     Not Rated            $    41,562,404           1.75%        Fixed Rate             6.250%        19.49        5/17-6/20
M-2

(1) Assuming (i) a 0% CPR (as defined herein under "Prepayment and Yield Considerations--Weighted Average Life of Offered Certificates"), (ii) each ARD Loan pays in full on its Anticipated Repayment Date (as defined under "Summary of Prospectus Supplement--The Mortgage Loans: Collateral Overview--The Mortgage Pool--General Characteristics" in this Prospectus Supplement) and (iii) the Mortgage Loan Assumptions (as defined herein under "Prepayment and Yield Considerations--Weighted Average Life of the Offered Certificates"). See "Prepayment and Yield Considerations" in this Prospectus Supplement.

(2) The Pass-Through Rate on the Class A-4 Certificates will be equal to 6.975%; provided, however, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

(3) The Pass-Through Rate on the Class B Certificates will be equal to 7.230%; provided, however, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

(4) The Pass-Through Rate on the Class C Certificates will be equal to 7.350%; provided, however, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

(5) The Pass-Through Rate on the Class D Certificates will be equal to 7.350%; provided, however, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

(6) The Pass-Through Rate on the Class E Certificates will be equal to 7.350%; provided, however, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

(7) Not offered by this Prospectus Supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this Prospectus Supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD CAREFULLY READ THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL. Capitalized terms used and not otherwise defined in this Prospectus Supplement have the respective meanings assigned to them in the Prospectus. See "Index of Significant Definitions" in this Prospectus Supplement and "Index of Principal Definitions" in the Prospectus.

                                RELEVANT PARTIES

DEPOSITOR........... Asset Securitization Corporation, a Delaware corporation and a subsidiary of The Capital Company of America LLC, a Delaware limited liability company ("CCA"). The Depositor is also affiliated with Nomura Securities International, Inc. ("NSI"), the Mortgage Loan Sellers and the originators of the Mortgage Loans. See "The Depositor" in the Prospectus.

SERVICER............ First Union National Bank, a national banking association
                     (the "Servicer" or "First Union"). Although the Servicer may employ agents, including sub-servicers, the Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. See "Risk Factors and Other Special Considerations--Risks Related to the Certificates--Servicer or Special Servicer May Purchase Certificates; Conflicts of Interest," "--Risks Related to the Mortgage Loans--Risks Related to Conflicts of Interest" and "The Pooling and Servicing Agreement--The Servicer" in this Prospectus Supplement.

SPECIAL SERVICER.... Lennar Partners, Inc., a Florida corporation (the "Special
                     Servicer"). See "Risk Factors and Other Special Considerations--Risks Related to the Certificates-- Servicer or Special Servicer May Purchase Certificates; Conflicts of Interest" and "The Pooling and Servicing Agreement--Special Servicing" in this Prospectus Supplement and "Description of the Agreements--Special Servicers" in the Prospectus.

TRUSTEE............. LaSalle National Bank, a nationally chartered bank. See
                     "The Pooling and Servicing Agreement--The Trustee" in this Prospectus Supplement.

FISCAL AGENT........ ABN AMRO Bank N.V. (the "Fiscal Agent"). See "The Pooling
                     and Servicing Agreement--The Fiscal Agent" in this Prospectus Supplement.

UNDERWRITERS........ Goldman, Sachs & Co. ("Goldman Sachs"), Lehman Brothers
                     Inc. ("Lehman"), Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and NSI (collectively with Goldman Sachs, Lehman and DLJ, the "Underwriters"). Goldman Sachs and Lehman will act as co-lead managers and joint bookrunners with respect to the Offered Certificates. See "Underwriting" in this Prospectus Supplement.

THE MORTGAGE LOAN
  SELLERS........... Nomura Holding America Inc., a Delaware corporation
                     ("NHA"), and CCA. NHA and CCA are collectively referred to herein as the "Mortgage Loan Sellers." Both of the Mortgage Loan Sellers are affiliates of NSI and the Depositor. All of the Mortgage Loans were sold or contributed to the Depositor as shown on the following table:

                     MORTGAGE LOAN      % OF INITIAL       NUMBER OF
                     SELLERS            POOL BALANCE       MORTGAGE LOANS
                     ----------------   ---------------    --------------
                     NHA.............         80.9%              218
                     CCA.............         19.1%               12

                     In connection with its sale or contribution of Mortgage Loans, each Mortgage Loan Seller will make certain representations and warranties to the Depositor regarding its respective Mortgage Loans and may be required to repurchase one or more of its respective Mortgage Loans in connection with any uncured breach of such a representation or warranty, as described in this Prospectus Supplement under "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase." NHA, THE INDIRECT PARENT OF CCA, WILL BE REQUIRED TO PURCHASE ANY MORTGAGE LOAN THAT CCA IS REQUIRED TO REPURCHASE BUT FAILS TO REPURCHASE IN CONNECTION WITH A BREACH OF REPRESENTATIONS AND WARRANTIES. See "The Mortgage Loan Sellers--Recent Developments" herein.

ORIGINATORS......... CCA; Nomura Asset Capital Corporation, a Delaware
                     corporation ("NACC") and an affiliate of CCA, the Depositor and NSI and Bloomfield Acceptance Company, LLC, a Michigan limited liability company that is not an affiliate of CCA, the Depositor or NSI ("Bloomfield," and together with CCA and NACC, the "Originators").
                     As of June 26, 1998, NACC transferred, among other things, its commercial mortgage loan origination business to CCA. As of June 26, 1998, CCA began to originate mortgage loans using the same loan origination personnel, underwriting procedures and other personnel and procedures as had been used by NACC prior to that date. NACC continues to be the 100% parent of CCA. Solely for purposes of this Prospectus Supplement, references to "NACC/CCA" mean "NACC" prior to June 26, 1998 and "CCA" on and after June 26, 1998.
                     All of the Mortgage Loans were originated by NACC/CCA or Bloomfield, as shown in the following table:

                                     % OF INITIAL       NUMBER OF
                      ORIGINATORS    POOL BALANCE       MORTGAGE LOANS
                     -------------   ---------------    --------------
                     NACC/CCA.....         99.7%              227
                     Bloomfield...          0.3%                3

                          IMPORTANT DATES AND PERIODS

CUT-OFF DATE........ March 11, 1999.

CLOSING DATE........ On or about March 25, 1999.

DISTRIBUTION DATE... The 17th day of each month or, if the 17th day is not a
                     Business Day, the following Business Day. The first Distribution Date will be April 19, 1999.

RECORD DATE......... The close of business on the 10th day of the month in which the Distribution Date occurs. If such 10th day is not a Business Day, the Record Date will be the preceding Business Day.
INTEREST ACCRUAL
  PERIOD............ The 11th day of the month preceding the month in which the
                     Distribution Date occurs through the 10th day of the month in which the Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.
ASSUMED FINAL
DISTRIBUTION                                     ASSUMED FINAL
  DATE..............          CLASS            DISTRIBUTION DATE
                            ---------          ------------------
                            Class A-1           August 17, 2006
                            Class A-2            July 17, 2008
                            Class A-3          September 17, 2010
                            Class A-4            April 17, 2013
                             Class B             July 17, 2013
                             Class C            August 17, 2013
                             Class D            October 17, 2013
                             Class E            October 17, 2013

                     The "Assumed Final Distribution Date" with respect to any Class of Certificates is the Distribution Date on which the final payment of principal would occur for such Class of Certificates assuming (i) a 0% CPR (as defined herein under "Prepayment and Yield Considerations--Weighted Average Life of Offered Certificates"); (ii) each ARD Loan pays in full on its respective Anticipated Repayment Date; and (iii) the Mortgage Loan Assumptions (as defined herein under "Prepayment and Yield Considerations--Weighted Average Life of Offered Certificates"). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. See "Prepayment and Yield Considerations" herein.

RATED FINAL
  DISTRIBUTION
  DATE.............. January 17, 2032.

COLLECTION PERIOD... With respect to a Distribution Date, the period beginning on the day after the expiration of the preceding Collection Period (generally the 12th day of the month preceding such Distribution Date), and ending at the close of business on the 11th day of the month in which such Distribution Date occurs (or, if such day is not a Business Day, the following Business Day). The first Collection Period begins the day after the Cut-off Date.

DUE DATE............ Except with respect to the Mortgage Loans secured by the
                     Accor Credit Tenant Lease Property, the Dairy Mart Credit Tenant Lease Properties and the Dictaphone Credit Tenant Lease Property (each as defined under "Description of the Mortgage Pool--Credit Tenant Loans" in this Prospectus Supplement), each of which has a Due Date on the 1st day of the month, the Due Date is the 11th day of the month (or if such 1st day or 11th day is not a business day, either the following business day or the first preceding business day).

                          OVERVIEW OF THE CERTIFICATES

THE OFFERED
  CERTIFICATES--
  CERTIFICATE
  BALANCES AND
  PASS-THROUGH
  RATES............. The Depositor is offering the following eight classes
                     (each, a "Class") of Commercial Mortgage Asset Trust ("CMAT") Commercial Mortgage Pass- Through Certificates (collectively, the "Offered Certificates") to you as part of Series 1999-C1. Each Class of Offered Certificates will have the approximate aggregate initial Certificate Balance as set forth below, subject to an aggregate variance of plus or minus 5%, and will accrue interest at an annual rate (the "Pass-Through Rate") as set forth below:

                                     APPROXIMATE INITIAL    PASS-THROUGH
                     CLASS           CERTIFICATE BALANCE        RATE
                     -------------   -------------------    ------------
                     Class A-1....       $350,000,000          6.250%
                     Class A-2....       $100,000,000          6.585%
                     Class A-3....       $800,000,000          6.640%
                     Class A-4....       $448,115,000           (1)
                     Class B......       $106,875,000           (2)
                     Class C......       $130,624,000           (3)
                     Class D......       $136,562,000           (4)
                     Class E......       $ 35,625,000           (5)

                     ------------
                     (1) The Pass-Through Rate for the Class A-4 Certificates
                         will be equal to 6.975%; provided, however, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

                     (2) The Pass-Through Rate for the Class B Certificates will be equal to 7.230%; provided, however, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

                     (3) The Pass-Through Rate for the Class C Certificates will be equal to 7.350%; provided, however, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

                     (4) The Pass-Through Rate for the Class D Certificates will be equal to 7.350%; provided, however, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

                     (5) The Pass-Through Rate for the Class E Certificates will be equal to 7.350%; provided, however, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Pass-Through Rate for the related Distribution Date.

THE PRIVATE
  CERTIFICATES--
  CERTIFICATE
  BALANCES AND
  PASS-THROUGH
  RATES............. In addition to the Offered Certificates, the Commercial
                     Mortgage Pass-Through Certificates Series 1999-C1 will also include the following 11 Classes of Certificates (collectively, the "Private Certificates" and, together with the Offered Certificates, the "Certificates"). None of the Private Certificates is being offered to you by this Prospectus Supplement. The Private Certificates will have the approximate aggregate initial Certificate Balance or Notional Amount set forth below, subject to a variance of plus or minus 5%, and will accrue interest at the Pass-Through Rates as set forth below.

                                        APPROXIMATE INITIAL
                                        CERTIFICATE BALANCE
                     CLASS              OR NOTIONAL AMOUNT     PASS-THROUGH RATE
                     ----------------   -------------------    -----------------
                     Class X.........     $2,374,987,404(1)         1.159%(2)
                     Class F.........     $   53,437,000            6.250%
                     Class G.........     $   59,375,000            6.250%
                     Class H.........     $   23,750,000            6.250%
                     Class J.........     $   29,687,000            6.250%
                     Class K.........     $   41,562,000            6.250%
                     Class L.........     $   17,813,000            6.250%
                     Class M-1.......     $   41,561,404            6.250%
                     Class M-2.......     $        1,000            6.250%
                     Class R.........          (3)                    (3)
                     Class LR........          (3)                    (3)

                     (1) The notional amount ("Notional Amount") of the Class X
                         Certificates will equal the sum of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and Class M-2 Certificates (collectively, the "Sequential Certificates") outstanding from time to time.

                     (2) The Pass-Through Rate for the Class X Certificates is
                         the rate for the Distribution Date occurring in April 1999. The Pass-Through Rate for such Class for each subsequent Distribution Date will be determined pursuant to a formula described under "Description of the Offered Certificates--Distributions," and will generally equal the excess, if any, of the weighted average of the interest rates on the Mortgage Loans (net of the rates applicable to the calculations of certain fees and other amounts as described in this Prospectus Supplement) over the weighted average of the Pass-Through Rates of the Sequential Certificates.

                     (3) The Class R and Class LR Certificates will not have a
                         Certificate Balance, a Notional Amount or a
                         Pass-Through Rate.

DENOMINATIONS....... The Offered Certificates will be issuable in book-entry form, in minimum denominations of $10,000 initial Certificate Balance and integral multiples of $1 in excess thereof.
CLEARANCE AND
  SETTLEMENT........ You will hold your Certificates through either The
                     Depository Trust Company ("DTC") (in the United States) or Cedel Bank, Societe Anonyme ("Cedel") or The Euroclear System ("Euroclear") (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. The Depositor or the Trustee, with the consent of the Underwriters, may elect to terminate the book-entry system through DTC with respect to all or any portion of any Class of the Offered Certificates.

                     See "Description of the Offered Certificates--Delivery, Form and Denomination," "--Book-Entry Registration" and "--Definitive Certificates" in this Prospectus Supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.
OPTIONAL
  TERMINATION....... Certain specified persons may terminate the Trust Fund when less than 1% of the Initial Pool Balance is outstanding. See "The Pooling and Servicing Agreement--Optional Termination" in this Prospectus Supplement.
FEDERAL TAX
  STATUS............ The Trustee will elect to treat designated portions of the
                     Trust Fund, exclusive of the Excess Interest (as defined in this Prospectus Supplement), as two separate "real estate mortgage investment conduits" (each, a "REMIC"). The REMICs are referred to as the "Lower-Tier REMIC," which holds the Mortgage Loans and any REO Properties, and the "Upper-Tier REMIC," which holds interests in the Lower-Tier REMIC. The Offered Certificates will represent (i) "regular interests" in the Upper-Tier REMIC and (ii) a right (other than in the case of the Class A-1 Certificates) to receive distributions of Excess Interest. The Class R Certificates will be the residual interest in the Upper-Tier REMIC, and the Class LR Certificates will be the residual interest in the Lower-Tier REMIC. The Offered Certificates will be treated as newly originated debt instruments for federal income tax purposes to the extent of their interest in the related regular interests. You will be required to report income on the Offered Certificates in accordance with the accrual method of accounting even if you are otherwise on the cash method. It is anticipated that the Class D and Class E Certificates will, and the Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C Certificates will not, be issued with original issue discount for federal income tax purposes.
                     For a further discussion of tax issues and consequences as they relate to the Offered Certificates, see "Certain Federal Income Tax Consequences" in this Prospectus Supplement and "Federal Income Tax Consequences--REMIC Certificates" in the Prospectus.
                     Although not entirely free from doubt, it is anticipated that any Prepayment Premiums allocable to your Offered Certificates will be ordinary income to you, as a Certificateholder, as such amounts accrue to the Trust Fund. See "Description of the Offered Certificates--Distributions" in this Prospectus Supplement.

ERISA............... Subject to important considerations described under
                     "Certain ERISA Considerations" in this Prospectus Supplement, if you are the fiduciary of any retirement plan or other employee benefit plan or arrangement subject to ERISA or Section 4975 of the Code, generally you can buy the following Classes of Offered Certificates:

                     o Class A-1

                     o Class A-2

                     o Class A-3

                     o Class A-4

                     However, transfers of the Offered Certificates to any such plan or arrangement are subject to the restrictions described in this Prospectus Supplement under "Certain ERISA Considerations." A fiduciary of any retirement plan or other employee benefit plan or arrangement should review carefully with its legal advisors whether the purchase or holding of any Class of Offered Certificates could give rise to a transaction that is not permitted under applicable law or whether there exists any statutory or administrative exemption applicable to an investment. This Prospectus Supplement describes several exemptions that may be available, including the prohibited transaction exemption granted by the United States Department of Labor to Goldman Sachs, Lehman, DLJ and NSI described in this Prospectus Supplement under "Certain ERISA

                     Considerations." If you use insurance company general account funds to purchase Offered Certificates, you should consider the availability of Section III of Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995) issued by the U.S. Department of Labor. See "Certain ERISA Considerations" and "Description of the Offered Certificates--Transfers and Exchanges; Transfer Restrictions" in this Prospectus Supplement and "ERISA Considerations" in the Prospectus.

SMMEA............... The following Classes of Offered Certificates will constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), for so long as such Certificates continue to be rated "Aa3/AA-" or higher:

                     o Class A-1

                     o Class A-2

                     o Class A-3

                     o Class A-4

                     o Class B

                     See "Legal Investment" in this Prospectus Supplement.

REPORTS TO
CERTIFICATEHOLDERS... On each Distribution Date, the following reports will be available to you from the Trustee upon request:

                     o Distribution Date Statement

                     o Comparative Financial Status Report

                     o Delinquent Loan Status Report

                     o Historical Loan Modification Report

                     o Historical Loss Estimate Report

                     o REO Status Report

                     o Watch List

                     o Loan Payoff Notification Report

                     o Premium Loan Report

                     The Distribution Date Statement is described in this Prospectus Supplement under "The Pooling and Servicing Agreement--Reports to Certificateholders; Available Information--Trustee Reports." The other reports listed above are more fully described in this Prospectus Supplement under "The Pooling and Servicing Agreement--Reports to Certificateholders; Available Information--Servicer Reports." Forms of the reports listed above are included as Annexes F and G to this Prospectus Supplement.

                     A copy of the Pooling and Servicing Agreement will be filed under Form 8-K ("Form 8-K") with the SEC within 15 days after the initial issuance of the Offered Certificates. Such Form 8-K is available to you from the SEC. In addition, in the event Mortgage Loans are removed from the Trust Fund prior to the Closing Date, such information will be contained in the Form 8-K.

                     You may review a loan-by-loan listing electronically in the form of the standard CSSA loan file and CSSA property file or may request from the Trustee a written copy of such report. The form of the standard CSSA loan and property file is attached as an exhibit to the Pooling and Servicing Agreement.

                     Upon reasonable prior notice, you will also be permitted to review at the Trustee's offices during normal business hours a variety of information concerning each Mortgaged Property, including, to the extent available, operating statements, rent rolls, retail sales information and inspection reports, as well as all modifications, waivers and amendments of the terms of any of the Mortgage Loans. See "The Pooling and Servicing Agreement--Reports to Certificateholders; Available Information--Other
                     Information" in this Prospectus Supplement.

DEAL INFORMATION/
ANALYTICS.........   Certain information concerning the Mortgage Loans and
                     the Offered Certificates will be available following the Closing Date from the following services:

                     o Bloomberg, L.P.

                     o the Trustee's website at www.lnbabs.com

                     o the Servicer's website at www.firstunion.com

RATINGS...........   It is a condition to the issuance of the Offered
                     Certificates that they be rated as follows:

                                              RATINGS
                     CLASS                 (MOODY'S/S&P)
                     ----------------     ---------------
                     A-1.............         Aaa/AAA
                     A-2.............         Aaa/AAA
                     A-3.............         Aaa/AAA
                     A-4.............         Aaa/AAA
                     B...............         Aa2/AA
                     C...............          A2/A
                     D...............        Baa2/BBB
                     E...............        Baa3/BBB-

                     The Rating Agencies' ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums or Excess Interest. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" and "Description of the Offered Certificates-- Distributions" in this Prospectus Supplement.

                     For a description of the limitations of the ratings of the Offered Certificates, see "Rating" in this Prospectus Supplement.

                     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the value and marketability of the affected Class of Certificates. See "Risk Factors and Other Special Considerations" and "Rating" in this Prospectus Supplement and "Yield Considerations" in the Prospectus.


                      THE CERTIFICATES: STRUCTURAL SUMMARY

DISTRIBUTIONS

A. GENERAL........   Distributions of interest and principal will be made to the holders of the various Classes of Certificates entitled thereto, sequentially based upon their relative seniority as generally depicted in the chart under "Subordination" below. See "Description of the Offered Certificates--
                     Distributions--Payment Priorities" in this Prospectus
                     Supplement.

B. DISTRIBUTIONS
   OF INTEREST....   Each Class of Certificates (other than the Class R and
                     Class LR Certificates) will bear interest. In the case of each such Class, such interest will accrue during each such Interest Accrual Period based upon:

                     o the Pass-Through Rate for such Class for the related
                       Distribution Date;

                     o the Certificate Balance or Notional Amount, as the case
                       may be, of such Class as of the commencement of such Interest Accrual Period (reductions in a Certificate Balance that occur on any Distribution Date are deemed to occur as of the first day of such Interest Accrual Period for purposes of the accrual of interest); and

                     o the assumption that each year consists of twelve 30-day
                       months.

                     On each Distribution Date, subject to available funds and the payment priorities described in this Prospectus Supplement, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued in respect of your Class of Offered Certificates through the end of the related Interest Accrual Period.

                     See "Description of the Offered Certificates-- Distributions--Default Interest," "--Distributions--Excess
                     Interest," "--Distributions--Payment Priorities" and "--Realized Losses" in this Prospectus Supplement.

C. DISTRIBUTIONS
   OF PRINCIPAL...   In general, subject to available funds and the payment
                     priorities described in this Prospectus Supplement, the Holders of each of the Class A-1, Class A-2, Class A-3,
                     Class A-4, Class B, Class C, Class D, Class E, Class F,
                     Class G, Class H, Class J, Class K, Class L, Class M-1 and
                     Class M-2 Certificates (collectively, the "Sequential
                     Certificates") will be entitled to receive an aggregate amount of principal over time equal to the related
                     Certificate Balance. However, the Pooling and Servicing
                     Agreement will require the Trustee to make such distributions of principal in a specified sequential order such that:

                     o No distributions of principal will be made to the Holders of any Class of Private Certificates until the Certificate Balance of each Class of Offered
                       Certificates is reduced to zero.

                     o No distributions of principal will be made to the Holders of the Class B, Class C, Class D or Class E Certificates until, in the case of each such Class, the Certificate Balance of each more senior Class of Offered Certificates is reduced to zero.

                     o No distributions of principal will be made to the Holders of the Class A-2, Class A-3 or Class A-4 Certificates until either:

                        (i) the Certificate Balance of the Class A-1
                            Certificates is reduced to zero and, in the case of the Class A-3 Certificates, the Certificate Balance of the Class A-2 Certificates is reduced to zero and, in the case of the Class A-4 Certificates, the Certificate Balance of the Class A-2 and the Class A-3 Certificates is reduced to zero; or

                       (ii) because of losses on the Mortgage Loans and/or
                            certain default-related or other unanticipated expenses of the Trust, the Certificate Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and Class M-2 Certificates (collectively, the "Subordinate Sequential Certificates") have been reduced to zero (in which case, any distributions of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be made on a pro rata basis).

                     In general, unless and until the Certificate Balances of the Classes of the Subordinate Sequential Certificates have been reduced to zero because of losses on the Mortgage Loans and/or certain default-related or other unanticipated expenses of the Trust Fund, all payments (or advances in lieu thereof) and other collections of principal received in respect of the Mortgage Loans will be applied to make distributions of principal:

                     o on the Class A-1 Certificates prior to being applied to
                       making any distributions of principal on the Class A-2 Certificates, the Class A-3 Certificates or the Class A-4 Certificates;

                     o on the Class A-2 Certificates prior to being applied to
                       making any distribution of principal on the Class A-3 Certificates or the Class A-4 Certificates; and

                     o on the Class A-3 Certificates prior to being applied to
                       making any distribution of principal on the Class A-4 Certificates.

                     The aggregate distributions of principal to be made on the respective Classes of Sequential Certificates on any Distribution Date will be a function of:

                     o the amounts of all scheduled payments of principal due
                       (or, with respect to any delinquent Balloon Payment, the Assumed Scheduled Payment deemed due) on the Mortgage Loans during the related Collection Period that are either received as of such Collection Period or advanced by the Servicer, and
                     o the amounts of any prepayments and other unscheduled
                       collections of previously unadvanced principal in respect of the Mortgage Loans that are received during the related Collection Period.

                     See "Description of the Offered Certificates--
                     Distributions--Payment Priorities" in this Prospectus
                     Supplement.
D. DISTRIBUTIONS
   OF EXCESS
   INTEREST.......   Any interest collected on an ARD Loan after its Anticipated
                     Repayment Date in excess of interest at the Mortgage Rate
                     for such loan will be distributed to the Holders of the
                     Classes of Sequential Certificates (other than the
                     Class A-1 Certificates) pro rata in accordance with the
                     initial Certificate Balances of such Classes. Pursuant to
                     the terms of each ARD Loan, interest in excess of interest at the Mortgage Rate for each such loan is not collected
                     until all other amounts due under such ARD Loan have been
                     paid in full. See "Description of the Offered
                     Certificates--Distributions--Excess Interest" in this
                     Prospectus Supplement.
E. DISTRIBUTIONS
   OF PREPAYMENT
   PREMIUMS.......   Any prepayment premium and/or yield maintenance charge
                     (including, in the case of any Premium Loan, the unamortized portion of the premium as described under "Description of the Mortgage Pool--Premium Loans" in this Prospectus Supplement net of any portion of a prepayment premium received on a Specially Serviced Mortgage Loan that is paid to the Special Servicer as part of the Work Out
                     Fee, as described under "The Pooling and Servicing
                     Agreement--Special Servicing") collected in respect of a Mortgage Loan will be distributed, in the amounts and priorities described in this Prospectus Supplement, to the Holders of one or more of the Class X, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates. The holders of any of the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates will not be entitled to receive any prepayment premiums after the Certificate Balance of such Class has been reduced to zero. Any prepayment premiums remaining following the distributions described above shall be distributed to holders of the Private Certificates in accordance with the Pooling and Servicing Agreement. See
                     "Description of the Offered Certificates--Distributions--
                     Prepayment Premiums" in this Prospectus Supplement.
                     However, because all of the Mortgage Loans are locked out from prepayment, it is unlikely that any prepayment premiums or yield maintenance charges will be received by the Trust Fund.

SUBORDINATION

A. GENERAL........   The chart below describes the general manner in which the
                     rights of various Classes of Certificates will be senior to the rights of other Classes of Certificates. The priority of entitlement of the various Classes of Certificates to receive principal and interest on any Distribution Date is depicted in descending order. The manner in which Mortgage
                     Loan losses are allocated to the various Classes of Certificates is depicted in ascending order.

                     NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF THE OFFERED CERTIFICATES.

                     See "Description of the Offered Certificates" in this Prospectus Supplement.

                                 ________________________________

                                 Class A-1, Class A-2, Class A-3,
                                       Class A-4 and Class X
                                 ________________________________
                                                 |
                                                 |
                                 ________________|_______________

                                              Class B
                                 ________________________________
                                                 |
                                                 |
                                 ________________|_______________

                                              Class C
                                 ________________________________
                                                 |
                                                 |
                                 ________________|_______________

                                              Class D
                                 ________________________________
                                                 |
                                                 |
                                 ________________|_______________

                                              Class E
                                 ________________________________
                                                 |
                                                 |
                                 ________________|_______________

                                        Certain Classes of
                                       Private Certificates
                                 ________________________________

B. SHORTFALLS IN
   AVAILABLE
   FUNDS..........   The following types of shortfalls in available funds will
                     be allocated in the same fashion as Mortgage Loan losses:

                     (i) shortfalls resulting from special servicing compensation;

                     (ii) shortfalls resulting from interest on P&I Advances made by the Servicer, the Trustee or the Fiscal Agent (to the extent not covered by default interest paid by a borrower);

                     (iii) shortfalls resulting from extraordinary expenses of
                           the Trust Fund;

                     (iv) shortfalls resulting from a reduction of a Mortgage Loan's interest rate by a bankruptcy court;

                     (v) shortfalls resulting from other unanticipated or default-related expenses of the Trust Fund incurred with respect to the Mortgage Loans; or

                     (vi) shortfalls in Mortgage Loan interest as a result of the timing of prepayments on Mortgage Loans (net of, in the case of non-Specially Serviced Mortgaged Loans that permit prepayments to be made only on a

                           Due Date, the Servicer's servicing fee payable on the related Distribution Date and certain other items allocable to cover such shortfalls).

                     See "Description of the Offered Certificates-- Distributions--Payment Priorities" in this Prospectus Supplement.

P&I ADVANCES......   In general, the Servicer is required to make advances (each such amount, a "P&I Advance") for delinquent Monthly
                     Payments (and Assumed Scheduled Payments in the case of defaulted Balloon Loans) on the Mortgage Loans. If the
                     Servicer fails to make such advance, the Trustee will be required to make the advance. If both the Servicer and the Trustee fail to make the advance, the Fiscal Agent will be required to make the advance. In each case, the applicable entity will be required to make a P&I Advance only if it determines that such advance will be recoverable from the proceeds of the related Mortgage Loan. With respect to the CMAT Pari Passu Notes (as described below under
                     "Description of the Mortgage Pool--CMAT Pari Passu Notes"), the Servicer will only be required to advance delinquent
                     Monthly Payments due on the Notes included in the Trust
                     Fund.

                     See "The Pooling and Servicing Agreement--Advances" in this Prospectus Supplement.

APPRAISAL
  REDUCTIONS......   Certain adverse events affecting a Mortgage Loan, called
                     "Appraisal Reduction Events," will require the Special
                     Servicer to obtain a new appraisal on the related Mortgaged
                     Property. Based on the new appraised value, it may be necessary to calculate an "Appraisal Reduction Amount." The amount otherwise required to be advanced in respect of a Mortgage Loan that has been subject to an Appraisal
                     Reduction Event will be reduced in the same proportion that the Appraisal Reduction Amount bears to the principal balance of such Mortgage Loan. Due to the payment priorities, this will reduce the funds available to pay interest on the most subordinate Class or Classes then outstanding. See "Description of the Offered
                     Certificates--Appraisal Reductions" in this Prospectus
                     Supplement.

                    THE MORTGAGE LOANS: COLLATERAL OVERVIEW

THE MORTGAGE
  POOL............   For a more complete description of the Mortgage Loans and
                     the Notes, see the following sections in this Prospectus
                     Supplement:

                     o Description of the Mortgage Pool;

                     o Annex A (Characteristics of the Notes);

                     o Annex B (Characteristics of the Mortgaged Properties);
                       and

                     o Annex C (Characteristics of the Premium Loans).

A. GENERAL CHAR-
   ACTERISTICS(1)..  Initial Pool Balance(2)..................... $2,374,987,404
                     Number of Mortgage Loans....................      230
                     % of Initial Pool Balance Represented by
                       Largest Mortgage Loan.....................     6.6%
                     Number of Mortgaged Properties..............      268
                     Number of Notes(3)..........................      234
                     Average Cut-off Date Principal Balance......  $10,326,032
                     Weighted Average Mortgage Rate..............    7.701%
                     Weighted Average Remaining Term to the
                       Earlier of Maturity or Anticipated
                       Repayment Date............................   150 mos.

                     Number of ARD Notes and % of Initial Pool
                       Balance Represented by ARD Notes(4).......    209/82.3%
                     Number of Fully Amortizing Notes (other than
                       ARD Notes) and % of Initial Pool Balance
                       Represented by Fully Amortizing Notes
                       (other than ARD Notes)....................     7/1.6%
                     Number of Balloon Notes and % of Initial
                       Pool Balance Represented by Balloon
                       Notes.....................................    18/16.1%
                     Number of Premium Loans and % of Initial
                       Pool Balance Represented by Premium
                       Loans.....................................    52/38.9%
                     Number of Credit Tenant Loans and % of
                       Initial Pool Balance Represented by Credit
                       Tenant Loans..............................     17/5.2%
                     Number of CMAT Pari Passu Notes and % of
                       Initial Pool Balance Represented by CMAT
                       Pari Passu Notes..........................    14/22.4%
                     Number of Lead Lender CMAT Pari Passu
                       Notes(5) and % of Initial Pool Balance
                       Represented by Lead Lender CMAT Pari Passu
                       Notes.....................................     6/2.9%
                     Number of Co-Lender CMAT Pari Passu Notes(6)
                       and % of Initial Pool Balance Represented
                       by Co-Lender CMAT Pari Passu Notes........     8/19.5%
                     Weighted Average Original Premium of all
                       Mortgage Loans............................      3.3%
                     Weighted Average DSCR(7)(8).................      1.49
                     Weighted Average LTV as of Cut-off
                       Date(8)...................................      68.1%
                     Weighted Average PTV as of Cut-off
                       Date(8)(9)................................      70.4%
                     Weighted Average Anticipated Repayment Date
                       LTV/PTV(8)................................      55.4%

                     ------------
                     (1) Unless otherwise indicated, based on the Cut-off Date
                         Principal Balance of the related Mortgage Loan or Loans.

                     (2) Subject to a permitted variance of plus or minus 5%.

                     (3) Includes CMAT Pari Passu Notes (as defined below under
                         "--Total Pari Passu Loans") and Special Notes (as defined in this Prospectus Supplement under "Description of the Mortgage Pool--Special Notes").

                     (4) An "ARD Note" is a Note evidencing an ARD Loan that

                         substantially amortizes by its stated maturity date (the "Maturity Date"), but provides for an "Anticipated Repayment Date" following which, if the borrower does not prepay the Mortgage Loan in full on or prior to such date, the interest rate that accrues on such ARD Loan will increase and the borrower will be required to deposit excess cash flow from the Mortgaged Property into a lock box account controlled by the Servicer and apply such cash flow to pay principal on the ARD Loan. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Excess Interest" and "The Pooling and Servicing Agreement-- Modifications" in this Prospectus Supplement.

                     (5) "Lead Lender CMAT Pari Passu Notes" are CMAT Pari Passu
                         Notes with respect to which the Trustee will act as lead lender under the terms of the co-lender agreement for the related Total Pari Passu Loan.

                     (6) "Co-Lender CMAT Pari Passu Notes" are CMAT Pari Passu
                         Notes with respect to which the trustee of the related CCA-CMBS Transaction will act as lead lender under the terms of the co-lender agreement for the related Total Pari Passu Loan.

                     (7) Debt Service Coverage Ratio ("DSCR") for any Mortgage
                         Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the Annual Debt Service for such Mortgaged Property (as such terms are defined under "Description of the Mortgage Pool--Additional Mortgage Loan Information").

                     (8) Credit Tenant Loans are excluded from calculation.

                     (9) Proceeds-to-value ratio ("PTV") for any Mortgage Loan, as of any date of determination, is equal to the total amount of such Mortgage Loan as of such date of determination, plus any then-remaining unamortized Premium, if any, as of the Cut-off Date, divided by the Appraised Value of the related Mortgaged Property. See "Description of the Mortgage Pool--Premium Loans" in this Prospectus Supplement.

B. RESERVES.......   Capital Replacement and Furniture, Fixture and Equipment
                     ("FF&E") Reserves. A licensed engineer inspected each Mortgaged Property (other than the Credit Tenant
                     Properties) and such engineer estimated the annual amount that will be required to maintain such Mortgaged Property on an ongoing basis. Based on the engineer's estimate, the Originators deducted from Underwritten NOI an amount equal to or greater than the amount suggested by the engineer. In addition, to cover such costs, the Originators generally required the related borrower to fund capital replacement or FF&E reserves on a monthly basis. Such reserves can be drawn on by the respective borrowers to reimburse themselves for the cost of such maintenance.

                     Deferred Maintenance Reserves. An engineer also estimated the amount required to correct any deferred maintenance for each Mortgaged Property (other than Credit Tenant Properties). The Originator generally required the related borrower to post reserves of 100% to 125% of the engineer's recommended amount if the work was not completed prior to the closing of the Mortgage Loan unless the engineer's recommended amount was considered insignificant by the Originator.

                     Tenant Improvement and Leasing Commission Reserves. The Originator required reserves for tenant improvement and leasing commissions on 59.1% of the Retail Properties (excluding Credit Tenant Properties), 66.7% of the Office Properties (excluding Credit Tenant Properties) and 75.9% of the Industrial Properties (excluding Credit Tenant Properties) (each by Cut-off Date Principal Balance). Such reserves were either reserved at closing, required on an ongoing basis or are required at some point in the future to help mitigate a significant tenant rollover concentration. The reserves are in the form of cash or letters of credit from investment grade entities.

                     Real Estate Tax Reserves. Approximately 98.7% of the Mortgage Loans (excluding Credit Tenant Loans), by Cut-off Date Principal Balance, require reserves for real estate taxes.

                     Insurance Reserves. Approximately 98.7% of the Mortgage Loans (excluding Credit Tenant Leases), by Cut-off Date Principal Balance, require reserves for insurance.

                     Seasonality Reserves. Certain of the Mortgage Loans secured by hotels have seasonality reserves which serve to capture revenues during peak periods of occupancy, which revenues will be available to pay debt service during slower periods.

C. LOCK BOXES.....   70.5% of the Mortgage Loans (by Cut-off Date Principal
                     Balance) have hard lock boxes. 9.0% of the Mortgage Loans
                     (by Cut-off Date Principal Balance) have soft lock boxes.
                     A hard lock box is one under which the tenants at a Mortgaged Property deposit rents directly into an account controlled by the lender. The hard lock boxes in place with respect to certain Mortgage Loans specify that amounts deposited therein are remitted to the related borrowers on a daily basis until certain trigger events have occurred.
                     Such trigger events include, generally, among other things, that an event of default under the related Mortgage Loan has occurred or a certain percentage of rents has not been remitted to the hard lock box by the tenants of the related
                     Mortgaged Property. The operation of such trigger events may result in amounts being remitted to borrowers during a Collection Period preceding the occurrence or discovery of a trigger event that would not have been remitted had daily remittances to the borrower not been permitted. The occurrence of the Anticipated Repayment Date, if any, under the ARD Loans is a trigger event with respect to the related hard lock boxes, after which the related borrowers will not be entitled to daily remittances therefrom. A soft lock box is one under which the borrower or property manager at a Mortgaged Property receives rents from tenants and then deposits such rents into an account controlled by the lender. See "The Pooling and Servicing
                     Agreement--Accounts--Lock Box Accounts" in this Prospectus
                     Supplement.

D. INFORMATION
   CONCERNING THE
   TABLES BELOW...   o All percentages of Initial Pool Balance are based upon
                       the Cut-off Date Principal Balances of the related Mortgage Loans or, with respect to Mortgage Loans secured by more than one Mortgaged Property (each, a "Pool Loan"), the Allocated Loan Amount of the related Mortgaged Property.

                     o All weighted average information regarding the Mortgage
                       Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Pool Loans, Allocated Loan Amounts.

                     o The "Cut-off Date Principal Balance" of each Mortgage
                       Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

                     o All numerical information provided in this Prospectus
                       Supplement with respect to the Mortgage Loans is provided on an approximate basis.

                     o Certain statistical information set forth in this
                       Prospectus Supplement may change prior to the date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date.

                     o The 17 Credit Tenant Loans (as defined in this Prospectus
                       Supplement under "Description of the Mortgage Pool-- Credit Tenant Loans") were excluded from the calculation of Weighted Average DSCR.

                     o The Credit Tenant Loans were excluded from the
                       aggregation of LTV and PTV in the LTV Ratio Table and the PTV Ratio Table, but are instead included in a separate row on such tables.

                     o The DSCR for any Dual Amortization Loan which is included in the "Debt Service Coverage Ratios" table below is based on the longer amortization term for such Dual Amortization Loan. See "Risk Factors and Other Special Considerations--Risks Related to the Certificates--Risks Associated with Dual Amortization Loans" in this Prospectus Supplement.

                     See "Description of the Mortgage Pool--Changes in Mortgage Pool Characteristics" in this Prospectus Supplement.

E. CUT-OFF DATE                                                     NUMBER OF
   PRINCIPAL           RANGE OF CUT-OFF DATE      % OF INITIAL       MORTGAGE
   BALANCES.......       PRINCIPAL BALANCES       POOL BALANCE        LOANS
                     -------------------------    ------------     ------------
                     Less than $2,500,000......        4.4%              67
                     $2,500,000-4,999,999......       11.3%              73
                     $5,000,000-7,499,999......        8.1%              30
                     $7,500,000-9,999,999......        3.2%               9
                     $10,000,000-19,999,999....       12.4%              23
                     $20,000,000-29,999,999....        9.4%               9
                     $30,000,000-39,999,999....       11.6%               8
                     $40,000,000-59,999,999....        7.7%               4
                     $60,000,000-79,999,999....        6.2%               2
                     $80,000,000-99,999,999....        7.9%               2
                     $100,000,000-156,000,000..       17.7%               3

F. SIGNIFICANT                                                      NUMBER OF
   STATE                                          % OF INITIAL      MORTGAGED
   CONCENTRATION..            STATE               POOL BALANCE      PROPERTIES
                     -------------------------    ------------     ------------
                     California...............        19.2%              36
                     Michigan.................        11.3%              26
                     New York.................         8.1%              11
                     Virginia.................         7.7%              20
                     Illinois.................         6.4%              16
                     Ohio.....................         5.1%              15

G. DEBT SERVICE
   COVERAGE RATIOS                                                  NUMBER OF
   (AS OF THE                                     % OF INITIAL      MORTGAGE
   CUT-OFF DATE)..           DSCR(1)              POOL BALANCE        LOANS
                     -------------------------    ------------     ------------
                     1.000-1.099..............         0.2%               1
                     1.100-1.199..............         7.6%              12
                     1.200-1.299..............        29.4%              56
                     1.300-1.399..............        18.6%              45
                     1.400-1.499..............         7.6%              36
                     1.500-1.599..............         6.4%              18
                     1.600-1.699..............         3.4%              14
                     1.700-1.799..............        10.4%              14
                     1.800-1.899..............         1.0%               5
                     1.900-1.999..............         7.1%               5
                     2.000-2.099..............         0.2%               2
                     Greater than 2.100.......         3.2%               5
                     CTLs.....................         5.2%              17

                     ------------------------
                     (1) The DSCR for any Mortgage Loan is equal to the Net Cash
                         Flow from the related Mortgaged Property or Properties divided by the Annual Debt Service for such Mortgage Loan (as such terms are defined in this Prospectus Supplement under "Description of the Mortgage Pool-- Additional Mortgage Loan Information").

H. LOAN-TO-VALUE
   RATIOS (AS OF                                                     NUMBER OF
   THE CUT-OFF         RANGE OF LOAN-TO-VALUE     % OF INITIAL       MORTGAGE
   DATE)..........           RATIOS(1)            POOL BALANCE        LOANS
                     -------------------------    ------------     ------------
                     Less than 40.00%.........          0.3%              2
                     40.00%-49.99%............          2.6%              9
                     50.00%-59.99%............         11.1%             27
                     60.00%-64.99%............         15.8%             32
                     65.00%-69.99%............         28.8%             49
                     70.00%-74.99%............         21.3%             45
                     75.00%-79.99%............         12.1%             42
                     80.00%-89.99%............          1.8%              6
                     90.00%-94.99%............          1.1%              1
                     CTLs.....................          5.2%             17

                     ------------------------
                     (1) The "Loan-to-Value Ratio" for any Mortgage Loan is determined as set forth in "Description of the Mortgage
                         Pool--Additional Mortgage Loan Information" in this Prospectus Supplement.

I. PROCEEDS-TO-VALUE
   RATIOS (AS OF             RANGE OF                               NUMBER OF
   THE CUT-OFF           PROCEEDS-TO-VALUE        % OF INITIAL      MORTGAGE
   DATE)..........           RATIOS(1)            POOL BALANCE        LOANS
                     -------------------------    ------------     ------------
                     Less than 40.00%.........          0.3%              2
                     40.00%-49.99%............          1.0%              8
                     50.00%-59.99%............          8.0%             25
                     60.00%-69.99%............         35.8%             65
                     70.00%-79.99%............         43.0%            105
                     80.00%-90.99%............          6.7%              8
                     CTLs.....................          5.2%             17

                     ------------------------
                     (1) The "Proceeds-to-Value Ratio" for any Mortgage Loan is
                         determined as set forth in "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this Prospectus Supplement.

J. MORTGAGE LOANS                                                   NUMBER OF
   BY PROPERTY                                    % OF INITIAL      MORTGAGED
   TYPE...........     PROPERTY TYPE(1)           POOL BALANCE      PROPERTIES
                     -------------------------    ------------     ------------
                     Retail...................         39.6%             88
                     Office...................         26.1%             60
                     Multifamily..............         14.3%             55
                     Hotel....................          8.0%             33
                     Industrial...............          4.1%             15
                     Factory Outlet Centers...          4.1%              5
                     Health Club..............          2.8%              2
                     Mobile Home..............          0.6%              8
                     Healthcare...............          0.4%              2

                     ------------------------
                     (1) Credit Tenant Loans are included within the appropriate property type.

K. MATURITY DATE
   OR ANTICIPATED
   REPAYMENT DATE                                 % OF INITIAL      NUMBER OF
   BY YEAR........            YEAR(1)             POOL BALANCE        NOTES
                     -------------------------    ------------     ------------
                     2005.....................          6.6%              1
                     2007.....................          0.4%              1
                     2008.....................         17.2%             41
                     2009.....................         15.2%             40
                     2010.....................          3.4%              1
                     2011.....................          0.2%              4
                     2012.....................          4.4%              3
                     2013.....................         44.6%            111
                     2014.....................          2.1%              9
                     2015.....................          0.5%              1
                     2017.....................          0.1%              1
                     2018.....................          4.1%             10
                     2019.....................          0.5%              7
                     2020.....................          0.7%              4

                     ------------------------
                     (1) For any Note, the year shown is the related Maturity
                         Date or, if the Note is an ARD Note, the year in which the related Anticipated Repayment Date occurs.

L. DELINQUENCY
   STATUS AS OF
   THE CUT-OFF
   DATE...........   As of the Cut-off Date there have been no delinquencies of
                     30 days or more with respect to any Mortgage Loans since origination.

SECURITY FOR THE
  MORTGAGE LOANS.... Each Mortgage Loan is secured by one or more first priority mortgages, deeds of trust or other similar security instruments on the borrower's fee or leasehold interest (as set forth below) in the Mortgaged Property.

                                                   % OF INITIAL       NUMBER OF
                                                       POOL           MORTGAGED
                        INTEREST OF BORROWER        BALANCE(1)       PROPERTIES
                     --------------------------    -------------     ----------
                     Fee Simple Estate(2)......         95.6%           257
                     Leasehold Estate(3).......          4.4%            11

                     ------------------------
                     (1) Based on the Cut-off Date Principal Balance of the
                         Mortgage Loan or, for any Pool Loan, the Cut-off Date Allocated Loan Amount of the related Mortgaged Property.

                     (2) For any Mortgaged Property that is subject to a ground lease where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property is categorized as a fee simple estate.

                     (3) Includes any Mortgaged Property where a material
                         portion of such property is subject to a ground lease and the ground lessor is not a party to the Mortgage.

PREMIUM LOANS.....   52 Mortgage Loans, which represent 38.9% of the Initial
                     Pool Balance, are "Premium Loans." Premium Loans are
                     Mortgage Loans under which the related borrower received a premium in the form of proceeds in excess of the principal balance of the Mortgage Loan. In exchange for such premium, the borrower agreed to pay an above market interest rate on the Mortgage Loan. In the event of an involuntary prepayment, the borrower is required to repay the unamortized portion of the premium as an obligation secured by the related mortgage separate from any obligation of the borrower to pay a yield maintenance premium. The unamortized portion of the premium is secured by a first lien on the respective Mortgaged Property. The Pooling and Servicing Agreement will require that amounts collected on a Premium Loan in connection with an event of default under a Mortgage Loan be applied to interest, principal, Default
                     Interest, Prepayment Premium (excluding unamortized
                     Premium), Excess Interest and reimbursement of expenses incurred in collecting any such amounts, before being applied as unamortized Premium. See "Risk Factors and Other
                     Special Considerations--Risks Related to the Mortgage
                     Loans--Risks Relating to Premium Loans," "Description of the Mortgage Pool--Premium Loans" and Annex C in this
                     Prospectus Supplement.

CMAT PARI PASSU
  NOTES...........   13 Mortgage Loans, representing 22.4% of the Initial Pool
                     Balance, each consist of one of two or more pari passu first priority mortgage loans represented by one of two or more notes (each such note owned by the Trust Fund being referred to in this Prospectus Supplement as a "CMAT Pari
                     Passu Note" and each such note not owned by the Trust Fund being referred to in this Prospectus Supplement as an "Other Pari Passu Note"), each originated by NACC/CCA and each secured by a Mortgage on the same Mortgaged Property or Mortgaged Properties. The CMAT Pari Passu Note or Notes and the related Other Pari Passu Note or Notes are referred to herein collectively as the "Total Pari Passu Loan." Each
                     Other Pari Passu Note has been deposited into a separate trust fund created in connection with a commercial mortgage-backed securitization of an affiliate of the Depositor (a "CCA-CMBS Transaction") and the holder of such Other Pari Passu Note is the trustee under such CCA-CMBS
                     Transaction.

                     With respect to each CMAT Pari Passu Note or Notes, the Trustee will be party to a co-lender agreement with the trustee of the applicable CCA-CMBS Transaction. Under the terms of the co-lender agreement with respect to each CMAT Pari Passu Note, the Trustee will be named as either lead lender or co-lender.

                     A table indicating for each CMAT Pari Passu Note whether the Trustee is the lead lender or co-lender is set forth in this Prospectus Supplement under "Description of the Mortgage Pool--Pari Passu Loans."

                     All amounts received in respect of any CMAT Pari Passu Note and the related Other Pari Passu Note will be allocated between such notes pro rata in accordance with the amounts due thereunder. However, a CMAT Pari Passu Note or CMAT Pari Passu Notes and the related Other Pari Passu Note or Other Pari Passu Notes may not amortize on the same schedule. With respect to the Credit Tenant Loans that are represented by CMAT Pari Passu Notes, the CMAT Pari Passu Notes are Balloon Notes which provide for payments of interest only for a fixed period of time following the Cut-off Date and then begin to amortize. The related Other Pari Passu Notes are fully amortizing notes. In the event of the occurrence and continuance of an event of default under any such Credit Tenant Loan, all amounts received in respect thereof that are allocable to principal will be applied pro rata in accordance with the outstanding principal balances of the related notes without regard to the amortization schedules thereof. With respect to Credit Tenant Loans with respect to which the Trustee is the lead lender, the Trustee will have the ability to exercise any rights or powers of the lender under the loan documents, including acceleration thereof and foreclosure on the related Mortgaged Property.

                     The Trustee will be the mortgagee of record with respect to the Total Pari Passu Loans as to which it is lead lender, and the trustee of the applicable CCA-CMBS Transaction of which the Other Pari Passu Note is a part will be the mortgagee of record with respect to the Total Pari Passu Loans as to which the Trustee is the co-lender.

                     The Servicer will make all servicing decisions with respect to the Total Pari Passu Loans as to which the Trustee is the lead lender and the Special Servicer will specially service any such Total Pari Passu Loans in the event that they become Specially Serviced Mortgage Loans. With respect to the Total Pari Passu Loans as to which the Trustee is the co-lender, the servicer and special servicer acting on behalf of the applicable other CCA-CMBS Transaction of which the Other Pari Passu Note is a part will make all servicing decisions (pursuant to an agreement substantially similar to the Pooling and Servicing Agreement) and the Special Servicer will not have the ability to direct any foreclosure or work out of such Pari Passu Loans.

                     The Servicer and the servicers of other CCA-CMBS
                     Transactions will be required to service the Total Pari
                     Passu Loans as to which they are lead lenders for the
                     benefit of the holders of the related CMAT Pari Passu Note
                     (or CMAT Pari Passu Notes) and Other Pari Passu Note (or
                     Other Pari Passu Notes) with a view to maximizing recovery to all such holders.
CREDIT TENANT
  LOANS...........   17 Mortgage Loans, which represent 5.2% of the Initial Pool
                     Balance, are "Credit Tenant Loans." Credit Tenant Loans are
                     Mortgage Loans with respect to which the related Mortgaged
                     Property is subject to a net lease obligation of a tenant, which possesses, or whose parent or affiliate that
                     guarantees the lease obligations possesses, a long-term
                     unsecured debt rating of no less than "B-" (or an
                     equivalent rating) from one or more of the Rating Agencies or "NAIC2" from the National Association of Insurance
                     Commissioners (except for the tenant of the Dairy Mart
                     Credit Tenant Leases, which does not have a long-term
                     unsecured debt rating but has a subordinate debt rating of
                     "B3" by Moody's) and the scheduled monthly payments under
                     such lease are sufficient to pay in full and on a timely
                     basis all scheduled payments (other than Balloon Payments)
                     under the related Mortgage Loan. With respect to the Credit
                     Tenant Loans that require a payment of principal on the
                     Maturity Date in excess of its constant Monthly Payment
                     (the "Balloon Loans"), the related borrowers have obtained residual value insurance policies that require the insurer, in certain circumstances, to pay an amount not in excess of the insured value of the related Mortgaged Property (equal to the amount of the Balloon Payment on the related Credit
                     Tenant Loan). See "Risk Factors and Other Special
                     Considerations--Risks Related to the Mortgage Loans--Credit
                     Tenant Loans Have Special Risks," "--Reliance on Credit
                     Quality of Credit Tenants and Guarantors Have Special
                     Risks," "--Reliance on Residual Value Insurance Policies
                     Has Special Risks" and "Description of the Mortgage
                     Pool--Credit Tenant Loans" in this Prospectus Supplement.
DUAL AMORTIZATION
  LOANS...........   16 Mortgage Loans, which represent 2.8% of the Initial Pool
                     Balance, are "Dual Amortization Loans." Dual Amortization
                     Loans provide for two amortization schedules, one longer and one shorter. The related borrower must apply all net cash flow from the related Mortgaged Property to pay (to the maximum extent possible) the relatively larger monthly payments required by the shorter amortization schedule.
                     However, the related borrower will not be in default, and the lender may not accelerate the Dual Amortization Loan, unless the borrower fails to make monthly payments in accordance with the longer amortization schedule despite using all such net cash flow. Instead, in the event the borrower fails to make payments consistent with the shorter amortization schedule on any Due Date, all cash flow from the related Mortgaged Property on future Due Dates deposited into the lender controlled lock box in excess of current debt service on the loan is applied to make payments due under the shorter amortization schedule. If the cash flow from the Mortgaged Property is sufficient to return the Mortgage Loan to performance on the shorter schedule and continue on such schedule for three sequential
                     Due Dates, future excess property cash flow is released to the borrower. See "Risk Factors and Other Special
                     Considerations--Risks Related to the Certificates--Risks
                     Associated with Dual Amortization Loans" and "Description of the Mortgage Pool--Dual Amortization Loans" in this Prospectus Supplement.

PAYMENT TERMS.....   All of the Mortgage Loans provide for monthly scheduled
                     payments of principal and interest or, in certain cases, interest only. Each Mortgage Loan accrues interest at the annual rate set forth on Annex A (the "Mortgage Rate"). The
                     Mortgage Rate is fixed for the entire term of each Mortgage
                     Loan (other than the Park LaBrea Loan, which is fixed until March 1, 2000 and then the interest rate is increased for the remaining term of such Mortgage Loan), except as otherwise noted below.

                     Generally, ARD Loans accrue interest at 500 basis points above the Mortgage Rate (200 basis points over the Mortgage Rate in the case of the Park La Brea Loan, the

                     Prime Retail III Loan, the Springfield Mall Loan, the Atlanta Marriott Hotel Loan, the Airport Industrial Loan, the Soho Grand Hotel Loan and the Morgantown Mall and Commons Retail Loan, as described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Excess Interest" herein) beginning on a specified date (that is, the "Anticipated Repayment Date") if such ARD Loans are not paid in full on or before such date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Excess Interest" and "The Pooling and Servicing Agreement--Modifications" in this Prospectus Supplement. The holder of the Class LR Certificate, or if it declines, the holder of 100% of the most subordinate Class of Sequential Certificates (other than the Class M-2 Certificates), has the right, but not the obligation, to purchase the ARD Loans from the Trust Fund on the Anticipated Repayment Date (subject to certain conditions specified in the Pooling and Servicing Agreement). As used in this Prospectus Supplement, the term "Mortgage Rate" does not include the portion of the interest rate of an ARD Loan that is attributable to the rate increase; the excess of interest at such higher rate over interest at the Mortgage Rate (together with interest thereon) is referred to in this Prospectus Supplement as "Excess Interest." Prior to the Anticipated Repayment Date, borrowers under ARD Notes for which a hard lock box is not already in place will be required to enter into a lock box agreement pursuant to which all revenue will be deposited directly into a lock box account controlled by the Servicer. See "--The Mortgage Loans--Collateral Overview-- Lock Boxes" above. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule) (together, the "Monthly Debt Service Payment"), the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property or Properties to pay the following amounts generally in the following order of priority: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund,
                     (ii) payment of Monthly Debt Service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund,
                     (vi) principal on the Mortgage Loan until such principal is paid in full and (vii) Excess Interest.

                     See "Description of the Mortgage Pool--Certain Terms and
                     Conditions of the Mortgage Loans--Excess Interest" and "The
                     Pooling and Servicing Agreement--Modifications" in this
                     Prospectus Supplement.
LOCK-OUT
  CHARACTERISTICS
  OF THE MORTGAGE
  LOANS...........   All of the Mortgage Loans prohibit voluntary prepayment
                     during a period (each, a "Lock-out Period") commencing on the date of origination and ending on the date that is on, or one month to six months prior to, its Anticipated
                     Repayment Date or Maturity Date, as applicable.

                     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "--Property Releases" in this Prospectus Supplement.

                                    OVERVIEW OF LOCK-OUT PERIODS

                     Minimum Remaining Lock-out Period..............  75 months
                     Maximum Remaining Lock-out Period.............. 251 months
                     Weighted Average Remaining Lock-out Period..... 146 months

                     No Mortgage Loan imposes a fee or premium ("Prepayment Premium") for voluntary prepayments made after the expiration of the related Lock-out Period (except for the Premium Loans which generally require the remaining unamortized Premium to be repaid if the loan is repaid prior to the Maturity Date or the

                     Anticipated Repayment Date). However, Prepayment Premiums may be due in connection with certain involuntary prepayments.

                     See "Risk Factors and Other Special Considerations--Risks Related to the Certificates--Risks Related to Prepayments" and "--Risks Related to Yield" in this Prospectus Supplement.

DEFEASANCE........   All of the Mortgage Loans permit the applicable borrower at any time after a specified date, which is generally two years from the Closing Date, to obtain a release of a Mortgaged Property from the lien of the related Mortgage, subject to certain conditions. Those conditions include, among other things, that the borrower pay an amount sufficient to purchase direct, non-callable obligations of the United States of America that will provide payments equal to the scheduled payments due on the Mortgage Loan, or the defeased amount thereof in the case of a partial defeasance.

                     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Property Releases" in this Prospectus Supplement.

                 RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS

     You should consider the following factors in deciding whether to purchase the Offered Certificates. In particular, distribution on your Certificates will depend on payments received on and other recoveries with respect to the Mortgage Loans. Therefore, you should carefully consider the risk factors relating to the Mortgage Loans and the Mortgaged Properties. In addition, you should consider risk factors discussed in the Prospectus under the heading "Risk Factors."

RISKS RELATED TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED. The Mortgage Loans are not insured or guaranteed by any person or entity. Each Mortgage Loan is a nonrecourse loan. Therefore, if a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan and not against any other assets of the borrower or its affiliates. Consequently, payment depends primarily on the sufficiency of the net operating income of the Mortgaged Property and the market value of the property or the borrower's ability to refinance such property.

     98.9% of the Mortgage Loans were originated within 18 months prior to the Cut-off Date. No loan was originated more than 21 months prior to the Cut-off Date. Consequently, the majority of the Mortgage Loans do not have a long payment history.

     RISKS ASSOCIATED WITH COMMERCIAL AND MULTIFAMILY LENDING
GENERALLY. Commercial and multifamily lending is generally thought to expose a lender to a greater risk of loss than one-to-four-family residential lending because commercial and multifamily lending involves larger loans to single borrowers and repayments of such Mortgage Loans are dependent upon the cash flow of the related Mortgaged Property. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. The Mortgage Loans are secured by the following income-producing property types:

          o anchored and unanchored retail properties;
          o office buildings;
          o multifamily residential housing;
          o full and limited service hotels;
          o factory outlet centers;
          o industrial properties;
          o health club facilities;
          o mobile home parks;
          o nursing homes; and
          o healthcare facilities.

     COMMERCIAL LENDING DEPENDS UPON NET OPERATING INCOME. Net operating income can be volatile and may be insufficient to cover debt service on a loan at any given time. The net operating income and property value of the Mortgaged Properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

          o the age, design and construction quality of the property;
          o perceptions regarding the safety, convenience and attractiveness of the property;
          o the proximity and attractiveness of competing properties;
          o new construction;
          o the adequacy of the property's management and maintenance;
          o an increase in operating expenses;
          o an increase in the capital expenditures needed to maintain the property or make improvements;
          o a decline in the financial condition of a major tenant;
          o an increase in vacancy rates; and
          o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors that may adversely affect the net operating income and property value of the Mortgaged Properties are more general in nature, such as:

          o national, regional or local economic conditions (including plant closings, industry slowdowns and unemployment rates);
          o local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);
          o demographic factors;
          o consumer confidence;
          o consumer tastes and preferences; and
          o retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

          o the length of tenant leases;
          o the creditworthiness of tenants;
          o the rate at which new rentals occur;
          o the percentage of total property expenses in relation to revenue;
          o the ratio of fixed operating expenses to those that vary with revenues; and
          o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as healthcare facilities and hotels and motels, can be expected to have more volatile cash flows than properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of such properties with short-term revenue sources and may lead to higher rates of delinquency or default.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. The value of any Mortgaged Property may decline over the term of the related Mortgage Loan. Various factors may adversely affect the value of the Mortgaged Properties without affecting such properties' current net operating income, including:

          o changes in interest rates;
          o the availability of refinancing;
          o changes in governmental regulations;
          o fiscal policy;
          o changes in consumer preferences;
          o economic changes;
          o changes in zoning or tax laws; and
          o potential environmental legislation or liabilities or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY VALUE. The successful operation of a real estate project may depend upon the property manager's performance and viability. The property manager generally is responsible for the following:

          o responding to changes in the local market;
          o planning and implementing the rental structure;
          o operating the property and providing building services;
          o managing operating expenses; and
          o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. There is no assurance regarding the skills of any present or future managers. Additionally, there is no assurance that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. The property managers are operating companies and, unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. Moreover, a majority of the Mortgaged Properties are managed by affiliates of the applicable borrower. Such relationships could further complicate management of a Mortgage Loan in default or undergoing special servicing. In addition, a dispute between the partners or members of a borrower could disrupt the management of the underlying property which may cause an adverse effect on cash flow. However, many of the Mortgage Loans permit the lender to remove the manager upon the occurrence of an event of default, a decline in cash flow below specified levels or other specified triggers.

     TENANT CONCENTRATION ENTAILS RISK. A deterioration in the financial condition of a tenant can be particularly significant if a Mortgaged Property is leased to a single tenant or a small number of tenants. 6.3% of the Mortgage Loans, by Cut-off Date Principal Balance, are secured by single tenant properties; 55.5% of such single-tenant Mortgage Loans, by Cut-off Date Principal Balance, are also Credit Tenant Loans. Mortgaged Properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because the financial effect of the absence of rental income may be severe, more time may be required to re-lease the space and substantial capital costs may be incurred to make the space appropriate for replacement tenants. There can be no assurance that any tenant will renew its lease.

     Mortgage Loans secured by one or more retail, office or industrial properties also may be adversely affected if there is a concentration of particular tenants or of tenants in a particular business or industry at the related property or properties and that particular business or industry is affected.

     MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS. If a Mortgaged Property has multiple tenants, re-leasing expenditures may be more frequent than in the case of Mortgaged Properties with fewer tenants, thereby reducing the cash flow available for debt service payments.

     CERTAIN ADDITIONAL RISKS RELATING TO TENANTS. The income from and the market value of the Mortgaged Properties would be adversely affected if:

          o space in the Mortgaged Properties could not be leased;
          o tenants were unable to meet their lease obligations;
          o a significant tenant were to become a debtor in a bankruptcy case;
            or
          o rental payments could not be collected for any other reason.

     o Expiration of Major Tenant Leases. Repayment of the Mortgage Loans, particularly those secured by retail, industrial and office properties, will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the Mortgaged Properties. Moreover, if a tenant defaults on its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     TENANT BANKRUPTCY ENTAILS RISKS. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, may adversely affect the income produced by a Mortgaged Property. Under the United States Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent). There can be no assurance that any tenant will not file a petition in bankruptcy.

     HomePlace Stores Inc., MJ Designs, Inc. and Montgomery Ward, each a major tenant of one or more Retail Properties, have each filed bankruptcy under Chapter 11 of the United States Bankruptcy Code--

          o On January 8, 1998, HomePlace Stores Inc., a major tenant in four of the six DDR/DRA Retail Properties, with an aggregate 211,125 square feet of the DDR/DRA Retail Properties' leaseable square footage representing 9.9% of the DDR/DRA Retail Properties total annual rent, filed under Chapter 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. Developers Diversified Realty Corporation, the DDR/DRA Retail Property Manager, has master leased all of the retail space occupied by HomePlace and remains liable for all rental obligations under the master lease.
          o On February 2, 1999, MJ Designs, Inc., a major tenant in one of the six DDR/DRA Retail Properties, with an aggregate 40,103 square feet of the DDR/DRA Retail Properties' leaseable square footage representing 1.4% of the DDR/DRA Retail Properties' total annual rent, filed under Chapter 11 of the United States Code in the United States Bankruptcy Court for the District of Northern Texas. In a filing with such court on March 9, 1999, the company made a motion to reject its lease with respect to the related Mortgaged Property. No date for a hearing on this motion has been scheduled as of the Cut-off Date.
          o In July 1997, Montgomery Ward Holding Corp., an anchor tenant in the Springfield Mall Retail Property (which owns its space and therefore pays no rent) with an aggregate 180,841 square feet of leaseable square footage, filed under Chapter 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. In a filing with the SEC on Form 8-K dated February 1, 1999, MW Corp. announced that it and its wholly-owned subsidiary, Montgomery Ward & Co., Incorporated, have reached agreement with their creditors' committee and will emerge from Chapter 11 protection in mid-1999.
          o To date, HomePlace Stores Inc. has not rejected or affirmed its leases with respect to the related Mortgaged Properties. Developers Diversified Realty Corporation, the DDR/DRA Retail Property Manager, has already begun marketing efforts to re-lease all of the retail space occupied by MJ Designs, Inc. Montgomery Ward has not decided to close its store.

     LOAN CONCENTRATION ENTAILS RISKS. In general, concentrations in a mortgage pool in which one or more loans have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were distributed more evenly among the mortgage loans in such pool. Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance, which is $10,326,032. The following table sets forth Cut-off Date Principal Balances for the seven largest Mortgage Loans. In total, the seven largest Mortgage Loans have Cut-off Date Principal Balances that represent, in the aggregate, approximately 35% of the Cut-off Date Principal Balance.

      CUT-OFF DATE PRINCIPAL BALANCES AND CONCENTRATION OF MORTGAGE LOANS

                                                                                                     CUT-OFF DATE
MORTGAGE LOAN                                                                                       PRINCIPAL BALANCE
-------------------------------------------------------------------------------------------------   -----------------
DDR/DRA Loan.....................................................................................     $ 156,000,000
Park LaBrea Loan.................................................................................     $ 140,613,989(1)
Source Retail Loan...............................................................................     $ 124,000,000
Prime Retail III Pool Loan.......................................................................     $  97,878,360(2)
Springfield Mall Loan............................................................................     $  90,394,069(3)
Atlanta Marriott Hotel Loan......................................................................     $  80,770,298(4)
Iowa Malls Loan..................................................................................     $  65,875,608

                                                                                                   % OF INITIAL
MORTGAGE LOAN                                                                                      POOL BALANCE
-------------------------------------------------------------------------------------------------  ------------
DDR/DRA Loan.....................................................................................      6.6%
Park LaBrea Loan.................................................................................      5.9%
Source Retail Loan...............................................................................      5.2%
Prime Retail III Pool Loan.......................................................................      4.1%
Springfield Mall Loan............................................................................      3.8%
Atlanta Marriott Hotel Loan......................................................................      3.4%
Iowa Malls Loan..................................................................................      2.8%

                                                        (Footnotes on next page)

(Footnotes from previous page)

------------------------
(1) The Cut-off Date Principal Balance for the Total Park LaBrea Loan is $281,227,978. Only the CMAT Pari Passu Note in the amount of the Cut-off Date Principal Balance listed above will be included in the Trust Fund. See "Description of the Mortgage Pool--Significant Mortgage Loans--The Park LaBrea Loan and Property" in this Prospectus Supplement.
(2) The Cut-off Date Principal Balance for the Total Prime Retail III Pool Loan is $163,130,601. Only the CMAT Pari Passu Note in the amount of the Cut-off Date Principal Balance listed above will be included in the Trust Fund. See "Description of the Mortgage Pool--Significant Mortgage Loans--Prime Retail III Pool Loan and Properties" in this Prospectus Supplement.
(3) The Cut-off Date Principal Balance of the Total Springfield Mall Loan is $180,788,138. Only the CMAT Pari Passu Note in the amount of the Cut-off Date Principal Balance listed above will be included in the Trust Fund. See "Description of the Mortgage Pool--Significant Mortgage Loans--The Springfield Mall Loan and Property" in this Prospectus Supplement.
(4) The Cut-off Date Principal Balance for the Total Atlanta Marriott Hotel Loan is $161,540,595. Only the CMAT Pari Passu Note in the amount of the Cut-off Date Principal Balance listed above will be included in the Trust Fund. See "Description of the Mortgage Pool--Significant Mortgage Loans--Atlanta Marriott Hotel Loan and Property" in this Prospectus Supplement.

     See "Description of the Mortgage Pool--Significant Mortgage Loans" in this Prospectus Supplement for a description of each of the Mortgage Loans listed on the preceding table.

     GEOGRAPHIC CONCENTRATION ENTAILS RISKS. Repayments by borrowers and the market value of the Mortgaged Properties could be adversely affected by the following:

          o economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located;
          o conditions in the real estate markets where the Mortgaged Properties are located;
          o changes in governmental rules and fiscal policies;
          o acts of nature (which may result in uninsured losses); and
          o other factors beyond the control of the borrowers.

     The Mortgaged Properties are located throughout 41 states and the District of Columbia. The following states have concentrations of 5% or greater as listed below:

                                                                                     CUT-OFF DATE PRINCIPAL
                                                                                     BALANCE OF MORTGAGE LOANS
STATE                                                                                SECURED BY PROPERTIES IN STATE(1)
----------------------------------------------------------------------------------   ---------------------------------
California........................................................................             $ 456,845,900
Michigan..........................................................................             $ 269,470,263
New York..........................................................................             $ 191,456,838
Virginia..........................................................................             $ 182,935,663
Illinois..........................................................................             $ 152,497,140
Ohio..............................................................................             $ 120,213,547


                                                                                    % OF INITIAL
STATE                                                                               POOL BALANCE
----------------------------------------------------------------------------------  ------------
California........................................................................      19.2%
Michigan..........................................................................      11.3%
New York..........................................................................       8.1%
Virginia..........................................................................       7.7%
Illinois..........................................................................       6.4%
Ohio..............................................................................       5.1%

------------------------
(1) With respect to Mortgage Loans secured by multiple Mortgaged Properties, the Cut-off Date Principal Balance refers to the Allocated Loan Amount for such property, as of the Cut-off Date.

For a discussion of legal aspects related to Mortgage Loans secured by Mortgaged Properties located in California, Michigan, New York, Virginia, Illinois and Ohio, see "Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located in California, Michigan, New York, Virginia, Illinois and Ohio" in this Prospectus Supplement.

     RISKS RELATED TO PROPERTY INSPECTIONS. Licensed engineers inspected all of the Mortgaged Properties (except the Mortgaged Properties securing the Credit Tenant Loans) to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. If conditions requiring repair or replacement were identified, the related borrower was generally required to fund reserves to cover such expenses. However, there is no assurance that all conditions requiring repair or replacement were identified or that the reserves will be adequate.

     RESERVES MAY BE INSUFFICIENT. Most of the Mortgage Loans require that reserves be funded on a monthly basis from cash flow to fund ongoing monthly, semi-annual or annual expenses such as taxes and insurance. Most of the Mortgage Loans also required reserves to be established upon the closing of the Mortgage Loan to fund identified capital expenditure items, certain leasing costs, identified environmental remediation costs or identified engineering remediation costs when such needs were identified. The reserve amounts may not be sufficient to offset the actual costs of the items for which the reserves were established. In addition, cash flow from the Mortgaged Properties may not be sufficient to fund fully the ongoing monthly reserve requirements.

     SOME OF THE MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES. Some of the Mortgaged Properties may not be easily converted to alternative uses because, in general, converting certain types of commercial properties (including Healthcare Properties and Mobile Home Park Properties) to alternate uses requires substantial capital expenditures. If a Mortgaged Property is not readily adaptable to other uses, the liquidation value of such Mortgaged Property may be substantially less than would be the case if the property were readily adaptable to other uses.

     RETAIL PROPERTIES HAVE SPECIAL RISKS. 43.7% of the Mortgage Loans, based on Initial Pool Balance, are secured by Retail Properties (including Factory Outlet Centers). See "Description of the Mortgage Pool--Additional Mortgage Loan Information--Cut-off Date Principal Balance by Property Type" in this Prospectus Supplement.

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs. The presence or absence of an "anchor tenant" in a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is a retail tenant whose space is large in size as compared to that of other tenants and the total size of the retail center, and such retail tenant is vital in attracting customers to the property. 79.9% of the Mortgage Loans secured by Retail Properties, based on Initial Pool Balance, are "anchored" Retail Properties, 3.9% are secured by "quasi-anchored" Retail Properties (including Factory Outlet Center Properties) and 6.8% are secured by "unanchored" Retail Properties (including Factory Outlet Center Properties). The remaining 9.4% are secured by Retail Properties that are Factory Outlet Centers. A "quasi-anchored" Retail Property is a Retail Property which has a national or large regional tenant that attracts customers to the property but that is not large enough to be considered an anchor tenant.

     Consequently, the economic performance of an "anchored" Retail Property or a "quasi-anchored" Retail Property will be adversely affected by various factors, including:

          o an anchor tenant's failure to renew its lease;
          o termination of an anchor tenant's lease;
          o the bankruptcy or economic decline of an anchor tenant or self-owned anchor;
          o the cessation of the business of a self-owned anchor or of an anchor tenant (notwithstanding its continued payment of rent);
          o a shift in shopping patterns or loss of an anchor tenant's ability to attract shoppers; or
          o a co-tenancy clause in the leases and/or operating agreements of other tenants which permits those tenants to cease operating their stores if the anchor tenant ceases operations at the same location.

     Such risks may be increased if revenue is dependent on a single-tenant. 3.8% of the Retail Properties (including Factory Outlet Center Properties), by Cut-off Date Principal Balance, are secured by single-tenant properties, 77.7% of which, based on the Initial Pool Balance, are Credit Tenant Loans. See "Description of the Mortgage Pool--Credit Tenant Loans" in this Prospectus Supplement.

     Retail Properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars:

          o factory outlet centers;
          o discount shopping centers and clubs;
          o catalogue retailers;
          o home shopping networks;
          o internet web sites; and
          o telemarketing.

     Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the Retail Properties included in the Mortgage Pool, as well as the income from, and market value of, the Mortgaged Properties. Moreover, additional competing retail properties may be built in the areas where the Retail Properties are located.

     OFFICE PROPERTIES HAVE SPECIAL RISKS. 26.1% of the Mortgage Loans, by Cut-off Date Principal Balance, are secured by Office Properties. See "Description of the Mortgage Pool--Additional Mortgage Loan Information--Cut-off Date Principal Balance by Property Type" in this Prospectus Supplement for certain statistical information on the Office Properties and Office Loans. A number of factors may adversely affect the value of office properties, including:

          o the quality of the tenants in the building;
          o the physical attributes of the building in relation to competing buildings;
          o access to transportation;
          o the strength and stability of the local economy;
          o whether tax benefits are available;
          o the strength and stability of business for the particular type of tenant or tenants currently in the building;
          o the desirability of the location for business; and
          o the cost of refitting office space for a new tenant (which is often significantly higher than the cost of refitting other types of properties for new tenants).

Such risks may be increased if revenue depends on a single tenant or if there is a significant concentration of tenants in a particular business or industry. 5.5% of the Mortgage Loans secured by Office Properties, by Cut-off Date Principal Balance, are secured by single-tenant properties. 44.7% of such single-tenant Office Properties, by Cut-off Date Principal Balance, secure Credit Tenant Loans. See "Description of the Mortgage Pool--Credit Tenant Loans" in this Prospectus Supplement.

     MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS. 14.3% of the Mortgage Loans, by Cut-off Date Principal Balance, are secured by multifamily apartment buildings. See "Description of the Mortgage Pool--Additional Mortgage Loan Information--Cut-off Date Principal Balance by Property Type" in this Prospectus Supplement for certain statistical information on the Multifamily Properties and Multifamily Loans. Factors that may adversely affect the value and successful operation of a multifamily property include:

          o the physical attributes of the apartment building (e.g., its age, appearance and construction quality);
          o the location of the property (e.g., a change in the neighborhood over time);
          o the ability of management to provide adequate maintenance and insurance;
          o the types of amenities the property provides;
          o the property's reputation;
          o the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);
          o the presence of competing properties;
          o adverse local or national economic conditions (which may limit the amount that may be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels); and
          o state and local regulations (which may affect the building owner's ability to increase rent to the market rent for an equivalent apartment).

     o Governmental Regulation Regarding Multifamily Properties. Certain states regulate the relationship between owner and tenants and require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use. Certain states also prohibit retaliatory evictions, limit the reasons for which a landlord may terminate a tenancy, limit the reasons for which a landlord may increase rent and prohibit a landlord from terminating a tenancy solely because the building has been sold. In addition, numerous counties and municipalities impose rent control regulations on apartment buildings. These regulations may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

     HOTEL PROPERTIES HAVE SPECIAL RISKS. 8.0% of the Mortgage Loans, by Cut-off Date Principal Balance, are secured by full service hotels, limited service hotels or motels. See "Description of the Mortgage Pool--Additional Mortgage Loan Information--Cut-off Date Principal Balance by Property Type" in this Prospectus Supplement for certain statistical information on the Hotel Properties and Hotel Loans. The Hotel Properties include hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. 21.3% of the Hotel Loans, by Cut-off Date Principal Balance, are Credit Tenant Loans where the credit tenant's obligations under the related credit lease are guaranteed by ACCOR, a French corporation ("Accor"), which has a long-term unsecured debt rating of "BBB" by S&P.

     Various factors may adversely affect the economic performance of a hotel, including:

          o adverse economic or social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

          o the construction of competing hotels or resorts;

          o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives (to satisfy such costs, Hotel Loans generally require the borrowers to fund reserves for furniture, fixtures and equipment);

          o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

          o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the construction of additional highways or other factors.

In addition, because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses. In connection with such concerns, certain of the Hotel Loan borrowers are required to fund seasonality reserves.

     o Risks Relating to Affiliation with a Franchise or Hotel Management Company. The performance of a Hotel Property affiliated with a franchise or hotel management company depends in part on:

          o the continued existence and financial strength of the franchisor or hotel management company;

          o the public perception of the franchise or hotel chain service mark; and

          o the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable, but termination for failure to comply with certain requirements of the franchise agreement due to financial distress may be enforceable. Franchise agreements for certain of the Mortgaged Properties may terminate prior to the related Maturity Date. Replacement franchises may require significantly higher fees.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain Mortgage Loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure. Further, in the event of a foreclosure, the Trustee or a purchaser of such Mortgaged Property probably would not be entitled to the rights under any liquor license for the Mortgaged Property. Such party would be required to apply in its own right for such a license, and it is possible that a new license would not be obtained.

     In addition, in some states, liquor licenses must be held by a natural person and, consequently, liquor licenses for Hotel Properties in such jurisdictions are held by an individual affiliated with the related borrower or property manager, rather than the borrower itself. In addition, certain states prohibit the transfer of liquor licenses to any person without the prior approval of the relevant licensing authority. In the event of a foreclosure of a Hotel Property, it is unlikely that the Trustee (or Servicer or Special Servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such Hotel Property and such party would be required to apply in its own right for such a license. It is possible that a new liquor license could not be obtained.

     CREDIT TENANT LOANS HAVE SPECIAL RISKS. 5.2% of the Mortgage Loans, by Cut-off Date Principal Balance, are Credit Tenant Loans. The Credit Tenant Loans benefit from net lease obligations (a "Credit Tenant Lease") of a publicly or privately rated tenant or guarantor. In reliance on such ratings, the Credit Tenant Loans were generally underwritten to lower DSCRs and/or higher LTVs than would have been acceptable had the related Mortgaged Properties been leased to less creditworthy tenants. In the event that a Credit Tenant defaults in its obligations under a Credit Tenant Lease, the related borrower may not be able to re-let the Mortgaged Property for sufficiently high rent to support debt service on the related Credit Tenant Loan or funds received in liquidation of such Mortgaged Property may not be sufficient to satisfy the borrower's obligations under such Credit Tenant Loan. See "Description of the Mortgage Pool--Credit Tenant Loans" in this Prospectus Supplement.

     The Credit Tenant Loan relating to the Mortgaged Properties identified on Annex B hereto as the Accor-M-6-Penvest I (the "Accor Credit Tenant Loan"), the Credit Tenant Loan relating to the Mortgaged Property identified on Annex B as the Bentley Mills Distribution Facility (the "Bentley Mills Credit Tenant Loan") and the Credit Tenant Loans relating to the Mortgaged Properties identified as Circuit City-East Lansing, Circuit City-Frederick, Circuit City-Green Bay and Circuit City-Harper Woods on Annex B hereto (collectively, the "Circuit City Credit Tenant Loan") are also CMAT Pari Passu Notes which are interest-only Balloon Notes for the first ten years of their terms (which terms range from seventeen to twenty-two years) and the related Other Pari Passu Notes have an amortization schedule that fully amortizes their respective principal balances. However, in the event of the occurrence of a continuing event of default under any such Credit Tenant Loan, all amounts received in respect thereof that are allocable to principal will be applied pro rata in accordance with the outstanding principal balances of the related notes without regard to the amortization schedules thereof. See "Description of the Mortgage Pool--Credit Tenant Loans" in this Prospectus Supplement.

     Any rating assigned to a credit tenant or guarantor, as applicable, by a rating agency or NAIC will reflect only such rating agency's or NAIC's assessment of the long-term unsecured debt obligations of such entity. Such rating is not an assessment of the likelihood that the Credit Tenant Leases will not be terminated (pursuant to their terms or otherwise), that the Credit Tenant Loans will not be prepaid, or that any Prepayment Premium will be paid or, if paid, will be sufficient to provide the anticipated yield.

     o Reliance on Credit Quality of Credit Tenants and Guarantors Has Special Risks. With respect to each Credit Tenant Loan, monthly payments are dependent upon the payment of monthly rent and other payments due from the related credit tenant or guarantor. A downgrade in the credit rating of a credit tenant or guarantor may have a related adverse effect on the rating of your Certificates even if there is no default under the related Credit Tenant Loan. See "Rating" in this Prospectus Supplement.

     If a credit tenant or guarantor defaults on its obligation to make monthly payments or other payments due under a Credit Tenant Lease or the related guaranty, as the case may be, the borrower under the related Credit Tenant Loan may not have the ability to make the required payments on such Credit Tenant Loan. If a payment default on a Credit Tenant Loan occurs, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related Mortgaged Property to recover amounts due under the Credit Tenant Loan, and will also be entitled (as successor to the borrower), after appointment of a receiver or purchase of the property at foreclosure, to pursue any available remedies against the defaulting credit tenant and any guarantor, which may include rights to all future monthly rental payments. If the default occurs before significant amortization of a Credit Tenant Loan has occurred and no recovery is available from the related borrower or the credit tenant or guarantor, it is unlikely that the Special Servicer will be able to recover in full the amounts then due under such Credit Tenant Loan.

     o The Ability of Credit Tenants to Reject Credit Tenant Leases in a Bankruptcy. To the extent that any of the tenants of properties which are subject to Credit Tenant Loans were to become a debtor in a bankruptcy proceeding under the Bankruptcy Code, such lessee or its bankruptcy trustee could reject the lease. If a lease were rejected, rental payments thereunder would terminate as to the related property, thereby leaving the owner without a source of rental payments to support its debt service and other obligations under the applicable Credit Tenant Loans and with a claim for damages as a source of payment of amounts due under such lease under section 502(b)(6) of the Bankruptcy Code. A claim by a lessor for damages resulting from the rejection by a debtor of a lease of real property (or rejection of a guarantee of a lease upon the bankruptcy of a guarantor) is limited to an amount equal to the rent reserved under the lease, without acceleration, for the greater of one year or 15 percent (but not more than three years) of the remaining term of the lease, plus rent already due but unpaid. There can be no assurance that any such claim for damages (or any recovery on the underlying mortgaged real estate) would be sufficient to provide for the repayment of amounts then due under the lease.

     o Reliance on Residual Value Insurance Policies Has Special Risks. The Credit Tenant Loans (other than the Credit Tenant Loan relating to the Mortgaged Properties identified on Annex B hereto as Perry Judd's-Strasburg, Perry Judd's-Pikesville and Perry Judd's-Mt. Jackson (the "Perry Judd's Credit Tenant Loans") and the Credit Tenant Loan relating to the Mortgaged Property identified on Annex B hereto as Value City-Irvington (the "Value City Credit Tenant Loan") are loans that require a payment of principal on the Maturity Date that is materially in excess of its constant Monthly Payment and which do not fully amortize over their terms.

     The related borrowers have obtained residual value insurance policies ("RVI Policies") that require the insurer, in the event that a liquidation of the related Mortgaged Property is required in connection with a default in the balloon payment, to pay an amount equal to the amount of any deficiency between the proceeds of the sale of such Mortgaged Property and the lesser of:

          (i) the insured value of the Mortgaged Property; and

          (ii) any indebtedness remaining under the Credit Tenant Loan which is not paid by the borrower, or if the sale of such Mortgaged Property does not take place, to pay the full amount of the remaining indebtedness under the Credit Tenant Loan that is not paid by the borrower, but not in excess of the insured value of the Mortgaged Property. The "insured value" of a Credit Tenant Property is typically the amount of the Balloon Payment due on the related Credit Tenant Loan. The RVI Policies were issued by R.V.I. America Insurance Company ("R.V.I. America") and Financial Structures Limited ("FSL"). As of the Cut-off Date, R.V.I. America had a claims paying rating or financial strength rating of "A" by S&P and "AA-" by Duff & Phelps Credit Rating Co. FSL does not have a claims paying rating or financial strength rating from a nationally recognized rating agency; however, the RVI Policies issued by FSL have been reinsured with Royal Indemnity Company, which as of the Cut-off Date had a claims paying rating or financial strength rating of "AA-" by "S&P."

     EACH RVI POLICY CONTAINS CERTAIN EXCLUSIONS TO COVERAGE. See "Description of the Mortgage Pool--Credit Tenant Loans" in this Prospectus Supplement. The reinsurance by Royal Indemnity Company for each RVI Policy issued by FSL is subject to the same exclusions from coverage. Generally, a claim for payment under an RVI Policy issued by R.V.I. America must be filed no more than one year and no less than 10 days prior to the policy termination date, while a claim for payment under an RVI Policy issued by FSL must be filed no earlier than ten days prior to the policy termination date and no later than thirty days after such policy termination date. The policy termination date in each case is after the date on which the Ballon Payment is due on the related Credit Tenant Loan. No RVI Policy requires that the related Credit Tenant Property be sold prior to payment of the claim. However, if the related Credit Tenant Property has not been sold by the date the claim is paid in accordance with the procedures, if any, set forth in the related RVI Policy, then the related Note will be transferred to the related RVI policy insurer.

     Distributions in respect of your Certificates may be reduced if there is a failure of the RVI Policy insurer to pay under the terms of its policy. In addition, a downgrade in the claims paying rating or financial strength rating of the insurer under an RVI Policy may have a related adverse effect on the rating of your Certificates, even if there is no default under the related Credit Tenant Loan. See "Rating" in this Prospectus Supplement.

     For a more complete description of the Credit Tenant Loans, see "Description of the Mortgage Pool--Credit Tenant Loans" in this Prospectus Supplement.

     RISKS RELATED TO BORROWERS THAT ARE NOT SPECIAL PURPOSE ENTITIES. 5 of the borrowers, under Mortgage Loans representing 2.7% of the Initial Pool Balance, are not special purpose entities. Thus, the business activities of these borrowers are not limited to owning their respective properties. Further, the loan documents and organizational documents of those and other borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special-purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets or amend its organizational documents). Additionally, such borrowers and certain other borrowers do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower's own economic circumstances.

     LOANS TO AFFILIATED BORROWERS ENTAIL RISKS. Concentrations of Mortgage Loans with the same borrower or affiliated borrowers can also pose increased risks. For example, if a person that owns or controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at another Mortgaged

Property in order to satisfy current expenses with respect to the troubled Mortgaged Property, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments (subject to the Servicer's, the Trustee's and the Fiscal Agent's respective obligations to make Advances) for an indefinite period on all of the related Mortgage Loans.

     There are 16 pairs and 9 groups of 3 to 11 Mortgage Loans that were made to affiliated borrowers but which are not cross-collateralized or cross-defaulted. None of such pairs or groups of Mortgage Loans to affiliated borrowers represents more than approximately 4.0% of the Initial Pool Balance. 17.2% of the Mortgage Loans to affiliated borrowers that are not cross-collateralized or cross-defaulted, by Cut-off Date Principal Balance, are Credit Tenant Loans.

     RISKS RELATED TO LIMITATIONS ON ENFORCEABILITY OF
CROSS-COLLATERALIZATION. 15 of the Mortgage Loans, representing approximately 18.5% of the Initial Pool Balance, are secured by more than one Mortgaged Property and are cross-collateralized. These arrangements seek to reduce the risk that the inability of a Mortgaged Property securing each such Mortgage Loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of a borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative. A lien granted by a borrower under a cross-collateralized Mortgage Loan could be avoided if a court were to determine that: (i) such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and (ii) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its Mortgaged Property or Properties to be encumbered by a lien securing the entire indebtedness. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective Mortgage Loan proceeds, as well as the benefit to it from the cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could nullify the lien or mortgage effecting the cross-collateralization and nullify or subordinate all or part of the pertinent Mortgage Loan to existing or future indebtedness of that borrower. The court could also allow the borrower to recover payments it made pursuant to the avoided cross-collateralization.

                      CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                                                 CUT-OFF DATE
MORTGAGE LOAN                                                                                   PRINCIPAL BALANCE
---------------------------------------------------------------------------------------------   -----------------
DDR/DRA Loan.................................................................................     $ 156,000,000
Prime Retail III Pool Loan...................................................................     $  97,878,360
Iowa Malls Loan..............................................................................     $  65,875,608
Accor-M-Six-Penvest I Loan...................................................................     $  40,320,670
Morgantown Mall and Commons Retail Loan......................................................     $  11,612,825
Loretto/Playhouse Loan.......................................................................     $  11,471,268
South Park & Pierre Malls Loan...............................................................     $  10,141,269
Sterling Inn & Sterling Commons Loan.........................................................     $  10,023,746
Spring Properties, Inc Loan..................................................................     $   9,045,839
Windridge Apartments Loan....................................................................     $   6,422,895
Beechwood Apts. and The Oaks Apts Loan.......................................................     $   5,970,915
First Hill Apartments Loan...................................................................     $   4,351,942
Country Lane Corporation Loan................................................................     $   4,179,466
Baton Rouge Multi Family Portfolio Loan......................................................     $   3,285,116
Brentwood/Pontchartrain Apts. Loan...........................................................     $   2,734,621

                                                                                               NUMBER OF CROSS-
                                                                                               COLLATERALIZED
MORTGAGE LOAN                                                                                  PROPERTIES
---------------------------------------------------------------------------------------------  ----------------
DDR/DRA Loan.................................................................................          6
Prime Retail III Pool Loan...................................................................          4
Iowa Malls Loan..............................................................................          4
Accor-M-Six-Penvest I Loan...................................................................         15
Morgantown Mall and Commons Retail Loan......................................................          2
Loretto/Playhouse Loan.......................................................................          2
South Park & Pierre Malls Loan...............................................................          2
Sterling Inn & Sterling Commons Loan.........................................................          2
Spring Properties, Inc Loan..................................................................          2
Windridge Apartments Loan....................................................................          2
Beechwood Apts. and The Oaks Apts Loan.......................................................          2
First Hill Apartments Loan...................................................................          2
Country Lane Corporation Loan................................................................          3
Baton Rouge Multi Family Portfolio Loan......................................................          2
Brentwood/Pontchartrain Apts. Loan...........................................................          2

     AUTHORITY TO INCUR ADDITIONAL DEBT ENTAILS RISKS. Certain Mortgage Loans permit the borrower to incur additional indebtedness other than in the ordinary course of business. For instance, each of the Mortgage Loans made to the borrowers affiliated with BGK (which have a collective Cut-off Date Principal Balance of $53,170,682, representing approximately 2.2% of the Initial Pool Balance) permits the related borrower to incur debt, in an amount up to 5% of the outstanding principal balance of such loan which indebtedness shall be subordinate to the respective Mortgage Loans and not secured by the respective Mortgaged Property.

     Additionally, the Atlanta Marriott Hotel Loan (which has a Cut-off Date Principal Balance of $80,770,298, representing approximately 3.4% of the Initial Pool Balance) permits the Atlanta Marriott Borrower after February 2000 to incur debt (that may be unsecured or secured by the Mortgaged Property or any other assets of the borrower), subject to the following conditions:

     (i) the DSCR for the Atlanta Marriott Hotel Loan on the date of issuance of the additional debt is at least 2.0x;

     (ii) the additional debt must be expressly subordinate in right of payment to the Atlanta Marriott Hotel Loan; and

     (iii) the Rating Agencies confirm that such action will not cause a downgrade, qualification or withdrawal of the then current ratings on any Class of Certificates.

     See "Description of the Mortgage Pool--Significant Mortgage Loans--The Atlanta Marriott Hotel Loan and Property" in this Prospectus Supplement.

     Substantially all of the Mortgage Loans also permit the related borrower to incur limited indebtedness in the ordinary course of business (however, such additional indebtedness is generally required to be paid within 60 to 90 days). The borrower under the Mortgage Loan known as Plum Tree is permitted to incur limited indebtedness in the ordinary course of business, however, such additional indebtedness is not required to be repaid within any specified period of time. When a borrower (or its constituent members) has one or more other outstanding loans (even if they are subordinate or mezzanine loans), the Trust Fund may be subjected to additional risk because the borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the Mortgage Loan and may thereby jeopardize repayment of the Mortgage Loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the Mortgaged Property.

     The DDR/DRA Retail Loan permits the DDR/DRA Retail Borrower to incur unsecured debt to a partner of the DDR/DRA Retail Borrower that is expressly subordinate in right of payment to the DDR/DRA Retail Loan. This debt may only be incurred as a result of a capital call under the DDR/DRA Retail Borrower partnership agreement which is not funded by one or more partners and results in the funding partners contributing more than their pro rata share of such call.

     The Mortgage Loan known as Renaissance Center permits limited unsecured subordinate financing.

     Additionally, if the borrower defaults on the Mortgage Loan and/or any other loan, actions taken by other lenders could impair the security available to the Trust Fund. If a default to a junior lender leads to a bankruptcy petition being filed by or against the borrower, the Trust Fund's ability to foreclose would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender with a lien on the Mortgaged Property may also operate to stay foreclosure by the Trust Fund.

     See "Certain Additional Risks Related to Mezzanine Financings" below and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus.

     CERTAIN ADDITIONAL RISKS RELATED TO MEZZANINE FINANCINGS. Certain lenders, including NACC/CCA, have made loans in connection with certain Mortgage Loans to the direct parents of the related borrowers. No mezzanine loan is secured by a lien on the related Mortgaged Property. Such mezzanine debt is secured by a pledge of equity in the borrower or by property other than the Mortgaged Property. However, the existence of this other indebtedness could adversely affect the financial viability of such borrower or the value of the equity in the borrower held by the sponsoring entities of the borrower. There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the Mortgage Loan.

     The holder of mezzanine debt may have rights similar to those of a Preferred Interest Holder (as defined below under "Certain Risks Relating to Preferred Equity Investments"). See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Preferred Equity Investments" in this Prospectus Supplement.

                                 MEZZANINE DEBT

                                                   CUT-OFF DATE     MEZZANINE          HOLDER OF
                                                    PRINCIPAL          DEBT            MEZZANINE                     COMBINED
MORTGAGE LOAN                                        BALANCE        BALANCE(1)          DEBT(2)        SECURED(3)    LTV(4)
------------------------------------------------   ------------    ------------     ----------------   ----------    --------
Park LaBrea Loan(5)(6)..........................   $140,613,989    $ 33,500,000          Other           Yes           76.8%
Iowa Malls Loan(6)(7)...........................   $ 65,875,608    $  6,759,940         NACC/CCA         Yes           77.8%(8)
Springfield Mall Loan(5)(6).....................   $ 90,394,069    $102,500,000(9)  Borrower; Other       No           75.4%(9)

------------------------
(1) Initial principal balance.
(2) For purposes of this column, "Other" means the debt is owed to an entity unrelated and unaffiliated with CCA or the borrower; "Borrower" means the debt is owed to an affiliate of the borrower.
(3) As used above, "secured" means secured by a pledge of a partnership or other equity interest, rather than by a direct interest in the Mortgaged Property.
(4) "Combined LTV" means "LTV" as defined in this Prospectus Supplement, but adding the original principal balance of the mezzanine debt to the numerator.
(5) The holder of the mezzanine debt is not permitted to exercise its remedies prior to the Anticipated Repayment Date, in the case of ARD Loans, or Maturity Date, in the case of all other Mortgage Loans, for the related Mortgage Loan.
(6) See "Description of the Mortgage Pool--Significant Mortgage Loans--The Park LaBrea Loan and Property," "--Springfield Mall Loan and Properties" and "--Iowa Malls Loan and Properties" in this Prospectus Supplement.
(7) Generally, the holder of the mezzanine debt is not permitted to exercise its remedies prior to the Anticipated Repayment Date or the date provided on which the related Mortgage Loan is paid in full, provided that the holder of the mezzanine debt may exercise its remedies earlier to either such date such holder has obtained (i) confirmation from the Rating Agencies to the effect that such action will not cause a downgrade, qualification or withdrawal of the then current ratings on any Class of Certificates and
    (ii) a non-consolidation opinion with respect to the borrowers under the related Mortgage Loan.
(8) NACC, the mezzanine lender, is currently the holder of a 75% equity interest in the mezzanine borrower. Because the mezzanine debt is owed to an affiliate of the borrower, the Combined LTV shown is the LTV of the Iowa Malls Loan.
(9) $100,000,000 is owed to an entity affiliated with the borrower; $2,500,000 is owed to an unaffiliated entity. Only the $2,500,000 owed to the unaffiliated entity is included in the Combined LTV.

     CERTAIN RISKS RELATED TO PREFERRED EQUITY INVESTMENTS. Certain affiliates of NACC and/or CCA (each, a "Preferred Interest Holder") have acquired a preferred equity interest in 10 borrowers and 2 direct parents of borrowers with respect to Mortgage Loans (the "Preferred Equity Loans"), which represents approximately 3.8% of the Initial Pool Balance, as set forth in the following table:

            PREFERRED EQUITY INVESTMENTS IN BORROWERS AND AFFILIATES

                                                                                                    CUT-OFF DATE       INITIAL
                                                                                                     PRINCIPAL      PREFERRED EQUITY
MORTGAGE LOAN                                                                                         BALANCE        INVESTMENT
-------------------------------------------------------------------------------------------------   ------------    ----------------
Airport Plaza Loan...............................................................................   $ 30,406,423       $1,000,000
Dunkirk Market Center Loan.......................................................................   $  7,698,157       $  600,000
Sea Cliff Office Park Loan.......................................................................   $  7,397,077       $2,156,434
Horizon Corporate Office Building Loan...........................................................   $  6,887,779       $  250,000
College View Towers & Apts Loan..................................................................   $  6,641,748       $  500,000
One Congressional Place Loan.....................................................................   $  6,595,293       $1,689,778
Fairbanks Village Plaza Loan.....................................................................   $  6,287,121       $  290,000
Lincoln Office Loan..............................................................................   $  5,167,980       $  260,000
Victory Center Loan..............................................................................   $  4,846,570       $  320,000
Centreville Plaza Loan...........................................................................   $  3,324,928       $  270,000
1430 N. Dearborn Loan............................................................................   $  2,189,050       $  125,000
1504 N. Dearborn Loan............................................................................   $  2,039,797       $  100,000

     Preferred equity is similar to mezzanine financing in that it provides additional funds for the borrower without further encumbering the property, and without necessarily granting the Preferred Interest Holder a share in the increased value of the borrower. The existence of preferred equity held by the Preferred Interest Holder may adversely affect the financial viability of the related borrower or the value in the equity of the borrower held by the sponsoring entities of the borrower in that the Preferred Interest Holder receives payments before other members or partners in the borrower. In addition, the preferred equity investment may create a conflict between the Trust Fund and affiliates of the Depositor.

     See "Risks Relating to Conflicts of Interest--Conflicts between the Trust Fund and Affiliates of the Depositor" below. For a description of the Preferred Interest Holder's rights with respect to the preferred equity investment, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Preferred Equity Investments" in this Prospectus Supplement.

     TAX CONSIDERATIONS RELATED TO FORECLOSURE. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Among other things, the independent contractor would not be permitted to perform construction work on the Mortgaged Property unless such construction generally was at least 10% complete at the time default on the related Mortgage Loan becomes imminent. In addition, any net income from such operation and management, other than qualifying "rents from real property" (as defined in Section 856(d) of the Code), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Trust Fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders.

     See "The Pooling and Servicing Agreement--Realization upon Mortgage Loans--Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans" in this Prospectus Supplement and "Federal Income Tax Consequences--REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool--Net Income From Foreclosure Property" in the Prospectus.

     DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS. If and as principal payments or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool will be subject to more concentrated risk with respect to the diversity of properties, types of properties, geographic concentration of properties (see "--Geographic Concentration Entails Risks" above) and the number of borrowers. Because principal on the Certificates will be paid in sequential order, and no holder of a Class of Certificates will be entitled to distributions of principal until the Certificate Balance of the preceding Class or Classes so entitled has been reduced to zero, Classes that have a later sequential designation are more likely to be exposed to the risk of concentration discussed in the preceding sentence than Classes with higher sequential priority. The following table shows the weighted average terms to maturity of the Mortgage Loans by types of Mortgaged Property.

   WEIGHTED AVERAGE REMAINING TERM TO MATURITY OR ANTICIPATED REPAYMENT DATE
              FOR MORTGAGE LOANS SECURED BY VARIOUS PROPERTY TYPES

                                                                    WEIGHTED AVERAGE
                                                                    REMAINING TERM TO
                                                                    EARLIER OF MATURITY
                                            % OF                    DATE OR ANTICIPATED
                                       CUT-OFF DATE PRINCIPAL         REPAYMENT
PROPERTY TYPE                              BALANCE                  DATE (MONTHS)
------------------------------------   -------------------------    ----------------------
Retail Properties...................              39.6%                       142
Office Properties...................              26.1%                       157
Multifamily Properties..............              14.3%                       158
Hotel Properties(1).................               8.0%                       157
Industrial Properties...............               4.1%                       168
Factory Outlet Center Properties....               4.1%                       112
Health Club Properties..............               2.8%                       146
Mobile Home Park Properties.........               0.6%                       145
Healthcare Properties...............               0.4%                       176

------------------------
(1) 21.29% of the Hotel Properties are guaranteed by Accor, which has a credit rating of "BBB" by S&P.

     RISKS UNDER ENVIRONMENTAL LAWS. Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials ("ACMs") into the air or require the removal or containment of ACMs. The owner's liability for any required remediation generally is not limited by law and accordingly could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property, may adversely affect the owner's or operator's ability to use such property as collateral for a loan. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some states this lien has priority over the lien of an existing mortgage. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as certain other federal and state laws, provide that a secured lender (such as the Trust Fund) may be liable, as an "owner" or "operator," of the real property regardless of whether the borrower or a previous owner caused the environmental damage, if (i) agents or employees of a lender are deemed to have participated in the management of the borrower or (ii) under certain conditions the Trust Fund actually takes possession of a borrower's property or control of its day-to-day operations, as for example, through the appointment of a receiver or foreclosure. Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental laws.

     The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act ("RCRA"), which governs the operation and management of underground petroleum storage tanks. Under RCRA, the holders of security interests in underground storage tanks or properties containing such tanks are accorded protections similar to the protections accorded to lenders under CERCLA. It should be noted, however, that lender liability protection has important conditions and limitations and that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     See "Certain Legal Aspects of the Mortgage Loans--Environmental Legislation" in the Prospectus.

     ENVIRONMENTAL RISKS RELATED TO THE MORTGAGED PROPERTIES. All of the Mortgaged Properties have been subject to environmental site assessments, including Phase I site assessments or updates of previously performed Phase I site assessments within the 24 months preceding the Cut-off Date (with the exception of the assessments done on the Mortgaged Properties known as Santa Monica Business Park and Best of the West Shopping Center, in which cases the assessments were done within 32 months preceding the Cut-off Date). With respect to Mortgaged Properties representing 16.1% of the Initial Pool Balance (by Allocated Loan Amount), Phase II assessments also have been performed. Although those assessments involved site visits and other types of review, all environmental conditions or risks may not have been identified. Certain of the environmental assessments identified environmental conditions which have affected, or may affect, certain of the Mortgaged Properties. Those conditions include the presence of ACMs, abandoned wells, and leaks or spills from nearby off-site and on-site chemical or petroleum storage tanks. In the case of certain of the Mortgaged Properties, landfills, waste disposal areas, factories, oil wells, gasoline stations or dry cleaning businesses are or were formerly located on or near the property. To the extent issues have been identified by regulatory agencies or otherwise, corrective action has been undertaken, and in some cases, the related borrowers have made deposits into environmental reserve accounts. However, such reserve amounts may not be sufficient to remediate such environmental conditions and all such environmental conditions may not have been identified.

     There may be material environmental liabilities with respect to certain Mortgaged Properties. Moreover, future laws, ordinances or regulations could impose material environmental liability or the current environmental condition of the Mortgaged Properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the Mortgaged Properties (such as underground storage tanks). Other responsible parties with respect to any adverse environmental condition at a Mortgaged Property may not have sufficient funds to remediate the problem.

     o Risks Related to Lead. Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint and the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the multifamily residential properties. In these cases the borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint. Additionally, the environmental assessments revealed the existence of lead in mini-blinds in certain of the multifamily residential properties. In these cases, the borrowers have planned to replace the blinds during normal repair and maintenance operations or at tenant turnover. However, there can be no assurance the borrowers will replace the mini-blinds or that funds will be available to replace such mini-blinds. Based on information received from the environmental consultant, the Depositor believes that the presence of lead-based paint or mini-blinds containing lead at the Mortgaged Properties will not have a material adverse effect on the value of the related Mortgaged Property or ability of the related borrowers to repay their loans.

     At several of the Mortgaged Properties, lead has been detected in the water through sampling by environmental consultants. Although lead found at these Mortgaged Properties is not expected to present a significant risk as long as the related Mortgaged Property continues to be properly managed, the related borrowers have agreed to establish and maintain operations and maintenance or abatement programs and/or have funded environmental reserves. Nonetheless, there can be no assurance that the value of a Mortgaged Property as collateral for the Mortgage Loan will not be adversely affected by the presence of lead in the water.

     o Risks Related to Off-Site LUSTs. Certain of the Mortgaged Properties are in the vicinity of sites containing leaking underground storage tanks ("LUSTs") or other potential sources of groundwater contamination. Although the owners of those Mortgaged Properties and the Trust Fund may not have legal liability for contamination of the Mortgaged Properties from such off-site sources, the enforcement of rights against third parties may result in additional transaction costs.

     o Risks Related to Radon. At several of the Mortgaged Properties, elevated radon levels have been detected through sampling by environmental consultants. Although radon levels found at these Mortgaged Properties are not expected to present a significant risk, reserves have been established and the related borrowers have agreed to future testing and potential mitigation systems. Nonetheless, there can be no assurance that the value of a Mortgaged Property as collateral for the Mortgage Loan will not be adversely affected by the presence of elevated radon levels.

     o Risks Related to ACMs. At several of the Mortgaged Properties, ACMs have been detected through sampling by environmental consultants. Although ACMs found at these Mortgaged Properties are not expected to present a significant risk as long as the related Mortgaged Property continues to be properly managed, the related borrowers have agreed to establish and maintain operations and maintenance or abatement programs and/or have funded environmental reserves. Nonetheless, there can be no assurance that the value of a Mortgaged Property as collateral for the Mortgage Loan will not be adversely affected by the presence of ACMs.

     o Risks Related to the Special Servicer Obtaining an Environmental Assessment Prior to Taking Remedial Action. Before the Special Servicer acquires title to a Mortgaged Property on behalf of the Trust Fund or assumes operation of such Mortgaged Property, the Pooling and Servicing Agreement requires it to obtain an environmental assessment of the property. This requirement will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained (or until any required remedial action is thereafter taken or a determination is made that such action need not be taken or need not be taken prior to foreclosure). There is, accordingly, some risk that the Mortgaged Property will decline in value while this assessment is being obtained. Moreover, there is no assurance this requirement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling and Servicing Agreement--Realization upon Mortgage Loans--Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Environmental Legislation" in the Prospectus.

     o Specific Environmental Risks at Certain of the Mortgaged
Properties. With respect to the Mortgaged Property known as Kittery Outlet Village (which represents security for 0.3% of the Initial Pool Balance, by Allocated Loan Amount), part of the collateral for the Prime Retail III Pool Loan, a fuel oil underground storage tank was reportedly removed in 1997; however, an environmental site assessment was not conducted at that time. As a result, it is currently unknown whether soil contamination exists on the Mortgaged Property. The environmental consultant recommended further investigation. The Prime Retail III Pool Borrower obtained a pollution liability insurance policy, covering the period from October 29, 1997 to October 29, 2002, with $5,000,000 aggregate coverage and a $100,000 deductible per incident covering such borrower, subject to various exclusions, for certain environmental clean-up costs and other liabilities at such Mortgaged Property. See "Description of the Mortgage Pool--Significant Mortgage Loans--Prime Retail III Pool Loan and Properties--Environmental Considerations" in this Prospectus Supplement.

     The Mortgaged Property securing the Mortgage Loan known as 125 County Line Road (which has a Cut-off Date Principal Balance of $22,588,653, or approximately 1.0% of the Initial Pool Balance) was previously owned and operated by Fisher & Porter ("FP"), the related borrowers' largest tenant. FP is a wholly-owned subsidiary of Elsag-Bailey ("E-B"), which has a credit rating of "Ba1" by Moody's. In its business, FP used certain oils and solvents which contaminated both on-site and off-site groundwater. The United States Environmental Protection Agency ("EPA") and FP entered into a consent decree in 1984 with respect to required remedial action. The EPA, which reserved the right to re-evaluate the site every five years, has issued a proposal, that is not yet final, that no further action be required. Under the terms of its lease, FP has indemnified the borrower and any mortgagee against any costs and expenses associated with the contamination, and E-B has guaranteed FP's indemnification in an amount not to exceed $1,000,000.

     With respect to three Mortgaged Properties (which secure Mortgage Loans representing 0.4% of the Initial Pool Balance by Allocated Loan Amount),
Phase II investigations have identified environmental impacts, the full extent or magnitude of which have not been fully defined. For two of such Mortgaged Properties (Community Shopping Center and Ponderosa), where dry cleaning tenants have been in place for an extended period of time, chlorinated solvent contamination has been identified but no environmental reserves have been specified. In the case of the Streator Industrial Facility, the remaining cost of environmental remediation is estimated to be approximately $1,000,000 and reserves may be insufficient to fund proper clean-up of various environmental issues identified with respect to the related Mortgaged Property. For additional information concerning certain environmental risks associated with the Mortgaged Properties, see "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Environmental Risks Related to the Mortgaged Properties" in this Prospectus Supplement.

     RISKS RELATING TO EARTHQUAKE, FLOOD AND HURRICANES. The Mortgaged Properties may suffer casualty losses due to risks associated with acts of nature, including earthquakes, floods and hurricanes, for which certain Mortgaged Properties may not be adequately insured. 45 Mortgaged Properties, representing approximately 22% of the Initial Pool Balance, have had seismic risk analysis completed. However, in many cases the scope of such analyses are not in accordance with industry standard, and as a result may underestimate the severity of property damage and reconstruction costs. Approximately 39% of such properties (by Cut-off Date Allocated Loan Amount) currently have seismic insurance in place. In addition, certain areas of the country have recently, and may in the future, experience hurricanes and/or floods and, consequently, certain of the Mortgaged Properties may experience damage as a result thereof.

     There is no assurance that borrowers will be able to maintain adequate insurance covering all potential risks, or that if the Mortgaged Properties sustain damage they will be able to be completely restored. Moreover, if construction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof. As a result of any of the foregoing, the amount available to make distributions on the Certificates could be reduced.

     BORROWER MAY BE UNABLE TO MAKE A BALLOON PAYMENT OR PREPAY AN ARD LOAN. 18 of the Notes ("Balloon Notes"), representing 16.1% of the Initial Pool Balance, provide for substantial payments of principal ("Balloon Payments") due at their Maturity Dates unless previously prepaid. 209 of the Notes ("ARD Notes"), representing 82.3% of the Initial Pool Balance, have Anticipated Repayment Dates (which operate as effective Maturity Dates), and have substantial amounts of principal outstanding on such date. See "Amortization Characteristics of the Notes" below. For a more complete discussion of ARD Loans, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Excess Interest" in this Prospectus Supplement. There can be no assurance that any borrower under a Balloon Loan or an ARD Loan will have the ability to repay the remaining principal balances on the relevant date. The ability of such a borrower to pay off its Mortgage Loan on the Maturity Date or Anticipated Repayment Date, as applicable, will typically depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the payment. This will be affected by a number of factors, including:

          o the availability of, and competition for, credit for commercial and multifamily real estate projects;

          o the prevailing interest rates;

          o the fair market value of the related properties;

          o the borrower's equity in the related properties;

          o the borrower's financial condition;

          o the operating history and occupancy level of the property;

          o the tax laws; and

          o the prevailing general and regional economic conditions.

                   AMORTIZATION CHARACTERISTICS OF THE NOTES

                                    % OF INITIAL    NUMBER OF
TYPE OF NOTE                        POOL BALANCE    MORTGAGE NOTES
---------------------------------   ------------    --------------
ARD Notes........................        82.3%            209
Balloon Notes(1).................        16.1%             18
Fully Amortizing Notes (other
  than the ARD Notes)............         1.6%              7

------------------------
(1) A "Balloon Note" is a Note that provides for Monthly Payments requiring payment of interest only or an amortization schedule at least 12 months longer than the remaining stated term of such Mortgage Loan, such that substantial amounts of principal are due and payable on the respective Maturity Date, unless prepaid prior to the Maturity Date.

     BORROWER DEFAULT. In order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer may, under certain limited circumstances, modify Mortgage Loans that are in default or as to which a payment (in particular, a Balloon Payment) default is reasonably foreseeable. While the Special Servicer will have a duty to determine that any such modification is likely to produce a greater recovery on a net present value basis than liquidation, there can be no assurance that such flexibility with respect to modifications will increase the net present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a default is reasonably foreseeable.

     RISKS RELATING TO ENFORCEABILITY. All of the Mortgage Loans (other than certain Credit Tenant Loans, which permit the assumption thereof by an affiliate of the Credit Tenant in connection with a purchase of their related Mortgaged Property by the Credit Tenant) contain due-on-sale clauses, each of which permits the lender to accelerate the maturity of the Mortgage Loan if, with limited exception, the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property without the consent of the lender. Foreclosure by the lender on a mezzanine loan will not result in enforcement of the due-on-sale clause of the related Mortgage Loan. All of the Mortgage Loans also include debt-acceleration clauses, each of which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Each of the Mortgage Loans is secured by an assignment of leases and rents pursuant to which the related borrower assigned its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, such assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in the Prospectus.

     RISKS RELATING TO PREMIUM LOANS. 52 of the Mortgage Loans, which represent 38.9% of the Cut-off Date Principal Balance, are Premium Loans. "Premium Loans," which are more fully described in this Prospectus Supplement under "Description of the Mortgage Pool--Premium Loans," are Mortgage Loans under which the related borrower received additional proceeds in excess of the principal balance of the Mortgage Loan (such excess, a "Premium") in exchange for agreeing to pay an above-market interest rate on the Mortgage Loan sufficient to "amortize" the Premium through the Anticipated Repayment Date or Maturity Date, as applicable, of such Mortgage Loan. The borrowers acknowledged the receipt of such Premiums in the related loan documents. Under the related loan documents, in the event of a prepayment (which may occur as a result of an involuntary prepayment from a casualty or condemnation event or a default) of a Premium Loan, the borrower is required to repay the unamortized portion of the Premium (the "Return of Premium Amount"). The obligation to pay such amount upon prepayment is separate from any obligation of the borrower to pay a yield maintenance premium intended to compensate the lender for loss of interest and is expressly undertaken by the borrower in consideration for its receipt of the Premium.

     In analyzing the risk of default on Premium Loans, investors should take into account the PTV and the "amortization" of Premium. Set forth below is a comparison of PTVs and DSCRs for Premium Loans with LTVs and DSCRs of the other Mortgage Loans (exclusive of Credit Tenant Loans).

NUMBER                                                                              PREMIUM LOANS    OTHER MORTGAGE LOANS(1)
---------------------------------------------------------------------------------   -------------    -----------------------
Number and % of Initial Pool Balance.............................................       52/38.9%             178/61.1%
Maximum PTV/LTV as of the Cut-off Date (1).......................................          82.4%                 90.4%
Minimum PTV/LTV as of the Cut-off Date(1)........................................          53.5%                 25.7%
Weighted Average PTV/LTV as of the Cut-off Date (1)..............................          72.8%                 68.7%
Maximum DSCR as of the Cut-off Date(1)...........................................          2.43                  3.75
Minimum DSCR as of the Cut-off Date (1)..........................................          1.17                  1.05
Weighted Average DSCR as of the Cut-off Date (1).................................          1.35                  1.58

------------------------
(1) Exclusive of Credit Tenant Loans.

     In addition, the legal characterization of a Return of Premium under state law is unclear. If it is treated like other prepayment premiums, there may be certain limitations on the enforceability of such premium in certain jurisdictions, especially in the case of involuntary prepayments. See "Certain Legal Aspects of the Mortgage Loans--Default Interest, Prepayment Charges and Prepayments" in the Prospectus. Furthermore, if a borrower perceives that it can default on its Premium Loan and avoid its obligation to repay the Return of Premium Amount, it may be more likely to default in order to get a market rate of interest under a new mortgage loan. Any increase in defaults on the Mortgage Loans will have the effect of accelerating the amortization of the Classes of Certificates to which the related liquidation proceeds are distributed, even in the event that the Special Servicer recovers the full amounts due under such defaulted loans. See "Prepayment and Yield Considerations--Weighted Average Life of Offered Certificates" in this Prospectus Supplement.

     RISKS CONCERNING STATES WITH ONE ACTION RULES. Several states (including California) have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. Accordingly, the Pooling and Servicing Agreement will require the Special Servicer to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that are secured by properties where the rule could be applicable. In addition, in the case of a Pool Loan secured by Mortgaged Properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus.

     LIMITATIONS OF APPRAISALS. Appraisals were obtained for all of the Mortgaged Properties. With respect to 95.0% of the Initial Pool Balance (by Allocated Loan Amount), such appraisals were obtained within 18 months prior to the Cut-off Date. None is dated more than 24 months prior to the Cut-off Date. Appraisals represent the analysis and opinion of an appraiser. They are not guaranties of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to, and same method of, appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the appraised values of the Mortgaged Properties as of the Cut-off Date is presented under "Description of the Mortgage Pool" in this Prospectus Supplement for illustrative purposes only.

     RISKS ASSOCIATED WITH GROUND LEASES. 11 of the Mortgaged Properties, representing security for approximately 4.4% of the Initial Pool Balance, constitute, in whole or in part, the borrower's leasehold interest under a material ground lease. A material ground lease is one which constitutes the material portion of the Mortgaged Property and where the ground lessor is not a party to the Mortgage (that is, has not mortgaged its fee simple interest as security for the Mortgage Loan). Any Mortgaged Property where the ground lessee and ground lessor are both parties to the Mortgage has been categorized as a fee simple estate. Each of the Mortgage Loans secured by Mortgages on leasehold estates were underwritten taking into account payment of the ground lease rent, except in cases where the Mortgage is a lien on both the ground lessor's and ground lessee's interest in the Mortgaged Property. See "Description of the Mortgage Pool--Security for the Mortgage Loans" and "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase" in this Prospectus Supplement.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (breach and vacate the premises) the ground lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals). Furthermore, if a debtor lessee/borrower rejects any or all of its leases, the borrower's lender may not be able to succeed to the lessee/borrower's position under the lease unless the lessor has specifically granted the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the Trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt lessor. In such circumstances it is possible that the Trustee could be deprived of its security interest in the leasehold estate, notwithstanding any lender protection provisions contained in the lease or mortgage. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

     Additionally, the terms of all but one of the ground leases provide that the Trustee is permitted a reasonable opportunity to cure any default under such lease following notice of default. In the case of the exception, the ground lessor will be permitted to terminate the ground lease immediately upon default thereby terminating the Trustee's security interest in the leasehold estate. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

     RISKS ASSOCIATED WITH ZONING COMPLIANCE. Due to changes in zoning requirements after certain Mortgaged Properties were constructed, certain of the Mortgaged Properties may not comply with current zoning laws, including density, use, parking and set back requirements. The operation of these properties is considered to be a "permitted non-conforming use." This means that the borrower is not required to alter its structure to comply with the new law; however, the borrower may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following such loss. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay the Mortgage Loan in full. In addition, if the Mortgaged Property were repaired or restored in conformity with the current law, the value of the Mortgaged Property or the revenue-producing potential of the Mortgaged Property may not be equal to that which existed before the casualty.

     COSTS ASSOCIATED WITH COMPLIANCE WITH ADA. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers may incur costs to comply with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     RISKS RELATED TO LITIGATION.

     o Atlanta Marriott Litigation. On December 12, 1997 in the United States District Court for the Northern District of Georgia (the "Georgia Federal Court") and on January 5, 1998 in the Court of Chancery of the State of Delaware (the "Delaware Chancery Court"), certain limited partners of Atlanta Marriott II Marquis Limited Partnership ("AMM II"), the transferor of the real property interest in the Atlanta Marriott Hotel Property to HMA Realty Limited Partnership (the "Atlanta Marriott Borrower"), filed two purported class action and derivative lawsuits. These lawsuits were filed in connection with the merger of Atlanta Marriott Marquis Limited Partnership ("AMM I") with and into AMM II (the "Merger"), and they allege, among other things, that the defendants (which do not include the Atlanta Marriott Borrower) violated their fiduciary duties in connection with the Merger and that the defendants breached the AMM I partnership agreement by agreeing to transfer the Atlanta Marriott Hotel Property for inadequate consideration and by agreeing to terminate the ground lease, which action plaintiffs allege will deprive them of their sole source of distributions. Such lawsuits seek, among other things, monetary damages, rescission of the Merger and rescission of all transactions consummated in connection with the Merger, including rescission of the transfer of the land to the Atlanta Marriott Borrower and the termination of the ground lease. Although the complaints could be amended, there are no allegations that the Atlanta Marriott Hotel Loan is unfair or its terms improper. If a court were to rescind the transfer of the land and reinstate the ground lease, the land would be transferred to AMM II (or a recreated AMM I) and would be subject to the reinstated ground lease to Ivy Street Hotel Limited Partnership ("Ivy Street"). If this were to occur, the Trustee's lien on both the fee and leasehold interests most likely would not be impaired.

     In a filing with the Securities and Exchange Commission on Form 8-K dated December 31, 1997, Marquis Corporation, the general partner of AMM II, stated that it believes that the allegations asserted in the lawsuits are without merit and that Marquis Corporation intends to defend the lawsuits vigorously. On January 16, 1998, Marquis Corporation filed an answer and motion to dismiss in the Delaware Chancery Court. No date for a hearing on the motion to dismiss has been scheduled as of the Cut-off Date. On March 6, 1998, Marquis Corporation filed a motion to dismiss in the Georgia Federal Court and on November 13, 1998, the Georgia Federal Court granted such motion in part and dismissed all federal securities claims against the defendants. No trial date has been scheduled for the remaining state law claims as of the Cut-off Date. AMM II has also advised the Depositor that the litigation is not expected to have a material adverse effect on the business, financial condition or results of operations of itself, Ivy Street or the Atlanta Marriott Borrower. Ivy Street has also advised the Depositor to the same effect with respect to itself and the Atlanta Marriott Borrower, and the Atlanta Marriott Borrower has made the same statement with respect to itself.

     The lawsuits were filed in connection with the Merger on December 31, 1997, of AMM I, a publicly-traded limited partnership, with the consent of a majority of the limited partners not affiliated with its general partner, with and into AMM II, a newly-formed publicly-traded limited partnership. (References to "AMM" will mean AMM I at all times prior to the Merger and AMM II at all times from and after the Merger.) AMM II was formed and organized to succeed to AMM I's interest in Ivy Street, an entity owned 80% by AMM and 20% by entities unaffiliated with AMM. Prior to the financing for the Atlanta Marriott Hotel Loan (the "NACC/Marriott Financing"), Ivy Street owned the improvements that constitute the Atlanta Marriott Hotel Property and leased the land from AMM. Contemporaneously with the NACC/Marriott Financing, AMM II transferred the land and Ivy Street transferred the leasehold interest in the Atlanta Marriott Hotel Property to the Atlanta Marriott Borrower, which is owned 99% by Ivy Street and 1% by a wholly owned subsidiary of Ivy Street and the ground lease was terminated. Host Marriott Corporation ("Host Marriott"), a publicly traded corporation, is the parent of Marriott Marquis Corporation ("Marquis Corporation") which is the general partner of AMM. By way of an indirect capital contribution from Host Marriott, the Atlanta Marriott Borrower received from Ivy Street a capital contribution of $75,000,000. At the time of the Merger, the Atlanta Marriott Hotel Property was encumbered by a mortgage in the amount of $199,000,000. That mortgage was refinanced by the proceeds of the Atlanta Marriott Hotel Loan and a portion of the capital contribution.

     Host Marriott has agreed to indemnify the Atlanta Marriott Borrower and the Trustee for any costs or expenses that either entity may incur as a result of the litigation. Further, three title insurance policies issued by three national title insurance companies in favor of the Trustee provide coverage for any loss due to an impairment of the Atlanta Marriott Borrower's title to the Atlanta Marriott Hotel Property. Additionally, AMM II and Ivy Street have agreed to subject any interest they may acquire in the Atlanta Marriott Hotel Property to a mortgage identical to the Atlanta Marriott Mortgage and to become special purpose entities if they acquire any direct interest in the Atlanta Marriott Hotel Property, as a result of the litigation. However, no assurance can be given that such actions will or could be taken or that you, as a Certificateholder, will not suffer delays or a loss as a result of the litigation. For a description of the Atlanta Marriott Hotel Loan, see "Description of the Mortgage Pool--Significant Mortgage Loans--Atlanta Marriott Hotel Loan and Property" in this Prospectus Supplement.

     o Other Litigation. There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to your Certificates.

     RISKS RELATED TO LOANS TO BGK EQUITIES, INC. 11 Mortgage Loans, identified as Loan Numbers 44, 52, 69, 81, 113, 126, 128, 159, 170, 178 and 216 on Annex A
hereto, representing in the aggregate approximately 2.2% of the Initial Pool Balance (the "BGK Loans"), were made to limited partnerships, the general partner of which is BGK Equities, Inc. ("BGK"). See "Loans to Affiliated Borrowers Entail Risks" above. In connection with the origination of the BGK Loans, the Originators learned that Edward M. Gilbert, the current president of BGK ("Gilbert"), plead guilty in 1964 and 1967 to devising a scheme to defraud and to obtain money by false pretenses and grand larceny in connection therewith. In addition, in 1981 he was convicted of conspiracy and fraud in trading stock on the NYSE and was sentenced to a jail term of four years. Each of the borrowers under the BGK Loans is structured as a single-purpose entity. None of such borrowers is required to have an independent director and no non-consolidation opinion was delivered in connection with funding. However, a hard lock box has been established with respect to each BGK Loan, provided that prior to the occurrence of certain trigger events, including an event of default under the related BGK Loan, gross receipts from related Mortgaged Property deposited in the Lock Box Account are remitted to the respective borrower on a daily basis. Except for the BGK Loans known as the BGK-Loretto Playhouse, BGK-Lumber Exchange, BGK-Paseo Verde and BGK-Western Marquette, none of the BGK Loans is a Premium Loan. Each BGK Loan requires ongoing tax and insurance reserves and gives the lender the right to terminate the related property manager if certain minimum NOI and DSCR requirements are not met.

     RISKS RELATED TO THE BORROWER UNDER THE SPRINGFIELD MALL LOAN. Meshulam Riklis ("Riklis") is the majority owner of the limited partnership that owns 99% of the borrower under the Springfield Mall Loan, which represents 3.8% of the Initial Pool Balance. The following is based on published reports. Riklis was formerly the chairman and CEO of McCrory Corp. ("McCrory") both before and during insolvency proceedings involving McCrory. In 1997, a federal bankruptcy judge accepted the bid of a company controlled by Riklis to purchase all of the assets of McCrory, for a purchase price that yielded 18 cents on the dollar to administrative creditors (i.e., professionals who worked on the bankruptcy). Unsecured creditors received nothing. Riklis also controlled E-II Holdings ("E-II"), a company that was engaged in the manufacture of Samsonite luggage among other endeavors. E-II was also the subject of insolvency proceedings and Riklis was accused by the E-II investors of having wrongfully impaired E-II by moving significant assets from E-II to McCrory and other Riklis-controlled entities. McCrory settled a claim brought by the E-II investors. In the 1970s, the SEC charged Riklis with using the assets of Rapid American, then a public company, to help pay off $60 million in personal debts. The matter was settled in 1979 by a consent decree in which Riklis neither admitted nor denied the charges. For a detailed discussion of the Springfield Mall Loan, see "Description of the Mortgage Pool--Significant Mortgage Loans--The Springfield Mall Loan and Property" in this Prospectus Supplement.

     SERVICING TOTAL PARI PASSU LOANS. 14 of the Mortgage Loans, representing 22.4% of the Initial Pool Balance, are represented by CMAT Pari Passu Notes. Each CMAT Pari Passu Note is one of two or more pari passu first priority Notes. With respect to each CMAT Pari Passu Note, one Other Pari Passu Note exists which was originated by NACC/CCA and secured by a mortgage on the same Mortgaged Property or Mortgaged Properties as the applicable CMAT Pari Passu Note. The CMAT Pari Passu Notes are being deposited in this Trust Fund.

     With respect to each CMAT Pari Passu Note, the Trustee will be a party to a co-lender agreement with the owner of the related Other Pari Passu Note (which is the trustee of a separate commercial mortgage-backed securitization of an affiliate of NACC/CCA). Under the terms of the co-lender agreement with respect to each CMAT Pari Passu Note, the Trustee will be named as either lead lender or co-lender.

     With respect to the CMAT Pari Passu Notes as to which the trustee of another securitization is the lead lender, the servicer and special servicer of the other transaction will make all servicing decisions with respect to such Mortgage Loans, and the Special Servicer will not have the ability to direct any foreclosure or work out of such Mortgage Loans. In addition, the special servicer of the other transaction holding such CMAT Pari Passu Notes may be entitled to special servicing fees which it may deduct from proceeds on the CMAT Pari Passu Notes that would otherwise be remitted to the Trust Fund. For a further description of Total Pari Passu Loans, see "Description of the Mortgage Pool--CMAT Pari Passu Notes" in this Prospectus Supplement.

     RISKS RELATED TO CONFLICTS OF INTEREST

     o Conflicts Between Property Managers and Borrowers. Many of the property managers are affiliated with the related borrower. Most of the property managers (or their affiliates) also manage other properties and many property managers may own other properties. Thus, a property manager may manage or own properties that compete with the Mortgaged Property it manages. Accordingly, the manager of the Mortgaged Properties may experience conflicts of interest in the management of such properties.

     o Conflicts Between the Servicer or Special Servicer and the Trust
Fund. The Depositor has been advised by each of the Servicer and the Special Servicer that in the future it intends to service existing and new loans for third parties, including portfolios of loans similar to the Mortgage Loans, in the ordinary course of its business. The properties securing these mortgage loans may be in the same markets or have common owners, obligors and/or property managers as certain of the Mortgage Loans and the related Mortgaged Properties. Consequently, certain personnel of the Servicer or the Special Servicer, as applicable, may, on behalf of the Servicer or Special Servicer, respectively, perform services with respect to the Mortgage Loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties in the same markets as the Mortgaged Properties. In such a case, the interests of the Servicer or the Special Servicer, as applicable, and their other clients may differ from and compete with the interests of the Trust Fund and such activities may adversely affect the amount and timing of collections on the Mortgage Loans.

     o Conflicts Between the Trust Fund and Affiliates of the Depositor. A conflict between the Trust Fund and an affiliate of the Depositor may exist when such affiliate is a member or partner in the borrower or a parent of such borrower, or where such affiliate of the Depositor is a lender to a borrower or its parent. Specifically:

          (i) An affiliate of NACC/CCA has acquired a preferred equity interest in certain of the borrowers or their affiliates, which are the borrowers (or affiliates) with respect to 12 Mortgage Loans which represent approximately 3.8% of the Initial Pool Balance (see "--Certain Risks Related to Preferred Equity Investments" above); and

          (ii) An affiliate of NACC/CCA has an equity interest in the borrower or an affiliate of the borrower with respect to 2 Mortgage Loans (the "Common Equity Loans") which represent approximately 3.5% of the Initial Pool Balance.

     o Conflicts Between Trust Fund and The Common Equity Holder. An affiliate of NACC/CCA (the "Common Equity Holder") owns a common equity ownership interest in certain borrowers or the direct parents of borrowers with respect to the Common Equity Loans, as set forth below. Pursuant to the terms of the related borrowers' or parents' limited partnership or operating agreements, as applicable, payments to the Common Equity Holder will generally be made prior to payments to nonaffiliated members or partners, and the Common Equity Holder will have certain other preferential rights that are substantially similar to those of the Preferred Interest Holders. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Preferred Equity Investments" in this Prospectus Supplement. In addition, the Common Equity Holder has the right to replace the managing member or general partner, as the case may be, of the borrower under the related Common Equity Loan in the event of a default under such Common Equity Loan or non-compliance of such managing member or general partner with the provisions of the applicable operating or partnership agreement. In the case of the Iowa Malls Loan, the Common Equity Holder also has the right to enforce the rights and remedies of the borrower under the related property management agreement without the consent of the managing member. Such equity investments may create a conflict between the Trust Fund and the Common Equity Holder and its affiliates.

                            THE COMMON EQUITY LOANS

                                                                                                               CUT-OFF DATE
MORTGAGE LOAN                                                                                                 PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------------   -----------------
Iowa Malls Loans...........................................................................................      $65,875,608
Peru Mall Loans............................................................................................      $17,730,768

     The aggregate Cut-off Date Principal Balance for the 2 Mortgage Loans described above (the "Common Equity Loans") represents approximately 3.5% of the Initial Pool Balance.

     In addition, an affiliate of the Depositor may have other financing arrangements with affiliates of the borrowers and may enter into additional financing relationships in the future. Certain current or former officers and directors of the Depositor and its affiliates may own equity interests in affiliates of the borrowers. In such capacity, the Depositor's interests may conflict with those of the Trust Fund.

RISKS RELATED TO THE CERTIFICATES

     RISKS RELATED TO PREPAYMENTS. The yield to maturity on your Certificates will depend, in significant part, upon the rate and timing of principal payments on the Mortgage Loans. For this purpose, principal payments include voluntary prepayments, if permitted, or involuntary prepayments resulting from
(i) casualty or condemnation, (ii) defaults and liquidations, (iii) repurchases upon breaches of representations and warranties (as further described under "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase" in this Prospectus Supplement) or (iv) the purchase of the Mortgage Loans by the holders of the Class LR Certificates or the most subordinate Class of Certificates then outstanding (as further described under "The

Pooling and Servicing Agreement--Optional Termination" in this Prospectus Supplement). In situations reflected in (iii) and (iv) listed above, the price paid in connection with such a purchase or repurchase would be passed through to you, as holder of a Certificate, with the same effect as if such Mortgage Loan or Mortgage Loans had been prepaid in full (except for any distribution of any Prepayment Premium that would otherwise be payable with respect to a default or prepayment by the borrower). No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the Mortgage Loans. See "Description of the Offered Certificates--Prepayment and Yield Considerations" in this Prospectus Supplement.

     RISKS RELATED TO YIELD. The yield on your Certificates, particularly a subordinate Certificate, will be sensitive to the timing of prepayments, repurchases or purchases of Mortgage Loans, and the magnitude of losses on the Mortgage Loans due to liquidations. In general, if you purchase your Certificates at a premium and principal distributions thereon occur at a rate faster than you anticipated at the time of your purchase, to the extent that the required Prepayment Premiums are not received, your actual yield to maturity may be lower than the yield you expected at the time of purchase. Conversely, if you purchase your Certificate at a discount and principal distributions thereon occur at a rate slower than you anticipated at the time of your purchase, your actual yield to maturity also may be lower than you assumed at the time of purchase.

     The investment performance of your Certificates may vary materially and adversely from your expectations due to prepayments on the Mortgage Loans that are higher or lower than you anticipated. The actual yield to you, as a holder of an Offered Certificate, may not be equal to the yield you anticipated at the time of your purchase or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment that you expected or the expected weighted average life of your Certificate may not be realized. In deciding whether to purchase any Offered Certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. See "Prepayment and Yield Considerations" in this Prospectus Supplement.

     RISKS ASSOCIATED WITH MORTGAGOR DEFAULTS; DELINQUENCIES AND DEFAULTS BY THE BORROWER MAY DELAY PAYMENTS TO YOU. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect the amount of distributions on your Certificates, the yield to maturity of your Certificates, the rate of principal payments on your Certificates and the weighted average life of your Certificates. Delinquencies on the Mortgage Loans, unless covered by Advances, may result in shortfalls in distributions of interest and/or principal on your Certificates for the current month. See "--Right of Servicer and Others to Receive Interest on Advances Is Senior to Your Right to Receive Distributions" below. Although any such shortfalls may be made up on future Distribution Dates, no interest would accrue on any such shortfalls. Thus, any such shortfalls would adversely affect the yield to maturity of your Certificates.

     If you calculate the anticipated yield for any Class of Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such losses are allocable to such Class of Certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan allocated to your Certificates will also affect the actual yield to maturity of your Certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity. Mortgage Loans with higher interest rates may be more likely to default or result in borrower bankruptcies. See "Description of the Offered Certificates--Prepayment and Yield Considerations" in this Prospectus Supplement.

     RISKS ASSOCIATED WITH DUAL AMORTIZATION LOANS. 16 of the Mortgage Loans, which represent 2.8% of the Initial Pool Balance, are "Dual Amortization Loans." For each of these loans, standard underwriting criteria may have required an amortization schedule longer than that which was preferred by the borrower. In order to accommodate the borrower, the Dual Amortization Loans provide the borrower with two amortization schedules. The borrower is required to make payments sufficient to amortize the Dual Amortization Loan over the shorter of the two amortization schedules. Failure of the borrower to make payments consistent with the shorter amortization schedule does not result in a default under the Dual Amortization Loan. Instead, in the event the borrower fails to make payments consistent with the shorter amortization schedule on any Due Date, all excess cash flow from the related Mortgaged Property on future Due Dates is kept from the borrower in a lock box account and used to make payments due under the shorter amortization schedule. If the cash flow from the Mortgaged Property is sufficient to make such payments for three sequential Due Dates, future excess property cash flow is released to the borrower. Dual Amortization Loans are not in payment default unless the borrower fails to make payments in accordance with the longer amortization schedule, and such loans may not be accelerated or foreclosed upon as a result of the failure of the borrower to make the relatively larger payments required by the shorter amortization schedules. DSCRs disclosed herein with respect to the Dual Amortization Loans are calculated based on such Mortgage Loans' longer amortization schedules. However, the tables set forth in this Prospectus Supplement under "Prepayment and Yield Considerations--Weighted Average Life of the Offered Certificates" assume that the Dual Amortization Loans will amortize in accordance with the shorter amortization schedules. Failure of the Dual Amortization Loans to amortize in accordance with the shorter amortization schedules may result in the extension of the lives of some Classes of Certificates and may adversely affect the yields to maturity of any such Classes purchased at a discount. For a further description of Dual Amortization Loans, see "Description of the Mortgage Pool--Dual Amortization Loans" in this Prospectus Supplement.

     THE CERTIFICATES ARE SUPPORTED BY LIMITED ASSETS. If the Trust Fund is insufficient to make payments on your Certificates, no other assets will be available to you for payment of the deficiency.

     LOSSES AFFECT WEIGHTED AVERAGE LIFE AND YIELD TO MATURITY. Even if losses on the Mortgage Loans are not borne by an investor in a particular Class of Offered Certificates, such losses may affect the weighted average life and yield to maturity of such investor's Certificates. See "--Different Timing of Mortgage Loan Amortization Poses Certain Risks" above and "Prepayment and Yield Considerations--Weighted Average Life of Offered Certificates" in this Prospectus Supplement.

     RIGHT OF SERVICER AND OTHERS TO RECEIVE INTEREST ON ADVANCES IS SENIOR TO YOUR RIGHT TO RECEIVE DISTRIBUTIONS. Under certain circumstances, as more fully described in this Prospectus Supplement under "The Pooling and Servicing Agreement--Advances," the Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances at the time such Advances are made until such Advances (a) are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or (b) are determined to be nonrecoverable Advances. Such interest will accrue from (and including) the date on which the related Advance is made, or the related expense is incurred, up to (but excluding) the date on which such amounts are recovered. The Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to receive such payments of interest is prior to your right, as holder of Certificates, to receive distributions on your Certificates and, consequently, may result in delays in distributions on, or in losses being allocated to, your Certificates that would not have resulted absent the accrual of such interest.

     COMPENSATION TO THE SPECIAL SERVICER MAY BE SENIOR TO YOUR RIGHT TO RECEIVE DISTRIBUTIONS. Certain circumstances, including delinquencies in the payment of principal and interest, may result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to additional compensation for special servicing activities which may result in delays in distributions on, or in losses being allocated to, your Certificates that would not otherwise have resulted absent such compensation. See "The Pooling and Servicing Agreement--Special Servicing" in this Prospectus Supplement.

     SERVICER OR SPECIAL SERVICER MAY PURCHASE CERTIFICATES; CONFLICT OF INTEREST. The Servicer or Special Servicer or an affiliate thereof will be permitted to purchase the Certificates of any Class. Following any such purchase of Certificates, the Servicer or Special Servicer will have rights as a holder of Certificates, including certain Voting Rights and, in the case of the Special Servicer, the rights of the Directing Holder (if the Special Servicer is the purchaser of the Class M-1 Certificates), which are in addition to such entity's rights as Servicer or Special Servicer under the Pooling and Servicing Agreement. Consequently, any purchase of Certificates by the Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling and Servicing Agreement and its interest as a holder of a Certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. In addition, the Directing Holders can replace the Special Servicer.

     CONSENTS. Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of the outstanding Certificates will be required to direct, consent to or approve, and will be sufficient to bind all Certificateholders to, certain actions, including amending the Pooling and Servicing Agreement in certain circumstances. See "The Pooling and Servicing Agreement--Amendment" in this Prospectus Supplement.

     RISKS ASSOCIATED WITH LIQUIDITY AND MARKET VALUE. There is currently no secondary market for the Offered Certificates. While the Underwriters have advised the Depositor that they currently intend to make a secondary market in the Offered Certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, even if a secondary market does develop, it may not provide you with liquidity of investment and such market may not continue for the life of your Certificates. The Offered Certificates will not be listed on any United States securities exchange. Lack of liquidity could result in a precipitous drop in the market value of your Certificates. In addition, the market value of your Certificates at any time may be affected by many factors, including then prevailing interest rates, the spreads over the applicable U.S. Treasury rate for commercial mortgage-backed securities, and the volatility of commercial mortgage-backed securities and fixed income securities generally. No representation is made by any person or entity as to the market value of any Offered Certificate at any time.

     PASS-THROUGH RATE CONSIDERATIONS. As described in this Prospectus Supplement under "Description of the Offered Certificates--Distributions," the Pass-Through Rates on the Class A-4, Class B, Class C, Class D and Class E Certificates are, in each case, equal to the lesser of a certain fixed rate and the Weighted Average Net Mortgage Pass-Through Rate of the Mortgage Loans. Because the Mortgage Loans amortize principal at different rates and may be prepaid at the expiration of their respective Lock-out Periods, the Weighted Average Net Mortgage Rate will fluctuate over the lives of such Classes of Certificates. See "Prepayment and Yield Considerations--Yield" in this Prospectus Supplement.

RISKS RELATED TO THE YEAR 2000

     o General. The Depositor is aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

     The Depositor has been advised by the Servicer and the Trustee that they are committed to either (i) implementing modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant or (ii) acquiring computer systems that are year 2000 compliant, in each case prior to January 1, 2000. However, neither the Depositor nor any affiliate of the Depositor has made any independent investigation of the computer systems of the Servicer or the Trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or accounting of receipts on the Mortgage Loans could adversely affect distributions on the Certificates.

     o The Depository Trust Company. DTC has informed members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate timeframes.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, its participating organizations (through which Certificateholders will hold their Offered Certificates), as well as the computer systems of third-party service providers. DTC has informed the financial community that it is contacting (and will continue to contact) third-party vendors from whom DTC acquires services to:
(i) impress upon them the importance of such services being year 2000 compliant and (ii) determine the extent of their efforts with respect to remediation of year 2000 problems with (and, as appropriate, testing of) their services. In addition, DTC has stated that it is in the process of developing such contingency plans as it deems appropriate.

     If problems associated with the year 2000 issue were to occur with respect to DTC and the services described above, distributions to Certificateholders could be delayed or otherwise adversely affected.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The assets of Commercial Mortgage Asset Trust ("CMAT" or the "Trust Fund") consist of 230 fixed-rate mortgage loans (each, a "Mortgage Loan" and, collectively, the "Mortgage Pool") secured by first liens on 268 multifamily and commercial properties (the "Mortgaged Properties"). The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $2,374,987,404 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. All numerical information provided in this Prospectus Supplement with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to in this Prospectus Supplement without further description are approximate percentages by aggregate Cut-off Date Principal Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

     Each Mortgaged Property consists of real property constituting (i) a retail property (a "Retail Property," and any Mortgage Loan secured thereby, a "Retail Loan"), (ii) an office property (an "Office Property," and any Mortgage Loan secured thereby, an "Office Loan"), (iii) an apartment building or complex consisting of five or more rental units (a "Multifamily Property," and any Mortgage Loan secured thereby, a "Multifamily Loan"), (iv) a full or limited service or extended stay hotel or motel property (a "Hotel Property," and any Mortgage Loan secured thereby, a "Hotel Loan"), (v) an industrial property (an "Industrial Property," and any Mortgage Loan secured thereby, an "Industrial Loan"), (vi) a factory outlet center property (a "Factory Outlet Center Property," and any Mortgage Loan secured thereby, a "Factory Outlet Center Loan"), (vii) a health club facility (each, a "Health Club Property" and any Mortgage Loan secured thereby, a "Health Club Loan"), (viii) a mobile home community (a "Mobile Home Park Property" and any Mortgage Loan secured thereby, a "Mobile Home Park Loan") and (ix) a hospital, a nursing home or a congregate care facility (each, a "Healthcare Property," and any Mortgage Loan secured thereby, a "Healthcare Loan"). Certain statistical information relating to the various types of Mortgaged Properties is set forth below under "--Additional Mortgage Information--Cut-off Date Principal Balance by Property Type."

     15 of the Mortgage Loans (the "Pool Loans"), representing 18.5% of the Initial Pool Balance, are secured by two or more Mortgaged Properties, either pursuant to cross-collateralization with other Mortgage Loans in the Mortgage Pool or pursuant to a single Note by a single borrower secured by multiple Mortgaged Properties. See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Loan Concentration Entails Risks" in this Prospectus Supplement.

     None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Mortgage Loan Sellers, the Originators, the Underwriters, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent or any of their respective affiliates. All of the Mortgage Loans are non-recourse loans so that, in the event of a borrower default on any Mortgage Loan, recourse may generally be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. However, generally, the Mortgage Loans may become recourse upon the occurrence of certain events of default under the Mortgage Loans, including, in most cases, the transfer or voluntary encumbrance of the Mortgaged Property without the consent of the lender.

     The Mortgage Loans were generally underwritten in accordance with the underwriting criteria described below under "--The Mortgage Loan Program--Underwriting Standards." The Depositor will purchase the Mortgage Loans on or before the Closing Date from the Mortgage Loan Sellers pursuant to Mortgage Loan Purchase and Sale Agreements (each, a "Mortgage Loan Purchase and Sale Agreement") to be dated as of the Cut-off Date. Each Mortgage Loan Seller will be obligated under its Mortgage Loan Purchase and Sale Agreement to repurchase a Mortgage Loan in the event of a material breach of a representation or warranty of a Mortgage Loan Seller with respect to such Mortgage Loan as described under "The Pooling and Servicing Agreement--

Representations and Warranties; Repurchase" herein. NHA, the indirect parent of CCA, will be required to purchase any Mortgage Loan that CCA is required, but fails, to repurchase in connection with a breach of representations and warranties. The Depositor will assign the Mortgage Loans, together with the Depositor's rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations or warranties regarding the Mortgage Loans, to LaSalle National Bank, as Trustee, for the benefit of the Certificateholders, pursuant to the Pooling and Servicing Agreement. First Union National Bank, in its capacity as Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or replace Mortgage Loans with deficient documentation or which are otherwise defective. Each Mortgage Loan Seller will sell its Mortgage Loans without recourse, and, accordingly, will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by it to the Depositor and assigned by the Depositor to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" herein and "Description of the Agreements--Representations and Warranties; Repurchases" in the Prospectus.

SECURITY FOR THE MORTGAGE LOANS

     Each Mortgage Loan is generally nonrecourse and is secured by one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Mortgaged Properties. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Property. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or the establishment and pledge of one or more reserve or escrow accounts for, among other things, necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves (such accounts, "Reserve Accounts"). See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Escrows" in this Prospectus Supplement.

     Each Mortgage Loan is evidenced by one or more promissory notes (each, a "Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage"). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property subject to any Permitted Encumbrances (as defined below), as set forth on the following table:

                        SECURITY FOR THE MORTGAGE LOANS

                                                                                                                     NUMBER OF
                                                                                                  % OF INITIAL       MORTGAGED
INTEREST OF BORROWER ENCUMBERED                                                                   POOL BALANCE(1)    PROPERTIES
-----------------------------------------------------------------------------------------------   ---------------    ---------
Fee Simple Estate(2)...........................................................................         95.6%           257
Leasehold Estate(3)(4).........................................................................          4.4             11
                                                                                                       -----            ---
Total..........................................................................................          100%           268
                                                                                                       -----            ---
                                                                                                       -----            ---

------------------------

(1) Based on the Cut-off Date Principal Balance or Cut-off Date Allocated Loan Amount of the related Mortgaged Property.

(2) For any Mortgaged Property where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a fee simple estate.

(3) Leasehold estates are marked on Annex B with an "*".

(4) Includes any Mortgaged Property where a material portion of such property is subject to a ground lease and the ground lessor is not a party to the Mortgage.

     Each Mortgage constitutes a first lien on the borrower's interest in a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet due and payable, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the applicable Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies (collectively, "Permitted Encumbrances").

THE MORTGAGE LOAN PROGRAM--UNDERWRITING STANDARDS

     Each Mortgage Loan was originated by NACC/CCA or Bloomfield (the "Originators"), as set forth above under "Summary of Prospectus
Supplement--Originators," and is generally consistent with the underwriting standards applied by NACC/CCA in connection with the purchase or origination of each of the Mortgage Loans, as described below.

     NACC/CCA purchased the Mortgage Loans that it did not originate pursuant to a purchase and sale agreement with Bloomfield.

     NACC/CCA's underwriting process involves calculations of Net Cash Flow reflecting certain adjustments. This Net Cash Flow calculation is used to determine DSCR. "Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by NACC/CCA based upon borrower-supplied information for a recent period that is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization. Net Cash Flow does not reflect debt service, subordinated ground rent, or non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures, and may have been adjusted by, among other things, (i) in the case of the Multifamily Properties and Mobile Home Park Properties, annualizing rental revenue shown on a recent rent roll before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon, (ii) in the case of certain Office Properties, Industrial Properties, Factory Outlet Center Properties and Retail Properties, determining current revenues from leases in place, (iii) assuming the occupancy rate for the Mortgaged Property or pool of Mortgaged Properties was less than the actual occupancy rate, including in the case of certain of the Hotel Properties, to account for an above-market occupancy rate or to reflect new construction in the market, (iv) in the case of the Retail Properties and Factory Outlet Center Properties, excluding certain percentage rent, (v) excluding certain non-recurring income and/or expenses,
(vi) assuming that a management fee of 3% to 5% of revenue and a franchise fee of 3.5% to 6% of room revenue (for Hotel Properties only) was payable with respect to the Mortgaged Property, (vii) taking into account new tax assessments and utility savings from the installation of new energy efficient equipment,
(viii) in certain cases, assuming that operating and/or capital expenses with respect to the Mortgaged Property were greater than actual expenses,
(ix) subtracting from net operating income replacement or capital expenditure reserves, (x) in the case of the Retail Properties, Industrial Properties and Office Properties (other than such properties securing a Credit Tenant Loan), subtracting from net operating income an assumed allowance for tenant improvements and leasing commissions and (xi) in the case of the Credit Tenant Loans, assuming the Net Cash Flow is equal to the rental obligations of the tenants under the Credit Tenant Leases for the term of the Credit Tenant Loan.

     "Net Cash Flow" reflects the calculations and adjustments used by NACC/CCA for its underwriting process and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, "Net Cash Flow" and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

     Reletting costs and capital expenditures are crucial to the operation of commercial and multifamily properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income, Net Cash Flow and debt service coverage ratios of the Mortgage Loans.

     If and when the words "expects," "intends," "anticipates," "estimates," and analogous expressions are used in this Prospectus Supplement, such statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, and various other events, conditions and circumstances, many of which are beyond the control of the Depositor, the Underwriters, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Originators. Any forward-looking statements speak only as of their date. The Depositor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this Prospectus Supplement to reflect any change in events, conditions or circumstances on which any such statement is based.

     No representation is made as to the future net cash flow of the properties, nor is "Net Cash Flow" set forth in this Prospectus Supplement intended to represent such future net cash flow.

     In underwriting each Mortgage Loan in connection with the origination or acquisition thereof, income information provided by the related borrower was examined by NACC/CCA. In addition, the operating history of the property, industry data regarding the local real estate market and the appraiser's analysis were reviewed and, if conditions warranted, net operating income with respect to the related Mortgaged Property was adjusted for purposes of determining whether the Mortgaged Property satisfied the debt service coverage ratio required by NACC/CCA's underwriting guidelines. In accordance with the underwriting guidelines, net operating income of any Mortgaged Property may have been adjusted by, among other things, the adjustments listed in the definition of "Net Cash Flow" described under "--Additional Mortgage Loan Information" below. In connection with the underwriting, net operating income was based upon information provided by the borrower and neither the Depositor nor NACC/CCA makes any representation as to the accuracy of such information; provided, however, that, with respect to certain of the Mortgage Loans, NACC/CCA or the borrower engaged independent accountants to review or perform certain procedures to verify such information.

     Each Originator caused each Mortgaged Property to be inspected to determine whether it was in acceptable physical condition. The inspection included a review of ongoing maintenance programs, common area upkeep, mechanical systems and grounds maintenance. In addition, an engineering study and an environmental review were prepared by appropriate consultants. With respect to environmental matters, a Phase I environmental assessment (and, where appropriate, a Phase II environmental assessment) was conducted for each Mortgaged Property. A credit investigation was completed for all prospective borrowers, in connection with which a credit report generally not more than 30 days old as of the date of the loan application and current financial statements were obtained. The borrowers with respect to 54 of the Mortgaged Properties representing, in the aggregate, 63.7% of the Initial Pool Balance, excluding the portion of the Initial Pool Balance representing Credit Tenant Loans, provided audited financial statements, agreed upon procedures or statements certified by an independent accountant. The cash flow and NOI information presented in Annex B may not correspond to the comparable information included in the accountants' reports because of adjustments made by NACC/CCA as part of its underwriting procedures.

PREMIUM LOANS

     52 of the Mortgage Loans, which represent 38.9% of the Initial Pool Balance, are "Premium Loans." A lender that makes a Premium Loan advances to the borrower at closing an amount in excess of the principal balance of such Premium Loan (such excess amount, the "Premium"); that is, the face amount of the note is less than the amount advanced to the borrower. In return for its receipt of the Premium, the borrower agrees to pay an above-market rate of interest on the Premium Loan. The "excess" interest generated by the spread of the higher rate over a market rate (the "Base Interest Rate") is sufficient to "amortize" the Premium over the term of the loan or, in the case of an ARD Loan, the loan term through the Anticipated Repayment Date. The Premium Loan borrower is not required to repay the Premium as part of principal. However, the borrower is required to pay a Prepayment Premium to compensate the Trust Fund for the unamortized portion of the Premium (a "Return of Premium Amount") upon any prepayment of the loan (generally by reason of default, casualty or condemnation). See "Risk Factors and Other Special Considerations--Risks Relating to Enforceability of Premium Loans" and "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest, Prepayment Charges and Prepayments" in the Prospectus.

     With respect to Premium Loans, (i) loan-to-value ratio ("LTV") means the principal amount as of the Cut-off Date of such Premium Loan, exclusive of the Premium, divided by the Appraised Value of the related Mortgaged Property and
(ii) proceeds-to-value ratio ("PTV") means the principal amount as of the Cut-off Date of such loan plus the unamortized portion of the Premium as of the Cut-off Date, divided by the Appraised Value of the related Mortgaged Property. The weighted average of the Premiums (expressed as a percentage of the initial principal balances of the Mortgage Loans, exclusive of the Premium) as of the respective dates of origination (including Mortgage Loans that were originated at par) is 3.3% and the weighted average of the Premiums at which the Premium Loans were originated is 8.6%, with a range of 2.9% to 15.0%.

     For the characteristics of each Premium Loan, see Annex A and Annex C.

                                 PREMIUM LOANS

                                                             WEIGHTED   WEIGHTED
                                                             AVERAGE    AVERAGE    WEIGHTED                AVERAGE
                                                             CUT-OFF    CUT-OFF    AVERAGE    WEIGHTED   CUT-OFF DATE   WEIGHTED
RANGE OF PREMIUMS                                 NUMBER      DATE       DATE       ARD       AVERAGE     PRINCIPAL     AVERAGE
AS A % OF ORIGINAL LOAN BALANCE                   OF NOTES    LTV        PTV       LTV/PTV     DSCR        BALANCE      PREMIUM(1)
------------------------------------------------  --------   --------   --------   --------   --------   ------------   -----------
less than 5.0%..................................      3        69.5%      71.8%      56.0%      1.32     $ 52,694,729       3.3%
5.0--9.9%.......................................     32        66.9%      73.1%      55.6%      1.36     $ 19,041,781       9.5%
10.0--15.0%.....................................     19        65.7%      72.6%      53.1%      1.32     $  8,237,784      10.6%
                                                     --        ----       ----       ----       ----     ------------      -----
Total/Weighted Average..........................     54        67.2%      72.8%      55.2%      1.35     $ 17,109,983       8.6%


                                                   AGGREGATE
                                                  CUT-OFF DATE
RANGE OF PREMIUMS                                  PRINCIPAL
AS A % OF ORIGINAL LOAN BALANCE                     BALANCE
------------------------------------------------  ------------
less than 5.0%..................................  $158,084,187
5.0--9.9%.......................................  $609,336,993
10.0--15.0%.....................................  $156,517,904
                                                  ------------
Total/Weighted Average..........................  $923,939,084

------------------------
(1) Premium as of the date of origination as a percentage of the original principal balance.

CMAT PARI PASSU NOTES

     13 of the Mortgage Loans, representing 22.4% of the Initial Pool Balance, are each represented by one of two or more notes which collectively constitute a "Total Pari Passu Loan." Each such Mortgage Loan is represented by one or more notes which are owned by the Trust Fund (collectively, the "CMAT Pari Passu Note"). With respect to each CMAT Pari Passu Note, another note (an "Other Pari Passu Note") was also originated by NACC/CCA and secured by a mortgage on the same Mortgaged Property or Mortgaged Properties as the CMAT Pari Passu Note and was previously deposited into a separate commercial mortgage-backed securitization of an affiliate of CCA (a "CCA-CMBS Transaction").

     With respect to each Total Pari Passu Loan, the Trustee will be party to a co-lender agreement with the trustee of the CCA-CMBS Transaction into which the related Other Pari Passu Note was deposited. The Trustee will either be named as lead lender (the "Lead Lender"), in which case the trustee of the other CCA-CMBS Transaction will be named as the co-lender (the "Co-Lender"), or the Trustee will be named as co-lender, in which case the trustee of the other CCA-CMBS Transaction will be named as lead lender.

     All amounts received in respect of any Total Pari Passu Loan (other than Credit Tenant Loans) will be allocated between the applicable CMAT Pari Passu Note and the related Other Pari Passu Note pro rata in accordance with the amounts due thereunder. However, a CMAT Pari Passu Note and the related Other Pari Passu Note may not amortize on the same schedule. With respect to the Credit Tenant Loans which are represented by CMAT Pari Passu Notes, such CMAT Pari Passu Notes are interest-only Balloon Notes for ten years and the Other Pari Passu Notes are fully amortizing. The holder of the Balloon Note will not receive principal until 114 months from the Cut-off Date, except that in the event of the occurrence of a continuing event of default under any such Credit Tenant Loan, all amounts received in respect thereof that are allocable to principal will be applied pro rata in accordance with the outstanding principal balances of the related notes without regard to the amortization schedules thereof. In the event that such event of default is cured and a Credit Tenant is performing under a lease with respect to the related Mortgaged Property, which lease provides sufficient rent to make all required payments of principal and interest under the related Mortgage Loan, then the original amortization schedules can be restored if the Rating Agencies confirm that such restoration will not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. As Lead Lender, the Trustee will have the ability to exercise any rights or powers of the lead lender under the loan documents, including acceleration of the applicable Total Pari Passu Loans and foreclosure on the related Mortgaged Property or Mortgaged Properties.

     The Trustee will be the mortgagee of record with respect to each Total Pari Passu Loan as to which it is Lead Lender, and the trustee of the applicable other CCA-CMBS Transaction of which the related Other Pari Passu Note is a part will be the mortgagee of record with respect to each Total Pari Passu Loan as to which the Trustee is the Co-Lender, in each case on behalf of the holders of both the CMAT Pari Passu Note and the related Other Pari Passu Note.

     The Servicer will make all servicing decisions with respect to each CMAT Pari Passu Note and the related Other Pari Passu Note or Other Pari Passu Notes as to which the Trustee is the Lead Lender and the Special Servicer will specially service each such CMAT Pari Passu Note and the related Other Pari Passu Note or Other Pari Passu Notes in the event that it becomes a Specially Serviced Mortgage Loans. The Servicer, the Trustee or Fiscal Agent will be required to make all Property Advances with respect to Total Pari Passu Loans as to which the Trustee is the Lead Lender, but will be entitled to certain reimbursement from the servicer for the applicable CCA-CMBS Transaction. The Servicer will only be required to make P&I Advances with respect to the amounts due on the CMAT Pari Passu Notes.

     The servicer and special servicer acting on behalf of the holder of the applicable other CCA-CMBS Transaction of which the Other Pari Passu Note is a part will make all servicing decisions (pursuant to an agreement substantially similar to the Pooling and Servicing Agreement) with respect to the CMAT Pari Passu Notes and the Other Pari Passu Note or Other Pari Passu Notes as to which the Trustee is the Co-Lender, and neither the Special Servicer nor the Directing Holders will have the ability to direct any foreclosure or workout of such CMAT Pari Passu Notes and the Other Pari Passu Note. Such servicer will be required to make full Property Advances on each such Total Pari Passu Loan, but will be entitled to immediate reimbursement from the Servicer. Any such reimbursement by the Servicer in respect of CMAT Pari Passu Notes as to which the Trustee is the Co-Lender will be treated as a Property Advance. The servicer on behalf of the Lead Lender will be required to make Property Advances irrespective of the Co-Lender's compliance with such reimbursement requirements. With respect to all Property Advances, the Lead Lender's determination as to recoverability will bind the Co-Lender. See "The Pooling and Servicing Agreement--Advances" in this Prospectus Supplement. In addition, the Special Servicer of such Total Pari Passu Loans will be entitled to fees from amounts that would otherwise be distributable to the holder of the CMAT Pari Passu Note. See "The Pooling and Servicing Agreement--Special Servicing" in this Prospectus Supplement.

     In either case the Servicer or the servicer on behalf of the holder of the related Other Pari Passu Note will be required to service for the benefit of the holders of the related CMAT Pari Passu Note and the holder of the Other Pari Passu Note with a view to maximizing recovery to all such holders.

     The following table indicates, for each CMAT Pari Passu Note, whether the Trustee will be Lead Lender or Co-Lender:

                             TOTAL PARI PASSU LOANS

                                                      CMAT PARI                            PRINCIPAL
                                                      PASSU NOTE                            BALANCE
                                                     CUT-OFF DATE                           OF OTHER
                                                      PRINCIPAL        % OF INITIAL        PARI PASSU          LEAD OR
MORTGAGE LOAN                                          BALANCE         POOL BALANCE         NOTE(S)           CO-LENDER
-------------------------------------------------   ---------------    ------------      ---------------    --------------
Park LaBrea Loan.................................    $ 140,613,989         5.9%           $ 140,613,989      Co-Lender(1)
Prime Retail III Pool Loan.......................    $  97,878,360         4.1%           $  65,252,240      Co-Lender(2)
Springfield Mall Loan............................    $  90,394,069         3.8%           $  90,394,069      Co-Lender(1)
Atlanta Marriott Hotel Loan......................    $  80,770,298         3.4%           $  80,770,298      Co-Lender(1)
Accor Credit Tenant Loan.........................    $  40,320,671         1.7%           $   9,211,548     Lead Lender(3)
Airport Industrial Loan..........................    $  30,343,508         1.3%           $  39,190,240      Co-Lender(2)
Circuit City Credit Tenant Loan..................    $  15,718,312         0.7%           $   2,899,555     Lead Lender(3)
Soho Grand Hotel Loan............................    $  11,940,271         0.5%           $  47,761,083      Co-Lender(2)
Bentley-Mills Credit Tenant Loan.................    $  11,685,718         0.5%           $   3,238,037     Lead Lender(3)
Morgantown Mall and Commons Retail Loan..........    $  11,612,826         0.5%           $  46,451,303      Co-Lender(2)

------------------------
(1) The Lead Lender is the trustee under the D6 Securitization, under which the Total Pari Passu Loans are serviced by AMRESCO Services, L.P. ("ASLP") and, if necessary, specially serviced by BancOne Mortgage Capital Markets, LLC. In the event that ASLP is removed as servicer of any such Other Pari Passu Note as to which the Trustee is the Co-Lender, then any successor servicer of such Other Pari Passu Note would also act as servicer of the CMAT Pari Passu Note contained in the Trust Fund.

(2) The Lead Lender is the trustee under the D7 Securitization under which the Total Pari Passu Loans are also serviced by ASLP and, if necessary, specially serviced by AMRESCO Management, Inc. In the event that ASLP is removed as servicer of any such Other Pari Passu Note as to which the Trustee is the Co-Lender, then any successor servicer of such Other Pari Passu Note would also act as servicer of the CMAT Pari Passu Note contained in the Trust Fund.

(3) The Lead Lender is the Trustee under this securitization and the Co-Lender is the trustee under the D7 Securitization. The Servicer will make all servicing decisions with respect to the Total Pari Passu Loans and the Special Servicer will specially service any such Total Pari Passu Loans in the event that they become Specially Serviced Mortgage Loans.

CREDIT TENANT LOANS

     17 of the Mortgage Loans (the "Credit Tenant Loans"), representing 5.2% of the Initial Pool Balance, are secured by Mortgages on Mortgaged Properties ("Credit Tenant Properties") that are, in each case, subject to a net lease obligation (a "Credit Tenant Lease") of a tenant (a "Credit Tenant"), which possesses, or whose parent or affiliate that guarantees the lease obligations (a "Guarantor") possesses, a long-term unsecured debt rating of no less than "B-" (or an equivalent rating) from one or both of the Rating Agencies or "NAIC2" from the National Association of Insurance Commissioners ("NAIC") (except for the tenant of the Dairy Mart Credit Tenant Leases, which does not have a long-term unsecured debt rating but has a subordinate debt rating of "B3" by Moody's). Scheduled monthly payments under each Credit Tenant Lease are sufficient to pay in full and on a timely basis, all interest and principal and other sums scheduled to be paid with respect to the related Credit Tenant Loan (except for any Balloon Payment due on such loan). None of the Credit Tenant Loans are Premium Loans. See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Credit Tenant Loans Have Special Risks" in this Prospectus Supplement.

     All of the Credit Tenant Leases are "Bondable Leases," which means that the related Credit Tenant has no right to terminate or abate rent, even in the event of a casualty or condemnation or the failure of the related borrower to perform required maintenance, repairs or replacement with respect to the related Credit Tenant Property (except for the Credit Tenant Lease relating to the Mortgaged Property identified on Annex B hereto as Value City-Irvington (the "Value City Credit Tenant Lease") under which the related Credit Tenant may terminate the related Credit Tenant Lease upon a full or partial condemnation that would be substantially and materially adverse to the related Credit Tenant's business operations, provided that during such Credit Tenant Lease's

Primary Term, the related Credit Tenant makes an offer to purchase the related Credit Tenant Property). However, under each of the Credit Tenant Leases, the related Credit Tenant is permitted to terminate (or, in certain cases, permitted to offer to terminate) the related Credit Tenant Lease only upon certain condemnation or casualty events. Such termination (or offer to terminate) is permitted as long as the related Credit Tenant offers to purchase the related Credit Tenant Property for an amount not less than that required to pay the outstanding principal balance of the Mortgage Loan plus accrued interest. The only exceptions to the preceding sentence are for the renewal terms of the Circuit City Credit Tenant Leases, during which the related Credit Tenant may freely terminate the related Credit Tenant Lease upon an event of condemnation and which Credit Tenant Leases, along with the Value City Credit Tenant Lease and the Bentley Mills Credit Tenant Lease, do not provide for a purchase or termination option in the event of a casualty. If an offer to purchase a Credit Tenant Property is rejected by the related borrower, the related Credit Tenant Lease will, in most cases, be terminated. In addition, in the case of the Accor Credit Tenant Lease, in the event of a casualty or condemnation, the related Credit Tenant may offer to substitute the Credit Tenant Property with a new property which the Credit Tenant intends to operate as a motel upon the satisfaction of certain conditions specified in the Credit Tenant Lease, including confirmation from each Rating Agency that such substitution would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. If such offer is rejected, the related Credit Tenant Lease will remain in effect.

     Certain of the Credit Tenant Loans (as identified on the following chart) are a portion of a larger loan (each such larger loan, the "Total Credit Tenant Loan"), consisting of two notes (referred to in this Prospectus Supplement as the "CMAT Pari Passu Note" and the "Other Pari Passu Note"), each originated by NACC/CCA. With respect to such Credit Tenant Loans, each CMAT Pari Passu Note is being deposited in this Trust Fund and each Other Pari Passu Note has been deposited in a securitization sponsored by an affiliate of the Depositor, the Commercial Mortgage Pass-Through Certificates, Series 1998-D7 (the "D7 Securitization"). See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Servicing Total Pari Passu Loans" in this Prospectus Supplement. Each of the related Other Pari Passu Notes has an amortization schedule that fully amortizes its principal balance within 120 months of September 11, 1998. The related CMAT Pari Passu Notes require payments of interest only for the first 114 months following the Cut-off Date, and thereafter, if the related Other Pari Passu Notes have fully amortized in accordance with their amortization schedules, the related CMAT Pari Passu Notes will receive all of the remaining principal payable with respect to the Total Credit Tenant Loan. The aggregate Cut-off Date Principal Balance of the Credit Tenant Loans is $123,192,849, which represents 5.2% of the Initial Pool Balance. The aggregate principal balance of the Total Credit Tenant Loans as of the Cut-off Date is $138,541,989. Unless otherwise specified, references in this Prospectus Supplement to Credit Tenant Loans that are evidenced by CMAT Pari Passu Notes refer only to the portion of the Total Credit Tenant Loan and the related CMAT Pari Passu Note deposited in this Trust Fund. Proceeds and losses will be applied pro rata between the CMAT Pari Passu Note and the related Other Pari Passu Notes. See "CMAT Pari Passu Notes" herein and "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Servicing Total Pari Passu Loans" in this Prospectus Supplement.

                              CREDIT TENANT LOANS

                                                            TOTAL CREDIT
                                                            TENANT LOAN
                                                            CUT-OFF DATE                         BALLOON
                                      CUT-OFF DATE           PRINCIPAL             BALLOON       PAYMENT/RVI
PROPERTY NAME                        PRINCIPAL BALANCE       BALANCE(1)            BALANCE       POLICY
---------------------------------    -----------------     -----------------     -----------     -----------
Accor-M-Six-Penvest I............       $40,320,671(3)        $49,532,219        $10,102,684         Yes
Circuit City-East Lansing........       $ 3,742,455(3)        $ 4,432,825        $ 1,802,547         Yes
Circuit City-Frederick...........       $ 3,742,455(3)        $ 4,432,825        $ 1,802,547         Yes
Circuit City-Green Bay...........       $ 3,742,455(3)        $ 4,432,825        $ 1,802,547         Yes
Circuit City-Harper Woods........       $ 4,490,947(3)        $ 5,319,391        $ 2,163,059         Yes
Bentley Mills Distribution
  Facility.......................       $11,685,718(3)        $14,923,755        $ 4,476,311         Yes
Dairy Mart-Rootstown.............       $ 1,048,231           $ 1,048,231        $   296,793         Yes
Dairy Mart-Salem.................       $   865,241           $   865,241        $   278,247         Yes
Dairy Mart-Ontario...............       $ 1,375,173           $ 1,375,173        $   396,822         Yes
Dairy Mart-Grove City............       $ 1,343,994           $ 1,343,994        $   369,841         Yes
Dairy Mart-Amelia................       $ 1,422,318           $ 1,422,318        $   382,596         Yes
Dairy Mart-Liberty Westchester...       $ 1,305,778           $ 1,305,778        $   337,923         Yes
Dictaphone.......................       $15,275,478           $15,275,478        $ 3,483,925         Yes
Perry Judd's-Strasburg...........       $11,582,366           $11,582,366            --               No
Perry Judd's-Pikesville..........       $10,768,722           $10,768,722            --               No
Perry Judd's-Mt. Jackson.........       $ 2,829,895           $ 2,829,895            --               No
Value City-Irvington.............       $ 7,650,951           $ 7,650,951            --               No


                                           TENANT/LEASE
PROPERTY NAME                               GUARANTOR              RATING(2)
---------------------------------  ----------------------------    -------
Accor-M-Six-Penvest I............             Accor                NA/BBB
Circuit City-East Lansing........   Circuit City Stores, Inc.       NAIC2
Circuit City-Frederick...........   Circuit City Stores, Inc.       NAIC2
Circuit City-Green Bay...........   Circuit City Stores, Inc.       NAIC2
Circuit City-Harper Woods........   Circuit City Stores, Inc.       NAIC2
Bentley Mills Distribution
  Facility.......................        Interface, Inc.           Ba1/BB+
Dairy Mart-Rootstown.............     Dairy Mart Convenience         (4)
                                           Stores, Inc.
Dairy Mart-Salem.................     Dairy Mart Convenience         (4)
                                           Stores, Inc.
Dairy Mart-Ontario...............     Dairy Mart Convenience         (4)
                                           Stores, Inc.
Dairy Mart-Grove City............     Dairy Mart Convenience         (4)
                                           Stores, Inc.
Dairy Mart-Amelia................     Dairy Mart Convenience         (4)
                                           Stores, Inc.
Dairy Mart-Liberty Westchester...     Dairy Mart Convenience         (4)
                                           Stores, Inc.
Dictaphone.......................     Dictaphone Corporation        NA/B-
Perry Judd's-Strasburg...........  Perry Judd's Holdings, Inc.      NA/B+
Perry Judd's-Pikesville..........  Perry Judd's Holdings, Inc.      NA/B+
Perry Judd's-Mt. Jackson.........  Perry Judd's Holdings, Inc.      NA/B+
Value City-Irvington.............     Value City Department         NAIC1
                                           Stores, Inc.

------------------
(1) Only the Cut-off Date Principal Balance of the Credit Tenant Loan is included in the Mortgage Pool. The remaining amount of the Total Credit Tenant Loan is not included in the Trust Fund.
(2) Long-term unsecured debt rating of Moody's/S&P or claims-paying ability of NAIC.
(3) CMAT Pari Passu Note.
(4) The tenant of the Dairy Mart Credit Tenant Leases does not have a long-term unsecured debt rating but has a subordinate debt rating by Moody's of "B3."

     Each of the Credit Tenant Leases (except for the Circuit City Credit Tenant Leases and the Value City Credit Tenant Lease) has a primary lease term (the "Primary Term") which expires on or after the Maturity Date of the related Total Credit Tenant Loan. The Primary Term of each Circuit City Credit Tenant Lease expires 11 days before the Maturity Date of the Circuit City credit tenant loans (the "Circuit City Credit Tenant Loans"). The Primary Term of the Value City Credit Tenant Lease expires nine days before the Maturity Date of the Value City Credit Tenant Loan. The Credit Tenant Loans in this Mortgage Pool are scheduled to be repaid (except for the Balloon Payments and except for the last regular payment due under the Value City Credit Tenant Loan) from the scheduled payment of rent under the related Credit Tenant Leases (the "Monthly Rental Payments") made during the Primary Term of such Credit Tenant Lease. With respect to 13 of the Credit Tenant Loans, representing 4.5% of the Initial Pool Balance, the rent due under the related Credit Tenant Lease increases during the Primary Term of such Credit Tenant Lease, and such increase will be applied in its entirety to pay the scheduled payment of principal and interest owed with respect to the related Credit Tenant Loan.

     Most of the Credit Tenant Loans (as identified in the chart above) are Balloon Loans. In order to minimize the risks associated with the related Balloon Payments, each of the related borrowers has obtained an RVI Policy. The RVI Policies, issued by R.V.I. America and FSL, indemnify the insureds against any loss incurred as a result of a decline in the value of the related Credit Tenant Properties upon sale of such property as a result of changes in market conditions. Upon the maturity of a Credit Tenant Loan, if the related Credit Tenant Property cannot be sold or the proceeds from the disposition of such property are insufficient to repay the indebtedness secured by such

Credit Tenant Property, the insurer will be required to pay an amount equal to such remaining indebtedness, up to the insured value of the Mortgaged Property. No RVI Policy requires that the related Credit Tenant Property be sold prior to payment of the claim. The "insured value" of a Credit Tenant Property is typically the amount of the Balloon Payment due on the related Credit Tenant Loan. The premium for each RVI Policy was fully paid at the time of the issuance of such policy and such policy is non-cancelable. The related Originator is a named insured of each RVI Policy. Each RVI Policy issued by R.V.I. America relating to the Credit Tenant Lease relating to the Mortgaged Properties identified on Annex B hereto as Accor-M-Six-Penvest I (the "Accor Credit Tenant Lease," and such Mortgaged Properties, the "Accor Credit Tenant Lease Properties"), the Credit Tenant Lease relating to the Mortgaged Property identified on Annex B hereto as the Bentley Mills Distribution Facility (the "Bentley Mills Credit Tenant Lease"), the Credit Tenant Leases relating to the Mortgaged Properties identified on Annex B hereto as Dairy Mart-Rootstown (Convest I), Dairy Mart-Salem (Convest II), Dairy Mart-Ontario (Convest III), Dairy Mart-Grove City (Convest IV), Dairy Mart-Amelia (Convest V) and Dairy Mart-Liberty Westchester (Convest VI) (collectively, the "Dairy Mart Credit Tenant Leases" and such Mortgaged Properties, the "Dairy Mart Credit Tenant Lease Properties"), and the Credit Tenant Lease relating to the Mortgaged Property identified on Annex B hereto as Dictaphone (the "Dictaphone Credit Tenant Lease" and such Mortgaged Property, the "Dictaphone Credit Tenant Lease Property") contains certain exclusions to coverage, including (i) the modification, amendment, waiver or termination of the note evidencing the Credit Tenant Loan without the consent of R.V.I. America and (ii) the sale, assignment or other transfer of the Credit Tenant Property to a person other than the named loss payee (or an affiliate) pursuant to a foreclosure or similar proceeding without the consent of R.V.I. America. Each RVI Policy issued by FSL relating to the Credit Tenant Leases relating to the Mortgaged Properties identified on Annex B hereto as Circuit City-East Lansing, Circuit City-Frederick, Circuit City-Green Bay and Circuit City-Harper Woods (collectively, the "Circuit City Credit Tenant Leases") contains certain exclusions to coverage, including
(i) the continuance of an event of default (under the related Credit Tenant Lease) by the Credit Tenant as of the lease termination date, or a termination of the Credit Tenant Lease prior to the lease termination date; (ii) the sale or transfer of all or a substantial part of the Credit Tenant Property, or an interest in the entity(ies) which own, directly or indirectly, the Credit Tenant Property, on or prior to the lease termination date without the prior written consent of FSL (which consent will not be unreasonably withheld, conditioned or delayed); (iii) the Credit Tenant Property not being in compliance with the certain property return conditions as of the lease termination date; (iv) the written amendment or written modification of the Credit Tenant Lease without the prior written consent of FSL (which consent will not be unreasonably withheld, conditioned or delayed); (v) the additional named insured shall have consented to any modifications or additions to the Credit Tenant Property where such consent is required under the Credit Tenant Loan without the prior written consent of FSL (which consent of FSL will not be unreasonably withheld, conditioned or delayed); (vi) the assignment of the interest of the Credit Tenant, or its permitted successors or assigns, in the Credit Tenant Lease which was consented to by the additional named insured without the prior written consent of FSL (which consent will not be unreasonably withheld, conditioned or delayed); (vii) the mortgage on the Credit Tenant Property shall not be in full force and effect as a lien on the Credit Tenant Property on the lease termination date; and (viii) the Credit Tenant has become the subject of a bankruptcy or insolvency proceeding and has rejected (or is deemed to have rejected) its obligations under the Credit Tenant Lease. Each RVI Policy issued by FSL has been reinsured by Royal Indemnity Company, subject to the same exclusions from coverage.

     Generally, a claim for payment under an RVI Policy issued by R.V.I. America must be filed no more than one year and no less than 10 days prior to the policy termination date, while a claim for payment under an RVI Policy issued by FSL must be filed no earlier than ten days prior to the policy termination date and no later than thirty days after such policy termination date. The policy termination date in each case is after the date on which the Balloon Payment is due on the related Credit Tenant Loan. No RVI Policy requires that the related Credit Tenant Property be sold prior to payment of the claim. However, if the related Credit Tenant Property has not been sold by the date the claim is paid in accordance with the procedures, if any, set forth in the related RVI Policy, then the related Note will be transferred to the related RVI Policy insurer. See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Borrower May Be Unable to Make a Balloon Payment or Prepay an ARD Loan" and "--Credit Tenant Loans Have Special Risks--Reliance on Residual Value Insurance Policies Has Special Risks" in this Prospectus Supplement.

     Generally, each Credit Tenant Loan provides that if the related Credit Tenant has defaulted in the performance of any covenant or agreement of the related Credit Tenant Lease and remains in default beyond the applicable notice and grace periods, then the lender may have the right as successor to the related borrower, or may require the related borrower or, in the case of the Circuit City Credit Tenant Loan, the related borrower has covenanted either
(i) to exercise any of its rights under such Credit Tenant Lease or (ii) to terminate such Credit Tenant Lease. A default under a Credit Tenant Lease will constitute a default under the related Credit Tenant Loan.

     Each borrower under a Credit Tenant Loan has assigned to the lender of the related Credit Tenant Loan, as security for such borrower's obligations thereunder, such borrower's rights under the related Credit Tenant Lease(s) and its rights to all income and profits to be derived from the operation and leasing of the related Credit Tenant Property, including, but not limited to, an assignment of its rights under any guaranty with respect to the Credit Tenant's obligations under the related Credit Tenant Lease and an assignment of the right to receive all Monthly Rental Payments due under the related Credit Tenant Lease. Repayment of the Credit Tenant Loans (other than Balloon Payments) and other obligations of the borrowers will be funded from such Monthly Rental Payments (except for the Balloon Payments). Notwithstanding the foregoing, the borrowers will remain liable for all obligations under the Credit Tenant Loans (subject to the non-recourse provisions thereof).

     Each Credit Tenant Lease generally provides that the related Credit Tenant must pay all real property taxes and assessments levied or assessed against the related Credit Tenant Property, and all charges for utility services, insurance and other operating expenses incurred in connection with the operation of such Credit Tenant Property. The Monthly Rental Payments are deposited directly into a Lock Box Account controlled by the Servicer. Although each Credit Tenant Lease requires the Credit Tenant to fulfill its payment and maintenance obligations during the term of the Credit Tenant Lease, in some cases the Credit Tenant has not covenanted to operate the related Credit Tenant Property for the term of the Credit Tenant Lease, and the Credit Tenant may at any time cease actual operations at the Credit Tenant Property, but it remains obligated to continue to meet all of its obligations under the Credit Tenant Lease.

     The Circuit City Credit Tenant Leases, the Dictaphone Credit Tenant Lease, the Dairy Mart Credit Tenant Leases, the Value City Credit Tenant Lease and the Accor Credit Tenant Lease permit the related Credit Tenant, at its own expense, and generally without the consent of the borrower (except in certain cases with respect to certain material alterations), to make such alterations and construct additional buildings or improvements on the Credit Tenant Property as the Credit Tenant may deem necessary or desirable, or to demolish any part of a building, provided that the Credit Tenant restores the building to a structure whose value is equal to or greater than that of the original building and except in certain cases, material alterations will require consent of the related borrower. Such actions, if undertaken by the Credit Tenant, will not affect the Credit Tenant's obligations under the Credit Tenant Lease.

     The Accor Credit Tenant Lease provides that the Credit Tenant may offer to purchase or substitute the related Accor Credit Tenant Lease Properties under certain specified circumstances, including economic obsolescence of an Accor Credit Tenant Lease Property. Such offers may be rejected by the landlord and are also subject to certain other conditions set forth in the Accor Credit Tenant Lease. In addition, the Accor Credit Tenant Lease provides that the Credit Tenant has an unrestricted right to substitute two of the Accor Credit Tenant Lease Properties for other properties which the Credit Tenant intends to operate as a motel upon the satisfaction of certain conditions specified in the Credit Lease, including confirmation from each Rating Agency that such substitution would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. Such offers may be rejected by the landlord, in which case the Credit Tenant Lease will remain in effect. In the event of a substitution, the substituted property is required to have a fair market value at least equal to that of the replaced property. Under the Accor Credit Tenant Lease, the Credit Tenant also has an option to purchase the Accor Credit Tenant Lease Properties during certain specified periods during the primary term of the leases for an amount not less than that required to pay the outstanding principal balance of the Mortgage Loan. Upon purchase of the Mortgaged Property by the Credit Tenant, the respective Credit Tenant Loan becomes fully due and payable, subject to the defeasance provisions of the related Credit Tenant Loan.

     Under the Value City Credit Tenant Lease, the current Credit Tenant is deemed to have made an irrevocable offer to purchase the related Mortgaged Property at a purchase price sufficient to pay the outstanding principal balance of the related Credit Tenant Loan in full if its shareholder equity falls below $125,000,000. If this offer is rejected by both the landlord and the lender, the Value City Credit Tenant Lease will remain in effect. Otherwise, the offer to purchase will be accepted. The Value City Credit Tenant also has the right to substitute other premises for the existing Mortgaged Property in the event of economic obsolescence upon the satisfaction of certain conditions specified in the Credit Tenant Lease. The lender may withhold its consent to the substitution if confirmation from each Rating Agency that such substitution would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates, is not received. The landlord cannot unreasonably reject the substitution and the substituted premises must be of equal value.

     Each of the Dictaphone Credit Tenant Lease and the Credit Tenant Leases relating to the Mortgaged Properties identified as Perry Judd's-Strasburg, Perry Judd's-Pikesville and Perry Judd's-Mt. Jackson on Annex B hereto (collectively, the "Perry Judd's Credit Tenant Leases") provides that as long as the current Credit Tenant remains the Credit Tenant and no event of default under the Credit Tenant Lease has occurred and is continuing, the current Credit Tenant has the right of first refusal to purchase the Mortgaged Property should the landlord intend to sell such property. In the case of the Perry Judd's Credit Tenant Leases, upon purchase of the Mortgaged Property by the Credit Tenant, the Perry Judd's Credit Tenant Loan becomes fully due and payable, subject to the defeasance provisions of the Perry Judd's Credit Tenant Loan. However, the Perry Judd's Credit Tenant Lease will remain in effect if the Mortgaged Property is conveyed to a separate single-purpose entity meeting all the requirements relating to the borrower under the Perry Judd's Credit Tenant Loan, such entity assumes all obligations under the related Mortgage and Perry Judd's Credit Tenant Lease and the Rating Agencies have confirmed that such transfer would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. In the case of the Dictaphone Credit Tenant Loan, the Credit Tenant may only exercise its right of first refusal if the Mortgaged Property is conveyed to a separate single-purpose entity meeting all the requirements relating to the borrower under the Dictaphone Credit Tenant Loan, such entity assumes all the obligations under the related Mortgage and the Dictaphone Credit Lease and the Rating Agencies have confirmed that such transfer would not cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates. Upon exercise of the right of first refusal by the Credit Tenant, the Dictaphone Credit Tenant Loan will remain in effect.

     The Dairy Mart Credit Tenant Leases provide that the Credit Tenant may offer to purchase the related Dairy Mart Credit Tenant Property in the event that the Credit Tenant desires to merge or consolidate with another entity, or sell or otherwise dispose of all or substantially all of its assets, other than as permitted under the Dairy Mart Credit Tenant Lease, for an amount not less than that required to pay the outstanding principal balance of the Credit Tenant Loan plus a "make whole" premium. The landlord may reject this offer, in which event the related Credit Tenant Lease will remain in effect.

     At the end of the term of a Credit Tenant Lease, a Credit Tenant generally is obligated to surrender the Credit Tenant Property in good order and in its original condition received by the Credit Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

DUAL AMORTIZATION LOANS

     The Mortgage Loans secured by Mortgaged Properties identified on Annex B as Holiday Inn Express-TN, Kaleidoscope Shopping Center, MSP Associates Industrial Complex, Sleep Inn Richmond, South Park & Pierre Malls, Watterson City, Autumn Ridge Apts., Brentwood/Pontchartrain Apts., Countryside SC, Dillen Products, Ponderosa Shopping Center, Princess City Plaza, Professional Building East, Rivers Bend S/C, Streator Industrial Facility and Pleasant Valley Marketplace, which Mortgage Loans collectively represent 2.8% of the Initial Pool Balance, are "Dual Amortization Loans." For each of these loans, standard underwriting criteria may have required an amortization schedule longer than that which was preferred by the borrower. In order to accommodate the borrower, the Dual Amortization Loans provide the borrower with two amortization schedules. The borrower is required to make payments sufficient to amortize the Dual Amortization Loan over the shorter of the two amortization schedules. However, failure of the borrower to make payments consistent with the shorter amortization schedule does not result in a default under the Dual Amortization Loan. Instead, in the event the borrower fails to make payments consistent with the shorter amortization schedule on any Due Date, all excess cash flow from the related Mortgaged Property on future Due Dates is kept in a lock box account controlled by the lender and used to make payments due under the shorter amortization schedule. If the cash flow from the Mortgaged Property is sufficient to make such payments for three consecutive Due Dates and amortizes the Dual Amortization Loan to the level consistent with the shorter amortization schedule, future excess property cash flow is released to the borrower. Dual Amortization Loans are not in payment default unless the borrower fails to make payments in accordance with the longer amortization schedule, and such loans may not be accelerated or foreclosed upon as a result of the failure of the borrower to make the relatively larger payments required by the shorter amortization schedules. The shorter amortization schedule is used for the assumptions made in compiling the numerical data contained throughout this Prospectus Supplement, except for DSCR calculations, for which the longer amortization schedule is used. See "Risk Factors and Other Special Considerations--Risks Related to the Certificates--Risks Associated with Dual Amortization Loans" in this Prospectus Supplement.

SPECIAL NOTES

     The Mortgage Loans secured by Mortgaged Properties identified on Annex B as 609 H Street and 1000 South Ave. B (which collectively represent 1.0% of the Initial Pool Balance) are each evidenced by two Notes, both of which have been deposited in the Mortgage Pool and one of which (the "Special Note") fully amortizes on a schedule that is shorter than the amortization schedule of the other such note. The amortization schedule of the Special Note is based on "excess" Mortgaged Property cash flow not included in Net Cash Flow for such Mortgaged Property. Each Special Note evidences a portion of the Mortgage Loan debt and is cross-defaulted and cross-collateralized and ranks pari passu with the other Note evidencing such Mortgage Loan. Special Notes account for 0.1% of the Initial Pool Balance. The source of the "excess" cash flow with respect to the Special Note for the 1000 South Ave. B Loan is generated by the difference between underwritten taxes and actual taxes being paid pursuant to a tax abatement. The source of the "excess" cash flow with respect to the Special Note for the 609 H Street Loan is generated by the difference between the underwritten amount and the actual amount of rental income from the above market rent under a lease to a creditworthy tenant. See "--Additional Mortgage Loan Information" below.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Annex A. For a detailed presentation of the characteristics of the Mortgage Loans, on a loan-by-loan basis, see Annex A hereto.

     Annex B.   For a detailed presentation of the characteristics of the
Mortgage Loans, on a property-by-property basis, see Annex B.

     Due Dates. All of the Mortgage Loans provide for scheduled payments of principal and/or interest ("Monthly Payments") to be due on the eleventh day of each month or, if the eleventh day is not a business day, then either the preceding or succeeding business day (except for the Accor Credit Tenant Loan, the Mortgage Loan secured by the Mortgaged Properties subject to the Dairy Mart Credit Tenant Leases and the Mortgage Loan secured by the Mortgaged Property subject to the Dictaphone Credit Tenant Lease, each of which provide for Monthly Payments on the first day of each month, or if the first day is not a business day, the next business day). None of the Mortgage Loans have a grace period for Monthly Payments.

     Mortgage Rates; Calculations of Interest. Each of the Mortgage Loans accrues interest on the basis of a 360-day year consisting of twelve 30-day months or on the basis of the actual number of days elapsed and a 360-day year. Each of the Mortgage Loans accrues interest at the Mortgage Rate, which is fixed for the entire remaining term of such Mortgage Loan, except in the case of the Park LaBrea Loan, which is fixed until March 10, 2000 and then the interest rate is increased for the remaining term of such Mortgage Loan; provided, however, as described below under "Excess Interest," certain of the Mortgage Loans accrue interest at a higher rate after their respective Anticipated Repayment Dates. As used in this Prospectus Supplement, the term "Mortgage Rate" does not include the Excess Rate.

     Excess Interest. 209 of the Notes, representing approximately 82.3% of the Initial Pool Balance, are notes which bear interest at their respective Mortgage Rates until, or within three months after, their respective Anticipated Repayment Dates (each such Note, an "ARD Note," and the related Mortgage Loan, an "ARD Loan"). Commencing within three months after the respective Anticipated Repayment Date, each such Note will bear interest at a fixed per annum rate (the "Revised Rate") generally equal to the greater of (i) the sum of the Mortgage Rate plus, generally, 500 basis points or (ii) the sum of the then current applicable Treasury rate plus, generally, 500 basis points (or with respect to the Mortgage Loans known as the Park LaBrea Loan, the Prime Retail III Pool Loan, the Springfield Mall Loan, the Atlanta Marriott Hotel Loan, the Airport Industrial Loan, the Soho Grand Hotel Loan and the Morgantown Mall and Commons Retail Loan, generally, equal to their respective Mortgage Rate plus 200 basis points). See "The Pooling and Servicing Agreement--Modifications" in this Prospectus Supplement. Until the principal balance of each such ARD Note has been reduced to zero, the related borrower will only be required to pay interest at the Mortgage Rate. Interest accrued at the excess of the related Revised Rate over the related Mortgage Rate (the "Excess Rate") will be deferred (such accrued and deferred interest and interest thereon, if any, is "Excess Interest"). Except where limited by applicable law, Excess Interest so accrued will earn interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under ARD Notes will be required to enter into a lock box agreement pursuant to which all revenue will be deposited directly into a Lock Box Account controlled by the Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule) (together, the "Monthly Debt Service Payment"), the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property or Properties to pay the following amounts in the following order of priority: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund, (ii) payment of the Monthly Debt Service Payment, (iii) payments to any other required escrow funds,
(iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (vi) principal on the Mortgage Loan until such principal is paid in full and (vii) Excess Interest. The cash flow from the Mortgaged Property or Properties securing an ARD Loan after payments of items
(i) through (v) above is referred to in this Prospectus Supplement as "Excess Cash Flow." As described below, ARD Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

     Class LR Certificateholders May Purchase ARD Loans After the Anticipated Repayment Date. The holders of 100% of the Percentage Interests in the Class LR Certificates, and if the holders of the Class LR Certificates do not exercise their option, the holders of 100% of the Percentage Interests in the most subordinate Class of Certificates then outstanding (not including the Class M-2 Certificates), will have the option for up to two months after the Anticipated Repayment Date for any ARD Loan to purchase such ARD Loan at a price equal to its outstanding principal balance plus accrued and unpaid interest, unreimbursed Property Advances and accrued and unpaid interest on Advances. As a condition to such purchase, such holders will be required to deliver an opinion of counsel to the effect that such purchase would not (i) result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC provisions of the Code or (ii) cause either of the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC.

     Amortization of Principal. The Balloon Loans provide for monthly payments of interest only or for monthly payments of interest and principal based on amortization schedules at least 12 months longer than their original terms, thereby leaving substantial principal amounts due and payable on their respective Maturity Dates, unless previously prepaid. The remaining Mortgage Loans have remaining amortization terms that are generally the same as their respective remaining terms to maturity.

                   AMORTIZATION CHARACTERISTICS OF THE NOTES

                                                                                             % OF
                                                                                          CUT-OFF DATE
TYPE OF NOTE                                                                              PRINCIPAL BALANCE    NUMBER OF NOTES
---------------------------------------------------------------------------------------   -----------------    ---------------
ARD Notes..............................................................................          82.3%               209
Balloon Mortgage Notes.................................................................          16.1%                18
Fully Amortizing Notes (other than ARD Notes)..........................................           1.6%                 7

     Prepayment Provisions. Each Mortgage Loan prohibits voluntary prepayment during a period (a "Lock-out Period") ending on a date ranging from approximately 75 months to 251 months after the Cut-off Date. The weighted average Lock-out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 146 months. No Mortgage Loan imposes a fee or premium ("Prepayment Premium") for voluntary prepayments made after the expiration of the related Lock-out Period, but Prepayment Premiums may be due in connection with certain involuntary prepayments and, with respect to the Premium Loans that permit prepayment prior to the related Anticipated Repayment Date, the unamortized portion of the Premium will be due with such prepayment. See "Risk Factors and Other Special Considerations--Risks Related to the Certificates--Risks Related to Yield" and "--Risks Related to Prepayments" in this Prospectus Supplement. Generally, the Lock-out Periods for the Balloon and ARD Loans expire on, or one to six months prior to, their respective Anticipated Repayment Dates or, with respect to Balloon Loans, their respective Maturity Dates, and the Lock-out Periods for the fully amortizing Mortgage Loans (other than ARD Loans) expire on, or one to six months prior to, their respective Maturity Dates. Certain of the prepayment terms of each of the Mortgage Loans are described in Annex A.

     The Mortgage Loans provide generally that, in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of some of the Mortgage Loans, will require payment of any applicable Prepayment Premium. However, in the case of most of the Mortgage Loans, if certain criteria are satisfied, and generally, if the award or loss is less than a specified percentage of the original principal balance of the Mortgage Loan and if in the reasonable judgment of the lender
(i) the Mortgaged Property can be restored within six months prior to the maturity of the related Note(s) to a state no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Note and (iii) no event of default has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In general, in the event that a condemnation award or insurance proceeds are used to prepay a Mortgage Loan, the constant monthly payment due under the related Note will be reamortized based on the remaining amortization term and the applicable interest rate. The Pooling and Servicing Agreement provides that if a Mortgage Loan permits the lender to apply certain amounts to a prepayment of principal (e.g., by applying casualty or condemnation proceeds or funds escrowed for improvements not completed by the required date) prior to the expiration of the related Lock-out Period, the Servicer cannot apply such funds to such a prepayment unless the Servicer has first received the consent of the Special Servicer or the holders of 66 2/3% of the Voting Rights of the Certificates responding within 20 Business Days to a solicitation of their consent. If such consent is not obtained, such funds will be made available to the related borrowers to restore the related Mortgaged Property. A "Business Day" is any day, other than a Saturday, Sunday or a day on which banking institutions in Delaware, Florida, Georgia, Illinois, Maryland, New York, North Carolina or Texas are authorized or obligated by law, executive order or governmental decree to close.

     Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. In such event, no Prepayment Premium would be required to be paid.

     Neither the Depositor nor any Mortgage Loan Seller makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "Risk Factors and Other Special Considerations--Risks Related to the Certificates--Risks Related to Prepayments" and "--Risks Related to Yield" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest, Prepayment Charges and Prepayments" in the Prospectus.

     Property Releases. All of the Mortgage Loans permit the applicable borrower at any time after a specified period (the "Defeasance Lock-out Period"), which is generally two years from the Closing Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"), generally provided that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date")
(i) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith, (iii) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase direct, non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related Maturity Date or, in the case of an ARD Loan, the related Anticipated Repayment Date and (2) in amounts equal to the scheduled payments due (through the Anticipated Repayment Date for ARD Loans, plus the assumed Balloon Payment on ARD Loans) on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance, and (iv) any costs and expenses incurred in connection with the purchase of such U.S. government obligations, and (b) delivers a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect. The Pool Loans generally require that
(i) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the Allocated Loan Amount for such Mortgaged Property be defeased and (ii) that the DSCR with respect to the remaining Mortgaged Properties after the defeasance be no less than the greater of (x) the DSCR at origination and (y) the DSCR immediately prior to such defeasance. The Servicer will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

     In general, a successor borrower established or designated by the Servicer will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower. The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. Specifically, there can be no assurance that a court would not interpret the excess of the Collateral Substitution Deposit over the principal balance of the related Mortgage Loan as a form of Prepayment Premium or would not take it into account for usury purposes. See "Risk Factors and Other Special Considerations--Risks Related to the Certificates--Risks Related to Prepayments" and "--Risks Related to Yield" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest, Prepayment Charges and Prepayments" in the Prospectus. If the requirement to pay the excess of the Collateral Substitution Deposit over the principal balance of a Mortgage Loan in connection with the release of the related Mortgaged Property were held to be unenforceable, the remaining portion of such Collateral Substitution Deposit would be insufficient to purchase the requisite amount of United States government securities. Acting in accordance with the Servicing Standard, the Servicer could apply such reduced cash amount as a prepayment of the subject Mortgage Loan instead of purchasing United States government securities.

     Escrows. Generally, all of the Mortgage Loans, other than the Credit Tenant Loans, provide for monthly escrows to cover property taxes and insurance premiums on the Mortgaged Properties (except in cases where three months to one year of insurance premiums are escrowed). The Mortgage Loans secured by leasehold interests also provide for escrows to make ground lease payments. Most of the Mortgage Loans (excluding Credit Tenant Loans and Mobile Home Park Loans) require monthly escrows to cover ongoing replacements and capital repairs. See Annex B for property-by-property detail.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of that holder. The Servicer or the Special Servicer will determine, in a manner consistent with the Servicing Standard, and, in general, upon receipt of confirmation from the Rating Agencies that such action will not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent (where such consent is provided for) to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases equal to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgage Loans provide that such consent may not be unreasonably withheld provided that (i) no event of default has occurred, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property,
(iii) the Rating Agencies have confirmed in writing that such transfer or further encumbrance will not result in a qualification, reduction or withdrawal of the then current rating of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan, generally together with legal opinions and title insurance endorsements and (v) any applicable assumption fee has been received (which assumption fee will be paid to the Servicer or the Special Servicer, as provided in the Pooling and Servicing Agreement, and will not be paid to the Certificateholders). See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus and "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Risks Relating to Enforceability" in this Prospectus Supplement. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     Mortgage Provisions Relating to Servicer's Right to Terminate Management Agreements. Certain of the Mortgage Loans permit the lender to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. A significant number of Mortgage Loans where an affiliate of the borrower manages the related Mortgaged Property or Properties provides that if the DSCR for such Mortgage Loan falls below a certain level, the lender will have the right to require the termination of the related management agreement and replace the manager with a manager acceptable to the lender. The Mortgage Loans generally allow the lender to cause the termination of the related management agreements upon the occurrence of certain events of default under the related loan agreements or mortgage documents. In addition, the lender is generally permitted to require the termination of a management agreement if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

     Cross-Collateralization and Cross-Default of Certain Mortgage Loans. 15 of the Mortgage Loans (the "Pool Loans"), representing 18.5% of the Mortgage Pool by Cut-off Date Principal Balance, are secured by more than one Mortgaged Property. However, because certain states require the payment of a mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the Mortgages recorded with respect to certain Mortgaged Properties secure only 150% of the Allocated Loan Amount of such Mortgaged Properties (rather than the entire initial principal balance of the related Note or Notes). See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Risks Related to Limitations on Enforceability of Cross-Collateralization" in this Prospectus Supplement and "Loan Characteristics" in Annex A.

     Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured (a) by a hazard insurance policy in an amount equal to the greatest of (i) the full replacement cost of the improvements and equipment without deduction for physical depreciation,
(ii) the outstanding principal balance of the Mortgage Loan (or, with respect to certain Pool Loans, the full insurable value of the Mortgaged Property) and
(iii) an amount sufficient to prevent the insurer from deeming the borrower a co-insurer, or in an amount satisfying other similar standards, and (b) by a flood insurance policy (if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Program) in an amount at least equal to the outstanding principal amount of the Mortgage Loan (or with respect to certain Pool Loans, the full insurable value of the Mortgaged Property) or the maximum limit of coverage available, whichever is less, or in an amount satisfying other similar standards. The hazard insurance policies are required to cover loss or damage by fire and lightning and other risks and hazards covered by a standard extended coverage insurance policy including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Certain of the Mortgaged Properties located in earthquake risk areas are insured by earthquake insurance, and certain of such insured Mortgaged Properties may be insured in amounts less than the outstanding principal balances of such Mortgage Loans. Certain of the Mortgaged Properties located in areas having special hurricane hazards are insured by hurricane insurance in amounts less than the outstanding principal balances of such Mortgage Loans. Mobile Home Park Properties located in earthquake risk areas or areas having special hurricane hazards are not insured against earthquake or hurricane damage.

     The Mortgage Loans also generally require that the borrower obtain and maintain during the entire term of the Mortgage Loan (i) comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence as specified in the related Mortgage, (ii) rent loss and/or business interruption insurance in an amount equal to the greater of (x) estimated annual (or a specified longer period) gross revenues from the operations of the Mortgaged Property and (y) projected annual (or a specified longer period) operating expenses (including debt service) for the maintenance and operation of the Mortgaged Property, or in an amount satisfying other similar standards,
(iii) except with respect to certain of the Mobile Home Park Loans, insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, and pressure vessels, (iv) if the Mortgaged Property is a commercial property, worker's compensation insurance, (v) during any period of repair or restoration, builders "all risk" insurance, and (vi) such other insurance as may from time to time be reasonably required by the lender in order to protect its interests.

     Preferred Equity Investments. In general, with respect to each related borrower, the Preferred Interest Holder is entitled to receive certain preferred distributions prior to distributions being made to the other partners or members. In general, under the terms of the preferred equity arrangement or the related Mortgage Loan, no monthly distribution to the Preferred Interest Holder is permitted to be made until all required monthly debt service payments, reserve payments, other payments under the related Mortgage Loan ("Monthly Mortgage Loan Payments") and any obligations to other creditors, other than, in certain cases, payments to borrower affiliates and property managers, have been made when due and all monthly operating expenses with respect to the related Mortgaged Property ("Monthly Operating Expenses") have been paid. After payment of such amounts, the Preferred Interest Holder is entitled to receive a distribution of a preferred yield and, generally a monthly return of capital equal to either (i) a scheduled minimum payment or (ii) the greater of a scheduled minimum payment and specified percentage of certain remaining cash flow from the Mortgaged Property or Properties, after payment of Monthly Mortgage Loan Payments, Monthly Operating Expenses and the monthly preferred yield to the Preferred Interest Holder (or, in each case, if certain breaches, other trigger events, or trigger dates have occurred, 100% of such remaining cash flow).

     Under the related partnership agreement, operating agreement or similar agreement, the Preferred Interest Holder has certain specified rights, including, in most cases, the right to terminate and replace the manager of the related Mortgaged Property or Properties upon the occurrence of certain specified breaches or in some cases, if the DSCR as of certain dates falls below certain levels generally equal to the DSCR at the time of the origination of the related Mortgage Loan. However, the right of the Preferred Interest Holder to terminate any manager is, in most cases, expressly subject to the right of the lender to terminate and replace such manager. If the Preferred Interest Holder is entitled to terminate a manager at a time when the lender does not have such a right, then prior to termination, the Preferred Interest Holder must, in most cases, receive written confirmation from each of the Rating Agencies that such termination would not cause a downgrade, qualification or withdrawal of any of its then current ratings assigned to any Class of Certificates. Other than the increase in the percentage of the cash flow used to calculate the monthly return of capital and the right to terminate the manager as described above, the Preferred Interest Holder has no further remedies under the relevant partnership, operating or similar agreement in the event of nonpayment of its monthly preferred yield and return of capital.

     In general, the Preferred Interest Holder has the right to approve the annual budget for the Mortgaged Property, which right does not affect any right that the lender may have to approve such budgets. The Preferred Interest Holder also has the right to approve certain actions of the related borrowers, including certain transactions with affiliates, prepayment or refinancing of the related Mortgage Loan, transfer of the related Mortgaged Property, entry into or modification of substantial leases, improvement of the related Mortgaged Property to a materially higher standard than comparable properties in the vicinity of such Mortgaged Property (unless approved by the lender as described below), and the dissolution, liquidation or the taking of certain bankruptcy actions with respect to the borrower. With respect to the making of any capital improvements in addition to those reserved for under the related Mortgage Loan, the lender may approve such improvements without the consent of the Preferred Interest Holder. In such event, the expenditure of amounts to make such additional capital improvements, rather than to make the monthly distribution to the Preferred Interest Holder, will not, in most cases, cause a breach which gives rise to a right to terminate the related manager.

SIGNIFICANT MORTGAGE LOANS

     In connection with the origination of each of the seven largest Mortgage Loans listed below, CCA, in addition to its ordinary underwriting procedures, obtained audited financial statements or engaged independent accountants to perform agreed-upon procedures with respect to financial statements for a recent 12-month period with respect to the related Mortgaged Properties.

THE DDR/DRA LOAN AND PROPERTIES

     The Loan. The largest Mortgage Loan in the Mortgage Pool (the "DDR/DRA Retail Loan") was originated by CCA on September 15, 1998, had an original principal balance and has a Cut-off Date Principal Balance of $156,000,000, which represents approximately 6.6% of the Initial Pool Balance. The DDR/DRA Retail Loan is secured by Mortgages encumbering the fee interests in six retail properties (each, a "DDR/DRA Retail Property"), located in Arizona, Minnesota, Texas and Oregon.

Cut-off Date Principal                                         % of Initial Pool Balance:
Balance:                  $156,000,000
Origination Date:         September 15, 1998                   Maturity Date:
Loan Type:                Balloon                              Property Type:
Premium Loan:             No                                   No. of Properties:
CMAT Pari Passu Note:     No
Monthly Payment:          $863,200.00(1)                       Location of Properties:
Interest Rate:            6.64%                                Appraised Value (combined):
Amortization Term:        Interest Only                        Square Feet (combined):
Debt Constant:            6.64%                                Year Built/Renovated:
DSCR:                     2.00                                 Cut-off Date Principal
                                                               Balance/SF:
Cut-off Date LTV:         64.3%                                Fee or Leasehold:
Borrower Special Purpose  Yes, with independent director and   Major Tenants:
Entity:                   non-consolidation opinion
Lock Box:                 Hard(2)                              Occupancy:

Cut-off Date Principal    6.6%
Origination Date:         October 11, 2005
Loan Type:                Anchored Retail
Premium Loan:             6
CMAT Pari Passu Note:
Monthly Payment:          Arizona, Minnesota, Texas and Oregon.
Interest Rate:            $242,500,000; see below
Amortization Term:        1,977,129
Debt Constant:            See "The Property" below.
DSCR:
                          $79
Cut-off Date LTV:         Fee
Borrower Special Purpose  See "The Property" below.
Entity:
Lock Box:                 See "The Property" below.

Balance:

------------------------
(1) Assuming a 30-day month.
(2) In the absence of certain trigger events, funds deposited in the Lock Box are remitted to the borrower on a daily basis. See "The Pooling and Servicing Agreement--Accounts--Lock Box Accounts" in this Prospectus Supplement.

     The Borrower. DDRA Community Centers Five, L.P. (the "DDR/DRA Retail Borrower") is a special purpose Delaware limited partnership with DD Community Centers Five, Inc., an Ohio corporation, and GT Retail Corp., a Delaware corporation, as general partners, and Developers Diversified Realty Corporation, an Ohio corporation, DRA Growth and Income Fund, LLC, a Delaware limited liability company, and DT CCV, Limited Partnership, a Delaware limited partnership, as limited partners.

     Payment Terms; Prepayment Terms; Defeasance. The DDR/DRA Retail Loan is an interest-only Balloon Loan that matures on October 11, 2005 (the "DDR/DRA Retail Maturity Date"). The DDR/DRA Retail Borrower is required to make Monthly Payments of interest at an interest rate of 6.64% per annum through and including the DDR/DRA Retail Maturity Date. Voluntary prepayment is prohibited until the third month preceding the DDR/DRA Retail Maturity Date. However, during or after March 2001, the DDR/DRA Retail Borrower may defease all or any portion of the DDR/DRA Retail Loan upon the satisfaction of certain conditions specified in the loan documents, including confirmation from each Rating Agency that such defeasance would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. In addition, the DDR/DRA Retail Borrower may obtain the release of an individual property by defeasing a portion of the DDR/DRA Retail Loan equal to 115% (for each of the DDR/DRA Retail Properties other than that known as Ahwatukee Foothills Town Center) or 125% (for the DDR/DRA Retail Property known as Ahwatukee Foothills Town Center) of the Allocated Loan Amount. See "Certain Terms and Conditions of the Mortgage Loans--Property Releases" above.

     Lock Box; Reserve Accounts; Financial Statements. The DDR/DRA Retail Borrower has entered into a lock box agreement whereby all rent from the DDR/DRA Retail Property is required to be deposited by the tenants directly into a Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement--

Accounts--Lock Box Accounts" in this Prospectus Supplement. The DDR/DRA Retail Borrower has also established Reserve Accounts, including a monthly capital reserve account and an ongoing tax and insurance reserve account. See "Certain Terms and Conditions of the Mortgage Loans--Escrows" above and "The Pooling and Servicing Agreement--Accounts--Cash Collateral Accounts" in this Prospectus Supplement. The DDR/DRA Retail Borrower is required to furnish audited financial statements within 90 days following the end of each of its fiscal years.

     The Property Manager. The DDR/DRA Retail Properties are managed by Developers Diversified Realty Corporation, an Ohio corporation (the "DDR/DRA Retail Property Manager"), a limited partner of the DDR/DRA Retail Borrower. The DDR/DRA Retail Property Manager is paid a fee of 3.5% of gross income from rental tenants at the DDR/DRA Retail Properties, as well as a leasing fee of 5% of net base rents relating to new leases obtained after the acquisition of the DDR/DRA Retail Properties, which fees are subordinate to debt service. The lender may terminate the DDR/DRA Retail Property Manager (i) during the existence of an event of default under the DDR/DRA Retail Loan and (ii) following the occurrence of an event or circumstance which would permit the DDR/DRA Retail Borrower to terminate its management agreement with the DDR/DRA Retail Property Manager.

     The Property. The DDR/DRA Retail Properties consist of six retail power centers located in Arizona, Minnesota, Texas and Oregon. The portfolio includes gross leaseable area ("GLA") of 1,977,129 square feet which as of January 28, 1999 was approximately 99% leased. The properties were appraised as of the date and for the amounts set forth below.

       PROPERTY                                            ALLOCATED
         NAME/             # OF SQUARE                       LOAN          APPRAISED       NET CASH        %
       LOCATION              FEET          YEAR BUILT       AMOUNT           VALUE           FLOW        LEASED(1)
Ahwatukee                    550,665          1996        $48,444,049     $76,000,000(2)  $6,425,928        100%
Foothills
Towne Center/
Phoenix, AZ
Maple Grove                  250,436          1996        $18,058,492     $25,000,000(3)  $2,191,248        100%
Crossing/
Maple Grove, MN
East Chase                   235,027          1997        $18,529,305     $24,500,000(4)  $2,348,896        100%
Market Shopping
Center/Fort
Worth, TX
Tanasbourne                  307,811          1995        $26,450,394     $45,000,000(4)  $3,884,684         98%
Towne Center,
Hillsborough, OR
Arrowhead                    354,680          1994        $23,333,514     $40,000,000(5)  $3,333,091        100%
Crossing/
Peoria, AZ
Eagan                        278,510          1996        $21,184,246     $32,000,000(6)  $2,788,253         99%
Promenade/
Eagen, MN

       PROPERTY
         NAME/
       LOCATION               MAJOR TENANTS
Ahwatukee                Smith's Food and Drugs,
Foothills                AMC Theaters,
Towne Center/            Steinmart,
Phoenix, AZ              HomePlace,(7) Babies 'R
                         Us, Barnes & Noble,
                         OfficeMax
Maple Grove              HomePlace,(7) Kohl's,
Crossing/                Old Navy, Pet Food
Maple Grove, MN          Warehouse, Barnes &
                         Noble
East Chase               Toys 'R Us, MJ
Market Shopping          Designs,(8) United
Center/Fort              Artists Theatres,
Worth, TX                PetSmart, Old Navy
Tanasbourne              Haggen's Foods,
Towne Center,            HomePlace,(7) Office
Hillsborough, OR         Depot, Barnes & Noble,
                         PetCo
Arrowhead                Oshmans, Circuit City,
Crossing/                CompUSA, TJ Maxx,
Peoria, AZ               Linens N Things,
                         Staples, Barnes & Noble
Eagan                    Byerly's, HomePlace,(7)
Promenade/               Barnes & Noble, Office
Eagen, MN                Max, Michael's, Old
                         Navy, TJ Maxx

------------------------
(1) As of January 28, 1999.
(2) As of September 28, 1998.
(3) As of September 10, 1998.
(4) As of October 13, 1998.
(5) As of September 21, 1998.
(6) As of September 1, 1998.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
(7) On January 8, 1998, HomePlace Stores Inc. and certain of its affiliates, a major tenant in four of the six DDR/DRA Retail Properties, with an aggregate 211,125 square feet of the DDR/DRA Retail Properties' leaseable square footage and representing 8% of the DDR/DRA Retail Properties' total annual rent, filed under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. Developers Diversified Realty Corporation, the DDR/DRA Retail Property Manager, has master leased all of the retail space occupied by HomePlace and remains liable for all rental obligations under the master lease. See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Certain Additional Risks Relating to Tenants--Tenant Bankruptcy Entails Risks" in this Prospectus Supplement.
(8) On February 2, 1999, MJ Designs, Inc., a major tenant in one of the six DDR/DRA Retail Properties, with an aggregate 40,103 square feet of the DDR/DRA Retail Properties' leaseable square footage representing 1.4% of the DDR/DRA Retail Properties' total annual rent, filed under Chapter 11 of the United States Code in the United States Bankruptcy Court for the District of Northern Texas. In a filing with such court on March 9, 1999, the company made a motion to reject its lease with respect to the related Mortgaged Property. While no date for a hearing on this motion has been scheduled as of the Cut-off Date, it is anticipated that the company will reject such lease. Developers Diversified Realty Corporation, the DDR/DRA Retail Property Manager, has already begun marketing efforts to re-lease all of the retail space occupied by the company. See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Certain Additional Risks Relating to Tenants--Tenant Bankruptcy Entails Risks" in this Prospectus Supplement.

     See "Risk Factors and Other Special Considerations--Risks Related to The Mortgage Loans--Risks Associated with Commercial and Multifamily Lending Generally" and "--Retail Properties Have Specific Risks" for a discussion of certain matters associated with retail properties.

THE PARK LABREA LOAN AND PROPERTY

     The Loan. The second largest Mortgage Loan in the Mortgage Pool (the "Park LaBrea Loan") was originated by NACC on January 13, 1998 (the "Park LaBrea Closing Date"), had an original principal balance of $142,781,905 and has a Cut-off Date Principal Balance of $140,613,989, which represents approximately 5.9% of the Initial Pool Balance. The Park LaBrea Loan is evidenced by a CMAT Pari Passu Note (the "Park LaBrea Note") that is cross-collateralized and cross-defaulted with an Other Pari Passu Note (the "Other Park LaBrea Note") in an equal amount (the aggregate indebtedness represented by such two notes being referred to in this Prospectus Supplement as the "Total Park LaBrea Loan"). The Total Park LaBrea Loan had an original principal balance of $285,563,810 and has a principal balance as of the Cut-off Date of $281,227,978. The Total Park LaBrea Loan is secured by a fee Mortgage encumbering a multifamily property (the "Park LaBrea Multifamily Property") located in Los Angeles, California.

Cut-off Date Principal Balance:     $140,613,989                              % of Initial Pool Balance:     5.9%
Origination Date:                   January 13, 1998                          Maturity Date:                 March 11, 2028
Loan Type:                          ARD                                       Property Type:                 Multifamily
Premium Loan:                       Yes(1)                                    No. of Properties:             1
CMAT Pari Passu Note:               Yes
Monthly Payment:                    $906,843.05 (through and including        Location of Property:          Los Angeles, CA
                                    March 11, 2000)(2)
                                    $1,050,047.16 (from and including
                                    April 11, 2000)
Interest Rate:                      7.739% (through March 10, 2000)
                                    8.000% (beginning March 11, 2000)         Appraised Value:               $410,000,000
                                                                                                             (as of 11/23/97)
Amortization Term:                  360 months                                Units:                         4,226
Debt Constant:                      8.96%                                     Year Built/Renovated:          1944-51/1995
DSCR:                               1.33x                                     Total Cut-off Date             $66,547
                                                                              Principal Balance/
                                                                              Unit:
Cut-off Date LTV:                   68.6%                                     Fee or Leasehold:              Fee
Anticipated Repayment Date:         March 11, 2013                            Occupancy:                     98% (as of 12/31/98)
ARD Balance:                        $113,401,002                              Lock Box:                      Soft
ARD LTV/PTV:                        55.3%
Borrower Special Purpose Entity:    Yes, with an independent director
                                    and a non-consolidation opinion

------------------------
(1) See "--The Premium" below for additional information regarding the Premium.
(2) Based on a 30-day month. Payments through March 11, 2000 are interest only; the borrower prepaid $2,167,916 representing the principal amortization payments from April 11, 1998 through March 11, 2000.

     The Other Park LaBrea Note was included in the securitization sponsored by an affiliate of the Depositor, Commercial Mortgage Pass-Through Certificates, Series 1998-D6 (the "D6 Securitization"). The trustee under the D6 Securitization is the Lead Lender with respect to the Total Park LaBrea Loan and the servicer under the D6 Securitization will therefore make all servicing decisions with respect to the Total Park LaBrea Loan. In the event servicing of the Other Park LaBrea Note is transferred to another servicer, the servicing for the Total Park LaBrea Loan will be transferred to such other servicer. See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Servicing Total Pari Passu Loans" in this Prospectus Supplement and "--CMAT Pari Passu Notes" above.

     The Premium. The Total Park LaBrea Loan is a Premium Loan. The chart below contains significant information regarding this aspect of the Total Park LaBrea Loan.

                                                   BASE
TOTAL FUNDED      PREMIUM       PREMIUM % OF      INTEREST     CUT-OFF DATE     CUT-OFF DATE      ARD
   AMOUNT          AMOUNT       MORTGAGE LOAN      RATE           LTV              PTV           LTV/PTV
------------     ----------     -------------     --------     ------------     ------------     -------
$147,500,000     $4,718,095          3.3%          7.378%          68.6%            70.9%         55.3%

     See "Premium Loans" above for additional information regarding Premium
Loans.

     The Borrower. Prime/Park LaBrea Holdings, L.P. (the "Park LaBrea Borrower") is a special purpose California limited partnership with PLBGP, L.P. (the "Park LaBrea General Partner"), a special purpose California limited partnership, as the sole general partner of the Park LaBrea Borrower, and Prime/Park LaBrea Investment, L.P. (the "Park LaBrea Limited Partner") as the sole limited partner of the Park LaBrea Borrower. The sole general partner of the Park LaBrea General Partner is PLBGP, Inc., a special purpose Delaware corporation, all of the stock of which is owned by Prime/Park LaBrea, LLC, a California limited liability company ("Park LaBrea LLC"), which is also the sole limited partner of the Park LaBrea General Partner. Starwood Financial Trust, a publicly traded REIT, holds a 25% membership interest in the Park LaBrea LLC which it acquired from Atlantic Preferred 2 LLC, a New York limited liability company ("Atlantic LLC") and an affiliate of Lazard Freres Real Estate Fund, L.P. ("Lazard"). Such interest will terminate when a mezzanine financing in the amount of $33,500,000 (the "Park LaBrea Mezzanine Loan"), made on January 12, 1998 from Lazard to the Park LaBrea Limited Partner and Park LaBrea LLC, is repaid in full and the capital contribution of Atlantic LLC has been returned in accordance with the operating agreement for the Park LaBrea LLC. The Park LaBrea Mezzanine Loan is secured by pledges of the partnership interest in the Park LaBrea Limited Partner and membership interests in Park LaBrea LLC. Starwood Financial Trust ("Starwood") as successor to Lazard, has entered into a subordination and standstill agreement with the lender pursuant to which Starwood is not permitted to exercise its remedies under the Park LaBrea Mezzanine Loan before the earlier of (i) March 11, 2013 (the "Park LaBrea ARD") and (ii) the repayment in full of the Park LaBrea Loan. See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Certain Risks Related to Mezzanine Financings" in this Prospectus Supplement.

     Payment Terms; Prepayment Terms; Defeasance. The Park LaBrea Loan amortizes over 360 months and matures on March 11, 2028 (the "Park LaBrea Maturity Date"). On the Park LaBrea Closing Date, the Park LaBrea Borrower prepaid $2,167,916, which amount equals amortization payments due on the Park LaBrea Loan from April 11, 1998 through and including March 11, 2000. The Park LaBrea Borrower is required to pay interest only at 7.739% per annum from the Park LaBrea Closing Date through and including March 11, 2000. Commencing on April 11, 2000, Monthly Payments on the Park LaBrea Loan will be $1,050,047, which amount is based on a 360-month amortization schedule and an interest rate of 8.00%. The interest rate will increase on the Park LaBrea ARD to the Mortgage Rate plus 2.00%. See "Certain Terms and Conditions of the Mortgage Loans--Excess Interest" above. Additional payment and prepayment terms are as set forth in Annex A hereto. Voluntary prepayment is prohibited until the date that is six months prior to the Park LaBrea ARD, whereupon the Park LaBrea Loan is freely prepayable on any Due Date or with interest through such date. Defeasance is not permitted prior to March 2001. Thereafter, prior to the date that is six months prior to the Park LaBrea ARD, all or any portion of the Park LaBrea Loan may be defeased upon the satisfaction of certain conditions specified in the loan documents including confirmation from each Rating Agency that such defeasance would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. See "Certain Terms and Conditions of the Mortgage Loans--Property Releases" above.

     Lock Box; Reserve Accounts; Financial Statements. The Park LaBrea Borrower has entered into a lock box agreement pursuant to which all rent from the Park LaBrea Multifamily Property is required to be deposited upon collection by the Park LaBrea Borrower or the Park LaBrea Property Manager (as defined below) into a Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement--Accounts--Lock Box Accounts" in this Prospectus Supplement. The Park LaBrea Borrower has also established Reserve Accounts, including an ongoing tax reserve account, an ongoing capital reserve account and an insurance reserve account. See "Certain Terms and Conditions of the Mortgage Loans--Escrows" above and "The Pooling and Servicing Agreement--Accounts--Cash Collateral Accounts" in this Prospectus Supplement. The Park LaBrea Borrower is required to furnish audited financial statements within 90 days following the end of its fiscal year.

     The Property Manager. The Park LaBrea Multifamily Property is managed by PLB Management, LLC (the "Park LaBrea Property Manager"), an entity controlled by the principals of the Park LaBrea Borrower. The Park LaBrea Property Manager is paid a management fee of 1.5% of the gross revenue of the Park LaBrea Multifamily Property. Such management fee is subordinate to debt service. Additionally, the Park LaBrea Borrower pays directly many of the expenses that are typically paid by a property manager. The lender may terminate the Park LaBrea Property Manager upon an event of default under the Park LaBrea Loan.

     The Property. The Park LaBrea Multifamily Property is a residential development in the City of Los Angeles and is the largest apartment complex west of the Mississippi River. It consists of 4,226 apartment units, with a total rentable area of approximately 4,166,929 square feet contained in 26 two-story garden apartment buildings (constructed between 1943 and 1951, with one-to-four-bedroom units ranging in size from 658 square feet to 2,184 square feet) and 18 twelve-story apartment towers (constructed between 1950 and 1951, with studio and one- to four-bedroom apartments, ranging in size from 488 square feet to 2,984 square feet). There is a total of 5,100 parking spaces, or approximately 1.2 spaces per unit. The Park LaBrea Multifamily Property underwent an $11,000,000 renovation in 1995. The Park LaBrea Multifamily Property is located within Los Angeles' Miracle Mile District, within one mile of Beverly Hills, eight miles from the central business district and four miles from Century City. The Park LaBrea Multifamily Property has on-site amenities including a bank, fitness center, dry cleaners, swimming pools, tennis courts, laundry facilities, private putting green, in-house repair service, 24-hour security and landscaping. As of December 31, 1998, the Park LaBrea Multifamily Property was 98% occupied and, as of November 23, 1997, the appraised value was $410,000,000.

     See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Risks Associated with Commercial and Multifamily Lending Generally" and "--Multifamily Properties Have Special Risks" for a discussion of certain matters associated with multifamily properties. Although the Park LaBrea Property is located in an earthquake risk area, it is not located within a geologic zone where rupture is likely to occur from active or potentially active earthquake faults as identified by any federal, state or local governmental agency. Two independent seismic studies and PML analyses found a Probable Maximum Loss ("PML") with respect to the Park LaBrea Property between 5.9% and 7.0% of the building construction cost. PML is defined as the loss from earthquake ground shaking that has a 10% probability of being exceeded in 50 years (a 500-year recurrence interval). The 1994 earthquake in the area caused limited damage to only a few of the 222 buildings on the Park LaBrea Property (which damage was documented and repaired) and remained substantially below the PML levels indicated in the PML analysis reports. Under the terms of the Park LaBrea Loan, the borrower is not required to maintain earthquake insurance.

THE SOURCE RETAIL LOAN AND PROPERTY

     The Loan. The third largest Mortgage Loan in the Mortgage Pool (the "Source Retail Loan") was originated by CCA on November 6, 1998 (the "Source Closing Date"), had an original principal balance of $124,000,000 and has a Cut-off Date Principal Balance of $124,000,000, which represents approximately 5.2% of the Initial Pool Balance. The Source Retail Loan is secured by a Mortgage encumbering a fee interest in a retail property (the "Source Retail Property") located in Westbury, New York.

Cut-off Date Principal      $124,000,000        % of Initial Pool Balance: 5.2%
Balance:
Origination Date:           November 6, 1998    Maturity Date:             March 11, 2009
Loan Type:                  Balloon             Property Type:             Anchored Retail
Premium Loan:               No                  No. of Properties:         1
CMAT Pari Passu Note:       No
Monthly Payment:            $687,166.67(1)      Location of Property:      Westbury, NY
Interest Rate:              6.65%               Appraised Value:           $178,000,000 (as of
                                                                           9/24/98)
Amortization Term:          Interest Only       Square Feet:               521,486
Debt Constant:              6.65%               Year Built/Renovated:      1997
DSCR:                       1.74                Cut-off Date Principal
                                                Balance/SF:                $238
Cut-off Date LTV:           69.7%               Fee or Leasehold:          Fee
Borrower Special Purpose    Yes, with           Major Tenants:             Circuit City,
Entity:                     independent                                    Nordstrom Rack,
                            director and                                   ABC Home, Off Saks
                            non-consolidation                              Fifth
                            opinion                                        Avenue, Old Navy,
                                                                           Loehmann's
Lock Box:                   Hard(2)             Occupancy                  98% (as of 12/31/98)

------------------------
(1)  Based on a 30-day month.
(2) In the absence of certain trigger events, funds deposited in the Lock Box Account are remitted to the borrower on a daily basis. See "The Pooling and Servicing Agreement--Accounts--Lock Box Accounts" in this Prospectus Supplement.

     The Borrower. W&S Associates, L.P. (the "Source Retail Borrower") is a special purpose New York limited partnership with (i) SPG Source, Inc., a special purpose Delaware corporation, as general partner, and (ii) Simon Property Group, L.P. ("Simon Group"), a Delaware limited partnership, Simon/Rosche Westbury Associates, L.P. , a Delaware limited partnership, and Westbury Property Investment Company, a New York general partnership, as limited partners.

     Payment Terms; Prepayment Terms; Defeasance. The Source Retail Loan is an interest-only Balloon Loan that matures on March 11, 2009 (the "Source Retail Maturity Date"). The Source Retail Borrower is required to make Monthly Payments of interest based on an interest rate of 6.65% per annum through and including the Source Retail Maturity Date. On the Source Retail Maturity Date, the Source Retail Borrower also will be required to make a Balloon Payment of principal. Voluntary prepayment is prohibited until the Source Retail Maturity Date. However, during or after March 2001, the Source Retail Borrower may defease the entire Source Retail Loan, upon the satisfaction of certain conditions specified in the loan documents, including confirmation from each Rating Agency that such defeasance would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. See "Certain Terms and Conditions of the Mortgage Loans--Property Releases" above.

     Lock Box; Reserve Accounts; Financial Statements. The Source Retail Borrower has entered into a lock box agreement whereby all rent from the Source Retail Property is required to be deposited by the tenants directly into a Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement--Accounts--Lock Box Accounts" in this Prospectus Supplement. The Source Retail Borrower has also established Reserve Accounts, including a monthly capital reserve account, a monthly rollover reserve account, an ongoing tax and insurance reserve account and, after an event of default under the related loan documents, an operating expense reserve account. See "Certain Terms and Conditions of the Mortgage Loans--Escrows" above and "The Pooling and

Servicing Agreement--Accounts--Cash Collateral Accounts" in this Prospectus Supplement. The Source Retail Borrower is required to furnish audited financial statements within 110 days following the end of its fiscal year.

     The Property Manager. The Source Retail Property is managed by M.S. Management Associates, Inc. (doing business as "Simon Management Company") (the "Source Retail Property Manager"), an entity controlled by the principals of the Source Retail Borrower. The Source Retail Property Manager is paid a fee of 5% of gross revenue of the Source Retail Property which fee is subordinate to debt service. The lender may terminate the Source Retail Property Manager upon an event of default under the Source Retail Loan or if the DSCR is less than 1.10 to 1.0 for the then trailing 12 months, unless the Source Retail Property Manager is an affiliate of Simon Group, in which case a termination is only permitted upon an event of default under the Source Retail Loan.

     The Property. The Source Retail Property consists of an enclosed, two-story retail mall built in 1997 with 521,486 square feet of GLA. The Source Retail Property is a discount-oriented mall located in Nassau County, New York. It is shadow anchored by the Fortunoff department store (210,798 square feet of GLA) located on 1.45 acres of land owned by Fortunoff and not securing the Source Retail Loan as well as Circuit City (45,674 square feet of GLA), Nordstrom Rack (48,461 square feet of GLA), Off Saks Fifth Avenue (35,545 square feet of GLA), Old Navy (41,025 square feet of GLA) and ABC Home (46,402 square feet of GLA). Other major tenants at the Source Retail Property include ABC Carpet, Cheesecake Factory, Data Vision, Loehmann's, Rainforest Cafe and Virgin Megastore. Adjacent to the Source Retail Property are the Roosevelt Raceway Center, which is anchored by Target and Home Depot Expo, and Price Club Plaza, which is anchored by Price Costco, Super K, Marshall's, Border's Books and Sports Authority. Roosevelt Field Mall, which is owned by an affiliate of the Source Retail Borrower, is located a mile away from the Source Retail Property and is anchored by Macy's, Nordstrom's, Bloomingdale's, Stern's and J.C. Penney. The Source Retail Property has a total of 3,570 parking spaces. As of December 31, 1998, the Source Retail Property was 98% leased. As of April 24, 1998 the appraised value was $178,000,000.

     See "Risk Factors and Other Special Considerations--Risks Related to The Mortgage Loans--Risks Associated with Commercial and Multifamily Lending Generally" and "--Retail Properties Have Specific Risks" for a discussion of certain matters associated with retail properties.

PRIME RETAIL III POOL LOAN AND PROPERTIES

     The Loan. The fourth largest Mortgage Loan in the Mortgage Pool (the "Prime Retail III Pool Loan") was originated by CCA on June 15, 1998, had an original principal balance of $98,304,700 and has a Cut-off Date Principal Balance of $97,878,360, which represents approximately 4.1% of the Initial Pool Balance. The Prime Retail III Pool Loan is evidenced by two CMAT Pari Passu Notes, each of which is cross-collateralized and cross-defaulted with the other. The aggregate indebtedness in the aggregate principal amount of $163,841,167 represented by two CMAT Pari Passu Notes (collectively, the "Prime Note") and an Other Pari Passu Note (the "Other Prime Note") is referred to in this Prospectus Supplement as the "Total Prime Retail III Pool Loan." The Total Prime Retail III Pool Loan is secured by two fee Mortgages and three fee and leasehold Mortgages (the "Prime Retail Mortgages") encumbering five retail properties (the "Prime Retail Properties"), which are located in California, Indiana, Maine and New York.

Cut-off Date Principal      $97,878,360         % of Initial Pool Balance: 4.1%
Balance:

Origination Date:           June 15, 1998       Maturity Date:             July 11, 2028

Loan Type:                  ARD                 Property Type:             Retail/Factory Outlet
                                                                           Centers

Premium Loan:               Yes(1)              No. of Properties:         5

CMAT Pari Passu Note:       Yes

Monthly Payment:            $748,922.22         Location of Properties:    Indiana, Maine, New
                                                                           York and California

Interest Rate:              8.40%               Aggregate Appraised Value: $285,900,000(2);

Amortization Term:          360 months

Debt Constant:              9.14%               Total Square Feet:         1,593,172

DSCR:                       1.54(2)             Year Built/Renovated:      1984-1995/1995-1997(3)

Cut-off Date LTV/PTV:       57.1%(2)            Cut-off Date Principal     $102
                                                Balance/SF:

Anticipated Repayment Date: July 11, 2008       Fee or Leasehold:          2 Fee and 3 Fee and
                                                                           Leasehold(4)

ARD Balance:                $88,779,243.54      Major Tenants/SF/Lease     See Chart Below(5)
                                                Expiration Date:

ARD LTV/PTV:                51.8%               Occupancy:                 98%(5) (as of 2/16/99)

Borrower Special Purpose    Yes, with an        Lock Box:                  Hard
Entity:                     independent
                            director and a
                            non-consolidation
                            opinion.

------------------------

(1)  See "The Premium" below for additional information regarding the Premium.

(2)  For Total Prime Retail III Pool Loan.

(3)  For additional information, see "The Properties" below.

(4) The properties that comprise the Mortgaged Property located in the state of California are encumbered by a fee Mortgage and a fee and leasehold Mortgage.

(5) See "The Properties" below for additional information regarding major tenants.

     The Other Prime Note was transferred to an affiliate of the Depositor and included in the D7 Securitization. The trustee under the D7 Securitization will be the Lead Lender with respect to the Total Prime Retail III Pool Loan and the servicer under the D7 Securitization will therefore make all servicing decisions with respect to the Total Prime Retail III Pool Loan. See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Servicing Total Pari Passu Loans" in this Prospectus Supplement and "--CMAT Pari Passu Notes" above.

     The Premium. The Prime Retail III Pool Loan is a Premium Loan. The chart below contains significant information regarding this aspect of the Prime Retail III Pool Loan.

                                PREMIUM % OF        BASE
TOTAL FUNDED      PREMIUM         MORTGAGE        INTEREST       CUT-OFF DATE     CUT-OFF DATE         ARD
   AMOUNT          AMOUNT           LOAN            RATE             LTV              PTV            LTV/PTV
-------------    ----------     ------------     -----------     ------------     ------------     -----------
$108,000,000     $9,695,300           9.7%             6.99%           57.1%            62.4%             51.8%

     See "--Premium Loans" above for additional information regarding Premium Loans.

     Payment Terms; Prepayment Terms; Defeasance. The Prime Retail III Pool Loan amortizes over 360 months and matures on July 11, 2028 (the "Prime Retail III Pool Maturity Date"). The Prime Retail Pool Borrower is required to make Monthly Payments of $748,922, which amount is based on a 360-month amortization schedule and an interest rate of 8.40% per annum, until July 11, 2008 (the "Prime Retail ARD"). On the Prime Retail ARD the interest rate will increase to the Mortgage Rate plus 2.00% (unless the Other Prime Note is repurchased from the related CCA-CMBS Transaction as provided herein, in which case the rate may increase by a greater amount). See "Certain Terms and Conditions of the Mortgage Loans--Excess Interest" above. Voluntary prepayment is prohibited until the third month preceding the Prime Retail ARD. However, the Prime Retail Pool Borrower may defease all or any portion of the Prime Retail III Pool Loan at any time during or after March 2001 through the Prime Retail ARD upon the satisfaction of certain conditions specified in the loan documents, including confirmation from each of the Rating Agencies that such conditions have been met. See "Certain Terms and Conditions of the Mortgage Loans--Property Releases" above.

     The Borrower. The borrower under the Prime Retail III Pool Loan consists of the following four special-purpose entities (collectively, the "Prime Retail Pool Borrower") as follows: (i) Outlet Village of Kittery Limited Partnership, a Delaware limited partnership; (ii) The Prime Outlets at Gilroy Limited Partnership, a Delaware limited partnership; (iii) The Prime Outlets at Michigan City Limited Partnership, a Delaware limited partnership; and (iv) Finger Lakes Outlet Center, L.L.C., a Delaware limited liability company. One percent of the interest in each borrower entity is owned by Prime Retail Finance VII, Inc., and 99% of the interest in each borrower entity is owned by Prime Retail, L.P. Each entity constituting the Prime Retail Pool Borrower is an affiliate of Prime Retail, Inc. ("Prime"), a publicly traded REIT. The proceeds of the Prime Retail III Pool Loan were used to finance a portion of the merger of Prime with Horizon Group, Inc. ("Horizon"), in connection with which Prime acquired the Prime Retail Pool Properties from Horizon.

     Substitution of Properties. Prior to the Prime Retail ARD, the Prime Retail Pool Borrower may replace any of the Prime Retail Properties upon transfer of such property to a third party. The Prime Retail Pool Borrower must provide a replacement factory outlet center or other retail property and must satisfy certain conditions specified in the loan documents, including confirmation from each of the Rating Agencies that such substitution would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates.

     Lock Box; Reserve Accounts; Financial Statements. The Prime Retail Pool Borrower has entered into a lock box agreement whereby all rent from the Prime Retail Properties is required to be deposited by the tenants directly into a Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement--Accounts--Lock Box Accounts" in this Prospectus Supplement. The Prime Retail Pool Borrower also has established Reserve Accounts, including a required repair reserve account, an ongoing tax and insurance reserve account, a ground lease reserve account and an ongoing capital expenditure reserve account. See "Certain Terms and Conditions of the Mortgage Loans--Escrows" above and "The Pooling and Servicing Agreement--Accounts--Cash Collateral Accounts" in this Prospectus Supplement. The Prime Retail Pool Borrower is required to furnish audited financial statements to the Servicer within 90 days following the end of its fiscal year.

     The Property Manager. The Prime Retail Properties are managed, without a formal management agreement, by Prime Retail, L.P. (the "Prime Retail Property Manager"), an entity wholly owned by Prime and an affiliate of the Prime Retail Pool Borrower that manages a total of 48 outlet centers having 13.4 million square feet of gross leasable area. The Prime Retail Property Manager was established to manage retail factory outlets. The fees payable to the Prime Retail Property Manager or any other property manager may not exceed 4% of the gross revenues of the managed property and are subordinate to debt service on the Prime Retail III Pool Loan. The lender may terminate the Prime Retail Property Manager (or any other property manager of any Prime Retail Property) upon an event of default under the Prime Retail III Pool Loan or if the DSCR falls below 1.15:1.00.

     The Properties. The Prime Retail Pool Properties consist of five retail properties as follows: The Outlet Village of Kittery, located in Kittery, Maine; The Prime Outlets at Gilroy Phases I, II and V, located in Gilroy, California; The Prime Outlets at Gilroy Phases III and IV, also located in Gilroy, California (together with The Prime Outlets at Gilroy Phases I, II and V, "The Prime Outlets at Gilroy Property"); The Prime Outlets at Michigan City, located in Michigan City (Lighthouse Place), Indiana; and the Finger Lake Outlets, located in Waterloo, New York. The Prime Retail Pool Properties are Factory Outlet Center Properties, ranging in size from 131,345 square feet to 492,915 square feet. Collectively, as of February 16, 1999, the centers are approximately 98% leased.

                       # OF          YEAR        ALLOCATED
                      SQUARE        BUILT/         LOAN          APPRAISED        NET CASH         %                 MAJOR
   PROPERTY NAME       FEET       RENOVATED       AMT.(1)          VALUE            FLOW        LEASED(2)           TENANTS
 Finger Lakes         391,830        1994       $22,558,600     $ 59,000,000(3)  $4,953,974         98%        VF Factory Outlet
 Outlet Center                                                                                                 Liz Claiborne
                                                                                                               Reebok
 Kittery Outlet       131,345      1910(4)      $ 6,719,815     $ 30,000,000(5)  $1,988,485        100%        Old Navy
 Village                            /1995                                                                      Ralph Lauren
                                                                                                               J. Crew
 Lighthouse Place     492,915     1987/1997     $28,008,835     $ 81,500,000(6)  $6,425,113         97%        Spiegel Inc.
                                                                                                               Eddie Bauer
                                                                                                               J. Crew
 Prime Outlets at     271,875     1989/1995     $18,521,535     $ 59,500,000(7)  $4,393,764         97%        Nike
 Gilroy I, II and                                                                                              Gap
 V
 Prime Outlets at     305,207     1989/1995     $22,069,515     $ 55,900,000(7)   5,235,433         97%        VF Factory Outlet
 Gilroy III and IV                                                                                             Esprit Direct

    MAJOR
   TENANTS
     1997
   SALES PSF
Finger Lakes          $   310
Outlet Center         $   202
                      $   400

Kittery Outlet        $   358
Village               $ 1,413
                      $   983

Lighthouse Place      $   196
                      $   495
                      $   408

Prime Outlets at      $   689
Gilroy I, II and V    $   559

Prime Outlets at      $   244
Gilroy III and IV     $   442

------------------------
(1) Cut-off Date Principal Balance.
(2) As of February 16, 1999.
(3) As of April 15, 1998.
(4) A portion of the outlet is an historic farm house built in 1910.
(5) As of May 1, 1998.
(6) As of March 18, 1998.
(7) As of April 1, 1998.

     The Ground Leases. A material portion of the Prime Retail Pool Property known as Outlet Village of Kittery is located on land leased to the related Prime Retail Pool Borrower pursuant to a ground lease which expires on October 1, 2009 (but provides for eight automatic five-year extensions unless the related Prime Retail Pool Borrower elects not to renew such lease).

     A material portion of the Prime Retail Pool Property known as The Prime Outlets at Gilroy Phases III and IV is located on land that is jointly owned by the Prime Retail Pool Borrower and Arcadia Development Co. (the "Prime Retail Pool Co-tenant"). The 50% undivided ownership interest of the Prime Retail Pool Co-tenant in such Prime Retail Pool Property is subject to two ground leases between the Prime Retail Pool Co-tenant, as lessor, and the Prime Retail Pool Borrower, as lessee, that expire in 2092 and 2093, respectively, and contain purchase options, subject to certain conditions, for the Prime Retail Pool Borrower to purchase the Prime Retail Pool Co-tenant's interest in such Prime Retail Pool Property and for the Prime Retail Pool Co-tenant to sell such interest to the Prime Retail Pool Borrower.

     In addition, another Prime Retail Pool Property, Finger Lakes Outlets, is located on land that was conveyed to the Seneca County Industrial Development Agency by a prior owner under a sale/leaseback arrangement pursuant to a Payment in Lieu of Tax Agreement. Under this agreement, the owners of the leasehold are required to pay periodic assessments and ad valorem taxes, each as specified in such agreement. The Prime Retail Pool Borrower maintains reserves for such payments as part of an ongoing tax reserve account. The term of the lease agreement related to the Finger Lakes Outlet will expire on December 31, 2015 and the fee interest in the property will revert back to the Prime Retail Pool Borrower. Because reserves are maintained for costs associated with the ground lease, the ground lessor has pledged its fee interest to the lender as additional security for the Total Prime Retail III Pool Loan and the Prime Retail Pool Borrower will hold a fee interest on the Maturity Date of the Prime Retail III Pool Loan, the interest in this Mortgaged Property is considered a fee interest.

     See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Risks Associated with Ground Leases" in this Prospectus Supplement for a discussion of certain matters associated with ground leases.

     Environmental Considerations. With respect to the Mortgaged Property known as Kittery Outlet Village, a fuel oil underground storage tank was reportedly removed in 1997; however, a site assessment was not conducted at that time. As a result, it is currently unknown whether soil contamination exists on the Mortgaged Property. The environmental consultant recommended further investigation. The Prime Retail Pool Borrower obtained a pollution liability insurance policy from American International Specialty Lines Insurance Company, covering the period from October 29, 1997 to October 29, 2002, with $5,000,000 aggregate coverage and a $100,000 deductible per incident, covering (subject to various limitations and exclusions) certain clean-up costs at such Mortgaged Property. For additional information concerning certain environmental risks associated with the Mortgaged Properties, see "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Environmental Risks Related to the Mortgaged Properties" in this Prospectus Supplement.

     See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Risks Associated with Commercial and Multifamily Lending Generally," "--Factory Outlet Center Properties Have Special Risks" and "--Retail Properties Have Specific Risks" in this Prospectus Supplement for a discussion of certain matters associated with retail properties and factory outlet properties.

THE SPRINGFIELD MALL LOAN AND PROPERTY

     The Loan. The fifth largest Mortgage Loan in the Mortgage Pool (the "Springfield Mall Loan") was originated by NACC on March 19, 1998 (the "Springfield Mall Closing Date"), had an original principal balance of $90,931,704 and and has a Cut-off Date Principal Balance of $90,394,069, which represents approximately 3.8% of the Initial Pool Balance. The Springfield Mall Loan is evidenced by a CMAT Pari Passu Note (the "Springfield Mall Note") that is cross-collateralized and cross-defaulted with an Other Pari Passu Note (the "Other Springfield Mall Note") in an equal amount (the aggregate indebtedness represented by such two notes being referred to in this Prospectus Supplement as the "Total Springfield Mall Loan"). The Total Springfield Mall Loan had an original principal balance of $181,863,408 and is secured by a fee and leasehold Mortgage encumbering a retail property (the "Springfield Mall Retail Property"), located in Springfield, Virginia.

Cut-off Date Principal      $90,394,069         % of Initial Pool Balance: 3.8%
Balance:
Origination Date:           March 19, 1998      Maturity Date:             April 11, 2028
Loan Type:                  ARD                 Property Type:             Anchored Retail
Premium Loan:               Yes(1)              No. of Properties:         1
CMAT Pari Passu Note:       Yes
Monthly Payment:            $699,186.13         Location of Property:      Springfield, VA
Interest Rate:              8.50%               Appraised Value:           $243,000,000 (as of
                                                                           1/5/98)
Amortization Term:          360 months          Square Feet:               1,415,660
Debt Constant:              9.23%               Year Built/Renovated:      1973/1991
DSCR:                       1.20                Total Cut-off Date
                                                Principal Balance/SF:      $128
Cut-off Date LTV:           74.4%               Fee or Leasehold:          Fee
Anticipated Repayment Date: April 11, 2013      Major Tenants:             Macy's, Montgomery
                                                                           Ward(2), JC Penney
ARD Balance:                $74,247,772         Occupancy:                 94% (as of 2/10/99)
ARD LTV:                    61.1%               Lock Box:                  Hard(3)
Borrower Special Purpose    Yes, with
Entity:                     independent
                            director and
                            non-consolidation
                            opinion

------------------------
(1)  See "The Premium" below for additional information regarding the Premium.
(2) In July, 1997, Montgomery Ward Holding Corp. ("MW Corp.") and certain of its affiliates, an anchor tenant in the Springfield Mall Retail Property, filed under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. In a filing with the SEC on Form 8-K dated February 1, 1999, MW Corp. announced that it and its wholly-owned subsidiary Montgomery Ward & Co., Incorporated, have reached agreement with the Creditors' Committee and will emerge from Chapter 11 protection in mid-1999.
(3) In the absence of certain trigger events, funds deposited in the Lock Box are remitted to the borrower on a daily basis. See "The Pooling and Servicing Agreement--Accounts--Lock Box Accounts" in this Prospectus Supplement.

     The Other Springfield Mall Note was transferred to an affiliate of the Depositor and included in the D6 Securitization. The trustee under the D6 Securitization will be the Lead Lender with respect to the Total Springfield Mall Loan and the servicer under the D6 Securitization will therefore make all servicing and special servicing decisions with respect to the Total Springfield Mall Loan. In the event servicing of the Other Springfield Mall Note is transferred to another servicer, the servicing for the Total Springfield Mall Loan will be transferred to such servicer. See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Servicing Total Pari Passu Loans" in this Prospectus Supplement and "--CMAT Pari Passu Notes" above.

     The Premium. The Springfield Mall Loan is a Premium Loan. The chart below contains significant information regarding this aspect of the Springfield Mall Loan.

                                PREMIUM % OF      BASE
TOTAL FUNDED      PREMIUM       MORTGAGE         INTEREST     CUT-OFF DATE     CUT-OFF DATE       ARD
   AMOUNT          AMOUNT         LOAN            RATE          LTV              PTV            LTV/PTV
-------------    ----------     ------------     --------     ------------     ------------     -----------
 $99,500,000     $8,568,296          9.4%          7.405%         74.4%            81.2%            61.1%

     See "Premium Loans" above for additional information regarding Premium
Loans.

     The Borrower. Franconia Two, L.P. (the "Springfield Mall Borrower") is a special-purpose Virginia limited partnership with Franconia GP Corporation (the "Springfield Mall GP"), a special-purpose Virginia corporation, as general partner, and Franconia Associates ("Franconia"), a Virginia general partnership, as limited partner. Franconia owns 100% of the stock of the Springfield Mall GP but does not have voting rights with respect to the Springfield Mall GP. Instead, Franconia's stock will be voted by Fischer Reese Associates, Inc., a Delaware corporation (the "Springfield Mall Property Manager"), pursuant to a voting trust agreement between the Springfield Mall Property Manager and Franconia. The majority owner of Franconia is Meshulam Riklis ("Riklis"). On March 19, 1998, The Chase Manhattan Bank ("Chase") made a loan to Riklis and Franconia (the "Springfield Borrower") in the amount of $2,500,000 (the "Chase Loan"), on an unsecured basis. The Chase Loan matures on March 31, 2002 and requires the Springfield Borrower to make monthly principal amortization payments of $53,083.33. On March 19, 1998, World Wide Computer Partnership, L.P. ("World Wide"), a Delaware limited partnership controlled by Riklis and affiliated with the Springfield Mall Borrower, made a loan to Franconia in the amount of $88,304,864.60, which may be increased to $100,000,000 (the "World Wide Loan"), on an unsecured basis. The World Wide Loan amended, consolidated, restated and replaced in their entirety promissory notes made by Franconia beginning in 1980 to fund the cost of tenant improvements, buyouts of leases and construction costs. Principal and interest payments are not due under the World Wide Loan until April 1, 2029 (the "World Wide Maturity Date"). Thus, Franconia has no payment obligations under the World Wide Loan until the World Wide Maturity Date, which is almost a year after the stated maturity date for the Springfield Mall Loan. The World Wide Loan may not be transferred or pledged and is subordinate to the Springfield Mall Loan. See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Certain Additional Risks Related to Mezzanine Financings" and "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Risks Related to the Borrower Under the Springfield Mall Loan" in this Prospectus Supplement.

     Payment Terms; Prepayment Terms; Defeasance. The Springfield Mall Loan amortizes over 360 months and matures on April 11, 2028 (the "Springfield Mall Maturity Date"). The Springfield Mall Borrower is required to make Monthly Payments of $699,186.13, which amount is based on a 360-month amortization schedule and an interest rate of 8.50% per annum, to April 11, 2013 (the "Springfield Mall ARD"). On the Springfield Mall ARD, the interest rate will increase to the Mortgage Rate plus 2.00% (unless the Other Springfield Note is repurchased from the related CCA-CMBS Transaction as provided herein, in which case the rate may increase by a greater amount.) See "Certain Terms and Conditions of the Mortgage Loans--Excess Interest" above. Voluntary prepayment is prohibited until the Springfield Mall ARD. However, during or after March 2002 through the Springfield Mall ARD, all or any portion of the Springfield Mall Loan may be defeased upon the satisfaction of certain conditions specified in the loan documents. See "Certain Terms and Conditions of the Mortgage Loans--Property Releases" above. Payment of the Springfield Mall Loan has been guaranteed by Riklis, up to an amount by which the unpaid principal balance of the Springfield Mall Loan exceeds the sum of (i) 75% of the fair market value of the Springfield Mall Retail Property and (ii) 75% of the fair market value of the ground leased parcel (see "The Ground Lease" below), as of a date six months prior to the Springfield Mall Maturity Date (or earlier, if the Springfield Mall Loan has been accelerated).

     Lock Box; Reserve Accounts; Financial Statements. The Springfield Mall Borrower has entered into a lock box agreement whereby all rent from the Springfield Mall Retail Property is required to be deposited by the tenants directly into a Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement--Accounts--Lock Box Accounts" in this Prospectus Supplement. The Borrower has also established Reserve Accounts, including an up-front deferred maintenance reserve account and monthly reserves for tax and insurance, replacements, tenant improvements and leasing commissions, ground lease rent and transaction payments. See "Certain Terms and Conditions of the Mortgage Loans--Escrows" above and "The Pooling and Servicing Agreement--Accounts--Cash Collateral Accounts" in this Prospectus Supplement. The Springfield Mall Borrower is required to furnish audited financial statements within 90 days following the end of its fiscal year.

     The Property Manager. The Springfield Mall Retail Property is managed by the Springfield Mall Property Manager, an entity that controls the Springfield Mall GP pursuant to the voting trust agreement (as described above in the section entitled "The Borrower"). The Springfield Mall Property Manager is paid a management fee equal to $68,000 per month, provided, however, that so long as net operating income is no greater than $20,500,000, the management fee will not exceed 5.5% of the base rent, the percentage rent and income received from tenants or specialty leasing of the Springfield Mall Retail Property minus the greater of (i) $100,000 and (ii) the actual cost of on-site leasing personnel. In addition, the Springfield Mall Property Manager is entitled to an incentive fee of 4% of the amount by which net operating income (as defined in the loan documents) of the Springfield Mall Retail Property exceeds $20,500,000. The management fee and the incentive fee are subordinate to debt service. The lender may terminate the Springfield Mall Property Manager upon an event of default under the Springfield Mall Loan or if the DSCR falls below 1.0, provided that there is a grace period for termination of one year if the DSCR has fallen to
1.0 as a result of a material casualty or a default by Macy's or a material casualty to the land owned by either JC Penney or Montgomery Ward, so long as the Springfield Mall Property Manager is either pursuing (or using its best efforts to cause JC Penney or Montgomery Ward to pursue) restoration or endeavoring to replace Macy's as an anchor tenant.

     The Property. The Springfield Mall Retail Property is located at the intersection of I-95 and Franconia Road in Springfield, Virginia. It is a super regional enclosed mall with two outparcel stores located on 78.57 acres. The Springfield Mall Retail Property is anchored by Macy's, Montgomery Ward and JC Penney. Each of the anchors owns the store it operates. The Macy's store is built on land leased from the Springfield Mall Borrower. Although Montgomery Ward is currently in bankruptcy, the store's sales are approximately $200 per square foot, which is higher than its national average. Major tenants at the Springfield Mall Retail Property are shown in the chart below. Average in-line store sales are over $260 per square foot. The Springfield Mall Retail Property has a total of 8,377 parking spaces. As of February 10, 1999, the Springfield Mall Retail Property was 94% leased and as of January 5, 1998 the appraised value was $243,000,000.

                                                                              MAJOR TENANTS-
                                                                                SALES PER
MAJOR TENANTS                                           # OF SQUARE FEET          SF(1)            LEASE EXPIRATION
-----------------------------------------------------   ----------------      -----------------    -----------------
Macy's...............................................        252,245             $  168(1996)          July 31, 2022
Montgomery Ward......................................        180,841             $  200(1996)      February 28, 2023
JC Penney............................................        209,144             $  263(1996)      February 28, 2023
General Cinema 1-10..................................         64,510             $  114(1997)      December 31, 2010
Sports Authority.....................................         42,987             $  232(1997)       January 31, 2003
Modell's Sporting Goods..............................         21,480             $  148(1997)      December 31, 2005
Linens N Things......................................         29,776             $  177(1997)      December 31, 2008

------------------------
(1) For the year indicated.

     See "Risk Factors and Other Special Considerations--Risks Related to The Mortgage Loans--Risks Associated with Commercial and Multifamily Lending Generally" and "--Retail Properties Have Specific Risks" for a discussion of certain matters associated with retail properties.

     The Ground Lease. A small portion of the parking for the Springfield Mall Retail Property (consisting of 465 parking spaces) is located on 4.4 acres of land leased to the Springfield Mall Borrower pursuant to a ground lease that expires on October 21, 2010, and is renewable for three successive terms of twenty years each. Even without the ground leased parcel, the Springfield Mall Retail Property would have parking spaces in excess of local zoning requirements. See "Risk Factors and Other Special Considerations--Risks Related to The Mortgage Loans--Risks Associated with Ground Leases" for a discussion of certain matters associated with ground leases.

ATLANTA MARRIOTT HOTEL LOAN AND PROPERTY

     The Loan. The sixth largest Mortgage Loan included in the Trust Fund is the Mortgage Loan secured by the Mortgaged Property known as the Atlanta Marriott Hotel Property (the "Atlanta Marriott Hotel Loan"). The Atlanta Marriott Hotel Loan was originated by NACC on January 30, 1998, had an original principal balance of $82,000,000 and has a Cut-off Date Principal Balance of $80,770,298, which represents approximately 3.4% of the Initial Pool Balance. The Atlanta Marriott Total Hotel Loan is evidenced by a CMAT Pari Passu Note (the "Atlanta Marriott Note") that is cross-collateralized and cross-defaulted with an Other Pari Passu Note (the "Other Atlanta Marriott Note") in an equal amount (the aggregate indebtedness represented by such two Notes being referred to in this Prospectus Supplement as the "Total Atlanta Marriott Hotel Loan"). The Total Atlanta Marriott Hotel Loan had an original principal balance of $164,000,000. The Total Atlanta Marriott Hotel Loan is secured by a fee mortgage (the "Atlanta Marriott Mortgage"), encumbering a hotel located at 265 Peachtree Center Avenue in Atlanta, Georgia (the "Atlanta Marriott Hotel Property").

Cut-off Date Principal      $80,770,298         % of Initial Pool Balance: 3.4%
Balance:
Origination Date:           January 30, 1998    Maturity Date:             February 11, 2023
Loan Type:                  ARD                 Property Type:             Hotel
Premium Loan:               No                  No. of Properties:         1
CMAT Pari Passu Note:       Yes
Monthly Payment:            $600,649.08         Location of Property:      Atlanta, GA
Interest Rate:              7.40%               Appraised Value:           $288,000,000 (as of
                                                                           11/17/97)
Amortization Term:          300 months          Rooms:                     1,671
Debt Constant:              8.80%               Year Built/Renovated:      1985/1997
DSCR:                       1.77                Total Cut-off Date         $96,673
                                                Principal Balance/Room:
LTV:                        56.1%               Fee or Leasehold:          Fee
Anticipated Repayment Date: February 11, 2010   Franchise:                 Marriott
ARD Balance:                $61,585,234         Occupancy:                 67% (as of twelve
                                                                           months ending 1/1/99)
ARD LTV:                    42.8%               Lock Box:                  Springing
Borrower Special Purpose    Yes, with an
Entity:                     independent
                            director and a
                            non-consolidation
                            opinion

     The Other Atlanta Marriott Note was transferred to an affiliate of the Depositor and included in the securitization of an affiliate of CCA known as the D6 Securitization. The trustee under the D6 Securitization will be the Lead Lender with respect to the Total Atlanta Marriott Hotel Loan and the servicer under the D6 Securitization will therefore make all servicing and special servicing decisions with respect to the Total Atlanta Marriott Hotel Loan. In the event servicing of the Other Atlanta Marriott Note is transferred to another servicer, the servicing for the Total Atlanta Marriott Hotel Loan will be transferred to such other servicer. See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Servicing Total Pari Passu Loans in this Prospectus Supplement" and "--CMAT Pari Passu Notes" above.

     The Borrower. HMA Realty Limited Partnership (the "Atlanta Marriott Borrower") is a special-purpose limited partnership, the only asset of which is the Atlanta Marriott Hotel Property. HMA-GP, Inc., a Delaware corporation and the general partner of the Atlanta Marriott Borrower, is a special-purpose corporation limited in purpose to acting as general partner of the Atlanta Marriott Borrower and an indirect subsidiary of Host Marriott Corporation, a Delaware corporation ("Host Marriott"). The Atlanta Marriott Hotel Loan permits the Atlanta Marriott Borrower, after February 2000, to incur debt that is expressly subordinate in right of payment to the Atlanta Marriott Hotel Loan, provided (i) the DSCR for the Atlanta Marriott Hotel Loan on the date of issuance of the debt is at least 2.0 and (ii) the Rating Agencies confirm that such action will not cause a downgrade, qualification or withdrawal of the then current ratings on any Class of Certificates. See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Certain Additional Risks Related to Mezzanine Financings" in this Prospectus Supplement. Certain affiliates of the Atlanta Marriott Borrower are involved in a litigation related to the Atlanta

Marriott Hotel Property. See "Risk Factors and Other Special
Considerations--Risks Related to the Mortgage Loans--Risks Related to Litigation" in this Prospectus Supplement.

     Payment Terms; Prepayment Terms; Defeasance. The Atlanta Marriott Hotel Loan amortizes over 300 months and matures on February 11, 2023. The Atlanta Marriott Borrower is required to make Monthly Payments of approximately $600,649, which amount is based on a 300-month amortization schedule and an interest rate of 7.40% per annum, until February 11, 2010 (the "Atlanta Marriott ARD"). On the Atlanta Marriott ARD the interest rate increases to the Mortgage Rate plus 2.00% (unless the Other Atlanta Marriott Note is repurchased from the related CCA-CMBS Transaction as provided herein, in which case the rate may increase by a greater amount). See "Certain Terms and Conditions of the Mortgage Loans--Excess Interest" above. Voluntary prepayment is prohibited until the Atlanta Marriott ARD. However, during or after February 2001 through the Atlanta Marriott ARD, all of the Atlanta Marriott Hotel Loan may be defeased upon the satisfaction of certain conditions specified in the loan documents, including confirmation from each Rating Agency that such defeasance would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. See "Certain Terms and Conditions of the Mortgage Loans--Property Releases" above.

     Lock Box; Reserve Accounts; Financial Statements. No lock box is required to be maintained under the Atlanta Marriott Hotel Loan prior to the occurrence of a "Marriott Lock Box Event," which occurs if (a) (i) the Atlanta Marriott Hotel Property is not managed by the Marriott Property Manager, (ii) the Marriott Property Manager is not Marriott International, Inc. ("MI") or a subsidiary of MI, or (iii) (A) the S&P rating of long-term unsecured debt of MI (the "MI Rating") is not at least "A-" and the debt service account established with respect to the Atlanta Marriott Hotel Loan contains less than one month of debt service or (B) S&P's MI Rating is "BBB+" and the debt service reserve account established with respect to the Atlanta Marriott Hotel Loan contains less than two months of debt service and (C) in either case, the Atlanta Marriott Borrower does not fund the shortfall within 15 days' notice to such effect from the Servicer and (b) the Servicer notifies the Atlanta Marriott Borrower and the Atlanta Marriott Property Manager that a lock box account is required to be put in effect. See "The Pooling and Servicing Agreement--Accounts--Lock-Box Accounts" in this Prospectus Supplement. The Atlanta Marriott Borrower has established an up-front deferred maintenance reserve account and an ongoing capital expenditure reserve account. The Atlanta Marriott Borrower has also established an ongoing tax and insurance reserve account, which accounts will not be required to be maintained if the MI Rating has been upgraded to at least "A-." A debt service reserve in the amount of two months' debt service must be maintained if the MI Rating is "A-" or better, which reserve must be increased to three months' debt service if the MI Rating is "BBB+." After the institution of a lock box account, two months' debt service reserve must be maintained. See "Certain Terms and Conditions of the Mortgage Loans--Escrows" above and "The Pooling and Servicing Agreement--Accounts--Cash Collateral Accounts" in this Prospectus Supplement. The Atlanta Marriott Borrower is required to furnish audited financial statements within 120 days following the end of its fiscal year.

     The Property Manager. New Marriott MI, Inc. ("New Marriott"), the property manager for the Atlanta Marriott Hotel Property (the "Atlanta Marriott Property Manager"), is a subsidiary of MI. The Atlanta Marriott Property Manager is paid a management fee of 3% of the gross revenue of the Atlanta Marriott Hotel Property. In addition, the Atlanta Marriott Property Manager is entitled to an annual incentive fee of 20% of the available annual cash flow (as defined in the loan documents) of the Atlanta Marriott Hotel Property. Such management fee is subordinate to debt service. Upon the occurrence of an event of default under the Atlanta Marriott Hotel Loan, the lender may exercise all rights of the Atlanta Marriott Borrower to terminate the Atlanta Marriott Property Manager.

     The Property. The Atlanta Marriott Hotel Property, the largest convention hotel in Atlanta, Georgia, opened in 1985. The Atlanta Marriott Hotel Property is an atrium-style, convention-oriented facility with 1,671 guest rooms, including 69 suites, 5 restaurants, 2 lounges, an indoor-outdoor pool, health club and full business services. The 51-story property operates under a long-term management agreement with the Marriott Property Manager. Renovations of the hotel's guest rooms and guest suites were completed in 1998. As of November 17, 1997, the appraised value of the hotel was $288,000,000. The hotel had a 67% occupancy and an average daily room rate of $132.50 for the 12-month period ended January 1, 1999.

     See "Risk Factors and Other Special Considerations--Risk Related to the Mortgage Loans--Hotel Properties Have Special Risks" in this Prospectus Supplement for a discussion of certain other matters associated with hotel properties and "--Risks Related to Litigation" in this Prospectus Supplement for a discussion of certain litigation issues that relate to the Atlanta Marriott Hotel Loan.

IOWA MALLS LOAN AND PROPERTIES

     The Loan. The seventh largest Mortgage Loan in the Mortgage Pool (the "Iowa Malls Loan") was originated by CCA on June 29, 1998 with an original principal balance of $61,500,000 and re-sized on December 18, 1998 with an amended principal balance of $65,972,760. The Iowa Malls Loan has a Cut-off Date Principal Balance of $65,875,608, which represents approximately 2.8% of the Initial Pool Balance. The Iowa Malls Loan was made to four special-purpose entity borrowers (see "The Borrower" below) on a joint and several basis and is secured by four Mortgages, each encumbering a fee interest in a retail property (each, an "Iowa Malls Property") located in Iowa.

Cut-off Date Principal      $65,875,608         % of Initial Pool Balance: 2.8%
Balance:
Origination Date:           June 29,            Maturity Date:             January 11, 2029
                            1998/December 18,
                            1998
Loan Type:                  ARD                 Property Type:             Anchored Retail
Premium Loan:               No                  No. of Properties:         4
Total Pari Passu Loan:      No
Monthly Payment:            $502,605.33         Location of Properties:    Cedar Falls, Iowa;
                                                                           Ames, Iowa; West
                                                                           Burlington, Iowa;
                                                                           Marshalltown, Iowa
Interest Rate:              8.40%               Appraised Value            $84,700,000 (as of
                                                (combined):                3/20/98)
Amortization Term:          360 months          Square Feet (combined):    1,595,765
Debt Constant:              9.14%               Year Built/Renovated:      See "The Properties"
                                                                           below.
DSCR:                       1.28                Cut-off Date Principal     $41
                                                Balance/SF:
Cut-off Date LTV:           77.8%               Fee or Leasehold:          Fee
Anticipated Repayment Date: January 11, 2009    Major Tenants:             See "The Properties"
                                                                           below.
ARD Balance:                $59,550,185         Occupancy:                 See "The Properties"
                                                                           below.
ARD LTV:                    70.3%               Lock Box:                  Hard
Borrower Special Purpose    Yes, with
Entity:                     independent
                            director and
                            non-consolidation
                            opinion

     The Borrower. The Borrower under the Iowa Malls Loan consists of four special-purpose entities (collectively, the "Iowa Malls Borrower") as follows:
Westland Mall Associates LLC, Marshall Town Center Associates LLC, College Square Mall Associates LLC and North Grand Mall Associates LLC, each a Delaware limited liability company. One percent of the interest in each Iowa Malls Borrower is held by Iowa Malls Financing Corp., a Delaware corporation (the "Iowa Malls Managing Member"), and 99% of the interest in each Iowa Malls Borrower is held by Iowa Investment Fund LLC, a Delaware limited liability company (the "Iowa Malls Regular Member"). The Iowa Malls Regular Member consists of LH Iowa Mall Investors, LLC, a Delaware limited liability company (an affiliate of the Iowa Malls Property Manager; see "The Property Manager" below) (25% interest) and Partnership Acquisition Trust XXI, a Delaware business trust wholly owned by NACC (75% interest). CCA currently has a loan outstanding to the Iowa Malls Regular Member (the "Iowa Mezzanine Borrower" and such loan, the "Iowa Mezzanine Loan"), which as of the Cut-off Date is in the principal amount of $6,759,490 secured by, among other things, a pledge of the membership interests of LH Iowa Mall Investors, LLC, in the Iowa Malls Regular Member. CCA may make further advances to the Iowa Mezzanine Borrower from time to time. See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Certain Additional Risks Related to Mezzanine Financings" and "--Risks Related to Conflicts of Interest--The Common Equity Loans" in this Prospectus Supplement.

     Payment Terms; Prepayment Terms; Defeasance. The Iowa Malls Loan amortizes over 360 months and matures on January 11, 2029 (the "Iowa Malls Maturity Date"). The Iowa Malls Borrower is required to make Monthly Payments of $502,605.33, reflecting an interest rate of 8.40% per annum, until January 11, 2009 (the "Iowa Malls ARD"), on which date the interest rate will be increased to the greater of (i) the rate on such date borne by U.S. Treasuries with maturities comparable to the remaining term of the Iowa Malls Loan, plus 5% per annum, and (ii) 13.40% per annum. See "Certain Terms and Conditions of the Mortgage Loans--Excess Interest" above. Voluntary prepayment is prohibited prior to the Iowa Malls ARD. However, from the second anniversary of the Closing Date of the Certificates through the Iowa Malls ARD, the Iowa Malls Borrower may defease all or any portion of the Iowa Malls Loan, upon the satisfaction of certain conditions specified in the loan documents, including confirmation from each Rating Agency that such defeasance would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. In addition, the Iowa Malls Borrower may obtain the release of an individual property by defeasing a portion of the Iowa Malls Loan equal to 125% of the Allocated Loan Amount if the DSCR for the remaining properties is then less than 1.45 to 1.0 (or 100% of the Allocated Loan Amount if the DSCR for the remaining properties is then 1.45 to 1.0 or greater). Certain other property releases are also allowed. See "Certain Terms and Conditions of the Mortgage Loans--Property Releases" above.

     Lock Box; Reserve Accounts; Financial Statements. The Iowa Malls Borrower has entered into lock box agreements whereby all rent from each Iowa Malls Property is required to be deposited by the tenants directly into a Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement--Accounts--Lock Box Accounts" in this Prospectus Supplement. The Iowa Malls Borrower has also established Reserve Accounts, including up-front reserves relating to deferred maintenance and monthly reserves for operating expenses, taxes, insurance, capital expenses and lease rollover. See "Certain Terms and Conditions of the Mortgage Loans--Escrows" above and "The Pooling and Servicing Agreement--Accounts--Cash Collateral Accounts" in this Prospectus Supplement. The Iowa Malls Borrower is required to furnish audited financial statements within 90 days following the end of each of its fiscal years.

     Environmental Issues. An environmental reserve was established to cover asbestos maintenance programs and file reviews or Phase II environmental assessments on certain of the Iowa Malls Properties after completion of off-site remediation or remediation being conducted by a tenant at the related Iowa Malls Property. See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Environmental Risks Related to the Mortgaged Properties" in this Prospectus Supplement.

     The Property Manager. Each of the Iowa Malls Properties is managed by Landau & Heyman of Iowa Inc., an Iowa corporation (the "Iowa Malls Property Manager"), an entity affiliated with the Iowa Malls Borrower. The Iowa Malls Property Manager is the managing and leasing agent for each of the Iowa Malls Properties and has been in the business of operating, developing, leasing and managing retail properties since 1933. Currently, it owns a portfolio of approximately 4,000,000 square feet of retail properties and it manages and leases a portfolio of approximately 6,100,000 square feet of retail property. The Iowa Malls Property Manager is paid a fee of 3% of gross revenue of each of the Iowa Malls Properties, which fee is subordinate to debt service. The lender may direct the borrower to terminate the Iowa Malls Property Manager upon the occurrence and continuance of an event of default under the Iowa Malls Loan.

     The Properties. The Iowa Malls Properties consist of four retail malls located in the central and southeastern portions of Iowa. The portfolio includes gross leaseable area ("GLA") of 1,595,765 square feet, of which, as of December 22, 1998, approximately 96% was leased. The Mortgaged Property was appraised, as of March 20, 1998, for $84,700,000.

PROPERTY NAME/            # SQUARE     YEAR BUILT/      ALLOCATED         APPRAISED       NET CASH
LOCATION                    FEET       RENOVATED        LOAN AMT.         VALUE(1)          FLOW        % LEASED(2)
College Square            562,659       1967/1987       $30,425,937      $36,800,000     $3,015,164          94%
Mall/Cedar Falls

North Grand Mall/Ames     352,064       1971/1991       $18,414,036      $23,000,000     $2,597,730          98%

Westland                  342,365         1972/NA       $10,118,783      $14,400,000     $1,086,097         100%
Mall/Burlington

Marshall Town Center/     347,330         1972/NA       $ 6,916,852      $10,500,000     $1,011,404          98%
Marshalltown

PROPERTY NAME/
LOCATION                    MAJOR TENANT
College Square         Younkers, Von Maur,
Mall/Cedar Falls       WalMart, Hy-Vee Foods
North Grand Mall/Ames  JC Penney, Younkers,
                       Sears
Westland               JC Penney, Younkers
Mall/Burlington
Marshall Town Center/  JC Penney, Younkers
Marshalltown

------------------------

(1)  As of March 20, 1998.

(2)  As of December 22, 1998.

     See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Risks Associated with Commercial and Multifamily Lending Generally" and "--Retail Properties Have Specific Risks" for a discussion of certain matters associated with retail properties.

     The Iowa Malls Properties may under certain circumstances be sold to third parties in which case the Iowa Malls Loan would be divided between the property sold and the properties not sold on the basis of the properties' relative net operating incomes. The separate loans would not be cross-defaulted or cross-collateralized, but one of the requirements of the sale is that the DSCR for each of the separate loan groups be 1.45 to 1.00 or greater.

ADDITIONAL MORTGAGE LOAN INFORMATION

                     GENERAL MORTGAGE LOAN CHARACTERISTICS
                (AS OF CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

Initial Pool Balance(1).................................................................................  $    2,374,987,404
Number of Mortgage Loans................................................................................                 230
Number of Notes (including CMAT Pari Passu Notes and Special Notes).....................................                 234
Number of CMAT Pari Passu Notes.........................................................................                  14
Number of Mortgaged Properties..........................................................................                 268
Average Cut-off Date Principal Balance..................................................................  $       10,326,032
Number of Premium Loans.................................................................................                  52
Aggregate Cut-off Date Principal Balance of Premium Loans...............................................  $      923,939,084
Number of Credit Tenant Loans...........................................................................                  17
Aggregate Cut-off Date Principal Balance of Credit Tenant Loans.........................................  $      123,192,849
Weighted Average Mortgage Rate..........................................................................               7.701%
Range of Mortgage Rates.................................................................................        6.32%-10.631%
Weighted Average Remaining Term to the Earlier of Maturity or Anticipated
  Repayment Date (mos)..................................................................................                 150
Range of Remaining Terms to the Earlier of Maturity or Anticipated Repayment Date (mos).................           79 to 255
Weighted Average Original Amortization Term (mos).......................................................                 336
Range of Original Amortization Terms (mos)..............................................................          110 to 360
Weighted Average Net Cash Flow DSCR(2)..................................................................                1.49
Range of Net Cash Flow DSCRs(2).........................................................................         1.05 - 3.75
Weighted Average LTV as of Cut-off Date(3)..............................................................                68.1%
Weighted Average PTV as of Cut-off Date(3)..............................................................                70.4%
Range of LTVs(3)........................................................................................          25.7%-90.4%
Range of PTVs(3)........................................................................................          25.7%-90.4%
Weighted Average Anticipated Repayment Date LTV/PTV(3)..................................................                55.4%
Percentage of Initial Pool Balance made up of:
  ARD Loans.............................................................................................                82.3%
  Balloon Loans.........................................................................................                16.1%
  Fully Amortizing Loans (other than ARD Loans).........................................................                 1.6%

------------------------
(1) Subject to a permitted variance of plus or minus 5%.
(2) Excluding Credit Tenant Loans.
(3) Excluding Credit Tenant Loans.

     The tables, Annex A, Annex B and Annex C set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables, Annex A, Annex B and Annex C were primarily derived from information provided to the Depositor by Bloomfield or CCA, which information may have been obtained from the borrowers without independent verification except as noted. For purposes of this Prospectus Supplement, unless otherwise specified:

     (1) "Net Cash Flow" or "NCF" is defined under "The Mortgage Loan Program--Underwriting Standards" above. See also "Special Notes" above.

     (2) "Underwritten NOI" means Net Cash Flow before deducting for capital expenditures, tenant improvements and leasing commissions for non-Hotel Properties and before deducting for furniture, fixtures and equipment for Hotel Properties.

     (3) "Net Cash Flow DSCR" for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property or Properties divided by the Annual Debt Service for such Mortgage Loan (as defined below). Unless otherwise specified in this Prospectus Supplement, "DSCR" means Net Cash Flow DSCR. The Credit Tenant Loans were excluded from weighted average calculations.

     (4) "Annual Debt Service" means the Monthly Payment as of the Cut-off Date (as defined in this Prospectus Supplement) multiplied by twelve. For purposes of determining Net Cash Flow DSCR and NOI DSCR with respect to a CMAT Pari Passu Note, DSCR was calculated giving effect to the debt service for the related Other Pari Passu Note.

     (5) "NOI DSCR" for any Mortgage Loan is equal to the Underwritten NOI from the related Mortgaged Property or Properties divided by the Annual Debt Service for such Mortgage Loan.

     (6) "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the Cut-off Date Principal Balance of such Mortgage Loan (that is, the principal amount of the Mortgage Loan against which the principal amount of the Certificates is issued) divided by the Appraised Value of the Mortgaged Property or Properties securing such Mortgage Loan. For purposes of determining LTV with respect to a CMAT Pari Passu Note, LTV was calculated giving effect to the related Other Pari Passu Note(s) secured by the related Mortgaged Property. The Credit Tenant Loans were excluded from the weighted average calculations.

     (7) "PTV" or "Proceeds-to-Value Ratio" for any Mortgage Loan is equal to
(a) the sum of (i) the Premium funded at closing of such loan and amortized through the Cut-off Date and (ii) the Cut-off Date Principal Balance, divided by
(b) the Appraised Value of the related Mortgaged Property. The Credit Tenant Loans were excluded from the weighted average calculations.

     (8) "Anticipated Repayment Date LTV/PTV" for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-off Date, except that the Cut-off Date Principal Balance used to calculate the LTV as of the Cut-off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan to its Anticipated Repayment Date (any related Premium will be fully amortized by the Anticipated Repayment Date) or Maturity Date. Such calculation thus assumes that the value of the Mortgaged Property or Properties securing a Mortgage Loan on the Anticipated Repayment Date is the same as the Appraised Value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original value. The Credit Tenant Loans were excluded from the weighted average calculations.

     (9) "1997 NOI" and "Most Recent NOI" (which is for the period ending as of the date specified in Annex B) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1997 NOI and Most Recent NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor has not verified the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1997 NOI and Most Recent NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, 1997 NOI and Most Recent NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     For purposes of determining "Most Recent Period NOI" as set forth on Annex
B:

          "Ann" means an annualized NOI calculated for the period indicated; and

          "TTM" means NOI calculated for the trailing twelve months ending on the date indicated.

          "Imp TTM" means less than 12-months operating results were available and an imputed TTM was calculated from available information.

     (10) "Allocated Loan Amount" means, for each Mortgaged Property that is security for a Pool Loan, the portion of the principal amount of the related Pool Loan allocated to such Mortgaged Property for certain purposes (including, without limitation, determining the release prices of properties, if the Mortgage Loan permits such releases) under such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property securing a Pool Loan was determined generally based on the ratio of the Net Cash Flow or net operating income or appraised value, or some combination thereof, of such Mortgaged Property to the aggregate Net Cash Flow or appraised value, or some combination thereof, for all the Mortgaged Properties securing such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property may be adjusted upon the payment of principal of the related Mortgage Loan, whether upon amortization, prepayment, or otherwise.

     (11) "Cut-off Date Allocated Loan Amount" means, for each Mortgaged Property, the Allocated Loan Amount of such property as of the Cut-off Date. In certain cases where Allocated Loan Amounts were not assigned by the loan documentation, CCA assigned Allocated Loan Amounts based on the above-mentioned criteria.

     (12) "Original Loan Balance" means the principal balance of the Mortgage Loan as of the date of origination.

     (13) "Cut-off Date Principal Balance" means the principal balance of the Mortgage Loan as of the Cut-off Date, after application of all payments of principal thereon, whether or not received.

     (14) "Cut-off Date Principal Balance/Unit" means, for any Mortgage Loan, the Cut-off Date Principal Balance divided by the applicable unit of measure.

     (15) "Monthly Payment" means, for any Mortgage Loan, the current monthly debt service payable on the related Mortgage Loan.

     (16) "Maturity Date" means the maturity date of the Mortgage Loan as stated in the related Note or Loan Agreement.

     (17) "Anticipated Repayment Date" or "ARD" means, for ARD Loans, the date on which excess cash flow is retained pursuant to the related lock box agreements for application to payment of principal and, with respect to most of the ARD Loans, the date on which Excess Interest begins to accrue.

     (18) "Anticipated Remaining Term" means the term of the Mortgage Loan from the Cut-off Date to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

     (19) "Remaining Lock-out" means the period of the term of the related Mortgage Loan in months from the Cut-off Date during which the Mortgage Loan may not be voluntarily prepaid.

     (20) "Appraised Value" or "Value" means, for each of the Mortgaged Properties, the appraised value of such property as determined by an appraisal thereof prepared by an appraiser who is a member of the Appraisal Institute of America (an "MAI appraiser") not more than 24 months prior to the origination date of the related Mortgage Loan. See "Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Limitations of Appraisals" in this Prospectus Supplement.

     (21) "Amortization Term" means the number of months, based on the constant Monthly Payment as stated in the related Note or Loan Agreement, that would be necessary to reduce the principal balance of the related Note to zero if interest on such Note was calculated based on twelve 30-day months and a 360-day year.

     (22) "Year Built/Renovated" means the year in which the respective Mortgaged Property was built and/or renovated.

     (23) "Units" and "Type" mean the number of units in the respective Mortgaged Property and the type of such units, respectively. As used herein, "units" means (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment and, in the case of a Mortgaged Property operated as a mobile home park, the number of pads; (ii) in the case of a Mortgaged Property operated as a hotel or motel, the number of rooms; (iii) in the case of a Mortgaged Property operated as a healthcare facility, the number of beds; and (iv) in the case of a Mortgaged Property which is not operated as multifamily housing, a mobile home park, a hotel or motel or a healthcare facility, the number of square feet of gross leasable area.

     (24) "Occupancy" means the percentage of gross leaseable area, rooms, apartment units, beds or pads of the property that are leased. Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

     (25) "Underwritten Occupancy" or "U/W Occupancy" means the occupancy rate used in determining Net Cash Flow.

     (26) "Tenant 1," "Tenant 2" and "Tenant 3" (each a "Tenant") mean, with respect to the Office Properties and Retail Properties (including Factory Outlet Center Properties), the largest, second largest and third largest tenants, respectively, if any. These Tenants may occupy the space or sublease all or some portion thereof; provided that such Tenant remains responsible for all obligations under the lease. With respect to the Retail Properties (including Factory Outlet Center Properties), such Tenants may be viewed as anchor tenants. On Annex B, an asterisk next to a Tenant means that the space occupied by such Tenant is not owned by the related borrower.

     (27) "% of Total SF" means the square feet leased to Tenant as a percentage of the total square feet of the Mortgaged Property.

     (28) "Lease Expiration Date" means the year in which a Tenant's lease is scheduled to expire.

     (29) "Audit/Agreed Upon Procedures Upfront" refers to Mortgaged Properties for which independent accountants performed audits, reviews or specified procedures upon financial information provided by the borrower at the request of CCA or the borrower. The cash flow and NOI information presented in Annex B may not correspond to the comparable information included in the accountants' reports because of adjustments made by CCA as part of its underwriting procedures.

     (30) "Audit/Agreed Upon Procedures Forward" refers to Mortgaged Properties for which annual independent accountant audits or specified procedures are required throughout the term of the Mortgage Loan.

     (31) "Actual On-going Capital Reserve" means the annual reserves, as indicated, per unit of measure or as a percentage of gross revenue and escrowed on a monthly basis.

     (32) "Underwritten On-going Capital Reserves" means the annual reserve per Unit or as a percentage of gross revenue deducted from NOI for purposes of calculating Net Cash Flow.

     (33) "GLA" means the square footage of the gross leaseable area of each Mortgaged Property.

     Due to rounding, percentages in the following tables may not add to 100% and amounts may not add to indicated total or subtotal.

     Unless otherwise indicated, references to the "Retail Properties" in this Prospectus Supplement do not include Factory Outlet Centers.

     The asterisks on Annex A and Annex B have the following meanings: (i) an asterisk under the heading "Property Name" on Annex B means a Mortgaged Loan is secured, or partially secured, by a leasehold estate; (ii) an asterisk next to the name of a Tenant on Annex B means that the space occupied by the Tenant is not owned by the related borrower; and (iii) an asterisk under the heading "Mortgage Rate" on Annex A means a Mortgage Loan accruing interest on the basis of the actual number of days elapsed and a 360-day year.

     The tables below set forth certain summary information regarding the Mortgage Loans. See Annex A and Annex C hereto for certain characteristics of the Mortgage Loans and the Notes on a loan-by-loan basis. See Annex C for certain characteristics of the Premium Loans on a loan-by-loan basis. All percentages of Cut-off Date Principal Balances used in this Prospectus Supplement and in Annex A and Annex C are based upon the Cut-off Date Principal Balance of the related Mortgage Loan or, with respect to Pool Loans, are based upon the Allocated Loan Amount of the related Mortgaged Property. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Pool Loans, Allocated Loan Amounts. All numerical information provided in this Prospectus Supplement and in Annex A, Annex B and Annex C with respect to the Mortgage Loans is provided on an approximate basis. Certain statistical information set forth in this Prospectus Supplement may change prior to the date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date. See "Changes in Mortgage Pool Characteristics" below.

     The information set forth in the tables in this Prospectus Supplement, Annex A, Annex B and Annex C with respect to Weighted Average DSCR, Weighted Average Net Cash Flow DSCR, Weighted Average NOI DSCR, Weighted Average LTV and Weighted Average PTV is calculated, unless otherwise specified, excluding the Credit Tenant Loans. See "Risk Factors and Other Special Considerations--Credit Tenant Loans Have Special Risks" in this Prospectus Supplement and "Credit Tenant Loans" above. The information set forth in the tables in this Prospectus Supplement, Annex A, Annex B and Annex C with respect to the Balloon/ARD Balance for each of the Dual Amortization Loans is calculated on the assumption that all scheduled monthly payments (based on the shorter amortization schedule) are made. See "Risk Factors and Other Special Considerations--Risks Related to the Certificates--Risks Associated with Dual Amortization Loans" in this Prospectus Supplement and "--Dual Amortization Loans" above.

                     RANGE OF DEBT SERVICE COVERAGE RATIOS

                                                                       PERCENT BY
                                                                       AGGREGATE               WEIGHTED
                                          NUMBER OF     AGGREGATE      CUT-OFF      WEIGHTED   AVERAGE       WEIGHTED
CUT-OFF DATE                              LOANS OR     CUT-OFF DATE     DATE        AVERAGE    ANTICIPATED   AVERAGE        WEIGHTED
DEBT SERVICE                               POOL         PRINCIPAL      PRINCIPAL    MORTGAGE   REMAINING     AMORTIZATION   AVERAGE
COVERAGE RATIO                            LOANS          BALANCE       BALANCE       RATE       TERM           TERM          DSCR
----------------------------------------  ---------   --------------   ----------   --------   -----------   ------------   --------
1.00-1.09...............................       1      $    3,781,591       0.2%       7.150%       174            226         1.05
1.10-1.19...............................      12         179,558,674       7.6        8.240%       158            355         1.19
1.20-1.29...............................      56         697,758,028      29.4        8.212%       156            349         1.25
1.30-1.39...............................      45         440,602,580      18.6        7.566%       151            338         1.35
1.40-1.49...............................      36         179,874,333       7.6        7.469%       160            344         1.44
1.50-1.59...............................      18         151,364,531       6.4        8.056%       128            346         1.54
1.60-1.69...............................      14          79,917,888       3.4        7.088%       142            311         1.65
1.70-1.79...............................      14         246,499,706      10.4        6.973%       129            311         1.75
1.80-1.89...............................       5          23,507,356       1.0        8.074%       134            286         1.86
1.90-1.99...............................       5         168,220,371       7.1        6.687%        84            322         1.99
2.00-2.09...............................       2           4,928,813       0.2        7.453%       173            264         2.08
2.10 or greater.........................       5          75,780,683       3.2        7.593%       173            331         2.89
CTL.....................................      17         123,192,849       5.2        7.669%       231            268         1.00
                                             ---      --------------      ----       ------        ---           ----         ----
Total/Wtd. Avg..........................     230      $2,374,987,404       100%       7.701%       150            336         1.49
                                             ---      --------------      ----
                                             ---      --------------      ----

                                                     WEIGHTED
                                                     AVERAGE
                                                     ANTICIPATED
CUT-OFF DATE                              WEIGHTED   REPAYMENT
DEBT SERVICE                              AVERAGE      DATE
COVERAGE RATIO                             LTV       LTV/PTV
----------------------------------------  --------   -----------
1.00-1.09...............................    59.1%        23.6%
1.10-1.19...............................    72.9%        60.0%
1.20-1.29...............................    71.4%        57.6%
1.30-1.39...............................    69.9%        53.8%
1.40-1.49...............................    68.4%        52.6%
1.50-1.59...............................    59.6%        49.7%
1.60-1.69...............................    66.6%        49.6%
1.70-1.79...............................    64.3%        57.2%
1.80-1.89...............................    50.2%        35.3%
1.90-1.99...............................    63.6%        62.5%
2.00-2.09...............................    53.7%        25.5%
2.10 or greater.........................    62.0%        45.3%
CTL.....................................    98.5%          NA
                                            ----        -----
Total/Wtd. Avg..........................    68.1%        55.4%

                         RANGE OF LOAN-TO-VALUE RATIOS

                                                     PERCENT BY
                                                     AGGREGATE               WEIGHTED      WEIGHTED
                        NUMBER OF     AGGREGATE      CUT-OFF      WEIGHTED   AVERAGE       AVERAGE
                        LOANS OR     CUT-OFF DATE     DATE        AVERAGE    ANTICIPATED   ORIGINAL       WEIGHTED   WEIGHTED
RANGE OF LOAN-           POOL         PRINCIPAL      PRINCIPAL    MORTGAGE   REMAINING     AMORTIZATION   AVERAGE    AVERAGE
TO-VALUE RATIOS         LOANS          BALANCE       BALANCE       RATE       TERM           TERM          DSCR       LTV
----------------------  ---------   --------------   ----------   --------   -----------   ------------   --------   --------
Less than 40%.........       2      $    6,911,112       0.3%       7.871%       149            326         2.69       32.2%
40.00%-49.99%.........       9          61,009,467       2.6        8.094%       166            310         2.21       48.6%
50.00%-59.99%.........      27         264,614,487      11.1        7.894%       126            324         1.64       56.1%
60.00%-64.99%.........      32         374,067,532      15.8        7.217%       125            341         1.64       63.4%
65.00%-69.99%.........      49         684,620,049      28.8        7.752%       152            341         1.41       68.2%
70.00%-74.99%.........      45         506,262,990      21.3        8.046%       164            348         1.28       72.6%
75.00%-79.99%.........      42         286,241,845      12.1        7.480%       133            344         1.32       77.9%
80.00%-84.99%.........       6          42,204,861       1.8        7.541%       143            355         1.29       80.9%
85.00%-95.99%.........       1          25,862,212       1.1        6.510%       174            360         3.70       90.4%
CTL...................      17         123,192,849       5.2        7.669%       231            268         1.00       98.5%
                           ---      --------------      ----       ------        ---           ----         ----       ----
Total/Wtd. Avg........     230      $2,374,987,404       100%       7.701%       150            336         1.49       68.1%
                           ---      --------------      ----
                           ---      --------------      ----

                        WEIGHTED
                        AVERAGE
                        ANTICIPATED
                        REPAYMENT
RANGE OF LOAN-            DATE        MINIMUM   MAXIMUM
TO-VALUE RATIOS         LTV/PTV        DSCR      DSCR
----------------------  -----------   -------   -------
Less than 40%.........      25.1%       1.88      3.75
40.00%-49.99%.........      34.5%       1.24      2.43
50.00%-59.99%.........      45.0%       1.05      2.10
60.00%-64.99%.........      55.4%       1.17      2.00
65.00%-69.99%.........      56.2%       1.19      1.80
70.00%-74.99%.........      56.9%       1.17      1.79
75.00%-79.99%.........      62.6%       1.14      1.70
80.00%-84.99%.........      67.5%       1.21      1.39
85.00%-95.99%.........      68.0%       3.70      3.70
CTL...................        NA        1.00      1.00
                           -----       -----     -----
Total/Wtd. Avg........      55.4%       1.05      3.75

   RANGE OF LOAN-TO-VALUE RATIOS AT EARLIER OF ANTICIPATED REPAYMENT DATE OR
                                    MATURITY

                                                     PERCENT BY
                                                     AGGREGATE               WEIGHTED      WEIGHTED
                        NUMBER OF     AGGREGATE      CUT-OFF      WEIGHTED   AVERAGE       AVERAGE
                        LOANS OR     CUT-OFF DATE     DATE        AVERAGE    ANTICIPATED   ORIGINAL       WEIGHTED   WEIGHTED
RANGE OF LOAN-           POOL         PRINCIPAL      PRINCIPAL    MORTGAGE   REMAINING     AMORTIZATION   AVERAGE    AVERAGE
TO-VALUE RATIOS         LOANS          BALANCE       BALANCE        RATE      TERM           TERM          DSCR       LTV
----------------------  ---------   --------------   ----------   --------   -----------   ------------   --------   --------
Less than 10%.........      13      $   63,545,198       2.7%       7.667%       220            224         1.37       71.2%
10.00%-19.99%.........       3          47,569,925       2.0        7.087%       222            266         2.31       51.5%
20.00%-29.99%.........      22          88,330,321       3.7        7.769%       190            253         1.53       62.5%
30.00%-39.99%.........      16          80,753,456       3.4        8.017%       187            314         2.19       50.6%
40.00%-49.99%.........      45         343,664,039      14.5        7.467%       153            319         1.53       62.1%
50.00%-59.99%.........      79         964,872,065      40.6        8.086%       157            353         1.34       67.5%
60.00%-69.99%.........      47         696,864,943      29.3        7.244%       121            354         1.61       72.5%
70.00%-79.99%.........       5          89,387,457       3.8        8.002%       118            360         1.31       78.6%
                           ---      --------------      ----      --------       ---           ----         ----       ----
Total/Wtd. Average....     230      $2,374,987,404       100%       7.701%       150            336         1.49       68.1%
                           ---      --------------      ----
                           ---      --------------      ----

                        WEIGHTED
                        AVERAGE
                        ANTICIPATED
                        REPAYMENT
RANGE OF LOAN-            DATE        MINIMUM   MAXIMUM
TO-VALUE RATIOS         LTV/PTV        DSCR      DSCR
----------------------  -----------   -------   -------
Less than 10%.........       0.9%       1.14      2.04
10.00%-19.99%.........      19.7%       1.29      3.75
20.00%-29.99%.........      27.1%       1.05      1.92
30.00%-39.99%.........      34.8%       1.24      2.43
40.00%-49.99%.........      45.9%       1.18      1.99
50.00%-59.99%.........      55.2%       1.15      1.80
60.00%-69.99%.........      65.3%       1.17      3.70
70.00%-79.99%.........      70.4%       1.28      1.43
                           -----       -----     -----
Total/Wtd. Average....      55.4%       1.05      3.75

                         MORTGAGED PROPERTIES BY STATE

                                                   PERCENT
                                                     BY
                                                   AGGREGATE
                                    AGGREGATE      CUT-OFF
                                   CUT-OFF DATE     DATE
                                    PRINCIPAL      PRINCIPAL              WEIGHTED      WEIGHTED
                      NUMBER         BALANCE/      BALANCE/    WEIGHTED   AVERAGE       AVERAGE
                        OF          ALLOCATED      ALLOCATED   AVERAGE    ANTICIPATED   ORIGINAL       WEIGHTED   WEIGHTED
                      MORTGAGED        LOAN         LOAN       MORTGAGE   REMAINING     AMORTIZATION   AVERAGE    AVERAGE
STATE                 PROPERTIES      AMOUNT       AMOUNT       RATE       TERM           TERM          DSCR       LTV
--------------------  ---------   --------------   ---------   --------   -----------   ------------   --------   --------
CA..................      36      $  456,845,900      19.2%      7.670%       154            345         1.51       67.6%
MI..................      26         269,470,263      11.3       8.081%       163            354         1.29       71.8%
NY..................      11         191,456,838       8.1       7.093%       125            341         1.69       66.3%
VA..................      20         182,935,663       7.7       7.942%       176            329         1.29       71.6%
IL..................      16         152,497,140       6.4       7.758%       140            313         1.68       61.7%
OH..................      15         120,213,547       5.1       8.090%       177            345         1.24       72.2%
AZ..................       6          96,464,755       4.1       6.926%        98            360         1.83       67.7%
TX..................      17          85,842,981       3.6       7.304%       137            325         1.57       64.6%
NV..................       4          85,799,200       3.6       8.371%       168            354         1.32       69.5%
GA..................       1          80,770,298       3.4       7.400%       131            300         1.77       56.1%
IA..................       7          78,228,268       3.3       8.326%       123            345         1.28       77.0%
MN..................      11          62,119,639       2.6       7.134%        97            353         1.75       65.3%
MD..................      13          58,868,957       2.5       7.837%       186            315         1.56       62.1%
OR..................       6          47,596,576       2.0       7.348%       121            357         1.72       63.5%
NC..................       8          43,174,807       1.8       7.850%       168            305         1.43       67.8%
IN..................       2          40,599,626       1.7       8.211%       132            323         1.48       61.1%
FL..................       6          36,972,811       1.6       7.340%       145            332         1.31       72.4%
HI..................       1          30,343,508       1.3       7.070%       114            348         1.35       79.0%
PA..................       4          29,868,951       1.3       8.070%       171            344         1.28       67.9%
NJ..................       4          24,481,507       1.0       7.202%       194            322         1.53       70.7%
NM..................       5          24,052,645       1.0       8.099%       115            360         1.43       68.2%
DC..................       2          22,884,581       1.0       7.585%       171            324         1.32       72.5%
LA..................       7          22,674,449       1.0       7.748%       178            332         1.40       72.2%
CT..................       1          15,275,478       0.6       8.450%       230            291           NA         NA
WI..................       3          12,787,628       0.5       7.862%       161            352         1.42       74.8%
ME..................       5          12,736,837       0.5       7.781%       142            360         1.55       65.6%
WV..................       2          11,612,826       0.5       6.890%       114            360         1.39       79.5%
NH..................       2          10,877,324       0.5       8.298%       171            360         1.26       71.3%
KY..................       3           9,742,198       0.4       7.275%       175            256         1.45       71.8%
MO..................       3           8,972,397       0.4       8.466%       161            294         1.58       61.9%
SC..................       5           8,914,092       0.4       7.256%       160            298         1.51       62.4%
DE..................       1           7,295,906       0.3       8.000%       117            360         1.25       74.1%
AL..................       2           6,623,089       0.3       6.881%       132            360         1.43       75.6%
TN..................       3           4,436,435       0.2       6.821%       190            224         1.47       69.5%
WA..................       2           4,351,943       0.2       6.780%       118            360         1.40       64.5%
SD..................       1           3,839,898       0.2       7.250%       175            180         1.36       71.4%
MA..................       1           3,068,325       0.1       9.200%       176            275         1.49       61.4%
NE..................       2           2,683,330       0.1       7.368%       173            337         1.46       72.7%
MT..................       1           2,682,784       0.1       7.030%       230            264           NA         NA
CO..................       1           1,867,731       0.1       7.080%       178            360         1.59       62.3%
AR..................       1           1,578,108       0.1       7.030%       230            264           NA         NA
VT..................       1           1,478,164       0.1       8.940%       170            240           NA         NA
                         ---      --------------     -----      ------        ---           ----         ----       ----
Total/Wtd. Avg......     268      $2,374,987,404       100%      7.701%       150            336         1.49       68.1%
                         ---      --------------     -----
                         ---      --------------     -----

                      WEIGHTED
                      AVERAGE
                      ANTICIPATED
                      REPAYMENT
                        DATE        MIN    MAX
STATE                 LTV/PTV       DSCR   DSCR
--------------------  -----------   ----   ----
CA..................      54.7%     1.17   3.70
MI..................      58.9%     1.19   2.04
NY..................      62.6%     1.22   2.10
VA..................      52.6%     1.20   1.90
IL..................      48.2%     1.19   2.43
OH..................      55.7%     1.18   1.29
AZ..................      64.2%     1.21   2.00
TX..................      55.8%     1.23   2.00
NV..................      56.3%     1.21   1.48
GA..................      42.8%     1.77   1.77
IA..................      64.4%     1.23   1.50
MN..................      61.8%     1.15   2.00
MD..................      45.6%     1.05   3.75
OR..................      58.0%     1.27   2.00
NC..................      45.4%     1.22   1.92
IN..................      44.9%     1.37   1.54
FL..................      57.1%     1.19   1.59
HI..................      66.5%     1.35   1.35
PA..................      52.9%     1.21   1.99
NJ..................      54.3%     1.36   1.69
NM..................      61.3%     1.23   1.64
DC..................      49.9%     1.23   1.33
LA..................      50.7%     1.23   1.79
CT..................        NA       NA      NA
WI..................      65.6%     1.40   1.43
ME..................      54.5%     1.46   1.60
WV..................      69.5%     1.39   1.39
NH..................      58.1%     1.20   1.52
KY..................      32.9%     1.29   1.60
MO..................      40.6%     1.50   1.66
SC..................      50.0%     1.30   1.71
DE..................      66.3%     1.25   1.25
AL..................      64.0%     1.40   1.50
TN..................      12.1%     1.14   1.70
WA..................      55.8%     1.40   1.40
SD..................       1.4%     1.36   1.36
MA..................      38.1%     1.49   1.49
NE..................      53.5%     1.38   1.60
MT..................        NA       NA      NA
CO..................      47.6%     1.59   1.59
AR..................        NA       NA      NA
VT..................      27.0%     1.79   1.79
                         -----      ----   ----
Total/Wtd. Avg......      55.4%     1.05   3.75

                              RANGE OF YEARS BUILT

                                                          PERCENT
                                                            BY
                                          AGGREGATE       AGGREGATE
                                           CUT-OFF        CUT-OFF
                                             DATE          DATE
                                          PRINCIPAL       PRINCIPAL                WEIGHTED       WEIGHTED
                                           BALANCE/       BALANCE/     WEIGHTED    AVERAGE        AVERAGE
                         NUMBER           ALLOCATED       ALLOCATED    AVERAGE     ANTICIPATED    ORIGINAL        WEIGHTED
                        OF MORTGAGED         LOAN          LOAN        MORTGAGE    REMAINING      AMORTIZATION    AVERAGE
RANGE OF YEARS BUILT    PROPERTIES          AMOUNT        AMOUNT        RATE        TERM            TERM           DSCR
---------------------   ------------    --------------    ---------    --------    -----------    ------------    --------
Pre-1921.............          9        $   77,981,972        3.3%       8.150%        167             343          1.35
1922-1931............          8            85,690,176        3.6        7.787%        150             354          1.31
1932-1941............          4            22,088,428         .9        7.949%        194             282          1.40
1942-1951............          5           167,750,767        7.1        8.026%        168             358          1.33
1952-1961............          7            51,503,821        2.2        8.102%        174             321          1.38
1962-1971............         44           238,582,489       10.0        7.734%        150             339          1.44
1972-1981............         62           464,291,655       19.5        7.837%        161             330          1.59
1982-1991............         77           746,423,667       31.4        7.700%        147             339          1.39
1992-1998............         52           520,674,427       21.9        7.331%        129             323          1.67
                            ----        --------------      -----       ------         ---            ----          ----
Total/Wtd. Avg.......        268        $2,374,987,404        100%       7.701%        150             336          1.49
                            ----        --------------      -----
                            ----        --------------      -----

                                   WEIGHTED
                                   AVERAGE
                                   ANTICIPATED
                       WEIGHTED    REPAYMENT
                       AVERAGE       DATE
RANGE OF YEARS BUILT    LTV        LTV/PTV
---------------------  --------    -----------
Pre-1921.............    62.9%         51.7%
1922-1931............    71.4%         59.4%
1932-1941............    63.2%         47.3%
1942-1951............    68.3%         55.0%
1952-1961............    65.5%         51.9%
1962-1971............    69.7%         56.4%
1972-1981............    69.9%         54.4%
1982-1991............    67.7%         53.9%
1992-1998............    66.7%         58.8%
                         ----         -----
Total/Wtd. Avg.......    68.1%         55.4%

                CUT-OFF DATE PRINCIPAL BALANCE BY PROPERTY TYPE

                                                               PERCENT BY                  WEIGHTED
                                              AGGREGATE CUT-   AGGREGATE                   AVERAGE
                                                 OFF DATE      CUT-OFF DATE                CUT-OFF
                                                PRINCIPAL      PRINCIPAL                     DATE     WEIGHTED    WEIGHTED
                                  NUMBER OF      BALANCE/      BALANCE/                    PRINCIPAL  AVERAGE     AVERAGE
                                  MORTGAGED   ALLOCATED LOAN   ALLOCATED        NUMBER     BALANCE    MORTGAGE    REMAINING
PROPERTY TYPE                     PROPERTIES      AMOUNT       LOAN AMOUNT     OF UNITS    PER UNIT    RATE        TERM
--------------------------------- ---------   --------------   ------------   ----------   --------   ---------   ---------
RETAIL
  Anchored.......................     51      $  726,877,270       30.6%       9,313,879   $   124      7.540%        134
  Mall...........................      3         101,892,082        4.3        2,113,713       121      8.325%        163
  Factory Outlet.................      5          97,878,360        4.1        1,593,172       104      8.400%        112
  Quasi-Anchored.................      8          40,161,298        1.7          560,007       101      8.092%        199
  Unanchored.....................     20          63,250,441        2.7          912,949        97      7.439%        155
  Convenient Stations............      6           7,360,735        0.3          372,782        84      7.520%        239
                                     ---      --------------       ----       ----------   --------     -----       -----
  TOTAL RETAIL...................     93       1,037,420,187       43.7       14,866,502       119      7.713%        139
OFFICE
  Office.........................     51         532,362,864       22.4        7,016,864        91      7.801%        158
  Medical Office.................      9          87,283,571        3.7          767,631       154      7.804%        153
                                     ---      --------------       ----       ----------   --------     -----       -----
  TOTAL OFFICE...................     60         619,646,435       26.1        7,784,495       100      7.802%        157
MULTIFAMILY......................     55         338,959,580       14.3           11,439    46,279      7.643%        158
HOTEL
  Full Service...................      5         110,487,055        4.7            2,792    92,052      7.553%        128
  Limited Service................     28          78,864,964        3.3            2,837    34,139      7.422%        198
                                     ---      --------------       ----       ----------   --------     -----       -----
  TOTAL HOTEL....................     33         189,352,018        8.0            5,629    67,931      7.498%        157
INDUSTRIAL.......................     15          98,441,003        4.1        3,732,475        56      7.563%        168
HEALTH CLUB......................      2          66,315,488        2.8          586,900       143      7.825%        146
MOBILE HOME PARK.................      8          14,828,946        0.6            1,089    16,243      7.008%        145
HEALTHCARE
  Assisted Living................      1           6,872,718        0.3              132    52,066      7.610%        176
  Nursing........................      1           3,151,029        0.1               62    50,823      7.610%        176
                                     ---      --------------       ----       ----------   --------     -----       -----
  TOTAL HEALTHCARE...............      2          10,023,747        0.4              194   $51,675      7.610%        176
                                     ---      --------------       ----                                 -----       -----
TOTAL/WTD. AVG...................    268      $2,374,987,404        100%                                7.701%        150
                                     ---      --------------       ----
                                     ---      --------------       ----

                                                                                      WEIGHTED
                                   WEIGHTED                                           AVERAGE
                                   AVERAGE                                            ANTICIPATED
                                   ORIGINAL                     WEIGHTED   WEIGHTED   REPAYMENT
                                   AMORTIZATION   MIN    MAX    AVERAGE    AVERAGE      DATE
PROPERTY TYPE                        TERM         DSCR   DSCR    DSCR        LTV      LTV/PTV
---------------------------------  ------------   ----   ----   --------   --------   -----------
RETAIL
  Anchored.......................       343       1.05   3.75     1.55        69.0%       59.4%
  Mall...........................       360       1.20   1.54     1.22        74.5%       61.6%
  Factory Outlet.................       360       1.54   1.54     1.54        57.1%       51.8%
  Quasi-Anchored.................       342       1.25   1.95     1.41        68.3%       54.5%
  Unanchored.....................       322       1.20   1.99     1.48        65.2%       51.1%
  Convenient Stations............       283        NA     NA        NA          NA          NA
                                       ----       ----   ----     ----      ------       -----
  TOTAL RETAIL...................       345       1.05   3.75     1.51        68.2%       58.3%
OFFICE
  Office.........................       344       1.17   3.70     1.42        68.6%       54.8%
  Medical Office.................       349       1.21   2.30     1.35        70.6%       57.6%
                                       ----       ----   ----     ----      ------       -----
  TOTAL OFFICE...................       345       1.17   3.70     1.41        68.9%       55.2%
MULTIFAMILY......................       354       1.15   1.92     1.36        72.1%       57.4%
HOTEL
  Full Service...................       299       1.49   1.86     1.75        55.2%       42.6%
  Limited Service................       259       1.36   2.10     1.63        62.3%       32.1%
                                       ----       ----   ----     ----      ------       -----
  TOTAL HOTEL....................       282       1.36   2.10     1.72        57.1%       39.9%
INDUSTRIAL.......................       291       1.24   2.04     1.43        72.1%       52.1%
HEALTH CLUB......................       289       1.66   2.43     2.08        56.9%       41.5%
MOBILE HOME PARK.................       333       1.37   1.60     1.49        74.3%       58.0%
HEALTHCARE
  Assisted Living................       300       1.72   1.72     1.72        71.6%       46.4%
  Nursing........................       300       1.72   1.72     1.72        71.6%       46.4%
                                       ----       ----   ----     ----      ------       -----
  TOTAL HEALTHCARE...............       300       1.72   1.72     1.72        71.6%       46.4%
                                       ----       ----   ----     ----      ------       -----
TOTAL/WTD. AVG...................       336       1.05   3.75     1.49        68.1%       55.4%

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                  PERCENT BY
                                                                  AGGREGATE               WEIGHTED      WEIGHTED
                                      NUMBER       AGGREGATE      CUT-OFF      WEIGHTED   AVERAGE       AVERAGE
                                      OF LOANS    CUT-OFF DATE     DATE        AVERAGE    ANTICIPATED   ORIGINAL       WEIGHTED
RANGE OF CUT-OFF DATE                 OR POOL      PRINCIPAL      PRINCIPAL    MORTGAGE   REMAINING     AMORTIZATION   AVERAGE
PRINCIPAL BALANCES                    LOANS         BALANCE       BALANCE       RATE       TERM           TERM          DSCR
------------------------------------  --------   --------------   ----------   --------   -----------   ------------   --------
Less Than $2,500,000................      67     $  104,923,423       4.4%       7.526%       162            317         1.48
2,500,000-4,999,999.................      73        268,204,820      11.3        7.457%       162            323         1.49
5,000,000-7,499,999.................      30        191,470,967       8.1        7.601%       149            348         1.41
7,500,000-9,999,999.................       9         76,926,763       3.2        7.923%       159            332         1.34
10,000,000-19,999,999...............      23        295,205,483      12.4        7.900%       162            315         1.35
20,000,000-29,999,999...............       9        223,569,247       9.4        7.411%       143            337         1.59
30,000,000-39,999,999...............       8        276,228,170      11.6        8.063%       165            348         1.46
40,000,000-59,999,999...............       4        182,926,205       7.7        8.159%       181            337         1.25
65,000,000-82,499,999...............       2        146,645,906       6.2        7.849%       125            327         1.55
90,000,000-99,999,999...............       2        188,272,430       7.9        8.448%       139            360         1.37
122,500,000-156,000,000.............       3        420,613,989      17.7        7.098%       121            360         1.70
                                        ----     --------------      ----       ------        ---           ----         ----
Total/Wtd. Avg......................     230     $2,374,987,404       100%       7.701%       150            336         1.49
                                        ----     --------------      ----
                                        ----     --------------      ----

                                                 WEIGHTED
                                                 AVERAGE
                                                 ANTICIPATED
                                      WEIGHTED   REPAYMENT
RANGE OF CUT-OFF DATE                 AVERAGE      DATE
PRINCIPAL BALANCES                     LTV       LTV/PTV
------------------------------------  --------   -----------
Less Than $2,500,000................    66.7%        46.7%
2,500,000-4,999,999.................    67.4%        48.3%
5,000,000-7,499,999.................    69.2%        54.8%
7,500,000-9,999,999.................    68.7%        56.1%
10,000,000-19,999,999...............    70.5%        52.7%
20,000,000-29,999,999...............    70.6%        57.1%
30,000,000-39,999,999...............    67.2%        53.4%
40,000,000-59,999,999...............    69.6%        57.2%
65,000,000-82,499,999...............    65.8%        55.1%
90,000,000-99,999,999...............    65.4%        56.2%
122,500,000-156,000,000.............    67.3%        62.9%
                                        ----        -----
Total/Wtd. Avg......................    68.1%        55.4%

                      RANGE OF ANTICIPATED REMAINING TERMS

                                                                  PERCENT BY
                                                                  AGGREGATE               WEIGHTED      WEIGHTED
                                                   AGGREGATE      CUT-OFF      WEIGHTED   AVERAGE       AVERAGE
RANGE OF ANTICIPATED                  NUMBER      CUT-OFF DATE     DATE        AVERAGE    ANTICIPATED   ORIGINAL       WEIGHTED
REMAINING TERMS                         OF         PRINCIPAL      PRINCIPAL    MORTGAGE   REMAINING     AMORTIZATION   AVERAGE
(IN MONTHS)                           NOTES         BALANCE       BALANCE       RATE       TERM           TERM          DSCR
------------------------------------  --------   --------------   ----------   --------   -----------   ------------   --------
72-83...............................       1     $  156,000,000       6.6%       6.640%        79             NA          2.00
96-107..............................       2         12,458,876       0.5        8.189%       105            311          1.30
108-119.............................      76        636,960,994      26.8        7.616%       116            342          1.40
120-131.............................       5        210,795,028       8.9        7.009%       124            301          1.75
132-143.............................       3          3,196,848       0.1       10.360%       142            354          1.34
144-155.............................       1          1,676,949       0.1        7.010%       153            360          1.36
156-167.............................       5        162,595,840       6.8        8.454%       165            355          1.25
168-179.............................     118      1,051,476,747      44.3        7.930%       173            342          1.45
192-203.............................       1         11,685,718       0.5        7.880%       192            235            NA
216-227.............................       1          1,330,172       0.1        7.290%       219            230          1.14
228-239.............................      17        111,091,921       4.7        7.601%       233            259          1.30
252-263.............................       4         15,718,312       0.7        7.640%       255            333            NA
                                        ----     --------------      ----       ------        ---           ----        ------
Total/Wtd. Avg......................     234     $2,374,987,404       100%       7.701%       150            336          1.49
                                        ----     --------------      ----
                                        ----     --------------      ----

                                                 WEIGHTED
                                                 AVERAGE
                                                 ANTICIPATED
RANGE OF ANTICIPATED                  WEIGHTED   REPAYMENT
REMAINING TERMS                       AVERAGE      DATE
(IN MONTHS)                            LTV       LTV/PTV
------------------------------------  --------   -----------
72-83...............................    64.3%        64.3%
96-107..............................    69.2%        59.9%
108-119.............................    68.7%        59.4%
120-131.............................    63.7%        58.4%
132-143.............................    51.6%        43.4%
144-155.............................    76.2%        61.8%
156-167.............................    70.3%        57.4%
168-179.............................    68.7%        51.5%
192-203.............................      NA           NA
216-227.............................    78.2%         0.0%
228-239.............................    74.9%         4.3%
252-263.............................      NA           NA
                                        ----        -----
Total/Wtd. Avg......................    68.1%        55.4%

                     RANGE OF MONTHS REMAINING TO MATURITY

                                                                  PERCENT BY
                                                                  AGGREGATE               WEIGHTED      WEIGHTED
                                                   AGGREGATE      CUT-OFF      WEIGHTED   AVERAGE       AVERAGE
RANGE OF REMAINING                    NUMBER      CUT-OFF DATE     DATE        AVERAGE    ANTICIPATED   ORIGINAL       WEIGHTED
TERMS TO                                OF         PRINCIPAL      PRINCIPAL    MORTGAGE   REMAINING     AMORTIZATION   AVERAGE
MATURITY (IN MONTHS)                  NOTES         BALANCE       BALANCE       RATE       TERM           TERM          DSCR
------------------------------------  --------   --------------   ----------   --------   -----------   ------------   --------
72-83...............................       1     $  156,000,000       6.6%       6.640%        79             NA         2.00
96-107..............................       1          1,997,339       0.1        7.450%       106            110         1.47
108-119.............................       1          3,475,401       0.1        7.240%       114            300         1.48
120-131.............................       1        124,000,000       5.2        6.650%       120             NA         1.74
168-179.............................       2          8,639,799       0.4        7.864%       175            341         1.28
192-203.............................       1         11,685,718       0.5        7.880%       192            235           NA
216-227.............................       2          5,111,763       0.2        7.186%       186            227         1.07
228-239.............................      23        120,314,524       5.1        7.655%       220            255         1.62
240-251.............................       1          5,046,569       0.2        7.550%       118            252         1.36
252-263.............................       4         15,718,312       0.7        7.640%       255            333           NA
264-275.............................       2         32,891,001       1.4        7.205%       122            276         1.64
276-287.............................       3         89,428,964       3.8        7.480%       133            300         1.74
288-299.............................      40        185,328,220       7.8        7.645%       164            280         1.70
300-311.............................      13        109,940,720       4.6        7.279%       125            312         1.27
312-323.............................       6         26,538,027       1.1        7.693%       160            336         1.39
324-335.............................       4         44,877,827       1.9        7.002%       168            336         1.38
336-347.............................      10        262,238,577      11.0        8.236%       159            354         1.28
348-359.............................     119      1,171,755,443      49.3        7.948%       152            359         1.41
                                        ----     --------------      ----       ------        ---           ----         ----
Total/Wtd. Avg......................     234     $2,374,987,404       100%       7.701%       150            336         1.49
                                        ----     --------------      ----
                                        ----     --------------      ----

                                                 WEIGHTED
                                                 AVERAGE
                                                 ANTICIPATED
RANGE OF REMAINING                    WEIGHTED   REPAYMENT
TERMS TO                              AVERAGE      DATE
MATURITY (IN MONTHS)                   LTV       LTV/PTV
------------------------------------  --------   -----------
72-83...............................    64.3%        64.3%
96-107..............................    73.6%        49.4%
108-119.............................    73.2%        59.4%
120-131.............................    69.7%        69.7%
168-179.............................    79.6%        62.1%
192-203.............................      NA           NA
216-227.............................    64.1%        17.4%
228-239.............................    60.2%        22.2%
240-251.............................    69.6%        50.2%
252-263.............................      NA           NA
264-275.............................    65.8%        49.5%
276-287.............................    56.2%        42.5%
288-299.............................    62.9%        35.1%
300-311.............................    67.6%        54.3%
312-323.............................    65.2%        48.7%
324-335.............................    67.5%        50.2%
336-347.............................    70.8%        57.6%
348-359.............................    69.8%        57.9%
                                        ----        -----
Total/Wtd. Avg......................    68.1%        55.4%

                                     S-101

                   RANGE OF ANTICIPATED YEARS OF REPAYMENT(1)

                                                                 PERCENT BY
                                                                 AGGREGATE               WEIGHTED      WEIGHTED
                                                  AGGREGATE      CUT-OFF      WEIGHTED   AVERAGE       AVERAGE
                                       NUMBER    CUT-OFF DATE     DATE        AVERAGE    ANTICIPATED   ORIGINAL       WEIGHTED
                                        OF        PRINCIPAL      PRINCIPAL    MORTGAGE   REMAINING     AMORTIZATION   AVERAGE
YEAR                                   NOTES       BALANCE       BALANCE       RATE       TERM           TERM          DSCR
-------------------------------------  ------   --------------   ----------   --------   -----------   ------------   --------
2005.................................      1    $  156,000,000       6.6%       6.640%        79             NA         2.00
2007.................................      1        10,461,537       0.4        8.330%       105            349         1.27
2008.................................     41       408,678,259      17.2        7.693%       115            342         1.42
2009.................................     40       360,304,804      15.2        7.221%       119            339         1.50
2010.................................      1        80,770,298       3.4        7.400%       131            300         1.77
2011.................................      4         4,873,797       0.2        9.207%       146            356         1.35
2012.................................      3       104,715,744       4.4        8.494%       164            360         1.24
2013.................................    111     1,060,102,918      44.6        7.984%       172            344         1.44
2014.................................      9        49,253,924       2.1        7.302%       178            312         1.43
2015.................................      1        11,685,718       0.5        7.880%       192            235           NA
2017.................................      1         1,330,172       0.1        7.290%       219            230         1.14
2018.................................     10        98,183,104       4.1        7.629%       232            258         1.30
2019.................................      7        12,908,817       0.5        7.383%       239            265         1.29
2020.................................      4        15,718,312       0.7        7.640%       255            333           NA
                                        ----    --------------      ----       ------        ---           ----         ----
Total/Wtd. Avg.......................    234    $2,374,987,404       100%       7.701%       150            336         1.49
                                        ----    --------------      ----
                                        ----    --------------      ----

                                                  WEIGHTED
                                                  AVERAGE
                                                  ANTICIPATED
                                       WEIGHTED   REPAYMENT
                                       AVERAGE      DATE
YEAR                                    LTV       LTV/PTV
-------------------------------------  --------   -----------
2005.................................    64.3%        64.3%
2007.................................    68.4%        61.9%
2008.................................    66.7%        57.9%
2009.................................    70.9%        64.3%
2010.................................    56.1%        42.8%
2011.................................    60.1%        49.7%
2012.................................    71.3%        58.7%
2013.................................    68.6%        52.2%
2014.................................    68.9%        41.6%
2015.................................      NA           NA
2017.................................    78.2%         0.0%
2018.................................    73.1%         6.3%
2019.................................    78.1%         0.9%
2020.................................      NA           NA
                                         ----        -----
Total/Wtd. Avg.......................    68.1%        55.4%

------------------------

(1) "Anticipated Year of Repayment" means, with respect to each Mortgage Loan, the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

                            RANGE OF MORTGAGE RATES

                                                                 PERCENT BY
                                                                 AGGREGATE               WEIGHTED      WEIGHTED
                                                  AGGREGATE      CUT-OFF      WEIGHTED   AVERAGE       AVERAGE
                                       NUMBER    CUT-OFF DATE     DATE        AVERAGE    ANTICIPATED   ORIGINAL       WEIGHTED
RANGE OF                                OF        PRINCIPAL      PRINCIPAL    MORTGAGE   REMAINING     AMORTIZATION   AVERAGE
MORTGAGE RATES                         NOTES       BALANCE       BALANCE       RATE       TERM           TERM          DSCR
-------------------------------------  ------   --------------   ----------   --------   -----------   ------------   --------
 6.2500- 6.4999......................      5    $   15,150,984       0.6%       6.424%       126            336         1.65
 6.5000- 6.7499......................     13       391,267,105      16.5        6.633%       115            346         1.90
 6.7500- 6.9999......................     18        91,569,901       3.9        6.889%       129            341         1.40
 7.0000- 7.2499......................     53       321,221,189      13.5        7.080%       156            319         1.48
 7.2500- 7.4999......................     38       248,589,900      10.5        7.382%       150            303         1.55
 7.5000- 7.7499......................     23        70,891,572       3.0        7.590%       184            299         1.54
 7.7500- 7.9999......................     12        91,633,797       3.9        7.860%       148            310         1.37
 8.0000- 8.2499......................     12       284,885,133      12.0        8.054%       166            358         1.32
 8.2500- 8.4999......................     25       385,849,005      16.2        8.385%       150            347         1.35
 8.5000- 8.7499......................     24       402,709,865      17.0        8.501%       164            352         1.37
 8.7500- 8.9999......................      3        46,684,508       2.0        8.816%       161            348         1.23
 9.0000- 9.2499......................      1         3,068,325       0.1        9.200%       176            275         1.49
 9.2500- 9.4999......................      1        12,043,639       0.5        9.253%       171            360         1.28
 9.5000- 9.7499......................      1         4,127,476       0.2        9.500%       174            300         1.50
10.2500-10.4999......................      3         3,196,848       0.1       10.360%       142            354         1.34
10.5000-10.7599......................      2         2,098,158       0.1       10.631%       129            323         1.18
                                        ----    --------------      ----       ------        ---           ----         ----
Total/Wtd. Avg.......................    234    $2,374,987,404       100%       7.701%       150            336         1.49
                                        ----    --------------      ----
                                        ----    --------------      ----

                                                  WEIGHTED
                                                  AVERAGE
                                                  ANTICIPATED
                                       WEIGHTED   REPAYMENT
RANGE OF                               AVERAGE      DATE
MORTGAGE RATES                          LTV       LTV/PTV
-------------------------------------  --------   -----------
 6.2500- 6.4999......................    67.1%        50.9%
 6.5000- 6.7499......................    69.2%        64.2%
 6.7500- 6.9999......................    72.4%        59.9%
 7.0000- 7.2499......................    69.2%        51.9%
 7.2500- 7.4999......................    63.3%        43.3%
 7.5000- 7.7499......................    66.0%        42.7%
 7.7500- 7.9999......................    71.9%        53.9%
 8.0000- 8.2499......................    69.4%        56.0%
 8.2500- 8.4999......................    67.3%        57.8%
 8.5000- 8.7499......................    67.4%        55.2%
 8.7500- 8.9999......................    69.8%        58.1%
 9.0000- 9.2499......................    61.4%        38.1%
 9.2500- 9.4999......................    66.9%        56.5%
 9.5000- 9.7499......................    60.7%        43.3%
10.2500-10.4999......................    51.6%        43.4%
10.5000-10.7599......................    54.0%        45.9%
                                         ----        -----
Total/Wtd. Avg.......................    68.1%        55.4%

                      RANGE OF REMAINING LOCK-OUT PERIODS

                                          PERCENT BY                                             WEIGHTED
                                          AGGREGATE                 WEIGHTED      WEIGHTED       AVERAGE
REMAINING                  AGGREGATE      CUT-OFF      WEIGHTED     AVERAGE       AVERAGE        REMAINING    WEIGHTED
LOCK-OUT        NUMBER    CUT-OFF DATE     DATE        AVERAGE      ANTICIPATED   ORIGINAL        TERM        AVERAGE    WEIGHTED
PERIOD           OF        PRINCIPAL      PRINCIPAL    REMAINING    REMAINING     AMORTIZATION     TO         MORTGAGE   AVERAGE
(IN MONTHS)     NOTES       BALANCE       BALANCE      LOCKOUT       TERM           TERM         MATURITY      RATE       DSCR
--------------  ------   --------------   ----------   ----------   -----------   ------------   ----------   --------   --------

 72- 83.......      1    $  156,000,000       6.6%          75           79             NA            79        6.640%     2.00

 96-107.......      5        26,654,275       1.1          103          110            321           291        7.981%     1.32

108-119.......     74       746,765,595      31.4          114          117            342           301        7.452%     1.46

120-131.......      4        86,795,028       3.7          130          131            301           287        7.521%     1.76

132-143.......      3         3,196,848       0.1          141          142            354           322       10.360%     1.34

144-155.......      2        13,535,591       0.6          151          158            360           341        8.267%     1.23

156-167.......     42       473,100,432      19.9          163          169            350           340        8.087%     1.35

168-179.......     80       729,113,513      30.7          171          174            340           337        7.936%     1.48

180-191.......      1        11,685,718       0.5          191          192            235           192        7.880%       NA

204-215.......      1         1,330,172       0.1          212          219            230           219        7.290%     1.14

216-227.......      1        40,320,671       1.7          226          230            264           230        7.030%       NA

228-239.......     16        70,771,250       3.0          232          234            256           246        7.926%       NA

240-251.......      4        15,718,312       0.7          251          255            333           255        7.640%       NA
                 ----    --------------      ----         ----          ---           ----          ----       ------      ----

Total/Wtd.
 Avg..........    234    $2,374,987,404       100%         146          150            336           301        7.701%     1.49
                 ----    --------------      ----
                 ----    --------------      ----

                           WEIGHTED
                           AVERAGE
REMAINING                  ANTICIPATED
LOCK-OUT        WEIGHTED   REPAYMENT
PERIOD          AVERAGE      DATE
(IN MONTHS)      LTV       LTV/PTV
--------------  --------   -----------
 72- 83.......    64.3%        64.3%
 96-107.......    69.2%        59.5%
108-119.......    68.9%        61.1%
120-131.......    55.2%        42.2%
132-143.......    51.6%        43.4%
144-155.......    80.1%        65.9%
156-167.......    68.6%        53.6%
168-179.......    68.9%        51.2%
180-191.......      NA           NA
204-215.......    78.2%         0.0%
216-227.......      NA           NA
228-239.......      NA          4.3%
240-251.......      NA           NA
                  ----        -----
Total/Wtd.
 Avg..........    68.1%        55.4%

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this Prospectus Supplement.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of nineteen Classes to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class X Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class R Certificates and the Class LR Certificates. Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the
Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates (the "Offered Certificates") are offered hereby. The
Class X Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class R Certificates and the Class LR Certificates (the "Private Certificates") are not offered hereby. The Classes of Certificates other than the Class X, Class R and Class LR Certificates are sometimes referred to in this Prospectus Supplement as the "Sequential Certificates."

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property acquired by the Special Servicer on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and any account established in connection with REO Properties (an "REO Account"); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans; (v) the Depositor's rights and remedies under the Mortgage Loan Purchase and Sale Agreements; and
(vi) all of the lender's right, title and interest in the Reserve Accounts, the Cash Collateral Accounts and Lock Box Accounts. Distributions allocable to interest on the Certificates (other than the Class R and Class LR Certificates) on each Distribution Date will be based on the pass-through rate for the respective Class (the "Pass-Through Rate") and the aggregate principal balance (the "Certificate Balance") or notional amount (the "Notional Amount") as applicable to such Class.

     The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates will have initial Certificate Balances of $350,000,000, $100,000,000, $800,000,000, $448,115,000, $106,875,000, $130,624,000,
$136,562,000 and $35,625,000, respectively. The Class F, Class G, Class H,
Class J, Class K and Class L Certificates will have initial Certificate Balances of $53,437,000, $59,375,000, $23,750,000, $29,687,000, $41,562,000 and
$17,813,000, respectively. The Class M-1 and Class M-2 Certificates will have initial Certificate Balances, in the aggregate, of approximately $41,562,404. The Class X Certificates will have an initial Notional Amount equal to $2,374,987,404, which is equal to the initial aggregate Certificate Balance of the Sequential Certificates.

     The Class R and Class LR Certificates will not have a Certificate Balance or a Notional Amount.

     The Certificate Balance of any Class of Sequential Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under "Distributions--Payment Priorities." The respective Certificate Balance of each Class of Sequential Certificates will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses (as defined in this Prospectus Supplement) allocated to such Class of Certificates. The Notional Amount of the Class X Certificates will equal the aggregate Certificate Balance of the Sequential Certificates outstanding from time to time. The Notional Amount of the Class X Certificates will be reduced to the extent of all reductions in the Certificate Balances of the respective Classes of the Sequential Certificates.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made on the 17th day of each month beginning on April 19, 1999 (each, a "Distribution Date"), provided that if the 17th day of a month is not a Business Day, then the Distribution Date shall be the following Business Day. All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the 10th day of the month in which the related Distribution Date occurs, or if such day is not a Business Day, the preceding Business Day (the "Record Date"); the Record Date for the Distribution Date occurring on
April 19, 1999, for all purposes other than the receipt of distributions is the Closing Date. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or (b) otherwise by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance or Notional Amount thereof has been reduced to zero) of such Certificate at the office of the Trustee, as specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related Class.

     The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Servicer in the related Collection Period, plus (i) all P&I Advances made by the Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, (ii) for the Distribution Date occurring in each March, the "Interest Reserve Amounts" as described under "The Pooling and Servicing Agreement--Accounts--Interest Reserve Account" and required to be deposited in the Distribution Account pursuant to the Pooling and Servicing Agreement, (iii) all other amounts required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans, (iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the Business Day prior to the related Servicer Remittance Date and (v) amounts remitted by the Servicer to the Collection Account in respect of Prepayment Interest Shortfalls (as described under "Prepayment Interest Shortfalls" below), but excluding the following:

     (a) amounts permitted to be used to reimburse the Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described in this Prospectus Supplement under "The Pooling and Servicing Agreement--Advances";

     (b) the aggregate amount of the Servicing Fee (which includes the fees for both the Trustee and the Servicer) and the other Servicing Compensation or special servicing compensation (e.g., late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, and similar fees) payable to the Servicer and the Special Servicing Fee (and other amounts payable to the Special Servicer described under "The Pooling and Servicing Agreement--Special Servicing" in this Prospectus Supplement), and reinvestment earnings on payments received with respect to the Mortgage Loans which the Servicer or Special Servicer is entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

     (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

     (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of liquidation proceeds, insurance proceeds and condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation as described in this Prospectus Supplement, to which the Servicer, the Special Servicer and the Trustee is entitled;

     (e) all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items as provided in the Pooling and Servicing Agreement;

     (f) Prepayment Premiums;

     (g) Default Interest;

     (h) Excess Interest;

     (i) Prepayment Interest Excesses to the extent not used to offset Prepayment Interest Shortfalls;

     (j) any Interest Reserve Amounts required to be deposited in the Interest Reserve Account as described under the "Pooling and Servicing
Agreement--Accounts--Interest Reserve Account" in this Prospectus Supplement;

     (k) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to the Pooling and Servicing Agreement during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; and

     (l) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement.

     The "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the Mortgage Rate excluding any Balloon Payment (but including any constant Monthly Payment), which is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement.

     "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by the Mortgage Loan Sellers or NHA due to a breach of a representation or warranty made by them or the purchase price paid by the parties described under "The Pooling and Servicing Agreement--Optional Termination," and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums.

     "Net REO Proceeds" with respect to any REO Property and any related REO Mortgage Loan (as defined in this Prospectus Supplement) are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

     "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

     The "Collection Period" with respect to a Distribution Date is the period beginning on the day after the preceding Collection Period (or, with respect to the first Distribution Date, the day after the Cut-off Date) and ending on the 11th day in the month in which such Distribution Date occurs (or, if such day is not a Business Day, the following Business Day).

     "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Servicer, the Trustee or the Fiscal Agent, as applicable, interest on Advances at the Advance Rate.

     "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate and, if applicable, the related Excess Rate.

     The "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment or a Balloon Payment.

     "Excess Interest" with respect to each of the Mortgage Loans that has a Revised Rate, is interest accrued on such Mortgage Loan allocable to the Excess Rate.

     "Excess Rate" with respect to each of the Mortgage Loans that has a Revised Rate, is the difference between (a) the applicable Revised Rate and (b) the applicable Mortgage Rate.

     Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

     The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Sequential Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Certificate Balance as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period).

     The "Interest Accrual Amount" with respect to any Distribution Date and the Class X Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the Notional Amount of such Class (provided, that for interest accrual purposes any distributions in reduction of the Certificate Balances of the Sequential Certificates that constitute the Notional Amount of the Class X Certificates or reductions in such Certificate Balances as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period). Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     "Appraisal Reduction Amount" is the amount described below under "Appraisal Reductions."

     "Delinquency" means any failure of the borrower to make a scheduled payment on a Due Date.

     The "Interest Accrual Period" with respect to any Distribution Date commences on the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on the tenth day of the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

     An "Interest Shortfall" with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed to such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

     The "Prepayment Interest Shortfall" with respect to any Distribution Date is equal to the amount of any shortfall in collections of interest (adjusted to the applicable Net Mortgage Pass-Through Rate plus Trustee Fees) resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the related Due Date. Such shortfall may result because interest on a Principal Prepayment in full is paid by the related borrower only to the date of prepayment.

     The "Pass-Through Rate" for any Class of Offered Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The Pass-Through Rate on the Class A-1, Class A-2 and Class A-3 Certificates is a per annum rate equal to 6.250%, 6.585% and 6.640%, respectively. The Pass-Through Rate on the Class A-4, Class B, Class C, Class D and Class E Certificates is a per annum rate equal to 6.975%, 7.230%, 7.350%, 7.350% and 7.350%, respectively, in each case subject to a maximum rate equal to the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rate on the Class X Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus the Weighted Average Pass-Through Rate on the Sequential Certificates. The Pass-Through Rate on the Class F, Class G, Class H, Class J, Class K, Class L, Class M-1 and Class M-2 Certificates is a per annum rate equal to 6.250%. The Class R and Class LR Certificates do not have a Pass-Through Rate.

     The "Weighted Average Pass-Through Rate" for purposes of calculating the Pass-Through Rate on the Class X Certificates, with respect to any Interest Accrual Period, is the fraction (expressed as a percentage), the numerator of which is the sum of the products obtained by multiplying, with respect to each Class of Sequential Certificates, (i) the Pass-Through Rate for such Class and
(ii) the Certificate Balance of such Class as of the first day of such Interest Accrual Period, and the denominator of which is the sum of the Certificate Balances of the Classes of Sequential Certificates as of the first day of such Interest Accrual Period (provided, in each case, any reductions in Certificate Balance as a result of distributions of principal or allocations of Realized Losses to such

Class occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period).

     The "Weighted Average Net Mortgage Pass-Through Rate" for any Distribution Date is the fraction (expressed as a percentage) (a) the numerator of which is the sum of the products obtained by multiplying, for each Mortgage Loan,
(i) the Net Mortgage Pass-Through Rate of such Mortgage Loan and (ii) the Stated Principal Balance of such Mortgage Loan as of the day next preceding such Distribution Date and (b) the denominator of which is the sum of the Stated Principal Balances of all such Mortgage Loans as of the day next preceding such Distribution Date.

     The "Net Mortgage Pass-Through Rate" with respect to any Mortgage and any Distribution Date is the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the Servicing Fee Rate.

     The "Mortgage Pass-Through Rate" with respect to the Mortgage Loans that provide for calculations of interest based on twelve months of 30 days each is equal to the Mortgage Rate thereof.

     The "Mortgage Pass-Through Rate" with respect to the Mortgage Loans that provide for interest based on a 360-day year and the actual number of days elapsed (each, an "Actual/360 Loan") for any Interest Accrual Period will be an annual rate generally equal to a fraction (expressed as a percentage), the numerator of which is twelve (12) times the aggregate amount of interest accrued in respect of such Actual/360 Loan during such Interest Accrual Period and the denominator of which is the Stated Principal Balance of such Actual/360 Loan as of the last day of such Interest Accrual Period; provided that for purposes of calculating the numerator of the fraction described above, the aggregate amount of interest accrued in respect of such Actual/360 Loan during such Interest Accrual Period will, when such Interest Accrual Period ends in January (except a January occurring in a leap year) or February, be decreased by the amount of any Interest Reserve Amounts to be transferred to the Interest Reserve Account in respect of such Actual/360 Loan with respect to the related Distribution Date and will, when such Interest Accrual Period ends in March, be increased by the Interest Reserve Amounts to be transferred from the Interest Reserve Account in respect of such Actual/360 Loan with respect to the related Distribution Date.

     The "Mortgage Rate" with respect to each Mortgage Loan and any Interest Accrual Period is the annual rate, not including any Excess Rate, at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth in the related Note and on Annex A. The Mortgage Rate for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction on interest or principal due to a modification as described under "The Pooling and Servicing Agreement--Modifications" in this Prospectus Supplement.

     The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of:

     (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) which are due on the Mortgage Loans on or (to the extent not previously advanced) before the related Due Date and are either received with respect to the relevant Collection Period (or received as late payments after the end of such Collection Period, but prior to the close of business on the Business Day prior to the related Servicer Remittance Date) or advanced for such Distribution Date;

     (ii) the principal component of all Assumed Scheduled Payments which are due or deemed due, as the case may be, on or (to the extent not previously advanced) before the related Due Date and are either received with respect to the relevant Collection Period or advanced for such Distribution Date;

     (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or purchased from the Trust Fund as described in this Prospectus Supplement under "The Pooling and Servicing Agreement--Optional Termination";

     (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan which was liquidated during the related Collection Period;

     (v) the principal component of all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;

     (vi) to the extent not included in the preceding clause (iv) or (v), all other Principal Prepayments received in the related Collection Period; and

     (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period; except that, in the case of clauses (i) through (vii), net of any related outstanding P&I Advances allocable to principal.

     The "Assumed Scheduled Payment" with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Mortgage Loan as to which the Balloon Payment would have been past due) is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due after giving effect to any modification, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Net Mortgage Pass-Through Rate.

     An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     Distribution of Available Funds. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

     (i) First, pro rata, in respect of interest, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class X Certificates, up to an amount equal to the aggregate Interest Accrual Amounts of such Classes;

     (ii) Second, pro rata, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class X Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

     (iii) Third, to the holders of the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount until the Certificate Balance thereof is reduced to zero;

     (iv) Fourth, to the holders of the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

     (v) Fifth, to the holders of the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

     (vi) Sixth, to the holders of the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

     (vii) Seventh, pro rata, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (viii) Eighth, to the holders of the Class B Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (ix) Ninth, to the holders of the Class B Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class;

     (x) Tenth, to the holders of the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xi) Eleventh, to the holders of the Class B Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xii) Twelfth, to the holders of the Class C Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xiii) Thirteenth, to the holders of the Class C Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class;

     (xiv) Fourteenth, to the holders of the Class C Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xv) Fifteenth, to the holders of the Class C Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xvi) Sixteenth, to the holders of the Class D Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xvii) Seventeenth, to the holders of the Class D Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class;

     (xviii) Eighteenth, to the holders of the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xix) Nineteenth, to the holders of the Class D Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xx) Twentieth, to the holders of the Class E Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xxi) Twenty-first, to the holders of the Class E Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class;

     (xxii) Twenty-second, to the holders of the Class E Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxiii) Twenty-third, to the holders of the Class E Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxiv) Twenty-fourth, to the holders of the Class F Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xxv) Twenty-fifth, to the holders of the Class F Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class;

     (xxvi) Twenty-sixth, to the holders of the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxvii) Twenty-seventh, to the holders of the Class F Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxviii) Twenty-eighth, to the holders of the Class G Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xxix) Twenty-ninth, to the holders of the Class G Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class;

     (xxx) Thirtieth, to the holders of the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxxi) Thirty-first, to the holders of the Class G Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxxii) Thirty-second, to the holders of the Class H Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xxxiii) Thirty-third, to the holders of the Class H Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class;

     (xxxiv) Thirty-fourth, to the holders of the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxxv) Thirty-fifth, to the holders of the Class H Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxxvi) Thirty-sixth, to the holders of the Class J Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xxxvii) Thirty-seventh, to the holders of the Class J Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class;

     (xxxviii) Thirty-eighth, to the holders of the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxxix) Thirty-ninth, to the holders of the Class J Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xl) Fortieth, to the holders of the Class K Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xli) Forty-first, to the holders of the Class K Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class;

     (xlii) Forty-second, to the holders of the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xliii) Forty-third, to the holders of the Class K Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xliv) Forty-fourth, to the holders of the Class L Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amounts of such Classes;

     (xlv) Forty-fifth, to the holders of the Class L Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such classes;

     (xlvi) Forty-sixth, to the holders of the Class L Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of each such Class is reduced to zero;

     (xlvii) Forty-seventh, to the holders of the Class L Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such classes;

     (xlviii) Forty-eighth, pro rata, to the holders of the Class M-1 and Class M-2 Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amounts of such Classes;

     (xlix) Forty-ninth, pro rata, to the holders of the Class M-1 and Class M-2 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

     (l) Fiftieth, pro rata, based on Certificate Balance, to the holders of the Class M-1 and Class M-2 Certificates in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount, less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of each such Class is reduced to zero;

     (li) Fifty-first, pro rata, to the holders of the Class M-1 and Class M-2 Certificates, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Classes;

     (lii) Fifty-second, to the holders of the Class R and Class LR Certificates to the extent provided in the Pooling and Servicing Agreement.

     All references to "pro rata" in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero. The "Crossover Date" is the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates has been reduced to zero.

     Prepayment Premiums. On each Distribution Date, Prepayment Premiums (which will include any Return of Premium Amount, as described in this Prospectus Supplement under "Description of the Mortgage Pool--The Mortgage Loan Program--Underwriting Standards" but will not include the portion of the Repurchase Price relating to the Return of Premium Amount for any Premium Loan that is repurchased from the Trust Fund, as described in this Prospectus Supplement under "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase" net of any portion of the Prepayment Premium received on a Specially Serviced Mortgage Loan that is paid to the Special Servicer as part of the Work Out Fee, as described herein under "The Pooling and Servicing Agreement--Special Servicing") with respect to any Unscheduled Payments received in the related Collection Period shall be distributed to the holders of the Offered Certificates outstanding on such Distribution Date (and will not be applied to reduce the outstanding Certificate Balance of such Class), as follows:

     (A) to the extent that such Prepayment Premium is paid with respect to a Mortgage Loan that is not a Premium Loan, then the amount of such Prepayment Premium will be distributed on the related Distribution Date to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates in an amount up to, in the case of each such Class, the product of (a) such Prepayment Premium, (b) the Discount Rate Fraction for such Class and (c) the Principal Allocation Fraction of such Class. The "Discount Rate Fraction" for any such Class of Certificates is equal to a fraction (not greater than 1.0 or less than zero) the numerator of which is equal to the excess, if any, of (x) the Pass-Through Rate for such Class of Certificates over
(y) the applicable Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of (x) the Net Mortgage Pass-Through Rate over (y) the applicable Discount Rate. With respect to any Distribution Date and each such Class of Certificates, the "Principal Allocation Fraction" is a fraction, the numerator of which is the portion, if any, of the Principal Distribution Amount allocated to such Class of Certificates for such Distribution Date, and the denominator of which is the entire Principal Distribution Amount for such Distribution Date. The portion of the Prepayment Premium remaining, if any, after the payment of the amount calculated as described above will be distributed to the holders of the Class X Certificates. The "Discount Rate" means the yield (compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the Assumed Final Distribution Date of the subject Class. In the event that there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the Assumed Final Distribution Date, the issue with the earliest maturity date will be utilized;

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     (B) to the extent that such Prepayment Premium is paid with respect to a
Premium Loan that has a Base Interest Rate, net of the Servicing Fee Rate (the "Net Base Rate") equal to or lower than the Pass-Through Rate in effect on such Distribution Date for the Class of Offered Certificates that received distributions in reduction of its Certificate Balance on such Distribution Date (the "Reference Pass-Through Rate"), then the amount of such Prepayment Premium will be distributed to the Class X Certificates; provided that if more than one Class of Offered Certificates receives distributions in reduction of its Certificate Balance on such Distribution Date, the Reference Pass-Through Rate will be equal to the weighted average of the Pass-Through Rates for such Classes for such Distribution Date (weighted on the basis of the Certificate Balances thereof applicable to such Interest Accrual Period); and

     (C) to the extent that such Prepayment Premium is paid with respect to a Premium Loan that has a Net Base Rate higher than the Reference Pass-Through Rate for such Distribution Date, then the amount of such Prepayment Premium will be allocated between the Class X Certificates and the Class or Classes of Offered Certificates, if any, that received distributions in reduction of its (their) Certificate Balance(s) on such Distribution Date in the following proportions: to the Class X Certificates a fraction of such Prepayment Premium the numerator of which is the excess of the Net Mortgage Pass-Through Rate of the related Mortgage Loan over the Net-Base Rate and the denominator of which is the excess of the Net Mortgage Pass-Through Rate of the related Mortgage Loan over the Reference Pass-Through Rate; and the balance to the Class or Classes of Offered Certificates receiving distributions in reduction of its (their) Certificate Balance(s) on such Distribution Date, pro rata in accordance with the amounts by which their Certificate Balances were so reduced.

     In all clauses above, Prepayment Premiums will only be distributed on a Distribution Date (i) if the respective Certificate Balance or Notional Amount of the related Class is greater than zero on the last Business Day of the Interest Accrual Period ending immediately prior to such Distribution Date and
(ii) if the amount computed pursuant to the related clause above is greater than zero. Any Prepayment Premiums remaining following the distributions described in the preceding clauses (A) through (C) shall be distributed to holders of the Private Certificates in accordance with the Pooling and Servicing Agreement.

     In the event that any Premium Loan is the subject of a repurchase in connection with a breach of a representation or warranty, the portion of the related Repurchase Price relating to the Return of Premium Amount for the Premium Loan that is so repurchased (as described in this Prospectus Supplement under "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase") will be distributed to the holders of the Class X Certificates.

     The holders of a majority Percentage Interest of the Class LR Certificates or the most subordinate Class of Certificates outstanding (other than the Class M-2 Certificates) will have the limited right, but not the obligation, to purchase the ARD Loans on their related Anticipated Repayment Dates under the circumstances described under "The Pooling and Servicing Agreement--Optional Termination" in this Prospectus Supplement.

     Excess Interest. On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the holders of the Classes of Sequential Certificates (other than the Class A-1 Certificates), pro rata, based on their respective initial Certificate Balances.

REALIZED LOSSES

     The Certificate Balances of the Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to the applicable Class of Certificates with respect to such Distribution Date. As referred to in this Prospectus Supplement, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Sequential Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to reductions made on such Distribution Date. Except as described in the next sentence, any such Realized Losses will be applied to the Classes of Certificates (in reduction of their Certificate Balances) in the following order, until the Certificate Balance of each is reduced to zero: first, to the Private Certificates (other than the Class X, Class R and Class LR Certificates), second, to the Class E Certificates, third, to the Class D Certificates, fourth to the Class C Certificates, fifth, to the Class B Certificates and finally, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates based on their respective outstanding balances. Any amounts recovered in respect of any such amounts previously written off as

Realized Losses will be distributed to the Classes of Sequential Certificates in reverse order of allocation of such Realized Losses thereto. Shortfalls in Available Funds resulting from Servicing Compensation (other than the Servicing
Fee), interest on Advances to the extent not covered by Default Interest, extraordinary expenses of the Trust Fund (including indemnification expenses), a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in interest rate, a forgiveness of principal of a Mortgage Loan as described under "The Pooling and Servicing Agreement--Modifications" in this Prospectus Supplement or otherwise or Prepayment Interest Shortfalls (to the extent that any such Prepayment Interest Shortfalls (other than those associated with Specially Serviced Mortgage Loans) have not been offset by (x) any Prepayment Interest Excess collected in the related Collection Period, (y) the Servicing Fee attributable to all Mortgage Loans for the related Collection Period (not including the portion of the Servicing Fee attributable to the Trustee) and (z) investment income on the related Principal Prepayment for the period such amount is held in the Collection Account during the related Interest Accrual Period, will (together with losses on the Mortgage Loans) result in Realized Losses).

     The "Stated Principal Balance" of any Mortgage Loan at any date of determination will equal (a) the principal balance as of the Cut-off Date of such Mortgage Loan (after application of all payments of principal due in respect thereof on or before the Cut-off Date, whether or not received), minus
(b) the sum of (i) the principal portion of each Monthly Payment due and Assumed Scheduled Payment deemed due on such Mortgage Loan after the Cut-off Date, to the extent received or advanced and distributed to holders of the Certificates or applied to certain other payments required under the Pooling and Servicing Agreement on or prior to such date of determination, (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent received and distributed to holders of the Certificates or applied to certain other payments required under the Pooling and Servicing Agreement on or before such date of determination and (iii) any principal forgiven by the Special Servicer and other principal losses realized with respect to such Mortgage Loan as of the end of the Collection Period for the most recent Distribution Date coinciding with or preceding such date of determination, each as described in this Prospectus Supplement under "The Pooling and Servicing Agreement--Modifications." The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the Stated Principal Balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan and any principal advanced on such Mortgage Loan to the extent received and distributed to holders of the Certificates or applied to certain other payments required under the Pooling and Servicing Agreement on or before such date of determination. The Stated Principal Balance of a Specially Serviced Mortgage Loan or an REO Mortgage Loan with respect to which the Servicer or Special Servicer has determined that it has received all payments and recoveries which the Servicer or the Special Servicer, as applicable, expects to be finally recoverable on such Mortgage Loan is zero.

     With respect to Total Pari Passu Loans, losses will be applied pro rata between the CMAT Pari Passu Note contained in the Trust Fund and the related Other Pari Passu Note (or Other Pari Passu Notes, as applicable).

PREPAYMENT INTEREST SHORTFALLS

     The Servicer will deposit from its own funds any Prepayment Interest Shortfalls resulting from prepayments on Mortgage Loans (other than Specially Serviced Mortgage Loans and Mortgage Loans that permit prepayments on a date other than a Due Date) into the Collection Account on the Servicer Remittance Date to the extent such Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fee (not including the portion of the Servicing Fee attributable to the Trustee) attributable to all Mortgage Loans for the related Collection Period, the investment income accruing on the related Principal Prepayment for such related Interest Accrual Period and any Prepayment Interest Excesses for the Collection Period. Any Prepayment Interest Shortfalls in excess of such amounts will be allocated as part of Realized Losses. "Prepayment Interest Excess" means any interest that accrues on a prepayment on a Mortgage Loan after the Due Date and before the following Servicer Remittance Date. Any Prepayment Interest Excesses in a Collection Period in excess of the Prepayment Interest Shortfalls on Mortgage Loans (other than Mortgage Loans that permit prepayments on a date other than a Due Date and other than Specially Serviced Mortgage Loans) in such Collection Period will be paid to the Servicer.

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SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class X Certificates against losses associated with delinquent and defaulted Mortgage Loans and Prepayment Interest Shortfalls, the rights of the holders of the Class B, Class C, Class D and Class E Certificates and certain of the Private Certificates to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class X Certificates. The
Class B Certificates will be likewise protected by the subordination of the Class C, Class D and Class E Certificates and certain of the Private Certificates. The Class C Certificates will be likewise protected by the subordination of the Class D and Class E Certificates and certain of the Private Certificates. The Class D Certificates will be likewise protected by the subordination of the Class E Certificates and certain of the Private Certificates. The Class E Certificates will be likewise protected by the subordination of certain of the Private Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Offered Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto, and (ii) by the allocation of Realized Losses (as defined in this Prospectus Supplement), first, to certain of the Private Certificates, second to the Class E Certificates, third, to the Class D Certificates, fourth, to the Class C Certificates, fifth to the Class B Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates based on their respective Certificate Balances.

     No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

APPRAISAL REDUCTIONS

     With respect to the first Distribution Date following the earliest of
(i) the third anniversary of the date on which an extension of the Maturity Date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 60 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) immediately after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan (other than an extension of the Maturity Date) by the Special Servicer, (iv) immediately after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy or 60 days after the borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed, (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan, (vii) 60 days after a default in the payment of a Balloon Payment or (viii) any other event which, in the discretion of the Special Servicer and of which the Special Servicer becomes aware in performing its obligations in accordance with the Servicing Standard would materially and adversely impair the value of the Mortgaged Property and security for the related Mortgage Loan (any of (i), (ii), (iii), (iv), (v),
(vi), (vii) and (viii), an "Appraisal Reduction Event"), an Appraisal Reduction Amount will be calculated. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties (or, with respect to each CMAT Pari Passu Note, the pro rata portion of the Mortgaged Properties allocable to such note) as determined by independent MAI appraisals (the costs of which shall be paid by the Servicer as a Property Advance) over
(ii) the sum of (A) all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Property Advances, the principal portion of all unreimbursed P&I Advances and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums and other amounts have not been the subject of an Advance by the Servicer). Within 60 days after the Appraisal Reduction Event, the Special Servicer will be required to obtain an independent MAI appraisal (the cost of which shall constitute a Property Advance). If no independent MAI appraisal has been received within 60 days after the first Distribution Date as of which an Appraisal Reduction Event has occurred in respect of any Mortgage Loan, the Appraisal Reduction Amount for such Mortgage Loan (the "Special Servicer's Appraisal Reduction Amount Estimate") will be 30% of the Stated Principal Balance of such Mortgage Loan as of the date of the related Appraisal Reduction Event. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the adjusted Appraisal Reduction Amount is higher or lower than the Special Servicer's Appraisal Reduction Amount Estimate). Appraisal Reduction Amounts will be recalculated annually based on Updated Appraisals.

DELIVERY, FORM AND DENOMINATION

     The Offered Certificates will be issued, maintained and transferred in the book-entry form, in minimum denominations of $10,000 initial Certificate Balance and integral multiples of $1.00 in excess thereof.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Cedel and Euroclear participating organizations, the "Participants"), and all references in this Prospectus Supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

     Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

     A "Certificateholder" under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Servicer, the Special Servicer, the Trustee (in its individual capacity), a manager of a Mortgaged Property, a Mortgagor or any person affiliated with the Depositor, the Servicer, the Special Servicer, the Trustee, such manager or a Mortgagor will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer or Special Servicer or otherwise benefit the Servicer or the Special Servicer in any material respect; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding. For the purposes of determining who the Directing Holders are, Certificates owned by the Special Servicer or an affiliate thereof will be deemed to be outstanding. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). The Percentage Interest in any Class of Offered Certificates evidenced by a particular Certificate of such Class will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Balance of such Class of Certificates. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

BOOK-ENTRY REGISTRATION

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the Business Day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such Business Day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the Business Day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex D hereto.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, Cedel and their respective participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Cedel, Euroclear or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the

Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, neither the Depositor, the Servicer, the Fiscal Agent nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     The information in this Prospectus Supplement concerning DTC, Cedel and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be delivered to beneficial owners of the Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and the Trustee is unable to locate a qualified successor, (ii) the Depositor or the Trustee, with the consent of the Underwriters, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Book-Entry Certificates then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, the Trustee is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability of Definitive Certificates through DTC. Upon delivery of Definitive Certificates, the Trustee, the Certificate Registrar, and the Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders of Definitive Certificates"). Distributions of principal and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and/or the Pooling and Servicing Agreement.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the holder of a Definitive Certificate or such holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Trustee will be appointed as the initial Certificate Registrar.

TRANSFERS AND EXCHANGES; TRANSFER RESTRICTIONS

     In the event that holders of the Offered Certificates become entitled to receive Definitive Certificates under the circumstances described under "Definitive Certificates" above, then (in the case of the Subordinated Offered Certificates, subject to the restrictions on transfer described in the immediately succeeding paragraph), upon and after the issuance of such Definitive Certificates, the Offered Certificates may be presented or surrendered for registration of transfer or exchange (in authorized denominations of $10,000 initial Certificate Balance for the Offered Certificates and in multiples of $1 Certificate Balance in excess thereof) at the offices of the Certificate Registrar. Every such Offered Certificate presented or surrendered for transfer or exchange will (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument in the form satisfactory to the Certificate Registrar duly executed by the holder thereof or his attorney duly authorized in writing. No service charge will be imposed for any transfer or exchange of such Offered Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of such Offered Certificates. Prior to due presentment for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agent of any of them may treat the person in whose name any Offered Certificate is registered as the owner of such Offered Certificate for the purpose of receiving distributions thereon and for all purposes whatsoever, and none of them will be affected by notice to the contrary.

     In the event that holders of the Subordinated Offered Certificates become entitled to receive Definitive Certificates under the circumstances described under "Definitive Certificates" above, each prospective transferee of a Subordinated Offered Certificate that is a Definitive Certificate will be required to (i) deliver to the Depositor, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that such transferee is not an employee benefit plan or other arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a person acting on behalf of or investing the assets of a Plan, other than an insurance company investing the assets of its general account under circumstances whereby the purchase and subsequent holding of a Subordinated Offered Certificate would be exempt from the prohibited transaction restrictions of ERISA and the Code under Sections I and III of PTE 95-60, or (ii) provide an opinion of counsel and such other documentation as described under "Certain ERISA Considerations" in this Prospectus Supplement. The purchaser or transferee of any interest in a Subordinated Offered Certificate that is not a Definitive Certificate shall be deemed to represent that it is not a person described in clause (i) above.

     The Subordinated Offered Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

NOTICES

     Any notice or communication to holders of the Offered Certificates will be in writing and delivered in person or mailed by first class mail, postage prepaid, addressed to the holders at their respective addresses as they appear on the Certificate Registrar maintained under the Pooling and Servicing Agreement and shall be sufficient if so mailed within the time prescribed. If a notice or communication is given in the manner provided above, it is duly given, whether or not received by the addressees. Any such notice shall be deemed to have been given on the date of such publication, or, if published more than once or on different dates, on the first date on which publication in such newspaper is made.

                      PREPAYMENT AND YIELD CONSIDERATIONS

YIELD

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholder, the rate and timing of the distributions in reduction of Certificate Balance of such Certificates, the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance of such Certificates, and the extent to which Prepayment Premiums are received in connection with voluntary prepayments, liquidations on default, or other early returns of principal, as well as prevailing interest rates at the time of prepayment or default.

     The rate of distributions in reduction of the Certificate Balance of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. In addition, such distributions in reduction of Certificate Balance may result from repurchases of the Mortgage Loans by the Mortgage Loan Sellers or NHA due to missing or defective documentation or breaches of representations and warranties with respect to such Mortgage Loans as described in this Prospectus Supplement under "The Pooling and Servicing Agreement-- Representations and Warranties; Repurchase," purchases of the Mortgage Loans in the manner described under "The Pooling and Servicing Agreement--Optional Termination" or purchases of ARD Loans as described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans."

     Disproportionate principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective Lock-out Periods or otherwise) on the Mortgage Loans having Net Mortgage Pass-Through Rates that are higher or lower than the Weighted Average Net Mortgage Pass-Through Rate will affect the Weighted Average Net Mortgage Pass-Through Rate and, accordingly, may affect the Pass-Through Rates of the Class A-4, Class B, Class C, Class D and Class E Certificates, to the extent that the Pass-Through Rates thereof are equal to the lesser of a certain fixed rate of interest and the Weighted Average Net Mortgage Pass-Through Rate on any Distribution Date, and therefore the yield on such Classes.

     The Certificate Balance of any Class of Offered Certificates may be reduced without distributions thereon as a result of the allocation of Realized Losses to such Class, reducing the maximum amount distributable to such Class in respect of Certificate Balance, as well as the amount of interest that will accrue thereon. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to Certificateholders in reduction of the Certificate Balances of the Certificates. Realized Losses will generally occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Property or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court.

     Because the ability of a borrower to make a Balloon Payment will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property, there is a risk that a borrower may default at the Maturity Date. In connection with a default on the Balloon Payment, the Special Servicer may agree to extend the Maturity Date thereof as described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans." In the case of any such default, recovery of proceeds may be delayed until, among other things, work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. In addition, the Directing Holders (as defined below) may instruct the Special Servicer to delay the commencement of any foreclosure proceedings under certain conditions described in this Prospectus Supplement. Certificateholders are not entitled to receive distributions of Monthly Payments or the Balloon Payment when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Monthly Payment for which no such P&I Advance is made and a defaulted Balloon Payment will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

     The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans.

     The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans is applied in reduction of the Certificate Balance of a Class of Offered Certificates, the greater the effect on such investor's yield to maturity.

     All of the Mortgage Loans have Lock-out Periods ranging from 75 to 251 months following the Cut-off Date. The weighted average Lock-out Period for the Mortgage Loans is approximately 146 months. All Mortgage Loans are locked out until no earlier than six months preceding their Anticipated Repayment Date or Maturity Date, as applicable. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement. Nevertheless, any such Mortgage Loan may be prepaid prior to the expiration of any such Lock-out Period in connection with certain events of casualty or condemnation. In addition, investors may receive early return of principal in connection with defaults, repurchases for breach of representations and warranties and optional redemption.

     No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase prices because while interest is required to be paid by the Borrower on the eleventh (or, in the case of certain Mortgage Loans, the first) day of each month, the distribution of such interest will not be made until the Distribution Date occurring in such month, and principal paid on any Distribution Date will not bear interest during the period after the related Due Date and before the Distribution Date occurs. Additionally, as described under "Description of the Offered Certificates--Distributions" in this Prospectus Supplement, if the portion of the Available Funds distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

RATED FINAL DISTRIBUTION DATE

     The "Rated Final Distribution Date" is the Distribution Date occurring three years after the latest Maturity Date of any of the Mortgage Loans. Because certain of the Mortgage Loans have Maturity Dates that occur earlier than the latest Maturity Date, and because certain of the Mortgage Loans may be prepaid prior to maturity, it is possible that the Certificate Balance of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date.

WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Balance that is distributed or allocated, respectively. For the purposes of this Prospectus Supplement, the weighted average life of each Class of Offered Certificates is determined by
(i) multiplying the amount of each allocation in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate allocations in reduction of Certificate Balance referred to in clause (i).

     The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, Balloon Payments, voluntary or involuntary prepayments or liquidations. The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase" or "--Optional Termination" in this Prospectus Supplement. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums will be distributed to the Offered Certificates in respect thereof.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the following tables the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the related Anticipated Repayment Date or Maturity Date, as applicable. The columns headed "25% CPR," "50% CPR" and "75% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lock-out Period until the related Anticipated Repayment Date or Maturity Date, as applicable. The column headed "100% PP" means 100% of each Mortgage Loan prepays when it becomes freely prepayable. All columns in the following tables assume that all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date (if not earlier). There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate. The foregoing assumptions are referred to in this Prospectus Supplement as the "Prepayment Assumptions".

     The tables of "Percentages of Initial Certificate Balance Outstanding for the Offered Certificates" set forth below indicate the weighted average life of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of such Offered Certificates that would be outstanding after each of the dates shown at the various CPRs and based on the Prepayment Assumptions. The tables have also been prepared based on the following assumptions (the "Mortgage Loan Assumptions"): (i) each Mortgage Loan will pay principal and/or interest in accordance with its terms and scheduled payments will be timely received on the 11th day of each month; (ii) none of the Mortgage Loans will be repurchased as described under "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase" in this Prospectus Supplement; (iii) none of the Depositor, the Servicer, the Special Servicer or the Class LR Certificateholders will exercise the right to cause early termination of the Trust Fund; (iv) the Servicing Fee Rate and the Trustee Fee for each Distribution Date is an aggregate amount equal to a per annum rate of 0.052% on the Stated Principal Balance of the Mortgage Loans as of the date next preceding such Distribution Date; (v) the date of determination of weighted average life is March 25, 1999; (vi) each Dual Amortization Loan will amortize based upon the shorter amortization schedule for such Dual Amortization Loans;
(vii) the characteristics of the Mortgage Loans are as described in Annex A to this Prospectus Supplement; (viii) the Trust Fund does not incur any unusual or extraordinary expenses; (ix) the Certificates are settled on March 25, 1999;
(x) distributions on the Certificates are made on the 17th day (each assumed to be a Business Day) of each month, commencing in April 1999; (xi) there are no casualties or condemnations on any of the Mortgaged Properties; (xii) the Pass-Through Rates for the Certificates (other than the Class R and Class LR Certificates, which have no Pass-Through Rates) are as set forth or otherwise described in this Prospectus Supplement); and (xiii) that no Return of Premium Amounts are collected with respect to the Premium Loans. These assumptions are collectively referred to as the "Mortgage Loan Assumptions." The Mortgage Loan Assumptions made in preparing the previous and following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with assumptions underlying any one of the scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.

     Based on the Mortgage Loan Assumptions, the Prepayment Assumptions and the various CPRs, the tables indicate the weighted average life of the Offered Certificates and set forth the percentages of the initial Certificate Balance of the Offered Certificates that would be outstanding after the Distribution Date in March of each of the years indicated, at the indicated CPRs.

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
        OUTSTANDING AT THE RESPECTIVE CPR FOR THE CLASS A-1 CERTIFICATES

                                                                          CLASS A-1
                                                   ---------------------------------------------------------
DISTRIBUTION DATE                                   0% CPR      25% CPR     50% CPR     75% CPR     100% PP
------------------------------------------------   ---------   ---------   ---------   ---------   ---------
Initial Percentage..............................     100%        100%        100%        100%        100%
March 17, 2000..................................      95%         95%         95%         95%         95%
March 17, 2001..................................      88%         88%         88%         88%         88%
March 17, 2002..................................      82%         82%         82%         82%         82%
March 17, 2003..................................      74%         74%         74%         74%         74%
March 17, 2004..................................      66%         66%         66%         66%         66%
March 17, 2005..................................      58%         58%         58%         58%         58%
March 17, 2006..................................      4%          4%          4%          4%          4%
March 17, 2007..................................      0%          0%          0%          0%          0%
March 17, 2008..................................      0%          0%          0%          0%          0%

Weighted Average Life (years)...................     5.21        5.21        5.20        5.19        5.10
First Principal Payment Date....................   Apr-1999    Apr-1999    Apr-1999    Apr-1999    Apr-1999
Last Principal Payment Date.....................   Aug-2006    Aug-2006    Aug-2006    Aug-2006    Aug-2006

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
        OUTSTANDING AT THE RESPECTIVE CPR FOR THE CLASS A-2 CERTIFICATES

                                                                          CLASS A-2
                                                   ---------------------------------------------------------
DISTRIBUTION DATE                                   0% CPR      25% CPR     50% CPR     75% CPR     100% PP
------------------------------------------------   ---------   ---------   ---------   ---------   ---------
Initial Percentage..............................     100%        100%        100%        100%        100%
March 17, 2000..................................     100%        100%        100%        100%        100%
March 17, 2001..................................     100%        100%        100%        100%        100%
March 17, 2002..................................     100%        100%        100%        100%        100%
March 17, 2003..................................     100%        100%        100%        100%        100%
March 17, 2004..................................     100%        100%        100%        100%        100%
March 17, 2005..................................     100%        100%        100%        100%        100%
March 17, 2006..................................     100%        100%        100%        100%        100%
March 17, 2007..................................      78%         78%         78%         78%         78%
March 17, 2008..................................      31%         30%         30%         29%         18%
March 17, 2009..................................      0%          0%          0%          0%          0%
March 17, 2010..................................      0%          0%          0%          0%          0%
March 17, 2011..................................      0%          0%          0%          0%          0%
March 17, 2012..................................      0%          0%          0%          0%          0%
March 17, 2013..................................      0%          0%          0%          0%          0%
March 17, 2014..................................      0%          0%          0%          0%          0%

Weighted Average Life (years)...................     8.60        8.58        8.56        8.53        8.47
First Principal Payment Date....................   Aug-2006    Aug-2006    Aug-2006    Aug-2006    Aug-2006
Last Principal Payment Date.....................   Jul-2008    Jul-2008    Jul-2008    Jun-2008    Apr-2008

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
        OUTSTANDING AT THE RESPECTIVE CPR FOR THE CLASS A-3 CERTIFICATES

                                                                          CLASS A-3
                                                   ---------------------------------------------------------
DISTRIBUTION DATE                                   0% CPR      25% CPR     50% CPR     75% CPR     100% PP
------------------------------------------------   ---------   ---------   ---------   ---------   ---------
Initial Percentage..............................     100%        100%        100%        100%        100%
March 17, 2000..................................     100%        100%        100%        100%        100%
March 17, 2001..................................     100%        100%        100%        100%        100%
March 17, 2002..................................     100%        100%        100%        100%        100%
March 17, 2003..................................     100%        100%        100%        100%        100%
March 17, 2004..................................     100%        100%        100%        100%        100%
March 17, 2005..................................     100%        100%        100%        100%        100%
March 17, 2006..................................     100%        100%        100%        100%        100%
March 17, 2007..................................     100%        100%        100%        100%        100%
March 17, 2008..................................     100%        100%        100%        100%        100%
March 17, 2009..................................      15%         15%         15%         15%         15%
March 17, 2010..................................      2%          2%          2%          2%          2%
March 17, 2011..................................      0%          0%          0%          0%          0%
March 17, 2012..................................      0%          0%          0%          0%          0%
March 17, 2013..................................      0%          0%          0%          0%          0%
March 17, 2014..................................      0%          0%          0%          0%          0%

Weighted Average Life (years)...................     9.87        9.86        9.86        9.85        9.76
First Principal Payment Date....................   Jul-2008    Jul-2008    Jul-2008    Jun-2008    Apr-2008
Last Principal Payment Date.....................   Sep-2010    Sep-2010    Sep-2010    Sep-2010    Sep-2010

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
        OUTSTANDING AT THE RESPECTIVE CPR FOR THE CLASS A-4 CERTIFICATES

                                                                          CLASS A-4
                                                   ---------------------------------------------------------
DISTRIBUTION DATE                                   0% CPR      25% CPR     50% CPR     75% CPR     100% PP
------------------------------------------------   ---------   ---------   ---------   ---------   ---------
Initial Percentage..............................     100%        100%        100%        100%        100%
March 17, 2000..................................     100%        100%        100%        100%        100%
March 17, 2001..................................     100%        100%        100%        100%        100%
March 17, 2002..................................     100%        100%        100%        100%        100%
March 17, 2003..................................     100%        100%        100%        100%        100%
March 17, 2004..................................     100%        100%        100%        100%        100%
March 17, 2005..................................     100%        100%        100%        100%        100%
March 17, 2006..................................     100%        100%        100%        100%        100%
March 17, 2007..................................     100%        100%        100%        100%        100%
March 17, 2008..................................     100%        100%        100%        100%        100%
March 17, 2009..................................     100%        100%        100%        100%        100%
March 17, 2010..................................     100%        100%        100%        100%        100%
March 17, 2011..................................      95%         95%         95%         95%         95%
March 17, 2012..................................      86%         86%         86%         86%         84%
March 17, 2013..................................      14%         13%         12%         10%         0%
March 17, 2014..................................      0%          0%          0%          0%          0%

Weighted Average Life (years)...................     13.64       13.62       13.60       13.57       13.41
First Principal Payment Date....................   Sep-2010    Sep-2010    Sep-2010    Sep-2010    Sep-2010
Last Principal Payment Date.....................   Apr-2013    Apr-2013    Apr-2013    Apr-2013    Mar-2013

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
         OUTSTANDING AT THE RESPECTIVE CPR FOR THE CLASS B CERTIFICATES

                                                                                   CLASS B
                                                       ----------------------------------------------------------------
DISTRIBUTION DATE                                        0% CPR       25% CPR       50% CPR      75% CPR      100% PP
----------------------------------------------------   ----------    ----------    ---------    ---------    ----------
Initial Percentage..................................      100%          100%         100%         100%          100%
March 17, 2000......................................      100%          100%         100%         100%          100%
March 17, 2001......................................      100%          100%         100%         100%          100%
March 17, 2002......................................      100%          100%         100%         100%          100%
March 17, 2003......................................      100%          100%         100%         100%          100%
March 17, 2004......................................      100%          100%         100%         100%          100%
March 17, 2005......................................      100%          100%         100%         100%          100%
March 17, 2006......................................      100%          100%         100%         100%          100%
March 17, 2007......................................      100%          100%         100%         100%          100%
March 17, 2008......................................      100%          100%         100%         100%          100%
March 17, 2009......................................      100%          100%         100%         100%          100%
March 17, 2010......................................      100%          100%         100%         100%          100%
March 17, 2011......................................      100%          100%         100%         100%          100%
March 17, 2012......................................      100%          100%         100%         100%          100%
March 17, 2013......................................      100%          100%         100%         100%          69%
March 17, 2014......................................       0%            0%           0%           0%            0%

Weighted Average Life (years).......................     14.22         14.19         14.15        14.12        14.04
First Principal Payment Date........................    Apr-2013      Apr-2013     Apr-2013     Apr-2013      Mar-2013
Last Principal Payment Date.........................    Jul-2013      Jul-2013     Jun-2013     Jun-2013      Apr-2013

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
         OUTSTANDING AT THE RESPECTIVE CPR FOR THE CLASS C CERTIFICATES

                                                                                     CLASS C
                                                          --------------------------------------------------------------
DISTRIBUTION DATE                                          0% CPR       25% CPR      50% CPR      75% CPR      100% PP
-------------------------------------------------------   ---------    ---------    ---------    ---------    ----------
Initial Percentage.....................................     100%         100%         100%         100%          100%
March 17, 2000.........................................     100%         100%         100%         100%          100%
March 17, 2001.........................................     100%         100%         100%         100%          100%
March 17, 2002.........................................     100%         100%         100%         100%          100%
March 17, 2003.........................................     100%         100%         100%         100%          100%
March 17, 2004.........................................     100%         100%         100%         100%          100%
March 17, 2005.........................................     100%         100%         100%         100%          100%
March 17, 2006.........................................     100%         100%         100%         100%          100%
March 17, 2007.........................................     100%         100%         100%         100%          100%
March 17, 2008.........................................     100%         100%         100%         100%          100%
March 17, 2009.........................................     100%         100%         100%         100%          100%
March 17, 2010.........................................     100%         100%         100%         100%          100%
March 17, 2011.........................................     100%         100%         100%         100%          100%
March 17, 2012.........................................     100%         100%         100%         100%          100%
March 17, 2013.........................................     100%         100%         100%         100%          100%
March 17, 2014.........................................      0%           0%           0%           0%            0%

Weighted Average Life (years)..........................     14.36        14.35        14.33        14.28        14.10
First Principal Payment Date...........................   Jul-2013     Jul-2013     Jun-2013     Jun-2013      Apr-2013
Last Principal Payment Date............................   Aug-2013     Aug-2013     Aug-2013     Jul-2013      May-2013

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
         OUTSTANDING AT THE RESPECTIVE CPR FOR THE CLASS D CERTIFICATES

                                                                                  CLASS D
                                                       -------------------------------------------------------------
DISTRIBUTION DATE                                       0% CPR       25% CPR      50% CPR      75% CPR      100% PP
----------------------------------------------------   ---------    ---------    ---------    ---------    ---------
Initial Percentage..................................     100%         100%         100%         100%         100%
March 17, 2000......................................     100%         100%         100%         100%         100%
March 17, 2001......................................     100%         100%         100%         100%         100%
March 17, 2002......................................     100%         100%         100%         100%         100%
March 17, 2003......................................     100%         100%         100%         100%         100%
March 17, 2004......................................     100%         100%         100%         100%         100%
March 17, 2005......................................     100%         100%         100%         100%         100%
March 17, 2006......................................     100%         100%         100%         100%         100%
March 17, 2007......................................     100%         100%         100%         100%         100%
March 17, 2008......................................     100%         100%         100%         100%         100%
March 17, 2009......................................     100%         100%         100%         100%         100%
March 17, 2010......................................     100%         100%         100%         100%         100%
March 17, 2011......................................     100%         100%         100%         100%         100%
March 17, 2012......................................     100%         100%         100%         100%         100%
March 17, 2013......................................     100%         100%         100%         100%         100%
March 17, 2014......................................      0%           0%           0%           0%           0%

Weighted Average Life (years).......................     14.48        14.46        14.45        14.42        14.20
First Principal Payment Date........................   Aug-2013     Aug-2013     Aug-2013     Jul-2013     May-2013
Last Principal Payment Date.........................   Oct-2013     Sep-2013     Sep-2013     Sep-2013     Jul-2013

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
         OUTSTANDING AT THE RESPECTIVE CPR FOR THE CLASS E CERTIFICATES

                                                                                  CLASS E
                                                       -------------------------------------------------------------
DISTRIBUTION DATE                                       0% CPR       25% CPR      50% CPR      75% CPR      100% PP
----------------------------------------------------   ---------    ---------    ---------    ---------    ---------
Initial Percentage..................................     100%         100%         100%         100%         100%
March 17, 2000......................................     100%         100%         100%         100%         100%
March 17, 2001......................................     100%         100%         100%         100%         100%
March 17, 2002......................................     100%         100%         100%         100%         100%
March 17, 2003......................................     100%         100%         100%         100%         100%
March 17, 2004......................................     100%         100%         100%         100%         100%
March 17, 2005......................................     100%         100%         100%         100%         100%
March 17, 2006......................................     100%         100%         100%         100%         100%
March 17, 2007......................................     100%         100%         100%         100%         100%
March 17, 2008......................................     100%         100%         100%         100%         100%
March 17, 2009......................................     100%         100%         100%         100%         100%
March 17, 2010......................................     100%         100%         100%         100%         100%
March 17, 2011......................................     100%         100%         100%         100%         100%
March 17, 2012......................................     100%         100%         100%         100%         100%
March 17, 2013......................................     100%         100%         100%         100%         100%
March 17, 2014......................................      0%           0%           0%           0%           0%

Weighted Average Life (years).......................     14.56        14.55        14.51        14.48        14.31
First Principal Payment Date........................   Oct-2013     Sep-2013     Sep-2013     Sep-2013     Jul-2013
Last Principal Payment Date.........................   Oct-2013     Oct-2013     Oct-2013     Sep-2013     Jul-2013

PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent ("CBE") yield, weighted average life (as described under "--Weighted Average Life of the Offered Certificates" above) and the period during which principal payments would be received with respect to each Class of Offered Certificates under the Mortgage Loan Assumptions and the Prepayment Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds (i.e., 99.16 means 99 16/32%) as a percentage of the initial Certificate Balance of such Class of Certificates, before adding accrued interest.

     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable initial Pass-Through Rate from and including March 11, 1999 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS

                                                             0% CPR DURING LOCKOUT--OTHERWISE AT INDICATED CPR OR 100% PP
                                                           ----------------------------------------------------------------
ASSUMED PRICE (32NDS)                                        0% CPR       25% CPR      50% CPR      75% CPR       100% PP
--------------------------------------------------------   -----------   ----------   ----------   ----------   -----------
 99.08..................................................     6.485%        6.485%       6.485%       6.486%       6.488%
 99.13..................................................     6.448%        6.448%       6.448%       6.448%       6.450%
 99.18..................................................     6.411%        6.411%       6.411%       6.411%       6.412%
 99.23..................................................     6.374%        6.374%       6.374%       6.374%       6.374%
 99.28..................................................     6.337%        6.337%       6.337%       6.337%       6.337%
100.01..................................................     6.300%        6.300%       6.300%       6.300%       6.299%
100.06..................................................     6.263%        6.263%       6.263%       6.263%       6.262%
100.11..................................................     6.226%        6.226%       6.226%       6.226%       6.225%
100.16..................................................     6.190%        6.190%       6.190%       6.189%       6.187%
100.21..................................................     6.153%        6.153%       6.153%       6.153%       6.150%
100.26..................................................     6.117%        6.117%       6.116%       6.116%       6.113%
100.31..................................................     6.080%        6.080%       6.080%       6.079%       6.076%
101.04..................................................     6.044%        6.044%       6.043%       6.043%       6.039%
101.09..................................................     6.008%        6.008%       6.007%       6.007%       6.002%
101.14..................................................     5.972%        5.971%       5.971%       5.970%       5.965%
101.19..................................................     5.936%        5.935%       5.935%       5.934%       5.929%
101.24..................................................     5.899%        5.899%       5.899%       5.898%       5.892%

    Weighted Average Life (years).......................      5.211        5.206        5.199        5.188         5.099
    First Principal Payment Date........................    Apr-1999      Apr-1999     Apr-1999     Apr-1999     Apr-1999
    Last Principal Payment Date.........................    Aug-2006      Aug-2006     Aug-2006     Aug-2006     Aug-2006

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS

                                                           0% CPR DURING LOCKOUT--OTHERWISE AT INDICATED CPR OR 100% PP
                                                        ------------------------------------------------------------------
ASSUMED PRICE (32NDS)                                      0% CPR        25% CPR      50% CPR      75% CPR       100% PP
-----------------------------------------------------   ------------   -----------   ----------   ----------   -----------
 99.24...............................................      6.698%        6.698%        6.698%       6.698%       6.698%
 99.29...............................................      6.673%        6.673%        6.673%       6.673%       6.673%
100.02...............................................      6.649%        6.649%        6.649%       6.649%       6.649%
100.07...............................................      6.624%        6.624%        6.624%       6.624%       6.624%
100.12...............................................      6.600%        6.600%        6.600%       6.600%       6.599%
100.17...............................................      6.576%        6.576%        6.575%       6.575%       6.575%
100.22...............................................      6.551%        6.551%        6.551%       6.551%       6.550%
100.27...............................................      6.527%        6.527%        6.527%       6.526%       6.526%
101.00...............................................      6.503%        6.503%        6.502%       6.502%       6.501%
101.05...............................................      6.479%        6.478%        6.478%       6.478%       6.477%
101.10...............................................      6.455%        6.454%        6.454%       6.453%       6.452%
101.15...............................................      6.431%        6.430%        6.430%       6.429%       6.428%
101.20...............................................      6.406%        6.406%        6.406%       6.405%       6.404%
101.25...............................................      6.383%        6.382%        6.381%       6.381%       6.379%
101.30...............................................      6.359%        6.358%        6.357%       6.357%       6.355%
102.03...............................................      6.335%        6.334%        6.333%       6.333%       6.331%
102.08...............................................      6.311%        6.310%        6.310%       6.309%       6.307%

    Weighted Average Life (years)....................      8.597          8.579        8.556        8.532         8.474
    First Principal Payment Date.....................     Aug-2006      Aug-2006      Aug-2006     Aug-2006     Aug-2006
    Last Principal Payment Date......................     Jul-2008      Jul-2008      Jul-2008     Jun-2008     Apr-2008

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS

                                                             0% CPR DURING LOCKOUT--OTHERWISE AT INDICATED CPR OR 100% PP
                                                           ----------------------------------------------------------------
ASSUMED PRICE (32NDS)                                        0% CPR       25% CPR       50% CPR      75% CPR      100% PP
--------------------------------------------------------   ----------    ----------    ---------    ---------    ----------
 99.24..................................................     6.752%        6.752%       6.752%       6.752%        6.753%
 99.29..................................................     6.730%        6.730%       6.730%       6.730%        6.730%
100.02..................................................     6.708%        6.708%       6.708%       6.708%        6.708%
100.07..................................................     6.686%        6.686%       6.686%       6.686%        6.685%
100.12..................................................     6.664%        6.664%       6.664%       6.663%        6.663%
100.17..................................................     6.642%        6.641%       6.641%       6.641%        6.641%
100.22..................................................     6.619%        6.619%       6.619%       6.619%        6.619%
100.27..................................................     6.597%        6.597%       6.597%       6.597%        6.596%
101.00..................................................     6.576%        6.575%       6.575%       6.575%        6.574%
101.05..................................................     6.554%        6.554%       6.553%       6.553%        6.552%
101.10..................................................     6.532%        6.532%       6.532%       6.531%        6.530%
101.15..................................................     6.510%        6.510%       6.510%       6.510%        6.508%
101.20..................................................     6.488%        6.488%       6.488%       6.488%        6.486%
101.25..................................................     6.466%        6.466%       6.466%       6.466%        6.464%
101.30..................................................     6.445%        6.445%       6.444%       6.444%        6.442%
102.03..................................................     6.423%        6.423%       6.423%       6.423%        6.421%
102.08..................................................     6.401%        6.401%       6.401%       6.401%        6.399%

    Weighted Average Life (years).......................     9.870         9.864         9.857        9.845        9.758
    First Principal Payment Date........................    Jul-2008      Jul-2008     Jul-2008     Jun-2008      Apr-2008
    Last Principal Payment Date.........................    Sep-2010      Sep-2010     Sep-2010     Sep-2010      Sep-2010

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS

                                                             0% CPR DURING LOCKOUT--OTHERWISE AT INDICATED CPR OR 100% PP
                                                           ----------------------------------------------------------------
ASSUMED PRICE (32NDS)                                        0% CPR       25% CPR       50% CPR      75% CPR      100% PP
--------------------------------------------------------   ----------    ----------    ---------    ---------    ----------
 99.24..................................................     7.093%        7.093%       7.093%       7.093%        7.093%
 99.29..................................................     7.074%        7.074%       7.074%       7.074%        7.074%
100.02..................................................     7.056%        7.056%       7.056%       7.056%        7.056%
100.07..................................................     7.038%        7.038%       7.038%       7.038%        7.038%
100.12..................................................     7.020%        7.020%       7.020%       7.020%        7.019%
100.17..................................................     7.002%        7.001%       7.001%       7.001%        7.001%
100.22..................................................     6.983%        6.983%       6.983%       6.983%        6.982%
100.27..................................................     6.965%        6.965%       6.965%       6.965%        6.964%
101.00..................................................     6.947%        6.947%       6.947%       6.947%        6.946%
101.05..................................................     6.929%        6.929%       6.929%       6.929%        6.928%
101.10..................................................     6.911%        6.911%       6.911%       6.911%        6.909%
101.15..................................................     6.893%        6.893%       6.893%       6.893%        6.891%
101.20..................................................     6.875%        6.875%       6.875%       6.875%        6.873%
101.25..................................................     6.857%        6.857%       6.857%       6.857%        6.855%
101.30..................................................     6.840%        6.839%       6.839%       6.839%        6.837%
102.03..................................................     6.822%        6.822%       6.821%       6.821%        6.819%
102.08..................................................     6.804%        6.804%       6.804%       6.803%        6.801%
  Weighted Average Life (years).........................     13.638        13.622       13.602       13.572        13.405
  First Principal Payment Date..........................    Sep-2010      Sep-2010     Sep-2010     Sep-2010      Sep-2010
  Last Principal Payment Date...........................    Apr-2013      Apr-2013     Apr-2013     Apr-2013      Mar-2013

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
 LAST PRINCIPAL PAYMENT DATE FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS

                                                             0% CPR DURING LOCKOUT--OTHERWISE AT INDICATED CPR OR 100% PP
                                                           ----------------------------------------------------------------
ASSUMED PRICE (32NDS)                                        0% CPR       25% CPR       50% CPR      75% CPR      100% PP
--------------------------------------------------------   ----------    ----------    ---------    ---------    ----------
 99.24..................................................     7.355%        7.355%       7.355%       7.355%        7.355%
 99.29..................................................     7.337%        7.337%       7.337%       7.337%        7.337%
100.02..................................................     7.319%        7.318%       7.318%       7.318%        7.318%
100.07..................................................     7.300%        7.300%       7.300%       7.300%        7.300%
100.12..................................................     7.282%        7.282%       7.282%       7.282%        7.282%
100.17..................................................     7.264%        7.264%       7.264%       7.264%        7.264%
100.22..................................................     7.246%        7.246%       7.246%       7.246%        7.246%
100.27..................................................     7.228%        7.228%       7.228%       7.228%        7.228%
101.00..................................................     7.211%        7.210%       7.210%       7.210%        7.210%
101.05..................................................     7.193%        7.192%       7.192%       7.192%        7.192%
101.10..................................................     7.175%        7.175%       7.174%       7.174%        7.174%
101.15..................................................     7.157%        7.157%       7.157%       7.156%        7.156%
101.20..................................................     7.139%        7.139%       7.139%       7.139%        7.138%
101.25..................................................     7.122%        7.121%       7.121%       7.121%        7.120%
101.30..................................................     7.104%        7.104%       7.103%       7.103%        7.102%
102.03..................................................     7.086%        7.086%       7.086%       7.085%        7.084%
102.08..................................................     7.069%        7.068%       7.068%       7.068%        7.067%
  Weighted Average Life (years).........................     14.219        14.188       14.151       14.120        14.035
  First Principal Payment Date..........................    Apr-2013      Apr-2013     Apr-2013     Apr-2013      Mar-2013
  Last Principal Payment Date...........................    Jul-2013      Jul-2013     Jun-2013     Jun-2013      Apr-2013

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
 LAST PRINCIPAL PAYMENT DATE FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS

                                                              0% CPR DURING LOCKOUT--OTHERWISE AT INDICATED CPR OR 100% PP
                                                              ------------------------------------------------------------
ASSUMED PRICE (32NDS)                                          0% CPR     25% CPR      50% CPR      75% CPR      100% PP
-----------------------------------------------------------   --------    --------    ---------    ---------    ----------
 97.00.....................................................    7.805%      7.805%      7.806%       7.806%        7.809%
 97.08.....................................................    7.775%      7.775%      7.775%       7.776%        7.778%
 97.16.....................................................    7.745%      7.745%      7.745%       7.746%        7.748%
 97.24.....................................................    7.715%      7.715%      7.715%       7.716%        7.717%
 98.00.....................................................    7.685%      7.685%      7.685%       7.686%        7.687%
 98.08.....................................................    7.655%      7.655%      7.655%       7.656%        7.657%
 98.16.....................................................    7.625%      7.625%      7.626%       7.626%        7.627%
 98.24.....................................................    7.596%      7.596%      7.596%       7.596%        7.597%
 99.00.....................................................    7.566%      7.566%      7.566%       7.567%        7.567%
 99.08.....................................................    7.537%      7.537%      7.537%       7.537%        7.538%
 99.16.....................................................    7.507%      7.508%      7.508%       7.508%        7.508%
 99.24.....................................................    7.478%      7.478%      7.478%       7.478%        7.478%
100.00.....................................................    7.449%      7.449%      7.449%       7.449%        7.449%
100.08.....................................................    7.420%      7.420%      7.420%       7.420%        7.420%
100.16.....................................................    7.391%      7.391%      7.391%       7.391%        7.391%
100.24.....................................................    7.362%      7.362%      7.362%       7.362%        7.361%
101.00.....................................................    7.334%      7.334%      7.334%       7.333%        7.332%
  Weighted Average Life (years)............................    14.363      14.349      14.328       14.285        14.101
  First Principal Payment Date.............................   Jul-2013    Jul-2013    Jun-2013     Jun-2013      Apr-2013
  Last Principal Payment Date..............................   Aug-2013    Aug-2013    Aug-2013     Jul-2013      May-2013

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
 LAST PRINCIPAL PAYMENT DATE FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS

                                                            0% CPR DURING LOCKOUT--OTHERWISE AT INDICATED CPR OR 100% PP
                                                           ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                                        0% CPR       25% CPR      50% CPR      75% CPR      100% PP
--------------------------------------------------------   ----------    ---------    ---------    ---------    ----------
86.24...................................................     9.142%       9.143%       9.144%       9.146%        9.160%
87.00...................................................     9.107%       9.108%       9.109%       9.110%        9.124%
87.08...................................................     9.072%       9.073%       9.074%       9.075%        9.089%
87.16...................................................     9.037%       9.038%       9.039%       9.040%        9.053%
87.24...................................................     9.002%       9.003%       9.004%       9.005%        9.018%
88.00...................................................     8.967%       8.968%       8.969%       8.970%        8.983%
88.08...................................................     8.933%       8.934%       8.934%       8.936%        8.948%
88.16...................................................     8.898%       8.899%       8.900%       8.901%        8.913%
88.24...................................................     8.864%       8.865%       8.865%       8.867%        8.879%
89.00...................................................     8.830%       8.831%       8.831%       8.833%        8.844%
89.08...................................................     8.796%       8.797%       8.797%       8.798%        8.810%
89.16...................................................     8.762%       8.763%       8.763%       8.764%        8.775%
89.24...................................................     8.728%       8.729%       8.730%       8.731%        8.741%
90.00...................................................     8.694%       8.695%       8.696%       8.697%        8.707%
90.08...................................................     8.661%       8.662%       8.662%       8.663%        8.674%
90.16...................................................     8.628%       8.628%       8.629%       8.630%        8.640%
90.24...................................................     8.594%       8.595%       8.596%       8.597%        8.606%
  Weighted Average Life (years).........................     14.476       14.459       14.445       14.422        14.202
  First Principal Payment Date..........................    Aug-2013     Aug-2013     Aug-2013     Jul-2013      May-2013
  Last Principal Payment Date...........................    Oct-2013     Sep-2013     Sep-2013     Sep-2013      Jul-2013

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
 LAST PRINCIPAL PAYMENT DATE FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS

                                                            0% CPR DURING LOCKOUT--OTHERWISE AT INDICATED CPR OR 100% PP
                                                           ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                                        0% CPR       25% CPR      50% CPR      75% CPR      100% PP
--------------------------------------------------------   ----------    ---------    ---------    ---------    ----------
80.24...................................................    10.028%       10.029%      10.033%      10.035%      10.051%
81.00...................................................     9.989%       9.990%       9.994%       9.996%       10.012%
81.08...................................................     9.950%       9.951%       9.955%       9.957%        9.973%
81.16...................................................     9.911%       9.912%       9.916%       9.919%        9.934%
81.24...................................................     9.873%       9.874%       9.877%       9.880%        9.895%
82.00...................................................     9.834%       9.835%       9.839%       9.842%        9.856%
82.08...................................................     9.796%       9.797%       9.801%       9.803%        9.818%
82.16...................................................     9.758%       9.759%       9.763%       9.765%        9.779%
82.24...................................................     9.720%       9.721%       9.725%       9.727%        9.741%
83.00...................................................     9.683%       9.684%       9.687%       9.689%        9.703%
83.08...................................................     9.645%       9.646%       9.650%       9.652%        9.666%
83.16...................................................     9.608%       9.609%       9.612%       9.614%        9.628%
83.24...................................................     9.571%       9.572%       9.575%       9.577%        9.590%
84.00...................................................     9.534%       9.535%       9.538%       9.540%        9.553%
84.08...................................................     9.497%       9.498%       9.501%       9.503%        9.516%
84.16...................................................     9.460%       9.461%       9.464%       9.466%        9.479%
84.24...................................................     9.424%       9.424%       9.428%       9.430%        9.442%
  Weighted Average Life (years).........................     14.561       14.550       14.506       14.478        14.311
  First Principal Payment Date..........................    Oct-2013     Sep-2013     Sep-2013     Sep-2013      Jul-2013
  Last Principal Payment Date...........................    Oct-2013     Oct-2013     Oct-2013     Sep-2013      Jul-2013

                           THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers will be Nomura Holding America Inc. ("NHA"), a Delaware corporation, and The Capital Company of America LLC ("CCA"), a Delaware limited liability company. CCA is the parent of the Depositor, an indirect wholly-owned subsidiary of NHA and an affiliate of NSI.

     Affiliates of CCA have been involved in a total of 26 offerings of commercial mortgage-backed securities from June 1993 through September 1998 totaling over $15 billion in initial principal amount. The mortgage loans included in these offerings were predominantly originated directly by CCA.

RECENT DEVELOPMENTS

     On October 22, 1998, Nomura Securities Co., Ltd. ("NSC"), the ultimate parent of CCA, NACC (CCA's parent) and NHA (NACC's parent), reported that its consolidated after-tax losses for the six-month period ending September 30, 1998 was $1,504,000,000 and NHA reported it had incurred a pre-tax loss of $1,160,000,000 for the same period. Approximately $566,000,000 of that loss was attributable to mark-to-market losses in the value of CCA's assets. Since September 25, 1998, NSC has made equity and subordinated debt investments in NHA in an aggregate amount of approximately $3 billion. Of that amount, approximately $428 million was invested in CCA as equity capital.

     Market uncertainty and volatility have had, and may continue to have, further significant adverse impact on the financial condition of CCA and, therefore, NHA. There can be no assurance that either CCA or NHA will not experience further losses. In addition, in the event further losses occur, NSC has not committed to make additional capital contributions to NHA and NHA has not committed to make additional capital contributions to CCA. On October 22, 1998, Moody's revised its long-term ratings of NSC from "A3" to "Baa1" and on October 29, 1998, S&P revised its long-term and short-term ratings of NSC from "A+" and "A1" to "A-" and "A2". Moody's and S&P currently have a negative credit outlook with respect to NSC. A negative credit outlook means that a rating may be lowered. There can be no assurance that the ratings of NSC by Moody's and S&P will not be further lowered.

     As described under "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase," NHA will be required to repurchase any Mortgage Loan as to which there is a breach of one of its representations or warranties or which CCA is required to repurchase but fails to repurchase in connection with a breach of one of CCA's representations and warranties. There can be no assurance that any party required to repurchase Mortgage Loans in connection with breaches of representations and warranties will be able to do so.

     On December 11, 1998, CCA announced that it will not undertake any new loan commitments. CCA also has announced that it will shortly close its regional offices and that it will be consolidating and centralizing its activities in New York. As a result of its termination of loan origination activities, a significant number of employees primarily related to these activities are being terminated. These employees represent a substantial majority of CCA's staff.

                      THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of March 11, 1999 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

     Reference is made to the Prospectus for important information in addition to that set forth in this Prospectus Supplement regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Depositor will provide to a prospective or actual holder of an Offered Certificate without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Asset Securitization Corporation, 2 World Financial Center, Building B, New York, New York 10281-1198. A copy of the Pooling and Servicing Agreement will be filed under Form 8-K ("Form 8-K") with the Securities and Exchange Commission ("SEC") within 15 days after the initial issuance of the Offered Certificates. Such Form 8-K will be available from the SEC. In addition, in the event Mortgage Loans are removed from the Mortgage Pool prior to the Closing Date, such information will be contained in the Form 8-K.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the

Closing Date, the Depositor will deliver (or, with respect to items (ii) through (xiii) below, use its best efforts, promptly upon receipt thereof and in any case not later than 45 days from the Closing Date to deliver) to the Trustee (with a copy to the Servicer and the Special Servicer), with respect to each Mortgage Loan, certain documents and instruments including, among other things, the following: (i) the original Note endorsed in blank; (ii) the original Mortgage or counterpart thereof; (iii) the assignment of the Mortgage in recordable form in favor of the Trustee; (iv) if applicable, preceding assignments of mortgages; (v) the related security agreement, if applicable;
(vi) to the extent not contained in the Mortgages, the original assignments of leases and rents or counterpart thereof; (vii) if applicable, the original assignments of assignments of leases and rents to the Trustee; (viii) if applicable, preceding assignments of assignments of leases and rents;
(ix) where applicable, a certified copy of the UCC-1 Financing Statements, if any, including UCC-3 continuation statements and UCC-3 assignments; (x) the original loan agreements; (xi) the original lender's title insurance policy (or marked commitments to insure); (xii) the RVI Policies; and (xiii) the co-lender agreements related to the Total Pari Passu Loans. The Trustee will hold such documents in trust for the benefit of the holders of Certificates. The Trustee is obligated to review such documents for each Mortgage Loan within 60 days after the later of delivery or the Closing Date and report any missing documents or certain types of defects therein to the Depositor.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

     In the Pooling and Servicing Agreement, the Depositor will assign the Mortgage Loans together with the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase and Sale Agreements to the Trustee for the benefit of Certificateholders. In the related Mortgage Loan Purchase and Sale Agreement each Mortgage Loan Seller will make certain representations and warranties (subject to certain exceptions specified in the related Mortgage Loan Purchase and Sale Agreement certain of which are described under "Risk Factors and Other Special Considerations--Risks Associated with Ground Leases" herein) as of the Closing Date (unless otherwise specified) with respect to each Mortgage Loan. Such representations and warranties will include those listed below. NHA, the indirect parent of CCA, will be required to purchase any Mortgage Loans that CCA is required to repurchase but fails to repurchase in connection with a breach of representations and warranties.

     (i) Immediately prior to the sale, transfer and assignment to the Depositor, each related Note and Mortgage was not subject to an assignment, other than to the Mortgage Loan Seller, or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, the Mortgage Loan;

     (ii) The Mortgage Loan Seller has full right and authority to sell, assign and transfer such Mortgage Loan and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan;

     (iii) The Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain specified matters);

     (iv) Each related Note, Mortgage, Assignment of Leases and Rents (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, to the best of the Mortgage Loan Seller's knowledge, there is no valid defense, counterclaim, right of rescission or right of set-off or abatement available to the related Borrower with respect to such Note, Mortgage and other agreements;

     (v) Each related assignment of Mortgage from the Mortgage Loan Seller to the Depositor, and any related Reassignment of Assignment of Leases and Rents, if any, or assignment of any other agreement executed in connection with such Mortgage Loan, from the Mortgage Loan Seller to the Depositor constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Depositor except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditor's rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (vi) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property and such Mortgaged Property (subject to certain specified matters) is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as set forth in the Mortgage Loan Purchase and Sale Agreement);

     (vii) The lien of each related Mortgage is insured by an American Land Title Association lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Originator, its successors and assigns, or the holder of the related Note as to the valid and first priority lien of the Mortgage at least in the original principal amount of such Mortgage Loan or Allocated Loan Amount of the related Mortgaged Property (as set forth on the Mortgage Loan Schedule which is an exhibit to the Pooling and Servicing Agreement), subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such lender's title insurance policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property; the Originator or its successors or assigns is the sole named insured of such policy; such policy is assignable to the Depositor without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by the Mortgage Loan Purchase and Sale Agreements; no claims have been made under such policy and the Mortgage Loan Seller has not done anything, by act or omission, and the Mortgage Loan Seller has no knowledge of any matter, which would impair or diminish the coverage of such policy; to the extent required by applicable law the insurer issuing such policy is qualified to do business in the jurisdiction in which the related Mortgaged Properties are located;

     (viii) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder;

     (ix) Each related Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan, is in good repair and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property;

     (x) All taxes and governmental assessments that prior to the Closing Date became due and owing in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

     (xi) All escrow deposits and payments required pursuant to the Mortgage Loans are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Mortgage Loan Seller to the Depositor for deposit with the Servicer and identified as such with appropriate detail;

     (xii) There is no default, breach, violation or event of acceleration existing under the related Mortgage or the related Note and, to the Mortgage Loan Seller's knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

     (xiii) Such Mortgage Loan has not been 30 days or more delinquent since origination and as of the Cut-off Date was not delinquent;

     (xiv) The mortgage loan schedule which is an exhibit to the Pooling and Servicing Agreement is complete and accurate in all respects;

     (xv) Each Mortgaged Property is in compliance, in all material respects, with all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property; provided that several Mortgaged Properties constitute a legal nonconforming use or structure. All inspections, licenses and certificates required, including (with some exceptions) certificates of occupancy (if applicable), whether by law, ordinance, regulation or insurance standards to be made or issued with regard to the Mortgaged Property, have been obtained and are in full force and effect;

     (xvi) Except for documents which have been submitted for recording but have not been returned by the applicable recording office and with respect to Mortgage Loans for which title policies have not yet been issued, each Mortgage File that is being conveyed to the Trustee is materially complete; and

     (xvii) Each Mortgaged Property (a) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress,
(b) is served by public utilities, water and sewer (or septic facilities),
(c) is a separate tax parcel (or has reserved funds sufficient to cover taxes for the entire tax parcel), and (d) except with respect to certain of the Accor Credit Tenant Properties and certain other Mortgaged Properties, has parking as required under applicable law.

     The Pooling and Servicing Agreement requires that the Servicer, the Special Servicer or the Trustee notify the Mortgage Loan Sellers and the Depositor upon its becoming aware of (a) any breach of any representation or warranty contained in clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (xi) or
(xiii), and (b) any breach of any representation or warranty contained in clauses (x), (xii), (xiv), (xv), (xvi) and (xvii) that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein. The Mortgage Loan Purchase and Sale Agreement provides that, with respect to any such Mortgage Loan, within 90 days after notice from the Servicer, the Special Servicer or the Trustee, the Mortgage Loan Seller shall either (a) repurchase such Mortgage Loan at the "Repurchase Price," which is an amount equal to (i) the outstanding principal balance of the Mortgage Loan as of the Due Date as to which a payment was last made by the borrower (less any outstanding P&I Advances previously made on account of principal), (ii) accrued interest up to the Due Date in the month following the month in which such repurchase occurs (less any outstanding P&I Advances previously made on account of interest), (iii) the amount of any unreimbursed Advances (with interest thereon) and any unreimbursed servicing compensation relating to such Mortgage Loan, (iv) any expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation and, (v) with respect to each Mortgage Loan that is a Premium Loan, any unearned premium or other amount that would have been due by the related borrower if such Premium Loan were prepaid or
(b) promptly cure such breach in all material respects, provided, however, that in the event that such breach is capable of being cured, as determined by the Servicer, but not within such 90-day period and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such breach, the Mortgage Loan Seller will have an additional 90 days to complete such cure; provided, further, that with respect to such additional 90-day period the Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee, the Servicer and the Special Servicer setting forth the reason such breach is not capable of being cured within the initial 90-day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such breach will be cured within the additional 90-day period; and, provided, further, that in the event the Mortgage Loan Seller fails to cure such breach within such additional 90-day period, the Repurchase Price shall include interest on any Advances made in respect of the related Mortgage Loan during such period. NHA will be required to purchase any Mortgage Loan that CCA is required, but fails, to repurchase in connection with any breach of representations and warranties.

     Notwithstanding the foregoing, upon discovery by the Trustee, any custodian for the Trustee, the Servicer or Special Servicer of a breach of a representation or warranty that causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, such person shall give prompt notice thereof to the Depositor and within 90 days after such discovery, if such breach cannot be cured within such period, the Depositor shall purchase, or cause the related Mortgage Loan Seller to purchase, such Mortgage Loan from the Trust Fund at the Repurchase Price.

     The obligations of a Mortgage Loan Seller to repurchase or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by such Mortgage Loan Seller with respect to a Mortgage Loan (other than NHA's agreement to repurchase any Mortgage Loan required to be repurchased by CCA upon the failure of CCA to repurchase such Mortgage Loan). None of the Depositor (except as described in the previous paragraph), the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be obligated to purchase a Mortgage Loan if the Mortgage Loan Seller defaults on its obligation to repurchase or cure, and no assurance can be given that the Mortgage Loan Seller will fulfill such obligations. No assurance can be given that the Depositor will perform any obligation to cure or repurchase a Mortgage Loan for a breach of any representation referred to in the second preceding paragraph. If such obligation is not met, as to a Mortgage Loan that is not a "qualified mortgage," the Upper-Tier REMIC and Lower-Tier REMIC may be disqualified. However, with respect to the Mortgage Loans acquired by the Mortgage Loan Seller from Bloomfield, the Mortgage Loan Seller will also assign to the Depositor, and the Depositor will further assign to the Trustee, the Mortgage Loan

Seller's rights and remedies against Bloomfield in respect of the representations and warranties made by Bloomfield in its purchase and sale agreement with the Mortgage Loan Seller (the "Bloomfield Purchase Agreement"), except that the Trustee will be required to reassign such rights and remedies to the Mortgage Loan Seller as to individual Mortgage Loans repurchased by the Mortgage Loan Seller.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling and Servicing Agreement requires the Servicer and Special Servicer to service and administer the Mortgage Loans (subject to the servicing by servicers for Lead Lenders of CMAT Pari Passu Notes on which the Trustee is Co-Lender), on behalf of the Trust Fund, solely in the best interests of and for the benefit of all of the Certificateholders and, in the case of each Lead Lender CMAT Pari Passu Note, in the best interests of and for the benefit of the holder of the Other Note or Other Notes (as determined by the Servicer or Special Servicer in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the Mortgage Loans and, in the case of each CMAT Pari Passu Note, the related co-lender agreement, and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it (a) services and administers similar mortgage loans comparable to the Mortgage Loans and held for other similar third party portfolios giving due consideration to customary and usual standards and practices of prudent institutional commercial mortgage lenders servicing their own loans and to the maximization of the recovery on such Mortgage Loans on a net present value basis or (b) administers mortgage loans for its own account, whichever standard is higher, but without regard to (i) any known relationship that the Servicer or Special Servicer, or an affiliate of the Servicer or Special Servicer, may have with the borrowers or any other party to the Pooling and Servicing Agreement;
(ii) the ownership of any Certificate by the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's obligation to make Advances or to incur servicing expenses with respect to the Mortgage Loans; (iv) the Servicer's or Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; or (v) the ownership, or servicing or management for others, by the Servicer or Special Servicer of any other loans or property (other than Other Pari Passu Notes); (the "Servicing Standard").

     The Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts consistent with the Servicing Standard to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any late payment charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. Notwithstanding the foregoing, with respect to the ARD Loans, the Servicer and Special Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment prior to the final Maturity Date. The Pooling and Servicing Agreement provides that if a Mortgage Loan provides that the lender may in its discretion apply certain amounts to a prepayment of principal (e.g., by applying casualty or condemnation proceeds or funds escrowed improvements not completed by the required date) prior to the expiration of the related Lock-out Period, the Servicer cannot apply such funds to such a prepayment unless the Servicer has first consulted with the Special Servicer (if the Special Servicer is not the Servicer). See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement. With respect to any Specially Serviced Mortgage Loan, subject to the restrictions set forth below under "Realization Upon Mortgage Loans," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Special Servicer may elect to extend a Mortgage Loan (subject to conditions described in this Prospectus Supplement) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

     The Pooling and Servicing Agreement provides that with respect to all Mortgage Loans that provide that the holder of the related Note may apply amounts received thereunder (including, without limitation, liquidation proceeds) against principal, interest and any other sums due in the order as the holder shall determine, the Servicer shall apply amounts received in respect of such Mortgage Loans (after using such amounts to reimburse the Servicer, the Trustee or the Fiscal Agent for any Advances that are made with respect to such Mortgage Loan): (i) first to interest (other than Excess Interest or Default Interest) due thereunder; (ii) next to principal; (iii) next to Default Interest due thereunder, which is payable to the Servicer; (iv) next to Prepayment Premiums (excluding Return of Premium Amounts) due thereunder; (v) then to any Excess Interest due thereunder; (vi) then to reimburse any litigation or other expenses incurred in collecting any such amounts received in respect of such Mortgage Loan; (vii) then to any Return of Premium Amounts due thereunder; and
(viii) finally to any other sums due thereunder.

ADVANCES

     The Servicer will be obligated to advance, on the Business Day immediately preceding a Distribution Date (the "Servicer Remittance Date") an amount (each such amount, a "P&I Advance") equal to the amount not received in respect of the Monthly Payment on a Mortgage Loan (with interest at the Mortgage Pass-Through
Rate) that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Servicer Remittance Date), or, in the event of a default in the payment of amounts due on the Maturity Date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof not received that was due prior to the Maturity Date (with interest at the Mortgage Pass-Through Rate); provided, however, the Servicer will not be required to make an Advance to the extent it determines that such advance would not be ultimately recoverable from late payments, net insurance proceeds, net liquidation proceeds and other collections with respect to the related Mortgage Loan. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. The Servicer will not be required or permitted to make a P&I Advance for Balloon Payments, Excess Interest or Default Interest. The amount required to be advanced in respect of a Mortgage Loan that is delinquent in respect of its Balloon Payment is the Assumed Scheduled Payment (as defined herein under "Description of the Offered Certificates--Distributions") of such Mortgage Loan. The amount required to be advanced in respect of delinquent Monthly Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amount in respect thereof and the denominator of which is the related Stated Principal Balance (as of the last day of the related Collection Period).

     In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described in this Prospectus Supplement) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to maintain such Mortgaged Property.

     To the extent the Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a determination of recoverability, will make such required Advance or, in the event the Trustee fails to make such Advance, the Fiscal Agent, subject to a determination of recoverability, will make such Advance, in each case pursuant to the terms of the Pooling and Servicing Agreement. Both the Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Servicer. See "The Trustee" and "The Fiscal Agent" below.

     The Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance and any unreimbursed interest accrued thereon

(and interest accrued on Servicing Fees, Trustee Fees, Special Servicing Fees, Liquidation Fees and Work Out Fees for which the Servicer, Trustee or Special Servicer, as applicable, has not been timely paid) at the Advance Rate (i) from late payments on the Mortgage Loan by the Mortgagor, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in good faith that such Advance is not or will not be recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

     The Servicer, the Trustee and the Fiscal Agent will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (as defined in this Prospectus Supplement) (the "Advance Rate"), compounded monthly, as of each Servicer Remittance Date accrued on the amount of such Advance from the date made to but not including the date of reimbursement and the Servicer will be authorized to pay itself, the Trustee or the Fiscal Agent, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. If the interest on such Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, Eastern Edition.

     The obligation of the Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. P&I Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines in its good faith business judgment will not be recoverable by the Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, insurance proceeds, liquidation proceeds and other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any Advance previously made will not be recoverable from the foregoing sources, then the Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimburse itself for such Advance, plus interest thereon, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee, Fiscal Agent and Depositor in the case of the Servicer, the Depositor, in the case of the Trustee or the Fiscal Agent, and the Trustee in the case of the Fiscal Agent, setting forth such judgment or determination of nonrecoverability and the considerations of the Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (including but not limited to information selected by the person making such determination in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Servicer, the Trustee or the Fiscal Agent, as applicable, and an independent appraisal performed by an independent MAI appraiser selected by the Servicer, and conducted within the past twelve months on the applicable Mortgaged Property). Any request by the Special Servicer that the Servicer (or Trustee or the Fiscal Agent, as applicable) make an Advance will be considered a determination by the Special Servicer that such requested Advance is not nonrecoverable, and the Servicer (or the Trustee or the Fiscal Agent, as applicable) will be entitled to conclusively rely on such determination.

ACCOUNTS

     Lock Box Accounts. Under Mortgage Loans representing 70.5% of the Initial Pool Balance, one or more accounts in the name of the related borrower (the "Lock Box Accounts") have been established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants. Under other Mortgage Loans, which represent in the aggregate 9.0% of the Initial Pool Balance, the borrower or the related property manager is required to deposit rents and other revenues in the related Lock Box Account. Agreements governing the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lock Box Accounts are periodically swept into the Cash Collateral Accounts (as defined below). Certain of the Mortgage Loans provide that amounts deposited into the Lock Box Account are remitted to the borrower on a daily basis until certain trigger events have occurred. Such trigger events include, generally, among other things, an event of default under the related Mortgage Loan or the failure of a specified percentage of rents to be remitted to the Lock Box Account by the tenants of the related Mortgaged Property. The operation of such trigger events may result in amounts being remitted to borrowers during a Collection Period preceding the occurrence or discovery of a trigger event that would not have been remitted had daily remittances to the borrower not been permitted. Additionally, all of the Mortgage Loans that have Anticipated Repayment Dates require that a Lock Box Account be established prior to their respective Anticipated Repayment Dates. The Lock Box Accounts will not be an asset of the Trust REMICs.

     Cash Collateral Accounts. With respect to certain of the Mortgage Loans that have a Lock Box Account, one or more accounts in the name of the Servicer on behalf of the Trust Fund (the "Cash Collateral Accounts") have been established into which funds in the related Lock Box Accounts will be swept on a regular basis; with respect to certain other of the Mortgage Loans that have a Lock Box Account, such Lock Box Account will be swept into one or more of the Cash Collateral Accounts only in the event of a default by the related borrower. The Reserve Accounts generally will be sub-accounts of the Cash Collateral Accounts. Any excess over the amount necessary to fund the Monthly Payment, the Reserve Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower provided no event of default of which the Servicer is aware of has occurred and is continuing with respect to such Mortgage Loan. However, as described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Excess Interest," after the respective Anticipated Repayment Date, if applicable, all amounts in the related Cash Collateral Account in excess of the amount necessary to fund the Monthly Payment and Reserve Accounts will be applied to (i) operating and capital expenses, (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and (iii) Excess Interest, in that order. The Cash Collateral Accounts will not be an asset of the Trust REMICs or the Servicer.

     Collection Account. The Servicer will establish and maintain a segregated account (the "Collection Account") pursuant to the Pooling and Servicing Agreement, and on each Due Date withdraw from each Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into the Collection Account for application towards the Monthly Payment (including Servicing Fees) due on the related Mortgage Loan. The Servicer shall also deposit into the Collection Account within one Business Day of receipt all other payments in respect of the Mortgage Loans, other than amounts to be deposited into any Reserve Account.

     Distribution Accounts. The Trustee will establish and maintain one or more segregated accounts (the "Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of Available Funds, Prepayment Premiums and the Trustee's Fee. The Servicer will deposit all P&I Advances into the Distribution Account on the related Servicer Remittance Date. To the extent the Servicer fails to do so, the Trustee or the Fiscal Agent will deposit all P&I Advances into the Distribution Account as described in this Prospectus Supplement. See "Description of the Offered Certificates--Distributions" in this Prospectus Supplement.

     Interest Reserve Account. The Trustee will establish and maintain an Interest Reserve Account ("Interest Reserve Account") in its name for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Servicer will be required to withdraw from the Collection Account and deposit into the Interest Reserve Account with respect to each Actual/360 Loan an amount equal to one day's interest accrued at a per annum rate equal to 31/30 of the Mortgage Rate (minus the Servicing Fee (which includes the Trustee Fee)) on the Stated Principal Balance, as of the last day of the immediately preceding Interest Accrual Period, of the Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February with respect to any Actual/360 Loan, "Interest Reserve Amounts"). On each Servicer Remittance Date occurring in March, the Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Interest Reserve Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Collection Account for inclusion in the Available Funds for the related Distribution Date.

     The Trustee will also establish and maintain one or more accounts, which may be maintained as subaccounts of the Distribution Account, for each of the "Upper-Tier Distribution Account" and the "Excess Interest Distribution Account," each in the name of the Trustee for the benefit of the holders of the Certificates.

     The Cash Collateral Accounts, Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account will be held in the name of the Trustee (or the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Cash Collateral Accounts and the Collection Account. Each of the Cash Collateral Account, Collection Account, any REO Account, the Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account and will be either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least "P-1" by Moody's and "A-1" by S&P in the case of accounts in which funds are held for 30 days or less (or, if such depository institution or trust company does not have a short-term unsecured debt rating of "A-1" by S&P, the long-term unsecured debt obligations of which are rated at least "A" by S&P) or, in the case of accounts in which funds are held for more than 30 days, the long-term unsecured debt obligations of which are rated at least "Aa3" by Moody's and "AA" by S&P (or, if such depository institution or trust company does not have a long-term unsecured debt rating of "AA" by S&P, the short-term unsecured debt rating of which is at least "A-1" by S&P and the long-term unsecured debt rating of which is at least "A" by S&P) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or, (iii) any other account that, as evidenced by a written confirmation from each Rating Agency, would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, which other account may be an account maintained with the Trustee (an "Eligible Bank"). Amounts on deposit in the Collection Account, Cash Collateral Account, any REO Account and the Interest Reserve Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account and Cash Collateral Accounts will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be paid to the Mortgage Loan Seller as compensation for arranging for ongoing monitoring and surveillance of the Offered Certificates by the Rating Agencies.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit on or before each Servicer Remittance Date (A) to the Distribution Account an amount equal to the sum of
(I) Available Funds and any Prepayment Premiums and (II) the Trustee Fee for such Distribution Date, (B) to the Excess Interest Distribution Account an amount equal to the Excess Interest received in the related Collection Period, if any, and (C) to the Interest Reserve Account an amount required to be withheld as described under "Accounts--Interest Reserve Account"; (ii) to pay or reimburse the Servicer, the Trustee, the Fiscal Agent, and, with respect to Pari Passu Notes in which the Trust Fund is not the Lead Lender, the servicer or special servicer under the Total Pari Passu Loan as applicable, for Advances made by any of them and interest on Advances (provided, that the Trustee and Fiscal Agent will have priority with respect to such payment or reimbursement), the Servicer's right to reimbursement for items described in this clause
(ii) being limited as described above under "Advances"; (iii) to pay on or before each Servicer Remittance Date to the Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation, Special Servicing Fee, Work Out Fee, Liquidation Fee and any other servicing or special servicing compensation in respect of the immediately preceding calendar month (together with interest on such fees that are overdue); (iv) to pay on or before each Distribution Date to the Depositor, Mortgage Loan Sellers or Bloomfield with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or the Depositor for unpaid servicing compensation (in the case of the Servicer, the Special Servicer or the Trustee) and certain other unreimbursed expenses incurred by such persons pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and Servicing Agreement; (vi) to pay to the Trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties or any other taxes not covered by a party to the Pooling and Servicing Agreement; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall (or may at the lender's option) become due and payable generally upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related lender in connection with any such sale or other transfer. In the case of any Mortgage Loan other than a Specially Serviced Mortgage Loan, the Servicer will be responsible for notifying the Special Servicer of any requests for waiver of, or any breach of, any "due-on-sale" or "due-on-encumbrance" clause of which it has actual knowledge. The Servicer or the Special Servicer will not be required to enforce such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Servicer or the Special Servicer determines, in accordance with the Servicing Standard, that permitting such assumption or granting such consent would be likely to result in an equal or greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcing such clause. If the Servicer or the Special Servicer determines that permitting such assumption or granting such consent would be likely to result in an equal to or greater recovery, the Servicer or the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon provided that (a) the credit status of the prospective transferee is in compliance with the Servicer's or the Special Servicer's regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Servicer or the Special Servicer has received written confirmation from each Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates; provided, however, that if the Stated Principal Balance of such Mortgage Loan is less than the lesser of (x) 2% of the total aggregate Stated Principal Balances of the Mortgage Loans and (y) $30,000,000, and is not one of the then ten largest Mortgage Loans in the Trust Fund, such written confirmation shall not be required from any of the Rating Agencies. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications," in this Prospectus Supplement.

     In general, the Mortgage Loans contain provisions in the nature of "due-on-encumbrance" clauses which by their terms (a) provide that the Mortgage Loans shall (or may at the lender's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or
(b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Servicer or the Special Servicer will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Servicer or the Special Servicer (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund or, with respect to a consent, that granting such consent would be consistent with the Servicing Standard and (y) receives prior written confirmation from each Rating Agency that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

INSPECTIONS

     The Servicer (i) is required to inspect each Mortgaged Property (other than a Mortgaged Property relating to Co-Lender Pari Passu Notes and Specially Serviced Mortgage Loans) securing a Note with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every twelve months, (b) less than $2,000,000 at least once every 24 months, and (c) with respect to a Mortgaged Property securing a Credit Tenant Loan, at least once every 24 months, in each case, such period commencing in June 1999; provided, however, that in the event the Trustee notifies the Special Servicer that the long-term unsecured debt rating of the Credit Tenant or Guarantor with respect to the Credit Tenant Loan is downgraded by a full letter rating since origination by either Rating Agency, then such Mortgaged Property or Mortgaged Properties securing such Credit Tenant Loan shall be inspected by the Special Servicer within six months of such downgrade and, thereafter, at least once every 24 months and (ii) if the Mortgage Loan (a) becomes a "Specially Serviced Mortgage Loan," (b) is delinquent for 60 days or (c) except with respect to Credit Tenant Loans, has a debt service coverage ratio of less than 1.0 or, with respect to the Credit Tenant Loans, the related Credit Tenant has defaulted, the Special Servicer is required to inspect the related Mortgaged Properties as soon as practicable and thereafter at least every twelve months, until such condition is cured.

INSURANCE POLICIES

     The Pooling and Servicing Agreement requires the Servicer (or the Special Servicer in the case of an REO Property) to obtain or cause the mortgagor on each Mortgage Loan to maintain fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (A) one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment, without deduction for physical depreciation, and
(B) the outstanding principal balance of the related Mortgage Loan, or such greater amount as is necessary to prevent any reduction, by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed a co-insurer and provided such policy shall include a "replacement cost" rider. The Pooling and Servicing Agreement also requires the Servicer (or the Special Servicer in the case of an REO Property) to obtain or cause the mortgagor on each Mortgaged Property generally to maintain insurance providing coverage against at least 18 months of rent interruptions or such other amount as required pursuant to the related loan documents (24 months with respect to an REO Property) and any other insurance as is required in the related Mortgage Loan. In the case of an REO Property, if the Special Servicer fails to maintain fire and hazard insurance as described above or flood insurance as described below, the Servicer will maintain such insurance to the extent available at commercially reasonable rates. In the event the Servicer fails to pay a premium due on such insurance policy, the Trustee or the Fiscal Agent, as applicable, will be required to make an Advance to cover such payment. Any cost incurred by the Servicer, Trustee or Fiscal Agent in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Notwithstanding the foregoing insurance requirements, and in lieu thereof, the Pooling and Servicing Agreement permits the Servicer to allow Credit Tenants with respect to certain of the Mortgage Loans to self-insure with respect to such risks in accordance with the terms of the related Credit Tenant Lease.

     In general, the standard form of fire and hazard extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to certain conditions and exclusions in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers in different states and therefore will not contain identical terms and conditions, most such policies will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks. Nonetheless, certain of the Mortgage Loans require insurance coverage for floods and other water-related causes and earth movement. When the Servicer determines that a Mortgaged Property is located in a federally designated flood area, the Pooling and Servicing Agreement requires the Servicer to use its reasonable efforts to cause the related borrower to maintain, or if not maintained, to itself obtain, and to advance amounts in order to obtain (subject to the provisions concerning nonrecoverable Advances), flood insurance. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program, if available. If an REO Property (i) is located in a federally designated special flood hazard area or (ii) is related to a Mortgage Loan pursuant to which earthquake insurance was in place at the time of origination and continues to be available at commercially reasonable rates, the Pooling and Servicing Agreement requires that the Special Servicer obtain, and direct the Servicer to Advance amounts in order to obtain (subject to the issues concerning nonrecoverable Advances), flood insurance and/or earthquake insurance. If a recovery due to a flood or earthquake is not available for an REO Property but would have been available if such insurance were maintained in accordance with the standards described above, the Special Servicer will be required (subject to whether such failure to maintain is the result of the provisions concerning nonrecoverable Advances) to (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application is consistent with the Servicing Standard; provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim.

     The Servicer or the Special Servicer may obtain and maintain a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related borrower has not maintained insurance to satisfy its obligations concerning the maintenance of insurance coverage, as long as such policy is issued by an insurer qualified under the terms of the Pooling and Servicing Agreement and provides no less coverage in scope and amount than otherwise required to be maintained as described in the preceeding paragraphs. Any such blanket insurance policy shall be maintained with an insurer qualified under the terms of the Pooling and Servicing Agreement. Additionally, the Servicer or the Special Servicer may obtain a master force placed insurance policy, as long as such policy is issued by an insurer qualified under the terms of the Pooling and Servicing Agreement and provides no less coverage in scope and amount than otherwise required to be maintained as described in the preceding paragraphs.

     The ability of the Servicer to assure that fire and hazard, flood or earthquake insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under such policy, or upon the extent to which information in this regard is furnished by mortgagors.

     Under the terms of the Mortgage Loans, the borrowers will be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer or Special Servicer, as applicable, on behalf of itself, the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer or Special Servicer, as applicable, to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer or Special Servicer, as applicable, by the borrowers.

     All insurance policies required shall name the Trustee or the Servicer or the Special Servicer, on behalf of the Trustee as the lender, as loss payee.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement requires the Servicer to cause a nationally recognized firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee, the Depositor and the Rating Agencies on or before March 15 of each year, beginning March 15, 2000, a statement to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans under similar agreements for the prior calendar year and that on the basis of their examination, conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for The Federal Home Loan Mortgage Corporation ("FHLMC"), such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported.

     The Pooling and Servicing Agreement also requires the Servicer to deliver to the Trustee, the Depositor and the Rating Agencies on or before March 15 of each year, beginning March 15, 2000, an officer's certificate of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding year or, if there has been a material default, specifying each material default known to such officer and the action proposed to be taken with respect thereto.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

     The Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement upon sixty days notice, provided that certain conditions are satisfied including obtaining written confirmation of each Rating Agency that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates and the consent of certain parties specified in the Pooling and Servicing Agreement (which consent may not be unreasonably withheld and which consent will be deemed given if such parties do not disapprove the resignation within 60 days after notice). The Pooling and Servicing Agreement provides that the Servicer may not otherwise resign from its obligations and duties as Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until the Trustee or a successor Servicer has assumed the obligations of the Servicer under the Pooling and Servicing Agreement. The Special Servicer has the right to resign at any time provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of the current ratings then assigned to any Class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer and (iv) the successor accepts appointment prior to the effectiveness of such resignation. The Trustee or any other successor Servicer or Special Servicer assuming the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Servicer or Special Servicer would have been entitled. If no successor Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer or Special Servicer will be treated as Realized Losses.

     The Pooling and Servicing Agreement also provides that neither the Depositor, the Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Servicer, the Special Servicer nor any such person will be protected against any breach of its representations and warranties made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Servicer, or the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Additionally, the Pooling and Servicing Agreement provides that neither the Servicer nor the Special Servicer nor any director, officer, employee or agent of either will be under any liability for, nor be responsible for, any action or decision by a servicer or special servicer or a Lead Lender (if the Trustee is not the Lead Lender) in servicing the related CMAT Pari Passu Notes, and the Servicer and the Special Servicer and, any such director, officer, employee or agent shall be indemnified and held harmless for any loss, liability or expense incurred in connection therewith.

     In addition, the Pooling and Servicing Agreement provides that neither the Depositor, the Servicer nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing

Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account.

     The Depositor is not obligated to monitor or supervise the performance of the Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Servicer or the Special Servicer or exercise any right of the Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust Fund from the Collection Account to the extent not recoverable from the Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

     Any person into which the Servicer or Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer or Special Servicer is a party, or any person succeeding to the business of the Servicer or Special Servicer (which may be limited to its commercial mortgage servicing business), will be the successor of the Servicer or Special Servicer under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned by such Rating Agency for any Class of Certificates.

EVENTS OF DEFAULT

     Events of default of the Servicer (each, an "Event of Default") under the Pooling and Servicing Agreement consist, among other things, of (i) any failure by the Servicer to remit to the Collection Account or any failure by the Servicer to remit to the Trustee for deposit into the Upper-Tier Distribution Account, Distribution Account, Excess Interest Distribution Account or Interest Reserve Account any amount required to be so remitted pursuant to the Pooling and Servicing Agreement; or (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties under the Pooling and Servicing Agreement which continues unremedied for thirty (30) days (or sixty (60) days, so long as the Servicer is in good faith diligently pursuing a cure) after the giving of written notice of such failure to the Servicer by the Depositor or the Trustee, or to the Servicer and to the Depositor and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; or (iii) any failure by the Servicer to make any P&I Advances as required pursuant to the Pooling and Servicing Agreement; or (iv) confirmation in writing by Moody's that failure to remove the Servicer will, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates; or (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Servicer indicating its insolvency or inability to pay its obligations; or (vi) the Servicer is no longer rated an "average" servicer by S&P for mortgage pools similar to the Mortgage Pool.

     Upon the occurrence of an Event of Default described in items (iv) or (vi), the Servicer will have the ability to deliver proposed bid materials to the Trustee and the Trustee will solicit bids for the rights to service the Mortgage Loans under the Pooling and Servicing Agreement from at least three persons qualified thereunder to act as successor Servicer (or, if three qualified persons cannot be located, then from as many persons as qualified). If the servicing rights under the Pooling and Servicing Agreement are awarded to a bidder located by the Trustee or the Servicer, the Trustee will remit to the terminated Servicer the net proceeds of the bid of the successor Servicer, as described in the Pooling and Servicing Agreement.

     Events of Default of the Special Servicer under the Pooling and Servicing Agreement include the items specified in clauses (i), (ii), (iv), (v) or (vi) above (but not the preceding paragraph) with respect to, and to the extent applicable to, the Special Servicer.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Servicer or Special Servicer occurs, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will, terminate all of the rights and obligations of the Servicer or Special Servicer as servicer or special servicer, as applicable, under the Pooling and Servicing Agreement and in and to the Trust Fund. Notwithstanding the foregoing, upon any termination of the Servicer or the Special Servicer under the Pooling and Servicing Agreement the Servicer or the Special Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination and the Servicer will be entitled to be reimbursed for all of its outstanding Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Servicer is also the Special Servicer and the Servicer is terminated, the Servicer will also be terminated as Special Servicer.

     On and after the date of termination following an Event of Default by the Servicer, the Trustee will succeed to all authority and power of the Servicer (and the Special Servicer if the Special Servicer is also the Servicer) under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Servicer (and the Special Servicer if the Servicer is also the Special Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the long-term unsecured debt rating of the Trustee or the Fiscal Agent is not at least "Aa2" by Moody's and "A" by S&P or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Servicer, will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid in accordance with the provisions of the Pooling and Servicing Agreement. The payment of any fees to any successor servicer or special servicer cannot exceed the fees paid by the terminated servicer or special servicer, as applicable, unless otherwise consented to by the Directing Holders. Any such additional servicing or special servicing fees shall be treated as Realized Losses.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless also the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

     The holders of Certificates evidencing at least 66 2/3% of the aggregate Voting Rights may waive any default by the Servicer or Special Servicer, except a default in making any required deposits to or payments from the Collection Account or the Distribution Account or otherwise remitting payments as required under the Pooling and Servicing Agreement.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each Class of Certificates; (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates; and (v) to amend or supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as confirmed in writing by each Rating Agency. The Pooling Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the holders of Certificates evidencing at least
66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate; (ii) alter the obligations of the Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

VOTING RIGHTS

     The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class R and Class LR Certificates, (b) 1% in the case of the Class X Certificates, (c) in the case of the Class A-1, Class A-2, Class A-3,
Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M-1 and Class M-2 Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests, except that any Certificate beneficially owned by the Depositor, the Servicer, the Special Servicer, any mortgagor, the Trustee, a manager, or any of their respective affiliates will be deemed not to be outstanding for voting purposes; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate thereof will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer, Special Servicer or otherwise benefit such entity or an affiliate (other than solely in its capacity as Certificateholder) in any material respect; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Servicer or an affiliate will be deemed to be outstanding if the Special Servicer is not the Servicer or any affiliate. The Certificates beneficially owned by the Special Servicer or an affiliate thereof shall be deemed outstanding for purposes of determining the identity of the Directing Holders (as defined below). The Voting Rights of each Class of Certificates will be deemed to be reduced on any day on which an Appraisal Reduction Amount is allocated to such Class. The Fixed Voting Right Percentage of the Class X Certificates will be proportionally reduced upon the allocation of Appraisal Reduction Amounts with respect to any component of such Classes based on the amount of such reduction.

REALIZATION UPON MORTGAGE LOANS

     Specially Serviced Mortgage Loans; Appraisals. Contemporaneously with the earliest of (i) the effective date of any modification of the Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, any extension of the Maturity Date of a Mortgage Loan or consent to the release of any Mortgaged Property or REO

Property from the lien of the related Mortgage, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal (as defined below), the Special Servicer will obtain an appraisal (or a letter update from an existing appraisal which is less than two years old) of the Mortgaged Property, or REO Property, as the case may be, from an independent appraiser who is a member of the American Institute of Real Estate Appraisers (an "Updated Appraisal"), the cost of which will constitute a Servicing Advance.

     Following a default on a Mortgage Loan at maturity, the Special Servicer may either foreclose or elect to grant up to three one-year extensions of the Specially Serviced Mortgage Loan; provided that the Special Servicer may only extend such Mortgage Loan if (i) the Special Servicer determines that
(A) extension of such Mortgage Loan is consistent with the Servicing Standard and (B) extension of such Mortgage Loan is likely to result in a recovery which on a net present value basis would be greater than the recovery that would result from a foreclosure; provided, further however, that no such extension extends the final Maturity Date beyond (a) the date that is two years before the Rated Final Distribution Date or (b) the date that is ten years prior to the expiration of a ground lease with respect to a material portion of a Mortgaged Property securing such Mortgage Loan.

     The Special Servicer may, consistent with the Servicing Standard, agree to the modification, waiver or amendment of any term of a Mortgage Loan (subject to certain rights of modification of the Servicer described in the Pooling and Servicing Agreement) which is in default or as to which default is reasonably foreseeable, as described below under "Modifications."

     Material Defaults; Foreclosure. Upon the occurrence of a material default under a Specially Serviced Mortgage Loan, the Special Servicer may, consistent with the Servicing Standard, accelerate such Specially Serviced Mortgage Loan and commence a foreclosure or other acquisition with respect to the related Mortgaged Property or Properties, provided, that the Special Servicer determines that such acceleration and foreclosure are more likely to produce a greater recovery to Certificateholders on a present value basis (discounting at the related Mortgage Rate) than would a waiver of such default or an extension or modification in accordance with the provisions described above or under "--Modifications" below.

     Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure or other acquisition, the cost and expenses of any such proceeding shall be paid by the Servicer as a Property Advance based upon notice from the Special Servicer.

     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

     Notwithstanding any provision to the contrary, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

     If the Special Servicer determines that it is in the best economic interest of the Trust Fund to take any action as described in items (i) and (ii) above, the Special Servicer shall take such action only if the Trustee has mailed notice to the Holders of the Certificates (other than the Class R and Class LR Certificates) of such proposed action, which notice shall be prepared by the Special Servicer, and if the Trustee does not receive, within 30 days of such notification, instructions from the Holders of greater than 50% of the aggregate Voting Rights of such Classes directing the Special Servicer not to take such action. Notwithstanding the foregoing, if the Special Servicer reasonably determines that it is likely that within such 30-day period irreparable environmental harm to such Mortgaged Property would result from the presence of such hazardous materials and provides a prior written statement to the Trustee setting forth the basis for such determination, then the Special Servicer may take such action to remedy such condition as may be consistent with the Servicing Standard. None of the Trustee, the Servicer or the Special Servicer shall be obligated to take any action or not take any action at the direction of the Certificateholders unless the Certificateholders agree to indemnify the Trustee, the Servicer and the Special Servicer with respect to such action or inaction.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

     If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee), must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code
Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Among other things, the independent contractor will not be permitted to perform construction work on the Mortgaged Property unless such construction was at least 10% completed when default on the related Mortgage Loan became imminent. Generally, the Lower-Tier REMIC will not be taxable on income received with respect to a Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Lower-Tier REMIC, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. Under the Pooling and Servicing Agreement, the Special Servicer is required to determine whether the earning of such income taxable to the Lower-Tier REMIC would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. See "Federal Income Tax Consequences--REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool--Net Income from Foreclosure Property" in the Prospectus.

     If title to any Mortgaged Property is acquired by the Trust Fund, the Special Servicer, pursuant to the Pooling and Servicing Agreement and on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless the Trustee receives (i) an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to the close of such period will not result in the imposition of a tax on the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Trust Fund to fail to qualify as two separate REMICs under the Code at any time that any Certificate is outstanding or (ii) an extension from the Internal Revenue Service.

     The limitations imposed by the Pooling and Servicing Agreement and the REMIC provisions of the Code on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus.

     The Special Servicer may offer to sell to any person any Specially Serviced Mortgage Loan (other than a Total Pari Passu Loan as to which the Trustee is not the Lead Lender) or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property (in each case at the repurchase price set forth in the Pooling and Servicing Agreement, which includes unpaid principal and interest thereon), if and when the Special Servicer determines, consistent with the Servicing Standard set forth in the Pooling and Servicing Agreement, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling and Servicing Agreement, including extensions thereof. The Special Servicer shall give the Trustee not less than ten days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept the highest offer received from any person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at such Repurchase Price.

     In the absence of any such offer (or purchase by the Special Servicer), the Special Servicer will accept the highest offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is not, and is not affiliated with, the Special Servicer, the Servicer, the Depositor or certain other specified persons (an "Interested Party") or is determined to be a fair price by the Trustee (after consultation with an independent appraiser if the highest offeror is an Interested Party). Notwithstanding anything to the contrary in this Prospectus Supplement, neither the Trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan or any REO Property.

     The Special Servicer will not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of Certificates. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not a person affiliated with the Special Servicer. The Special Servicer is required to use its best efforts to sell all Specially Serviced Mortgage Loans and REO Property prior to the Rated Final Distribution Date.

MODIFICATIONS

     The Special Servicer may, consistent with the Servicing Standard, agree to the modification, waiver or amendment of any term of a Mortgage Loan which is in default or as to which default is reasonably foreseeable after consulting with the Directing Holders, provided, in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee. All modifications, waivers and amendments related to the extension of the Maturity Date of any Mortgage Loan will be subject to the limitations set forth under "--Realization upon Mortgage Loans" above.

     In the absence of a default or if a default is not reasonably foreseeable, the Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of any Mortgage Loan (subject to certain rights of the Servicer described in the Pooling and Servicing Agreement) with the consent of the

Directing Holders, subject, however, to, among other things, each of the following limitations, conditions and restrictions: (i) the Special Servicer may not permit any borrower to pledge additional collateral unless, among other things, the Special Servicer has first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that such additional collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations;
(ii) the Special Servicer may not waive or reduce a Lock-out Period or any Prepayment Premiums; (iii) the modification may not affect the amount or timing of any scheduled payments of principal, interest or other amounts (including Prepayment Premiums) payable under the Mortgage Loan; and (iv) except as expressly provided in the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, the Special Servicer may not take any action that results in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment. In addition, in the absence of a default or if a default is not reasonably foreseeable, the Special Servicer or the Servicer may not modify, waive or amend any term of a Mortgage Loan unless such modification (a)(i) would not be "significant" as such term is defined in Treasury Regulation Sections 1.860G-2(b) as determined by the Servicer or Special Servicer or (ii) occurs within three months of the Closing Date, and
(b) would not adversely affect in any material respect the interests of any Certificateholders not consenting thereto. Notwithstanding the foregoing, the Special Servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     The "Directing Holders" are Holders of Certificates representing greater than 50% of the Voting Rights of the most subordinate Class or Classes of Certificates then outstanding representing a minimum of 1.0% of the aggregate initial Certificate Balances of all Classes of Certificates (or if the Certificate Balance of such Class or Classes has been notionally reduced by any Appraisal Reduction Amounts to less than 25% of its initial Certificate Balance, the holders of the next most subordinate Class). For the purpose of determining the most subordinate Class of Certificates outstanding in order to identify the Directing Holder, (i) the Class A-1, Class A-2, Class A-3, Class A-4 and
Class X Certificates collectively and (ii) the Class M-1 and Class M-2 Certificates collectively, will, in each case, be treated as one Class.

     No modification or amendment may extend the final Maturity Date beyond
(a) the date that is two years prior to the Rated Final Distribution Date or
(b) the date that is ten years prior to the expiration of a ground lease with respect to a material portion of a Mortgaged Property securing such Mortgage Loan.

     With respect to any ARD Loan, the Special Servicer is permitted to waive all or any accrued Excess Interest if, prior to the related maturity date, the borrower has requested the right to prepay the ARD Loan in full together with all payments required by the ARD Loan in connection with such prepayment except for accrued Excess Interest, provided that the Special Servicer has determined that such a waiver is likely to produce an equal or greater payment to Certificateholders on a present value basis. Additionally, with respect to any ARD Loan, the Servicer is permitted, in accordance with the Servicing Standard, to waive the portion of accrued Excess Interest, if any, accrued at a rate in excess of 200 basis points above the related Mortgage Rate if (i) a default has occurred or, in the Servicer's reasonable judgment, default on such Mortgage Loan is reasonably foreseeable and (ii) the Servicer has determined that such a waiver is likely to produce an equal or greater payment to Certificateholders on a present value basis.

     Any payment of interest, which is deferred as described in this Prospectus Supplement will not, for purposes, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

     Following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to clause (i) above, the Special Servicer must deliver to the Trustee an officer's certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (i) above.

OPTIONAL TERMINATION

     The Depositor and, if the Depositor does not exercise the option, the Special Servicer and, if neither the Depositor nor the Special Servicer exercises its option, the Servicer and, if the Depositor, the Special Servicer or the Servicer do not exercise their respective option, the holders of the Class LR Certificates (who represent more than a 50% Percentage Interest of the Class LR Certificates), will have the option to purchase, at the purchase price specified in this Prospectus Supplement, all of the Mortgage Loans and all REO Property remaining in the Trust Fund, and will thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance. The purchase price payable upon the exercise of such option, on such a Distribution Date, will be an amount equal to the greater of (i) the sum of
(A) 100% of the outstanding principal balance of each Mortgage Loan (other than an REO Mortgage Loan) included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust Fund (including REO Properties) as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest), (D) unreimbursed Advances (with interest thereon) and unpaid Trust Fund expenses and (E) with respect to any Premium Loan, any unearned Premium or other amount that would have been due from the related borrower if such Premium Loan were prepaid and (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate. The holders of 100% of the Percentage Interest in the Class LR Certificates may purchase any Mortgage Loan on its Anticipated Repayment Date at a price equal to the sum of the following:
(i) 100% of the outstanding principal balance of such Mortgage Loan on such Anticipated Repayment Date (less any P&I Advances previously made on account of principal); (ii) all unpaid interest accrued on such principal balance of such Mortgage Loan at the Mortgage Rate thereof, to the last day of the Interest Accrual Period preceding such Anticipated Repayment Date (less any P&I Advances previously made on account of interest); (iii) the aggregate amount of all unreimbursed Advances with respect to such Mortgage Loan, with interest thereon at the Advance Rate, and all unpaid Special Servicing Fees, Servicing Fees and any other compensation due to the Servicer or Special Servicer, Trustee Fees and Trust Fund expenses; and (iv) the amount of any liquidation expenses incurred by the Trust Fund in connection with such purchase. Notwithstanding the foregoing, such Mortgage Loan may not be purchased if the fair market value of the Mortgage Loan is greater than 100% of the outstanding principal balance of such Mortgage Loan.

     The holder of 100% of the most subordinate Class of Sequential Certificates (provided that the Class M-2 Certificates shall not be considered a Class for such purposes) may purchase any Mortgage Loan on or after its Anticipated Repayment Date under the same terms and conditions hereunder as in the case of a purchase by the holder of the Class LR Certificates if the holder of the Class LR Certificates either (i) notifies the holder of the most subordinate Class of Sequential Certificates that it will not purchase such Mortgage Loan or
(ii) does not, in fact, purchase such Mortgage Loan on its Anticipated Repayment Date. See "Description of the Certificates--Termination" in the Prospectus.

THE TRUSTEE

     LaSalle National Bank, a nationally chartered bank with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset Backed Securities Trust Services, CMAT 1999-C1.

     The Trustee may resign at any time by giving written notice to the Depositor, the Servicer, Special Servicer and the Rating Agencies, provided that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Servicer will appoint a successor trustee. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

     The Servicer or the Depositor may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee and the Fiscal Agent upon written notice to the Depositor, the Servicer, the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated at least "AA" by each Rating Agency, fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee and Fiscal Agent under the Pooling and Servicing Agreement, the Trustee and Fiscal Agent will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to withdraw from the Distribution Account a monthly fee (the "Trustee Fee").

     The Trust Fund will indemnify the Trustee and the Fiscal Agent against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or the Fiscal Agent's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Servicer, the Special Servicer, the Depositor, and the Trustee and certain related parties (each, a "Cross-Indemnifying Party") will indemnify the Servicer, the Special Servicer, the Trustee and the Fiscal Agent and certain related parties (each, a "Cross-Indemnified Party") for losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of such Indemnifying Party's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

     The Trustee (except for the information under the first paragraph of "The Trustee") will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this Prospectus Supplement or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Lock Box Accounts, Cash Collateral Accounts, Reserve Accounts, Collection Account, Excess Interest Distribution Account and Interest Reserve Account or any other account maintained by or on behalf of the Servicer or Special Servicer, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement.

     In the event that the Servicer fails to make a required Advance, the Trustee will make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance, with interest, made by it in the same manner and to same extent as the Servicer.

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60603. The Fiscal Agent will be deemed to have been removed in the event of the resignation or removal of the Trustee.

DUTIES OF THE FISCAL AGENT

     The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loan, this Prospectus Supplement (except for the information above, see "The Fiscal Agent") or related documents. The duties and obligations of the Fiscal Agent consist only of making Advances as described below and in "Advances" above; the Fiscal Agent shall not be liable except for the performance of such duties and obligations.

     In the event that the Servicer and the Trustee fail to make a required Advance, the Fiscal Agent will make such Advance, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Servicer or the Trustee, as applicable, that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Servicer.

THE SERVICER

     First Union National Bank, in its capacity as servicer under the Pooling and Servicing Agreement (in such capacity, the "Servicer"), will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it is responsible, the Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. With respect to the Total Pari Passu Loans as to which the Trustee is not the Lead Lender, the servicer for the related Other Pari Passu Note will service the related Total Pari Passu Loan. See "Description of the Mortgage Pool--Pari Passu Loans" in this Prospectus Supplement.

     The Servicer is a wholly owned subsidiary of First Union Corporation. The Servicer's principal servicing offices are located at Charlotte Plaza, 23rd floor, 201 South College Street, Charlotte, North Carolina 28288-1075. As of December 31, 1998, the Servicer and its affiliates were responsible for servicing approximately 4,164 commercial and multifamily loans, totaling approximately $20.6 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information concerning the Servicer set forth in this Prospectus Supplement has been provided by the Servicer, and none of the Mortgage Loan Sellers, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or the Underwriters makes any representation or warranty as to the accuracy thereof. The Servicer (except for the information under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be entitled to withdraw monthly from the Collection Account its portion of the Servicing Fee. The monthly servicing fee with respect to any Mortgage Loan (the "Servicing Fee") for any Distribution Date is an amount equal to one-twelfth of the product of (i) 0.052% (the "Servicing Fee Rate") and (ii) the Stated Principal Balance of such Mortgage Loan as of the day immediately preceding the Distribution Date and includes the compensation payable to the Servicer and the Trustee Fee. The Servicer's portion of the Servicing Fee relating to each Mortgage Loan will be retained by the Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) or Advances in respect of such Mortgage Loan or, to the extent payments or Advances on such Mortgage Loan are not sufficient, from funds on deposit in the Collection Account relating to other Mortgage Loans. The Servicer will also be entitled to retain as additional servicing compensation (together with the Servicer's portion of the Servicing Fee, "Servicing Compensation") (i) all investment income earned on amounts on deposit in the Collection Account and investment income earned on amounts on deposit in certain collateral accounts, escrow accounts and Reserve Accounts (to the extent consistent with the related Mortgage Loan and applicable law) and (ii) to the extent permitted by applicable law and the related Mortgage Loans which are not Specially Serviced Mortgage Loans, any late payment charges, certain of the assumption and modification fees on the Mortgage Loans, as applicable, loan service transaction fees, Net Default Interest, Prepayment Interest Excess on all Mortgage Loans in excess of any Prepayment Interest Shortfalls on Mortgage Loans (other than Mortgage Loans that permit prepayments on a date other than a Due Date and other than Specially Serviced Mortgage Loans), beneficiary statement changes, or similar items (but not including Prepayment Premiums).

     If the Servicer accepts a voluntary prepayment on a Mortgage Loan after the related Lock-out Period with respect to such loan which results in a Prepayment Interest Shortfall, the Servicer will be obligated to reduce its Servicing Compensation as provided above under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls."

     Except as otherwise provided in the Pooling and Servicing Agreement or reimbursed pursuant to an express provision of a loan agreement, the Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this Prospectus Supplement), including all fees of any subservicers retained by it.

SPECIAL SERVICING

     Lennar Partners, Inc., a Florida corporation, a subsidiary of LNR Property Corporation, will initially be appointed as special servicer (the "Special Servicer") to, among other things, oversee the resolution of Mortgage Loans that, in general, are in default or as to which default is imminent (other than Mortgage Loans related to CMAT Pari Passu Notes as to which the Trustee is not the Lead Lender) and act as disposition manager of REO Properties. See "Description of the Mortgage Pool--CMAT Pari Passu Notes" in this Prospectus Supplement. With respect to Total Pari Passu Loans as to which the Trustee is not the Lead Lender, if the related CMAT Pari Passu Loan becomes a Specially Serviced Mortgage Loan, the special servicer for the related Other Pari Passu Note will service such Total Pari Passu Loan for so long as it is being specially serviced. See "Description of the Mortgage Pool--Pari Passu Loans" in this Prospectus Supplement.

     The principal offices of the Special Servicer are located at 760 N.W. 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000. As of December 31, 1998, the Special Servicer and its affiliates were managing a portfolio including over 10,000 assets in most states with an original face value of over $35 billion, most of which are commercial real estate assets. Included in this managed portfolio are $28 billion of commercial real estate assets representing 49 securitization transactions, for which the Special Servicer is the master servicer or special servicer. The Special Servicer (except for the information contained with this paragraph) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents. The foregoing information concerning the Special Servicer has been provided by it. Accordingly, neither the Depositor nor either of the Underwriters makes any representation or warranty as to the accuracy or completeness of such information.

     The Pooling and Servicing Agreement will provide that the Special Servicer will comply with the REMIC Provisions.

     The Pooling and Servicing Agreement provides that the Directing Holders may replace the Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such replacement, in and of itself, will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to any Class of Certificates.

     The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan); (ii) the borrower has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iii) the Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (iv) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan; (v) a default of which the Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); (vi) the Special Servicer proposes to commence foreclosure or other work out arrangements; or (vii) such borrower has failed to make a Balloon Payment as and when due, unless the Servicer reasonably believes that the Balloon Payment will be paid within ninety days of its Due Date; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (each such Mortgage Loan that is no longer a Specially Serviced Mortgage Loan being a "Corrected Mortgage Loan") (i) with respect to the circumstances described in clauses
(i) and (vii) above, when the borrower thereunder has brought the Mortgage Loan current (or, with respect to the circumstances described in clause (vii), pursuant to a work out implemented by the Special Servicer) and thereafter made three consecutive full and timely monthly payments, including pursuant to any work out of the Mortgage Loan, (ii) with respect to the circumstances described in clause (ii), (iii), (iv) and (vi) above, when such circumstances cease to exist in the good faith judgment of the Servicer, or (iii) with respect to the circumstances described in clause (v) above, when such default is cured; provided, in any case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

     Pursuant to the Pooling and Servicing Agreement, except with respect to the Other Pari Passu Notes in which the Lead Lender is the trustee for another securitization, the Special Servicer will be entitled to certain fees:

     The Special Servicing Fee. In general, the "Special Servicing Fee" will

          o be earned in respect of each and every Specially Serviced Mortgage Loan, if any, and each and every REO Mortgage Loan, if any,

          o be computed on the basis of a 360-day year consisting of twelve 30-day months (except in the case of partial periods, when it will be computed on the basis of the actual number of days elapsed in such period and a 360-day year) and accrue at 0.25% per annum (the "Special Servicing Fee Rate") on the same principal amount as interest periodically accrues or is deemed to accrue, as the case may be, in respect of each Specially Serviced Mortgage Loan or REO Mortgage Loan, if any, and

          o be payable monthly from general collections on all the Mortgage Loans and any REO Properties on deposit in the Collection Account from time to time.

     The Work Out Fee.

          The Special Servicer will, in general, be entitled to receive a Work Out Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, with limited exceptions, the "Work Out Fee" will be payable out of, and will be calculated by application of a "Work Out Fee Rate" of 1.0% to, each collection of interest (other than Default Interest and Excess Interest), principal (including scheduled payments, prepayments and Balloon Payments at maturity) and Prepayment Premiums received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Work Out Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. Nevertheless, a new Work Out Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Work Out Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and remained Corrected Mortgage Loans at the time of such termination or resignation. The successor Special Servicer will not be entitled to any portion of such Work Out Fees.

     The Liquidation Fee.

          The Special Servicer will be entitled to receive a "Liquidation Fee" with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any liquidation proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents a recovery of Default Interest or Excess Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, liquidation proceeds received in connection with:

             o the repurchase of any Mortgage Loan by a Mortgage Loan Seller or
               NHA for a breach of representation or warranty so long as such repurchase occurs within the 180-day cure period (See "--Representations and Warranties; Repurchases" above in this Prospectus Supplement);

             o the purchase of any Specially Serviced Mortgage Loan or REO
               Property by the Special Servicer (see "--Realization upon Mortgage Loans" above); or

             o the purchase of all of the Mortgage Loans and REO Properties by the Depositor, the Special Servicer, the Servicer or the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates in connection with the optional termination of the Trust Fund (see "--Optional Termination" in this Prospectus Supplement).

     The Special Servicer will be entitled to additional servicing compensation in the form of (i) certain of the assumption fees with respect to the Mortgage Loans, (ii) certain extension fees and modification fees on or with respect to any Mortgage Loans, and (iii) any income earned on deposits in the REO Accounts.

     In addition, with respect to the Co-Lender Pari Passu Notes for which the Lead Lender is the holder of the Other Pari Passu Note (which is either the trust in the D6 Securitization or the trust in the D7 Securitization), the special servicing fees thereunder will be 0.50% per annum for each specially serviced Mortgage Loan and the special servicer of the D6 Securitization or D7 Securitization, as applicable, will be entitled to receive the assumption fees and certain loan modification fees related to any Co-Lender Pari Passu Notes that are part of a Total Pari Passu Loan that is being specially serviced. In addition, the special servicer of such Co-Lender Pari Passu Notes in which the related Total Pari Passu Loan is in the D6 Securitization, is entitled to a fee of 0.01% on each Total Pari Passu Loan that is a specially serviced mortgage loan under such securitization. The special servicer of such Co-Lender Pari Passu Notes in which the related Total Pari Passu Loan is in the D7 Securitization,

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is entitled to a fee of 1% of all amounts received and allocable as a recovery of principal with respect to any Total Pari Passu Loan that is a specially serviced mortgage loan or REO property under such securitization.

SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The Servicer and Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

  Trustee Reports

     Based on information provided in monthly reports (a form of which is attached as Annex F to this Prospectus Supplement) prepared by the Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, the Underwriters, each Rating Agency and, if requested, any potential investors in the Certificates:

     1. A statement (a "Distribution Date Statement") setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to Holders of each Class of Certificates allocable to (A) the Interest Accrual Amount and/or (B) Prepayment Premiums; (iii) the number of outstanding Mortgage Loans, the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Due Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one Collection Period, (B) delinquent two Collection Periods,
        (C) delinquent three or more Collection Periods, (D) that are Specially Serviced Mortgage Loans that are not delinquent, or (E) as to which foreclosure proceedings have been commenced; (v) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, liquidation proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;
        (vii) with respect to any REO Property included in the Trust Fund as of the close of business on the related Due Date, the loan number of the related Mortgage Loan, the value of such REO Property based on the most recent appraisal or valuation and the amount of any other income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Collection Period, (A) the loan number of the related Mortgage Loan and the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the available Funds for such Distribution Date and
        (B) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the "Final Recovery Determination"); (ix) the aggregate Certificate Balance of each Class of Certificates before and after giving effect to the distributions and allocations of Realized Losses made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance of each such Class due to Realized Losses and/or Trust Fund expenses; (x) the aggregate amount of Principal Prepayments made during the related Collection Period and the aggregate amount of any Prepayment Interest Shortfalls (not absorbed by the Servicer) for such Distribution Date; (xi) the Pass-Through Rate, if any, applicable to each Class of Certificates for such Distribution Date; (xii) the aggregate

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        amount of the Servicing Fee, Special Servicing Fee and any other special servicing compensation retained by or paid to the Servicer and the Special Servicer during the related Collection Period; (xiii) the amount of losses, Trust Fund expenses, Prepayment Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related
        Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid); (xiv) the aggregate amount of Property Advances and P&I Advances outstanding which have been made by the Servicer, the Trustee and the Fiscal Agent; and (xv) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis. In the case of information furnished pursuant to subclauses (i), (ii) and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination.

     2. A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Description of the Mortgage Pool--Additional Mortgage Loan Information" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a tabular format substantially similar to the format utilized in this Prospectus Supplement under such caption and a loan-by-loan listing (in descending balance order) showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid through date, Maturity Date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premiums received. Such loan-by-loan listing will be made available electronically; provided, however, the Trustee will provide any Certificateholder with a written copy of such report upon written request.

     Certain information made available in the Distribution Date Statements referred to in item (1) above may be obtained by calling LaSalle National Bank's ASAP System at (714) 282-5518 and requesting statement number 400 and certain information regarding the Mortgage Loans may be made available via the Trustee's website at www.lnbabs.com or the Trustee's bulletin board service at
(714) 282-3990 or information may be made available by such other mechanism as the Trustee may have in place from time to time.

  Servicer Reports

     The Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Depositor, each Underwriter, each Rating Agency and, if requested, any potential investor in the Certificates, on each Distribution Date, the following seven reports (forms of which are attached as Annex G to this Prospectus Supplement):

     (a) A "Comparative Financial Status Report" setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, net operating income and DSCR for the Mortgage Loans as of the current Due Date for each of the following three periods; (i) the most current available year-to-date, (ii) the most recent twelve months, (iii) the previous two full fiscal years, and (iv) the "base year" (representing the original underwriting information used as of the Cut-off Date); provided, however that DSCR will not be calculated for any Mortgaged Property for which twelve months of operating income is not available (including for purposes of clause (i)).

     (b) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, were delinquent one Collection Period, delinquent two Collection Periods, delinquent three or more Collection Periods, current but specially serviced, or in foreclosure but not REO Property.

     (c) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     (d) An "Historical Loss Estimate Report" setting forth, among other things, as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the current period and historically, and
(ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (e) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Due Date immediately preceding the preparation of such report,
(i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by the Special Servicer).

     (f) A "Watch List" setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

     (g) A "Loan Payoff Notification Report" setting forth, among other things, any Mortgage Loan for which written notice of pay-off has been received by the Servicer.

     (h) A "Premium Loan Report" setting forth certain information on Premium Loans on a monthly basis in substantially the form of Annex G-10.

     The Servicer may make available each month via the Servicer's internet website, initially located at www.firstunion.com, (i) to any interested party, the Delinquent Loan Status Report, the Historical Loan Modification Report, the Historical Loss Estimate Report, the REO Status Report, the Loan Payoff Notification Report, the Premium Loan Report the CSSA loan setup file and the CSSA Loan File, and, as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws) the Prospectus and this Prospectus Supplement, and (ii) to any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee as a prospective transferee of an Offered Certificate or any interest therein, the Rating Agencies, the Underwriters and to any of the parties to the Pooling and Servicing Agreement (collectively, the "Privileged Persons"), with the use of a password provided by the Servicer to such Privileged Person upon receipt by the Servicer from such person of a certification in the form attached to the Pooling and Servicing Agreement, the Watch List, the Comparative Financial Status Report and the CSSA property file; provided, however, that the Rating Agencies, the Underwriters and the parties to the Pooling and Servicing Agreement will not be required to provide such certification. For assistance with the Servicer's internet website, investors may call (800) 326-1334.

     The Trustee will provide Certificateholders with a written copy of the standard CSSA loan file and CSSA property file upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer at least two Business Days prior to the Servicer Remittance Date. Absent manifest error, none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable.

     The Servicer is also required to deliver to the Trustee the following materials:

     (a) Annually, on or before June 30 of each year, commencing with June 30, 1999, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis Report" together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information) for such Mortgaged Property or REO Property as of the end of the preceding calendar year. To the extent delivery is required in the related Mortgage Loan, the Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use efforts consistent with the Servicing Standard to obtain said annual operating statements and rent rolls.

     (b) Within thirty days of receipt by the Servicer (or within ten days of receipt from the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Servicer in the other reports referenced above.

     The Trustee is to deliver a copy of each Operating Statement Analysis Report and NOI Adjustment Worksheet that it receives from the Servicer to the Depositor, the Special Servicer, each Underwriter and each Rating Agency promptly after its receipt thereof. Upon request, any Certificateholder and any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Distribution Date Statements relating to actual distributions and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is to include the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

     The Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the borrowers and Special Servicer without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein (and the reports delivered by the Servicer or the Special Servicer may include any reasonable disclaimers with respect to any information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as the Servicer or the Special Servicer deems appropriate).

  Other Information

     The Pooling and Servicing Agreement requires that the Trustee, upon reasonable prior notice, make available at its offices, during normal business hours, for review by any holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers' certificates and accountants' reports delivered by the Servicer and Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (v) the most recent annual operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and retail "sales information," if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property,
(vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer and
(vii) any and all officers' certificates and other evidence delivered to or by the Trustee to support the Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

        CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES LOCATED IN CALIFORNIA, MICHIGAN, NEW YORK, VIRGINIA, ILLINOIS AND OHIO

     The following discussion contains summaries of certain legal aspects of the Mortgage Loans or portions of Mortgage Loans secured by parcels in California (approximately 19.2% of the Initial Pool Balance), Michigan (approximately 11.3% of the Initial Pool Balance), New York (approximately 8.1% of the Initial Pool Balance), Virginia (approximately 7.7% of the Initial Pool Balance), Illinois (approximately 6.4% of the Initial Pool Balance), and Ohio (approximately 5.1% of the Cut-off Date Principal Balance), which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

CALIFORNIA

     Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the Trustee, if foreclosed pursuant to the Trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" effectively prohibits a lender from suing the borrower for the loan or taking certain other actions, such as offsetting funds, prior to a foreclosure of the deed of trust. Further, under the California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. In certain circumstances, the lender may have a receiver appointed.

MICHIGAN

     Most mortgage loans in Michigan are secured by a mortgage lien on the real estate. Foreclosure of the mortgage may be by judicial action, or by advertisement if the mortgage contains a power of sale. In a foreclosure by advertisement, the property is advertised for sale for four consecutive weeks, usually in a local legal newspaper. Thereafter, the property is sold by county sheriff to the highest bidder at a public auction. There is a statutory right of redemption for six months from the date of sale. A lender may maintain a suit for deficiency following a foreclosure by advertisement. A court may, under compelling circumstances, appoint a receiver.

NEW YORK

     Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced and the lender secures a judgment of foreclosure and sale, the court appoints a referee to compute the amount owed together with certain costs and expenses of the action. Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

VIRGINIA

     Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee's sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, public notice of the trustee's sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate. In a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a sheriff or court-appointed commissioner in chancery. In either type of foreclosure sale, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, under certain circumstances and for certain time periods, a lienholder has the statutory right to obtain a court-appointed receiver, either with or without notice of the borrower, to collect, protect and disburse the real property's rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court's instructions.

ILLINOIS

     Mortgage loans in Illinois are generally secured by mortgages on the real estate. Foreclosure of a mortgage is accomplished only by judicial proceedings; there is no private power of sale under Illinois law. The common law remedy of strict foreclosure is still available in Illinois. Foreclosure is regulated by statute and is subject to the court's equitable powers. Generally, a mortgagee may obtain, where applicable, and seek to recover, a deficiency judgment. A mortgagor has a statutory right of redemption which, as to mortgagors of non-residential real estate, may be waived. A mortgagor also has a statutory right of reinstatement which may be granted only once in any given five year period. The right of reinstatement allows a mortgagor, whose loan has been accelerated due to a default, to cure said default (by paying principal amount due, including costs, expenses, attorneys' fees and other fees, but excluding the portion of principal which would not have been due in absence of acceleration) within ninety days from the date the court obtains jurisdiction over the mortgagor. The reinstatement right cannot be waived by the mortgagor. Illinois statutes also provide priority to certain tax liens over the lien of previously recorded mortgages.

OHIO

     Under Ohio law, foreclosure of a mortgage can occur only through judicial process. There is no private power of sale or strict foreclosure available in Ohio. Foreclosure is regulated by statute and is subject to the court's equitable powers. Mortgagees may sue both on the note and mortgage simultaneously and generally may recover a deficiency judgment unless the mortgage loan is nonrecourse. Mortgagors have a nonwaivable statutory right of redemption and the statutes further provide that the real estate generally cannot be sold in foreclosure for less than two-thirds of its appraised value. Mortgagors have no right of reinstatement. Ohio statutes also provide for priority liens for unpaid real estate taxes over the lien of a previously recorded mortgage.

                                USE OF PROCEEDS

     The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary and the discussion in the Prospectus under the heading "Federal Income Tax Consequences--REMIC Certificates" are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and are based on the advice of Cadwalader, Wickersham & Taft. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion reflect the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.

     Elections will be made to treat the Trust Fund, exclusive of the Excess Interest in respect of the Mortgage Loans (such portion of the Trust Fund, the "Trust REMICs"), as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Excess Interest), proceeds therefrom, the Collection Account, the Distribution Account, the REO Account, any REO Property, and certain repurchase proceeds and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests" ) to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. In the case of three Mortgage Loans, the Lower-Tier REMIC will hold the regular interest in a REMIC comprised of each such Mortgage Loan (each, a "Loan REMIC"). The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions thereon will be deposited, and will issue the Class A-1, Class A-2, Class A-3, Class A-4,
Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M-1 and Class M-2 Certificates (the "Regular Certificates"), which will represent classes of regular interests, and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Cadwalader, Wickersham & Taft, each of the Upper-Tier REMIC, the Lower-Tier REMIC and the Loan REMICs will qualify as a REMIC.

     In addition, the Class A-2, Class A-3, Class A-4, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M-1 and Class M-2 Certificates will represent pro rata undivided beneficial interests in designated portions of the Excess Interest and the related portions of the Excess Interest Distribution Account, which portion of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes. Although holders of these Classes of Certificates will be required to allocate their purchase price between their interests in the regular interests in the Upper-Tier REMIC and their beneficial interests in Excess Interest based on the relative fair market values of each, it is anticipated that the rights to Excess Interest will have negligible value as of the Closing Date. Excess Interest actually collected on the Mortgage Loans will be distributed on the Certificates as and to the extent described in this Prospectus Supplement. Excess Interest represents the right to certain stripped coupons on the related Mortgage Loans. It is not entirely clear under the Code when Excess Interest should be taxed to the Certificateholders. Because the receipt of Excess Interest is uncertain and would occur only if the related Mortgage Loan is outstanding after the interest rate thereon increases after its Anticipated Repayment Date, for federal income tax reporting purposes, the Trustee will report Excess Interest as income to the Certificateholders entitled thereto only upon its actual receipt. The IRS may nevertheless seek to require that an assumed amount of Excess Interest be included in distributions projected to be made on the Certificates and that taxable income be reported based on the projected constant yield to maturity of the Certificates, including such projected Excess Interest prior to its actual receipt. It is possible that such accrual prior to actual receipt would not commence until after the related Anticipated Repayment Date. If such projected Excess Interest were not actually received, presumably the Certificateholder would be allowed to claim a deduction or reduction in gross income at the time such unpaid Excess Interest had been projected to be received. You should consider consulting your own tax advisors concerning the treatment of Excess Interest.

     The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used primarily for residential purposes for . .
 . persons under care" for domestic building and loan associations (but only to the extent of the allocable portion of the Mortgage Loans secured by Multifamily Properties and Mobile Home Park Properties or Healthcare Properties, respectively) and "real estate assets" for real estate investment trusts, to the extent described in the Prospectus. As of the Cut-off Date, Multifamily Loans, Mobile Home Park Loans and Healthcare Loans represent approximately 14.3%, approximately 0.6% and approximately 0.4%, respectively, of the Mortgage Loans by unpaid principal balance. Mortgage Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.

     The interest of the Offered Certificates in the related regular interests in the Upper-Tier REMIC generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Class D and Class E Certificates will, and that the Class A-1, Class A-2,
Class A-3, Class A-4, Class B and Class C Certificates will not, be issued with original issue discount for federal income tax purposes. See "Federal Income Tax Consequences" and "REMIC Certificates--Taxation of Regular Certificates--Premium" in the Prospectus.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, with all ARD Loans prepaying in full on their related Anticipated Repayment Dates. No representation is made as to the rate, if any, at which the Mortgage Loans will actually prepay.

     Prepayment Premiums actually collected on the Mortgage Loans will be distributed to certain Classes of Offered Certificates as and to the extent described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the Certificateholder. For federal income tax reporting purposes, Prepayment Premiums will be treated as income to the Certificateholders only after the Servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Prepayment Premiums be included in distributions projected to be made on the Certificates and that taxable income be reported based on the projected constant yield to maturity of the Certificates, including such projected prepayment prior to their actual receipt. If such projected Prepayment Premiums were not actually received, presumably the Certificateholder would be allowed to claim a deduction or reduction in gross income at the time such unpaid Prepayment Premiums had been projected to be received. Moreover, it appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. The correct characterization of such income is not entirely clear, however, and you should consider consulting your own tax advisors concerning the treatment of Prepayment Premiums.

     For a discussion of the tax consequences of the ownership of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or is a foreign estate or trust, see "Federal Income Tax Consequences" and "REMIC Certificates--Taxation of Certain Foreign Investors--REMIC Regular Certificates" in the Prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     The purchase by or transfer to a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each of which are hereinafter referred to as a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Subordinated Offered Certificates is restricted. See "Description of the Offered Certificates--Transfer and Exchanges; Transfer Restrictions" in this Prospectus Supplement. Accordingly, except as specifically referenced in this Prospectus Supplement, the following discussion does not purport to discuss the considerations under ERISA, Section 4975 of the Code or Similar Law with respect to the purchase, holding or disposition of the Subordinated Offered Certificates and for purposes of the following discussion all references to the Offered Certificates are deemed to exclude the Subordinated Offered Certificates.

     As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted to Goldman Sachs, Lehman, DLJ and NSI individual prohibited transaction exemptions (each, a "PTE") as follows: PTE 89-88 (54 Fed. Reg. 42,581
(October 17, 1989), as amended, 55 Fed. Reg. 48,939 (November 23, 1990)), PTE 91-14 (56 Fed. Reg. 7413 (February 22, 1991)), PTE 90-83 (55 Fed. Reg. 50,250
(December 5, 1990)) and PTE 93-32 (58 Fed. Reg. 28,623 (May 14, 1993)) (the
"Exemptions"), each of which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code, and the civil penalties imposed by 502(i) of ERISA, transactions relating to (i) the purchase, sale and holding of certain pass-through certificates of the same general nature as the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (the "Senior Offered Certificates") by or on behalf of Plans and (ii) the servicing and operation of mortgage pools such as the Mortgage Pool, provided that certain conditions are satisfied. See "ERISA Considerations" in the Prospectus.

     Among the conditions that must be satisfied for the Exemptions to apply to the acquisition, holding and resale of the Senior Offered Certificates are the following:

     (1) The acquisition of Senior Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The rights and interests evidenced by Senior Offered Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by the other Certificates of the Trust Fund;

     (3) The Senior Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of Moody's, S&P, Fitch IBCA, Inc. ("Fitch") or Duff & Phelps Credit Rating Co. ("DCR");

     (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

     (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of Senior Offered Certificates represents not more than reasonable compensation for underwriting the Senior Offered Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

     The Trust Fund must also meet the following requirements:

          (a) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

          (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of Moody's, S&P, Fitch or DCR for at least one year prior to the Plan's acquisition of the Senior Offered Certificates pursuant to the Exemptions; and

          (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Senior Offered Certificates pursuant to the Exemptions.

     If all of the conditions of the Exemptions are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale of the Senior Offered Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

     Moreover, the Exemptions can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

     The Exemptions do not apply to the purchasing or holding of Senior Offered Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     The Depositor believes that the conditions to the applicability of the Exemptions will generally be met with respect to the Senior Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing a Senior Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemptions or the availability of any other PTE, and whether the conditions of any such exemption will be applicable to the Senior Offered Certificates. The Department, in granting the Exemptions, may not have considered interests in pools of the exact nature as some of the Senior Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law. See "Description of the Offered Certificates-- Transfer and Exchanges; Transfer Restrictions" in this Prospectus Supplement.

     Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operations of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates (such as the Class B, Class C, Class D and Class E Certificates) that do not meet the requirements of the Exemption solely because they (a) are subordinated to other Classes of Certificates in the Trust or (b) have not received a rating at the time of the purchase in one of the three highest rating categories from DCR, Fitch, Moody's and S&P. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing Class B, Class C, Class D or Class E Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     BECAUSE THE CLASS B, CLASS C, CLASS D, AND CLASS E (THE "SUBORDINATED OFFERED CERTIFICATES") ARE SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES, THE PURCHASE AND HOLDING OF THE SUBORDINATED OFFERED CERTIFICATES BY OR ON BEHALF OF A PLAN MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW. ACCORDINGLY, EACH PROSPECTIVE TRANSFEREE OF A SUBORDINATED OFFERED CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE WILL BE REQUIRED TO (A) DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE A REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM SET FORTH AS AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT STATING THAT SUCH TRANSFEREE IS NOT A PLAN (INCLUDING A GOVERNMENTAL PLAN SUBJECT TO ANY SIMILAR LAW) OR A PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, OTHER THAN AN INSURANCE COMPANY INVESTING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND SUBSEQUENT HOLDING OF THE SUBORDINATED OFFERED CERTIFICATE WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PTE 95-60, OR
(B) PROVIDE (I) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OF THE SUBORDINATED OFFERED CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA, THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, OR THE FISCAL AGENT TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT AND (II) SUCH OTHER OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES AND AGREEMENTS AS THE CERTIFICATE REGISTRAR MAY REQUIRE IN CONNECTION WITH SUCH TRANSFER. THE PURCHASER OR TRANSFEREE OF ANY INTEREST IN A SUBORDINATED OFFERED CERTIFICATE THAT IS NOT A DEFINITIVE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (A) ABOVE. THE SUBORDINATED OFFERED CERTIFICATES WILL CONTAIN A LEGEND DESCRIBING SUCH RESTRICTIONS ON TRANSFER AND THE POOLING AND SERVICING AGREEMENT WILL PROVIDE THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AB INITIO. SEE "DESCRIPTION OF THE OFFERED CERTIFICATES--TRANSFER AND EXCHANGES; TRANSFER RESTRICTIONS" IN THIS PROSPECTUS SUPPLEMENT.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     Any Class of Offered Certificates rated at least "AA-" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     Except as to the status of certain Classes of Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor and the Mortgage Loan Sellers by Cadwalader, Wickersham & Taft, New York, New York and for the Underwriters by Sidley & Austin, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                                     RATING

     It is a condition to the issuance of the Offered Certificates that (i) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Rating Services ("S&P", and together with Moody's, the "Rating Agencies"),
(ii) the Class B Certificates be rated "Aa2" by Moody's and "AA" by S&P,
(iii) the Class C Certificates be rated "A2" by Moody's and "A" by S&P,
(iv) the Class D Certificates be rated "Baa2" by Moody's and "BBB" by S&P and
(v) the Class E Certificates be rated "Baa3" by Moody's and "BBB-" by S&P. The Rated Final Distribution Date of each Class of Offered Certificates is
January 17, 2032.

     The Rating Agencies' ratings on the Offered Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums or Excess Interest. A security rating does not represent any assessment of the yield to maturity that investors may experience. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates, to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate, will be affected by changes therein. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. See "Risk Factors and Other Special Considerations" in this Prospectus Supplement and "Yield Considerations" in the Prospectus. With respect to the Credit Tenant Loans, a downgrade in the credit rating of the related Credit Tenants or Guarantors or in the claims paying rating of any insurer under a residual value insurance policy may have a related adverse affect on the rating of the Offered Certificates.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                  UNDERWRITING

     The Depositor and the underwriters for the offering (the "Underwriters") named below have entered into an underwriting agreement with respect to the Offered Certificates. Subject to certain conditions, each Underwriter has severally agreed to purchase the Certificate Balance of Offered Certificates indicated in the following table:

                                                        CERTIFICATE BALANCE OF OFFERED CERTIFICATES
                              ------------------------------------------------------------------------------------------------
        UNDERWRITERS           CLASS A-1     CLASS A-2     CLASS A-3     CLASS A-4      CLASS B       CLASS C       CLASS D
----------------------------- ------------  ------------  ------------  ------------  ------------  ------------  ------------
Goldman, Sachs & Co.......... $136,500,000  $ 39,000,000  $312,000,000  $174,764,850  $ 37,406,250  $    --       $ 47,796,700
Lehman Brothers Inc.......... $136,500,000  $ 39,000,000  $312,000,000  $174,764,850  $ 37,406,250  $    --       $ 47,796,700
Donaldson, Lufkin & Jenrette
 Securities Corporation...... $ 59,500,000  $ 17,000,000  $136,000,000  $ 76,179,550  $ 16,031,250  $    --       $ 20,484,300
Nomura Securities
 International, Inc.......... $ 17,500,000  $  5,000,000  $ 40,000,000  $ 22,405,750  $ 16,031,250  $130,624,000  $ 20,484,300
                              ------------  ------------  ------------  ------------  ------------  ------------  ------------
 Total....................... $350,000,000  $100,000,000  $800,000,000  $448,115,000  $106,875,000  $130,624,000  $136,562,000
                              ------------  ------------  ------------  ------------  ------------  ------------  ------------
                              ------------  ------------  ------------  ------------  ------------  ------------  ------------


        UNDERWRITERS             CLASS E
-----------------------------  ------------
Goldman, Sachs & Co..........  $    --
Lehman Brothers Inc..........  $    --
Donaldson, Lufkin & Jenrette
 Securities Corporation......  $    --
Nomura Securities
 International, Inc..........  $ 35,625,000
                               ------------
 Total.......................  $ 35,625,000
                               ------------
                               ------------

Goldman, Sachs & Co. and Lehman Brothers Inc. will act as co-lead managers and joint bookrunners with respect to the Offered Certificates. See "Description of Offered Certificates--Transfer Restrictions" in this Prospectus Supplement.

     Each Underwriter intends to sell its allocation of the Offered Certificates from time to time in individually negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     The Offered Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the Underwriters that the Underwriters intend to make a market in the Offered Certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

     In connection with the Offering, the Underwriters may purchase and sell the Offered Certificates in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater number of Offered Certificates than they are required to purchase in the Offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Offered Certificates while the Offering is in progress.

     The Underwriters also may impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the representatives have repurchased Offered Certificates sold by or for the account of such Underwriter in stabilizing or short covering transactions.

     These activities by the Underwriters may stabilize, maintain or otherwise affect the market price of the Offered Certificates. As a result, the price of the Offered Certificates may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

     The Depositor estimates that its share of the total expenses of the Offering, excluding underwriting discounts and commissions, will be approximately $4,697,375.

     The Depositor and an affiliate thereof have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

     This Prospectus Supplement may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom this Prospectus Supplement may otherwise lawfully be issued or passed on.

     The Trust Fund described in this Prospectus Supplement may only be promoted (whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise) by an authorized person under Chapter III of the Financial Services Act 1986 of the United Kingdom ("FSA") to a person in the United Kingdom if that person is a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991 (as amended).

     The Offered Certificates may not be offered or sold directly or indirectly in Japan and this Prospectus Supplement may not be distributed or circulated in Japan except in circumstances that do not constitute an offer to the public within the meaning of the Securities and Exchange Law of Japan.

     Lehman owns a common equity interest in the borrower with respect to a Mortgage Loan secured by the Mortgaged Property identified as Dearborn Atrium on Annex B hereto, which represents approximately 0.4% of the Initial Pool Balance.

                        INDEX OF SIGNIFICANT DEFINITIONS

A
Accor..................................................S-38
Accor Credit Tenant Lease..............................S-66
Accor Credit Tenant Lease Properties...................S-66
Accor Credit Tenant Loan...............................S-39
accredited investor...................................S-169
ACMs...................................................S-44
Actual On-going Capital Reserve........................S-96
Actual/360 Loan.......................................S-108
ADA....................................................S-50
Advance Rate..........................................S-139
Advances..............................................S-138
all risk...............................................S-74
Allocated Loan Amount..................................S-94
AMM....................................................S-51
AMM I..................................................S-50
AMM II.................................................S-50
anchor tenant..........................................S-36
anchored...............................................S-36
Ann....................................................S-94
Annual Debt Service....................................S-93
Anticipated Remaining Term.............................S-95
Anticipated Repayment Date.................S-21, S-29, S-96
Anticipated Repayment Date LTV/PTV.....................S-94
Appraisal Reduction Amount...............S-20, S-107, S-115
Appraisal Reduction Event.............................S-115
Appraised Value........................................S-95
ARD....................................................S-95
ARD Loan...............................................S-70
ARD Note.........................................S-22, S-70
ASLP...................................................S-63
Assumed Final Distribution Date...................S-2, S-12
Assumed Scheduled Payment.............................S-109
Atlanta Marriott ARD...................................S-89
Atlanta Marriott Borrower........................S-50, S-88
Atlanta Marriott Hotel Loan............................S-88
Atlanta Marriott Hotel Property........................S-88
Atlanta Marriott Mortgage..............................S-88
Atlanta Marriott Note..................................S-88
Atlanta Marriott Property Manager......................S-89
Atlantic LLC...........................................S-78
Audit/Agreed Upon Procedures Forward...................S-96
Audit/Agreed Upon Procedures Upfront...................S-96
Available Funds.......................................S-105
B
Balloon Loans..........................................S-28
Balloon Note...........................................S-47
Balloon Payments.......................................S-47
Base Interest Rate.....................................S-60
Bentley Mills Credit Tenant Lease......................S-66
Bentley Mills Credit Tenant Loan.......................S-39
BGK....................................................S-51
Bloomfield.............................................S-10
Bloomfield Purchase Agreement.........................S-137
Bondable Leases........................................S-63
Business Day...........................................S-71
C
Cash Collateral Accounts..............................S-140
CBE...................................................S-128
CCA........................................S-9, S-10, S-133
CCA-CMBS Transaction.............................S-27, S-61
Cedel..................................................S-13
Cedel Participants....................................S-118
CERCLA.................................................S-45
Certificate Balance...................................S-104
Certificate Owners....................................S-119
Certificate Registrar.................................S-116
Certificateholder.....................................S-116
Certificates...........................................S-13
Chase..................................................S-86
Chase Loan.............................................S-86
Circuit City Credit Tenant Leases......................S-67
Circuit City Credit Tenant Loan........................S-39
Class..................................................S-12
clearing agency.......................................S-117
clearing corporation..................................S-117
CMAT......................................Cover, S-13, S-57
CMAT Pari Passu Note.......................S-27, S-61, S-64
Co-Lender..............................................S-61
Co-Lender CMAT Pari Passu Notes........................S-21
Code..................................................S-120
Collateral Substitution Deposit........................S-72
Collection Account....................................S-140
Collection Period.....................................S-106
Combined LTV...........................................S-43
Common Equity Holder...................................S-53
Common Equity Loans....................................S-53
Constant Prepayment Rate..............................S-122
Cooperative...........................................S-118
Corrected Mortgage Loan...............................S-157
CPR...................................................S-122
Credit Tenant..........................................S-63
Credit Tenant Lease..............................S-40, S-63
Credit Tenant Loans........................S-29, S-64, S-97
Credit Tenant Properties...............................S-63
Cross-Indemnified Party...............................S-154
Cross-Indemnifying Party..............................S-154
Crossover Date........................................S-113
Cut-off Date Allocated Loan Amount.....................S-95
Cut-off Date Principal Balance...................S-23, S-95
Cut-off Date Principal Balance/Unit....................S-95
D
D6 Securitization......................................S-78

D7 Securitization......................................S-64
Dairy Mart Credit Tenant Leases........................S-66
Dairy Mart Credit Tenant Lease Properties..............S-66
DCR...................................................S-167
DDR/DRA Retail Borrower................................S-75
DDR/DRA Retail Loan....................................S-75
DDR/DRA Retail Maturity Date...........................S-75
DDR/DRA Retail Property................................S-75
DDR/DRA Retail Property Manager........................S-76
Default Interest......................................S-106
Default Rate..........................................S-106
Defeasance Lock-out Period.............................S-71
Defeasance Option......................................S-72
Definitive Certificate................................S-116
Delaware Chancery Court................................S-50
Delinquency...........................................S-107
Department............................................S-166
Depositaries..........................................S-117
Depositor.............................................Cover
Dictaphone Credit Tenant Lease.........................S-66
Dictaphone Credit Tenant Lease Property................S-66
Directing Holders.....................................S-152
Discount Rate.........................................S-112
Discount Rate Fraction................................S-112
Distribution Account..................................S-140
Distribution Date.....................................S-105
Distribution Date Statement...........................S-159
DLJ.....................................................S-9
DSCR.............................................S-21, S-93
DTC....................................................S-13
Dual Amortization Loans....................S-28, S-54, S-68
E
E-B....................................................S-47
Eligible Bank.........................................S-141
EPA....................................................S-47
ERISA..........................................S-121, S-166
Euroclear..............................................S-13
Euroclear Operator....................................S-118
Euroclear Participants................................S-118
Event of Default......................................S-146
Excess Cash Flow.......................................S-70
Excess Interest...........................S-29, S-69, S-107
Excess Interest Distribution Account..................S-141
Excess Rate.....................................S-69, S-107
Exemptions............................................S-166
F
Factory Outlet Center Loan.............................S-57
Factory Outlet Center Property.........................S-57
FF&E...................................................S-22
FHLMC.................................................S-144
Final Recovery Determination..........................S-159
First Union.............................................S-9
Fitch.................................................S-167
Fixed Voting Rights Percentage........................S-148
foreclosure property..................................S-150
Form 8-K.................................S-15, S-103, S-133
FP.....................................................S-47
Franconia..............................................S-86
FSA...................................................S-170
FSL....................................................S-40
G
Georgia Federal Court..................................S-50
Gilbert................................................S-51
GLA........................................S-76, S-92, S-96
Goldman Sachs...........................................S-9
Guarantor..............................................S-63
H
Health Club Loan.......................................S-57
Health Club Property...................................S-57
Healthcare Loan........................................S-57
Healthcare Property....................................S-57
Holders of Definitive Certificates....................S-119
Horizon................................................S-83
Host Marriott....................................S-51, S-88
Hotel Loan.............................................S-57
Hotel Property.........................................S-57
I
Imp TTM................................................S-94
Indirect Participants.................................S-117
Industrial Loan........................................S-57
Industrial Property....................................S-57
Initial Pool Balance............................Cover, S-57
Interest Accrual Amount...............................S-107
Interest Accrual Period...............................S-107
Interest Reserve Account..............................S-140
Interest Reserve Amounts.......................S-106, S-140
Interest Shortfall....................................S-107
Iowa Malls ARD.........................................S-91
Iowa Malls Borrower....................................S-90
Iowa Malls Loan........................................S-91
Iowa Malls Managing Member.............................S-90
Iowa Malls Maturity Date...............................S-91
Iowa Malls Property....................................S-91
Iowa Malls Property Manager............................S-91
Iowa Malls Regular Member..............................S-90
Iowa Mezzanine Borrower................................S-90
Iowa Mezzanine Loan....................................S-90
Ivy Street.............................................S-51
J
judicial action........................................S-49
L
Lazard.................................................S-78
Lead Lender............................................S-61
Lead Lender CMAT Pari Passu Notes......................S-21

Lease Expiration Date..................................S-96
Lehman..................................................S-9
Liquidation Fee.......................................S-158
Liquidation Fee Rate..................................S-158
Loan-to-Value Ratio..............................S-25, S-94
Lock Box Accounts.....................................S-139
Lock-out Period..................................S-29, S-71
Lower-Tier Regular Interests..........................S-164
Lower-Tier REMIC................................S-14, S-164
LTV........................................S-43, S-61, S-94
LUSTs..................................................S-46
M
Marquis Corporation....................................S-51
Marriott Lock Box Event................................S-89
Maturity Date....................................S-21, S-95
McCrory................................................S-52
Merger.................................................S-50
MI.....................................................S-89
MI Rating..............................................S-89
Mobile Home Park Loan..................................S-57
Mobile Home Park Property..............................S-57
Monthly Debt Service Payment.....................S-29, S-70
Monthly Mortgage Loan Payments.........................S-74
Monthly Operating Expenses.............................S-74
Monthly Payment.................................S-95, S-106
Monthly Rental Payments................................S-66
Moody's...............................................S-169
Mortgage...............................................S-58
Mortgage Loan..........................................S-57
Mortgage Loan Assumptions.............................S-123
Mortgage Loan Purchase and Sale Agreement..............S-57
Mortgage Loan Sellers...................................S-9
Mortgage Pass-Through Rate............................S-108
Mortgage Pool..........................................S-57
Mortgage Rate.................S-28, S-29, S-69, S-96, S-108
mortgage related securities.....................S-15, S-169
Mortgaged Properties...................................S-57
Most Recent NOI........................................S-94
Multifamily Loan.......................................S-57
Multifamily Property...................................S-57
MW Corp................................................S-85
N
NACC...................................................S-10
NACC/CCA...............................................S-10
NACC/Marriott Financing................................S-51
NAIC...................................................S-63
NCF....................................................S-93
Net Base Rate.........................................S-113
Net Cash Flow..............................S-59, S-60, S-93
Net Cash Flow DSCR.....................................S-93
Net Default Interest..................................S-106
Net Mortgage Pass-Through Rate........................S-108
Net REO Proceeds......................................S-106
New Marriott...........................................S-89
NHA..............................................S-9, S-133
NOI DSCR...............................................S-94
Note...................................................S-59
Notional Amount.................................S-13, S-104
NSC...................................................S-133
NSI....................................................S-19
O
Occupancy..............................................S-95
Offered Certificates.....................Cover, S-12, S-104
Offering..............................................S-172
Office Loan............................................S-57
Office Property........................................S-57
operator........................................S-45, S-149
Original Loan Balance..................................S-95
Originators......................................S-10, S-59
Other Atlanta Marriott Note............................S-89
Other Pari Passu Note......................S-27, S-61, S-64
Other Park LaBrea Note.................................S-77
Other Prime Note.......................................S-82
Other Springfield Mall Note............................S-85
owner...........................................S-45, S-149
P
P&I Advance.....................................S-20, S-138
Park LaBrea ARD........................................S-78
Park LaBrea Borrower...................................S-79
Park LaBrea Closing Date...............................S-77
Park LaBrea General Partner............................S-78
Park LaBrea Limited Partner............................S-78
Park LaBrea LLC........................................S-78
Park LaBrea Loan.......................................S-77
Park LaBrea Maturity Date..............................S-78
Park LaBrea Mezzanine Loan.............................S-78
Park LaBrea Multifamily Property.......................S-77
Park LaBrea Note.......................................S-77
Park LaBrea Property Manager...........................S-80
Participants..........................................S-117
Pass-Through Rate........................S-12, S-104, S-107
Percentage Interest...................................S-105
Permitted Encumbrances.................................S-59
Permitted Investments.................................S-141
permitted non-conforming use...........................S-50
Perry Judd's Credit Tenant Leases......................S-68
Perry Judd's Credit Tenant Loans.......................S-40
Plan...........................................S-120, S-166
plan assets...........................................S-168
PML....................................................S-79
Pool Loan..............................................S-23
Pooling and Servicing Agreement.......................S-133
Preferred Equity Loans.................................S-43
Preferred Interest Holder..............................S-43
Premium..........................................S-48, S-60
Premium Loans..................S-26, S-48, S-60, S-78, S-86

Prepayment Assumptions................................S-124
Prepayment Interest Excess............................S-115
Prepayment Interest Shortfall.........................S-107
Prepayment Premium...............................S-29, S-71
Primary Term...........................................S-65
Prime..................................................S-83
Prime Note.............................................S-82
Prime Rate............................................S-139
Prime Retail ARD.......................................S-83
Prime Retail III Pool Loan.............................S-82
Prime Retail III Pool Maturity Date....................S-83
Prime Retail Mortgages.................................S-82
Prime Retail Pool Borrower.............................S-83
Prime Retail Pool Co-tenant............................S-84
Prime Retail Properties................................S-82
Prime Retail Property Manager..........................S-84
Principal Allocation Fraction.........................S-113
Principal Distribution Amount.........................S-108
Principal Prepayments.................................S-106
Private Certificates.....................Cover, S-13, S-104
Privileged Persons....................................S-161
Proceeds-to-Value Ratio..........................S-25, S-94
Property Advances.....................................S-138
Prospectus..............................................S-2
Prospectus Supplement...................................S-2
PTCE 95-60............................................S-168
PTE...................................................S-166
PTV........................................S-21, S-61, S-94
Q
qualified mortgage....................................S-136
quasi-anchored.........................................S-36
R
R.V.I. America.........................................S-40
Rated Final Distribution Date.........................S-122
Rating Agencies.......................................S-169
RCRA...................................................S-45
Realized Loss.........................................S-114
Record Date...........................................S-105
Reference Pass-Through Rate...........................S-113
Regular Certificates..................................S-164
Release Date...........................................S-72
Remaining Lock-out.....................................S-95
REMIC..................................................S-14
REMIC Regulations.....................................S-167
rents from real property........................S-44, S-150
REO Account...........................................S-104
REO Mortgage Loan.....................................S-109
REO Property..........................................S-104
Repurchase Price......................................S-136
Reserve Accounts.......................................S-58
Restricted Group......................................S-167
Retail Loan............................................S-57
Retail Property........................................S-57
Return of Premium Amount.........................S-49, S-60
Revised Rate...........................................S-70
Riklis...........................................S-52, S-86
Rules.................................................S-117
RVI Policies...........................................S-40
S
S&P.............................................S-40, S-169
SEC..............................................S-2, S-134
Securities Act...................................S-2, S-167
SEL.....................................................S-3
Senior Offered Certificates...........................S-166
Sequential Certificates...................S-13, S-17, S-104
Servicer.........................................S-9, S-155
Servicer Remittance Date..............................S-138
Servicing Compensation................................S-156
Servicing Fee.........................................S-156
Servicing Fee Rate....................................S-156
Servicing Standard....................................S-137
Similar Law...........................................S-166
Simon Group............................................S-80
SMMEA..................................................S-15
Source Closing Date....................................S-80
Source Retail Borrower.................................S-80
Source Retail Loan.....................................S-80
Source Retail Maturity Date............................S-80
Source Retail Property.................................S-80
Source Retail Property Manager.........................S-81
Special Note...........................................S-69
Special Servicer.................................S-9, S-156
Special Servicing Fee.................................S-157
Special Servicing Fee Rate............................S-158
Specially Serviced Mortgage Loan...............S-144, S-157
Springfield Borrower...................................S-86
Springfield Mall ARD...................................S-86
Springfield Mall Borrower..............................S-86
Springfield Mall Closing Date..........................S-85
Springfield Mall GP....................................S-86
Springfield Mall Loan..................................S-85
Springfield Mall Maturity Date.........................S-86
Springfield Mall Note..................................S-85
Springfield Mall Property Manager......................S-87
Springfield Mall Retail Property.......................S-85
Starwood...............................................S-78
Stated Principal Balance..............................S-114
Subordinate Sequential Certificates....................S-17
Subordinated Offered Certificates.....................S-168
T
Tenant.................................................S-95
Terms and Conditions..................................S-118
Total Atlanta Marriott Hotel Loan......................S-88
Total Credit Tenant Loan...............................S-64
Total Pari Passu Loan..................................S-61
Total Park LaBrea Loan.................................S-77

Total Prime Retail III Pool Loan.......................S-82
Total Springfield Mall Loan............................S-85
Treasury Regulations..................................S-165
Trust Fund......................................Cover, S-57
Trust REMICs..........................................S-164
Trustee Fee...........................................S-154
TTM....................................................S-94
Type...................................................S-95
U
U/W Occupancy..........................................S-95
unanchored.............................................S-36
Underwriters..............................Cover, S-9, S-170
Underwritten NOI.......................................S-94
Underwritten Occupancy.................................S-95
Underwritten On-going Capital Reserves.................S-96
Units..................................................S-95
Unscheduled Payments..................................S-106
Updated Appraisal.....................................S-149
Upper-Tier Distribution Account.......................S-141
Upper-Tier REMIC................................S-14, S-164
V
Value..................................................S-95
Value City Credit Tenant Lease.........................S-63
Value City Credit Tenant Loan..........................S-40
Voting Rights.........................................S-168
W
Weighted Average Pass-Through Rate....................S-107
Work Out Fee..........................................S-158
Work Out Fee Rate.....................................S-158
World Wide.............................................S-86
World Wide Loan........................................S-86
World Wide Maturity Date...............................S-87
Y
Year Built/Renovated...................................S-95

                                Annex A: Characteristics of the Notes in the Pool

   Loan                                              Loan            Cut-off Date Principal               Monthly
    #                       Loan Name                Type                    Balance                      Payment
    -                       ---------                ----                    -------                      -------
    1      DDR/DRA JV                              Balloon                $156,000,000                $  863,200.00
    2      Park LaBrea                              Hyper                 $140,613,989 (1) **         $1,050,047.16
    3      The Source                              Balloon                $124,000,000                $  687,166.67
    4      Prime Retail III                         Hyper                 $ 81,565,300     **         $  624,101.85
    4      Prime Retail III                         Hyper                 $ 16,313,060     **         $  124,820.37
    5      Springfield Mall                         Hyper                 $ 90,394,069     **         $  699,186.13
    6      Atlanta Marriott                         Hyper                 $ 80,770,298                $  600,649.08
    7      Iowa Malls                               Hyper                 $ 65,875,608                $  502,605.33
    8      Laurel Mall                              Hyper                 $ 53,588,156     **         $  415,495.63
    9      Baldwin Complex                          Hyper                 $ 48,875,113     **         $  366,801.13
    10     Accor-M-Six Penvest I                   Balloon                $ 40,320,671                $  236,211.93
    11     Best of the West Shopping Cntr           Hyper                 $ 40,142,266                $  319,560.76
    12     Hunter's Square                          Hyper                 $ 39,854,911     **         $  305,108.26
    13     Point Plaza                              Hyper                 $ 39,268,946     **         $  304,471.67
    14     East Bank Club                           Hyper                 $ 36,492,811     **         $  296,287.24
    15     Showplace                                Hyper                 $ 36,468,858     **         $  281,208.12
    16     Stephanie Street                         Hyper                 $ 32,653,816                $  243,293.54
    17     Winchester Center                        Hyper                 $ 30,738,896     **         $  234,661.81
    18     Airport Plaza                            Hyper                 $ 30,406,423                $  201,092.77
    19     Airport Industrial                       Hyper                 $ 30,343,508                $  206,421.87
    20     Lakeshore Athletic Club                  Hyper                 $ 29,822,676                $  218,975.77
    21     Renaissance Center                       Hyper                 $ 28,906,669     **         $  223,123.56
    22     Santa Monica Business Park               Hyper                 $ 25,862,212                $  164,508.71
    23     Brewery Park II                          Hyper                 $ 25,775,402                $  185,585.05
    24     Robertson Plaza                          Hyper                 $ 25,003,107                $  168,680.02
    25     Olympic Plaza Office Building            Hyper                 $ 24,281,498                $  170,709.81
    26     125 County Line Rd.                      Hyper                 $ 22,588,653     **         $  174,447.46
    27     Castlepark                               Hyper                 $ 20,917,181                $  139,713.52
    28     Two Century Center                       Hyper                 $ 20,411,849                $  147,847.15
    29     609 H Street                             Hyper                 $ 17,938,302                $  127,050.72
    29     609 H Street                             Fully                 $  1,997,339                $   25,774.23
    30     Cobb Theatre/Main St. Plaza              Hyper                 $ 17,737,830                $  127,591.64
    31     Peru Mall                                Hyper                 $ 17,730,768                $  130,419.61
    32     UCLA Medical Office.                     Hyper                 $ 17,500,921                $  116,617.28
    33     Dictaphone Corporation                  Balloon                $ 15,275,478                $  120,741.67
    34     Wild Basin Office                        Hyper                 $ 13,444,814     **         $  104,174.00
    35     Princess City Plaza                      Hyper                 $ 12,590,791                $   91,335.65
    36     Westside South Shopping Center           Hyper                 $ 12,303,485     **         $   95,065.91
    37     Highpoint                                Hyper                 $ 12,043,639     **         $   99,507.00
    38     Oak Brook Business Center/CLTV           Hyper                 $ 11,948,399                $   86,544.68
    39     Soho Grand Hotel                         Hyper                 $ 11,940,271     **         $   96,694.49
    40     Highlands I                              Hyper                 $ 11,858,641                $   91,802.28
    41     Bentley Mills Distribution Facility     Balloon                $ 11,685,718                $   76,736.22
    42     Morgantown Mall and Commons              Hyper                 $ 11,612,826                $   76,780.59
    43     Perry Judd's - Strasburg                 Fully                 $ 11,582,366                $   85,806.33
    44     Lorretto/Playhouse                       Hyper                 $  6,828,136     **         $   52,651.15
    44     Lorretto/Playhouse                       Hyper                 $  4,643,132     **         $   35,802.78
    45     Centerpark One Office Building           Hyper                 $ 11,248,709     **         $   83,797.00
    46     Petersilie Portfolio                     Hyper                 $ 11,070,193                $   79,732.96
    47     Angel Park Apt                           Hyper                 $ 10,828,449     **         $   79,895.25
    48     Perry Judd's - Pikesville                Fully                 $ 10,768,722                $   79,778.60
    49     Dearborn Atrium                          Hyper                 $ 10,461,537                $   80,142.66
    50     South Park & Pierre Malls                Hyper                 $ 10,141,269                $   74,449.11
    51     Sterling Inn & Sterling Commons          Hyper                 $ 10,023,747                $   75,362.26
    52     Western Marquette                        Hyper                 $  9,319,356     **         $   71,905.99
    53     Holiday Inn Shoreline-Corpus             Hyper                 $  9,145,155                $   65,493.95
    54     Spring Properties, Inc.                  Hyper                 $  9,045,840     **         $   69,158.80
    55     Plaza Palm Center                        Hyper                 $  8,942,665                $   63,195.33
    56     City Plaza                               Hyper                 $  8,884,560     **         $   68,675.94
    57     400 - 450 Country Club Drive             Hyper                 $  8,564,742     **         $   64,635.32
    58     Dunkirk Market Center                    Hyper                 $  7,698,157     **         $   59,542.90
    59     Swan Park Apts.                         Balloon                $  7,675,338                $   56,231.71
    60     Value City - Irvington                   Fully                 $  7,650,951                $   60,437.50
    61     Green Bay Plaza                          Hyper                 $  7,477,333                $   52,184.54
    62     Sea Cliff Office Park                    Hyper                 $  7,397,077     **         $   56,081.23
    63     Sheffield Square                         Hyper                 $  7,392,796     **         $   57,041.11
    64     Woodmill Apartments                      Hyper                 $  7,295,906     **         $   53,704.86
    65     Mall and Starview Gardens                Hyper                 $  7,251,308                $   49,452.74
    66     Park Shelton Apartments                  Hyper                 $  7,100,000  (2)           $   45,938.14
    67     Liberty Park Center                      Hyper                 $  7,065,211     **         $   53,337.22
    68     Santa Monica Medical Plaza               Hyper                 $  6,958,836                $   47,278.47
    69     Lumber Exchange                          Hyper                 $  6,943,833     **         $   53,577.01
    70     Horizon Corporate Office Building        Hyper                 $  6,887,779     **         $   53,241.21
    71     Willowlake Center                        Hyper                 $  6,847,104     **         $   52,120.56
    72     Washington Square Plaza                  Hyper                 $  6,729,969                $   45,319.27

             Balloon/Anticipated          Anticipated
    Loan        Repayment Date             Repayment            Maturity
     #             Balance                   Date                 Date                Rate
     -             -------                   ----                 ----                ----
     1          $156,000,000               11-Oct-05            11-Oct-05            6.640%*
     2          $113,401,002               11-Mar-13            11-Mar-28            8.000%*
     3          $124,000,000               11-Mar-09            11-Mar-09            6.650%*
     4          $ 73,982,703               11-Jul-08            11-Jul-28            8.400%*
     4          $ 14,796,541               11-Jul-08            11-Jul-28            8.400%*
     5          $ 74,247,772               11-Apr-13            11-Apr-28            8.500%*
     6          $ 61,585,234               11-Feb-10            11-Feb-23            7.400%*
     7          $ 59,550,185               11-Jan-09            11-Jan-29            8.400%*
     8          $ 44,095,547               11-Dec-12            11-Dec-27            8.500%*
     9          $ 39,589,919               11-Jul-13            11-Jul-28            8.190%*
     10         $ 10,102,684                1-May-18             1-May-18            7.030%
     11         $ 33,369,431               11-Jan-13            11-Jan-28            8.798%*
     12         $ 32,544,148               11-Aug-13            11-Aug-28            8.410%*
     13         $ 32,312,844               11-Dec-12            11-Dec-27            8.500%*
     14         $ 25,154,186               11-Jun-13            11-Jun-23            8.500%*
     15         $ 29,922,631               11-Sep-13            11-Sep-28            8.500%*
     16         $ 26,106,114               11-Mar-13            11-Oct-27            8.050%*
     17         $ 25,045,400               11-Jul-13            11-Jul-28            8.370%*
     18         $ 21,608,758               11-Dec-13            11-Dec-26            6.690%*
     19         $ 26,287,816               11-Sep-08            11-Sep-27            7.070%*
     20         $ 22,788,494               11-Nov-08            11-Nov-21            7.000%*
     21         $ 23,689,433               11-Aug-13            11-Aug-28            8.500%*
     22         $ 19,442,442               11-Sep-13            11-Sep-28            6.510%*
     23         $ 22,980,913               11-Dec-08            11-Nov-28            7.780%*
     24         $ 19,292,758               11-Oct-13            11-Oct-28            7.100%*
     25         $ 19,490,970               11-Feb-09            11-Apr-24            6.950%*
     26         $ 17,804,757               11-Dec-13            11-Aug-27            8.420%*
     27         $ 18,316,947               11-Oct-08            11-Oct-28            7.000%*
     28         $ 16,940,432               11-Nov-08            11-Nov-24            7.375%*
     29         $ 13,362,021               11-Jan-14            11-May-27            7.450%*
     29         $     17,685               11-Jan-08            11-Jan-08            7.450%*
     30         $ 13,090,661               11-Jan-13            11-Oct-25            7.440%*
     31         $ 15,808,780               11-Jan-09            11-Sep-28            7.980%*
     32         $ 14,175,290               11-Jan-09            11-Feb-25            6.520%*
     33         $  3,483,925                1-May-18             1-May-18            8.450%
     34         $ 11,007,880               11-Mar-13            11-Mar-28            8.500%*
     35         $  5,315,704               11-Jan-14            11-Oc0-28            7.790%*
     36         $ 10,027,840               11-Sep-13            11-Jun-28            8.500%*
     37         $ 10,173,589               11-Jun-13            11-Jun-28            9.253%*
     38         $  9,916,349               11-Nov-08            11-Nov-24            7.375%*
     39         $ 10,038,665               11-Sep-08            11-Sep-23            8.500%*
     40         $  9,773,332               11-Jun-12            11-Jun-27            8.445%*
     41         $  4,476,311               11-Mar-15            11-Mar-15            7.880%
     42         $ 10,148,043               11-Sep-08            11-Sep-28            6.890%*
     43         $          -               11-Aug-18            11-Aug-18            8.295%
     44         $  6,196,521               11-Oct-08            11-Oct-28            8.500%*
     44         $  4,213,634               11-Oct-08            11-Oct-28            8.500%*
     45         $  9,070,065               11-Sep-13            11-Sep-28            8.120%*
     46         $  6,987,531               11-Dec-13            11-Sep-23            7.130%*
     47         $  8,644,595               11-Sep-13            11-Jun-28            8.000%*
     48         $          -               11-Aug-18            11-Aug-18            8.295%
     49         $  9,467,631               11-Dec-07            11-Sep-27            8.330%*
     50         $    201,716               11-Oct-13            11-Oct-23            7.250%*
     51         $  6,499,658               11-Nov-13            11-Aug-23            7.610%*
     52         $  8,461,217               11-Sep-08            11-Sep-28            8.500%*
     53         $  7,315,304               11-Jan-09            11-Oct-23            7.080%*
     54         $  7,377,304               11-Sep-13            11-Sep-28            8.400%*
     55         $  7,395,703               11-Nov-08            11-Jan-25            7.130%*
     56         $  7,312,314               11-Apr-13            11-May-28            8.500%*
     57         $  6,954,565               11-Jul-13            11-Jul-28            8.250%*
     58         $  5,491,832               11-Nov-13            11-Jan-25            8.150%*
     59         $  6,143,079               11-Oct-13            11-Oct-13            7.950%*
     60         $          -               11-Oct-18            11-Oct-18            7.300%
     61         $  6,596,494               11-Jan-09            11-Nov-28            7.450%*
     62         $  6,659,686               11-Dec-08            11-Sep-28            8.309%*
     63         $  6,012,044               11-Dec-13            11-Sep-28            8.500%*
     64         $  6,527,998               11-Dec-08            11-Oct-28            8.000%*
     65         $  5,586,787               11-Sep-13            11-Jun-28            7.180%*
     66         $  6,227,896               11-Oct-08            11-Oct-28            6.500%*
     67         $  6,380,700               11-Sep-08            11-Sep-28            8.263%*
     68         $  5,351,163               11-Oct-13            11-Jul-28            7.150%*
     69         $  6,304,435               11-Sep-08            11-Sep-28            8.500%*
     70         $  5,618,669               11-Aug-13            11-May-28            8.500%*
     71         $  5,510,487               11-Dec-13            11-Sep-28            8.340%*
     72         $  5,675,746               11-Feb-09            11-Dec-26            6.875%*

                                   Annex A-1

                                     Annex A: Characteristics of the Notes in the Pool

                                                                                                                  Anticipated
   Loan                                                       Non-Level       Additional                           Remaining
    #              Loan Name                      Amort.       Amort.           Amort.            Seasoning          Term
    -              ---------                      -----        -----            ------            ---------          ----
     1       DDR/DRA JV                               0                                               5               79
     2       Park LaBrea                            360                                              13              168
     3       The Source                               0                                               4              120
     4       Prime Retail III                       360                                               8              112
     4       Prime Retail III                       360                                               8              112
     5       Springfield Mall                       360                                              11              169
     6       Atlanta Marriott                       300                                              13              131
     7       Iowa Malls                             360                                               2              118
     8       Laurel Mall                            360                                              15              165
     9       Baldwin Complex                        360                                               8              172
     10      Accor-M-Six Penvest I                  264         Yes                                  10              230
     11      Best of the West Shopping Cntr         350                                               3              166
     12      Hunter's Square                        360                                               7              173
     13      Point Plaza                            360                                              15              165
     14      East Bank Club                         300                                               9              171
     15      Showplace                              360                                               6              174
     16      Stephanie Street                       360                                              17              168
     17      Winchester Center                      360                                               8              172
     18      Airport Plaza                          336                                               3              177
     19      Airport Industrial                     348                                               6              114
     20      Lakeshore Athletic Club                276                                               4              116
     21      Renaissance Center                     360                                               7              173
     22      Santa Monica Business Park             360                                               6              174
     23      Brewery Park II                        360                                               3              117
     24      Robertson Plaza                        360                                               5              175
     25      Olympic Plaza Office Building          305                                               4              119
     26      125 County Line Rd.                    347                                               6              177
     27      Castlepark                             360                                               5              115
     28      Two Century Center                     312                                               4              116
     29      609 H Street                           342                                               4              178
     29      609 H Street                           110                                               4              106
     30      Cobb Theatre/Main St. Plaza            336                                              17              166
     31      Peru Mall                              356                                               2              118
     32      UCLA Medical Office.                   316                                               5              118
     33      Dictaphone Corporation                 291        Yes                                    9              230
     34      Wild Basin Office                      358                                              12              168
     35      Princess City Plaza                    360                          240                  5              178
     36      Westside South Shopping Center         360                                               9              174
     37      Highpoint                              360                                               9              171
     38      Oak Brook Business Center/CLTV         312                                               4              116
     39      Soho Grand Hotel                       300                                               6              114
     40      Highlands I                            360                                              21              159
     41      Bentley Mills Distribution Facility    235        Yes                                   11              192
     42      Morgantown Mall and Commons            360                                               6              114
     43      Perry Judd's - Strasburg               239        Yes                                    6              233
     44      Lorretto/Playhouse                     360                                               5              115
     44      Lorretto/Playhouse                     360                                               5              115
     45      Centerpark One Office Building         360                                               6              174
     46      Petersilie Portfolio                   300                                               6              177
     47      Angel Park Apt                         360                                               9              174
     48      Perry Judd's - Pikesville              239        Yes                                    6              233
     49      Dearborn Atrium                        349                                               8              105
     50      South Park & Pierre Malls              300                          180                  5              175
     51      Sterling Inn & Sterling Commons        300                                               7              176
     52      Western Marquette                      360                                               6              114
     53      Holiday Inn Shoreline-Corpus           300                                               5              118
     54      Spring Properties, Inc.                360                                               6              174
     55      Plaza Palm Center                      316                                               6              116
     56      City Plaza                             360                                              10              169
     57      400 - 450 Country Club Drive           360                                               8              172
     58      Dunkirk Market Center                  317                                               7              176
     59      Swan Park Apts.                        360                                               5              175
     60      Value City - Irvington                 240        Yes                                    5              235
     61      Green Bay Plaza                        360                                               4              118
     62      Sea Cliff Office Park                  360                                               6              117
     63      Sheffield Square                       360                                               6              177
     64      Woodmill Apartments                    360                                               5              117
     65      Mall and Starview Gardens              360                                               9              174
     66      Park Shelton Apartments                360                                               5              115
     67      Liberty Park Center                    360                                               6              114
     68      Santa Monica Medical Plaza             360                                               8              175
     69      Lumber Exchange                        360                                               6              114
     70      Horizon Corporate Office Building      360                                              10              173
     71      Willowlake Center                      358                                               6              177
     72      Washington Square Plaza                336                                               3              119

                                                                     Balloon/
                                                                   Anticipated
    Loan      Remaining                     Cut-off Date           Repayment
     #         Lockout        DSCR             LTV                  Date LTV
     -         -------        ----             ---                 -----------
     1            75          2.00                64.3%               64.3%
     2           161          1.33                68.6%               55.3%
     3           119          1.74                69.7%               69.7%
     4           108          1.54                57.1%               51.8%
     4           108          1.54                57.1%               51.8%
     5           168          1.20                74.4%               61.1%
     6           130          1.77                56.1%               42.8%
     7           117          1.28                77.8%               70.3%
     8           161          1.27                68.6%               56.5%
     9           171          1.27                70.8%               57.4%
     10          226          1.00                96.9%               19.8%
     11          165          1.21                69.6%               57.8%
     12          169          1.21                72.5%               59.2%
     13          161          1.21                72.1%               59.3%
     14          170          2.43                49.3%               34.0%
     15          173          1.29                63.4%               52.0%
     16          167          1.48                65.3%               52.2%
     17          168          1.27                72.3%               58.9%
     18          176          1.40                64.8%               46.1%
     19          113          1.35                79.0%               66.5%
     20          112          1.66                66.3%               50.6%
     21          169          1.18                70.3%               57.6%
     22          173          3.70                90.4%               68.0%
     23          116          1.29                77.8%               69.3%
     24          174          1.37                62.5%               48.2%
     25          115          1.22                65.1%               52.3%
     26          170          1.21                66.7%               52.6%
     27          114          1.17                74.7%               65.4%
     28          115          1.39                60.0%               49.8%
     29          175          1.32                73.6%               49.4%
     29          103          1.47                73.6%               49.4%
     30          159          1.35                66.1%               48.8%
     31          117          1.38                67.7%               60.3%
     32          115          1.25                77.8%               63.0%
     33          229          1.00               109.1%               24.9%
     34          164          1.26                66.7%               54.6%
     35          171          1.37                69.9%               29.5%
     36          167          1.30                70.3%               57.3%
     37          170          1.28                66.9%               56.5%
     38          115          1.31                62.6%               51.9%
     39          113          1.86                51.5%               43.3%
     40          152          1.21                80.7%               66.5%
     41          191          1.00                97.5%               29.3%
     42          113          1.39                79.5%               69.5%
     43          232          1.00                96.5%                0.0%
     44          114          1.23                72.1%               65.5%
     44          114          1.23                72.1%               65.5%
     45          173          1.27                69.4%               56.0%
     46          170          1.43                74.3%               46.9%
     47          167          1.25                80.2%               64.0%
     48          232          1.00                99.7%                0.0%
     49           98          1.27                68.4%               61.9%
     50          174          1.36                71.4%                1.4%
     51          169          1.72                71.6%               46.4%
     52          113          1.46                70.6%               64.1%
     53          111          1.58                54.3%               43.4%
     54          173          1.42                60.4%               49.3%
     55          109          1.19                79.8%               66.0%
     56          168          1.20                72.8%               59.9%
     57          171          1.32                64.4%               52.3%
     58          169          1.26                69.4%               49.5%
     59          172          1.29                80.0%               64.0%
     60          234          1.00                98.1%                0.0%
     61          115          1.43                79.5%               70.2%
     62          110          1.26                55.2%               49.7%
     63          173          1.41                62.1%               50.5%
     64          114          1.25                74.1%               66.3%
     65          167          1.69                66.5%               51.3%
     66          111          1.39                80.7%               70.8%
     67          107          1.35                67.9%               61.4%
     68          168          2.30                47.7%               36.7%
     69          113          1.22                59.9%               54.3%
     70          166          1.20                68.2%               55.6%
     71          170          1.21                72.5%               58.3%
     72          112          1.35                76.0%               64.1%

                                   Annex A-2

                                  Annex A: Characteristics of the Notes in the Pool

  Loan                                                              Loan        Cut-off Date Principal         Monthly
    #                  Loan Name                                    Type               Balance                 Payment
    -                  ---------                                    ----               -------                 -------
     73      Hawaiian Garden Center                                 Hyper            $ 6,671,845             $ 43,233.62
     74      Shorebird Apartments                                   Hyper            $ 6,652,570             $ 44,193.45
     75      College View Towers & Apts.                            Hyper            $ 6,641,748        **   $ 49,063.56
     76      One Congressional Place                                Hyper            $ 6,595,293        **   $ 49,534.47
     77      Windridge Apartments                                   Hyper            $ 6,422,896             $ 41,620.43
     78      Flatbush Building                                      Hyper            $ 6,371,725             $ 40,284.14
     79      Fairbanks Village Plaza                                Hyper            $ 6,287,121        **   $ 48,547.69
     80      Eagle Ridge Townhomes                                  Hyper            $ 6,181,996             $ 43,989.89
     81      Red Oak                                                Hyper            $ 6,076,097             $ 40,706.43
     82      Beechwood Apts.and The Oaks Apts.                      Hyper            $ 5,970,915             $ 40,740.86
     83      510 at Metropark                                       Hyper            $ 5,650,202             $ 38,401.49
     84      Green Oaks Park Hotel                                  Hyper            $ 5,563,007             $ 41,785.02
     85      Dillen Products                                        Hyper            $ 5,548,082             $ 40,296.97
     86      Lincoln Office                                         Hyper            $ 5,167,980        **   $ 39,947.50
     87      Hamtramck Town Center                                  Hyper            $ 5,160,179             $ 34,491.02
     88      Pine Tree Plaza                                        Hyper            $ 5,064,079             $ 40,582.75
     89      Ponderosa Shopping Center                              Hyper            $ 5,051,512             $ 36,045.74
     90      Crabtree Fairfield Inn                                 Hyper            $ 5,046,569             $ 40,247.16
     91      Eagle View Apartments                                  Hyper            $ 4,980,155             $ 33,164.45
     92      Hampton Inn and Suites                                 Hyper            $ 4,957,060             $ 41,201.80
     93      Oaks of Flagridge Apartments                           Hyper            $ 4,951,325             $ 32,248.30
     94      Victory Center                                         Hyper            $ 4,846,614        **   $ 37,473.57
     95      Millers Outpost Village                                Hyper            $ 4,732,094             $ 37,429.56
     96      Dove Building                                          Hyper            $ 4,667,601             $ 32,606.00
     97      Pleasant Valley Marketplace                            Hyper            $ 4,640,202             $ 34,214.54
     98      Plumtree Apartments                                    Hyper            $ 4,639,237        **   $ 34,173.01
     99      Back Bay Center                                        Hyper            $ 4,630,212             $ 29,820.59
    100      Lexington Plaza SC                                     Hyper            $ 4,560,470             $ 31,054.56
    101      Foundry Wharf Business Park                            Hyper            $ 4,519,094             $ 33,600.81
    102      Circuit City-Harper Woods                             Balloon           $ 4,490,947             $ 28,592.36
    103      Pear Tree Place                                        Hyper            $ 4,442,998        **   $ 34,288.26
    104      1000 South Avenue                                      Hyper            $ 3,429,852             $ 23,371.50
    104      1000 South Avenue                                     Balloon           $   964,461             $ 10,409.58
    105      First Hill Apartments                                  Hyper            $ 4,351,943             $ 28,430.94
    106      Site 5                                                 Hyper            $ 4,302,721        **   $ 33,211.65
    107      Derby Run                                              Hyper            $ 4,292,988             $ 30,734.69
    108      Watterson City                                         Hyper            $ 4,264,714             $ 32,202.73
    109      Rivers Bend S/C                                        Hyper            $ 4,209,593             $ 30,038.12
    110      Country Lane Corporation                               Hyper            $ 4,179,466             $ 27,661.20
    111      Amsterdam Gardens Apts.                                Hyper            $ 4,177,720             $ 28,253.67
    112      Hampton Inn-Chesterfield                               Hyper            $ 4,127,476        **   $ 36,308.06
    113      College Plaza South                                    Hyper            $ 4,036,932             $ 27,271.93
    114      Riviera Mobile Home Park                               Hyper            $ 3,983,191             $ 25,811.12
    115      Circle Plaza                                           Hyper            $ 3,929,046             $ 26,571.90
    116      Crenshaw Plaza                                         Hyper            $ 3,926,572             $ 31,805.76
    117      Crossroads Shopping Center                             Hyper            $ 3,809,261             $ 24,936.14
    118      Embassy Plaza                                          Hyper            $ 3,789,082        **   $ 30,714.15
    119      Loews Centerpark Theatre                               Hyper            $ 3,781,591             $ 25,793.65
    120      Days Inn-Oceanside                                     Hyper            $ 3,749,340             $ 27,749.75
    121      Circuit City-East Lansing                             Balloon           $ 3,742,455             $ 23,826.96
    122      Circuit City-Frederick                                Balloon           $ 3,742,455             $ 23,826.96
    123      Circuit City-Green Bay                                Balloon           $ 3,742,455             $ 23,826.96
    124      Cathedral Village                                      Hyper            $ 3,738,207             $ 25,581.61
    125      222-228 West 125th St.                                 Hyper            $ 3,734,242             $ 24,197.92
    126      Medi-Park                                              Hyper            $ 3,688,061             $ 24,915.10
    127      650 Academy                                            Hyper            $ 3,654,787             $ 27,174.43
    128      Archway 60                                             Hyper            $ 3,580,576             $ 25,074.62
    129      List Industries                                        Hyper            $ 3,483,254             $ 25,298.24
    130      Hollinswood Shopping Center                            Hyper            $ 3,482,284             $ 24,042.57
    131      Casitas MHP                                           Balloon           $ 3,475,401             $ 25,275.70
    132      Best Western-Cooperstown                               Hyper            $ 3,465,641             $ 25,933.03
    133      Countryside SC                                         Hyper            $ 3,429,672             $ 25,456.30
    134      Heritage Medical Office                                Hyper            $ 3,394,752        **   $ 26,250.10
    135      Glade Points Shopping Center                           Hyper            $ 3,389,308             $ 23,193.99
    136      Centreville Plaza                                      Hyper            $ 3,324,928        **   $ 26,576.39
    137      Stonybrook S/C                                         Hyper            $ 3,312,229             $ 21,984.00
    138      Baton Rouge Multi Family Portfolio                     Hyper            $ 3,285,116             $ 20,555.34
    139      State Road Plaza                                       Hyper            $ 3,258,985        **   $ 25,181.46
    140      Streator Industrial Facility                           Hyper            $ 3,214,271             $ 23,701.01
    141      Best Western Rancho Cucamongo                          Hyper            $ 3,207,243             $ 26,103.10
    142      University Place Ctr.                                  Hyper            $ 3,187,109             $ 21,075.20
    143      Franklin Beck Office                                   Hyper            $ 3,182,836             $ 21,418.78
    144      SL-Larchmont                                           Hyper            $ 3,182,276             $ 22,298.80
    145      HK Market                                              Hyper            $ 3,182,210             $ 21,909.78
    146      Whitman Villa                                          Hyper            $ 3,106,961             $ 21,275.63

                  Balloon/Anticipated    Anticipated
     Loan            Repayment Date       Repayment            Maturity
      #                 Balance              Date                Date          Rate
      -                 -------              ----                ----          -----
     73               $ 5,012,750          11-Jan-14           11-Oct-28      6.700%*
     74               $ 5,064,716          11-Sep-13           11-Jun-28      6.915%*
     75               $ 5,307,894          11-Jul-13           11-Apr-28      8.000%*
     76               $ 5,923,378          11-Dec-08           11-Sep-28      8.207%*
     77               $ 4,839,405          11-Dec-13           11-Oct-28      6.700%*
     78               $ 5,480,213          11-Dec-08           11-Oct-28      6.460%*
     79               $ 5,122,872          11-Oct-13           11-Jul-28      8.500%*
     80               $ 5,481,015          11-Jan-09           11-Nov-28      7.650%*
     81               $ 5,324,866          11-Oct-08           11-Oct-28      7.030%*
     82               $ 4,604,451          11-Jul-13           11-Apr-28      7.170%*
     83               $ 4,342,681          11-Nov-13           11-Aug-28      7.160%*
     84               $ 4,563,520          11-Sep-08           11-Sep-23      7.610%*
     85               $    63,619          11-Jan-19           11-Oct-23      7.200%*
     86               $ 4,215,750          11-Aug-13           11-May-28      8.500%*
     87               $ 3,942,197          11-Aug-13           11-May-28      6.970%*
     88               $ 4,621,950          11-Dec-08           11-Sep-28      8.920%*
     89               $ 2,054,044          11-Dec-13           11-Oct-23      7.000%*
     90               $ 3,642,376          11-Jan-09           11-Nov-19      7.550%*
     91               $ 4,342,799          11-Dec-08           11-Oct-28      6.970%*
     92               $ 2,121,112          11-Dec-13           11-Oct-18      7.800%*
     93               $ 4,285,143          11-Jan-09           11-Oct-28      6.750%*
     94               $ 3,745,830          11-Oct-13           11-Nov-26      8.360%*
     95               $ 3,168,344          11-Apr-13           11-Jan-23      8.120%*
     96               $ 3,637,914          11-Aug-13           11-May-28      7.420%*
     97               $    59,397          11-Nov-18           11-Aug-23      7.330%*
     98               $ 4,146,727          11-Dec-08           11-Sep-28      8.000%*
     99               $ 3,995,184          11-Jan-09           11-Oct-28      6.640%*
    100               $ 3,997,651          11-Jan-09           11-Nov-28      7.200%*
    101               $ 2,915,827          11-Jul-13           11-Apr-23      7.430%*
    102               $ 2,163,059          11-Jun-20           11-Jun-20      7.640%
    103               $ 3,510,539          11-Dec-13           11-Oct-28      8.420%*
    104               $ 2,641,019          11-Oct-13           11-Jul-28      7.180%*
    104               $    17,260          11-Oct-13           11-Oct-13      7.180%*
    105               $ 3,769,478          11-Jan-09           11-Oct-28      6.780%*
    106               $ 3,526,143          11-Aug-13           11-Aug-28      8.500%*
    107               $ 2,702,734          11-Nov-13           11-Aug-23      7.050%*
    108               $ 1,200,114          11-Sep-13           11-Jun-23      7.520%*
    109               $ 1,711,706          11-Dec-13           11-Oct-23      7.000%*
    110               $ 3,170,890          11-Dec-13           11-Sep-28      6.900%*
    111               $ 3,229,953          11-Aug-13           11-Aug-28      7.110%*
    112               $ 2,945,844          11-Sep-13           11-Jun-23      9.500%*
    113               $ 3,543,218          11-Nov-08           11-Nov-28      7.120%*
    114               $ 3,442,566          11-Jan-09           11-Oct-28      6.700%*
    115               $ 3,013,025          11-Nov-13           11-Aug-28      7.110%*
    116               $ 3,084,705          11-Nov-09           11-Aug-22      8.350%*
    117               $ 3,306,792          11-Dec-08           11-Oct-28      6.800%*
    118               $ 2,694,002          11-Sep-13           11-Apr-24      8.600%*
    119               $ 1,507,356          11-Sep-13           11-Jul-17      7.150%*
    120               $ 2,405,714          11-Dec-13           11-Sep-23      7.440%*
    121               $ 1,802,547          11-Jun-20           11-Jun-20      7.640%
    122               $ 1,802,547          11-Jun-20           11-Jun-20      7.640%
    123               $ 1,802,547          11-Jun-20           11-Jun-20      7.640%
    124               $ 3,275,996          11-Feb-09           11-Nov-28      7.250%*
    125               $ 2,805,644          11-Jan-14           11-Oct-28      6.700%*
    126               $ 3,237,013          11-Nov-08           11-Nov-28      7.120%*
    127               $ 2,974,436          11-Jul-08           11-Apr-23      7.430%*
    128               $ 2,959,258          11-Oct-08           11-Jan-25      7.030%*
    129               $ 2,805,342          11-Jan-09           11-Nov-23      7.250%*
    130               $ 2,695,668          11-Nov-13           11-Aug-28      7.320%*
    131               $ 2,820,577          11-Sep-08           11-Sep-08      7.240%*
    132               $ 2,242,957          11-Sep-13           11-Jun-23      7.530%*
    133               $ 1,421,040          11-Jul-13           11-Apr-23      7.320%*
    134               $ 2,734,536          11-Oct-13           11-Feb-28      8.480%*
    135               $ 2,970,237          11-Feb-09           11-Nov-28      7.250%*
    136               $ 2,341,097          11-Nov-13           11-May-24      8.450%*
    137               $ 2,269,360          11-Dec-13           11-Jan-26      6.610%*
    138               $ 2,812,481          11-Jan-09           11-Oct-28      6.360%*
    139               $ 2,613,689          11-Oct-13           11-Jul-28      8.460%*
    140               $ 1,320,737          11-Dec-13           11-Sep-23      7.350%*
    141               $ 1,332,391          11-Sep-13           11-Jun-18      7.420%*
    142               $ 2,774,091          11-Dec-08           11-Oct-28      6.900%*
    143               $ 2,455,350          11-Aug-13           11-Aug-28      7.060%*
    144               $ 2,615,492          11-Oct-08           11-Oct-24      7.000%*
    145               $ 2,603,985          11-Dec-08           11-Jan-25      6.850%*
    146               $ 2,397,748          11-Oct-13           11-Jul-28      7.230%*

                                   Annex A-3

                                     Annex A: Characteristics of the Notes in the Pool

                                                                                                                   Anticipated
    Loan                                                                 Non-Level      Additional                  Remaining
     #       Loan Name                                         Amort.      Amort.         Amort.      Seasoning       Term
     -       ---------                                         ------      ------         ------      ---------       ----
     73      Hawaiian Garden Center                             360                                       5           178
     74      Shorebird Apartments                               360                                       9           174
     75      College View Towers & Apts.                        360                                      11           172
     76      One Congressional Place                            360                                       6           117
     77      Windridge Apartments                               360                                       5           177
     78      Flatbush Building                                  360                                       5           117
     79      Fairbanks Village Plaza                            360                                       8           175
     80      Eagle Ridge Townhomes                              360                                       4           118
     81      Red Oak                                            360                                       5           115
     82      Beechwood Apts.and The Oaks Apts.                  360                                      11           172
     83      510 at Metropark                                   360                                       7           176
     84      Green Oaks Park Hotel                              300                                       6           114
     85      Dillen Products                                    300                        240            5           238
     86      Lincoln Office                                     360                                      10           173
     87      Hamtramck Town Center                              360                                      10           173
     88      Pine Tree Plaza                                    360                                       6           117
     89      Ponderosa Shopping Center                          300                        240            5           177
     90      Crabtree Fairfield Inn                             252                                       4           118
     91      Eagle View Apartments                              360                                       5           117
     92      Hampton Inn and Suites                             240                                       5           177
     93      Oaks of Flagridge Apartments                       360                                       5           118
     94      Victory Center                                     340                                       8           175
     95      Millers Outpost Village                            300                                      14           169
     96      Dove Building                                      360                                      10           173
     97      Pleasant Valley Marketplace                        300                        240            7           236
     98      Plumtree Apartments                                360                                       6           117
     99      Back Bay Center                                    360                                       5           118
    100      Lexington Plaza SC                                 360                                       4           118
    101      Foundry Wharf Business Park                        300                                      11           172
    102      Circuit City-Harper Woods                          333                                       9           255
    103      Pear Tree Place                                    348                                       5           177
    104      1000 South Avenue                                  360                                       8           175
    104      1000 South Avenue                                  191         Yes                           8           175
    105      First Hill Apartments                              360                                       5           118
    106      Site 5                                             360                                       7           173
    107      Derby Run                                          300                                       7           176
    108      Watterson City                                     300                        216            9           174
    109      Rivers Bend S/C                                    300                        240            5           177
    110      Country Lane Corporation                           360                                       6           177
    111      Amsterdam Gardens Apts.                            360                                       7           173
    112      Hampton Inn-Chesterfield                           300                                       9           174
    113      College Plaza South                                360                                       4           116
    114      Riviera Mobile Home Park                           360                                       5           118
    115      Circle Plaza                                       360                                       7           176
    116      Crenshaw Plaza                                     300                                      19           128
    117      Crossroads Shopping Center                         360                                       5           117
    118      Embassy Plaza                                      310                                       9           174
    119      Loews Centerpark Theatre                           226         Yes                           6           174
    120      Days Inn-Oceanside                                 300                                       6           177
    121      Circuit City-East Lansing                          333                                       9           255
    122      Circuit City-Frederick                             333                                       9           255
    123      Circuit City-Green Bay                             333                                       9           255
    124      Cathedral Village                                  360                                       4           119
    125      222-228 West 125th St.                             360                                       5           178
    126      Medi-Park                                          360                                       4           116
    127      650 Academy                                        300                                      11           112
    128      Archway 60                                         315                                       5           115
    129      List Industries                                    300                                       4           118
    130      Hollinswood Shopping Center                        360                                       7           176
    131      Casitas MHP                                        300                                       6           114
    132      Best Western-Cooperstown                           300                                       9           174
    133      Countryside SC                                     300                        240           11           172
    134      Heritage Medical Office                            355                                       8           175
    135      Glade Points Shopping Center                       360                                       4           119
    136      Centreville Plaza                                  310                                       7           176
    137      Stonybrook S/C                                     327                                       5           177
    138      Baton Rouge Multi Family Portfolio                 360                                       5           118
    139      State Road Plaza                                   354                                       8           175
    140      Streator Industrial Facility                       300                        240            6           177
    141      Best Western Rancho Cucamongo                      240                                       9           174
    142      University Place Ctr.                              360                                       5           117
    143      Franklin Beck Office                               360                                       7           173
    144      SL-Larchmont                                       312                                       5           115
    145      HK Market                                          315                                       5           117
    146      Whitman Villa                                      360                                       8           175

                                                                   Balloon/
                                                                  Anticipated
    Loan     Remaining                     Cut-off Date            Repayment
     #        Lockout     DSCR                 LTV                 Date LTV
     -        -------     ----                 ---                 --------
     73         171       1.46                72.5%                 54.5%
     74         167       1.62                72.7%                 55.4%
     75         165       1.24                71.4%                 57.1%
     76         110       1.17                64.0%                 57.5%
     77         174       1.70                74.3%                 55.9%
     78         110       1.71                61.9%                 53.2%
     79         168       1.21                69.9%                 56.9%
     80         115       1.20                78.3%                 69.4%
     81         114       1.35                76.0%                 66.6%
     82         165       1.42                79.1%                 61.0%
     83         169       1.36                71.5%                 55.0%
     84         113       1.63                48.8%                 40.0%
     85         235       1.29                78.1%                  0.9%
     86         166       1.19                68.9%                 56.2%
     87         166       1.80                67.0%                 51.2%
     88         110       1.23                75.6%                 69.0%
     89         170       1.28                70.4%                 28.6%
     90         115       1.36                69.6%                 50.2%
     91         114       1.40                79.7%                 69.5%
     92         174       1.58                68.8%                 29.5%
     93         111       1.37                83.2%                 72.0%
     94         168       1.35                72.1%                 55.7%
     95         162       1.25                73.9%                 49.5%
     96         166       1.29                68.1%                 53.1%
     97         229       1.26                77.3%                  1.0%
     98         110       1.21                71.4%                 63.8%
     99         111       1.43                69.1%                 59.6%
    100         115       1.20                76.0%                 66.6%
    101         165       1.38                64.6%                 41.7%
    102         251       1.00                97.2%                 39.5%
    103         174       1.19                71.7%                 56.6%
    104         168       1.43                77.1%                 46.6%
    104         168       1.23                77.1%                 46.6%
    105         111       1.40                64.5%                 55.8%
    106         169       1.22                70.5%                 57.8%
    107         169       1.60                75.9%                 47.8%
    108         167       1.29                69.5%                 19.5%
    109         170       1.32                69.0%                 28.1%
    110         170       1.60                74.6%                 56.6%
    111         166       1.54                76.0%                 58.7%
    112         167       1.50                60.7%                 43.3%
    113         115       1.64                63.1%                 55.4%
    114         111       1.37                81.3%                 70.3%
    115         169       1.49                77.0%                 59.1%
    116         121       1.88                37.0%                 29.1%
    117         113       1.35                78.5%                 68.2%
    118         167       1.23                60.1%                 42.8%
    119         173       1.05                59.1%                 23.6%
    120         170       1.56                70.9%                 45.5%
    121         251       1.00                96.4%                 39.2%
    122         251       1.00                97.2%                 39.5%
    123         251       1.00                96.4%                 39.2%
    124         112       1.95                56.6%                 49.6%
    125         171       1.78                49.8%                 37.4%
    126         115       1.53                60.0%                 52.6%
    127         105       1.19                67.7%                 55.1%
    128         114       1.23                73.8%                 61.0%
    129         115       1.32                81.0%                 65.2%
    130         169       2.20                44.1%                 34.1%
    131         107       1.48                73.2%                 59.4%
    132         167       2.10                55.0%                 35.6%
    133         165       1.83                58.9%                 24.4%
    134         168       1.32                67.9%                 54.7%
    135         112       1.31                75.3%                 66.0%
    136         169       1.29                66.5%                 46.8%
    137         174       1.25                78.9%                 54.0%
    138         111       1.79                73.5%                 62.9%
    139         168       1.30                69.3%                 55.6%
    140         170       1.82                50.6%                 20.8%
    141         167       1.92                51.8%                 21.5%
    142         114       1.46                69.3%                 60.3%
    143         166       1.47                61.2%                 47.2%
    144         114       1.41                64.4%                 52.9%
    145         113       1.25                73.2%                 59.9%
    146         168       1.52                69.8%                 53.9%

                                  Annex A-4

                                      Annex A: Characteristics of the Notes in the Pool

   Loan                                                          Loan           Cut-off Date Principal                Monthly
    #                               Loan Name                    Type                   Balance                       Payment
    -                               ---------                    ----                   -------                       -------
   147     Comfort Inn-Chicopee                                 Hyper                 $ 3,068,325     **            $ 26,988.15
   148     Kimberly Lakes Apartments                            Hyper                 $ 3,062,623     **            $ 22,543.84
   149     Fairfield Park                                       Hyper                 $ 2,988,942                   $ 21,318.34
   150     Pike Park Plaza                                      Hyper                 $ 2,984,540                   $ 20,444.94
   151     Stonesthrow Apts.                                    Hyper                 $ 2,983,801                   $ 20,019.56
   152     MA Winter Building                                   Hyper                 $ 2,948,941     **            $ 22,771.03
   153     Southport I and II                                   Hyper                 $ 2,894,021     **            $ 22,377.69
   154     Regency Office.                                      Hyper                 $ 2,884,445                   $ 19,410.77
   155     Jefferson City Holiday Inn Express                   Hyper                 $ 2,851,375                   $ 24,094.58
   156     Perry Judd's - Mt. Jackson                           Fully                 $ 2,829,895                   $ 20,964.92
   157     Brooklyn Park Shopping Center                        Hyper                 $ 2,828,634                   $ 21,340.10
   158     South Robert Plaza                                   Hyper                 $ 2,820,181                   $ 18,355.33
   159     Broadmoor                                            Hyper                 $ 2,741,127                   $ 18,517.98
   160     Brentwood/Pontchartrain Apts                         Hyper                 $ 2,734,621                   $ 20,111.07
   161     Embassy Apts.                                        Hyper                 $ 2,710,736                   $ 18,441.67
   162     Puente Hills Business Park                           Hyper                 $ 2,686,562                   $ 19,083.04
   163     Mountain Valley Apartments                           Hyper                 $ 2,634,380                   $ 17,880.38
   164     Pine Crest Square                                    Hyper                 $ 2,392,071                   $ 15,967.26
   165     Medical Arts Office Bldg.                            Hyper                 $ 2,364,357     **            $ 18,257.02
   166     Creekside Commons                                    Hyper                 $ 2,364,213                   $ 16,201.69
   167     Postal Building                                      Hyper                 $ 2,347,465     **            $ 17,116.94
   168     Gateway Center                                       Hyper                 $ 2,315,873                   $ 16,712.42
   169     Strawberry Square.                                   Hyper                 $ 2,291,120                   $ 16,576.87
   170     Paseo Verde                                          Hyper                 $ 2,192,790     **            $ 16,919.06
   171     1430 N. Dearborn                                     Hyper                 $ 2,189,050                   $ 15,549.14
   172     Holiday Inn - Boulevard                              Hyper                 $ 2,184,829                   $ 18,333.28
   173     Menlo Manor Apts.                                    Hyper                 $ 2,174,669                   $ 15,788.54
   174     Arlington Arms                                       Hyper                 $ 2,168,160                   $ 14,837.33
   175     1504 N. Dearborn                                     Hyper                 $ 2,039,797                   $ 14,488.97
   176     Autumn Ridge Apts.                                   Hyper                 $ 2,022,864                   $ 14,515.14
   177     Holiday Inn Express-TN                               Hyper                 $ 2,015,822                   $ 15,208.01
   178     Ward Parkway                                         Hyper                 $ 1,993,547                   $ 13,467.62
   179     One Court Street                                     Hyper                 $ 1,992,764                   $ 13,847.60
   180     Greenspring Village Professional                     Hyper                 $ 1,990,147                   $ 13,902.21
   181     701 Santa Monica Blvd.                               Hyper                 $ 1,949,199     **            $ 15,051.27
   182     Econo Lodge--Waldorf                                 Hyper                 $ 1,922,545                   $ 15,732.92
   183     Cannon Valley Apts.                                  Hyper                 $ 1,908,552                   $ 12,890.07
   184     Econolodge Central                                   Hyper                 $ 1,883,683                   $ 15,656.68
   185     414-416 E. Cooper Street                             Hyper                 $ 1,867,731                   $ 12,575.32
   186     Community Shopping Center - Landover                 Hyper                 $ 1,839,312                   $ 12,711.54
   187     Brookfield Apts.                                     Hyper                 $ 1,837,556                   $ 12,960.12
   188     Regency Plaza Apts.                                  Hyper                 $ 1,815,447                   $ 12,350.84
   189     Blacksburg Square                                    Hyper                 $ 1,742,252                   $ 11,003.71
   190     Kenora Park Apartments                               Hyper                 $ 1,736,069                   $ 10,817.63
   191     Kennedy Center                                       Hyper                 $ 1,676,949                   $ 11,221.67
   192     Grand Island                                         Hyper                 $ 1,667,789                   $ 11,711.84
   193     Sleep Inn Richmond                                   Hyper                 $ 1,654,548                   $ 13,903.73
   194     Raintree Apartments                                  Hyper                 $ 1,642,934                   $ 10,548.77
   195     Greenway Allen Phase II                              Hyper                 $ 1,619,890                   $ 11,085.36
   196     Nationwide Housing - Cedar Ridge                     Hyper                 $ 1,567,840                   $ 14,439.73
   197     Nationwide Housing - Blue Heron                      Hyper                 $ 1,494,709                   $ 14,171.28
   198     Ore Creek Apartments                                 Hyper                 $ 1,484,621                   $ 10,340.88
   199     Best Western/New Englander Inn                       Hyper                 $ 1,478,164                   $ 13,438.06
   200     MSP Associates Industrial Complex                    Hyper                 $ 1,463,172                   $ 10,861.44
   201     Dairy Mart - Amelia                                 Balloon                $ 1,422,318                   $ 10,082.67
   202     Dairy Mart - Ontario                                Balloon                $ 1,375,173                   $  9,703.04
   203     Airport Apts.                                        Hyper                 $ 1,354,368                   $  8,839.02
   204     University Square Mall                               Hyper                 $ 1,351,987                   $  9,742.72
   205     Dairy Mart - Grove City                             Balloon                $ 1,343,994                   $  9,467.83
   206     Revco Store                                          Fully                 $ 1,330,172                   $ 11,087.53
   207     Dairy Mart - Liberty Westchester                    Balloon                $ 1,305,778                   $  9,186.13
   208     Gallant Place Apartments                             Hyper                 $ 1,290,996                   $  9,000.94
   209     Lafayette Square Apartments                          Hyper                 $ 1,195,010                   $  7,783.18
   210     Miller East Office Building                          Hyper                 $ 1,194,822                   $  8,382.36
   211     Morningside Apartments                               Hyper                 $ 1,190,438                   $  8,202.40
   212     Bella Casa MHP                                       Hyper                 $ 1,188,136                   $  8,860.09
   213     Kaleidoscope Shopping Center                         Fully                 $ 1,185,374                   $  9,667.12
   214     Weatherbridge Flex Facility                          Hyper                 $ 1,185,064                   $  9,667.12
   215     Professional Building East                           Hyper                 $ 1,184,496                   $  8,642.78
   216     Hobbs Plaza                                          Hyper                 $ 1,127,094                   $  8,489.31
   217     The Woods Condominiums                               Hyper                 $ 1,096,046                   $  7,638.70
   218     Corporate Park I                                     Hyper                 $ 1,095,156                   $  8,323.07
   219     Madison East Apartments                              Hyper                 $ 1,090,441                   $  7,662.60
   220     Cato Fashion Center                                  Hyper                 $ 1,087,777                   $  8,036.12
   221     Dairy Mart - Rootstown                              Balloon                $ 1,048,231                   $  7,405.78

                   Balloon/Anticipated     Anticipated
    Loan              Repayment Date        Repayment           Maturity
     #                   Balance              Date                Date            Rate
     -                   -------              ----                ----            ----
    147                $ 1,904,600          11-Nov-13           11-Aug-21       9.200%*
    148                $ 2,444,502          11-Dec-13           11-Oct-28       8.000%*
    149                $ 2,391,063          11-Feb-09           11-Dec-23       7.060%*
    150                $ 2,302,132          11-Nov-13           11-Aug-28       7.240%*
    151                $ 2,279,881          11-Nov-13           11-Aug-28       7.030%*
    152                $ 2,402,857          11-Oct-13           11-Jul-28       8.500%*
    153                $ 2,182,724          11-Nov-13           11-Apr-26       8.300%*
    154                $ 2,225,161          11-Aug-13           11-Aug-28       7.060%*
    155                $ 1,224,800          11-Aug-13           11-May-18       7.910%*
    156                $     -              11-Aug-18           11-Aug-18       8.295%
    157                $ 1,837,976          11-Nov-13           11-Aug-23       7.650%*
    158                $ 2,438,709          11-Feb-09           11-Nov-28       6.750%*
    159                $ 2,405,888          11-Nov-08           11-Nov-28       7.120%*
    160                $    34,250          11-Nov-18           11-Aug-23       7.300%*
    161                $ 2,084,379          11-Nov-13           11-Aug-28       7.170%*
    162                $ 2,147,146          11-Jan-09           11-Nov-23       7.000%*
    163                $ 2,030,657          11-Sep-13           11-Jul-28       7.140%*
    164                $ 2,085,932          11-Jan-09           11-Nov-28       7.000%*
    165                $ 1,926,526          11-Oct-13           11-Jul-28       8.500%*
    166                $ 1,822,375          11-Dec-13           11-Sep-28       7.250%*
    167                $ 1,874,908          11-Oct-13           11-Oct-28       7.900%*
    168                $ 1,465,012          11-Nov-13           11-Aug-23       7.140%*
    169                $ 1,930,707          11-Feb-09           11-Nov-25       7.500%*
    170                $ 1,990,874          11-Sep-08           11-Sep-28       8.500%*
    171                $ 1,749,527          11-Jan-09           11-Nov-23       7.000%*
    172                $ 1,532,894          11-Jan-09           11-Nov-18       7.950%*
    173                $ 1,383,272          11-Aug-13           11-May-23       7.170%*
    174                $ 1,900,078          11-Feb-09           11-Nov-28       7.250%*
    175                $ 1,630,241          11-Jan-09           11-Nov-23       7.000%*
    176                $   815,933          11-Nov-13           11-Aug-23       7.020%*
    177                $     -              11-Jan-14           11-Nov-18       6.480%*
    178                $ 1,749,737          11-Nov-08           11-Nov-28       7.120%*
    179                $ 1,545,876          11-Jan-14           11-Oct-28       7.400%*
    180                $ 1,548,800          11-Nov-13           11-Aug-28       7.440%*
    181                $ 1,588,245          11-Oct-13           11-Jul-28       8.500%*
    182                $   802,723          11-Oct-13           11-Jul-18       7.520%*
    183                $ 1,463,668          11-Oct-13           11-Jul-28       7.090%*
    184                $   806,024          11-Dec-13           11-Oct-18       7.800%*
    185                $ 1,428,145          11-Jan-14           11-Oct-28       7.080%*
    186                $ 1,618,534          11-Jan-09           11-Nov-28       7.350%*
    187                $ 1,438,676          11-Aug-13           11-May-28       7.520%*
    188                $ 1,395,961          11-Nov-13           11-Aug-28       7.170%*
    189                $ 1,495,383          11-Jan-09           11-Oct-28       6.450%*
    190                $ 1,484,611          11-Jan-09           11-Oct-28       6.320%*
    191                $ 1,359,835          11-Dec-11           11-Sep-28       7.010%*
    192                $ 1,310,257          11-Sep-13           11-Sep-28       7.500%*
    193                $     -              11-Sep-13           11-Jun-18       7.700%*
    194                $ 1,232,703          11-Dec-13           11-Oct-28       6.610%*
    195                $ 1,419,599          11-Feb-09           11-Nov-28       7.250%*
    196                $ 1,317,625          11-Jan-11           11-Jan-26       10.360%
    197                $ 1,272,313          11-Dec-09           11-Dec-24       10.631%
    198                $ 1,155,590          11-Aug-13           11-May-28       7.390%*
    199                $   701,431          11-May-13           11-May-18       8.940%*
    200                $    43,592          11-Jun-13           11-Jul-23       7.270%*
    201                $   382,596           1-Feb-19            1-Feb-19       7.540%
    202                $   396,822           1-Feb-19            1-Feb-19       7.540%
    203                $ 1,174,772          11-Dec-08           11-Oct-28       6.770%*
    204                $   853,672          11-Jan-14           11-Oct-23       7.150%*
    205                $   396,841           1-Feb-19            1-Feb-19       7.540%
    206                $     -              11-Jun-17           11-Jun-17       7.290%*
    207                $   337,923           1-Feb-19            1-Feb-19       7.430%
    208                $ 1,005,317          11-Aug-13           11-May-28       7.400%*
    209                $ 1,034,226          11-Jan-09           11-Oct-28       6.750%*
    210                $   753,571          11-Nov-18           11-Sep-28       7.490%*
    211                $   922,059          11-Jul-13           11-Apr-28       7.270%*
    212                $   779,110          11-Jun-13           11-Jun-23       7.490%*
    213                $     -              11-Nov-18           11-Nov-18       7.500%*
    214                $   492,951          11-Nov-13           11-Aug-18       7.500%*
    215                $   483,652          11-Nov-13           11-Aug-23       7.210%*
    216                $ 1,016,523          11-Nov-08           11-Nov-28       8.250%*
    217                $   965,696          11-Jan-09           11-Oct-28       7.430%*
    218                $   895,801          11-Jan-09           11-Nov-23       7.770%*
    219                $   681,194          11-Jan-14           11-Nov-23       6.880%*
    220                $   699,198          11-Aug-13           11-May-23       7.370%*
    221                $   296,793           1-Feb-19            1-Feb-19       7.540%

                                   Annex A-5

                                      Annex A: Characteristics of the Notes in the Pool

                                                                                                                     Anticipated
    Loan                                                                 Non-Level        Additional                  Remaining
     #                          Loan Name                     Amort.       Amort.           Amort.      Seasoning       Term
     -                          ---------                     ------       ------           ------      ---------       ----
    147      Comfort Inn-Chicopee                              275                                          7            176
    148      Kimberly Lakes Apartments                         360                                          5            177
    149      Fairfield Park                                    300                                          3            119
    150      Pike Park Plaza                                   360                                          7            176
    151      Stonesthrow Apts.                                 360                                          7            176
    152      MA Winter Building                                360                                          8            175
    153      Southport I and II                                333                                          7            176
    154      Regency Office.                                   360                                          7            173
    155      Jefferson City Holiday Inn Express                240                                         10            173
    156      Perry Judd's - Mt. Jackson                        239          Yes                             6            233
    157      Brooklyn Park Shopping Center                     300                                          7            176
    158      South Robert Plaza                                360                                          4            119
    159      Broadmoor                                         360                                          4            116
    160      Brentwood/Pontchartrain Apts                      300                           240            7            236
    161      Embassy Apts.                                     360                                          7            176
    162      Puente Hills Business Park                        300                                          4            118
    163      Mountain Valley Apartments                        360                                          8            174
    164      Pine Crest Square                                 360                                          4            118
    165      Medical Arts Office Bldg.                         360                                          8            175
    166      Creekside Commons                                 360                                          6            177
    167      Postal Building                                   360                                          5            175
    168      Gateway Center                                    300                                          7            176
    169      Strawberry Square.                                324                                          4            119
    170      Paseo Verde                                       360                                          6            114
    171      1430 N. Dearborn                                  300                                          4            118
    172      Holiday Inn - Boulevard                           240                                          4            118
    173      Menlo Manor Apts.                                 300                                         10            173
    174      Arlington Arms                                    360                                          4            119
    175      1504 N. Dearborn                                  300                                          4            118
    176      Autumn Ridge Apts.                                300                           240            7            176
    177      Holiday Inn Express-TN                            240                           180            4            178
    178      Ward Parkway                                      360                                          4            116
    179      One Court Street                                  360                                          5            178
    180      Greenspring Village Professional                  360                                          7            176
    181      701 Santa Monica Blvd.                            360                                          8            175
    182      Econo Lodge--Waldorf                              240                                          8            175
    183      Cannon Valley Apts.                               360                                          8            175
    184      Econolodge Central                                240                                          5            177
    185      414-416 E. Cooper Street                          360                                          5            178
    186      Community Shopping Center - Landover              360                                          4            118
    187      Brookfield Apts.                                  360                                         10            173
    188      Regency Plaza Apts.                               360                                          7            176
    189      Blacksburg Square                                 360                                          5            118
    190      Kenora Park Apartments                            360                                          5            118
    191      Kennedy Center                                    360                                          6            153
    192      Grand Island                                      360                                          6            174
    193      Sleep Inn Richmond                                240                           180            9            174
    194      Raintree Apartments                               360                                          5            177
    195      Greenway Allen Phase II                           360                                          4            119
    196      Nationwide Housing - Cedar Ridge                  360                                         38            142
    197      Nationwide Housing - Blue Heron                   323                                         13            129
    198      Ore Creek Apartments                              360                                         10            173
    199      Best Western/New Englander Inn                    240                                         10            170
    200      MSP Associates Industrial Complex                 300                           180            8            171
    201      Dairy Mart - Amelia                               281          Yes                             6            239
    202      Dairy Mart - Ontario                              284          Yes                             6            239
    203      Airport Apts.                                     360                                          5            117
    204      University Square Mall                            300                                          5            178
    205      Dairy Mart - Grove City                           285          Yes                             6            239
    206      Revco Store                                       230                                         11            219
    207      Dairy Mart - Liberty Westchester                  279          Yes                             5            239
    208      Gallant Place Apartments                          360                                         10            173
    209      Lafayette Square Apartments                       360                                          5            118
    210      Miller East Office Building                       360                                          6            236
    211      Morningside Apartments                            360                                         11            172
    212      Bella Casa MHP                                    300                                          9            171
    213      Kaleidoscope Shopping Center                      240                           180            4            236
    214      Weatherbridge Flex Facility                       240                                          7            176
    215      Professional Building East                        300                           240            7            176
    216      Hobbs Plaza                                       360                                          4            116
    217      The Woods Condominiums                            360                                          5            118
    218      Corporate Park I                                  300                                          4            118
    219      Madison East Apartments                           300                                          4            178
    220      Cato Fashion Center                               300                                         10            173
    221      Dairy Mart - Rootstown                            283          Yes                             6            239

                                                                              Balloon/
                                                                            Anticipated
    Loan            Remaining                         Cut-off Date           Repayment
     #               Lockout         DSCR                 LTV                Date LTV
     -               -------         ----                 ---                --------
    147                169           1.49                61.4%                 38.1%
    148                174           1.23                74.7%                 59.6%
    149                116           1.71                54.3%                 43.5%
    150                169           3.75                25.7%                 19.8%
    151                169           1.92                53.2%                 40.6%
    152                168           1.23                65.5%                 53.4%
    153                169           1.24                68.9%                 52.0%
    154                166           1.55                65.6%                 50.6%
    155                166           1.66                64.8%                 27.8%
    156                232           1.00                97.6%                 0.0%
    157                169           1.35                65.8%                 42.7%
    158                112           1.49                75.2%                 65.0%
    159                115           1.54                60.9%                 53.5%
    160                229           1.23                79.3%                 1.0%
    161                169           1.34                78.6%                 60.4%
    162                115           1.69                51.7%                 41.3%
    163                167           1.73                66.7%                 51.4%
    164                115           1.59                72.5%                 63.2%
    165                168           1.55                63.6%                 51.8%
    166                170           1.45                69.0%                 53.2%
    167                174           1.27                63.4%                 50.7%
    168                169           1.27                70.2%                 44.4%
    169                112           1.99                57.3%                 48.3%
    170                113           1.26                68.5%                 62.2%
    171                114           1.36                75.5%                 60.3%
    172                114           1.38                49.7%                 34.8%
    173                166           1.41                77.7%                 49.4%
    174                116           1.45                76.1%                 66.7%
    175                114           1.40                78.5%                 62.7%
    176                169           1.35                75.5%                 30.4%
    177                171           1.57                58.6%                 0.0%
    178                115           1.62                60.4%                 53.0%
    179                171           1.52                64.3%                 49.9%
    180                169           1.34                62.2%                 48.4%
    181                168           1.31                51.3%                 41.8%
    182                168           1.76                56.5%                 23.6%
    183                168           1.53                77.9%                 59.7%
    184                174           1.69                67.3%                 28.8%
    185                171           1.59                62.3%                 47.6%
    186                115           1.80                63.4%                 55.8%
    187                166           1.46                76.6%                 59.9%
    188                169           1.41                74.7%                 57.4%
    189                111           1.49                72.6%                 62.3%
    190                111           1.47                78.9%                 67.5%
    191                146           1.36                76.2%                 61.8%
    192                170           1.38                75.8%                 59.6%
    193                167           1.48                64.3%                 0.0%
    194                174           1.50                63.2%                 47.4%
    195                112           1.36                73.0%                 63.9%
    196                141           1.40                51.9%                 43.6%
    197                128           1.15                59.0%                 50.2%
    198                166           1.24                76.1%                 59.3%
    199                163           1.79                56.9%                 27.0%
    200                164           2.04                50.5%                 1.5%
    201                238           1.00                98.1%                 26.4%
    202                238           1.00                98.2%                 28.3%
    203                114           1.36                79.7%                 69.1%
    204                171           1.53                55.2%                 34.8%
    205                238           1.00                99.6%                 29.4%
    206                212           1.14                78.2%                 0.0%
    207                238           1.00                98.5%                 25.5%
    208                166           1.37                68.9%                 53.6%
    209                111           1.71                72.4%                 62.7%
    210                233           1.47                71.3%                 45.0%
    211                165           1.69                66.1%                 51.2%
    212                164           1.47                61.2%                 40.2%
    213                235           1.44                43.9%                 0.0%
    214                169           1.22                67.7%                 28.2%
    215                169           1.46                65.8%                 26.9%
    216                115           1.41                60.1%                 54.2%
    217                111           1.75                66.4%                 58.5%
    218                114           1.32                71.8%                 58.7%
    219                175           1.70                79.0%                 49.4%
    220                166           1.38                74.0%                 47.6%
    221                238           1.00                95.3%                 27.0%

                                   Annex A-6

                                  Annex A: Characteristics of the Notes in the Pool

   Loan                                                                Loan           Cut-off Date Principal    Monthly
    #                               Loan Name                          Type                   Balance           Payment
    -                               ---------                          ----                   -------           -------
   222     Clinton Apts.                                              Hyper                 $ 1,034,819       $ 6,786.95
   223     Country Estates MHP                                        Hyper                 $ 1,015,542       $ 7,342.86
   224     Hilltop Center                                             Hyper                 $   996,571       $ 6,525.91
   225     Overland MHP                                               Hyper                 $   987,209       $ 7,176.61
   226     Dairy Mart - Salem                                        Balloon                $   865,241       $ 6,056.80
   227     Corporate Park III                                         Hyper                 $   856,213       $ 6,507.12
   228     Nationwide Housing - Raven Court                           Hyper                 $   824,372       $ 7,594.02
   229     Nationwide Housing - Country Cove                          Hyper                 $   804,636       $ 7,410.66
   230     Nationwide Housing - Meadow Lane                           Hyper                 $   603,449       $ 5,724.02

                      Balloon/Anticipated      Anticipated
    Loan                 Repayment Date         Repayment          Maturity
     #                      Balance               Date               Date           Rate
     -                      -------               ----               ----           ----
    222                    $ 781,851           11-Dec-13           11-Sep-28       6.810%*
    223                    $ 653,862           11-Jul-13           11-Jul-23       7.150%*
    224                    $ 864,639           11-Jan-09           11-Nov-28       6.810%*
    225                    $ 638,443           11-Apr-13           11-Apr-23       7.170%*
    226                    $ 278,247            1-Feb-19            1-Feb-19       7.540%
    227                    $ 700,355           11-Jan-09           11-Nov-23       7.770%*
    228                    $ 692,369           11-Jan-11           11-Jan-26      10.360%
    229                    $ 676,222           11-Jan-11           11-Jan-26      10.360%
    230                    $ 513,007           11-Dec-09           11-Dec-24      10.631%

                                   Annex A-7

                                        Annex A: Characteristics of the Notes in the Pool

                                                                                                                        Anticipated
    Loan                                                                Non-Level        Additional                      Remaining
     #                          Loan Name                 Amort.          Amort.           Amort.         Seasoning        Term
     -                          ---------                 ------          -----            ------         ---------        ----
    222      Clinton Apts.                                 360                                                 6           177
    223      Country Estates MHP                           300                                                 8           172
    224      Hilltop Center                                360                                                 4           118
    225      Overland MHP                                  300                                                11           169
    226      Dairy Mart - Salem                            289            Yes                                  6           239
    227      Corporate Park III                            300                                                 4           118
    228      Nationwide Housing - Raven Court              337                                                14           142
    229      Nationwide Housing - Country Cove             360                                                38           142
    230      Nationwide Housing - Meadow Lane              323                                                13           129

                                                                         Balloon/
                                                                        Anticipated
    Loan          Remaining                       Cut-off Date          Repayment
     #             Lockout              DSCR          LTV                Date LTV
     -             -------              ----          ---                --------

    222              170                1.43         79.6%                 60.1%
    223              165                1.60         67.7%                 43.6%
    224              115                1.90         55.4%                 48.0%
    225              162                1.50         71.8%                 46.4%
    226              238                1.00         96.1%                 30.9%
    227              114                1.30         68.5%                 56.0%
    228              141                1.18         58.5%                 49.1%
    229              141                1.41         44.0%                 37.0%
    230              128                1.24         41.6%                 35.4%

      *   Interest is computed based on the actual number of days elapsed in a 360 day year.
     **   Indicates premium loans.
     (1) The borrower prepaid $2,167,916 on the related closing date which amount represents 24 months of principal amortization. The borrower will pay interest only through March 11, 2000. During the interest only period the rate payable is 7.739% and does not amortize the premium.
     (2) The borrower prepaid $154,609 on the related closing date which amount represents 24 months of principal amortization. The borrower will pay interest only through October 11, 2000.

                                   Annex A-8

                      [This page intentionally left blank]

                        Annex B


  Loan #      Asset #               Property Name                                  Address
            DDR/DRA JV
     1           1      Ahwatukee Foothills Towne Center         Ray Road and 48th Street
     1           2      Tanasbourne Town Center                  185th Street & US-26
     1           3      Arrowhead Crossing                       S. 75th Ave.
     1           4      Eagan Promenade                          Yankee Doodle Road & I-35
     1           5      Eastchase Market                         Eastchase Parkway & I-30
     1           6      Maple Grove Crossing                     SEC Weaver Lk Rd. & Elm Creek Blv.


====================================================================================================================================
     2           1      Park LaBrea                              6200 West Third Street
     3           1      The Source                               1504 Old Country Road
====================================================================================================================================
            Prime Retail III
     4           1      Lighthouse Place                         601 Wabash Street
     4           2      Finger Lakes Outlet Center               655 Route 318
     4           3      Outlets at Gilroy III and IV             681 Leaversly Road, Suite 175
     4           4      Outlets at Gilroy I, II and V            681 Leaversly Road, Suite 175
     4           5      Kittery Outlet Village                   294 U.S. Route 1


====================================================================================================================================
     5           1      Springfield Mall                         6500 Sprinfield Mall
     6           1      Atlanta Marriott                         265 Peachtree Center Avenue
====================================================================================================================================
            Iowa Malls
     7           1      College Square Mall                      6301 University Avenue
     7           2      North Grand Mall                         2801 Grand Avenue
     7           3      Westland Mall                            550 S. Gear Ave.
     7           4      Marshall Town Center                     2500 S. Center St.


====================================================================================================================================
     8           1      Laurel Mall                              37700 Six Mile Road
     9           1      Baldwin Complex                          625 & 655 Eden Park Dr.
====================================================================================================================================
            Accor-M-Six Penvest I
    10           1      294                                      12733 So Hwy 33
    10           2      743                                      41900 Moreno Dr.
    10           3      1108                                     38300 Grand River Ave.
    10           4      1136                                     8911 State Hwy. 146
    10           5      385                                      820 I-45 South
    10           6      406                                      2800 I-10 Frontage Rd
    10           7      586                                      1800 Harding Hwy
    10           8      339                                      1607 Interstate 45
    10           9      1200                                     105 Jones Road
    10          10      290                                      1540 Hwy 93 South
    10          11      554                                      1289 E. Dubin-Granville
    10          12      1069                                     2324 Austin Parkway
    10          13      158                                      110 West Access Road
    10          14      1009                                     1560 East Fourth Street
    10          15      1264                                     1716 Fayetteville Road


====================================================================================================================================
    11           1      Best of the West Shopping Cntr           Lake Mead Boulevard & Rainbow Boulevard
    12           1      Hunter's Square                          30825 Orchard Lake Road
    13           1      Point Plaza                              19151 - 19251 Mack Avenue
    14           1      East Bank Club                           500 North Kingsbury
    15           1      Showplace                                2 and 101 Henry Adams Street
====================================================================================================================================
    16           1      Stephanie Street                         543 Stephanie Street
    17           1      Winchester Center                        1116-1336 S. Rochester Road
    18           1      Airport Plaza                            2611 Jefferson Davis Highway
    19           1      Airport Industrial                       3375 Koapaka Street
    20           1      Lakeshore Athletic Club                  1320 West Fullerton Ave.
====================================================================================================================================
    21           1      Renaissance Center                       1350 Euclid Avenue
    22           1      Santa Monica Business Park               2940-3440 Ocean Park Blvd.
    23           1      Brewery Park II                          1155 Brewery Park Ave
    24           1      Robertson Plaza                          1200 North Robertson Blvd.
    25           1      Olympic Plaza Office Building            11500 West Olympic Blvd.
====================================================================================================================================
    26           1      125 County Line Rd.                      125 East County Line Road
    27           1      Castlepark                               2065 College Park
    28           1      Two Century Center                       1700 E. Golf Road
    29           1      609 H Street                             609 H Street, NE
    30           1      Cobb Theatre/Main St. Plaza              1991 Main Street
====================================================================================================================================
    31           1      Peru Mall                                Rte. 251
    32           1      UCLA Medical Office.                     1245 16th Street
    33           1      Dictaphone Corporation                   3191 Broadbridge Avenue
    34           1      Wild Basin Office                        108/110 Wild Basin Road
    35           1      Princess City Plaza                      Day Road & Grape Road
====================================================================================================================================
    36           1      Westside South Shopping Center           68 Westbank Express
    37           1      Highpoint                                200 South Main Street
    38           1      Oak Brook Business Center/CLTV           2000 York Road
    39           1      Soho Grand Hotel                         310 West Broadway
    40           1      Highlands I                              5755 East River road
    41           1      Bentley Mills Distribution Facility      14641 Don Julian Road
====================================================================================================================================
            Morgantown Mall and Commons
    42           1      Morgantown Mall                          9500 Mall Road
    42           2      Morgantown Commons                       9500 Mall Road


====================================================================================================================================
    43           1      Perry Judd's - Strasburg                 294 Front Royal Road
====================================================================================================================================
            Lorretto/Playhouse
    44           1      Loretto Town Center                      505 S. Main Street
    44           2      Playhouse Square                         1220 Huron Road


====================================================================================================================================
    45           1      Centerpark One Office Building           4041 Powder Mill Road
    46           1      Petersilie Portfolio                     Various Locations
    47           1      Angel Park Apt                           8440 Westcliff Drive



  Loan #      Asset #               Property Name                         City            State           Zip
            DDR/DRA JV
     1           1      Ahwatukee Foothills Towne Center         Phoenix                    AZ            85044
     1           2      Tanasbourne Town Center                  Hillsboro                  OR            97006
     1           3      Arrowhead Crossing                       Phoenix                    AZ            85382
     1           4      Eagan Promenade                          Eagan                      MN            55121
     1           5      Eastchase Market                         Ft. Worth                  TX            76120
     1           6      Maple Grove Crossing                     Maple Grove                MN            55369


=======================================================================================================================
     2           1      Park LaBrea                              Los Angeles                CA            90036
     3           1      The Source                               Westbury                   NY            11590
=======================================================================================================================
            Prime Retail III
     4           1      Lighthouse Place                         Michigan City              IN            46360
     4           2      Finger Lakes Outlet Center               Waterloo                   NY            13168
     4           3      Outlets at Gilroy III and IV             Gilroy                     CA            95020
     4           4      Outlets at Gilroy I, II and V            Gilroy                     CA            95020
     4           5      Kittery Outlet Village                   Kittery                    ME            03911


=======================================================================================================================
     5           1      Springfield Mall                         Springfield                VA            22150
     6           1      Atlanta Marriott                         Atlanta                    GA            30343
=======================================================================================================================
            Iowa Malls
     7           1      College Square Mall                      Cedar Falls                IA            50613
     7           2      North Grand Mall                         Ames                       IA            50010
     7           3      Westland Mall                            West Burlington            IA            52655
     7           4      Marshall Town Center                     Marshalltown               IA            50158


=======================================================================================================================
     8           1      Laurel Mall                              Livonia                    MI            48150
     9           1      Baldwin Complex                          Cincinatti                 OH            45202
=======================================================================================================================
            Accor-M-Six Penvest I
    10           1      294                                      Santa Nella                CA            95322
    10           2      743                                      Temecula                   CA            92590
    10           3      1108                                     Farmington Hills           MI            48335
    10           4      1136                                     Baytow000n                 TX            77520
    10           5      385                                      Conroe                     TX            77304
    10           6      406                                      Port Allen                 LA            70767
    10           7      586                                      Lima                       OH            45804
    10           8      339                                      Huntville                  TX            77340
    10           9      1200                                     Spartanburg                SC            29303
    10          10      290                                      Kalispell                  MT            59901
    10          11      554                                      Columbus                   OH            43229
    10          12      1069                                     Flint                      MI            48507
    10          13      158                                      Longview                   TX            75601
    10          14      1009                                     Ontario                    CA            91764
    10          15      1264                                     Van Buren                  AR            72956


=======================================================================================================================
    11           1      Best of the West Shopping Cntr           Las Vegas                  NV            89108
    12           1      Hunter's Square                          Farmington Hills           MI            48334
    13           1      Point Plaza                              Gross Point                MI            48236
    14           1      East Bank Club                           Chicago                    IL            60610
    15           1      Showplace                                San Francisco              CA            94103
=======================================================================================================================
    16           1      Stephanie Street                         Henderson                  NV            89009
    17           1      Winchester Center                        Rochester Hills            MI            48307
    18           1      Airport Plaza                            Crystal City               VA            22202
    19           1      Airport Industrial                       Honolulu                   HI            96819
    20           1      Lakeshore Athletic Club                  Chicago                    IL            60614
=======================================================================================================================
    21           1      Renaissance Center                       Cleveland                  OH            44115
    22           1      Santa Monica Business Park               Santa Monica               CA            90405
    23           1      Brewery Park II                          Detroit                    MI            48226
    24           1      Robertson Plaza                          Los Angeles                CA            90048
    25           1      Olympic Plaza Office Building            Los Angeles                CA            90064
=======================================================================================================================
    26           1      125 County Line Rd.                      Warminister                PA            18974
    27           1      Castlepark                               San Bernadino              CA            92407
    28           1      Two Century Center                       Schaumburg                 IL            60173
    29           1      609 H Street                             Washington                 DC            20002
    30           1      Cobb Theatre/Main St. Plaza              Sarasota                   FL            34320
=======================================================================================================================
    31           1      Peru Mall                                Peru                       IL            61354
    32           1      UCLA Medical Office.                     Santa Monica               CA            90404
    33           1      Dictaphone Corporation                   Stratford                  CT            06497
    34           1      Wild Basin Office                        Austin                     TX            78746
    35           1      Princess City Plaza                      Mishawaka                  IN            46544
=======================================================================================================================
    36           1      Westside South Shopping Center           Gretna                     LA            70053
    37           1      Highpoint                                High Point                 NC            27261
    38           1      Oak Brook Business Center/CLTV           Oak Brook                  IL            60521
    39           1      Soho Grand Hotel                         New York                   NY            10013
    40           1      Highlands I                              Tucson                     AZ            85750
    41           1      Bentley Mills Distribution Facility      City of Industry           CA            91746
=======================================================================================================================
            Morgantown Mall and Commons
    42           1      Morgantown Mall                          Morgantown                 WV            26505
    42           2      Morgantown Commons                       Morgantown                 WV            26505


=======================================================================================================================
    43           1      Perry Judd's - Strasburg                 Strasburg                  VA            22657
=======================================================================================================================
            Lorretto/Playhouse
    44           1      Loretto Town Center                      Las Cruces                 NM            88001
    44           2      Playhouse Square                         Cleveland                  OH            44115


=======================================================================================================================
    45           1      Centerpark One Office Building           Calverton                  MD            20705
    46           1      Petersilie Portfolio                     Boone                      NC            28607
    47           1      Angel Park Apt                           Las Vegas                  NV            89128


                                                                                           Year Built/                Unit
  Loan #      Asset #               Property Name              Property Type                Renovated        Units    Type
            DDR/DRA JV
     1           1      Ahwatukee Foothills Towne Center      Retail-Anchored                 1996            550,665 sf
     1           2      Tanasbourne Town Center               Retail-Anchored                 1995            307,811 sf
     1           3      Arrowhead Crossing                    Retail-Anchored                 1994            354,680 sf
     1           4      Eagan Promenade                       Retail-Anchored                 1996            278,510 sf
     1           5      Eastchase Market                      Retail-Anchored                 1997            235,027 sf
     1           6      Maple Grove Crossing                  Retail-Anchored                 1996            250,436 sf
                                                                                                           ----------
                                                                                                            1,977,129
====================================================================================================================================
     2           1      Park LaBrea                           Multifamily                   1943/1995           4,226 units
     3           1      The Source                            Retail-Anchored                 1997            521,486 sf
====================================================================================================================================
            Prime Retail III
     4           1      Lighthouse Place                      Retail-Anchored               1987/1997         492,915 sf
     4           2      Finger Lakes Outlet Center            Retail-Anchored                 1995            391,830 sf
     4           3      Outlets at Gilroy III and IV          Retail-Anchored               1989/1995         305,207 sf
     4           4      Outlets at Gilroy I, II and V         Retail-Anchored               1989/1995         271,875 sf
     4           5      Kittery Outlet Village                Retail-Anchored               1984/1995         131,345 sf
                                                                                                           ----------
                                                                                                            1,593,172
====================================================================================================================================
     5           1      Springfield Mall                      Retail-Anchored               1973/1991       1,415,660 sf
     6           1      Atlanta Marriott                      Hotel-Full Service            1985/1997           1,671 rooms
====================================================================================================================================
            Iowa Malls
     7           1      College Square Mall                   Retail-Anchored               1969/1987         561,711 sf
     7           2      North Grand Mall                      Retail-Anchored               1971/1991         349,990 sf
     7           3      Westland Mall                         Retail-Anchored                 1972            339,899 sf
     7           4      Marshall Town Center                  Retail-Anchored                 1972            344,165 sf
                                                                                                           ----------
                                                                                                            1,595,765
====================================================================================================================================
     8           1      Laurel Mall                           Retail-Anchored               1989/1994         355,394 sf
     9           1      Baldwin Complex                       Office                        1922/1988         455,214 sf
====================================================================================================================================
            Accor-M-Six Penvest I
    10           1      294                                   Hotel-Ltd. Service            1978/1998             111 rooms
    10           2      743                                   Hotel-Ltd. Service            1988/1998             135 rooms
    10           3      1108                                  Hotel-Ltd. Service            1985/1997             106 rooms
    10           4      1136                                  Hotel-Ltd. Service            1980/1997             124 rooms
    10           5      385                                   Hotel-Ltd. Service            1981/1996             123 rooms
    10           6      406                                   Hotel-Ltd. Service            1982/1997             132 rooms
    10           7      586                                   Hotel-Ltd. Service            1967/1996              97 rooms
    10           8      339                                   Hotel-Ltd. Service            1980/1997             122 rooms
    10           9      1200                                  Hotel-Ltd. Service            1990/1998             124 rooms
    10          10      290                                   Hotel-Ltd. Service            1979/1997             114 rooms
    10          11      554                                   Hotel-Ltd. Service            1975/1996              89 rooms
    10          12      1069                                  Hotel-Ltd. Service            1988/1997             107 rooms
    10          13      158                                   Hotel-Ltd. Service            1974/1997              78 rooms
    10          14      1009                                  Hotel-Ltd. Service            1972/1997              69 rooms
    10          15      1264                                  Hotel-Ltd. Service            1974/1997              94 rooms
                                                                                                           ----------
                                                                                                                1,625
====================================================================================================================================
    11           1      Best of the West Shopping Cntr        Retail-Anchored                 1997            474,611 sf
    12           1      Hunter's Square                       Retail-Anchored               1981/1996         356,875 sf
    13           1      Point Plaza                           Office                          1990            270,576 sf
    14           1      East Bank Club                        Health Club                   1980/1990         454,272 sf
    15           1      Showplace                             Office                        1900/1975         396,555 sf
====================================================================================================================================
    16           1      Stephanie Street                      Retail-Anchored               1996/1997         381,998 sf
    17           1      Winchester Center                     Retail-Anchored               1974/1997         317,958 sf
    18           1      Airport Plaza                         Office                          1985            195,363 sf
    19           1      Airport Industrial                    Industrial                    1988/1992         697,759 sf
    20           1      Lakeshore Athletic Club               Health Club                   1979/1990         136,900 sf
====================================================================================================================================
    21           1      Renaissance Center                    Office                          1990            245,275 sf
    22           1      Santa Monica Business Park            Office                          1980            808,780 sf
    23           1      Brewery Park II                       Office                          1990            223,923 sf
    24           1      Robertson Plaza                       Office                          1965            168,285 sf
    25           1      Olympic Plaza Office Building         Office                        1983/1997         243,892 sf
====================================================================================================================================
    26           1      125 County Line Rd.                   Office                        1945/1998         503,298 sf
    27           1      Castlepark                            Multifamily                     1988                508 units
    28           1      Two Century Center                    Office                          1989            217,931 sf
    29           1      609 H Street                          Office                        1988/1994         184,566 sf
    30           1      Cobb Theatre/Main St. Plaza           Retail-Anchored               1986/1996          25,653 sf
====================================================================================================================================
    31           1      Peru Mall                             Retail-Anchored               1974/1996         360,676 sf
    32           1      UCLA Medical Office.                  Office                        1989/1995          57,457 sf
    33           1      Dictaphone Corporation                Office                        1956/1986         138,112 sf
    34           1      Wild Basin Office                     Office                        1985/1998         138,715 sf
    35           1      Princess City Plaza                   Retail-Anchored                 1997            171,964 sf
====================================================================================================================================
    36           1      Westside South Shopping Center        Retail-Anchored               1961/1995         275,490 sf
    37           1      Highpoint                             Retail-Quasi-Anchored         1964/1997         242,497 sf
    38           1      Oak Brook Business Center/CLTV        Office                        1959/1987         199,245 sf
    39           1      Soho Grand Hotel                      Hotel-Full Service              1996                369 rooms
    40           1      Highlands I                           Multifamily                   1986/1998             426 units
    41           1      Bentley Mills Distribution Facility   Industrial                      1967            308,596 sf
====================================================================================================================================
            Morgantown Mall and Commons
    42           1      Morgantown Mall                       Retail-Anchored               1990/1997         542,397 sf
    42           2      Morgantown Commons                    Retail-Anchored                 1991            230,843 sf
                                                                                                           ----------
                                                                                                              773,240
====================================================================================================================================
    43           1      Perry Judd's - Strasburg              Industrial                    1975/1998         339,239 sf
====================================================================================================================================
            Lorretto/Playhouse
    44           1      Loretto Town Center                   Office                        1965/1988         116,895 sf
    44           2      Playhouse Square                      Office                        1920/1985         101,204 sf
                                                                                                           ----------
                                                                                                              218,099
====================================================================================================================================
    45           1      Centerpark One Office Building        Office                          1985            119,901 sf
    46           1      Petersilie Portfolio                  Multifamily                   1970/1980             411 units
    47           1      Angel Park Apt                        Multifamily                   1987/1997             248 units


                                                                   Cut-off Date         Cut-off Date Principal
  Loan #      Asset #               Property Name                Principal Balance           Balance/Unit        1997 Revenue
            DDR/DRA JV
     1           1      Ahwatukee Foothills Towne Center            $ 48,444,049               $     88           $ 7,534,905
     1           2      Tanasbourne Town Center                     $ 26,450,394               $     86           $ 2,498,114
     1           3      Arrowhead Crossing                          $ 23,333,514               $     66           $ 4,640,757
     1           4      Eagan Promenade                             $ 21,184,246               $     76           $ 1,298,287
     1           5      Eastchase Market                            $ 18,529,305               $     79           $ 2,236,419
     1           6      Maple Grove Crossing                        $ 18,058,492               $     72           $ 3,612,820
                                                                    ------------               --------           -----------
                                                                    $156,000,000               $     79           $21,821,302
====================================================================================================================================
     2           1      Park LaBrea                                 $140,613,989               $ 66,547           $52,134,561
     3           1      The Source                                  $124,000,000               $    238
====================================================================================================================================
            Prime Retail III
     4           1      Lighthouse Place                            $ 28,008,835               $     79           $ 8,289,837
     4           2      Finger Lakes Outlet Center                  $ 22,558,660               $     80           $ 6,766,016
     4           3      Outlets at Gilroy III and IV                $ 22,069,515               $    100           $ 8,095,037
     4           4      Outlets at Gilroy I, II and V               $ 18,521,535               $     95           $ 6,793,647
     4           5      Kittery Outlet Village                      $  6,719,815               $     71           $ 3,350,252
                                                                    ------------               --------           -----------
                                                                    $ 97,878,360               $     85           $33,294,789
====================================================================================================================================
     5           1      Springfield Mall                            $ 90,394,069               $    128           $31,253,147
     6           1      Atlanta Marriott                            $ 80,770,298               $  96,673          $85,397,565
====================================================================================================================================
            Iowa Malls
     7           1      College Square Mall                         $ 30,425,937               $     54           $ 5,802,789
     7           2      North Grand Mall                            $ 18,414,036               $     53           $ 4,424,964
     7           3      Westland Mall                               $ 10,118,783               $     30           $ 2,853,868
     7           4      Marshall Town Center                        $  6,916,852               $     20           $ 2,731,582
                                                                    ------------               --------           -----------
                                                                    $ 65,875,608               $     41           $15,813,203
====================================================================================================================================
     8           1      Laurel Mall                                 $ 53,588,156               $    151           $10,295,621
     9           1      Baldwin Complex                             $ 48,875,113               $    107           $ 7,677,446
====================================================================================================================================
            Accor-M-Six Penvest I
    10           1      294                                         $  3,787,460               $ 47,391           $ 1,020,811
    10           2      743                                         $  3,550,744               $ 36,530           $ 1,033,524
    10           3      1108                                        $  3,314,028               $ 43,423           $   918,793
    10           4      1136                                        $  3,156,217               $ 35,352           $   976,419
    10           5      385                                         $  3,156,217               $ 35,639           $ 1,082,973
    10           6      406                                         $  3,156,217               $ 33,209           $ 1,081,294
    10           7      586                                         $  2,919,501               $ 41,803           $   937,018
    10           8      339                                         $  2,761,690               $ 31,440           $   830,644
    10           9      1200                                        $  2,682,784               $ 30,049           $   944,515
    10          10      290                                         $  2,682,784               $ 32,685           $   679,592
    10          11      554                                         $  2,209,352               $ 34,478           $   894,696
    10          12      1069                                        $  2,130,446               $ 27,654           $   816,278
    10          13      158                                         $  1,657,014               $ 29,505           $   469,026
    10          14      1009                                        $  1,578,108               $ 31,765           $   664,827
    10          15      1264                                        $  1,578,108               $ 23,317           $   589,743
                                                                    ------------               --------           -----------
                                                                    $ 40,320,671               $ 30,481           $12,940,153
====================================================================================================================================
    11           1      Best of the West Shopping Cntr              $ 40,142,266               $     85           $ 2,882,577
    12           1      Hunter's Square                             $ 39,854,911               $    112           $ 6,589,773
    13           1      Point Plaza                                 $ 39,268,946               $    145           $ 7,547,955
    14           1      East Bank Club                              $ 36,492,811               $     80           $34,383,011
    15           1      Showplace                                   $ 36,468,858               $     92           $ 7,319,650
====================================================================================================================================
    16           1      Stephanie Street                            $ 32,653,816               $     85           $ 3,596,073
    17           1      Winchester Center                           $ 30,738,896               $     97           $ 3,147,193
    18           1      Airport Plaza                               $ 30,406,423               $    156           $ 4,942,844
    19           1      Airport Industrial                          $ 30,343,508               $    100           $12,288,134
    20           1      Lakeshore Athletic Club                     $ 29,822,676               $    218           $11,799,534
====================================================================================================================================
    21           1      Renaissance Center                          $ 28,906,669               $    118           $ 5,306,831
    22           1      Santa Monica Business Park                  $ 25,862,212               $     32           $15,618,415
    23           1      Brewery Park II                             $ 25,775,402               $    115           $ 5,505,615
    24           1      Robertson Plaza                             $ 25,003,107               $    149           $ 3,641,815
    25           1      Olympic Plaza Office Building               $ 24,281,498               $    100           $ 4,266,126
====================================================================================================================================
    26           1      125 County Line Rd.                         $ 22,588,653               $     45           $ 2,662,446
    27           1      Castlepark                                  $ 20,917,181               $ 41,176           $ 3,178,302
    28           1      Two Century Center                          $ 20,411,849               $     94           $ 5,562,700
    29           1      609 H Street                                $ 19,935,641               $    108           $ 4,346,597
    30           1      Cobb Theatre/Main St. Plaza                 $ 17,737,830               $    691           $ 2,353,497
====================================================================================================================================
    31           1      Peru Mall                                   $ 17,730,768               $     49           $ 3,830,007
    32           1      UCLA Medical Office.                        $ 17,500,921               $    305           $ 2,690,380
    33           1      Dictaphone Corporation                      $ 15,275,478               $    111
    34           1      Wild Basin Office                           $ 13,444,814               $     97           $ 2,148,118
    35           1      Princess City Plaza                         $ 12,590,791               $     73
====================================================================================================================================
    36           1      Westside South Shopping Center              $ 12,303,485               $     45           $ 2,414,715
    37           1      Highpoint                                   $ 12,043,639               $     50           $ 2,918,400
    38           1      Oak Brook Business Center/CLTV              $ 11,948,399               $     60           $ 2,546,613
    39           1      Soho Grand Hotel                            $ 11,940,271               $161,792           $31,739,899
    40           1      Highlands I                                 $ 11,858,641               $ 27,837
    41           1      Bentley Mills Distribution Facility         $ 11,685,718               $     48
====================================================================================================================================
            Morgantown Mall and Commons
    42           1      Morgantown Mall                             $  8,756,887               $     81           $ 7,087,483
    42           2      Morgantown Commons                          $  2,855,939               $     62           $ 2,068,814
                                                                    ------------               --------           -----------
                                                                    $ 11,612,826               $     75           $ 9,156,297
====================================================================================================================================
    43           1      Perry Judd's - Strasburg                    $ 11,582,366               $     34
====================================================================================================================================
            Lorretto/Playhouse
    44           1      Loretto Town Center                         $  6,828,136               $     58           $ 1,456,592
    44           2      Playhouse Square                            $  4,643,132               $     46           $ 1,273,313
                                                                    ------------               --------           -----------
                                                                    $ 11,471,269               $     53           $ 2,729,905
====================================================================================================================================
    45           1      Centerpark One Office Building              $ 11,248,709               $     94           $ 2,245,556
    46           1      Petersilie Portfolio                        $ 11,070,193               $ 26,935           $ 2,224,855
    47           1      Angel Park Apt                              $ 10,828,449               $ 43,663           $ 2,092,698


                                                                   Most Recent                               Underwritten
  Loan #      Asset #               Property Name                Period Revenue    Most Recent Period           Revenue
            DDR/DRA JV
     1           1      Ahwatukee Foothills Towne Center           $ 9,363,284          9/30/98               $ 9,220,588
     1           2      Tanasbourne Town Center                    $ 3,054,759          9/30/98               $ 4,650,320
     1           3      Arrowhead Crossing                         $ 4,755,151          9/30/98               $ 4,885,094
     1           4      Eagan Promenade                            $ 3,763,924          9/30/98               $ 4,044,288
     1           5      Eastchase Market                           $ 3,325,531          9/30/98               $ 3,434,921
     1           6      Maple Grove Crossing                       $ 3,823,943          9/30/98               $ 3,844,963
                                                                   -----------                                -----------
                                                                   $28,086,592                                $30,080,174
==================================================================================================================================
     2           1      Park LaBrea                                $53,215,262          7/31/98               $54,307,040
     3           1      The Source                                 $19,280,052          8/31/98               $25,569,359
==================================================================================================================================
            Prime Retail III
     4           1      Lighthouse Place                           $ 8,980,404          6/15/98               $ 9,137,831
     4           2      Finger Lakes Outlet Center                 $ 7,276,089          4/30/98               $ 7,215,263
     4           3      Outlets at Gilroy III and IV               $ 8,064,932          4/30/98               $ 8,133,121
     4           4      Outlets at Gilroy I, II and V              $ 6,768,383          4/30/98               $ 6,825,609
     4           5      Kittery Outlet Village                     $ 3,461,856          4/30/98               $ 3,487,034
                                                                   -----------                                -----------
                                                                   $34,551,664                                $34,798,858
==================================================================================================================================
     5           1      Springfield Mall                           $31,367,608          6/30/98               $31,521,315
     6           1      Atlanta Marriott                           $83,590,184          6/19/98               $83,590,184
==================================================================================================================================
            Iowa Malls
     7           1      College Square Mall                        $ 5,736,572          8/30/98               $ 5,548,120
     7           2      North Grand Mall                           $ 4,548,639          8/30/98               $ 4,411,052
     7           3      Westland Mall                              $ 2,760,091          8/30/98               $ 2,609,779
     7           4      Marshall Town Center                       $ 2,406,830          8/30/98               $ 2,406,656
                                                                   -----------                                -----------
                                                                   $15,452,132                                $14,975,607
==================================================================================================================================
     8           1      Laurel Mall                                $10,364,367          6/30/98               $10,486,754
     9           1      Baldwin Complex                            $ 8,171,071          9/30/98               $ 8,641,560
==================================================================================================================================
            Accor-M-Six Penvest I
    10           1      294                                        $ 1,020,811       YE 12/31/1997            $ 1,020,811
    10           2      743                                        $ 1,033,524       YE 12/31/1997            $ 1,033,524
    10           3      1108                                       $   918,793       YE 12/31/1997            $   918,793
    10           4      1136                                       $   976,419       YE 12/31/1997            $   976,419
    10           5      385                                        $ 1,082,973       YE 12/31/1997            $ 1,082,973
    10           6      406                                        $ 1,081,294       YE 12/31/1997            $ 1,081,294
    10           7      586                                        $   937,018       YE 12/31/1997            $   937,018
    10           8      339                                        $   830,644       YE 12/31/1997            $   830,644
    10           9      1200                                       $   944,515       YE 12/31/1997            $   944,515
    10          10      290                                        $   679,592       YE 12/31/1997            $   679,592
    10          11      554                                        $   894,696       YE 12/31/1997            $   894,696
    10          12      1069                                       $   816,278       YE 12/31/1997            $   816,278
    10          13      158                                        $   469,026       YE 12/31/1997            $   469,026
    10          14      1009                                       $   664,827       YE 12/31/1997            $   664,827
    10          15      1264                                       $   589,743       YE 12/31/1997            $   589,743
                                                                   -----------                                -----------
                                                                   $12,940,153                                $12,940,153
==================================================================================================================================
    11           1      Best of the West Shopping Cntr             $ 5,179,720          9/30/98               $ 5,992,313
    12           1      Hunter's Square                            $ 6,536,898          8/31/98               $ 6,711,820
    13           1      Point Plaza                                $ 7,545,070         6/30/1998              $ 7,537,327
    14           1      East Bank Club                             $36,739,748          6/30/98               $36,739,748
    15           1      Showplace                                  $ 7,297,000          7/31/98               $ 7,492,481
==================================================================================================================================
    16           1      Stephanie Street                           $ 4,246,723          9/30/98               $ 5,260,271
    17           1      Winchester Center                          $ 4,655,891          8/31/98               $ 4,640,939
    18           1      Airport Plaza                              $ 5,414,759          9/30/98               $ 5,311,575
    19           1      Airport Industrial                         $12,463,073          7/31/98               $12,636,520
    20           1      Lakeshore Athletic Club                    $12,239,443           9/8/98               $12,239,443
==================================================================================================================================
    21           1      Renaissance Center                         $ 5,442,964          8/31/98               $ 5,806,688
    22           1      Santa Monica Business Park                 $15,618,415          12/31/97              $15,618,415
    23           1      Brewery Park II                            $ 5,577,643          6/30/98               $ 5,342,893
    24           1      Robertson Plaza                            $ 3,935,966          6/30/98               $ 4,775,618
    25           1      Olympic Plaza Office Building              $ 4,427,650          7/31/98               $ 7,830,817
==================================================================================================================================
    26           1      125 County Line Rd.                        $ 2,471,529          7/31/98               $ 3,395,652
    27           1      Castlepark                                 $ 3,456,701          9/30/98               $ 3,461,869
    28           1      Two Century Center                         $ 5,542,625          8/31/98               $ 5,185,495
    29           1      609 H Street                               $ 4,389,141          8/31/98               $ 3,644,324
    30           1      Cobb Theatre/Main St. Plaza                $ 3,824,058          10/31/98              $ 3,654,479
==================================================================================================================================
    31           1      Peru Mall                                  $ 3,985,277          9/30/98               $ 4,030,927
    32           1      UCLA Medical Office.                       $ 2,738,230          6/30/98               $ 2,645,851
    33           1      Dictaphone Corporation                                                                $ 1,448,900
    34           1      Wild Basin Office                          $ 2,919,950          9/30/98               $ 2,805,271
    35           1      Princess City Plaza                        $ 1,339,605   1/98 - 9/98Annualized        $ 2,283,945
==================================================================================================================================
    36           1      Westside South Shopping Center             $ 2,327,998          5/31/98               $ 2,175,577
    37           1      Highpoint                                  $ 3,003,948          7/31/98               $ 2,870,870
    38           1      Oak Brook Business Center/CLTV             $ 2,662,560          8/31/98               $ 2,607,678
    39           1      Soho Grand Hotel                           $35,063,593          6/30/98               $32,243,552
    40           1      Highlands I                                $ 2,165,831          6/30/98               $ 2,197,180
    41           1      Bentley Mills Distribution Facility                                                   $ 1,300,349
==================================================================================================================================
            Morgantown Mall and Commons
    42           1      Morgantown Mall                            $ 7,113,780          6/30/98               $ 7,121,492
    42           2      Morgantown Commons                         $ 2,083,669          6/30/98               $ 2,076,480
                                                                   -----------                                -----------
                                                                   $ 9,197,449                                $ 9,197,972
==================================================================================================================================
    43           1      Perry Judd's - Strasburg
==================================================================================================================================
            Lorretto/Playhouse
    44           1      Loretto Town Center                        $ 1,498,535          6/30/98               $ 1,497,362
    44           2      Playhouse Square                           $ 1,371,333          8/31/98               $ 1,305,129
                                                                   -----------                                -----------
                                                                   $ 2,869,868                                $ 2,802,491
==================================================================================================================================
    45           1      Centerpark One Office Building             $ 2,305,232          6/30/98               $ 2,307,957
    46           1      Petersilie Portfolio                       $ 2,210,032          4/30/98               $ 2,223,971
    47           1      Angel Park Apt                             $ 2,070,432          4/30/98               $ 2,076,853


                                                                                    Most Recent
  Loan #      Asset #               Property Name                  1997 NOI          Period NOI       Underwritten NOI
            DDR/DRA JV
     1           1      Ahwatukee Foothills Towne Center         $ 5,563,865        $ 6,990,635         $ 6,763,724
     1           2      Tanasbourne Town Center                  $ 2,037,146        $ 2,525,869         $ 4,054,901
     1           3      Arrowhead Crossing                       $ 3,442,157        $ 3,427,545         $ 3,536,922
     1           4      Eagan Promenade                          $ 1,133,365        $ 2,683,288         $ 2,936,587
     1           5      Eastchase Market                         $ 1,573,078        $ 2,409,393         $ 2,500,482
     1           6      Maple Grove Crossing                     $ 2,376,152        $ 2,317,079         $ 2,306,214
                                                                 -----------        -----------         -----------
                                                                 $16,125,763        $20,353,809         $22,098,830
============================================================================================================================
     2           1      Park LaBrea                              $32,890,411        $33,973,368         $34,512,032
     3           1      The Source                                                  $10,291,747         $15,024,724
============================================================================================================================
            Prime Retail III
     4           1      Lighthouse Place                         $ 6,496,068        $ 7,077,933         $ 7,027,170
     4           2      Finger Lakes Outlet Center               $ 4,984,451        $ 5,507,573         $ 5,422,252
     4           3      Outlets at Gilroy III and IV             $ 5,707,534        $ 5,685,643         $ 5,589,176
     4           4      Outlets at Gilroy I, II and V            $ 4,789,968        $ 4,771,597         $ 4,690,638
     4           5      Kittery Outlet Village                   $ 2,249,591        $ 2,343,616         $ 2,157,990
                                                                 -----------        -----------         -----------
                                                                 $24,227,612        $25,386,362         $24,887,226
============================================================================================================================
     5           1      Springfield Mall                         $20,121,191        $20,309,860         $20,474,431
     6           1      Atlanta Marriott                         $29,775,530        $29,775,530         $29,632,796
============================================================================================================================
            Iowa Malls
     7           1      College Square Mall                      $ 3,702,866        $ 3,979,724         $ 3,522,438
     7           2      North Grand Mall                         $ 2,925,644        $ 3,123,286         $ 2,868,247
     7           3      Westland Mall                            $ 1,517,322        $ 1,636,079         $ 1,351,093
     7           4      Marshall Town Center                     $ 1,156,411        $ 1,407,761         $ 1,236,244
                                                                 -----------        -----------         -----------
                                                                 $ 9,302,243        $10,146,850         $ 8,978,022
============================================================================================================================
     8           1      Laurel Mall                              $ 6,407,896        $ 6,454,881         $ 6,584,474
     9           1      Baldwin Complex                          $ 5,658,785        $ 5,798,935         $ 6,256,640
============================================================================================================================
            Accor-M-Six Penvest I
    10           1      294                                      $   658,814        $   658,814         $   567,396
    10           2      743                                      $   524,777        $   524,777         $   432,253
    10           3      1108                                     $   432,319        $   432,319         $   350,134
    10           4      1136                                     $   425,646        $   425,646         $   338,329
    10           5      385                                      $   573,028        $   573,028         $   476,427
    10           6      406                                      $   613,440        $   613,440         $   516,718
    10           7      586                                      $   539,322        $   539,322         $   455,506
    10           8      339                                      $   410,909        $   410,909         $   336,607
    10           9      1200                                     $   534,561        $   534,561         $   450,074
    10          10      290                                      $   344,197        $   344,197         $   283,345
    10          11      554                                      $   406,391        $   406,391         $   326,382
    10          12      1069                                     $   403,688        $   403,688         $   330,508
    10          13      158                                      $   127,041        $   127,041         $    85,092
    10          14      1009                                     $   291,395        $   291,395         $   231,907
    10          15      1264                                     $   260,701        $   260,701         $   207,957
                                                                 -----------        -----------         -----------
                                                                 $ 6,546,229        $ 6,546,229         $ 5,388,635
============================================================================================================================
    11           1      Best of the West Shopping Cntr           $ 2,294,531        $ 4,357,988         $ 4,953,938
    12           1      Hunter's Square                          $ 4,598,470        $ 4,548,899         $ 4,671,929
    13           1      Point Plaza                              $ 4,663,991        $ 4,695,768         $ 4,648,724
    14           1      East Bank Club                           $ 9,902,583        $10,569,565         $10,470,095
    15           1      Showplace                                $ 4,817,333        $ 4,931,000         $ 4,759,277
============================================================================================================================
    16           1      Stephanie Street                         $ 3,174,489        $ 3,626,609         $ 4,551,009
    17           1      Winchester Center                        $ 2,485,673        $ 3,817,679         $ 3,763,694
    18           1      Airport Plaza                            $ 3,658,324        $ 4,115,036         $ 3,879,954
    19           1      Airport Industrial                       $ 8,284,072        $ 8,426,488         $ 8,188,177
    20           1      Lakeshore Athletic Club                  $ 5,076,370        $ 5,230,168         $ 4,971,003
============================================================================================================================
    21           1      Renaissance Center                       $ 3,124,473        $ 3,320,260         $ 3,555,628
    22           1      Santa Monica Business Park               $ 9,285,897        $ 9,285,897         $ 8,910,518
    23           1      Brewery Park II                          $ 3,394,153        $ 3,434,939         $ 3,188,701
    24           1      Robertson Plaza                          $ 2,007,386        $ 2,260,785         $ 3,157,854
    25           1      Olympic Plaza Office Building            $ 2,336,239        $ 2,661,669         $ 2,901,936
============================================================================================================================
    26           1      125 County Line Rd.                      $ 2,366,830        $ 2,180,166         $ 2,836,282
    27           1      Castlepark                               $ 1,834,060        $ 2,109,394         $ 2,090,291
    28           1      Two Century Center                       $ 3,398,579        $ 3,728,139         $ 2,901,251
    29           1      609 H Street                             $ 3,059,507        $ 3,080,463         $ 2,320,674
    30           1      Cobb Theatre/Main St. Plaza              $ 1,628,573        $ 2,533,595         $ 2,332,896
============================================================================================================================
    31           1      Peru Mall                                $ 2,435,099        $ 2,661,145         $ 2,503,001
    32           1      UCLA Medical Office.                     $ 2,011,620        $ 2,076,109         $ 1,894,401
    33           1      Dictaphone Corporation                                                          $ 1,448,900
    34           1      Wild Basin Office                        $ 1,112,010        $ 1,918,712         $ 1,768,479
    35           1      Princess City Plaza                                         $   953,663         $ 1,613,596
============================================================================================================================
    36           1      Westside South Shopping Center           $ 1,882,171        $ 1,753,860         $ 1,590,071
    37           1      Highpoint                                $ 1,762,023        $ 2,022,546         $ 1,743,982
    38           1      Oak Brook Business Center/CLTV           $ 1,648,065        $ 1,854,075         $ 1,688,416
    39           1      Soho Grand Hotel                         $13,249,354        $14,922,445         $12,426,229
    40           1      Highlands I                                                 $ 1,431,806         $ 1,414,476
    41           1      Bentley Mills Distribution Facility                                             $ 1,300,349
============================================================================================================================
            Morgantown Mall and Commons
    42           1      Morgantown Mall                          $ 5,124,721        $ 5,087,784         $ 4,904,392
    42           2      Morgantown Commons                       $ 1,916,696        $ 1,912,476         $ 1,823,848
                                                                 -----------        -----------         -----------
                                                                 $ 7,041,417        $ 7,000,260         $ 6,728,240
============================================================================================================================
    43           1      Perry Judd's - Strasburg
============================================================================================================================
            Lorretto/Playhouse
    44           1      Loretto Town Center                      $   850,903        $   890,056         $   891,885
    44           2      Playhouse Square                         $   730,915        $   807,999         $   709,266
                                                                 -----------        -----------         -----------
                                                                 $ 1,581,818        $ 1,698,055         $ 1,601,151
============================================================================================================================
    45           1      Centerpark One Office Building           $ 1,381,538        $ 1,487,504         $ 1,457,843
    46           1      Petersilie Portfolio                     $ 1,615,630        $ 1,582,635         $ 1,533,045
    47           1      Angel Park Apt                           $ 1,312,364        $ 1,260,719         $ 1,268,059


                                                                                             Net Cash
  Loan #      Asset #               Property Name                Net Cash Flow   NOI DSCR    Flow DSCR
            DDR/DRA JV
     1           1      Ahwatukee Foothills Towne Center          $ 6,425,928      2.10         2.00
     1           2      Tanasbourne Town Center                   $ 3,884,664      2.10         2.00
     1           3      Arrowhead Crossing                        $ 3,333,091      2.10         2.00
     1           4      Eagan Promenade                           $ 2,788,253      2.10         2.00
     1           5      Eastchase Market                          $ 2,348,896      2.10         2.00
     1           6      Maple Grove Crossing                      $ 2,191,248      2.10         2.00
                                                                  -----------      ----         ----
                                                                  $20,972,080      2.10         2.00
========================================================================================================
     2           1      Park LaBrea                               $33,456,532      1.37         1.33
     3           1      The Source                                $14,549,935      1.80         1.74
========================================================================================================
            Prime Retail III
     4           1      Lighthouse Place                          $ 6,425,113      1.66         1.54
     4           2      Finger Lakes Outlet Center                $ 4,953,974      1.66         1.54
     4           3      Outlets at Gilroy III and IV              $ 5,235,433      1.66         1.54
     4           4      Outlets at Gilroy I, II and V             $ 4,393,764      1.66         1.54
     4           5      Kittery Outlet Village                    $ 1,988,485      1.66         1.54
                                                                  -----------      ----         ----
                                                                  $22,996,769      1.66         1.54
========================================================================================================
     5           1      Springfield Mall                          $20,068,658      1.22         1.20
     6           1      Atlanta Marriott                          $25,453,287      2.06         1.77
========================================================================================================
            Iowa Malls
     7           1      College Square Mall                       $ 3,015,164      1.49         1.28
     7           2      North Grand Mall                          $ 2,597,730      1.49         1.28
     7           3      Westland Mall                             $ 1,086,097      1.49         1.28
     7           4      Marshall Town Center                      $ 1,011,404      1.49         1.28
                                                                  -----------      ----         ----
                                                                  $ 7,710,395      1.49         1.28
========================================================================================================
     8           1      Laurel Mall                               $ 6,317,503      1.32         1.27
     9           1      Baldwin Complex                           $ 5,570,862      1.42         1.27
========================================================================================================
            Accor-M-Six Penvest I
    10           1      294                                       $   516,356      1.54         1.00
    10           2      743                                       $   380,577      1.54         1.00
    10           3      1108                                      $   304,195      1.54         1.00
    10           4      1136                                      $   289,508      1.54         1.00
    10           5      385                                       $   422,278      1.54         1.00
    10           6      406                                       $   462,653      1.54         1.00
    10           7      586                                       $   408,655      1.54         1.00
    10           8      339                                       $   295,075      1.54         1.00
    10           9      1200                                      $   402,849      1.54         1.00
    10          10      290                                       $   249,366      1.54         1.00
    10          11      554                                       $   281,647      1.54         1.00
    10          12      1069                                      $   289,694      1.54         1.00
    10          13      158                                       $    61,641      1.54         1.00
    10          14      1009                                      $   198,666      1.54         1.00
    10          15      1264                                      $   178,470      1.54         1.00
                                                                  -----------      ----         ----
                                                                  $ 4,741,630      1.54         1.00
========================================================================================================
    11           1      Best of the West Shopping Cntr            $ 4,657,376      1.29         1.21
    12           1      Hunter's Square                           $ 4,417,005      1.28         1.21
    13           1      Point Plaza                               $ 4,434,994      1.27         1.21
    14           1      East Bank Club                            $ 8,633,107      2.94         2.43
    15           1      Showplace                                 $ 4,356,073      1.41         1.29
========================================================================================================
    16           1      Stephanie Street                          $ 4,315,960      1.56         1.48
    17           1      Winchester Center                         $ 3,567,588      1.34         1.27
    18           1      Airport Plaza                             $ 3,383,507      1.61         1.40
    19           1      Airport Industrial                        $ 7,665,917      1.44         1.35
    20           1      Lakeshore Athletic Club                   $ 4,359,031      1.89         1.66
========================================================================================================
    21           1      Renaissance Center                        $ 3,170,662      1.33         1.18
    22           1      Santa Monica Business Park                $ 7,295,286      4.51         3.70
    23           1      Brewery Park II                           $ 2,880,447      1.43         1.29
    24           1      Robertson Plaza                           $ 2,770,474      1.56         1.37
    25           1      Olympic Plaza Office Building             $ 2,494,020      1.42         1.22
========================================================================================================
    26           1      125 County Line Rd.                       $ 2,535,134      1.35         1.21
    27           1      Castlepark                                $ 1,957,195      1.25         1.17
    28           1      Two Century Center                        $ 2,457,904      1.64         1.39
    29           1      609 H Street                              $ 2,011,110      1.52         1.33
    30           1      Cobb Theatre/Main St. Plaza               $ 2,059,651      1.52         1.35
========================================================================================================
    31           1      Peru Mall                                 $ 2,164,666      1.60         1.38
    32           1      UCLA Medical Office.                      $ 1,753,304      1.35         1.25
    33           1      Dictaphone Corporation                    $ 1,448,900      1.00         1.00
    34           1      Wild Basin Office                         $ 1,580,130      1.41         1.26
    35           1      Princess City Plaza                       $ 1,497,061      1.47         1.37
========================================================================================================
    36           1      Westside South Shopping Center            $ 1,480,120      1.39         1.30
    37           1      Highpoint                                 $ 1,524,666      1.46         1.28
    38           1      Oak Brook Business Center/CLTV            $ 1,364,565      1.63         1.31
    39           1      Soho Grand Hotel                          $10,814,051      2.14         1.86
    40           1      Highlands I                               $ 1,333,776      1.28         1.21
    41           1      Bentley Mills Distribution Facility       $ 1,300,349      1.00         1.00
========================================================================================================
            Morgantown Mall and Commons
    42           1      Morgantown Mall                           $ 4,660,705      1.46         1.39
    42           2      Morgantown Commons                        $ 1,751,450      1.46         1.39
                                                                  -----------      ----         ----
                                                                  $ 6,412,155      1.46         1.39
========================================================================================================
    43           1      Perry Judd's - Strasburg                  $ 1,029,676      1.00         1.00
========================================================================================================
            Lorretto/Playhouse
    44           1      Loretto Town Center                       $   758,364      1.51         1.23
    44           2      Playhouse Square                          $   548,791      1.51         1.23
                                                                  -----------      ----         ----
                                                                  $ 1,307,155      1.51         1.23
========================================================================================================
    45           1      Centerpark One Office Building            $ 1,277,225      1.45         1.27
    46           1      Petersilie Portfolio                      $ 1,367,421      1.60         1.43
    47           1      Angel Park Apt                            $ 1,196,749      1.32         1.25

                                                                                                         Balloon/
                                                                                                       Anticipated
                                                                                                     Repayment Date       Current
Loan #  Asset #             Property Name               Lock Box            Value          LTV             LTV           Occupancy
        DDR/DRA JV
   1       1    Ahwatukee Foothills Towne Center          Hard          $ 76,000,000      64.3%           64.3%            100%
   1       2    Tanasbourne Town Center                   Hard          $ 45,000,000      64.3%           64.3%             98%
   1       3    Arrowhead Crossing                        Hard          $ 40,000,000      64.3%           64.3%            100%
   1       4    Eagan Promenade                           Hard          $ 32,000,000      64.3%           64.3%             99%
   1       5    Eastchase Market                          Hard          $ 24,500,000      64.3%           64.3%            100%
   1       6    Maple Grove Crossing                      Hard          $ 25,000,000      64.3%           64.3%            100%
                                                                        ------------      ----            ----
                                                                        $242,500,000      64.3%           64.3%
====================================================================================================================================
   2       1    Park LaBrea                               Soft          $410,000,000      68.6%           55.3%             98%
   3       1    The Source                                Hard          $178,000,000      69.7%           69.7%             98%
====================================================================================================================================
        Prime Retail III
   4       1    Lighthouse Place                          Hard          $ 81,500,000      57.1%           51.8%             97%
   4       2    Finger Lakes Outlet Center                Hard          $ 59,000,000      57.1%           51.8%             98%
   4       3    Outlets at Gilroy III and IV              Hard          $ 55,900,000      57.1%           51.8%             97%
   4       4    Outlets at Gilroy I, II and V             Hard          $ 59,500,000      57.1%           51.8%             97%
   4       5    Kittery Outlet Village                    Hard          $ 30,000,000      57.1%           51.8%            100%
                                                                        ------------      ----            ----
                                                                        $285,900,000      57.1%           51.8%
====================================================================================================================================
   5       1    Springfield Mall                          Hard          $243,000,000      74.4%           61.1%             94%
   6       1    Atlanta Marriott                          Hard          $288,000,000      56.1%           42.8%             67%
====================================================================================================================================
        Iowa Malls
   7       1    College Square Mall                       Hard          $ 36,800,000      77.8%           70.3%             94%
   7       2    North Grand Mall                          Hard          $ 23,000,000      77.8%           70.3%             98%
   7       3    Westland Mall                             Hard          $ 14,400,000      77.8%           70.3%            100%
   7       4    Marshall Town Center                      Hard          $ 10,500,000      77.8%           70.3%             98%
                                                                        ------------      ----            ----
                                                                        $ 84,700,000      77.8%           70.3%
====================================================================================================================================
   8       1    Laurel Mall                               Hard          $ 78,100,000      68.6%           56.5%             96%
   9       1    Baldwin Complex                           Hard          $ 69,000,000      70.8%           57.4%             93%
====================================================================================================================================
        Accor-M-Six Penvest I
  10       1    294                                       Hard          $  4,800,000      96.9%           19.8%             75%
  10       2    743                                       Hard          $  4,500,000      96.9%           19.8%             64%
  10       3    1108                                      Hard          $  4,200,000      96.9%           19.8%             63%
  10       4    1136                                      Hard          $  4,000,000      96.9%           19.8%             67%
  10       5    385                                       Hard          $  4,000,000      96.9%           19.8%             75%
  10       6    406                                       Hard          $  4,000,000      96.9%           19.8%             72%
  10       7    586                                       Hard          $  3,700,000      96.9%           19.8%             73%
  10       8    339                                       Hard          $  3,500,000      96.9%           19.8%             64%
  10       9    1200                                      Hard          $  3,400,000      96.9%           19.8%             64%
  10      10    290                                       Hard          $  3,400,000      96.9%           19.8%             41%
  10      11    554                                       Hard          $  2,800,000      96.9%           19.8%             76%
  10      12    1069                                      Hard          $  2,700,000      96.9%           19.8%             62%
  10      13    158                                       Hard          $  2,100,000      96.9%           19.8%             61%
  10      14    1009                                      Hard          $  2,000,000      96.9%           19.8%             76%
  10      15    1264                                      Hard          $  2,000,000      96.9%           19.8%             52%
                                                                        ------------      ----            ----
                                                                        $ 51,100,000      96.9%           19.8%
====================================================================================================================================
  11       1    Best of the West Shopping Cntr            Hard          $ 57,700,000      69.6%           57.8%             89%
  12       1    Hunter's Square                           Hard          $ 55,000,000      72.5%           59.2%            100%
  13       1    Point Plaza                               Hard          $ 54,500,000      72.1%           59.3%             92%
  14       1    East Bank Club                            Hard          $ 74,000,000      49.3%           34.0%             91%
  15       1    Showplace                                 Hard          $ 57,500,000      63.4%           52.0%             97%
====================================================================================================================================
  16       1    Stephanie Street                          Hard          $ 50,000,000      65.3%           52.2%             98%
  17       1    Winchester Center                         Hard          $ 42,500,000      72.3%           58.9%            100%
  18       1    Airport Plaza                             Hard          $ 46,900,000      64.8%           46.1%            100%
  19       1    Airport Industrial                        Hard          $ 88,000,000      79.0%           66.5%             90%
  20       1    Lakeshore Athletic Club                   Hard          $ 45,000,000      66.3%           50.6%            100%
====================================================================================================================================
  21       1    Renaissance Center                        Hard          $ 41,100,000      70.3%           57.6%             89%
  22       1    Santa Monica Business Park                Hard          $ 28,600,000      90.4%           68.0%             81%
  23       1    Brewery Park II                           Hard          $ 33,150,000      77.8%           69.3%             93%
  24       1    Robertson Plaza                           Hard          $ 40,000,000      62.5%           48.2%             94%
  25       1    Olympic Plaza Office Building             Hard          $ 37,275,000      65.1%           52.3%             80%
====================================================================================================================================
  26       1    125 County Line Rd.                       Hard          $ 33,850,000      66.7%           52.6%             80%
  27       1    Castlepark                                Soft          $ 28,000,000      74.7%           65.4%             95%
  28       1    Two Century Center                        Hard          $ 34,000,000      60.0%           49.8%             94%
  29       1    609 H Street                              Hard          $ 27,100,000      73.6%           49.4%            100%
  30       1    Cobb Theatre/Main St. Plaza                             $ 26,850,000      66.1%           48.8%            100%
====================================================================================================================================
  31       1    Peru Mall                                 Hard          $ 26,200,000      67.7%           60.3%             95%
  32       1    UCLA Medical Office.                      Hard          $ 22,500,000      77.8%           63.0%             94%
  33       1    Dictaphone Corporation                    Hard          $ 14,000,000     109.1%           24.9%            100%
  34       1    Wild Basin Office                         Hard          $ 20,150,000      66.7%           54.6%            100%
  35       1    Princess City Plaza                                     $ 18,000,000      69.9%           29.5%            100%
====================================================================================================================================
  36       1    Westside South Shopping Center                          $ 17,500,000      70.3%           57.3%             87%
  37       1    Highpoint                                 Hard          $ 18,000,000      66.9%           56.5%            100%
  38       1    Oak Brook Business Center/CLTV            Hard          $ 19,100,000      62.6%           51.9%             94%
  39       1    Soho Grand Hotel                          Hard          $116,000,000      51.5%           43.3%             94%
  40       1    Highlands I                               Soft          $ 14,700,000      80.7%           66.5%             80%
  41       1    Bentley Mills Distribution Facility       Hard          $ 15,300,000      97.5%           29.3%            100%
====================================================================================================================================
        Morgantown Mall and Commons
  42       1    Morgantown Mall                           Hard          $ 55,000,000      79.5%           69.5%             93%
  42       2    Morgantown Commons                        Hard          $ 18,000,000      79.5%           69.5%             98%
                                                                        ------------      ----            ----
                                                                        $ 73,000,000      79.5%           69.5%
====================================================================================================================================
  43       1    Perry Judd's - Strasburg                  Hard          $ 12,000,000      96.5%            0.0%            100%
====================================================================================================================================
        Lorretto/Playhouse
  44       1    Loretto Town Center                       Hard          $  9,700,000      72.1%           65.5%             97%
  44       2    Playhouse Square                          Hard          $  6,200,000      72.1%           65.5%             99%
                                                                        ------------      ----
                                                                        $ 15,900,000      72.1%           65.5%
====================================================================================================================================
  45       1    Centerpark One Office Building            Hard          $ 16,200,000      69.4%           56.0%            100%
  46       1    Petersilie Portfolio                                    $ 14,905,000      74.3%           46.9%             96%
  47       1    Angel Park Apt                                          $ 13,500,000      80.2%           64.0%             96%


                                                         Current
                                                        Occupancy                        Audit/Agreed Upon      Audits/Agreed Upon
Loan #  Asset #             Property Name                Period          U/W Occupancy   Procedures Upfront     Procedures Forward
        DDR/DRA JV
   1       1    Ahwatukee Foothills Towne Center         01/28/99             97%                Yes                     Yes
   1       2    Tanasbourne Town Center                  01/28/99             98%                Yes                     Yes
   1       3    Arrowhead Crossing                       01/28/99             98%                Yes                     Yes
   1       4    Eagan Promenade                          01/28/99             98%                Yes                     Yes
   1       5    Eastchase Market                         01/28/99             98%                Yes                     Yes
   1       6    Maple Grove Crossing                     01/28/99             98%                Yes                     Yes


====================================================================================================================================
   2       1    Park LaBrea                              12/31/98             95%                Yes                     Yes
   3       1    The Source                               12/31/98             94%                Yes                     Yes
====================================================================================================================================
        Prime Retail III
   4       1    Lighthouse Place                         02/16/99             95%                Yes                     Yes
   4       2    Finger Lakes Outlet Center               02/16/99             95%                Yes                     Yes
   4       3    Outlets at Gilroy III and IV             02/16/99             95%                Yes                     Yes
   4       4    Outlets at Gilroy I, II and V            02/16/99             95%                Yes                     Yes
   4       5    Kittery Outlet Village                   02/16/99             95%                Yes                     Yes


====================================================================================================================================
   5       1    Springfield Mall                         02/10/99             88%                Yes                     Yes
   6       1    Atlanta Marriott                         01/01/99             67%                Yes                     Yes
====================================================================================================================================
        Iowa Malls
   7       1    College Square Mall                      12/22/98             87%                Yes                     Yes
   7       2    North Grand Mall                         12/22/98             95%                Yes                     Yes
   7       3    Westland Mall                            12/22/98             95%                Yes                     Yes
   7       4    Marshall Town Center                     12/22/98             92%                Yes                     Yes


====================================================================================================================================
   8       1    Laurel Mall                              10/27/98             91%                Yes                     Yes
   9       1    Baldwin Complex                          01/20/99             93%                Yes                     Yes
====================================================================================================================================
        Accor-M-Six Penvest I
  10       1    294                                      YE 12/31/1997        75%                Yes                     Yes
  10       2    743                                      YE 12/31/1997        52%                Yes                     Yes
  10       3    1108                                     YE 12/31/1997        63%                Yes                     Yes
  10       4    1136                                     YE 12/31/1997        67%                Yes                     Yes
  10       5    385                                      YE 12/31/1997        75%                Yes                     Yes
  10       6    406                                      YE 12/31/1997        72%                Yes                     Yes
  10       7    586                                      YE 12/31/1997        73%                Yes                     Yes
  10       8    339                                      YE 12/31/1997        64%                Yes                     Yes
  10       9    1200                                     YE 12/31/1997        64%                Yes                     Yes
  10      10    290                                      YE 12/31/1997        41%                Yes                     Yes
  10      11    554                                      YE 12/31/1997        76%                Yes                     Yes
  10      12    1069                                     YE 12/31/1997        62%                Yes                     Yes
  10      13    158                                      YE 12/31/1997        61%                Yes                     Yes
  10      14    1009                                     YE 12/31/1997        76%                Yes                     Yes
  10      15    1264                                     YE 12/31/1997        64%                Yes                     Yes


====================================================================================================================================
  11       1    Best of the West Shopping Cntr           11/01/98             88%                Yes                     Yes
  12       1    Hunter's Square                          02/04/99             97%                Yes                     Yes
  13       1    Point Plaza                              12/18/98             91%                Yes                      No
  14       1    East Bank Club                           6/30/98              90%                Yes                     Yes
  15       1    Showplace                                02/24/99             92%                Yes                     Yes
====================================================================================================================================
  16       1    Stephanie Street                         12/31/98             95%                 No                     Yes
  17       1    Winchester Center                        01/12/99             98%                Yes                     Yes
  18       1    Airport Plaza                            11/30/98             95%                Yes                     Yes
  19       1    Airport Industrial                       9/1/98               90%                Yes                     Yes
  20       1    Lakeshore Athletic Club                  10/9/98              95%                Yes                     Yes
====================================================================================================================================
  21       1    Renaissance Center                       6/8/98               89%                Yes                     Yes
  22       1    Santa Monica Business Park               2/1/98               81%                 No                      No
  23       1    Brewery Park II                          11/11/98             93%                Yes                     Yes
  24       1    Robertson Plaza                          12/04/98             91%                Yes                     Yes
  25       1    Olympic Plaza Office Building            9/31/98              80%                Yes                      No
====================================================================================================================================
  26       1    125 County Line Rd.                      7/31/98              80%                 No                      No
  27       1    Castlepark                               12/22/98             91%                Yes                     Yes
  28       1    Two Century Center                       10/1/98              93%                 No                     Yes
  29       1    609 H Street                             9/1/98               92%                 No                      No
  30       1    Cobb Theatre/Main St. Plaza              10/31/98             95%                 No                      No
====================================================================================================================================
  31       1    Peru Mall                                01/07/99             88%                Yes                     Yes
  32       1    UCLA Medical Office.                     6/10/98              94%                 No                      No
  33       1    Dictaphone Corporation                   8/1/98              100%                Yes                     Yes
  34       1    Wild Basin Office                        6/30/98              95%                Yes                     Yes
  35       1    Princess City Plaza                      09/14/98             95%                 No
====================================================================================================================================
  36       1    Westside South Shopping Center           6/5/98               87%                 No                      No
  37       1    Highpoint                                7/31/98              95%                 No                     Yes
  38       1    Oak Brook Business Center/CLTV           9/1/98               93%                 No                     Yes
  39       1    Soho Grand Hotel                         6/30/98              85%                Yes                     Yes
  40       1    Highlands I                              01/06/99             85%                Yes                     Yes
  41       1    Bentley Mills Distribution Facility      6/1/98              100%                Yes                     Yes
====================================================================================================================================
        Morgantown Mall and Commons
  42       1    Morgantown Mall                          7/31/98              82%                Yes                     Yes
  42       2    Morgantown Commons                       6/30/98              90%                Yes                     Yes


====================================================================================================================================
  43       1    Perry Judd's - Strasburg                 8/12/98             100%                 No                     Yes
====================================================================================================================================
        Lorretto/Playhouse
  44       1    Loretto Town Center                      8/31/98              93%                 No                     Yes
  44       2    Playhouse Square                         8/31/98              90%                 No                     Yes


====================================================================================================================================
  45       1    Centerpark One Office Building           8/21/98              95%                Yes                     Yes
  46       1    Petersilie Portfolio                     6/10/98              89%                 No                      No
  47       1    Angel Park Apt                           11/12/98             89%                 No                      No



                                                           U/W Ongoing      Actual Ongoing
Loan #  Asset #             Property Name                Capital Reserve    Capital Reserve    Reserve Units
        DDR/DRA JV
   1       1    Ahwatukee Foothills Towne Center               $0.15            $0.15          $psf
   1       2    Tanasbourne Town Center                        $0.15            $0.15          $psf
   1       3    Arrowhead Crossing                             $0.15            $0.15          $psf
   1       4    Eagan Promenade                                $0.15            $0.15          $psf
   1       5    Eastchase Market                               $0.15            $0.15          $psf
   1       6    Maple Grove Crossing                           $0.15            $0.15          $psf


===================================================================================================================
   2       1    Park LaBrea                                   $250.00          $250.00         $/unit
   3       1    The Source                                     $0.15            $0.15          $psf
===================================================================================================================
        Prime Retail III
   4       1    Lighthouse Place                               $0.15            $0.15          $psf
   4       2    Finger Lakes Outlet Center                     $0.15            $0.15          $psf
   4       3    Outlets at Gilroy III and IV                   $0.21            $0.39          $psf
   4       4    Outlets at Gilroy I, II and V                  $0.21            $0.21          $psf
   4       5    Kittery Outlet Village                         $0.37            $0.37          $psf


===================================================================================================================
   5       1    Springfield Mall                               $0.14            $0.19          $psf
   6       1    Atlanta Marriott                               5.00%            5.00%          %revenue
===================================================================================================================
        Iowa Malls
   7       1    College Square Mall                            $0.20            $0.20          $psf
   7       2    North Grand Mall                               $0.27            $0.27          $psf
   7       3    Westland Mall                                  $0.25            $0.25          $psf
   7       4    Marshall Town Center                           $0.15            $0.11          $psf


===================================================================================================================
   8       1    Laurel Mall                                    $0.15            $0.15          $psf
   9       1    Baldwin Complex                                $0.25            $0.25          $psf
===================================================================================================================
        Accor-M-Six Penvest I
  10       1    294                                            0.00%            0.00%          %revenue
  10       2    743                                            0.00%            0.00%          %revenue
  10       3    1108                                           0.00%            0.00%          %revenue
  10       4    1136                                           0.00%            0.00%          %revenue
  10       5    385                                            0.00%            0.00%          %revenue
  10       6    406                                            0.00%            0.00%          %revenue
  10       7    586                                            0.00%            0.00%          %revenue
  10       8    339                                            0.00%            0.00%          %revenue
  10       9    1200                                           0.00%            0.00%          %revenue
  10      10    290                                            0.00%            0.00%          %revenue
  10      11    554                                            0.00%            0.00%          %revenue
  10      12    1069                                           0.00%            0.00%          %revenue
  10      13    158                                            0.00%            0.00%          %revenue
  10      14    1009                                           0.00%            0.00%          %revenue
  10      15    1264                                           0.00%            0.00%          %revenue


===================================================================================================================
  11       1    Best of the West Shopping Cntr                 $0.15            $0.10          $psf
  12       1    Hunter's Square                                $0.15            $0.15          $psf
  13       1    Point Plaza                                    $0.19            $0.19          $psf
  14       1    East Bank Club                                 $0.05            $3.59          $psf
  15       1    Showplace                                      $0.21            $0.21          $psf
===================================================================================================================
  16       1    Stephanie Street                               $0.15            $0.15          $psf
  17       1    Winchester Center                              $0.15            $0.15          $psf
  18       1    Airport Plaza                                  $0.20            $0.20          $psf
  19       1    Airport Industrial                             $0.15            $0.15          $psf
  20       1    Lakeshore Athletic Club                        $0.05            $0.05          $psf
===================================================================================================================
  21       1    Renaissance Center                             $0.20            $0.20          $psf
  22       1    Santa Monica Business Park                     $0.40            $0.40          $psf
  23       1    Brewery Park II                                $0.20            $0.20          $psf
  24       1    Robertson Plaza                                $0.20            $0.20          $psf
  25       1    Olympic Plaza Office Building                  $0.20            $0.20          $psf
===================================================================================================================
  26       1    125 County Line Rd.                            $0.14            $0.14          $psf
  27       1    Castlepark                                    $262.00          $262.00         $/unit
  28       1    Two Century Center                             $0.27            $0.27          $psf
  29       1    609 H Street                                   $0.20            $0.20          $psf
  30       1    Cobb Theatre/Main St. Plaza                    $0.20            $0.20          $psf
===================================================================================================================
  31       1    Peru Mall                                      $0.39            $0.39          $psf
  32       1    UCLA Medical Office.                           $0.46            $0.33          $psf
  33       1    Dictaphone Corporation                         $0.00            $0.00          $psf
  34       1    Wild Basin Office                              $0.20            $0.20          $psf
  35       1    Princess City Plaza                            $0.15            $0.15          $psf
===================================================================================================================
  36       1    Westside South Shopping Center                 $0.15            $0.15          $psf
  37       1    Highpoint                                      $0.20            $0.20          $psf
  38       1    Oak Brook Business Center/CLTV                 $0.55            $0.55          $psf
  39       1    Soho Grand Hotel                               5.00%            5.00%          %revenue
  40       1    Highlands I                                   $250.00          $250.00         $/unit
  41       1    Bentley Mills Distribution Facility            $0.00            $0.00          $psf
===================================================================================================================
        Morgantown Mall and Commons
  42       1    Morgantown Mall                                $0.15            $0.15          $psf
  42       2    Morgantown Commons                             $0.15            $0.15          $psf


===================================================================================================================
  43       1    Perry Judd's - Strasburg                       $0.00            $0.00          $psf
===================================================================================================================
        Lorretto/Playhouse
  44       1    Loretto Town Center                            $0.20            $0.20          $psf
  44       2    Playhouse Square                               $0.20            $0.20          $psf


===================================================================================================================
  45       1    Centerpark One Office Building                 $0.20            $0.20          $psf
  46       1    Petersilie Portfolio                          $402.00          $402.00         $/unit
  47       1    Angel Park Apt                                $288.00          $287.54         $/unit



                                                                                                   Lease Expiration
Loan #  Asset #             Property Name                          Tenant 1                               Date         % of Total SF
        DDR/DRA JV
   1       1    Ahwatukee Foothills Towne Center        AMC Theater                                   2021                  14%
   1       2    Tanasbourne Town Center                 Haggens                                       2021                  20%
   1       3    Arrowhead Crossing                      Oshman's Superstore                           2017                  18%
   1       4    Eagan Promenade                         Byerly's                                      2016                  20%
   1       5    Eastchase Market                        MJ Designs                                    2011                  17%
   1       6    Maple Grove Crossing                    Kohl's                                        2016                  32%


====================================================================================================================================
   2       1    Park LaBrea
   3       1    The Source                              Nordstrom Rack                                2013                   9%
====================================================================================================================================
        Prime Retail III
   4       1    Lighthouse Place                        Spiegal Inc.                                  2006                   5%
   4       2    Finger Lakes Outlet Center              VF Factory Outlet                             2005                   7%
   4       3    Outlets at Gilroy III and IV            VF Factory Outlet                             2004                   8%
   4       4    Outlets at Gilroy I, II and V           Nike                                          2005                   5%
   4       5    Kittery Outlet Village                  Old Navy                                      2000                  16%


====================================================================================================================================
   5       1    Springfield Mall                        Macy's                                        2222                  18%
   6       1    Atlanta Marriott
====================================================================================================================================
        Iowa Malls
   7       1    College Square Mall                     Walmart                                       1999                  19%
   7       2    North Grand Mall                        JC Penney                                     2003                  30%
   7       3    Westland Mall                           JC Penney                                     2002                  27%
   7       4    Marshall Town Center                    Menard's                                      2003                  22%


====================================================================================================================================
   8       1    Laurel Mall                             Parisian                                      2014                  42%
   9       1    Baldwin Complex                         Humana                                        2008                  31%
====================================================================================================================================
        Accor-M-Six Penvest I
  10       1    294
  10       2    743
  10       3    1108
  10       4    1136
  10       5    385
  10       6    406
  10       7    586
  10       8    339
  10       9    1200
  10      10    290
  10      11    554
  10      12    1069
  10      13    158
  10      14    1009
  10      15    1264


====================================================================================================================================
  11       1    Best of the West Shopping Cntr          Babies 'R Us                                  2018                   8%
  12       1    Hunter's Square                         Bed, Bath & Beyond                            2013                  14%
  13       1    Point Plaza                             Affiliated Health Services                    2020                  33%
  14       1    East Bank Club
  15       1    Showplace                               Kneedler-Fuchere                              2007                   4%
====================================================================================================================================
  16       1    Stephanie Street                        Copelands Sports                              2012                  13%
  17       1    Winchester Center                       Dick's Sporting Goods                         2011                  19%
  18       1    Airport Plaza                           PRC                                           2001                  45%
  19       1    Airport Industrial                      DFS Hawaii                                    1999                  37%
  20       1    Lakeshore Athletic Club                 Lakeshore Athletic Club Lincoln Park, L.P.    2008                 100%
====================================================================================================================================
  21       1    Renaissance Center                      Meldrum & Fewsmith                            2002                  18%
  22       1    Santa Monica Business Park              Activision Inc.                               2007                  12%
  23       1    Brewery Park II                         General Motors                                2000                  43%
  24       1    Robertson Plaza                         Pacific Theatres                              2005                  28%
  25       1    Olympic Plaza Office Building           Delaware Summit Assett Managment              2001                  10%
====================================================================================================================================
  26       1    125 County Line Rd.                     Elsag Bailey                                  2008                  79%
  27       1    Castlepark
  28       1    Two Century Center                      Santa Fe                                      2001 & 2007           75%
  29       1    609 H Street                            District of Columbia                          2008                 101%
  30       1    Cobb Theatre/Main St. Plaza             Cobb Theaters                                 2016                 307%
====================================================================================================================================
  31       1    Peru Mall                               Bergner's                                     2004                  24%
  32       1    UCLA Medical Office.                    UCLA                                          1999                  26%
  33       1    Dictaphone Corporation                  Dictaphone Corporation                        2018                 100%
  34       1    Wild Basin Office                       V-Tel                                         2013                  96%
  35       1    Princess City Plaza                     Bed, Bath, and Beyond                         2008                  31%
====================================================================================================================================
  36       1    Westside South Shopping Center          Home Depot                                    2018                  37%
  37       1    Highpoint
  38       1    Oak Brook Business Center/CLTV          Tribune                                       2003                  39%
  39       1    Soho Grand Hotel
  40       1    Highlands I
  41       1    Bentley Mills Distribution Facility     Bently Mills                                  2015                 100%
====================================================================================================================================
        Morgantown Mall and Commons
  42       1    Morgantown Mall                         Elder Beerman                                 2010                  13%
  42       2    Morgantown Commons                      K-Mart                                        2021                  58%


====================================================================================================================================
  43       1    Perry Judd's - Strasburg                Perry Judd's                                  2018                 100%
====================================================================================================================================
        Lorretto/Playhouse
  44       1    Loretto Town Center                     DEA, SSA, USDA                                2009                  18%
  44       2    Playhouse Square


====================================================================================================================================
  45       1    Centerpark One Office Building          Cray/Silicon                                  1999                  25%
  46       1    Petersilie Portfolio
  47       1    Angel Park Apt



                                                                                             Lease Expiration
Loan #  Asset #             Property Name                        Tenant 2                          Date            % of Total SF
        DDR/DRA JV
   1       1    Ahwatukee Foothills Towne Center        Smith's Food & Drug                        2021                11%
   1       2    Tanasbourne Town Center                 Homeplace                                  2018                17%
   1       3    Arrowhead Crossing                      Circuit City                               2016                12%
   1       4    Eagan Promenade                         Homeplace                                  2017                19%
   1       5    Eastchase Market                        United Artists                             2012                17%
   1       6    Maple Grove Crossing                    Homeplace                                  2016                21%


====================================================================================================================================
   2       1    Park LaBrea
   3       1    The Source                              ABC Home                                   2005                 9%
====================================================================================================================================
        Prime Retail III
   4       1    Lighthouse Place                        Levi's                                     2006                 3%
   4       2    Finger Lakes Outlet Center              Liz Claiborne                              2010                 3%
   4       3    Outlets at Gilroy III and IV            Springmaid-Wamsutta                        2002                 4%
   4       4    Outlets at Gilroy I, II and V           Gap                                        2005                 4%
   4       5    Kittery Outlet Village                  Lenox                                      2002                 9%


====================================================================================================================================
   5       1    Springfield Mall                        JC Penney                                  2023                15%
   6       1    Atlanta Marriott
====================================================================================================================================
        Iowa Malls
   7       1    College Square Mall                     Younker's                                  2006                15%
   7       2    North Grand Mall                        Sears                                      2001                11%
   7       3    Westland Mall                           Younker's                                  2008                14%
   7       4    Marshall Town Center                    JC Penney                                  2002                14%


====================================================================================================================================
   8       1    Laurel Mall                             Park Place Athletic Club                   2014                 3%
   9       1    Baldwin Complex                         KZF Architects                             2001                 6%
====================================================================================================================================
        Accor-M-Six Penvest I
  10       1    294
  10       2    743
  10       3    1108
  10       4    1136
  10       5    385
  10       6    406
  10       7    586
  10       8    339
  10       9    1200
  10      10    290
  10      11    554
  10      12    1069
  10      13    158
  10      14    1009
  10      15    1264


====================================================================================================================================
  11       1    Best of the West Shopping Cntr          Joanne's Etc                               2000                10%
  12       1    Hunter's Square                         Borders Books and Music                    2010                10%
  13       1    Point Plaza                             St. John's Hospital & Medical Center       2005                23%
  14       1    East Bank Club
  15       1    Showplace                               Guy Chaddock                               2007                 3%
====================================================================================================================================
  16       1    Stephanie Street                        Barnes & Nobles                            2011                 7%
  17       1    Winchester Center                       Star Loek Theater                          1999                12%
  18       1    Airport Plaza                           ROH                                        2000                 9%
  19       1    Airport Industrial                      Aramark                                    2002                 7%
  20       1    Lakeshore Athletic Club
====================================================================================================================================
  21       1    Renaissance Center                      Star Bank                                  2003                14%
  22       1    Santa Monica Business Park
  23       1    Brewery Park II                         United American Healthcare                 2005                24%
  24       1    Robertson Plaza                         New Line Cinema                            2003                35%
  25       1    Olympic Plaza Office Building           XXX Cal Inc.                               1999                 9%
====================================================================================================================================
  26       1    125 County Line Rd.                     AON (Affinity Ins)                         2008                12%
  27       1    Castlepark
  28       1    Two Century Center                      Motorola                                   2000                 9%
  29       1    609 H Street
  30       1    Cobb Theatre/Main St. Plaza             Sarasota Memorial                          2003               232%
====================================================================================================================================
  31       1    Peru Mall                               JC Penney                                  1999                18%
  32       1    UCLA Medical Office.                    Dr. Hamrell                                1999                12%
  33       1    Dictaphone Corporation
  34       1    Wild Basin Office
  35       1    Princess City Plaza                     Dicks                                      2017                29%
====================================================================================================================================
  36       1    Westside South Shopping Center          Morris Kirschman                           2003                20%
  37       1    Highpoint
  38       1    Oak Brook Business Center/CLTV          SDI Consultants                            2001                 9%
  39       1    Soho Grand Hotel
  40       1    Highlands I
  41       1    Bentley Mills Distribution Facility
====================================================================================================================================
        Morgantown Mall and Commons
  42       1    Morgantown Mall                         Proffitts                                  2011                16%
  42       2    Morgantown Commons                      Phar-Mor                                   2006                18%


====================================================================================================================================
  43       1    Perry Judd's - Strasburg
====================================================================================================================================
        Lorretto/Playhouse
  44       1    Loretto Town Center                     Stage Stores                               2003                15%
  44       2    Playhouse Square


====================================================================================================================================
  45       1    Centerpark One Office Building          IGES                                       2003                12%
  46       1    Petersilie Portfolio
  47       1    Angel Park Apt



                                                                                Lease Expiration
Loan #  Asset #             Property Name                        Tenant 3              Date             % of Total SF
        DDR/DRA JV
   1       1    Ahwatukee Foothills Towne Center        Homeplace                      2012                   9%
   1       2    Tanasbourne Town Center                 Office Depot                   2010                  10%
   1       3    Arrowhead Crossing                      Linen's N Things               2011                  10%
   1       4    Eagan Promenade                         TJMaxx                         2007                  11%
   1       5    Eastchase Market                        Toys R Us                      2006                  13%
   1       6    Maple Grove Crossing                    Gander Mountain                2011                  15%


==========================================================================================================================
   2       1    Park LaBrea
   3       1    The Source                              Circuit City                   2018                   9%
==========================================================================================================================
        Prime Retail III
   4       1    Lighthouse Place                        Bass Company                   2004                   2%
   4       2    Finger Lakes Outlet Center              Reebok                         2000                   2%
   4       3    Outlets at Gilroy III and IV            Espirit Direct                 2002                   3%
   4       4    Outlets at Gilroy I, II and V           Reebok                         2000                   4%
   4       5    Kittery Outlet Village                  Corning/Revere                 2001                   8%


==========================================================================================================================
   5       1    Springfield Mall                        Montgomery Ward                2023                  13%
   6       1    Atlanta Marriott
==========================================================================================================================
        Iowa Malls
   7       1    College Square Mall                     Wal-Mart                       1999                  19%
   7       2    North Grand Mall                        Younker's                      2002                  14%
   7       3    Westland Mall                           Younker's                      2008                  14%
   7       4    Marshall Town Center                    Menard's                       2003                  22%


==========================================================================================================================
   8       1    Laurel Mall                             Structure                      2003                   3%
   9       1    Baldwin Complex                         Grant Thornton                 2005                   4%
==========================================================================================================================
        Accor-M-Six Penvest I
  10       1    294
  10       2    743
  10       3    1108
  10       4    1136
  10       5    385
  10       6    406
  10       7    586
  10       8    339
  10       9    1200
  10      10    290
  10      11    554
  10      12    1069
  10      13    158
  10      14    1009
  10      15    1264


==========================================================================================================================
  11       1    Best of the West Shopping Cntr          Copelands                      2012                   8%
  12       1    Hunter's Square                         F&M                            2000                  10%
  13       1    Point Plaza
  14       1    East Bank Club
  15       1    Showplace
==========================================================================================================================
  16       1    Stephanie Street                        Petsmart                       2012                   7%
  17       1    Winchester Center                       Marshalls                      2007                   9%
  18       1    Airport Plaza                           GSA                            2002                   9%
  19       1    Airport Industrial                      Hawaiian Airlines              2008                  10%
  20       1    Lakeshore Athletic Club
==========================================================================================================================
  21       1    Renaissance Center                      GSA Hud                        2003                  11%
  22       1    Santa Monica Business Park
  23       1    Brewery Park II                         GSA - ATF                      2003                  13%
  24       1    Robertson Plaza                         Optimatrix                     2002                   7%
  25       1    Olympic Plaza Office Building           Syska & Hennessey              2001                   9%
==========================================================================================================================
  26       1    125 County Line Rd.
  27       1    Castlepark
  28       1    Two Century Center                      Decisions Consultants          2002                   4%
  29       1    609 H Street
  30       1    Cobb Theatre/Main St. Plaza
==========================================================================================================================
  31       1    Peru Mall                               Walgreen's                     1999                   3%
  32       1    UCLA Medical Office.                    Dr. Marrs                      1999                   8%
  33       1    Dictaphone Corporation
  34       1    Wild Basin Office
  35       1    Princess City Plaza                     Petsmart                       2018                  15%
==========================================================================================================================
  36       1    Westside South Shopping Center
  37       1    Highpoint
  38       1    Oak Brook Business Center/CLTV          Perkin-Elmer                   2003                   7%
  39       1    Soho Grand Hotel
  40       1    Highlands I
  41       1    Bentley Mills Distribution Facility
==========================================================================================================================
        Morgantown Mall and Commons
  42       1    Morgantown Mall                         Sears                          2005                  16%
  42       2    Morgantown Commons                      OfficeMax                      2011                  10%


==========================================================================================================================
  43       1    Perry Judd's - Strasburg
==========================================================================================================================
        Lorretto/Playhouse
  44       1    Loretto Town Center                     US Attorney                    2001                   8%
  44       2    Playhouse Square


==========================================================================================================================
  45       1    Centerpark One Office Building
  46       1    Petersilie Portfolio
  47       1    Angel Park Apt


  Loan #      Asset #               Property Name                                  Address
    48           1      Perry Judd's - Pikesville                1323 Greenwood Rd.
    49           1      Dearborn Atrium                          2143 Michigan Ave.
====================================================================================================================================
            South Park & Pierre Malls
    50           1      South Park Mall                          901 11th Street SW
    50           2      Pierre Mall                              1615 N. Harrison Ave


====================================================================================================================================
            Sterling Inn & Sterling Commons
    51           1      Sterling Inn                             17797 Lindero
    51           2      Sterling Commons                         17797 Lindero


====================================================================================================================================
    52           1      Western Marquette                        505 Marquette Ave.
    53           1      Holiday Inn Shoreline-Corpus             1102 South Shoreline Blvd.
====================================================================================================================================
            Spring Properties, Inc.
    54           1      Symantec Buildings                       133, 135, and 175 West Broadway
    54           2      Planing Mill                             3rd & Lawrence


====================================================================================================================================
    55           1      Plaza Palm Center                        249-251A Royal Palm Way
    56           1      City Plaza                               15-55 and 73 Fort Eddy Rd
    57           1      400 - 450 Country Club Drive             400-450 Country Club Drive
    58           1      Dunkirk Market Center                    1282-1412 Southern Maryland Blvd
    59           1      Swan Park Apts.                          1231 Brookview Dr.
====================================================================================================================================
    60           1      Value City - Irvington                   468 Chancellor Ave
    61           1      Green Bay Plaza                          1550 West Mason
    62           1      Sea Cliff Office Park                    2100-2134 Main Street
    63           1      Sheffield Square                         2835 N. Sheffield Avenue
    64           1      Woodmill Apartments                      1300 S. Farmview Drive
====================================================================================================================================
    65           1      Mall and Starview Gardens                250-260 Franklin Turnpike
    66           1      Park Shelton Apartments                  15 East Kirby
    67           1      Liberty Park Center                      4310-4340 Genesee Avenue
    68           1      Santa Monica Medical Plaza               1260 15th  Street
    69           1      Lumber Exchange                          10 South 5th Street
====================================================================================================================================
    70           1      Horizon Corporate Office Building        26100 American Drive
    71           1      Willowlake Center                        303 E. Army Trail Road
    72           1      Washington Square Plaza                  306 S. Washington Blvd.
    73           1      Hawaiian Garden Center                   12090-12144 Carson St.
    74           1      Shorebird Apartments                     1362 South Vineyard Avenue
====================================================================================================================================
    75           1      College View Towers & Apts.              141 Fulton Street
    76           1      One Congressional Place                  6700 Pacific Coast Highway
====================================================================================================================================
            Windridge Apartments
    77           1      Windridge Apartments I                   3674 Camelot Drive, S.E.
    77           2      Windridge Apartments II                  3674 Camelot Drive, S.E.


====================================================================================================================================
    78           1      Flatbush Building                        3701 14th Ave.
    79           1      Fairbanks Village Plaza                  16236 San Dieguito Rd.
    80           1      Eagle Ridge Townhomes                    2375 Eagle Ridge Drive
    81           1      Red Oak                                  17200/17202 Red Oak Road
====================================================================================================================================
            Beechwood Apts.and The Oaks Apts.
    82           1      Beechwood Apts.                          7872 Ogden Avenue
    82           2      The Oaks Apts.                           700 West Little Creek


====================================================================================================================================
    83           1      510 at Metropark                         510 Thornall St.
    84           1      Green Oaks Park Hotel                    6901 West Feeway
    85           1      Dillen Products                          16455 & 16460 East High Street
    86           1      Lincoln Office                           26200 American Drive
    87           1      Hamtramck Town Center                    9023 Joseph Champau Street
====================================================================================================================================
    88           1      Pine Tree Plaza                          1311, 1317 & 1333 Buckeye Avenue
    89           1      Ponderosa Shopping Center                5701 Yadkin Road
    90           1      Crabtree Fairfield Inn                   2201 Summit Park Lane
    91           1      Eagle View Apartments                    1000 Eagle View Drive
    92           1      Hampton Inn and Suites                   1880 Richmond Road
====================================================================================================================================
    93           1      Oaks of Flagridge Apartments             127  Plantation Drive West
    94           1      Victory Center                           200 Arthur Way
    95           1      Millers Outpost Village                  110-140 Eight Street
    96           1      Dove Building                            1241 East Hillsdale Blvd.
    97           1      Pleasant Valley Marketplace              4221 Pleasant Valley Rd.
====================================================================================================================================
    98           1      Plumtree Apartments                      284 North Carnegie Avenue
    99           1      Back Bay Center                          2651 Irvine Avenue
    100          1      Lexington Plaza SC                       1682-1754 Lexington Avenue, North
    101          1      Foundry Wharf Business Park              625 Second Street
    102          1      Circuit City-Harper Woods                20570 Kelly Road
====================================================================================================================================
    103          1      Pear Tree Place                          580 South High Street
    104          1      1000 South Avenue                        1000 South Avenue
====================================================================================================================================
            First Hill Apartments
    105          1      First Hill Apts.                         321 10th Avenue
    105          2      Hill House Apartments                    400 10th Avenue


====================================================================================================================================
    106          1      Site 5                                   NWC Atlantic Avenue and Flatbush Avenue at 4th Avenue
    107          1      Derby Run                                6600 Outer Loop
    108          1      Watterson City                           1951 Bishop Lane
    109          1      Rivers Bend S/C                          302-342 East Hundred Road
====================================================================================================================================
            Country Lane Corporation
    110          1      Country Lane Estates                     1211 Sebattus Street
    110          2      Pleasant View Estates                    235 Elm Street
    110          3      Stetson Brook Estates                    729 Main Street


====================================================================================================================================



  Loan #      Asset #               Property Name                         City            State           Zip
    48           1      Perry Judd's - Pikesville                Pikesville                 MD            21208
    49           1      Dearborn Atrium                          Dearborn                   MI            48126
=======================================================================================================================
            South Park & Pierre Malls
    50           1      South Park Mall                          Spencer                    IA            51301
    50           2      Pierre Mall                              Pierre                     SD            57501


=======================================================================================================================
            Sterling Inn & Sterling Commons
    51           1      Sterling Inn                             Victorville                CA            92392
    51           2      Sterling Commons                         Victorville                CA            92392


=======================================================================================================================
    52           1      Western Marquette                        Albuquerque                NM            87102
    53           1      Holiday Inn Shoreline-Corpus             Corpus Christi             TX            78401
=======================================================================================================================
            Spring Properties, Inc.
    54           1      Symantec Buildings                       Eugene                     OR            97401
    54           2      Planing Mill                             Eugene                     OR            97401


=======================================================================================================================
    55           1      Plaza Palm Center                        Palm Beach                 FL            33480
    56           1      City Plaza                               Concord                    NH            03301
    57           1      400 - 450 Country Club Drive             Eugene                     OR            97401
    58           1      Dunkirk Market Center                    Dunkirk                    MD            20754
    59           1      Swan Park Apts.                          Toledo                     OH            43615
=======================================================================================================================
    60           1      Value City - Irvington                   Irvington                  NJ            07111
    61           1      Green Bay Plaza                          Green Bay                  WI            54304
    62           1      Sea Cliff Office Park                    Huntington Beach           CA            92648
    63           1      Sheffield Square                         Chicago                    IL            60657
    64           1      Woodmill Apartments                      Dover                      DE            19904
=======================================================================================================================
    65           1      Mall and Starview Gardens                Mahwah                     NJ            07430
    66           1      Park Shelton Apartments                  Detroit                    MI            48202
    67           1      Liberty Park Center                      San Diego                  CA            92117
    68           1      Santa Monica Medical Plaza               Santa Monica               CA            90404
    69           1      Lumber Exchange                          Minneapolis                MN            55402
=======================================================================================================================
    70           1      Horizon Corporate Office Building        Southfield                 MI            48034
    71           1      Willowlake Center                        Bloomingdale               IL            60139
    72           1      Washington Square Plaza                  Royal Oak                  MI            48067
    73           1      Hawaiian Garden Center                   Hawaiian Gardens           CA            90716
    74           1      Shorebird Apartments                     Mesa                       AZ            85210
=======================================================================================================================
    75           1      College View Towers & Apts.              Poughkeepsie               NY            12601
    76           1      One Congressional Place                  Long Beach                 CA            90803
=======================================================================================================================
            Windridge Apartments
    77           1      Windridge Apartments I                   Grand Rapids               MI            49596
    77           2      Windridge Apartments II                  Grand Rapids               MI            49546


=======================================================================================================================
    78           1      Flatbush Building                        Brooklyn                   NY            11218
    79           1      Fairbanks Village Plaza                  Rancho Santa Fe            CA            92014
    80           1      Eagle Ridge Townhomes                    Centerville                OH            45459
    81           1      Red Oak                                  Houston                    TX            77090
=======================================================================================================================
            Beechwood Apts.and The Oaks Apts.
    82           1      Beechwood Apts.                          Norfolk                    VA            23505
    82           2      The Oaks Apts.                           Norfolk                    VA            23505


=======================================================================================================================
    83           1      510 at Metropark                         Edison                     NJ            08837
    84           1      Green Oaks Park Hotel                    Fort Worth                 TX            76116
    85           1      Dillen Products                          Middlefield                OH            44062
    86           1      Lincoln Office                           Southfield                 MI            48034
    87           1      Hamtramck Town Center                    Hamtramck                  MI            48212
=======================================================================================================================
    88           1      Pine Tree Plaza                          Ames                       IA            50010
    89           1      Ponderosa Shopping Center                Fayetteville               NC            28303
    90           1      Crabtree Fairfield Inn                   Raleigh                    NC            27612
    91           1      Eagle View Apartments                    Birmingham                 AL            35212
    92           1      Hampton Inn and Suites                   Williamsburg               VA            23185
=======================================================================================================================
    93           1      Oaks of Flagridge Apartments             Lake Jackson               TX            77566
    94           1      Victory Center                           Newport News               VA            23602
    95           1      Millers Outpost Village                  Upland                     CA            91786
    96           1      Dove Building                            Foster City                CA            94404
    97           1      Pleasant Valley Marketplace              Virginia Beach             VA            23454
=======================================================================================================================
    98           1      Plumtree Apartments                      San Diego                  CA            91711
    99           1      Back Bay Center                          Costa Mesa                 CA            92627
    100          1      Lexington Plaza SC                       Roseville                  MN            55113
    101          1      Foundry Wharf Business Park              Petaluma                   CA            94952
    102          1      Circuit City-Harper Woods                Harper Woods               MI            48224
=======================================================================================================================
    103          1      Pear Tree Place                          Columbus                   OH            43215
    104          1      1000 South Avenue                        Staten Island              NY            10314
=======================================================================================================================
            First Hill Apartments
    105          1      First Hill Apts.                         Seattle                    WA            98122
    105          2      Hill House Apartments                    Seatlle                    WA            98122


=======================================================================================================================
    106          1      Site 5                                   Brooklyn                   NY            11217
    107          1      Derby Run                                Louisville                 KY            40228
    108          1      Watterson City                           Louisville                 KY            40218
    109          1      Rivers Bend S/C                          Chester                    VA            23831
=======================================================================================================================
            Country Lane Corporation
    110          1      Country Lane Estates                     Lewiston                   ME            04240
    110          2      Pleasant View Estates                    Mechanic Falls             ME            04256
    110          3      Stetson Brook Estates                    Lewiston                   ME            04240


=======================================================================================================================

                                                                                           Year Built/                Unit
  Loan #      Asset #               Property Name                 Property Type             Renovated        Units    Type
    48           1      Perry Judd's - Pikesville                Industrial                 1935/1996         175,945 sf
    49           1      Dearborn Atrium                          Office                     1931/1987         134,763 sf
====================================================================================================================================
            South Park & Pierre Malls
    50           1      South Park Mall                          Retail-Anchored            1980/1994         222,307 sf
    50           2      Pierre Mall                              Retail-Anchored            1980/1993         188,028 sf
                                                                                                           ----------
                                                                                                              410,335
====================================================================================================================================
            Sterling Inn & Sterling Commons
    51           1      Sterling Inn                             Healthcare                   1990                132 beds
    51           2      Sterling Commons                         Healthcare                 1994/1997              62 beds
                                                                                                           ----------
                                                                                                                  194
====================================================================================================================================
    52           1      Western Marquette                        Office                     1965/1984         226,213 sf
    53           1      Holiday Inn Shoreline-Corpus             Hotel-Full Service         1975/1991             368 rooms
====================================================================================================================================
            Spring Properties, Inc.
    54           1      Symantec Buildings                       Office                     1956/1993         151,000 sf
    54           2      Planing Mill                             Industrial                 1940/1997         105,993 sf
                                                                                                           ----------
                                                                                                              256,993
====================================================================================================================================
    55           1      Plaza Palm Center                        Office                     1969/1997          90,000 sf
    56           1      City Plaza                               Retail-Anchored              1994            103,805 sf
    57           1      400 - 450 Country Club Drive             Office                     1990/1992         105,792 sf
    58           1      Dunkirk Market Center                    Retail-Anchored              1993             86,289 sf
    59           1      Swan Park Apts.                          Multifamily                1974/1997             492 units
====================================================================================================================================
    60           1      Value City - Irvington                   Retail-Unanchored          1872/1963         145,050 sf
    61           1      Green Bay Plaza                          Retail-Anchored            1968/1997         144,206 sf
    62           1      Sea Cliff Office Park                    Office                     1977/1997         136,937 sf
    63           1      Sheffield Square                         Office                     1915/1988          83,770 sf
    64           1      Woodmill Apartments                      Multifamily                1988/1990             180 units
====================================================================================================================================
    65           1      Mall and Starview Gardens                Multifamily                1970/1995             154 units
    66           1      Park Shelton Apartments                  Multifamily                1926/1996             262 units
    67           1      Liberty Park Center                      Retail-Unanchored            1988             71,285 sf
    68           1      Santa Monica Medical Plaza               Office                     1973/1998          75,160 sf
    69           1      Lumber Exchange                          Office                     1885/1980         217,240 sf
====================================================================================================================================
    70           1      Horizon Corporate Office Building        Office                       1988             93,721 sf
    71           1      Willowlake Center                        Office                       1987             67,992 sf
    72           1      Washington Square Plaza                  Office                     1927/1988          86,967 sf
    73           1      Hawaiian Garden Center                   Retail-Anchored            1987/1992          78,425 sf
    74           1      Shorebird Apartments                     Multifamily                1983/1998             241 units
====================================================================================================================================
    75           1      College View Towers & Apts.              Multifamily                1964/1981             142 units
    76           1      One Congressional Place                  Office                       1983             73,769 sf
====================================================================================================================================
            Windridge Apartments
    77           1      Windridge Apartments I                   Multifamily                1970/1992             304 units
    77           2      Windridge Apartments II                  Multifamily                1970/1992              24 units
                                                                                                           ----------
                                                                                                                  328
====================================================================================================================================
    78           1      Flatbush Building                        Industrial                 1915/1992         477,600 sf
    79           1      Fairbanks Village Plaza                  Office                     1983/1995          58,123 sf
    80           1      Eagle Ridge Townhomes                    Multifamily                  1986                205 units
    81           1      Red Oak                                  Office                     1978/1984          85,471 sf
====================================================================================================================================
            Beechwood Apts.and The Oaks Apts.
    82           1      Beechwood Apts.                          Multifamily                1984/1996             136 units
    82           2      The Oaks Apts.                           Multifamily                1979/1995              86 units
                                                                                                           ----------
                                                                                                                  222
====================================================================================================================================
    83           1      510 at Metropark                         Office                     1984/1997          64,787 sf
    84           1      Green Oaks Park Hotel                    Hotel-Full Service         1965/1996             284 rooms
    85           1      Dillen Products                          Industrial                 1993/1998         173,800 sf
    86           1      Lincoln Office                           Office                       1988             71,815 sf
    87           1      Hamtramck Town Center                    Retail-Anchored            1988/1996          93,880 sf
====================================================================================================================================
    88           1      Pine Tree Plaza                          Retail-Anchored              1997             69,720 sf
    89           1      Ponderosa Shopping Center                Retail-Anchored              1988            121,874 sf
    90           1      Crabtree Fairfield Inn                   Hotel-Ltd. Service           1996                125 rooms
    91           1      Eagle View Apartments                    Multifamily                1974/1997             168 units
    92           1      Hampton Inn and Suites                   Hotel-Ltd. Service           1997                100 rooms
====================================================================================================================================
    93           1      Oaks of Flagridge Apartments             Multifamily                1985/1994             144 units
    94           1      Victory Center                           Retail-Anchored              1995             69,000 sf
    95           1      Millers Outpost Village                  Retail-Quasi-Anchored      1972/1986          60,712 sf
    96           1      Dove Building                            Office                     1980/1997          39,633 sf
    97           1      Pleasant Valley Marketplace              Retail-Anchored            1988/1996          82,807 sf
====================================================================================================================================
    98           1      Plumtree Apartments                      Multifamily                1973/1998             109 units
    99           1      Back Bay Center                          Retail-Anchored              1981             53,464 sf
    100          1      Lexington Plaza SC                       Retail-Unanchored          1930/1991          99,488 sf
    101          1      Foundry Wharf Business Park              Office                     1940/1996          90,725 sf
    102          1      Circuit City-Harper Woods                Retail-Quasi-Anchored        1997             27,871 sf
====================================================================================================================================
    103          1      Pear Tree Place                          Office                     1980/1994          57,059 sf
    104          1      1000 South Avenue                        Office                       1993             38,221 sf
====================================================================================================================================
            First Hill Apartments
    105          1      First Hill Apts.                         Multifamily                1984/1997              47 units
    105          2      Hill House Apartments                    Multifamily                1989/1997              27 units
                                                                                                           ----------
                                                                                                                   74
====================================================================================================================================
    106          1      Site 5                                   Retail-Anchored              1998             16,980 sf
    107          1      Derby Run                                Multifamily                  1972                200 units
    108          1      Watterson City                           Office                     1965/1996          80,000 sf
    109          1      Rivers Bend S/C                          Retail-Anchored            1991/1997          64,520 sf
====================================================================================================================================
            Country Lane Corporation
    110          1      Country Lane Estates                     Mobile Home Park             1971                255 pads
    110          2      Pleasant View Estates                    Mobile Home Park           1971/1988             110 pads
    110          3      Stetson Brook Estates                    Mobile Home Park             1971                 85 pads
                                                                                                           ----------
                                                                                                                  450
====================================================================================================================================

                                                                   Cut-off Date         Cut-off Date Principal
  Loan #      Asset #               Property Name                Principal Balance           Balance/Unit         1997 Revenue
    48           1      Perry Judd's - Pikesville                   $ 10,768,722               $     61
    49           1      Dearborn Atrium                             $ 10,461,537               $     78           $ 2,023,098
====================================================================================================================================
            South Park & Pierre Malls
    50           1      South Park Mall                             $  6,301,371               $     28           $ 1,337,232
    50           2      Pierre Mall                                 $  3,839,898               $     20           $   977,576
                                                                    ------------               --------           -----------
                                                                    $ 10,141,269               $     25           $ 2,314,808
====================================================================================================================================
            Sterling Inn & Sterling Commons
    51           1      Sterling Inn                                $  6,872,718               $ 52,066           $ 2,849,383
    51           2      Sterling Commons                            $  3,151,029               $ 50,823           $ 1,586,916
                                                                    ------------               --------           -----------
                                                                    $ 10,023,747               $ 51,669           $ 4,436,299
====================================================================================================================================
    52           1      Western Marquette                           $  9,319,356               $     41           $ 2,798,231
    53           1      Holiday Inn Shoreline-Corpus                $  9,145,155               $ 24,851           $ 7,568,692
====================================================================================================================================
            Spring Properties, Inc.
    54           1      Symantec Buildings                          $  5,427,504               $     36           $ 1,067,214
    54           2      Planing Mill                                $  3,618,336               $     34           $   711,476
                                                                    ------------               --------           -----------
                                                                    $  9,045,840               $     35           $ 1,778,690
====================================================================================================================================
    55           1      Plaza Palm Center                           $  8,942,665               $     99           $ 1,622,969
    56           1      City Plaza                                  $  8,884,560               $     86           $ 1,498,544
    57           1      400 - 450 Country Club Drive                $  8,564,742               $     81           $ 1,800,820
    58           1      Dunkirk Market Center                       $  7,698,157               $     89           $ 1,204,395
    59           1      Swan Park Apts.                             $  7,675,338               $ 15,600           $ 1,847,292
====================================================================================================================================
    60           1      Value City - Irvington                      $  7,650,951               $     53
    61           1      Green Bay Plaza                             $  7,477,333               $     52           $ 1,346,587
    62           1      Sea Cliff Office Park                       $  7,397,077               $     54           $ 1,665,235
    63           1      Sheffield Square                            $  7,392,796               $     88           $ 1,928,550
    64           1      Woodmill Apartments                         $  7,295,906               $ 40,533           $ 1,248,538
====================================================================================================================================
    65           1      Mall and Starview Gardens                   $  7,251,308               $ 47,086           $ 1,649,835
    66           1      Park Shelton Apartments                     $  7,100,000               $ 27,099           $ 1,770,799
    67           1      Liberty Park Center                         $  7,065,211               $     99           $ 1,271,433
    68           1      Santa Monica Medical Plaza                  $  6,958,836               $     93           $ 2,122,987
    69           1      Lumber Exchange                             $  6,943,833               $     32           $ 2,593,107
====================================================================================================================================
    70           1      Horizon Corporate Office Building           $  6,887,779               $     73           $ 1,579,472
    71           1      Willowlake Center                           $  6,847,104               $    101           $ 1,411,150
    72           1      Washington Square Plaza                     $  6,729,969               $     77           $ 1,494,846
    73           1      Hawaiian Garden Center                      $  6,671,845               $     85           $ 1,146,129
    74           1      Shorebird Apartments                        $  6,652,570               $ 27,604           $ 1,702,063
====================================================================================================================================
    75           1      College View Towers & Apts.                 $  6,641,748               $ 46,773           $ 1,372,319
    76           1      One Congressional Place                     $  6,595,293               $     89           $ 1,301,560
====================================================================================================================================
            Windridge Apartments
    77           1      Windridge Apartments I                      $  5,875,207               $ 19,326           $ 1,541,738
    77           2      Windridge Apartments II                     $    547,689               $ 22,820           $   171,302
                                                                    ------------               --------           -----------
                                                                    $  6,422,896               $ 19,582           $ 1,713,040
====================================================================================================================================
    78           1      Flatbush Building                           $  6,371,725               $     13           $ 2,423,452
    79           1      Fairbanks Village Plaza                     $  6,287,121               $    108           $ 1,214,707
    80           1      Eagle Ridge Townhomes                       $  6,181,996               $ 30,156           $ 1,195,309
    81           1      Red Oak                                     $  6,076,097               $     71           $ 1,530,156
====================================================================================================================================
            Beechwood Apts.and The Oaks Apts.
    82           1      Beechwood Apts.                             $  4,007,060               $ 29,464           $   845,548
    82           2      The Oaks Apts.                              $  1,963,856               $ 22,836           $   464,995
                                                                    ------------               --------           -----------
                                                                    $  5,970,915               $ 26,896           $ 1,310,543
====================================================================================================================================
    83           1      510 at Metropark                            $  5,650,202               $     87           $ 1,305,154
    84           1      Green Oaks Park Hotel                       $  5,563,007               $ 19,588           $ 5,717,230
    85           1      Dillen Products                             $  5,548,082               $     32           $   702,499
    86           1      Lincoln Office                              $  5,167,980               $     72           $ 1,246,440
    87           1      Hamtramck Town Center                       $  5,160,179               $     55           $ 1,131,230
====================================================================================================================================
    88           1      Pine Tree Plaza                             $  5,064,079               $     73
    89           1      Ponderosa Shopping Center                   $  5,051,512               $     41           $   910,679
    90           1      Crabtree Fairfield Inn                      $  5,046,569               $ 40,373           $ 2,168,491
    91           1      Eagle View Apartments                       $  4,980,155               $ 29,644           $   880,635
    92           1      Hampton Inn and Suites                      $  4,957,060               $ 49,571
====================================================================================================================================
    93           1      Oaks of Flagridge Apartments                $  4,951,325               $ 34,384           $   948,113
    94           1      Victory Center                              $  4,846,614               $     70           $   788,260
    95           1      Millers Outpost Village                     $  4,732,094               $     78           $   824,159
    96           1      Dove Building                               $  4,667,601               $    118           $   603,909
    97           1      Pleasant Valley Marketplace                 $  4,640,202               $     56           $   916,488
====================================================================================================================================
    98           1      Plumtree Apartments                         $  4,639,237               $ 42,562           $   922,500
    99           1      Back Bay Center                             $  4,630,212               $     87           $   766,153
    100          1      Lexington Plaza SC                          $  4,560,470               $     46           $   817,623
    101          1      Foundry Wharf Business Park                 $  4,519,094               $     50           $   988,135
    102          1      Circuit City-Harper Woods                   $  4,490,947               $    191
====================================================================================================================================
    103          1      Pear Tree Place                             $  4,442,998               $     78           $   888,132
    104          1      1000 South Avenue                           $  4,394,313               $    115           $   845,729
====================================================================================================================================
            First Hill Apartments
    105          1      First Hill Apts.                            $  2,766,830               $ 58,869           $   625,748
    105          2      Hill House Apartments                       $  1,585,113               $ 58,708           $   378,106
                                                                    ------------               --------           -----------
                                                                    $  4,351,943               $ 58,810           $ 1,003,854
====================================================================================================================================
    106          1      Site 5                                      $  4,302,721               $    253
    107          1      Derby Run                                   $  4,292,988               $ 21,465           $ 1,023,047
    108          1      Watterson City                              $  4,264,714               $     53
    109          1      Rivers Bend S/C                             $  4,209,593               $     65           $   574,161
====================================================================================================================================
            Country Lane Corporation
    110          1      Country Lane Estates                        $  2,388,266               $  9,366           $   482,290
    110          2      Pleasant View Estates                       $  1,044,867               $  9,499           $   150,716
    110          3      Stetson Brook Estates                       $    746,333               $  8,780           $   211,002
                                                                    ------------               --------           -----------
                                                                    $  4,179,466               $  9,288           $   844,008
====================================================================================================================================

                                                                   Most Recent                               Underwritten
  Loan #      Asset #               Property Name                Period Revenue    Most Recent Period           Revenue
    48           1      Perry Judd's - Pikesville
    49           1      Dearborn Atrium                            $ 2,153,601          9/30/98               $ 2,358,520
==================================================================================================================================
            South Park & Pierre Malls
    50           1      South Park Mall                            $ 1,387,219          8/31/98               $ 1,356,721
    50           2      Pierre Mall                                $   956,084          8/31/98               $   967,687
                                                                   -----------                                -----------
                                                                   $ 2,343,303                                $ 2,324,408
==================================================================================================================================
            Sterling Inn & Sterling Commons
    51           1      Sterling Inn                               $ 2,919,214          6/30/98               $ 3,108,396
    51           2      Sterling Commons                           $ 1,636,897          6/30/98               $ 1,618,094
                                                                   -----------                                -----------
                                                                   $ 4,556,111                                $ 4,726,490
==================================================================================================================================
    52           1      Western Marquette                          $ 2,663,341          7/31/98               $ 2,726,691
    53           1      Holiday Inn Shoreline-Corpus               $ 7,594,206          8/28/98               $ 7,444,026
==================================================================================================================================
            Spring Properties, Inc.
    54           1      Symantec Buildings                         $ 1,078,845          6/30/98               $   997,156
    54           2      Planing Mill                               $   719,230          6/30/98               $   664,771
                                                                   -----------                                -----------
                                                                   $ 1,798,075                                $ 1,661,927
==================================================================================================================================
    55           1      Plaza Palm Center                          $ 1,713,854          6/30/98               $ 1,841,937
    56           1      City Plaza                                 $ 1,509,750          2/28/98               $ 1,462,017
    57           1      400 - 450 Country Club Drive               $ 1,811,519          6/30/98               $ 1,799,710
    58           1      Dunkirk Market Center                      $ 1,200,459          6/30/98               $ 1,255,796
    59           1      Swan Park Apts.                            $ 1,840,595          7/31/98               $ 1,928,402
==================================================================================================================================
    60           1      Value City - Irvington                                           1/0/00
    61           1      Green Bay Plaza                            $ 1,412,810          7/31/98               $ 1,355,783
    62           1      Sea Cliff Office Park                      $ 1,658,757          6/30/98               $ 1,937,601
    63           1      Sheffield Square                           $ 1,901,653          6/30/98               $ 1,915,729
    64           1      Woodmill Apartments                        $ 1,273,086          6/30/98               $ 1,247,734
==================================================================================================================================
    65           1      Mall and Starview Gardens                  $ 1,719,559          6/30/98               $ 1,708,210
    66           1      Park Shelton Apartments                    $ 1,767,099          8/31/98               $ 1,789,908
    67           1      Liberty Park Center                        $ 1,362,964          7/31/98               $ 1,341,907
    68           1      Santa Monica Medical Plaza                 $ 2,059,164          4/30/98               $ 2,322,823
    69           1      Lumber Exchange                            $ 2,908,309          7/31/98               $ 2,852,283
==================================================================================================================================
    70           1      Horizon Corporate Office Building          $ 1,593,909          6/30/98               $ 1,694,416
    71           1      Willowlake Center                          $ 1,393,815          6/30/98               $ 1,320,304
    72           1      Washington Square Plaza                    $ 1,492,559          8/31/98               $ 1,486,180
    73           1      Hawaiian Garden Center                     $ 1,133,665          7/31/98               $ 1,078,432
    74           1      Shorebird Apartments                       $ 1,737,097          4/30/98               $ 1,645,544
==================================================================================================================================
    75           1      College View Towers & Apts.                $ 1,394,130          8/31/98               $ 1,334,626
    76           1      One Congressional Place                    $ 1,313,307          6/30/98               $ 1,414,466
==================================================================================================================================
            Windridge Apartments
    77           1      Windridge Apartments I                     $ 1,602,413          7/31/98               $ 1,682,329
    77           2      Windridge Apartments II                    $   178,046          7/31/98               $   174,612
                                                                   -----------                                -----------
                                                                   $ 1,780,459                                $ 1,856,941
==================================================================================================================================
    78           1      Flatbush Building                          $ 2,511,690          6/30/98               $ 2,494,705
    79           1      Fairbanks Village Plaza                    $ 1,333,471          8/31/98               $ 1,329,560
    80           1      Eagle Ridge Townhomes                      $ 1,204,931          8/31/98               $ 1,237,943
    81           1      Red Oak                                    $ 1,557,421          8/31/98               $ 1,513,779
==================================================================================================================================
            Beechwood Apts.and The Oaks Apts.
    82           1      Beechwood Apts.                            $   843,891          4/30/98               $   835,888
    82           2      The Oaks Apts.                             $   470,720          1/30/98               $   467,207
                                                                   -----------                                -----------
                                                                   $ 1,314,611                                $ 1,303,095
==================================================================================================================================
    83           1      510 at Metropark                           $ 1,363,794          9/30/98               $ 1,321,428
    84           1      Green Oaks Park Hotel                      $ 5,547,645          10/31/98              $ 5,547,645
    85           1      Dillen Products                            $   710,749          8/31/98               $   764,940
    86           1      Lincoln Office                             $ 1,279,662          7/31/98               $ 1,314,460
    87           1      Hamtramck Town Center                      $ 1,171,351          4/30/98               $ 1,129,153
==================================================================================================================================
    88           1      Pine Tree Plaza                                                                       $   881,566
    89           1      Ponderosa Shopping Center                  $   935,202          6/30/98               $   898,921
    90           1      Crabtree Fairfield Inn                     $ 2,227,497          8/31/98               $ 2,089,501
    91           1      Eagle View Apartments                      $   906,174          7/31/98               $   925,349
    92           1      Hampton Inn and Suites                     $ 2,077,032          6/30/98               $ 2,061,517
==================================================================================================================================
    93           1      Oaks of Flagridge Apartments               $   955,612          8/31/98               $   980,003
    94           1      Victory Center                             $   796,916          5/31/98               $   817,937
    95           1      Millers Outpost Village                    $   879,264          6/30/98               $   866,203
    96           1      Dove Building                              $   789,696          7/31/98               $   818,836
    97           1      Pleasant Valley Marketplace                $   897,533          6/30/98               $   826,863
==================================================================================================================================
    98           1      Plumtree Apartments                        $   956,822          9/30/98               $   983,270
    99           1      Back Bay Center                            $   784,211          8/31/98               $   779,532
    100          1      Lexington Plaza SC                         $   890,895          8/31/98               $   901,533
    101          1      Foundry Wharf Business Park                $ 1,002,544          4/30/98               $ 1,008,185
    102          1      Circuit City-Harper Woods                                                             $   466,020
==================================================================================================================================
    103          1      Pear Tree Place                            $   979,420          8/31/98               $   968,512
    104          1      1000 South Avenue                          $   874,960          5/31/98               $   855,285
==================================================================================================================================
            First Hill Apartments
    105          1      First Hill Apts.                           $   643,285          7/31/98               $   468,041
    105          2      Hill House Apartments                      $   380,655          7/31/98               $   276,545
                                                                   -----------                                -----------
                                                                   $ 1,023,940                                $   744,586
==================================================================================================================================
    106          1      Site 5                                                                                $   612,904
    107          1      Derby Run                                  $ 1,103,853           7/1/98               $ 1,064,192
    108          1      Watterson City                             $ 1,119,190          9/30/98               $ 1,037,079
    109          1      Rivers Bend S/C                            $   634,596          7/31/98               $   668,330
==================================================================================================================================
            Country Lane Corporation
    110          1      Country Lane Estates                       $   484,017          6/30/98               $   487,637
    110          2      Pleasant View Estates                      $   151,255          6/30/98               $   152,387
    110          3      Stetson Brook Estates                      $   211,758          6/30/98               $   213,341
                                                                   -----------                                -----------
                                                                   $   847,030                                $   853,365
==================================================================================================================================

                                                                                    Most Recent
  Loan #      Asset #               Property Name                  1997 NOI          Period NOI       Underwritten NOI
    48           1      Perry Judd's - Pikesville
    49           1      Dearborn Atrium                          $ 1,237,666        $ 1,328,721         $ 1,399,846
============================================================================================================================
            South Park & Pierre Malls
    50           1      South Park Mall                          $   783,525        $   913,171         $   854,229
    50           2      Pierre Mall                              $   555,649        $   585,377         $   581,656
                                                                 -----------        -----------         -----------
                                                                 $ 1,339,174        $ 1,498,548         $ 1,435,885
============================================================================================================================
            Sterling Inn & Sterling Commons
    51           1      Sterling Inn                             $ 1,040,346        $ 1,085,492         $ 1,173,251
    51           2      Sterling Commons                         $   473,404        $   482,875         $   455,818
                                                                 -----------        -----------         -----------
                                                                 $ 1,513,750        $ 1,568,367         $ 1,629,069
============================================================================================================================
    52           1      Western Marquette                        $ 1,708,550        $ 1,502,969         $ 1,536,635
    53           1      Holiday Inn Shoreline-Corpus             $ 1,898,175        $ 1,782,767         $ 1,612,856
============================================================================================================================
            Spring Properties, Inc.
    54           1      Symantec Buildings                       $   927,029        $   965,621         $   857,831
    54           2      Planing Mill                             $   618,020        $   643,748         $   571,888
                                                                 -----------        -----------         -----------
                                                                 $ 1,545,049        $ 1,609,369         $ 1,429,719
============================================================================================================================
    55           1      Plaza Palm Center                        $   872,865        $   992,719         $ 1,039,519
    56           1      City Plaza                               $ 1,108,096        $ 1,108,096         $ 1,036,990
    57           1      400 - 450 Country Club Drive             $ 1,289,151        $ 1,259,989         $ 1,178,790
    58           1      Dunkirk Market Center                    $   962,202        $   960,231         $   979,478
    59           1      Swan Park Apts.                          $ 1,067,892        $   873,268         $ 1,000,630
============================================================================================================================
    60           1      Value City - Irvington
    61           1      Green Bay Plaza                          $   956,282        $ 1,075,254         $ 1,003,224
    62           1      Sea Cliff Office Park                    $   754,042        $   707,904         $ 1,017,415
    63           1      Sheffield Square                         $ 1,208,290        $ 1,177,745         $ 1,117,731
    64           1      Woodmill Apartments                      $   874,230        $   918,684         $   855,028
============================================================================================================================
    65           1      Mall and Starview Gardens                $ 1,067,960        $ 1,117,056         $ 1,040,805
    66           1      Park Shelton Apartments                  $   764,050        $   811,884         $   831,950
    67           1      Liberty Park Center                      $   923,599        $ 1,040,220         $   970,574
    68           1      Santa Monica Medical Plaza               $ 1,489,730        $ 1,442,676         $ 1,579,133
    69           1      Lumber Exchange                          $   939,703        $ 1,221,600         $ 1,075,990
============================================================================================================================
    70           1      Horizon Corporate Office Building        $   811,126        $   827,908         $   893,626
    71           1      Willowlake Center                        $   961,972        $   920,648         $   849,225
    72           1      Washington Square Plaza                  $   869,757        $   839,546         $   867,469
    73           1      Hawaiian Garden Center                   $   896,706        $   897,038         $   838,640
    74           1      Shorebird Apartments                     $ 1,017,915        $ 1,040,758         $   916,987
============================================================================================================================
    75           1      College View Towers & Apts.              $   915,190        $   903,987         $   767,783
    76           1      One Congressional Place                  $   763,467        $   762,464         $   819,790
============================================================================================================================
            Windridge Apartments
    77           1      Windridge Apartments I                   $   734,165        $   753,206         $   828,346
    77           2      Windridge Apartments II                  $   106,089        $   111,147         $   105,931
                                                                 -----------        -----------         -----------
                                                                 $   840,254        $   864,353         $   934,277
============================================================================================================================
    78           1      Flatbush Building                        $ 1,041,385        $ 1,177,850         $ 1,062,166
    79           1      Fairbanks Village Plaza                  $   717,418        $   829,103         $   797,073
    80           1      Eagle Ridge Townhomes                    $   642,700        $   651,892         $   687,898
    81           1      Red Oak                                  $   812,641        $   832,194         $   774,814
============================================================================================================================
            Beechwood Apts.and The Oaks Apts.
    82           1      Beechwood Apts.                          $   562,202        $   566,021         $   529,177
    82           2      The Oaks Apts.                           $   272,019        $   270,217         $   227,732
                                                                 -----------        -----------         -----------
                                                                 $   834,221        $   836,238         $   756,909
============================================================================================================================
    83           1      510 at Metropark                         $   736,062        $   788,649         $   746,833
    84           1      Green Oaks Park Hotel                    $ 1,404,774        $ 1,247,172         $ 1,093,039
    85           1      Dillen Products                          $   691,099        $   693,017         $   697,079
    86           1      Lincoln Office                           $   645,863        $   637,521         $   675,801
    87           1      Hamtramck Town Center                    $   840,131        $   868,929         $   800,196
============================================================================================================================
    88           1      Pine Tree Plaza                                                                 $   645,519
    89           1      Ponderosa Shopping Center                $   682,287        $   699,871         $   646,177
    90           1      Crabtree Fairfield Inn                   $   853,173        $   893,826         $   759,415
    91           1      Eagle View Apartments                    $   602,697        $   636,460         $   600,260
    92           1      Hampton Inn and Suites                                      $ 1,073,870         $   882,911
============================================================================================================================
    93           1      Oaks of Flagridge Apartments             $   531,440        $   539,277         $   565,851
    94           1      Victory Center                           $   640,520        $   640,495         $   631,407
    95           1      Millers Outpost Village                  $   589,634        $   652,426         $   619,330
    96           1      Dove Building                            $   413,674        $   595,371         $   576,509
    97           1      Pleasant Valley Marketplace              $   668,220        $   665,589         $   580,265
============================================================================================================================
    98           1      Plumtree Apartments                      $   497,543        $   529,237         $   525,215
    99           1      Back Bay Center                          $   580,100        $   598,908         $   565,941
    100          1      Lexington Plaza SC                       $   465,230        $   544,574         $   535,412
    101          1      Foundry Wharf Business Park              $   741,590        $   748,568         $   685,767
    102          1      Circuit City-Harper Woods                                                       $   466,020
============================================================================================================================
    103          1      Pear Tree Place                          $   539,938        $   630,304         $   603,209
    104          1      1000 South Avenue                        $   652,735        $   664,944         $   450,343
============================================================================================================================
            First Hill Apartments
    105          1      First Hill Apts.                         $   353,166        $   382,430         $   313,624
    105          2      Hill House Apartments                    $   216,037        $   234,202         $   181,308
                                                                 -----------        -----------         -----------
                                                                 $   569,203        $   616,632         $   494,932
============================================================================================================================
    106          1      Site 5                                                                          $   500,888
    107          1      Derby Run                                $   630,429        $   706,157         $   640,193
    108          1      Watterson City                                              $   729,148         $   634,362
    109          1      Rivers Bend S/C                          $   472,046        $   523,801         $   524,718
============================================================================================================================
            Country Lane Corporation
    110          1      Country Lane Estates                     $   353,347        $   354,337         $   319,350
    110          2      Pleasant View Estates                    $   110,421        $   110,730         $    99,797
    110          3      Stetson Brook Estates                    $   154,590        $   155,023         $   139,716
                                                                 -----------        -----------         -----------
                                                                 $   618,358        $   620,090         $   558,863
============================================================================================================================

                                                                                             Net Cash
  Loan #      Asset #               Property Name                Net Cash Flow   NOI DSCR    Flow DSCR
    48           1      Perry Judd's - Pikesville                 $   957,343      1.00         1.00
    49           1      Dearborn Atrium                           $ 1,221,949      1.46         1.27
========================================================================================================
            South Park & Pierre Malls
    50           1      South Park Mall                           $   741,970      1.61         1.36
    50           2      Pierre Mall                               $   475,818      1.61         1.36
                                                                  -----------      ----         ----
                                                                  $ 1,217,788      1.61         1.36
========================================================================================================
            Sterling Inn & Sterling Commons
    51           1      Sterling Inn                              $ 1,120,451      1.80         1.72
    51           2      Sterling Commons                          $   431,018      1.80         1.72
                                                                  -----------      ----         ----
                                                                  $ 1,551,469      1.80         1.72
========================================================================================================
    52           1      Western Marquette                         $ 1,262,018      1.78         1.46
    53           1      Holiday Inn Shoreline-Corpus              $ 1,240,655      2.05         1.58
========================================================================================================
            Spring Properties, Inc.
    54           1      Symantec Buildings                        $   706,326      1.72         1.42
    54           2      Planing Mill                              $   470,884      1.72         1.42
                                                                  -----------      ----         ----
                                                                  $ 1,177,210      1.72         1.42
========================================================================================================
    55           1      Plaza Palm Center                         $   899,229      1.37         1.19
    56           1      City Plaza                                $   990,065      1.26         1.20
    57           1      400 - 450 Country Club Drive              $ 1,022,937      1.52         1.32
    58           1      Dunkirk Market Center                     $   900,407      1.37         1.26
    59           1      Swan Park Apts.                           $   870,058      1.48         1.29
========================================================================================================
    60           1      Value City - Irvington                    $   725,250      1.00         1.00
    61           1      Green Bay Plaza                           $   893,439      1.60         1.43
    62           1      Sea Cliff Office Park                     $   847,061      1.51         1.26
    63           1      Sheffield Square                          $   965,994      1.63         1.41
    64           1      Woodmill Apartments                       $   804,174      1.33         1.25
========================================================================================================
    65           1      Mall and Starview Gardens                 $ 1,002,305      1.75         1.69
    66           1      Park Shelton Apartments                   $   766,450      1.51         1.39
    67           1      Liberty Park Center                       $   866,359      1.52         1.35
    68           1      Santa Monica Medical Plaza                $ 1,306,988      2.78         2.30
    69           1      Lumber Exchange                           $   781,982      1.67         1.22
========================================================================================================
    70           1      Horizon Corporate Office Building         $   764,272      1.40         1.20
    71           1      Willowlake Center                         $   759,238      1.36         1.21
    72           1      Washington Square Plaza                   $   732,214      1.60         1.35
    73           1      Hawaiian Garden Center                    $   756,953      1.62         1.46
    74           1      Shorebird Apartments                      $   856,737      1.73         1.62
========================================================================================================
    75           1      College View Towers & Apts.               $   732,033      1.30         1.24
    76           1      One Congressional Place                   $   697,054      1.38         1.17
========================================================================================================
            Windridge Apartments
    77           1      Windridge Apartments I                    $   749,306      1.87         1.70
    77           2      Windridge Apartments II                   $    98,347      1.87         1.70
                                                                  -----------      ----         ----
                                                                  $   847,653      1.87         1.70
========================================================================================================
    78           1      Flatbush Building                         $   824,236      2.20         1.71
    79           1      Fairbanks Village Plaza                   $   703,098      1.37         1.21
    80           1      Eagle Ridge Townhomes                     $   633,983      1.30         1.20
    81           1      Red Oak                                   $   658,773      1.59         1.35
========================================================================================================
            Beechwood Apts.and The Oaks Apts.
    82           1      Beechwood Apts.                           $   489,815      1.55         1.42
    82           2      The Oaks Apts.                            $   203,980      1.55         1.42
                                                                  -----------      ----         ----
                                                                  $   693,795      1.55         1.42
========================================================================================================
    83           1      510 at Metropark                          $   626,726      1.62         1.36
    84           1      Green Oaks Park Hotel                     $   815,657      2.18         1.63
    85           1      Dillen Products                           $   626,074      1.44         1.29
    86           1      Lincoln Office                            $   572,558      1.41         1.19
    87           1      Hamtramck Town Center                     $   744,286      1.93         1.80
========================================================================================================
    88           1      Pine Tree Plaza                           $   597,256      1.33         1.23
    89           1      Ponderosa Shopping Center                 $   555,374      1.49         1.28
    90           1      Crabtree Fairfield Inn                    $   654,940      1.57         1.36
    91           1      Eagle View Apartments                     $   558,260      1.51         1.40
    92           1      Hampton Inn and Suites                    $   779,835      1.79         1.58
========================================================================================================
    93           1      Oaks of Flagridge Apartments              $   529,612      1.46         1.37
    94           1      Victory Center                            $   608,383      1.40         1.35
    95           1      Millers Outpost Village                   $   561,119      1.38         1.25
    96           1      Dove Building                             $   504,414      1.47         1.29
    97           1      Pleasant Valley Marketplace               $   518,779      1.41         1.26
========================================================================================================
    98           1      Plumtree Apartments                       $   497,965      1.28         1.21
    99           1      Back Bay Center                           $   510,835      1.58         1.43
    100          1      Lexington Plaza SC                        $   447,920      1.44         1.20
    101          1      Foundry Wharf Business Park               $   555,212      1.70         1.38
    102          1      Circuit City-Harper Woods                 $   466,020      1.00         1.00
========================================================================================================
    103          1      Pear Tree Place                           $   491,552      1.47         1.19
    104          1      1000 South Avenue                         $   400,780      1.52         1.39
========================================================================================================
            First Hill Apartments
    105          1      First Hill Apts.                          $   301,874      1.45         1.40
    105          2      Hill House Apartments                     $   174,808      1.45         1.40
                                                                  -----------      ----         ----
                                                                  $   476,682      1.45         1.40
========================================================================================================
    106          1      Site 5                                    $   487,050      1.26         1.22
    107          1      Derby Run                                 $   590,193      1.74         1.60
    108          1      Watterson City                            $   499,149      1.64         1.29
    109          1      Rivers Bend S/C                           $   476,681      1.46         1.32
========================================================================================================
            Country Lane Corporation
    110          1      Country Lane Estates                      $   304,044      1.68         1.60
    110          2      Pleasant View Estates                     $   133,019      1.68         1.60
    110          3      Stetson Brook Estates                     $    95,014      1.68         1.60
                                                                  -----------      ----         ----
                                                                  $   532,077      1.68         1.60
========================================================================================================

                                                                                                         Balloon/
                                                                                                       Anticipated
                                                                                                     Repayment Date       Current
Loan #  Asset #             Property Name               Lock Box            Value          LTV             LTV           Occupancy
  48       1    Perry Judd's - Pikesville               Hard          $ 10,800,000      99.7%            0.0%            100%
  49       1    Dearborn Atrium                         Hard          $ 15,300,000      68.4%           61.9%             90%
====================================================================================================================================
        South Park & Pierre Malls
  50       1    South Park Mall                         Hard          $  8,600,000      71.4%            1.4%             93%
  50       2    Pierre Mall                             Hard          $  5,600,000      71.4%            1.4%             99%
                                                                      ------------      ----            ----
                                                                      $ 14,200,000      71.4%            1.4%
====================================================================================================================================
        Sterling Inn & Sterling Commons
  51       1    Sterling Inn                                          $  9,360,000      71.6%           46.4%             90%
  51       2    Sterling Commons                                      $  4,640,000      71.6%           46.4%             77%
                                                                      ------------      ----            ----
                                                                      $ 14,000,000      71.6%           46.4%
====================================================================================================================================
  52       1    Western Marquette                       Hard          $ 13,200,000      70.6%           64.1%             87%
  53       1    Holiday Inn Shoreline-Corpus                          $ 16,850,000      54.3%           43.4%             54%
====================================================================================================================================
        Spring Properties, Inc.
  54       1    Symantec Buildings                      Hard          $ 11,125,000      60.4%           49.3%            100%
  54       2    Planing Mill                            Hard          $  3,850,000      60.4%           49.3%             96%
                                                                      ------------      ----            ----
                                                                      $ 14,975,000      60.4%           49.3%
====================================================================================================================================
  55       1    Plaza Palm Center                                     $ 11,200,000      79.8%           66.0%             91%
  56       1    City Plaza                              Hard          $ 12,200,000      72.8%           59.9%            100%
  57       1    400 - 450 Country Club Drive            Hard          $ 13,300,000      64.4%           52.3%             99%
  58       1    Dunkirk Market Center                   Hard          $ 11,100,000      69.4%           49.5%             94%
  59       1    Swan Park Apts.                                       $  9,600,000      80.0%           64.0%             98%
====================================================================================================================================
  60       1    Value City - Irvington                  Hard          $  7,800,000      98.1%            0.0%            100%
  61       1    Green Bay Plaza                                       $  9,400,000      79.5%           70.2%             90%
  62       1    Sea Cliff Office Park                   Hard          $ 13,400,000      55.2%           49.7%             96%
  63       1    Sheffield Square                                      $ 11,900,000      62.1%           50.5%             92%
  64       1    Woodmill Apartments                     Soft          $  9,850,000      74.1%           66.3%             99%
====================================================================================================================================
  65       1    Mall and Starview Gardens                             $ 10,900,000      66.5%           51.3%             99%
  66       1    Park Shelton Apartments                 Soft          $  8,800,000      80.7%           70.8%             93%
  67       1    Liberty Park Center                                   $ 10,400,000      67.9%           61.4%             94%
  68       1    Santa Monica Medical Plaza                            $ 14,600,000      47.7%           36.7%             91%
  69       1    Lumber Exchange                         Hard          $ 11,600,000      59.9%           54.3%             87%
====================================================================================================================================
  70       1    Horizon Corporate Office Building       Hard          $ 10,100,000      68.2%           55.6%             92%
  71       1    Willowlake Center                                     $  9,450,000      72.5%           58.3%             98%
  72       1    Washington Square Plaza                               $  8,860,000      76.0%           64.1%             99%
  73       1    Hawaiian Garden Center                                $  9,200,000      72.5%           54.5%             91%
  74       1    Shorebird Apartments                                  $  9,150,000      72.7%           55.4%            100%
====================================================================================================================================
  75       1    College View Towers & Apts.                           $  9,300,000      71.4%           57.1%             99%
  76       1    One Congressional Place                 Hard          $ 10,300,000      64.0%           57.5%             94%
====================================================================================================================================
        Windridge Apartments
  77       1    Windridge Apartments I                                $  7,800,000      74.3%           55.9%             98%
  77       2    Windridge Apartments II                               $    850,000      74.3%           55.9%             92%
                                                                      ------------      ----            ----
                                                                      $  8,650,000      74.3%           55.9%
====================================================================================================================================
  78       1    Flatbush Building                                     $ 10,300,000      61.9%           53.2%            100%
  79       1    Fairbanks Village Plaza                 Hard          $  9,000,000      69.9%           56.9%            100%
  80       1    Eagle Ridge Townhomes                                 $  7,900,000      78.3%           69.4%             91%
  81       1    Red Oak                                 Hard          $  8,000,000      76.0%           66.6%             94%
====================================================================================================================================
        Beechwood Apts.and the Oaks Apts.
  82       1    Beechwood Apts.                                       $  5,000,000      79.1%           61.0%             96%
  82       2    The Oaks Apts.                                        $  2,550,000      79.1%           61.0%             99%
                                                                      ------------      ----            ----
                                                                      $  7,550,000      79.1%           61.0%
====================================================================================================================================
  83       1    510 at Metropark                                      $  7,900,000      71.5%           55.0%            100%
  84       1    Green Oaks Park Hotel                   Hard          $ 11,400,000      48.8%           40.0%             55%
  85       1    Dillen Products                                       $  7,100,000      78.1%            0.9%            100%
  86       1    Lincoln Office                          Hard          $  7,500,000      68.9%           56.2%             99%
  87       1    Hamtramck Town Center                                 $  7,700,000      67.0%           51.2%            100%
====================================================================================================================================
  88       1    Pine Tree Plaza                                       $  6,700,000      75.6%           69.0%            100%
  89       1    Ponderosa Shopping Center                             $  7,175,000      70.4%           28.6%            100%
  90       1    Crabtree Fairfield Inn                                $  7,250,000      69.6%           50.2%             71%
  91       1    Eagle View Apartments                                 $  6,250,000      79.7%           69.5%            100%
  92       1    Hampton Inn and Suites                                $  7,200,000      68.8%           29.5%             72%
====================================================================================================================================
  93       1    Oaks of Flagridge Apartments            Soft          $  5,950,000      83.2%           72.0%             99%
  94       1    Victory Center                          Hard          $  6,725,000      72.1%           55.7%            100%
  95       1    Millers Outpost Village                               $  6,400,000      73.9%           49.5%             87%
  96       1    Dove Building                                         $  6,850,000      68.1%           53.1%            100%
  97       1    Pleasant Valley Marketplace                           $  6,000,000      77.3%            1.0%             93%
====================================================================================================================================
  98       1    Plumtree Apartments                                   $  6,500,000      71.4%           63.8%             95%
  99       1    Back Bay Center                                       $  6,700,000      69.1%           59.6%             94%
  100      1    Lexington Plaza SC                                    $  6,000,000      76.0%           66.6%             88%
  101      1    Foundry Wharf Business Park                           $  7,000,000      64.6%           41.7%             92%
  102      1    Circuit City-Harper Woods               Hard          $  5,470,000      97.2%           39.5%            100%
====================================================================================================================================
  103      1    Pear Tree Place                                       $  6,200,000      71.7%           56.6%            100%
  104      1    1000 South Avenue                                     $  5,700,000      77.1%           46.6%            100%
====================================================================================================================================
        First Hill Apartments
  105      1    First Hill Apts.                                      $  4,150,000      64.5%           55.8%            100%
  105      2    Hill House Apartments                                 $  2,600,000      64.5%           55.8%            100%
                                                                      ------------      ----            ----
                                                                      $  6,750,000      64.5%           55.8%
====================================================================================================================================
  106      1    Site 5                                  Hard          $  6,100,000      70.5%           57.8%            100%
  107      1    Derby Run                                             $  5,658,000      75.9%           47.8%             99%
  108      1    Watterson City                                        $  6,140,000      69.5%           19.5%            100%
  109      1    Rivers Bend S/C                                       $  6,100,000      69.0%           28.1%            100%
====================================================================================================================================
        Country Lane Corporation
  110      1    Country Lane Estates                                  $  3,200,000      74.6%           56.6%             82%
  110      2    Pleasant View Estates                                 $  1,400,000      74.6%           56.6%             82%
  110      3    Stetson Brook Estates                                 $  1,000,000      74.6%           56.6%             82%
                                                                      ------------      ----            ----
                                                                      $  5,600,000      74.6%           56.6%
====================================================================================================================================


                                                         Current
                                                        Occupancy                        Audit/Agreed Upon      Audits/Agreed Upon
Loan #  Asset #             Property Name                Period          U/W Occupancy   Procedures Upfront     Procedures Forward
  48       1    Perry Judd's - Pikesville               8/12/98             100%                 No                    Yes
  49       1    Dearborn Atrium                         6/30/98              90%                 No                     No
====================================================================================================================================
        South Park & Pierre Malls
  50       1    South Park Mall                         8/21/98              93%                Yes                    Yes
  50       2    Pierre Mall                             8/31/98              95%                Yes                    Yes


====================================================================================================================================
        Sterling Inn & Sterling Commons
  51       1    Sterling Inn                            6/30/98              90%                 No                     No
  51       2    Sterling Commons                        6/30/98              77%                 No                     No


====================================================================================================================================
  52       1    Western Marquette                       9/1/98               87%                 No                    Yes
  53       1    Holiday Inn Shoreline-Corpus            8/28/98              54%                 No                     No
====================================================================================================================================
        Spring Properties, Inc.
  54       1    Symantec Buildings                      6/1/98               94%                Yes                    Yes
  54       2    Planing Mill                            6/1/98               94%                Yes                    Yes


====================================================================================================================================
  55       1    Plaza Palm Center                       8/1/98               88%                 No                     No
  56       1    City Plaza                              02/16/99             97%                 No                    Yes
  57       1    400 - 450 Country Club Drive            6/1/98               99%                Yes                    Yes
  58       1    Dunkirk Market Center                   7/20/98              94%                 No                     No
  59       1    Swan Park Apts.                         8/31/98              95%                 No                     No
====================================================================================================================================
  60       1    Value City - Irvington                  10/1/98             100%                 No                    Yes
  61       1    Green Bay Plaza                         8/31/98              90%                 No                     No
  62       1    Sea Cliff Office Park                   7/1/98               92%                 No                     No
  63       1    Sheffield Square                        7/6/98               88%                 No                     No
  64       1    Woodmill Apartments                     8/21/98              95%                 No                     No
====================================================================================================================================
  65       1    Mall and Starview Gardens               7/15/98              95%                 No                     No
  66       1    Park Shelton Apartments                 9/24/98              93%                Yes                    Yes
  67       1    Liberty Park Center                     7/16/98              94%                 No                     No
  68       1    Santa Monica Medical Plaza              02/03/99             86%                 No                     No
  69       1    Lumber Exchange                         10/1/98              87%                 No                    yes
====================================================================================================================================
  70       1    Horizon Corporate Office Building       6/30/98              92%                 No                     No
  71       1    Willowlake Center                       6/9/98               95%                 No                     No
  72       1    Washington Square Plaza                 10/27/98             92%                 No                     No
  73       1    Hawaiian Garden Center                  9/1/98               91%                 No                     No
  74       1    Shorebird Apartments                    12/31/98             85%                 No                     No
====================================================================================================================================
  75       1    College View Towers & Apts.             9/30/98              95%                 No                     No
  76       1    One Congressional Place                 8/11/98              90%                 No                     No
====================================================================================================================================
        Windridge Apartments
  77       1    Windridge Apartments I                  7/1/98               95%                 No                     No
  77       2    Windridge Apartments II                 7/1/98               92%                 No                     No


====================================================================================================================================
  78       1    Flatbush Building                       8/1/98               93%                 No                     No
  79       1    Fairbanks Village Plaza                 9/1/98               94%                 No                     No
  80       1    Eagle Ridge Townhomes                   8/21/98              91%                 No                     No
  81       1    Red Oak                                 9/1/98               92%                 No                    Yes
====================================================================================================================================
        Beechwood Apts.and the Oaks Apts.
  82       1    Beechwood Apts.                         6/30/98              95%                 No                     No
  82       2    The Oaks Apts.                          12/23/98             91%                 No                     No


====================================================================================================================================
  83       1    510 at Metropark                        9/1/98               94%                 No                     No
  84       1    Green Oaks Park Hotel                   10/31/98             55%                Yes                    Yes
  85       1    Dillen Products                         9/25/98              95%                 No                     No
  86       1    Lincoln Office                          6/30/98              94%                 No                     No
  87       1    Hamtramck Town Center                   4/30/98              98%                 No                     No
====================================================================================================================================
  88       1    Pine Tree Plaza                         7/22/98              95%                 No                     No
  89       1    Ponderosa Shopping Center               6/30/98              94%                 No                     No
  90       1    Crabtree Fairfield Inn                  12/31/98             69%                 No                     No
  91       1    Eagle View Apartments                   8/16/98              95%                 No                     No
  92       1    Hampton Inn and Suites                  6/30/98              71%                 No                     No
====================================================================================================================================
  93       1    Oaks of Flagridge Apartments            8/31/98              95%                 No                     No
  94       1    Victory Center                          6/30/98              98%                 No                     No
  95       1    Millers Outpost Village                 7/1/98               87%                 No                     No
  96       1    Dove Building                           7/1/98               93%                 No                     No
  97       1    Pleasant Valley Marketplace             7/1/98               94%                 No                     No
====================================================================================================================================
  98       1    Plumtree Apartments                     9/30/98              95%                 No                     No
  99       1    Back Bay Center                         7/31/98              94%                 No                     No
  100      1    Lexington Plaza SC                      10/12/98             88%                 No                     No
  101      1    Foundry Wharf Business Park             6/30/98              91%                 No                     No
  102      1    Circuit City-Harper Woods               9/1/98              100%                Yes                    Yes
====================================================================================================================================
  103      1    Pear Tree Place                         8/30/98              95%                 No                     No
  104      1    1000 South Avenue                       01/14/99             95%                 No                     No
====================================================================================================================================
        First Hill Apartments
  105      1    First Hill Apts.                        8/31/98              95%                 No                     No
  105      2    Hill House Apartments                   8/31/98              95%                 No                     No


====================================================================================================================================
  106      1    Site 5                                  6/30/98              95%                 No                    Yes
  107      1    Derby Run                               6/30/98              95%                 No                     No
  108      1    Watterson City                          10/1/98              93%                 No                     No
  109      1    Rivers Bend S/C                         10/2/98              94%                 No                     No
====================================================================================================================================
        Country Lane Corporation
  110      1    Country Lane Estates                    6/30/98              82%                 No                     No
  110      2    Pleasant View Estates                   6/30/98              82%                 No                     No
  110      3    Stetson Brook Estates                   6/30/98              82%                 No                     No


====================================================================================================================================



                                                       U/W Ongoing      Actual Ongoing
Loan #  Asset #             Property Name            Capital Reserve    Capital Reserve    Reserve Units
  48       1    Perry Judd's - Pikesville                  $0.00            $0.00          $psf
  49       1    Dearborn Atrium                            $0.20            $0.20          $psf
===============================================================================================================
        South Park & Pierre Malls
  50       1    South Park Mall                            $0.15            $0.15          $psf
  50       2    Pierre Mall                                $0.19            $0.19          $psf


===============================================================================================================
        Sterling Inn & Sterling Commons
  51       1    Sterling Inn                              $400.00          $400.00         $/unit
  51       2    Sterling Commons                          $400.00          $400.00         $/unit


===============================================================================================================
  52       1    Western Marquette                          $0.20            $0.20          $psf
  53       1    Holiday Inn Shoreline-Corpus                5.00%            5.00%         %revenue
===============================================================================================================
        Spring Properties, Inc.
  54       1    Symantec Buildings                         $0.20            $0.20          $psf
  54       2    Planing Mill                               $0.20            $0.20          $psf


===============================================================================================================
  55       1    Plaza Palm Center                          $0.24            $0.24          $psf
  56       1    City Plaza                                 $0.07            $0.15          $psf
  57       1    400 - 450 Country Club Drive               $0.20            $0.20          $psf
  58       1    Dunkirk Market Center                      $0.15            $0.15          $psf
  59       1    Swan Park Apts.                           $265.93          $265.93         $/unit
===============================================================================================================
  60       1    Value City - Irvington                     $0.00            $0.00          $psf
  61       1    Green Bay Plaza                            $0.15            $0.15          $psf
  62       1    Sea Cliff Office Park                      $0.21            $0.21          $psf
  63       1    Sheffield Square                           $0.20            $0.20          $psf
  64       1    Woodmill Apartments                       $282.52          $282.52         $/unit
===============================================================================================================
  65       1    Mall and Starview Gardens                 $250.00          $250.00         $/unit
  66       1    Park Shelton Apartments                   $250.00          $250.00         $/unit
  67       1    Liberty Park Center                        $0.32            $0.32          $psf
  68       1    Santa Monica Medical Plaza                 $0.29            $0.29          $psf
  69       1    Lumber Exchange                            $0.30            $0.30          $psf
===============================================================================================================
  70       1    Horizon Corporate Office Building          $0.21            $0.20          $psf
  71       1    Willowlake Center                          $0.20            $0.20          $psf
  72       1    Washington Square Plaza                    $0.20            $0.20          $psf
  73       1    Hawaiian Garden Center                     $0.15            $0.15          $psf
  74       1    Shorebird Apartments                      $250.00          $250.00         $/unit
===============================================================================================================
  75       1    College View Towers & Apts.               $250.00          $250.00         $/unit
  76       1    One Congressional Place                    $0.20            $0.20          $psf
===============================================================================================================
        Windridge Apartments
  77       1    Windridge Apartments I                    $260.00          $250.00         $/unit
  77       2    Windridge Apartments II                   $316.00          $250.00         $/unit


===============================================================================================================
  78       1    Flatbush Building                          $0.15            $0.15          $psf
  79       1    Fairbanks Village Plaza                    $0.26            $0.26          $psf
  80       1    Eagle Ridge Townhomes                     $263.00          $263.00         $/unit
  81       1    Red Oak                                    $0.20            $0.20          $psf
===============================================================================================================
        Beechwood Apts.and the Oaks Apts.
  82       1    Beechwood Apts.                           $289.00          $289.43         $/unit
  82       2    The Oaks Apts.                            $279.00          $279.43         $/unit


===============================================================================================================
  83       1    510 at Metropark                           $0.23            $0.23          $psf
  84       1    Green Oaks Park Hotel                       5.00%            5.00%         %revenue
  85       1    Dillen Products                            $0.15            $0.15          $psf
  86       1    Lincoln Office                             $0.20            $0.20          $psf
  87       1    Hamtramck Town Center                      $0.23            $0.23          $psf
===============================================================================================================
  88       1    Pine Tree Plaza                            $0.15            $0.15          $psf
  89       1    Ponderosa Shopping Center                  $0.15            $0.15          $psf
  90       1    Crabtree Fairfield Inn                      5.00%            5.00%         %revenue
  91       1    Eagle View Apartments                     $250.00          $250.00         $/unit
  92       1    Hampton Inn and Suites                      5.00%            5.00%         %revenue
===============================================================================================================
  93       1    Oaks of Flagridge Apartments              $252.00          $252.00         $/unit
  94       1    Victory Center                             $0.15            $0.03          $psf
  95       1    Millers Outpost Village                    $0.20            $0.20          $psf
  96       1    Dove Building                              $0.25            $0.25          $psf
  97       1    Pleasant Valley Marketplace                $0.21            $0.21          $psf
===============================================================================================================
  98       1    Plumtree Apartments                       $250.00          $250.00         $/unit
  99       1    Back Bay Center                            $0.15            $0.15          $psf
  100      1    Lexington Plaza SC                         $0.21            $0.21          $psf
  101      1    Foundry Wharf Business Park                $0.19            $0.19          $psf
  102      1    Circuit City-Harper Woods                  $0.00            $0.00          $psf
===============================================================================================================
  103      1    Pear Tree Place                            $0.20            $0.20          $psf
  104      1    1000 South Avenue                          $0.20            $0.20          $psf
===============================================================================================================
        First Hill Apartments
  105      1    First Hill Apts.                          $250.00          $250.00         $/unit
  105      2    Hill House Apartments                     $250.00          $250.00         $/unit


===============================================================================================================
  106      1    Site 5                                     $0.15            $0.15          $psf
  107      1    Derby Run                                 $250.00          $250.00         $/unit
  108      1    Watterson City                            $0.20            $0.20          $psf
  109      1    Rivers Bend S/C                           $0.15            $0.15          $psf
===============================================================================================================
        Country Lane Corporation
  110      1    Country Lane Estates                     $60.00            $52.13         $/unit
  110      2    Pleasant View Estates                    $60.00            $64.37         $/unit
  110      3    Stetson Brook Estates                    $60.00            $75.44         $/unit


===============================================================================================================



                                                                                            Lease Expiration
Loan #  Asset #             Property Name                           Tenant 1                     Date               % of Total SF
  48       1    Perry Judd's - Pikesville               Perry Judd's /Port City Press       2018                        100%
  49       1    Dearborn Atrium                         National Tech Team                  2006                         47%
====================================================================================================================================
        South Park & Pierre Malls
  50       1    South Park Mall                         Shopko                              2001                         24%
  50       2    Pierre Mall                             K-Mart                              2011                         46%


====================================================================================================================================
        Sterling Inn & Sterling Commons
  51       1    Sterling Inn
  51       2    Sterling Commons


====================================================================================================================================
  52       1    Western Marquette                       BIA Trust Funds Mgmt                1999                          8%
  53       1    Holiday Inn Shoreline-Corpus
====================================================================================================================================
        Spring Properties, Inc.
  54       1    Symantec Buildings                      Symatec                             2006                        100%
  54       2    Planing Mill                            Gold's Gym                          2005                         18%


====================================================================================================================================
  55       1    Plaza Palm Center                       Merrill Lynch                       2002                         13%
  56       1    City Plaza                              Shop N' Save                        2013                         53%
  57       1    400 - 450 Country Club Drive            Pentagon Federal Credit Union       2001                         10%
  58       1    Dunkirk Market Center                   Olympus Gym                         2006                         17%
  59       1    Swan Park Apts.
====================================================================================================================================
  60       1    Value City - Irvington                  Valley Fair Department Store        2018                        100%
  61       1    Green Bay Plaza                         TJ Maxx                             2004                         22%
  62       1    Sea Cliff Office Park                   Touchstone                          2000                         11%
  63       1    Sheffield Square                        Rush Presbyterian                   2000                         16%
  64       1    Woodmill Apartments
====================================================================================================================================
  65       1    Mall and Starview Gardens
  66       1    Park Shelton Apartments
  67       1    Liberty Park Center                     SDG&E                               2002                         13%
  68       1    Santa Monica Medical Plaza              GAMBRO Healthcare                   2008                         14%
  69       1    Lumber Exchange                         Lacek Group                         2003                         14%
====================================================================================================================================
  70       1    Horizon Corporate Office Building       Horizon Corporation                 2003                         60%
  71       1    Willowlake Center                       Glen Oaks                           2010                         77%
  72       1    Washington Square Plaza                 Paragon Investment Company          2008                         21%
  73       1    Hawaiian Garden Center
  74       1    Shorebird Apartments
====================================================================================================================================
  75       1    College View Towers & Apts.
  76       1    One Congressional Place                 Smith Barney                        2003                          9%
====================================================================================================================================
        Windridge Apartments
  77       1    Windridge Apartments I
  77       2    Windridge Apartments II


====================================================================================================================================
  78       1    Flatbush Building                       Babyfair                            2003                         38%
  79       1    Fairbanks Village Plaza                 Law Offices of Charles Limandr      2001                          4%
  80       1    Eagle Ridge Townhomes
  81       1    Red Oak                                 Red Oak Cardiovascular              2006                         41%
====================================================================================================================================
        Beechwood Apts.and the Oaks Apts.
  82       1    Beechwood Apts.
  82       2    The Oaks Apts.


====================================================================================================================================
  83       1    510 at Metropark                        Conrail Corp                        1999                          9%
  84       1    Green Oaks Park Hotel
  85       1    Dillen Products                         Dillen Products                     2005                        100%
  86       1    Lincoln Office                          Fulmer & Rudczewicz                 2004                         49%
  87       1    Hamtramck Town Center                   Farmer Jack                         2009                         59%
====================================================================================================================================
  88       1    Pine Tree Plaza
  89       1    Ponderosa Shopping Center               Winn Dixie                          2008                         29%
  90       1    Crabtree Fairfield Inn
  91       1    Eagle View Apartments
  92       1    Hampton Inn and Suites
====================================================================================================================================
  93       1    Oaks of Flagridge Apartments
  94       1    Victory Center                          Farm Fresh, Inc.                    2020                         81%
  95       1    Millers Outpost Village                 Millers Outpost                     2006                         49%
  96       1    Dove Building                           Class. Hold.                        2000                         26%
  97       1    Pleasant Valley Marketplace             Food Lion                           2008                         35%
====================================================================================================================================
  98       1    Plumtree Apartments
  99       1    Back Bay Center                         Irvine Ranch Market                 2009                         33%
  100      1    Lexington Plaza SC                      Ol Mexico                           2006                         15%
  101      1    Foundry Wharf Business Park             Mishi Apparel                       2005                         17%
  102      1    Circuit City-Harper Woods               Circuit City                                                    100%
====================================================================================================================================
  103      1    Pear Tree Place                         Northwestern Mutual Life            2004                         24%
  104      1    1000 South Avenue                       Everything Yogurt                   2007                         22%
====================================================================================================================================
        First Hill Apartments
  105      1    First Hill Apts.
  105      2    Hill House Apartments


====================================================================================================================================
  106      1    Site 5                                  Sneaker Stadium                     2018                        100%
  107      1    Derby Run
  108      1    Watterson City                          Digital Television                  2002                         19%
  109      1    Rivers Bend S/C                         Food Lion                           2011                         45%
====================================================================================================================================
        Country Lane Corporation
  110      1    Country Lane Estates
  110      2    Pleasant View Estates
  110      3    Stetson Brook Estates


====================================================================================================================================



                                                                                             Lease Expiration
Loan #  Asset #             Property Name                        Tenant 2                          Date            % of Total SF
  48       1    Perry Judd's - Pikesville
  49       1    Dearborn Atrium                         Ford Motor Company                         2002                17%
===================================================================================================================================
        South Park & Pierre Malls
  50       1    South Park Mall                         Stage                                      2006                 7%
  50       2    Pierre Mall                             JC Pennys                                  2001                18%


===================================================================================================================================
        Sterling Inn & Sterling Commons
  51       1    Sterling Inn
  51       2    Sterling Commons


===================================================================================================================================
  52       1    Western Marquette                       Bureau of Reclamation                      2001                 8%
  53       1    Holiday Inn Shoreline-Corpus
===================================================================================================================================
        Spring Properties, Inc.
  54       1    Symantec Buildings
  54       2    Planing Mill                            REI                                        2002                18%


===================================================================================================================================
  55       1    Plaza Palm Center
  56       1    City Plaza                              LL Bean                                    2004                16%
  57       1    400 - 450 Country Club Drive            Coopers & Lybrand                          1999                11%
  58       1    Dunkirk Market Center                   Goodyear Tire                              2007                16%
  59       1    Swan Park Apts.
===================================================================================================================================
  60       1    Value City - Irvington
  61       1    Green Bay Plaza                         Office Depot                               2006                21%
  62       1    Sea Cliff Office Park                   Telephone Switch Newsletter                2000                11%
  63       1    Sheffield Square                        Five Hospital Elderly                      1999                12%
  64       1    Woodmill Apartments
===================================================================================================================================
  65       1    Mall and Starview Gardens
  66       1    Park Shelton Apartments
  67       1    Liberty Park Center                     Hollywood Video                            2005                10%
  68       1    Santa Monica Medical Plaza              Santa Monica Bay Physicians                2005                10%
  69       1    Lumber Exchange                         Tele-Edit                                  1999                 5%
===================================================================================================================================
  70       1    Horizon Corporate Office Building
  71       1    Willowlake Center
  72       1    Washington Square Plaza
  73       1    Hawaiian Garden Center
  74       1    Shorebird Apartments
===================================================================================================================================
  75       1    College View Towers & Apts.
  76       1    One Congressional Place                 Diversified Securities                     2003                 9%
===================================================================================================================================
        Windridge Apartments
  77       1    Windridge Apartments I
  77       2    Windridge Apartments II


===================================================================================================================================
  78       1    Flatbush Building                       Ferdinand Gutman                           2002                18%
  79       1    Fairbanks Village Plaza                 Engene Biotechnologies, Inc.               2000                 4%
  80       1    Eagle Ridge Townhomes
  81       1    Red Oak                                 Houston Northwest Family                   2001                17%
===================================================================================================================================
        Beechwood Apts.and the Oaks Apts.
  82       1    Beechwood Apts.
  82       2    The Oaks Apts.


===================================================================================================================================
  83       1    510 at Metropark                        Dean Witter                                2004                18%
  84       1    Green Oaks Park Hotel
  85       1    Dillen Products
  86       1    Lincoln Office                          Dow Chemical                               2001                38%
  87       1    Hamtramck Town Center                   Perry Drugs (Rite Aid)                     2009                12%
===================================================================================================================================
  88       1    Pine Tree Plaza
  89       1    Ponderosa Shopping Center               CVS                                        2000                 7%
  90       1    Crabtree Fairfield Inn
  91       1    Eagle View Apartments
  92       1    Hampton Inn and Suites
===================================================================================================================================
  93       1    Oaks of Flagridge Apartments
  94       1    Victory Center
  95       1    Millers Outpost Village
  96       1    Dove Building                           Koll Dove                                  2000                24%
  97       1    Pleasant Valley Marketplace             Eckerds                                    2008                14%
===================================================================================================================================
  98       1    Plumtree Apartments
  99       1    Back Bay Center                         Quorum                                     2002                10%
  100      1    Lexington Plaza SC                      Kings True Value                           2001                 9%
  101      1    Foundry Wharf Business Park
  102      1    Circuit City-Harper Woods
===================================================================================================================================
  103      1    Pear Tree Place
  104      1    1000 South Avenue                       Amabile & Erman                            2002                20%
===================================================================================================================================
        First Hill Apartments
  105      1    First Hill Apts.
  105      2    Hill House Apartments


===================================================================================================================================
  106      1    Site 5
  107      1    Derby Run
  108      1    Watterson City                          Humana                                     2002                39%
  109      1    Rivers Bend S/C                         Dollar General                             2001                10%
===================================================================================================================================
        Country Lane Corporation
  110      1    Country Lane Estates
  110      2    Pleasant View Estates
  110      3    Stetson Brook Estates


===================================================================================================================================



                                                                                Lease Expiration
Loan #  Asset #             Property Name                     Tenant 3                Date             % of Total SF
  48       1    Perry Judd's - Pikesville
  49       1    Dearborn Atrium
=======================================================================================================================
        South Park & Pierre Malls
  50       1    South Park Mall                         JC Pennys                    8/4/00                  23%
  50       2    Pierre Mall


=======================================================================================================================
        Sterling Inn & Sterling Commons
  51       1    Sterling Inn
  51       2    Sterling Commons


=======================================================================================================================
  52       1    Western Marquette                       Western Bank                   2000                   6%
  53       1    Holiday Inn Shoreline-Corpus
=======================================================================================================================
        Spring Properties, Inc.
  54       1    Symantec Buildings
  54       2    Planing Mill                            Kelly-Goodwin                  2004                  13%


=======================================================================================================================
  55       1    Plaza Palm Center
  56       1    City Plaza                              Staples, Inc.                  2009                  16%
  57       1    400 - 450 Country Club Drive            Dean Witter                    2000                   7%
  58       1    Dunkirk Market Center                   CVS                            2003                  10%
  59       1    Swan Park Apts.
=======================================================================================================================
  60       1    Value City - Irvington
  61       1    Green Bay Plaza                         Michael Stores                 2004                  16%
  62       1    Sea Cliff Office Park                   Geosyntec Consultants          2006                  11%
  63       1    Sheffield Square                        The Cue Club                   2004                  10%
  64       1    Woodmill Apartments
=======================================================================================================================
  65       1    Mall and Starview Gardens
  66       1    Park Shelton Apartments
  67       1    Liberty Park Center
  68       1    Santa Monica Medical Plaza
  69       1    Lumber Exchange                         MN Monthly Publications        1999                   5%
=======================================================================================================================
  70       1    Horizon Corporate Office Building
  71       1    Willowlake Center
  72       1    Washington Square Plaza
  73       1    Hawaiian Garden Center
  74       1    Shorebird Apartments
=======================================================================================================================
  75       1    College View Towers & Apts.
  76       1    One Congressional Place
=======================================================================================================================
        Windridge Apartments
  77       1    Windridge Apartments I
  77       2    Windridge Apartments II


=======================================================================================================================
  78       1    Flatbush Building
  79       1    Fairbanks Village Plaza                 Fairbanks Ranch Realty         1998                   5%
  80       1    Eagle Ridge Townhomes
  81       1    Red Oak
=======================================================================================================================
        Beechwood Apts.and the Oaks Apts.
  82       1    Beechwood Apts.
  82       2    The Oaks Apts.


=======================================================================================================================
  83       1    510 at Metropark
  84       1    Green Oaks Park Hotel
  85       1    Dillen Products
  86       1    Lincoln Office
  87       1    Hamtramck Town Center
=======================================================================================================================
  88       1    Pine Tree Plaza
  89       1    Ponderosa Shopping Center               Maxway                         2000                  13%
  90       1    Crabtree Fairfield Inn
  91       1    Eagle View Apartments
  92       1    Hampton Inn and Suites
=======================================================================================================================
  93       1    Oaks of Flagridge Apartments
  94       1    Victory Center                          Chesapeake Bagel               2000                   4%
  95       1    Millers Outpost Village
  96       1    Dove Building
  97       1    Pleasant Valley Marketplace
=======================================================================================================================
  98       1    Plumtree Apartments
  99       1    Back Bay Center
  100      1    Lexington Plaza SC                      Music Go Round                 1999                   6%
  101      1    Foundry Wharf Business Park
  102      1    Circuit City-Harper Woods
=======================================================================================================================
  103      1    Pear Tree Place
  104      1    1000 South Avenue                       Maloy Agency                   2002                  17%
=======================================================================================================================
        First Hill Apartments
  105      1    First Hill Apts.
  105      2    Hill House Apartments


=======================================================================================================================
  106      1    Site 5
  107      1    Derby Run
  108      1    Watterson City
  109      1    Rivers Bend S/C
=======================================================================================================================
        Country Lane Corporation
  110      1    Country Lane Estates
  110      2    Pleasant View Estates
  110      3    Stetson Brook Estates


=======================================================================================================================


  Loan #      Asset #               Property Name                                  Address
    111          1      Amsterdam Gardens Apts.                  3007 Eastern Avenue
    112          1      Hampton Inn-Chesterfield                 16201 Swingley Ridge Road
    113          1      College Plaza South                      2400 Cerrillos Road
    114          1      Riviera Mobile Home Park                 601 N. Hayden Rd.
    115          1      Circle Plaza                             6716 Blackhorse Pike
====================================================================================================================================
    116          1      Crenshaw Plaza                           3210-3314 Slauson Boulevard
    117          1      Crossroads Shopping Center               2516-2590 Bell Rd.
    118          1      Embassy Plaza                            5002-5006 Westheimer Road
    119          1      Loews Centerpark Theatre                 4001 Powder Mill Road
    120          1      Days Inn-Oceanside                       1014 Atlantic Avenue
====================================================================================================================================
    121          1      Circuit City-East Lansing                2655 Grand River Avenue
    122          1      Circuit City-Frederick                   5606 Buckeystown Pike
    123          1      Circuit City-Green Bay                   1940 West Mason Street
    124          1      Cathedral Village                        69-255 Ramon Road
    125          1      222-228 West 125th St.                   222-228 West 125th Street
====================================================================================================================================
    126          1      Medi-Park                                1901 Medi-Park Drive
    127          1      650 Academy                              650 Academy Drive
    128          1      Archway 60                               9321 - 9327 Midlothian Pkwy
    129          1      List Industries                          401 NW 12th Street
    130          1      Hollinswood Shopping Center              SE Corner of Patapsco Avenue & Hollins Ferry Road
====================================================================================================================================
    131          1      Casitas MHP                              3945 Bradford Street
    132          1      Best Western-Cooperstown                 50 Commons Drive
    133          1      Countryside SC                           8500 Pineville Matthews Rd.
    134          1      Heritage Medical Office                  8926 Woodyard Rd.
    135          1      Glade Points Shopping Center             3930 Glade Road
====================================================================================================================================
    136          1      Centreville Plaza                        13830 Lee Highway
    137          1      Stonybrook S/C                           3615 East Market Road
====================================================================================================================================
            Baton Rouge Multi Family Portfolio
    138          1      River Palms Apartments                   1925 North Third Street
    138          2      Park Place Apartments                    1290 Park Boulevard


====================================================================================================================================
    139          1      State Road Plaza                         8701-8767 S. Ridgeland Ave.
    140          1      Streator Industrial Facility             1524 Walnut Street
    141          1      Best Western Rancho Cucamongo            8179 Spruce Avenue
    142          1      University Place Ctr.                    1500 University Blvd.
    143          1      Franklin Beck Office                     28202 - 28336 Franklin Road
    144          1      SL-Larchmont                             1941-1959 Palmer Avenue
====================================================================================================================================
    145          1      HK Market                                931 N Pacific Avenue
    146          1      Whitman Villa                            25455 Whitman Street
    147          1      Comfort Inn-Chicopee                     450 Memorial Drive
    148          1      Kimberly Lakes Apartments                4101 N.E. 13th Avenue
    149          1      Fairfield Park                           1064 Gardner Road
====================================================================================================================================
    150          1      Pike Park Plaza                          6512 Baltimore National Park
    151          1      Stonesthrow Apts.                        3207 Stonesthrow Lane
    152          1      MA Winter Building                       1436 U Street
    153          1      Southport I and II                       Southlake Blvd.
    154          1      Regency Office.                          27650-27764 Franklin Rd
====================================================================================================================================
    155          1      Jefferson City Holiday Inn Express       1716 Jefferson Street
    156          1      Perry Judd's - Mt. Jackson               377 Industrial Park Rd.
    157          1      Brooklyn Park Shopping Center            5001 Ritchie Hwy & 11th
    158          1      South Robert Plaza                       2018 South Robert Street
    159          1      Broadmoor                                1401 North Turner Street
====================================================================================================================================
            Brentwood/Pontchartrain Apts
    160          1      Pontchartrain Apartments                 4520 Ponchartrain Drive
    160          2      Brentwood Apartments                     901 Old Spanish Trail


====================================================================================================================================
    161          1      Embassy Apts.                            40 and 42 S. Shaddle
    162          1      Puente Hills Business Park               17405-17435 E. Gale Ave.
    163          1      Mountain Valley Apartments               1205 South Walton Walker Freeway
    164          1      Pine Crest Square                        903/959 Cypress Creek Road
    165          1      Medical Arts Office Bldg.                2501 Atrium Drive
====================================================================================================================================
    166          1      Creekside Commons                        1101-65 Weiland Road
    167          1      Postal Building                          502-516 SW Third Ave.
    168          1      Gateway Center                           6770-6780 Southpoint Parkway
    169          1      Strawberry Square.                       2301-2329 North 29th Street
    170          1      Paseo Verde                              4150 West Peoria Ave.
====================================================================================================================================
    171          1      1430 N. Dearborn                         1430 N. Dearborn
    172          1      Holiday Inn - Boulevard                  3207 N. Boulevard
    173          1      Menlo Manor Apts.                        2890, 2900 & 2990 Menlo Drive
    174          1      Arlington Arms                           305-307 W. Cottage Avenu
    175          1      1504 N. Dearborn                         1504 N. Dearborn
====================================================================================================================================
    176          1      Autumn Ridge Apts.                       705 E. Siena Hghts Dr.
    177          1      Holiday Inn Express-TN                   1414 Princeton Place
    178          1      Ward Parkway                             8080 Ward Parkway
    179          1      One Court Street                         1 Court St.
    180          1      Greenspring Village Professional         10807 Falls Road
====================================================================================================================================
    181          1      701 Santa Monica Blvd.                   701 Santa Monica Blvd.
    182          1      Econo Lodge--Waldorf                     11770 Business Park Dr.
    183          1      Cannon Valley Apts.                      1170 Cannon Valley Dr.
    184          1      Econolodge Central                       1900 Richmond Road
    185          1      414-416 E. Cooper Street                 414-416 East Cooper Street
====================================================================================================================================
    186          1      Community Shopping Center - Landover     7401 - 7467 Annapolis Road
    187          1      Brookfield Apts.                         238 Auburn Street
    188          1      Regency Plaza Apts.                      33 and 55 S. Shaddle
    189          1      Blacksburg Square                        1301-1321 South Main Street
    190          1      Kenora Park Apartments                   3557 Kenora Drive
====================================================================================================================================


  Loan #      Asset #               Property Name                         City            State           Zip
    111          1      Amsterdam Gardens Apts.                  Wyoming                    MI            49508
    112          1      Hampton Inn-Chesterfield                 Chesterfield               MO            63017
    113          1      College Plaza South                      Santa Fe                   NM            87501
    114          1      Riviera Mobile Home Park                 Scottsdale                 AZ            85257
    115          1      Circle Plaza                             Egg Harbor Township        NJ            08234
=======================================================================================================================
    116          1      Crenshaw Plaza                           Los Angeles                CA            90008
    117          1      Crossroads Shopping Center               Auburn                     CA            95602
    118          1      Embassy Plaza                            Houston                    TX            77056
    119          1      Loews Centerpark Theatre                 Calverton                  MD            20705
    120          1      Days Inn-Oceanside                       Virginia Beach             VA            23451
=======================================================================================================================
    121          1      Circuit City-East Lansing                East Lansing               MI            48823
    122          1      Circuit City-Frederick                   Fredrick                   MD            21701
    123          1      Circuit City-Green Bay                   Green Bay                  WI            54303
    124          1      Cathedral Village                        Cathedral City             CA            92234
    125          1      222-228 West 125th St.                   New York                   NY            10027
=======================================================================================================================
    126          1      Medi-Park                                Amarillo                   TX            79106
    127          1      650 Academy                              Northbrook                 IL            60062
    128          1      Archway 60                               Richmond                   VA            23236
    129          1      List Industries                          Deerfield Beach            FL            33442
    130          1      Hollinswood Shopping Center              Baltimore                  MD            21230
=======================================================================================================================
    131          1      Casitas MHP                              La Verne                   CA            91750
    132          1      Best Western-Cooperstown                 Cooperstown                NY            13326
    133          1      Countryside SC                           Charlotte                  NC            28226
    134          1      Heritage Medical Office                  Clinton                    MD            20735
    135          1      Glade Points Shopping Center             Colleyville                TX            76034
=======================================================================================================================
    136          1      Centreville Plaza                        Centreville                VA            22020
    137          1      Stonybrook S/C                           York                       PA            17402
=======================================================================================================================
            Baton Rouge Multi Family Portfolio
    138          1      River Palms Apartments                   Baton Rouge                LA            70801
    138          2      Park Place Apartments                    Baton Rouge                LA            70806


=======================================================================================================================
    139          1      State Road Plaza                         Oak Lawn                   IL            60453
    140          1      Streator Industrial Facility             Streator                   IL            61364
    141          1      Best Western Rancho Cucamongo            Rancho Cucamonga           CA            91730
    142          1      University Place Ctr.                    Langley Park               MD            20783
    143          1      Franklin Beck Office                     Southfield                 MI            48034
    144          1      SL-Larchmont                             Larchmont                  NY            10538
=======================================================================================================================
    145          1      HK Market                                Glendale                   CA            91201
    146          1      Whitman Villa                            Hayward                    CA            94544
    147          1      Comfort Inn-Chicopee                     Chicopee                   MA            01020
    148          1      Kimberly Lakes Apartments                Oakland Park               FL            33334
    149          1      Fairfield Park                           Charleston                 SC            29407
=======================================================================================================================
    150          1      Pike Park Plaza                          Catonsville                MD            21228
    151          1      Stonesthrow Apts.                        Durham                     NC            27713
    152          1      MA Winter Building                       Washington                 DC            20009
    153          1      Southport I and II                       Richmond                   VA            23236
    154          1      Regency Office.                          Southfield                 MI            48034
=======================================================================================================================
    155          1      Jefferson City Holiday Inn Express       Jefferson City             MO            65109
    156          1      Perry Judd's - Mt. Jackson               Mt. Jackson                VA            22842
    157          1      Brooklyn Park Shopping Center            Baltimore                  MD            21225
    158          1      South Robert Plaza                       West St. Paul              MN            55118
    159          1      Broadmoor                                Hobbs                      NM            88240
=======================================================================================================================
            Brentwood/Pontchartrain Apts
    160          1      Pontchartrain Apartments                 Slidell                    LA            70458
    160          2      Brentwood Apartments                     Slidell                    LA            70458


=======================================================================================================================
    161          1      Embassy Apts.                            Mundelein                  IL            60606
    162          1      Puente Hills Business Park               City of Industry           CA            91748
    163          1      Mountain Valley Apartments               Dallas                     TX            75211
    164          1      Pine Crest Square                        Fort Lauderdale            FL            33334
    165          1      Medical Arts Office Bldg.                Raleigh                    NC            27607
=======================================================================================================================
    166          1      Creekside Commons                        Buffalo Grove              IL            60089
    167          1      Postal Building                          Portland                   OR            97201
    168          1      Gateway Center                           Brecksville                OH            44141
    169          1      Strawberry Square.                       Philadelphia               PA            19132
    170          1      Paseo Verde                              Phoenix                    AZ            85029
=======================================================================================================================
    171          1      1430 N. Dearborn                         Chicago                    IL            60610
    172          1      Holiday Inn - Boulevard                  Richmond                   VA            23230
    173          1      Menlo Manor Apts.                        Carson City                NV            89701
    174          1      Arlington Arms                           St. Paul                   MN            55117
    175          1      1504 N. Dearborn                         Chicago                    IL            60610
=======================================================================================================================
    176          1      Autumn Ridge Apts.                       Adrian                     MI            49221
    177          1      Holiday Inn Express-TN                   Hermitage                  TN            37076
    178          1      Ward Parkway                             Kansas City                MO            64114
    179          1      One Court Street                         Lebanon                    NH            03766
    180          1      Greenspring Village Professional         Baltimore                  MD            21230
=======================================================================================================================
    181          1      701 Santa Monica Blvd.                   Santa Monica               CA            90401
    182          1      Econo Lodge--Waldorf                     Waldorf                    MD            20601
    183          1      Cannon Valley Apts.                      Northfield                 MN            55057
    184          1      Econolodge Central                       Williamsburg               VA            23188
    185          1      414-416 E. Cooper Street                 Aspen                      CO            81611
=======================================================================================================================
    186          1      Community Shopping Center - Landover     Landover Hills             MD            20784
    187          1      Brookfield Apts.                         Portland                   ME            04103
    188          1      Regency Plaza Apts.                      Mundelein                  IL            60060
    189          1      Blacksburg Square                        Blacksburg                 VA            24060
    190          1      Kenora Park Apartments                   Spring Valley              CA            91977
=======================================================================================================================

                                                                                           Year Built/                Unit
  Loan #      Asset #               Property Name                 Property Type             Renovated        Units    Type
    111          1      Amsterdam Gardens Apts.                  Multifamily                1969/1996             270 units
    112          1      Hampton Inn-Chesterfield                 Hotel-Ltd. Service           1997                 92 rooms
    113          1      College Plaza South                      Retail-Anchored              1984             57,226 sf
    114          1      Riviera Mobile Home Park                 Mobile Home Park           1963/1998             208 pads
    115          1      Circle Plaza                             Retail-Quasi-Anchored      1986/1997          57,254 sf
====================================================================================================================================
    116          1      Crenshaw Plaza                           Retail-Anchored            1967/1994          87,707 sf
    117          1      Crossroads Shopping Center               Retail-Anchored              1994             46,948 sf
    118          1      Embassy Plaza                            Retail-Unanchored            1985             30,659 sf
    119          1      Loews Centerpark Theatre                 Retail-Anchored              1993             39,125 sf
    120          1      Days Inn-Oceanside                       Hotel-Ltd. Service         1987/1994             116 rooms
====================================================================================================================================
    121          1      Circuit City-East Lansing                Retail-Quasi-Anchored        1998             27,871 sf
    122          1      Circuit City-Frederick                   Retail-Quasi-Anchored        1997             27,431 sf
    123          1      Circuit City-Green Bay                   Retail-Quasi-Anchored        1997             28,380 sf
    124          1      Cathedral Village                        Retail-Quasi-Anchored        1991             87,991 sf
    125          1      222-228 West 125th St.                   Retail-Unanchored            1929             17,400 sf
====================================================================================================================================
    126          1      Medi-Park                                Office                     1970/1992         109,072 sf
    127          1      650 Academy                              Office                     1975/1987          67,713 sf
    128          1      Archway 60                               Office                       1984             63,816 sf
    129          1      List Industries                          Industrial                   1980             94,000 sf
    130          1      Hollinswood Shopping Center              Retail-Anchored            1969/1994         107,967 sf
====================================================================================================================================
    131          1      Casitas MHP                              Mobile Home Park             1972                136 pads
    132          1      Best Western-Cooperstown                 Hotel-Ltd. Service           1995                 62 rooms
    133          1      Countryside SC                           Retail-Unanchored          1976/1995          67,825 sf
    134          1      Heritage Medical Office                  Office                     1986/1995          32,865 sf
    135          1      Glade Points Shopping Center             Retail-Unanchored            1998             32,861 sf
====================================================================================================================================
    136          1      Centreville Plaza                        Retail-Unanchored            1991             27,546 sf
    137          1      Stonybrook S/C                           Retail-Anchored              1995             70,210 sf
====================================================================================================================================
            Baton Rouge Multi Family Portfolio
    138          1      River Palms Apartments                   Multifamily                1950/1996              98 units
    138          2      Park Place Apartments                    Multifamily                1964/1996              77 units
                                                                                                           ----------
                                                                                                                  175
====================================================================================================================================
    139          1      State Road Plaza                         Retail-Anchored            1967/1997          53,968 sf
    140          1      Streator Industrial Facility             Industrial                 1909/1998         967,175 sf
    141          1      Best Western Rancho Cucamongo            Hotel-Ltd. Service           1992                117 rooms
    142          1      University Place Ctr.                    Retail-Unanchored            1959             28,746 sf
    143          1      Franklin Beck Office                     Office                       1984             62,365 sf
    144          1      SL-Larchmont                             Retail-Unanchored          1939/1988          32,211 sf
====================================================================================================================================
    145          1      HK Market                                Retail-Anchored            1963/1998          24,137 sf
    146          1      Whitman Villa                            Multifamily                1965/1997              62 units
    147          1      Comfort Inn-Chicopee                     Hotel-Full Service         1964/1995             100 rooms
    148          1      Kimberly Lakes Apartments                Multifamily                1969/1974              95 units
    149          1      Fairfield Park                           Office                     1976/1990          67,701 sf
====================================================================================================================================
    150          1      Pike Park Plaza                          Retail-Anchored            1965/1994         157,223 sf
    151          1      Stonesthrow Apts.                        Multifamily                1979/1998             144 units
    152          1      MA Winter Building                       Office                     1908/1986          32,300 sf
    153          1      Southport I and II                       Industrial                   1981             76,172 sf
    154          1      Regency Office.                          Office                       1985             54,030 sf
====================================================================================================================================
    155          1      Jefferson City Holiday Inn Express       Hotel-Ltd. Service         1995/1997              70 rooms
    156          1      Perry Judd's - Mt. Jackson               Industrial                 1975/1986          61,704 sf
    157          1      Brooklyn Park Shopping Center            Retail-Unanchored          1970/1998          54,530 sf
    158          1      South Robert Plaza                       Retail-Unanchored          1986/1997          34,202 sf
    159          1      Broadmoor                                Retail-Anchored            1970/1977         155,656 sf
====================================================================================================================================
            Brentwood/Pontchartrain Apts
    160          1      Pontchartrain Apartments                 Multifamily                  1983                 72 units
    160          2      Brentwood Apartments                     Multifamily                  1978                 32 units
                                                                                                           ----------
                                                                                                                  104
====================================================================================================================================
    161          1      Embassy Apts.                            Multifamily                1972/1996              70 units
    162          1      Puente Hills Business Park               Industrial                 1978/1996          86,635 sf
    163          1      Mountain Valley Apartments               Multifamily                1969/1996             319 units
    164          1      Pine Crest Square                        Retail-Unanchored            1980             38,513 sf
    165          1      Medical Arts Office Bldg.                Office                       1984             40,693 sf
====================================================================================================================================
    166          1      Creekside Commons                        Retail-Unanchored            1987             23,117 sf
    167          1      Postal Building                          Office                     1900/1989          37,357 sf
    168          1      Gateway Center                           Office                       1988             75,200 sf
    169          1      Strawberry Square.                       Retail-Unanchored          1985/1994          67,459 sf
    170          1      Paseo Verde                              Office                       1986             47,427 sf
====================================================================================================================================
    171          1      1430 N. Dearborn                         Multifamily                1930/1989              68 units
    172          1      Holiday Inn - Boulevard                  Hotel-Ltd. Service         1974/1997             184 rooms
    173          1      Menlo Manor Apts.                        Multifamily                1976/1997              73 units
    174          1      Arlington Arms                           Multifamily                1968/1998             140 units
    175          1      1504 N. Dearborn                         Multifamily                1928/1989              49 units
====================================================================================================================================
    176          1      Autumn Ridge Apts.                       Multifamily                  1995                 48 units
    177          1      Holiday Inn Express-TN                   Hotel-Ltd. Service         1990/1994              65 rooms
    178          1      Ward Parkway                             Office                     1974/1996          41,088 sf
    179          1      One Court Street                         Office                       1989             23,354 sf
    180          1      Greenspring Village Professional         Office                       1977             18,970 sf
====================================================================================================================================
    181          1      701 Santa Monica Blvd.                   Office                     1983/1994          16,490 sf
    182          1      Econo Lodge--Waldorf                     Hotel-Ltd. Service         1985/1993              87 rooms
    183          1      Cannon Valley Apts.                      Multifamily                1975/1996              72 units
    184          1      Econolodge Central                       Hotel-Ltd. Service         1961/1998              85 rooms
    185          1      414-416 E. Cooper Street                 Retail-Unanchored          1980/1992           4,155 sf
====================================================================================================================================
    186          1      Community Shopping Center - Landover     Retail-Unanchored          1951/1989          45,599 sf
    187          1      Brookfield Apts.                         Multifamily                  1984                 60 units
    188          1      Regency Plaza Apts.                      Multifamily                1965/1998              52 units
    189          1      Blacksburg Square                        Retail-Anchored              1981             47,752 sf
    190          1      Kenora Park Apartments                   Multifamily                1978/1995              54 units
====================================================================================================================================

                                                                   Cut-off Date         Cut-off Date Principal
  Loan #      Asset #               Property Name                Principal Balance           Balance/Unit         1997 Revenue
    111          1      Amsterdam Gardens Apts.                     $  4,177,720               $ 15,473           $ 1,102,211
    112          1      Hampton Inn-Chesterfield                    $  4,127,476               $ 44,864
    113          1      College Plaza South                         $  4,036,932               $     71           $   750,802
    114          1      Riviera Mobile Home Park                    $  3,983,191               $ 19,150           $   833,873
    115          1      Circle Plaza                                $  3,929,046               $     69           $   690,957
====================================================================================================================================
    116          1      Crenshaw Plaza                              $  3,926,572               $     45           $ 1,464,505
    117          1      Crossroads Shopping Center                  $  3,809,261               $     81           $   568,491
    118          1      Embassy Plaza                               $  3,789,082               $    124           $   637,056
    119          1      Loews Centerpark Theatre                    $  3,781,591               $     97           $   400,613
    120          1      Days Inn-Oceanside                          $  3,749,340               $ 32,322           $ 1,482,205
====================================================================================================================================
    121          1      Circuit City-East Lansing                   $  3,742,455               $    159
    122          1      Circuit City-Frederick                      $  3,742,455               $    162
    123          1      Circuit City-Green Bay                      $  3,742,455               $    156
    124          1      Cathedral Village                           $  3,738,207               $     42           $ 1,151,059
    125          1      222-228 West 125th St.                      $  3,734,242               $    215           $   775,858
====================================================================================================================================
    126          1      Medi-Park                                   $  3,688,061               $     34           $ 1,285,309
    127          1      650 Academy                                 $  3,654,787               $     54           $   613,138
    128          1      Archway 60                                  $  3,580,576               $     56           $   690,661
    129          1      List Industries                             $  3,483,254               $     37
    130          1      Hollinswood Shopping Center                 $  3,482,284               $     32           $ 1,097,627
====================================================================================================================================
    131          1      Casitas MHP                                 $  3,475,401               $ 25,554           $   922,133
    132          1      Best Western-Cooperstown                    $  3,465,641               $ 55,897           $ 1,416,935
    133          1      Countryside SC                              $  3,429,672               $     51           $   689,617
    134          1      Heritage Medical Office                     $  3,394,752               $    103           $   621,681
    135          1      Glade Points Shopping Center                $  3,389,308               $    103
====================================================================================================================================
    136          1      Centreville Plaza                           $  3,324,928               $    121           $   619,653
    137          1      Stonybrook S/C                              $  3,312,229               $     47           $   448,329
====================================================================================================================================
            Baton Rouge Multi Family Portfolio
    138          1      River Palms Apartments                      $  1,712,242               $ 17,472           $   376,079
    138          2      Park Place Apartments                       $  1,572,874               $ 20,427           $   320,547
                                                                    ------------               --------           -----------
                                                                    $  3,285,116               $ 18,772           $   696,626
====================================================================================================================================
    139          1      State Road Plaza                            $  3,258,985               $     60           $   713,338
    140          1      Streator Industrial Facility                $  3,214,271               $      3           $ 1,126,000
    141          1      Best Western Rancho Cucamongo               $  3,207,243               $ 27,412           $ 1,855,301
    142          1      University Place Ctr.                       $  3,187,109               $    111           $   632,212
    143          1      Franklin Beck Office                        $  3,182,836               $     51           $   827,690
    144          1      SL-Larchmont                                $  3,182,276               $     99           $   571,726
====================================================================================================================================
    145          1      HK Market                                   $  3,182,210               $    132
    146          1      Whitman Villa                               $  3,106,961               $ 50,112           $   542,368
    147          1      Comfort Inn-Chicopee                        $  3,068,325               $ 30,683           $ 2,650,273
    148          1      Kimberly Lakes Apartments                   $  3,062,623               $ 32,238           $   681,020
    149          1      Fairfield Park                              $  2,988,942               $     44           $   838,351
====================================================================================================================================
    150          1      Pike Park Plaza                             $  2,984,540               $     19           $ 1,532,646
    151          1      Stonesthrow Apts.                           $  2,983,801               $ 20,721           $ 1,039,005
    152          1      MA Winter Building                          $  2,948,941               $     91           $   588,488
    153          1      Southport I and II                          $  2,894,021               $     38           $   517,407
    154          1      Regency Office.                             $  2,884,445               $     53           $   718,318
====================================================================================================================================
    155          1      Jefferson City Holiday Inn Express          $  2,851,375               $ 40,734           $ 1,300,702
    156          1      Perry Judd's - Mt. Jackson                  $  2,829,895               $     46
    157          1      Brooklyn Park Shopping Center               $  2,828,634               $     52           $   405,123
    158          1      South Robert Plaza                          $  2,820,181               $     82           $   588,689
    159          1      Broadmoor                                   $  2,741,127               $     18           $   762,275
====================================================================================================================================
            Brentwood/Pontchartrain Apts
    160          1      Pontchartrain Apartments                    $  2,180,711               $ 30,288           $   349,065
    160          2      Brentwood Apartments                        $    553,911               $ 17,310           $   161,036
                                                                    ------------               --------           -----------
                                                                    $  2,734,621               $ 26,294           $   510,101
====================================================================================================================================
    161          1      Embassy Apts.                               $  2,710,736               $ 38,725           $   535,618
    162          1      Puente Hills Business Park                  $  2,686,562               $     31           $   552,927
    163          1      Mountain Valley Apartments                  $  2,634,380               $  8,258           $ 1,604,670
    164          1      Pine Crest Square                           $  2,392,071               $     62           $   521,846
    165          1      Medical Arts Office Bldg.                   $  2,364,357               $     58           $   492,759
====================================================================================================================================
    166          1      Creekside Commons                           $  2,364,213               $    102           $   481,064
    167          1      Postal Building                             $  2,347,465               $     63           $   494,229
    168          1      Gateway Center                              $  2,315,873               $     31           $   389,436
    169          1      Strawberry Square.                          $  2,291,120               $     34           $   748,010
    170          1      Paseo Verde                                 $  2,192,790               $     46           $   372,194
====================================================================================================================================
    171          1      1430 N. Dearborn                            $  2,189,050               $ 32,192           $   432,910
    172          1      Holiday Inn - Boulevard                     $  2,184,829               $ 11,874           $ 2,672,581
    173          1      Menlo Manor Apts.                           $  2,174,669               $ 29,790           $   430,305
    174          1      Arlington Arms                              $  2,168,160               $ 15,487           $   581,563
    175          1      1504 N. Dearborn                            $  2,039,797               $ 41,629           $   376,897
====================================================================================================================================
    176          1      Autumn Ridge Apts.                          $  2,022,864               $ 42,143           $   398,490
    177          1      Holiday Inn Express-TN                      $  2,015,822               $ 31,013           $ 1,030,986
    178          1      Ward Parkway                                $  1,993,547               $     49           $   407,685
    179          1      One Court Street                            $  1,992,764               $     85           $   474,143
    180          1      Greenspring Village Professional            $  1,990,147               $    105           $   455,866
====================================================================================================================================
    181          1      701 Santa Monica Blvd.                      $  1,949,199               $    118           $   415,193
    182          1      Econo Lodge--Waldorf                        $  1,922,545               $ 22,098           $ 1,057,029
    183          1      Cannon Valley Apts.                         $  1,908,552               $ 26,508           $   452,058
    184          1      Econolodge Central                          $  1,883,683               $ 22,161           $   762,036
    185          1      414-416 E. Cooper Street                    $  1,867,731               $    450           $   314,167
====================================================================================================================================
    186          1      Community Shopping Center - Landover        $  1,839,312               $     40           $   445,095
    187          1      Brookfield Apts.                            $  1,837,556               $ 30,626           $   414,757
    188          1      Regency Plaza Apts.                         $  1,815,447               $ 34,912           $   410,133
    189          1      Blacksburg Square                           $  1,742,252               $     36           $   264,367
    190          1      Kenora Park Apartments                      $  1,736,069               $ 32,149           $   309,408
====================================================================================================================================

                                                                   Most Recent                               Underwritten
  Loan #      Asset #               Property Name                Period Revenue    Most Recent Period           Revenue
    111          1      Amsterdam Gardens Apts.                    $ 1,120,879          5/31/98               $ 1,209,625
    112          1      Hampton Inn-Chesterfield                   $ 2,132,729          8/31/98               $ 2,031,816
    113          1      College Plaza South                        $   755,536          8/31/98               $   741,419
    114          1      Riviera Mobile Home Park                   $   847,578          7/31/98               $   837,302
    115          1      Circle Plaza                               $   713,245          7/31/98               $   709,456
==================================================================================================================================
    116          1      Crenshaw Plaza                             $ 1,372,909          9/30/98               $ 1,346,499
    117          1      Crossroads Shopping Center                 $   566,340          8/30/98               $   586,818
    118          1      Embassy Plaza                              $   702,556          4/30/98               $   736,808
    119          1      Loews Centerpark Theatre                   $   407,229          6/30/98               $   407,229
    120          1      Days Inn-Oceanside                         $ 1,583,001          6/30/98               $ 1,449,833
==================================================================================================================================
    121          1      Circuit City-East Lansing                                                             $   388,350
    122          1      Circuit City-Frederick                                                                $   388,350
    123          1      Circuit City-Green Bay                                                                $   388,350
    124          1      Cathedral Village                          $ 1,202,596          8/31/98               $ 1,192,473
    125          1      222-228 West 125th St.                     $   805,706          5/31/98               $   774,095
==================================================================================================================================
    126          1      Medi-Park                                  $ 1,299,635          8/31/98               $ 1,296,107
    127          1      650 Academy                                $   807,301          6/30/98               $   865,129
    128          1      Archway 60                                 $   755,394          8/31/98               $   774,111
    129          1      List Industries                                                                       $   687,148
    130          1      Hollinswood Shopping Center                $ 1,105,354          5/31/98               $ 1,125,050
==================================================================================================================================
    131          1      Casitas MHP                                $   943,465          6/30/98               $   918,498
    132          1      Best Western-Cooperstown                   $ 1,423,627          3/31/98               $ 1,417,402
    133          1      Countryside SC                             $   803,602          7/31/98               $   789,328
    134          1      Heritage Medical Office                    $   633,830          5/30/98               $   617,857
    135          1      Glade Points Shopping Center                                                          $   563,263
==================================================================================================================================
    136          1      Centreville Plaza                          $   628,551          6/30/98               $   571,980
    137          1      Stonybrook S/C                             $   457,714          6/30/98               $   511,037
==================================================================================================================================
            Baton Rouge Multi Family Portfolio
    138          1      River Palms Apartments                     $   446,393          8/31/98               $   487,432
    138          2      Park Place Apartments                      $   375,638          8/31/98               $   373,623
                                                                   -----------                                -----------
                                                                   $   822,031                                $   861,055
==================================================================================================================================
    139          1      State Road Plaza                           $   752,642          7/31/98               $   756,027
    140          1      Streator Industrial Facility               $ 1,167,422          6/30/98               $ 1,147,428
    141          1      Best Western Rancho Cucamongo              $ 1,872,448          4/30/98               $ 1,777,444
    142          1      University Place Ctr.                      $   624,578          6/30/98               $   604,150
    143          1      Franklin Beck Office                       $   854,112          4/30/98               $   742,897
    144          1      SL-Larchmont                               $   631,428          8/30/98               $   646,144
==================================================================================================================================
    145          1      HK Market                                  $   454,632          9/30/98               $   431,900
    146          1      Whitman Villa                              $   566,931          5/31/98               $   566,931
    147          1      Comfort Inn-Chicopee                       $ 2,692,252          6/30/98               $ 2,616,812
    148          1      Kimberly Lakes Apartments                  $   709,026          8/31/98               $   666,608
    149          1      Fairfield Park                             $   798,454          9/30/98               $   874,755
==================================================================================================================================
    150          1      Pike Park Plaza                            $ 1,457,423          5/31/98               $ 1,401,417
    151          1      Stonesthrow Apts.                          $ 1,047,662          5/30/98               $ 1,024,139
    152          1      MA Winter Building                         $   590,395          4/30/98               $   548,393
    153          1      Southport I and II                         $   528,970          6/30/98               $   529,718
    154          1      Regency Office.                            $   714,071           4/1/98               $   671,323
==================================================================================================================================
    155          1      Jefferson City Holiday Inn Express         $ 1,326,882          4/30/98               $ 1,255,571
    156          1      Perry Judd's - Mt. Jackson
    157          1      Brooklyn Park Shopping Center              $   478,519          6/30/98               $   512,966
    158          1      South Robert Plaza                         $   605,540          9/30/98               $   573,527
    159          1      Broadmoor                                  $   809,783          8/31/98               $   791,169
==================================================================================================================================
            Brentwood/Pontchartrain Apts
    160          1      Pontchartrain Apartments                   $   369,354          6/30/98               $   370,758
    160          2      Brentwood Apartments                       $   162,548          5/30/98               $   159,567
                                                                   -----------                                -----------
                                                                   $   531,902                                $   530,325
==================================================================================================================================
    161          1      Embassy Apts.                              $   541,085          5/31/98               $   550,741
    162          1      Puente Hills Business Park                 $   596,480          9/30/98               $   590,206
    163          1      Mountain Valley Apartments                 $ 1,623,010          4/30/98               $ 1,671,272
    164          1      Pine Crest Square                          $   526,614          9/30/98               $   554,333
    165          1      Medical Arts Office Bldg.                  $   552,449          4/30/98               $   581,872
==================================================================================================================================
    166          1      Creekside Commons                          $   453,976          7/31/98               $   437,968
    167          1      Postal Building                            $   515,975          8/31/98               $   482,186
    168          1      Gateway Center                             $   436,763          9/30/98               $   445,745
    169          1      Strawberry Square.                         $   746,608          9/30/98               $   752,348
    170          1      Paseo Verde                                $   435,582          6/30/98               $   492,307
==================================================================================================================================
    171          1      1430 N. Dearborn                           $   434,170          8/31/98               $   435,648
    172          1      Holiday Inn - Boulevard                    $ 2,746,958          9/30/98               $ 2,612,086
    173          1      Menlo Manor Apts.                          $   426,366          3/31/98               $   425,976
    174          1      Arlington Arms                             $   587,709          8/31/98               $   575,401
    175          1      1504 N. Dearborn                           $   380,051          8/31/98               $   377,344
==================================================================================================================================
    176          1      Autumn Ridge Apts.                         $   400,217          5/31/98               $   391,605
    177          1      Holiday Inn Express-TN                     $   988,151          9/30/98               $   935,011
    178          1      Ward Parkway                               $   494,184          10/15/98              $   577,257
    179          1      One Court Street                           $   472,525          7/31/98               $   447,184
    180          1      Greenspring Village Professional           $   459,401          5/31/98               $   342,716
==================================================================================================================================
    181          1      701 Santa Monica Blvd.                     $   414,821          4/30/98               $   395,523
    182          1      Econo Lodge--Waldorf                       $ 1,059,588          4/30/98               $ 1,005,954
    183          1      Cannon Valley Apts.                        $   462,717          4/30/98               $   451,973
    184          1      Econolodge Central                         $   763,374          6/30/98               $   739,771
    185          1      414-416 E. Cooper Street                   $   320,900          7/31/98               $   311,395
==================================================================================================================================
    186          1      Community Shopping Center - Landover       $   441,369          8/31/98               $   442,334
    187          1      Brookfield Apts.                           $   425,173          6/30/98               $   412,368
    188          1      Regency Plaza Apts.                        $   410,408          5/31/98               $   410,115
    189          1      Blacksburg Square                          $   288,648          8/31/98               $   275,687
    190          1      Kenora Park Apartments                     $   343,712          7/31/98               $   371,689
==================================================================================================================================

                                                                                    Most Recent
  Loan #      Asset #               Property Name                  1997 NOI          Period NOI       Underwritten NOI
    111          1      Amsterdam Gardens Apts.                  $   498,334        $   501,103         $   588,651
    112          1      Hampton Inn-Chesterfield                                    $   889,079         $   757,232
    113          1      College Plaza South                      $   630,986        $   630,992         $   603,461
    114          1      Riviera Mobile Home Park                 $   472,814        $   470,742         $   433,661
    115          1      Circle Plaza                             $   495,488        $   568,174         $   526,530
============================================================================================================================
    116          1      Crenshaw Plaza                           $   995,563        $   882,570         $   808,742
    117          1      Crossroads Shopping Center               $   412,009        $   412,001         $   437,481
    118          1      Embassy Plaza                            $   446,458        $   500,892         $   504,367
    119          1      Loews Centerpark Theatre                 $   322,220        $   332,444         $   325,000
    120          1      Days Inn-Oceanside                       $   734,595        $   795,155         $   592,223
============================================================================================================================
    121          1      Circuit City-East Lansing                                                       $   388,350
    122          1      Circuit City-Frederick                                                          $   388,350
    123          1      Circuit City-Green Bay                                                          $   388,350
    124          1      Cathedral Village                        $   616,103        $   748,687         $   688,264
    125          1      222-228 West 125th St.                   $   577,445        $   604,748         $   543,576
============================================================================================================================
    126          1      Medi-Park                                $   607,394        $   643,976         $   608,619
    127          1      650 Academy                              $   266,811        $   446,314         $   490,299
    128          1      Archway 60                               $   402,332        $   456,820         $   470,218
    129          1      List Industries                                                                 $   447,926
    130          1      Hollinswood Shopping Center              $   744,756        $   741,138         $   723,264
============================================================================================================================
    131          1      Casitas MHP                              $   474,262        $   507,693         $   457,033
    132          1      Best Western-Cooperstown                 $   783,216        $   774,092         $   722,904
    133          1      Countryside SC                           $   574,965        $   700,843         $   650,107
    134          1      Heritage Medical Office                  $   510,475        $   519,968         $   476,396
    135          1      Glade Points Shopping Center                                                    $   416,647
============================================================================================================================
    136          1      Centreville Plaza                        $   495,770        $   510,064         $   444,180
    137          1      Stonybrook S/C                           $   400,235        $   413,235         $   373,032
============================================================================================================================
            Baton Rouge Multi Family Portfolio
    138          1      River Palms Apartments                   $   167,095        $   221,621         $   261,618
    138          2      Park Place Apartments                    $   172,899        $   219,552         $   223,010
                                                                 -----------        -----------         -----------
                                                                 $   339,994        $   441,173         $   484,628
============================================================================================================================
    139          1      State Road Plaza                         $   425,350        $   472,676         $   464,153
    140          1      Streator Industrial Facility             $ 1,079,000        $   894,096         $   829,059
    141          1      Best Western Rancho Cucamongo            $   788,067        $   778,444         $   691,024
    142          1      University Place Ctr.                    $   437,227        $   439,059         $   405,034
    143          1      Franklin Beck Office                     $   539,038        $   579,819         $   459,559
    144          1      SL-Larchmont                             $   369,865        $   406,803         $   418,536
============================================================================================================================
    145          1      HK Market                                                   $   399,636         $   351,634
    146          1      Whitman Villa                            $   417,858        $   441,334         $   404,958
    147          1      Comfort Inn-Chicopee                     $   737,362        $   801,964         $   612,221
    148          1      Kimberly Lakes Apartments                $   395,311        $   452,422         $   358,658
    149          1      Fairfield Park                           $   526,164        $   493,263         $   551,846
============================================================================================================================
    150          1      Pike Park Plaza                          $ 1,266,288        $ 1,168,175         $ 1,087,032
    151          1      Stonesthrow Apts.                        $   551,984        $   559,610         $   505,521
    152          1      MA Winter Building                       $   430,086        $   430,993         $   390,155
    153          1      Southport I and II                       $   384,611        $   393,254         $   387,190
    154          1      Regency Office.                          $   509,656        $   505,447         $   437,374
============================================================================================================================
    155          1      Jefferson City Holiday Inn Express       $   658,622        $   648,576         $   543,429
    156          1      Perry Judd's - Mt. Jackson
    157          1      Brooklyn Park Shopping Center            $   323,325        $   376,317         $   394,807
    158          1      South Robert Plaza                       $   379,904        $   416,988         $   365,260
    159          1      Broadmoor                                $   468,853        $   507,847         $   489,408
============================================================================================================================
            Brentwood/Pontchartrain Apts
    160          1      Pontchartrain Apartments                 $   242,220        $   260,905         $   256,495
    160          2      Brentwood Apartments                     $    88,186        $    93,080         $    67,414
                                                                 -----------        -----------         -----------
                                                                 $   330,406        $   353,985         $   323,909
============================================================================================================================
    161          1      Embassy Apts.                            $   341,726        $   340,076         $   314,496
    162          1      Puente Hills Business Park               $   378,894        $   451,308         $   432,370
    163          1      Mountain Valley Apartments               $   399,424        $   385,823         $   452,844
    164          1      Pine Crest Square                        $   333,316        $   340,995         $   356,598
    165          1      Medical Arts Office Bldg.                $   312,650        $   374,214         $   392,954
============================================================================================================================
    166          1      Creekside Commons                        $   378,165        $   351,392         $   315,490
    167          1      Postal Building                          $   321,323        $   355,595         $   311,800
    168          1      Gateway Center                           $   287,136        $   299,701         $   303,639
    169          1      Strawberry Square.                       $   446,932        $   459,828         $   435,976
    170          1      Paseo Verde                              $   208,792        $   282,229         $   313,952
============================================================================================================================
    171          1      1430 N. Dearborn                         $   331,372        $   332,496         $   270,964
    172          1      Holiday Inn - Boulevard                  $   538,377        $   610,495         $   435,139
    173          1      Menlo Manor Apts.                        $   301,136        $   296,932         $   285,995
    174          1      Arlington Arms                           $   343,318        $   356,321         $   293,656
    175          1      1504 N. Dearborn                         $   295,926        $   330,664         $   254,801
============================================================================================================================
    176          1      Autumn Ridge Apts.                       $   272,216        $   269,833         $   246,910
    177          1      Holiday Inn Express-TN                   $   447,192        $   393,474         $   333,022
    178          1      Ward Parkway                             $   180,005        $   255,576         $   324,208
    179          1      One Court Street                         $   316,737        $   312,300         $   286,269
    180          1      Greenspring Village Professional         $   373,142        $   376,390         $   252,919
============================================================================================================================
    181          1      701 Santa Monica Blvd.                   $   318,449        $   314,363         $   268,632
    182          1      Econo Lodge--Waldorf                     $   453,315        $   473,277         $   382,503
    183          1      Cannon Valley Apts.                      $   240,434        $   256,914         $   252,932
    184          1      Econolodge Central                       $   359,917        $   373,536         $   354,874
    185          1      414-416 E. Cooper Street                 $   276,781        $   283,762         $   255,034
============================================================================================================================
    186          1      Community Shopping Center - Landover     $   344,598        $   340,446         $   340,356
    187          1      Brookfield Apts.                         $   248,245        $   262,117         $   242,166
    188          1      Regency Plaza Apts.                      $   250,693        $   250,693         $   224,925
    189          1      Blacksburg Square                        $   226,954        $   250,109         $   229,315
    190          1      Kenora Park Apartments                   $   153,923        $   179,492         $   204,037
============================================================================================================================

                                                                                             Net Cash
  Loan #      Asset #               Property Name                Net Cash Flow   NOI DSCR    Flow DSCR
    111          1      Amsterdam Gardens Apts.                   $   521,151      1.74         1.54
    112          1      Hampton Inn-Chesterfield                  $   655,641      1.74         1.50
    113          1      College Plaza South                       $   538,150      1.84         1.64
    114          1      Riviera Mobile Home Park                  $   423,261      1.40         1.37
    115          1      Circle Plaza                              $   474,310      1.65         1.49
========================================================================================================
    116          1      Crenshaw Plaza                            $   717,249      2.12         1.88
    117          1      Crossroads Shopping Center                $   402,645      1.46         1.35
    118          1      Embassy Plaza                             $   452,850      1.37         1.23
    119          1      Loews Centerpark Theatre                  $   325,000      1.05         1.05
    120          1      Days Inn-Oceanside                        $   519,731      1.78         1.56
========================================================================================================
    121          1      Circuit City-East Lansing                 $   388,350      1.00         1.00
    122          1      Circuit City-Frederick                    $   388,350      1.00         1.00
    123          1      Circuit City-Green Bay                    $   388,350      1.00         1.00
    124          1      Cathedral Village                         $   599,633      2.24         1.95
    125          1      222-228 West 125th St.                    $   516,814      1.87         1.78
========================================================================================================
    126          1      Medi-Park                                 $   457,979      2.04         1.53
    127          1      650 Academy                               $   388,851      1.50         1.19
    128          1      Archway 60                                $   370,482      1.56         1.23
    129          1      List Industries                           $   400,739      1.48         1.32
    130          1      Hollinswood Shopping Center               $   633,664      2.51         2.20
========================================================================================================
    131          1      Casitas MHP                               $   450,233      1.51         1.48
    132          1      Best Western-Cooperstown                  $   652,034      2.32         2.10
    133          1      Countryside SC                            $   557,921      2.13         1.83
    134          1      Heritage Medical Office                   $   417,228      1.51         1.32
    135          1      Glade Points Shopping Center              $   365,997      1.50         1.31
========================================================================================================
    136          1      Centreville Plaza                         $   409,923      1.39         1.29
    137          1      Stonybrook S/C                            $   329,612      1.41         1.25
========================================================================================================
            Baton Rouge Multi Family Portfolio
    138          1      River Palms Apartments                    $   237,118      1.96         1.79
    138          2      Park Place Apartments                     $   203,760      1.96         1.79
                                                                  -----------      ----         ----
                                                                  $   440,878      1.96         1.79
========================================================================================================
    139          1      State Road Plaza                          $   393,367      1.54         1.30
    140          1      Streator Industrial Facility              $   517,208      2.91         1.82
    141          1      Best Western Rancho Cucamongo             $   602,152      2.21         1.92
    142          1      University Place Ctr.                     $   368,157      1.60         1.46
    143          1      Franklin Beck Office                      $   376,735      1.79         1.47
    144          1      SL-Larchmont                              $   377,545      1.56         1.41
========================================================================================================
    145          1      HK Market                                 $   327,637      1.34         1.25
    146          1      Whitman Villa                             $   387,304      1.59         1.52
    147          1      Comfort Inn-Chicopee                      $   481,380      1.89         1.49
    148          1      Kimberly Lakes Apartments                 $   331,744      1.33         1.23
    149          1      Fairfield Park                            $   436,989      2.16         1.71
========================================================================================================
    150          1      Pike Park Plaza                           $   921,228      4.43         3.75
    151          1      Stonesthrow Apts.                         $   461,601      2.10         1.92
    152          1      MA Winter Building                        $   336,978      1.43         1.23
    153          1      Southport I and II                        $   333,377      1.44         1.24
    154          1      Regency Office.                           $   362,119      1.88         1.55
========================================================================================================
    155          1      Jefferson City Holiday Inn Express        $   480,650      1.88         1.66
    156          1      Perry Judd's - Mt. Jackson                $   251,579      1.00         1.00
    157          1      Brooklyn Park Shopping Center             $   344,861      1.54         1.35
    158          1      South Robert Plaza                        $   327,694      1.66         1.49
    159          1      Broadmoor                                 $   341,912      2.20         1.54
========================================================================================================
            Brentwood/Pontchartrain Apts
    160          1      Pontchartrain Apartments                  $   237,055      1.34         1.23
    160          2      Brentwood Apartments                      $    59,414      1.34         1.23
                                                                  -----------      ----         ----
                                                                  $   296,469      1.34         1.23
========================================================================================================
    161          1      Embassy Apts.                             $   296,086      1.42         1.34
    162          1      Puente Hills Business Park                $   386,669      1.89         1.69
    163          1      Mountain Valley Apartments                $   372,220      2.11         1.73
    164          1      Pine Crest Square                         $   304,711      1.86         1.59
    165          1      Medical Arts Office Bldg.                 $   339,867      1.79         1.55
========================================================================================================
    166          1      Creekside Commons                         $   281,795      1.62         1.45
    167          1      Postal Building                           $   261,881      1.52         1.27
    168          1      Gateway Center                            $   253,816      1.51         1.27
    169          1      Strawberry Square.                        $   394,949      2.19         1.99
    170          1      Paseo Verde                               $   256,021      1.55         1.26
========================================================================================================
    171          1      1430 N. Dearborn                          $   253,964      1.45         1.36
    172          1      Holiday Inn - Boulevard                   $   304,535      1.98         1.38
    173          1      Menlo Manor Apts.                         $   267,745      1.51         1.41
    174          1      Arlington Arms                            $   258,656      1.65         1.45
    175          1      1504 N. Dearborn                          $   242,551      1.47         1.40
========================================================================================================
    176          1      Autumn Ridge Apts.                        $   234,910      1.42         1.35
    177          1      Holiday Inn Express-TN                    $   286,271      1.82         1.57
    178          1      Ward Parkway                              $   261,446      2.01         1.62
    179          1      One Court Street                          $   253,321      1.72         1.52
    180          1      Greenspring Village Professional          $   224,333      1.52         1.34
========================================================================================================
    181          1      701 Santa Monica Blvd.                    $   237,097      1.49         1.31
    182          1      Econo Lodge--Waldorf                      $   332,205      2.03         1.76
    183          1      Cannon Valley Apts.                       $   236,865      1.64         1.53
    184          1      Econolodge Central                        $   317,885      1.89         1.69
    185          1      414-416 E. Cooper Street                  $   240,191      1.69         1.59
========================================================================================================
    186          1      Community Shopping Center - Landover      $   274,499      2.23         1.80
    187          1      Brookfield Apts.                          $   227,166      1.56         1.46
    188          1      Regency Plaza Apts.                       $   209,637      1.52         1.41
    189          1      Blacksburg Square                         $   196,148      1.74         1.49
    190          1      Kenora Park Apartments                    $   190,537      1.57         1.47
========================================================================================================

                                                                                                      Balloon/
                                                                                                    Anticipated
                                                                                                  Repayment Date       Current
Loan #  Asset #             Property Name               Lock Box         Value          LTV             LTV           Occupancy
  111      1    Amsterdam Gardens Apts.                               $  5,500,000      76.0%           58.7%             91%
  112      1    Hampton Inn-Chesterfield                              $  6,800,000      60.7%           43.3%             77%
  113      1    College Plaza South                     Hard          $  6,400,000      63.1%           55.4%             94%
  114      1    Riviera Mobile Home Park                              $  4,900,000      81.3%           70.3%            100%
  115      1    Circle Plaza                                          $  5,100,000      77.0%           59.1%             91%
====================================================================================================================================
  116      1    Crenshaw Plaza                          Soft          $ 10,600,000      37.0%           29.1%             88%
  117      1    Crossroads Shopping Center                            $  4,850,000      78.5%           68.2%            100%
  118      1    Embassy Plaza                                         $  6,300,000      60.1%           42.8%            100%
  119      1    Loews Centerpark Theatre                Hard          $  6,400,000      59.1%           23.6%            100%
  120      1    Days Inn-Oceanside                                    $  5,285,000      70.9%           45.5%             57%
====================================================================================================================================
  121      1    Circuit City-East Lansing               Hard          $  4,600,000      96.4%           39.2%            100%
  122      1    Circuit City-Frederick                  Hard          $  4,560,000      97.2%           39.5%            100%
  123      1    Circuit City-Green Bay                  Hard          $  4,600,000      96.4%           39.2%            100%
  124      1    Cathedral Village                                     $  6,600,000      56.6%           49.6%             84%
  125      1    222-228 West 125th St.                                $  7,500,000      49.8%           37.4%            100%
====================================================================================================================================
  126      1    Medi-Park                               Hard          $  6,150,000      60.0%           52.6%             92%
  127      1    650 Academy                                           $  5,400,000      67.7%           55.1%            100%
  128      1    Archway 60                              Hard          $  4,850,000      73.8%           61.0%             95%
  129      1    List Industries                         Hard          $  4,300,000      81.0%           65.2%            100%
  130      1    Hollinswood Shopping Center                           $  7,900,000      44.1%           34.1%             95%
====================================================================================================================================
  131      1    Casitas MHP                                           $  4,750,000      73.2%           59.4%             99%
  132      1    Best Western-Cooperstown                              $  6,300,000      55.0%           35.6%             65%
  133      1    Countryside SC                          Soft          $  5,826,000      58.9%           24.4%            100%
  134      1    Heritage Medical Office                               $  5,000,000      67.9%           54.7%            100%
  135      1    Glade Points Shopping Center                          $  4,500,000      75.3%           66.0%             93%
====================================================================================================================================
  136      1    Centreville Plaza                       Hard          $  5,000,000      66.5%           46.8%            100%
  137      1    Stonybrook S/C                                        $  4,200,000      78.9%           54.0%             84%
====================================================================================================================================
        Baton Rouge Multi Family Portfolio
  138      1    River Palms Apartments                                $  2,550,000      73.5%           62.9%             97%
  138      2    Park Place Apartments                                 $  1,920,000      73.5%           62.9%            100%
                                                                      ------------      ----            ----
                                                                      $  4,470,000      73.5%           62.9%
====================================================================================================================================
  139      1    State Road Plaza                                      $  4,700,000      69.3%           55.6%            100%
  140      1    Streator Industrial Facility                          $  6,350,000      50.6%           20.8%            100%
  141      1    Best Western Rancho Cucamongo                         $  6,190,000      51.8%           21.5%             68%
  142      1    University Place Ctr.                                 $  4,600,000      69.3%           60.3%            100%
  143      1    Franklin Beck Office                                  $  5,200,000      61.2%           47.2%             85%
  144      1    SL-Larchmont                            Hard          $  4,940,000      64.4%           52.9%             99%
------------------------------------------------------==============================================================================
  145      1    HK Market                               Hard          $  4,350,000      73.2%           59.9%            100%
  146      1    Whitman Villa                                         $  4,450,000      69.8%           53.9%            100%
  147      1    Comfort Inn-Chicopee                                  $  5,000,000      61.4%           38.1%             76%
  148      1    Kimberly Lakes Apartments                             $  4,100,000      74.7%           59.6%             96%
  149      1    Fairfield Park                                        $  5,500,000      54.3%           43.5%             93%
====================================================================================================================================
  150      1    Pike Park Plaza                                       $ 11,600,000      25.7%           19.8%             90%
  151      1    Stonesthrow Apts.                       Soft          $  5,610,000      53.2%           40.6%             97%
  152      1    MA Winter Building                                    $  4,500,000      65.5%           53.4%            100%
  153      1    Southport I and II                                    $  4,200,000      68.9%           52.0%             96%
  154      1    Regency Office.                                       $  4,400,000      65.6%           50.6%             97%
====================================================================================================================================
  155      1    Jefferson City Holiday Inn Express      Hard          $  4,400,000      64.8%           27.8%             73%
  156      1    Perry Judd's - Mt. Jackson              Hard          $  2,900,000      97.6%            0.0%            100%
  157      1    Brooklyn Park Shopping Center           Hard          $  4,300,000      65.8%           42.7%             96%
  158      1    South Robert Plaza                      Hard          $  3,750,000      75.2%           65.0%            100%
  159      1    Broadmoor                               Hard          $  4,500,000      60.9%           53.5%             89%
====================================================================================================================================
        Brentwood/pontchartrain Apts
  160      1    Pontchartrain Apartments                              $  2,500,000      79.3%            1.0%             91%
  160      2    Brentwood Apartments                                  $    950,000      79.3%            1.0%             94%
                                                                      ------------      ----            ----
                                                                      $  3,450,000      79.3%            1.0%
====================================================================================================================================
  161      1    Embassy Apts.                                         $  3,450,000      78.6%           60.4%            100%
  162      1    Puente Hills Business Park                            $  5,200,000      51.7%           41.3%             88%
  163      1    Mountain Valley Apartments                            $  3,950,000      66.7%           51.4%              0%
  164      1    Pine Crest Square                                     $  3,300,000      72.5%           63.2%             97%
  165      1    Medical Arts Office Bldg.                             $  3,720,000      63.6%           51.8%             98%
====================================================================================================================================
  166      1    Creekside Commons                                     $  3,425,000      69.0%           53.2%            100%
  167      1    Postal Building                         Hard          $  3,700,000      63.4%           50.7%            100%
  168      1    Gateway Center                                        $  3,300,000      70.2%           44.4%             92%
  169      1    Strawberry Square.                                    $  4,000,000      57.3%           48.3%             94%
  170      1    Paseo Verde                             Hard          $  3,200,000      68.5%           62.2%             91%
====================================================================================================================================
  171      1    1430 N. Dearborn                        Soft          $  2,900,000      75.5%           60.3%            100%
  172      1    Holiday Inn - Boulevard                               $  4,400,000      49.7%           34.8%             72%
  173      1    Menlo Manor Apts.                                     $  2,800,000      77.7%           49.4%             99%
  174      1    Arlington Arms                                        $  2,850,000      76.1%           66.7%             97%
  175      1    1504 N. Dearborn                        Soft          $  2,600,000      78.5%           62.7%            100%
====================================================================================================================================
  176      1    Autumn Ridge Apts.                                    $  2,680,000      75.5%           30.4%             98%
  177      1    Holiday Inn Express-TN                                $  3,440,000      58.6%            0.0%             62%
  178      1    Ward Parkway                            Hard          $  3,300,000      60.4%           53.0%             89%
  179      1    One Court Street                                      $  3,100,000      64.3%           49.9%             92%
  180      1    Greenspring Village Professional                      $  3,200,000      62.2%           48.4%            100%
====================================================================================================================================
  181      1    701 Santa Monica Blvd.                                $  3,800,000      51.3%           41.8%            100%
  182      1    Econo Lodge--Waldorf                                  $  3,400,000      56.5%           23.6%             73%
  183      1    Cannon Valley Apts.                                   $  2,450,000      77.9%           59.7%            100%
  184      1    Econolodge Central                                    $  2,800,000      67.3%           28.8%             42%
  185      1    414-416 E. Cooper Street                              $  3,000,000      62.3%           47.6%            100%
====================================================================================================================================
  186      1    Community Shopping Center - Landover                  $  2,900,000      63.4%           55.8%             85%
  187      1    Brookfield Apts.                        Soft          $  2,400,000      76.6%           59.9%             99%
  188      1    Regency Plaza Apts.                                   $  2,430,000      74.7%           57.4%            100%
  189      1    Blacksburg Square                                     $  2,400,000      72.6%           62.3%            100%
  190      1    Kenora Park Apartments                                $  2,200,000      78.9%           67.5%            100%
====================================================================================================================================


                                                        Current
                                                        ccupancy                        Audit/Agreed Upon      Audits/Agreed Upon
Loan #  Asset #             Property Name               Period          U/W Occupancy   Procedures Upfront     Procedures Forward
  111      1    Amsterdam Gardens Apts.                  01/31/99             91%                 No                    No
  112      1    Hampton Inn-Chesterfield                 8/31/98              75%                 No                    No
  113      1    College Plaza South                      10/1/98              94%                 No                   Yes
  114      1    Riviera Mobile Home Park                 8/25/98              95%                 No                    No
  115      1    Circle Plaza                             7/31/98              90%                 No                    No
====================================================================================================================================
  116      1    Crenshaw Plaza                           9/1/98               84%                 No                    No
  117      1    Crossroads Shopping Center               9/1/98               93%                 No                    No
  118      1    Embassy Plaza                            5/5/98               90%                 No                    No
  119      1    Loews Centerpark Theatre                 8/31/98             100%                 No                    No
  120      1    Days Inn-Oceanside                       6/30/98              53%                 No                    No
====================================================================================================================================
  121      1    Circuit City-East Lansing                9/1/98              100%                Yes                   Yes
  122      1    Circuit City-Frederick                   9/1/98              100%                Yes                   Yes
  123      1    Circuit City-Green Bay                   9/1/98              100%                Yes                   Yes
  124      1    Cathedral Village                        2/1/98               84%                 No                    No
  125      1    222-228 West 125th St.                   6/18/98              95%                 No                    No
====================================================================================================================================
  126      1    Medi-Park                                9/1/98               92%                 No                   Yes
  127      1    650 Academy                              6/30/98              93%                 No                    No
  128      1    Archway 60                               10/1/98              92%                 No                   Yes
  129      1    List Industries                          10/1/98              95%                 No                    No
  130      1    Hollinswood Shopping Center              12/01/98             92%                 No                    No
====================================================================================================================================
  131      1    Casitas MHP                              8/1/98               95%                 No                    No
  132      1    Best Western-Cooperstown                 3/31/98              64%                 No                    No
  133      1    Countryside SC                           6/30/98              92%                 No                    No
  134      1    Heritage Medical Office                  5/30/98              93%                 No                    No
  135      1    Glade Points Shopping Center             9/24/98              93%                 No                    No
====================================================================================================================================
  136      1    Centreville Plaza                        9/16/98              95%                 No                    No
  137      1    Stonybrook S/C                           6/30/98              84%                 No                    No
====================================================================================================================================
        Baton Rouge Multi Family Portfolio
  138      1    River Palms Apartments                   8/31/98              93%                 No                    No
  138      2    Park Place Apartments                    8/31/98              95%                 No                    No


====================================================================================================================================
  139      1    State Road Plaza                         7/31/98              95%                 No                    No
  140      1    Streator Industrial Facility             7/1/98               83%                 No                    No
  141      1    Best Western Rancho Cucamongo            4/30/98              68%                 No                    No
  142      1    University Place Ctr.                    8/30/98              95%                 No                    No
  143      1    Franklin Beck Office                     6/1/98               85%                 No                    No
  144      1    SL-Larchmont                             8/30/98              95%                 No                   Yes
====================================================================================================================================
  145      1    HK Market                                7/1/98               95%                 No                    No
  146      1    Whitman Villa                            6/24/98              95%                 No                    No
  147      1    Comfort Inn-Chicopee                     6/30/98              75%                 No                    No
  148      1    Kimberly Lakes Apartments                8/31/98              95%                 No                    No
  149      1    Fairfield Park                           9/30/98              90%                 No                    No
====================================================================================================================================
  150      1    Pike Park Plaza                          12/30/98             90%                 No                    No
  151      1    Stonesthrow Apts.                        12/21/98             95%                 No                    No
  152      1    MA Winter Building                       01/01/99             92%                 No                   Yes
  153      1    Southport I and II                       6/30/98              92%                 No                    No
  154      1    Regency Office.                          6/1/98               94%                 No                    No
====================================================================================================================================
  155      1    Jefferson City Holiday Inn Express       4/30/98              70%                 No                    No
  156      1    Perry Judd's - Mt. Jackson               8/12/98             100%                 No                   Yes
  157      1    Brooklyn Park Shopping Center            9/1/98               93%                 No                    No
  158      1    South Robert Plaza                       7/1/98               95%                 No                    No
  159      1    Broadmoor                                10/1/98              89%                Yes                   Yes
====================================================================================================================================
        Brentwood/pontchartrain Apts
  160      1    Pontchartrain Apartments                 7/31/98              91%                 No                    No
  160      2    Brentwood Apartments                     7/31/98              94%                 No                    No


====================================================================================================================================
  161      1    Embassy Apts.                            5/31/98              95%                 No                    No
  162      1    Puente Hills Business Park               9/1/98               88%                 No                   Yes
  163      1    Mountain Valley Apartments               01/00/00             91%                 No                    No
  164      1    Pine Crest Square                        10/1/98              9%                  No                    No
  165      1    Medical Arts Office Bldg.                6/1/98               92%                 No                    No
====================================================================================================================================
  166      1    Creekside Commons                        9/1/98               91%                 No                    No
  167      1    Postal Building                          09/22/98             95%                 No                   Yes
  168      1    Gateway Center                           8/31/98              92%                 No                    No
  169      1    Strawberry Square.                       10/8/98              94%                 No                    No
  170      1    Paseo Verde                              8/1/98               90%                 No                   Yes
====================================================================================================================================
  171      1    1430 N. Dearborn                         9/1/98               95%                 No                    No
  172      1    Holiday Inn - Boulevard                  9/30/98              70%                 No                    No
  173      1    Menlo Manor Apts.                        01/01/99             95%                 No                    No
  174      1    Arlington Arms                           9/16/98              95%                 No                    No
  175      1    1504 N. Dearborn                         9/1/98               95%                 No                    No
====================================================================================================================================
  176      1    Autumn Ridge Apts.                       5/29/98              95%                 No                    No
  177      1    Holiday Inn Express-TN                   9/30/98              59%                 No                    No
  178      1    Ward Parkway                             10/1/98              89%                 No                   Yes
  179      1    One Court Street                         9/1/98               92%                 No                    No
  180      1    Greenspring Village Professional         6/1/98               93%                 No                    No
====================================================================================================================================
  181      1    701 Santa Monica Blvd.                   6/11/98              95%                 No                    No
  182      1    Econo Lodge--Waldorf                     4/30/98              71%                 No                    No
  183      1    Cannon Valley Apts.                      5/22/98              95%                 No                    No
  184      1    Econolodge Central                       06/30/98             42%                 No                    No
  185      1    414-416 E. Cooper Street                 8/13/98              95%                 No                    No
====================================================================================================================================
  186      1    Community Shopping Center - Landover     9/1/98               85%                 No                    No
  187      1    Brookfield Apts.                         6/30/98              95%                 No                    No
  188      1    Regency Plaza Apts.                      6/10/98              95%                 No                    No
  189      1    Blacksburg Square                        7/1/98               95%                 No                    No
  190      1    Kenora Park Apartments                   9/3/98              100%                 No                    No
====================================================================================================================================



                                                          U/W Ongoing      Actual Ongoing
Loan #  Asset #             Property Name               Capital Reserve    Capital Reserve    Reserve Units
  111      1    Amsterdam Gardens Apts.                     $250.00          $250.00         $/unit
  112      1    Hampton Inn-Chesterfield                     5.00%            5.00%          %revenue
  113      1    College Plaza South                          $0.15            $0.15          $psf
  114      1    Riviera Mobile Home Park                    $50.00            $0.00          $/unit
  115      1    Circle Plaza                                 $0.19            $0.19          $psf
=================================================================================================================
  116      1    Crenshaw Plaza                               $0.21            $0.21          $psf
  117      1    Crossroads Shopping Center                   $0.15            $0.15          $psf
  118      1    Embassy Plaza                                $0.15            $0.15          $psf
  119      1    Loews Centerpark Theatre                     $0.00            $0.00          $psf
  120      1    Days Inn-Oceanside                           5.00%            5.00%          %revenue
=================================================================================================================
  121      1    Circuit City-East Lansing                    $0.00            $0.00          $psf
  122      1    Circuit City-Frederick                       $0.00            $0.00          $psf
  123      1    Circuit City-Green Bay                       $0.00            $0.00          $psf
  124      1    Cathedral Village                            $0.15            $0.15          $psf
  125      1    222-228 West 125th St.                       $0.23            $0.15          $psf
=================================================================================================================
  126      1    Medi-Park                                    $0.20            $0.20          $psf
  127      1    650 Academy                                  $0.26            $0.25          $psf
  128      1    Archway 60                                   $0.20            $0.20          $psf
  129      1    List Industries                              $0.15            $0.15          $psf
  130      1    Hollinswood Shopping Center                  $0.20            $0.20          $psf
=================================================================================================================
  131      1    Casitas MHP                                 $50.00            $0.00          $/unit
  132      1    Best Western-Cooperstown                     5.00%            5.00%          %revenue
  133      1    Countryside SC                               $0.32            $0.32          $psf
  134      1    Heritage Medical Office                      $0.20            $0.20          $psf
  135      1    Glade Points Shopping Center                 $0.15            $0.15          $psf
=================================================================================================================
  136      1    Centreville Plaza                            $0.15            $0.15          $psf
  137      1    Stonybrook S/C                               $0.15            $0.15          $psf
=================================================================================================================
        Baton Rouge Multi Family Portfolio
  138      1    River Palms Apartments                      $250.00          $250.00         $/unit
  138      2    Park Place Apartments                       $250.00          $250.00         $/unit


=================================================================================================================
  139      1    State Road Plaza                             $0.32            $0.32          $psf
  140      1    Streator Industrial Facility                 $0.15            $0.10          $psf
  141      1    Best Western Rancho Cucamongo                5.00%            5.00%          %revenue
  142      1    University Place Ctr.                        $0.20            $0.20          $psf
  143      1    Franklin Beck Office                         $0.20            $0.20          $psf
  144      1    SL-Larchmont                                 $0.17            $0.17          $psf
=================================================================================================================
  145      1    HK Market                                    $0.15            $0.15          $psf
  146      1    Whitman Villa                               $285.00          $284.75         $/unit
  147      1    Comfort Inn-Chicopee                         5.00%            5.00%          %revenue
  148      1    Kimberly Lakes Apartments                   $283.00          $283.30         $/unit
  149      1    Fairfield Park                               $0.27            $0.27          $psf
=================================================================================================================
  150      1    Pike Park Plaza                              $0.15            $0.15          $psf
  151      1    Stonesthrow Apts.                           $305.04          $305.04         $/unit
  152      1    MA Winter Building                           $0.20            $0.20          $psf
  153      1    Southport I and II                           $0.14            $0.14          $psf
  154      1    Regency Office.                              $0.21            $0.21          $psf
=================================================================================================================
  155      1    Jefferson City Holiday Inn Express           5.00%            4.00%          %revenue
  156      1    Perry Judd's - Mt. Jackson                   $0.00            $0.00          $psf
  157      1    Brooklyn Park Shopping Center                $0.15            $0.15          $psf
  158      1    South Robert Plaza                           $0.16            $0.16          $psf
  159      1    Broadmoor                                    $0.22            $0.22          $psf
=================================================================================================================
        Brentwood/pontchartrain Apts
  160      1    Pontchartrain Apartments                    $270.00          $270.00         $/unit
  160      2    Brentwood Apartments                        $250.00          $250.00         $/unit


=================================================================================================================
  161      1    Embassy Apts.                               $263.00          $263.00         $/unit
  162      1    Puente Hills Business Park                   $0.15            $0.15          $psf
  163      1    Mountain Valley Apartments                  $252.00          $251.95         $/unit
  164      1    Pine Crest Square                            $0.23            $0.23          $psf
  165      1    Medical Arts Office Bldg.                    $0.20            $0.20          $psf
=================================================================================================================
  166      1    Creekside Commons                            $0.16            $0.16          $psf
  167      1    Postal Building                              $0.22            $0.22          $psf
  168      1    Gateway Center                               $0.17            $0.17          $psf
  169      1    Strawberry Square.                           $0.20            $0.20          $psf
  170      1    Paseo Verde                                  $0.20            $0.20          $psf
=================================================================================================================
  171      1    1430 N. Dearborn                            $250.00          $250.00         $/unit
  172      1    Holiday Inn - Boulevard                       5.00%            5.00%         %revenue
  173      1    Menlo Manor Apts.                           $250.00          $250.00         $/unit
  174      1    Arlington Arms                              $250.00          $250.00         $/unit
  175      1    1504 N. Dearborn                            $250.00          $250.00         $/unit
=================================================================================================================
  176      1    Autumn Ridge Apts.                          $250.00          $250.00         $/unit
  177      1    Holiday Inn Express-TN                       5.00%            5.00%          %revenue
  178      1    Ward Parkway                                 $0.20            $0.20          $psf
  179      1    One Court Street                             $0.15            $0.15          $psf
  180      1    Greenspring Village Professional             $0.20            $0.20          $psf
=================================================================================================================
  181      1    701 Santa Monica Blvd.                       $0.26            $0.26          $psf
  182      1    Econo Lodge--Waldorf                         5.00%            5.00%          %revenue
  183      1    Cannon Valley Apts.                         $223.00          $223.00         $/unit
  184      1    Econolodge Central                           5.00%            5.00%          %revenue
  185      1    414-416 E. Cooper Street                     $0.15            $0.15          $psf
=================================================================================================================
  186      1    Community Shopping Center - Landover         $0.49            $0.49          $psf
  187      1    Brookfield Apts.                            $250.00          $250.00         $/unit
  188      1    Regency Plaza Apts.                         $294.00          $294.25         $/unit
  189      1    Blacksburg Square                            $0.20            $0.20          $psf
  190      1    Kenora Park Apartments                      $250.00          $250.00         $/unit
=================================================================================================================


                                                                                                          Lease
                                                                                                        Expiration
Loan #  Asset #             Property Name                           Tenant 1                              Date       % of Total SF
  111      1    Amsterdam Gardens Apts.
  112      1    Hampton Inn-Chesterfield
  113      1    College Plaza South                     Hastings                                          2005             34%
  114      1    Riviera Mobile Home Park
  115      1    Circle Plaza                            The TJ Maxx Companies, Inc                        2006             51%
====================================================================================================================================
  116      1    Crenshaw Plaza                          Ralph's                                           2005             36%
  117      1    Crossroads Shopping Center              Ross Dress for Less                               2005             54%
  118      1    Embassy Plaza                           Embassy Ballroom                                  2007             20%
  119      1    Loews Centerpark Theatre                Loew's Theaters                                   2018            100%
  120      1    Days Inn-Oceanside
====================================================================================================================================
  121      1    Circuit City-East Lansing               Circuit City                                                      100%
  122      1    Circuit City-Frederick                  Circuit City                                                      100%
  123      1    Circuit City-Green Bay                  Circuit City                                                      100%
  124      1    Cathedral Village                       Payless                                           2016             31%
  125      1    222-228 West 125th St.                  Strawberry                                        2002             55%
====================================================================================================================================
  126      1    Medi-Park                               MedPartners                                       1999              6%
  127      1    650 Academy                             Omeda Communications                              2001             51%
  128      1    Archway 60                              Seasons Mortgage Group                            2002             21%
  129      1    List Industries                         List Industries                                   2003            100%
  130      1    Hollinswood Shopping Center             Giant Food                                        2004             28%
====================================================================================================================================
  131      1    Casitas MHP
  132      1    Best Western-Cooperstown
  133      1    Countryside SC                          Gold's Gym                                                          3%
  134      1    Heritage Medical Office
  135      1    Glade Points Shopping Center            Razzmatazz Cards                                  2003              9%
====================================================================================================================================
  136      1    Centreville Plaza                       Seven Eleven                                      2006             12%
  137      1    Stonybrook S/C                          Food Lion                                         2015             41%
====================================================================================================================================
        Baton Rouge Multi Family Portfolio
  138      1    River Palms Apartments
  138      2    Park Place Apartments


====================================================================================================================================
  139      1    State Road Plaza                        The Egg Store                                     2002             25%
  140      1    Streator Industrial Facility            Quad City Consolidation and Distribution, Inc.    2001             89%
  141      1    Best Western Rancho Cucamongo
  142      1    University Place Ctr.
  143      1    Franklin Beck Office
  144      1    SL-Larchmont                            Tele-K Marketing                                  2001             12%
------------------------------------------------------==============================================================================
  145      1    HK Market                               HK Market                                         2007            102%
  146      1    Whitman Villa
  147      1    Comfort Inn-Chicopee
  148      1    Kimberly Lakes Apartments
  149      1    Fairfield Park                          SC Department of Vocational Rehab                 1998             17%
====================================================================================================================================
  150      1    Pike Park Plaza                         Sport Authority                                   2004             34%
  151      1    Stonesthrow Apts.
  152      1    MA Winter Building                      Greenpeace                                        2003             64%
  153      1    Southport I and II
  154      1    Regency Office.                         Jewish News (B-1)                                 2000             12%
====================================================================================================================================
  155      1    Jefferson City Holiday Inn Express
  156      1    Perry Judd's - Mt. Jackson              Perry Judd's                                      2018            100%
  157      1    Brooklyn Park Shopping Center
  158      1    South Robert Plaza                      Buffets Inc.                                      2002             28%
  159      1    Broadmoor                               J.C. Penney                                       2002             19%
====================================================================================================================================
        Brentwood/pontchartrain Apts
  160      1    Pontchartrain Apartments
  160      2    Brentwood Apartments


====================================================================================================================================
  161      1    Embassy Apts.
  162      1    Puente Hills Business Park              TShirt                                            1999             21%
  163      1    Mountain Valley Apartments
  164      1    Pine Crest Square
  165      1    Medical Arts Office Bldg.               Carolina Rehabilitation                           1999             20%
====================================================================================================================================
  166      1    Creekside Commons                       RE/Max R.E.                                       1999             17%
  167      1    Postal Building                         Network One of Portland                           2001             30%
  168      1    Gateway Center
  169      1    Strawberry Square.                      Thriftway Market                                  2007             42%
  170      1    Paseo Verde
====================================================================================================================================
  171      1    1430 N. Dearborn
  172      1    Holiday Inn - Boulevard
  173      1    Menlo Manor Apts.
  174      1    Arlington Arms
  175      1    1504 N. Dearborn
====================================================================================================================================
  176      1    Autumn Ridge Apts.
  177      1    Holiday Inn Express-TN
  178      1    Ward Parkway                            Power Tech                                        2002             13%
  179      1    One Court Street                        Sweet Tomatoes Trattoria                          2006             24%
  180      1    Greenspring Village Professional        Flagship Health, PA                               2003             37%
====================================================================================================================================
  181      1    701 Santa Monica Blvd.                  Visualize                                         2001             49%
  182      1    Econo Lodge--Waldorf
  183      1    Cannon Valley Apts.
  184      1    Econolodge Central
  185      1    414-416 E. Cooper Street                Musicland Retail, Inc.                            2002             56%
====================================================================================================================================
  186      1    Community Shopping Center - Landover
  187      1    Brookfield Apts.
  188      1    Regency Plaza Apts.
  189      1    Blacksburg Square                       Lowe's Food Store                                 2001             44%
  190      1    Kenora Park Apartments
====================================================================================================================================



                                                                                             Lease Expiration
Loan #  Asset #             Property Name                        Tenant 2                          Date            % of Total SF
  111      1    Amsterdam Gardens Apts.
  112      1    Hampton Inn-Chesterfield
  113      1    College Plaza South                     Old Mexico Grill of Santa Fe               2000                 7%
  114      1    Riviera Mobile Home Park
  115      1    Circle Plaza                            Blockbuster Video                          2001                12%
====================================================================================================================================
  116      1    Crenshaw Plaza                          Super Trak                                 1999                11%
  117      1    Crossroads Shopping Center              Blockbuster Video                          2005                15%
  118      1    Embassy Plaza                           Sakowitz Furs                              2001                19%
  119      1    Loews Centerpark Theatre
  120      1    Days Inn-Oceanside
====================================================================================================================================
  121      1    Circuit City-East Lansing
  122      1    Circuit City-Frederick
  123      1    Circuit City-Green Bay
  124      1    Cathedral Village                       American Tire                              2011                 7%
  125      1    222-228 West 125th St.                  Lane Bryant                                2002                45%
====================================================================================================================================
  126      1    Medi-Park                               BSA Senior Health Center                   2001                 5%
  127      1    650 Academy                             Exec Greetings                             2002                27%
  128      1    Archway 60                              Savage & Company (MTM)                     1998                11%
  129      1    List Industries
  130      1    Hollinswood Shopping Center             Western Auto Parts                         2006                 7%
====================================================================================================================================
  131      1    Casitas MHP
  132      1    Best Western-Cooperstown
  133      1    Countryside SC
  134      1    Heritage Medical Office
  135      1    Glade Points Shopping Center
====================================================================================================================================
  136      1    Centreville Plaza                       Beijing Gourmet                            2002                13%
  137      1    Stonybrook S/C                          Eckerds                                    2005                12%
====================================================================================================================================
        Baton Rouge Multi Family Portfolio
  138      1    River Palms Apartments
  138      2    Park Place Apartments


====================================================================================================================================
  139      1    State Road Plaza                        DC Sales                                   2000                22%
  140      1    Streator Industrial Facility
  141      1    Best Western Rancho Cucamongo
  142      1    University Place Ctr.
  143      1    Franklin Beck Office
  144      1    SL-Larchmont                            Yuma Junction                              2013                11%
====================================================================================================================================
  145      1    HK Market
  146      1    Whitman Villa
  147      1    Comfort Inn-Chicopee
  148      1    Kimberly Lakes Apartments
  149      1    Fairfield Park
====================================================================================================================================
  150      1    Pike Park Plaza                         Holiday Spa/Bally's                        1999                12%
  151      1    Stonesthrow Apts.
  152      1    MA Winter Building                      Catholics For Free Choice                  2005                13%
  153      1    Southport I and II
  154      1    Regency Office.                         Jewish News (B-2)                          2000                 3%
====================================================================================================================================
  155      1    Jefferson City Holiday Inn Express
  156      1    Perry Judd's - Mt. Jackson
  157      1    Brooklyn Park Shopping Center
  158      1    South Robert Plaza                      Hirshfield's                               2007                15%
  159      1    Broadmoor                               Stage Stores                               2000                15%
====================================================================================================================================
        Brentwood/pontchartrain Apts
  160      1    Pontchartrain Apartments
  160      2    Brentwood Apartments


====================================================================================================================================
  161      1    Embassy Apts.
  162      1    Puente Hills Business Park              Brysis Data                                1998                14%
  163      1    Mountain Valley Apartments
  164      1    Pine Crest Square
  165      1    Medical Arts Office Bldg.
====================================================================================================================================
  166      1    Creekside Commons                       Dr. McCune                                 1999                11%
  167      1    Postal Building                         Andalex                                    1999                 8%
  168      1    Gateway Center
  169      1    Strawberry Square.
  170      1    Paseo Verde
====================================================================================================================================
  171      1    1430 N. Dearborn
  172      1    Holiday Inn - Boulevard
  173      1    Menlo Manor Apts.
  174      1    Arlington Arms
  175      1    1504 N. Dearborn
====================================================================================================================================
  176      1    Autumn Ridge Apts.
  177      1    Holiday Inn Express-TN
  178      1    Ward Parkway                            Freirch & Katz                             2001                 8%
  179      1    One Court Street                        William Kmon                               2008                16%
  180      1    Greenspring Village Professional        Drs. Feldman and Sachs                     2005                32%
====================================================================================================================================
  181      1    701 Santa Monica Blvd.                  Pritchard Marketing                        2001                15%
  182      1    Econo Lodge--Waldorf
  183      1    Cannon Valley Apts.
  184      1    Econolodge Central
  185      1    414-416 E. Cooper Street                Driscol Gallery                            2002                44%
====================================================================================================================================
  186      1    Community Shopping Center - Landover
  187      1    Brookfield Apts.
  188      1    Regency Plaza Apts.
  189      1    Blacksburg Square
  190      1    Kenora Park Apartments
====================================================================================================================================



                                                                               Lease Expiration
Loan #  Asset #             Property Name                       Tenant 3              Date             % of Total SF
  111      1    Amsterdam Gardens Apts.
  112      1    Hampton Inn-Chesterfield
  113      1    College Plaza South                     Souper Salad                   2000                   7%
  114      1    Riviera Mobile Home Park
  115      1    Circle Plaza                            Payless Shoe Source            2006                   5%
========================================================================================================================
  116      1    Crenshaw Plaza
  117      1    Crossroads Shopping Center
  118      1    Embassy Plaza                           American Pro Line Golf         2002                  15%
  119      1    Loews Centerpark Theatre
  120      1    Days Inn-Oceanside
========================================================================================================================
  121      1    Circuit City-East Lansing
  122      1    Circuit City-Frederick
  123      1    Circuit City-Green Bay
  124      1    Cathedral Village                       Clothestime                    2002                   7%
  125      1    222-228 West 125th St.
========================================================================================================================
  126      1    Medi-Park                               Meeks & Constillo              1999                   4%
  127      1    650 Academy
  128      1    Archway 60                              Acumen Corporation             2000                  10%
  129      1    List Industries
  130      1    Hollinswood Shopping Center
========================================================================================================================
  131      1    Casitas MHP
  132      1    Best Western-Cooperstown
  133      1    Countryside SC
  134      1    Heritage Medical Office
  135      1    Glade Points Shopping Center
========================================================================================================================
  136      1    Centreville Plaza                       Park N' Shop                   1999                  12%
  137      1    Stonybrook S/C
========================================================================================================================
        Baton Rouge Multi Family Portfolio
  138      1    River Palms Apartments
  138      2    Park Place Apartments


========================================================================================================================
  139      1    State Road Plaza                        Pet Supplies Plus              2003                  16%
  140      1    Streator Industrial Facility
  141      1    Best Western Rancho Cucamongo
  142      1    University Place Ctr.
  143      1    Franklin Beck Office
  144      1    SL-Larchmont                            Quadrelle Realty               2002                   8%
------------------------------------------------------================================================================
  145      1    HK Market
  146      1    Whitman Villa
  147      1    Comfort Inn-Chicopee
  148      1    Kimberly Lakes Apartments
  149      1    Fairfield Park
========================================================================================================================
  150      1    Pike Park Plaza
  151      1    Stonesthrow Apts.
  152      1    MA Winter Building
  153      1    Southport I and II
  154      1    Regency Office.                         Citation Corporation           2002                  10%
========================================================================================================================
  155      1    Jefferson City Holiday Inn Express
  156      1    Perry Judd's - Mt. Jackson
  157      1    Brooklyn Park Shopping Center
  158      1    South Robert Plaza
  159      1    Broadmoor                               Dunlaps                        2001                  13%
========================================================================================================================
        Brentwood/pontchartrain Apts
  160      1    Pontchartrain Apartments
  160      2    Brentwood Apartments


========================================================================================================================
  161      1    Embassy Apts.
  162      1    Puente Hills Business Park              dWave Systems                  2001                  11%
  163      1    Mountain Valley Apartments
  164      1    Pine Crest Square
  165      1    Medical Arts Office Bldg.
========================================================================================================================
  166      1    Creekside Commons                       White Hen                      2002                  10%
  167      1    Postal Building                         Mings Dynasty                  2001                   8%
  168      1    Gateway Center
  169      1    Strawberry Square.
  170      1    Paseo Verde
========================================================================================================================
  171      1    1430 N. Dearborn
  172      1    Holiday Inn - Boulevard
  173      1    Menlo Manor Apts.
  174      1    Arlington Arms
  175      1    1504 N. Dearborn
========================================================================================================================
  176      1    Autumn Ridge Apts.
  177      1    Holiday Inn Express-TN
  178      1    Ward Parkway                            Money Line Mortgage            2001                   6%
  179      1    One Court Street
  180      1    Greenspring Village Professional        O'Conner, Piper & Flynn        2002                  25%
========================================================================================================================
  181      1    701 Santa Monica Blvd.
  182      1    Econo Lodge--Waldorf
  183      1    Cannon Valley Apts.
  184      1    Econolodge Central
  185      1    414-416 E. Cooper Street
=====================================================================================================================
  186      1    Community Shopping Center - Landover
  187      1    Brookfield Apts.
  188      1    Regency Plaza Apts.
  189      1    Blacksburg Square
  190      1    Kenora Park Apartments
=====================================================================================================================


  Loan #      Asset #               Property Name                                  Address
    191          1      Kennedy Center                           1801 McKees Rocks Road
    192          1      Grand Island                             1607 - 1723 S. Locust Street
    193          1      Sleep Inn Richmond                       2321 Willis Road
    194          1      Raintree Apartments                      2300 23rd Avenue
    195          1      Greenway Allen Phase II                  531 McDermott Drive
====================================================================================================================================
    196          1      Nationwide Housing - Cedar Ridge         1400 & 1401 Namekagon
    197          1      Nationwide Housing - Blue Heron          210 Homestead Drive
    198          1      Ore Creek Apartments                     609-623 Flint Road
    199          1      Best Western/New Englander Inn           220 Northside Dr.
    200          1      MSP Associates Industrial Complex        2122-2276 E. 14 Mile Rd.
====================================================================================================================================
    201          1      Dairy Mart - Amelia                      1114 Ohio Pike
    202          1      Dairy Mart - Ontario                     2094 Park Avenue West
    203          1      Airport Apts.                            741-751 NW 45th Ave
    204          1      University Square Mall                   1650 Warren Street
    205          1      Dairy Mart - Grove City                  3040 London- Groveport Road
====================================================================================================================================
    206          1      Revco Store                              HWY 70
    207          1      Dairy Mart - Liberty Westchester         7198 Hamilton Mason Rd
    208          1      Gallant Place Apartments                 2148 - 2168 Montclair Dr.
    209          1      Lafayette Square Apartments              2718 Gehring Drive
    210          1      Miller East Office Building              4318 Miller Road
====================================================================================================================================
    211          1      Morningside Apartments                   1521 Marie Street
    212          1      Bella Casa MHP                           85961 Edenvale Road
    213          1      Kaleidoscope Shopping Center             10614 Westheimer Road
    214          1      Weatherbridge Flex Facility              NW Maynard Rd. & James Jackson Ave.
    215          1      Professional Building East               3101 Breckenridge Lane
====================================================================================================================================
    216          1      Hobbs Plaza                              2400 N. Grimes Street
    217          1      The Woods Condominiums                   4013 Manchaca Road
    218          1      Corporate Park I                         111 Corporate Lane
    219          1      Madison East Apartments                  2780 Madison Avenue
    220          1      Cato Fashion Center                      Hwy 58 at Hwy 85
====================================================================================================================================
    221          1      Dairy Mart - Rootstown                   4307 State Rte 4404
    222          1      Clinton Apts.                            1581 Canal Road
    223          1      Country Estates MHP                      8580 Thompson Drive
    224          1      Hilltop Center                           11102-11118 Lee Highway
    225          1      Overland MHP                             3026 13th Ave.
====================================================================================================================================
    226          1      Dairy Mart - Salem                       1370 6th Avenue
    227          1      Corporate Park III                       201 Corporate Lane
    228          1      Nationwide Housing - Raven Court         2487 126th NE
    229          1      Nationwide Housing - Country Cove        100-104 Poplar Ridge Dr.
    230          1      Nationwide Housing - Meadow Lane         1101 El Camino Dr.


  Loan #      Asset #               Property Name                         City            State           Zip
    191          1      Kennedy Center                           Kennedy                    PA            15136
    192          1      Grand Island                             Grand Island               NE            68801
    193          1      Sleep Inn Richmond                       Richmond                   VA            23237
    194          1      Raintree Apartments                      Birmingham                 AL            35215
    195          1      Greenway Allen Phase II                  Allen                      TX            75013
=======================================================================================================================
    196          1      Nationwide Housing - Cedar Ridge         Hudson                     WI            54016
    197          1      Nationwide Housing - Blue Heron          Mankato                    MN            56001
    198          1      Ore Creek Apartments                     Brighton                   MI            48116
    199          1      Best Western/New Englander Inn           Bennington                 VT            05201
    200          1      MSP Associates Industrial Complex        Warren                     MI            48093
=======================================================================================================================
    201          1      Dairy Mart - Amelia                      Amelia                     OH            45102
    202          1      Dairy Mart - Ontario                     Ontario                    OH            44862
    203          1      Airport Apts.                            Miami                      FL            33126
    204          1      University Square Mall                   Mankato                    MN            56002
    205          1      Dairy Mart - Grove City                  Grove City                 OH            43123
=======================================================================================================================
    206          1      Revco Store                              Crossville                 TN            38555
    207          1      Dairy Mart - Liberty Westchester         Liberty Township           OH            45044
    208          1      Gallant Place Apartments                 Rock Hill                  SC            29730
    209          1      Lafayette Square Apartments              Gretna                     LA            70053
    210          1      Miller East Office Building              Flint                      MI            48507
=======================================================================================================================
    211          1      Morningside Apartments                   Trenton                    MI            48183
    212          1      Bella Casa MHP                           Pleasant Hill              OR            97455
    213          1      Kaleidoscope Shopping Center             Houston                    TX            77042
    214          1      Weatherbridge Flex Facility              Cary                       NC            27511
    215          1      Professional Building East               Louisville                 KY            40207
=======================================================================================================================
    216          1      Hobbs Plaza                              Hobbs                      NM            88240
    217          1      The Woods Condominiums                   Austin                     TX            78704
    218          1      Corporate Park I                         Columbia                   SC            29202
    219          1      Madison East Apartments                  Memphis                    TN            38111
    220          1      Cato Fashion Center                      South Hill                 VA            23970
=======================================================================================================================
    221          1      Dairy Mart - Rootstown                   Rootstown                  OH            44272
    222          1      Clinton Apts.                            Clinton Township           MI            48038
    223          1      Country Estates MHP                      Blair                      NE            68008
    224          1      Hilltop Center                           Fairfax City               VA            22030
    225          1      Overland MHP                             Council Bluffs             IA            51501
=======================================================================================================================
    226          1      Dairy Mart - Salem                       New York                   NY            10019
    227          1      Corporate Park III                       Columbia                   SC            29202
    228          1      Nationwide Housing - Raven Court         Blaine                     MN            55434
    229          1      Nationwide Housing - Country Cove        Young America              MN            55397
    230          1      Nationwide Housing - Meadow Lane         Pekin                      IL            61554

                                                                                           Year Built/                Unit
  Loan #      Asset #               Property Name                 Property Type             Renovated        Units    Type
    191          1      Kennedy Center                           Retail-Anchored              1995             20,225 sf
    192          1      Grand Island                             Retail-Anchored            1973/1978          79,615 sf
    193          1      Sleep Inn Richmond                       Hotel-Ltd. Service           1996                 51 rooms
    194          1      Raintree Apartments                      Multifamily                1974/1997              90 units
    195          1      Greenway Allen Phase II                  Retail-Anchored              1998             18,995 sf
====================================================================================================================================
    196          1      Nationwide Housing - Cedar Ridge         Multifamily                  1995                 72 units
    197          1      Nationwide Housing - Blue Heron          Multifamily                  1994                 72 units
    198          1      Ore Creek Apartments                     Multifamily                  1974                 48 units
    199          1      Best Western/New Englander Inn           Hotel-Ltd. Service         1960/1997              58 rooms
    200          1      MSP Associates Industrial Complex        Industrial                 1978/1996          71,560 sf
====================================================================================================================================
    201          1      Dairy Mart - Amelia                      Retail-Anchored              1998             96,703 sf
    202          1      Dairy Mart - Ontario                     Retail-Anchored              1997             68,738 sf
    203          1      Airport Apts.                            Multifamily                1967/1996              45 units
    204          1      University Square Mall                   Retail-Unanchored          1968/1995          28,291 sf
    205          1      Dairy Mart - Grove City                  Retail-Anchored              1997             75,838 sf
====================================================================================================================================
    206          1      Revco Store                              Retail-Anchored              1997             10,722 sf
    207          1      Dairy Mart - Liberty Westchester         Retail-Anchored              1998              3,280 sf
    208          1      Gallant Place Apartments                 Multifamily                1969/1995              80 units
    209          1      Lafayette Square Apartments              Multifamily                1973/1997             106 units
    210          1      Miller East Office Building              Office                     1985/1997          23,457 sf
====================================================================================================================================
    211          1      Morningside Apartments                   Multifamily                  1977                 60 units
    212          1      Bella Casa MHP                           Mobile Home Park           1965/1975              76 pads
    213          1      Kaleidoscope Shopping Center             Retail-Unanchored          1984/1994          59,952 sf
    214          1      Weatherbridge Flex Facility              Office                       1996             21,440 sf
    215          1      Professional Building East               Office                     1969/1996          25,166 sf
====================================================================================================================================
    216          1      Hobbs Plaza                              Retail-Anchored              1981             41,201 sf
    217          1      The Woods Condominiums                   Multifamily                1986/1997              42 units
    218          1      Corporate Park I                         Industrial                   1982             39,875 sf
    219          1      Madison East Apartments                  Multifamily                1967/1997              64 units
    220          1      Cato Fashion Center                      Retail-Anchored              1995             16,160 sf
====================================================================================================================================
    221          1      Dairy Mart - Rootstown                   Retail-Anchored              1995             81,724 sf
    222          1      Clinton Apts.                            Multifamily                1988/1996              30 units
    223          1      Country Estates MHP                      Mobile Home Park             1976                116 pads
    224          1      Hilltop Center                           Retail-Unanchored          1947/1997          12,603 sf
    225          1      Overland MHP                             Mobile Home Park             1970                103 pads
====================================================================================================================================
    226          1      Dairy Mart - Salem                       Retail-Anchored            1995/1995          46,499 sf
    227          1      Corporate Park III                       Industrial                   1988             37,500 sf
    228          1      Nationwide Housing - Raven Court         Multifamily                  1995                 32 units
    229          1      Nationwide Housing - Country Cove        Multifamily                  1994                 48 units
    230          1      Nationwide Housing - Meadow Lane         Multifamily                  1994                 55 units

                                                                   Cut-off Date         Cut-off Date Principal
  Loan #      Asset #               Property Name                Principal Balance           Balance/Unit         1997 Revenue
    191          1      Kennedy Center                              $  1,676,949               $     83           $   253,499
    192          1      Grand Island                                $  1,667,789               $     21           $   298,737
    193          1      Sleep Inn Richmond                          $  1,654,548               $ 32,442           $   719,092
    194          1      Raintree Apartments                         $  1,642,934               $ 18,255           $   431,408
    195          1      Greenway Allen Phase II                     $  1,619,890               $     85
====================================================================================================================================
    196          1      Nationwide Housing - Cedar Ridge            $  1,567,840               $ 21,776           $   485,180
    197          1      Nationwide Housing - Blue Heron             $  1,494,709               $ 20,760           $   407,627
    198          1      Ore Creek Apartments                        $  1,484,621               $ 30,930           $   301,844
    199          1      Best Western/New Englander Inn              $  1,478,164               $ 25,486           $   892,642
    200          1      MSP Associates Industrial Complex           $  1,463,172               $     20           $   429,078
====================================================================================================================================
    201          1      Dairy Mart - Amelia                         $  1,422,318               $     15
    202          1      Dairy Mart - Ontario                        $  1,375,173               $     20
    203          1      Airport Apts.                               $  1,354,368               $ 30,097           $   275,242
    204          1      University Square Mall                      $  1,351,987               $     48           $   345,513
    205          1      Dairy Mart - Grove City                     $  1,343,994               $     18
====================================================================================================================================
    206          1      Revco Store                                 $  1,330,172               $    124
    207          1      Dairy Mart - Liberty Westchester            $  1,305,778               $    398
    208          1      Gallant Place Apartments                    $  1,290,996               $ 16,137           $   400,651
    209          1      Lafayette Square Apartments                 $  1,195,010               $ 11,274           $   448,677
    210          1      Miller East Office Building                 $  1,194,822               $     51           $   317,255
====================================================================================================================================
    211          1      Morningside Apartments                      $  1,190,438               $ 19,841           $   305,016
    212          1      Bella Casa MHP                              $  1,188,136               $ 15,633           $   225,727
    213          1      Kaleidoscope Shopping Center                $  1,185,374               $     20           $   413,140
    214          1      Weatherbridge Flex Facility                 $  1,185,064               $     55           $   218,577
    215          1      Professional Building East                  $  1,184,496               $     47           $   268,575
====================================================================================================================================
    216          1      Hobbs Plaza                                 $  1,127,094               $     27           $   254,625
    217          1      The Woods Condominiums                      $  1,096,046               $ 26,096           $   333,213
    218          1      Corporate Park I                            $  1,095,156               $     27           $   195,444
    219          1      Madison East Apartments                     $  1,090,441               $ 17,038           $   310,612
    220          1      Cato Fashion Center                         $  1,087,777               $     67           $   177,304
====================================================================================================================================
    221          1      Dairy Mart - Rootstown                      $  1,048,231               $     13
    222          1      Clinton Apts.                               $  1,034,819               $ 34,494           $   186,713
    223          1      Country Estates MHP                         $  1,015,542               $  8,755           $   208,059
    224          1      Hilltop Center                              $    996,571               $     79           $   154,065
    225          1      Overland MHP                                $    987,209               $  9,585           $   256,176
====================================================================================================================================
    226          1      Dairy Mart - Salem                          $    865,241               $     19
    227          1      Corporate Park III                          $    856,213               $     23           $   155,225
    228          1      Nationwide Housing - Raven Court            $    824,372               $ 25,762           $   236,094
    229          1      Nationwide Housing - Country Cove           $    804,636               $ 16,763           $   293,203
    230          1      Nationwide Housing - Meadow Lane            $    603,449               $ 10,972           $   216,460

                                                                   Most Recent                               Underwritten
  Loan #      Asset #               Property Name                Period Revenue    Most Recent Period           Revenue
    191          1      Kennedy Center                             $   285,579          6/30/98               $   277,051
    192          1      Grand Island                               $   296,634          5/31/98               $   309,304
    193          1      Sleep Inn Richmond                         $   747,841          3/31/98               $   674,808
    194          1      Raintree Apartments                        $   457,121          6/30/98               $   453,480
    195          1      Greenway Allen Phase II                                                               $   306,060
==================================================================================================================================
    196          1      Nationwide Housing - Cedar Ridge           $   487,986          6/30/98               $   478,928
    197          1      Nationwide Housing - Blue Heron            $   394,496          6/30/98               $   407,694
    198          1      Ore Creek Apartments                       $   303,863          3/31/98               $   302,165
    199          1      Best Western/New Englander Inn             $   892,642          12/30/97              $   880,694
    200          1      MSP Associates Industrial Complex          $   418,896          6/30/98               $   393,926
==================================================================================================================================
    201          1      Dairy Mart - Amelia
    202          1      Dairy Mart - Ontario
    203          1      Airport Apts.                              $   282,023          7/31/98               $   279,274
    204          1      University Square Mall                     $   347,140          7/31/98               $   322,065
    205          1      Dairy Mart - Grove City
==================================================================================================================================
    206          1      Revco Store                                $   194,290          8/31/98               $   192,694
    207          1      Dairy Mart - Liberty Westchester
    208          1      Gallant Place Apartments                   $   390,117          6/30/98               $   390,117
    209          1      Lafayette Square Apartments                $   465,865          8/31/98               $   468,898
    210          1      Miller East Office Building                $   288,283          7/31/98               $   279,586
==================================================================================================================================
    211          1      Morningside Apartments                     $   301,626          8/30/98               $   305,239
    212          1      Bella Casa MHP                             $   223,256          4/30/98               $   223,256
    213          1      Kaleidoscope Shopping Center               $   409,338          8/31/98               $   415,952
    214          1      Weatherbridge Flex Facility                $   221,380          5/31/98               $   209,635
    215          1      Professional Building East                 $   289,717          5/31/98               $   296,870
==================================================================================================================================
    216          1      Hobbs Plaza                                $   260,771          07/31/98              $   263,786
    217          1      The Woods Condominiums                     $   338,683          7/31/98               $   341,815
    218          1      Corporate Park I                           $   192,388          8/31/98               $   191,949
    219          1      Madison East Apartments                    $   316,414          9/30/98               $   328,412
    220          1      Cato Fashion Center                        $   177,304          3/31/98               $   168,439
==================================================================================================================================
    221          1      Dairy Mart - Rootstown
    222          1      Clinton Apts.                              $   191,414          7/31/98               $   186,105
    223          1      Country Estates MHP                        $   227,156          5/31/98               $   243,265
    224          1      Hilltop Center                             $   164,347           9/1/98               $   203,628
    225          1      Overland MHP                               $   263,552          4/30/98               $   268,745
==================================================================================================================================
    226          1      Dairy Mart - Salem
    227          1      Corporate Park III                         $   166,050          8/31/98               $   157,360
    228          1      Nationwide Housing - Raven Court           $   241,299          6/30/98               $   228,475
    229          1      Nationwide Housing - Country Cove          $   306,622          6/30/98               $   306,342
    230          1      Nationwide Housing - Meadow Lane           $   227,134          6/30/98               $   230,372

                                                                                    Most Recent
  Loan #      Asset #               Property Name                  1997 NOI          Period NOI       Underwritten NOI
    191          1      Kennedy Center                           $   202,158        $   240,623         $   203,949
    192          1      Grand Island                             $   224,404        $   221,657         $   218,538
    193          1      Sleep Inn Richmond                       $   370,438        $   374,745         $   280,352
    194          1      Raintree Apartments                      $   217,183        $   217,183         $   211,934
    195          1      Greenway Allen Phase II                                                         $   205,459
============================================================================================================================
    196          1      Nationwide Housing - Cedar Ridge         $   238,130        $   273,204         $   260,623
    197          1      Nationwide Housing - Blue Heron          $   204,290        $   200,631         $   213,912
    198          1      Ore Creek Apartments                     $   173,721        $   181,996         $   170,561
    199          1      Best Western/New Englander Inn           $   395,417        $   395,417         $   333,087
    200          1      MSP Associates Industrial Complex        $   372,679        $   363,290         $   314,428
============================================================================================================================
    201          1      Dairy Mart - Amelia
    202          1      Dairy Mart - Ontario
    203          1      Airport Apts.                            $   189,513        $   203,491         $   155,980
    204          1      University Square Mall                   $   251,603        $   257,502         $   213,421
    205          1      Dairy Mart - Grove City
============================================================================================================================
    206          1      Revco Store                                                 $   153,488         $   154,513
    207          1      Dairy Mart - Liberty Westchester
    208          1      Gallant Place Apartments                 $   178,310        $   182,825         $   167,746
    209          1      Lafayette Square Apartments              $   179,517        $   201,533         $   192,134
    210          1      Miller East Office Building              $   223,589        $   193,472         $   183,001
============================================================================================================================
    211          1      Morningside Apartments                   $   213,686        $   191,673         $   181,753
    212          1      Bella Casa MHP                           $   177,090        $   173,558         $   159,955
    213          1      Kaleidoscope Shopping Center             $   220,875        $   217,417         $   210,862
    214          1      Weatherbridge Flex Facility              $   177,752        $   177,785         $   168,253
    215          1      Professional Building East               $   162,015        $   189,317         $   191,794
============================================================================================================================
    216          1      Hobbs Plaza                              $   175,319        $   174,285         $   177,647
    217          1      The Woods Condominiums                   $   165,127        $   173,273         $   175,030
    218          1      Corporate Park I                         $   159,925        $   154,869         $   153,109
    219          1      Madison East Apartments                  $   169,306        $   171,503         $   172,122
    220          1      Cato Fashion Center                      $   168,269        $   168,239         $   150,207
============================================================================================================================
    221          1      Dairy Mart - Rootstown
    222          1      Clinton Apts.                            $   135,791        $   141,846         $   125,076
    223          1      Country Estates MHP                      $   122,034        $   127,236         $   146,372
    224          1      Hilltop Center                           $   130,308        $   143,710         $   166,866
    225          1      Overland MHP                             $   124,431        $   129,518         $   134,155
============================================================================================================================
    226          1      Dairy Mart - Salem
    227          1      Corporate Park III                       $   124,507        $   133,355         $   117,585
    228          1      Nationwide Housing - Raven Court         $   102,548        $   127,404         $   115,090
    229          1      Nationwide Housing - Country Cove        $   117,731        $   137,270         $   136,982
    230          1      Nationwide Housing - Meadow Lane         $   112,199        $   123,707         $    99,397

                                                                                              Net Cash
  Loan #      Asset #               Property Name                 Net Cash Flow   NOI DSCR    Flow DSCR
    191          1      Kennedy Center                             $   182,755      1.51         1.36
    192          1      Grand Island                               $   193,274      1.55         1.38
    193          1      Sleep Inn Richmond                         $   246,612      1.68         1.48
    194          1      Raintree Apartments                        $   189,434      1.67         1.50
    195          1      Greenway Allen Phase II                    $   180,310      1.54         1.36
=========================================================================================================
    196          1      Nationwide Housing - Cedar Ridge           $   242,623      1.50         1.40
    197          1      Nationwide Housing - Blue Heron            $   195,912      1.26         1.15
    198          1      Ore Creek Apartments                       $   153,665      1.37         1.24
    199          1      Best Western/New Englander Inn             $   289,052      2.07         1.79
    200          1      MSP Associates Industrial Complex          $   266,025      2.41         2.04
=========================================================================================================
    201          1      Dairy Mart - Amelia                        $   120,992      1.00         1.00
    202          1      Dairy Mart - Ontario                       $   116,437      1.00         1.00
    203          1      Airport Apts.                              $   144,730      1.47         1.36
    204          1      University Square Mall                     $   179,011      1.83         1.53
    205          1      Dairy Mart - Grove City                    $   115,284      1.00         1.00
=========================================================================================================
    206          1      Revco Store                                $   151,297      1.16         1.14
    207          1      Dairy Mart - Liberty Westchester           $   110,234      1.00         1.00
    208          1      Gallant Place Apartments                   $   147,746      1.55         1.37
    209          1      Lafayette Square Apartments                $   159,884      2.06         1.71
    210          1      Miller East Office Building                $   148,305      1.82         1.47
=========================================================================================================
    211          1      Morningside Apartments                     $   166,753      1.85         1.69
    212          1      Bella Casa MHP                             $   156,305      1.50         1.47
    213          1      Kaleidoscope Shopping Center               $   167,402      1.82         1.44
    214          1      Weatherbridge Flex Facility                $   141,088      1.45         1.22
    215          1      Professional Building East                 $   150,976      1.85         1.46
=========================================================================================================
    216          1      Hobbs Plaza                                $   143,970      1.74         1.41
    217          1      The Woods Condominiums                     $   160,589      1.91         1.75
    218          1      Corporate Park I                           $   132,120      1.53         1.32
    219          1      Madison East Apartments                    $   156,122      1.87         1.70
    220          1      Cato Fashion Center                        $   133,442      1.56         1.38
=========================================================================================================
    221          1      Dairy Mart - Rootstown                     $    88,869      1.00         1.00
    222          1      Clinton Apts.                              $   116,759      1.54         1.43
    223          1      Country Estates MHP                        $   140,572      1.66         1.60
    224          1      Hilltop Center                             $   148,774      2.13         1.90
    225          1      Overland MHP                               $   129,005      1.56         1.50
=========================================================================================================
    226          1      Dairy Mart - Salem                         $    72,682      1.00         1.00
    227          1      Corporate Park III                         $   101,202      1.51         1.30
    228          1      Nationwide Housing - Raven Court           $   107,090      1.26         1.18
    229          1      Nationwide Housing - Country Cove          $   124,982      1.54         1.41
    230          1      Nationwide Housing - Meadow Lane           $    85,397      1.45         1.24

                                                                                                      Balloon/
                                                                                                    Anticipated
                                                                                                  Repayment Date       Current
Loan #  Asset #             Property Name            Lock Box            Value          LTV             LTV           Occupancy
  191      1    Kennedy Center                                        $  2,200,000      76.2%           61.8%             91%
  192      1    Grand Island                            Hard          $  2,200,000      75.8%           59.6%            100%
  193      1    Sleep Inn Richmond                                    $  2,575,000      64.3%            0.0%             75%
  194      1    Raintree Apartments                                   $  2,600,000      63.2%           47.4%             95%
  195      1    Greenway Allen Phase II                               $  2,220,000      73.0%           63.9%             88%
====================================================================================================================================
  196      1    Nationwide Housing - Cedar Ridge        Soft          $  3,020,000      51.9%           43.6%            100%
  197      1    Nationwide Housing - Blue Heron         Soft          $  2,535,000      59.0%           50.2%             93%
  198      1    Ore Creek Apartments                                  $  1,950,000      76.1%           59.3%             98%
  199      1    Best Western/New Englander Inn          Hard          $  2,600,000      56.9%           27.0%             75%
  200      1    MSP Associates Industrial Complex                     $  2,900,000      50.5%            1.5%            100%
====================================================================================================================================
  201      1    Dairy Mart - Amelia                     Hard          $  1,450,000      98.1%           26.4%            100%
  202      1    Dairy Mart - Ontario                    Hard          $  1,400,000      98.2%           28.3%            100%
  203      1    Airport Apts.                                         $  1,700,000      79.7%           69.1%            100%
  204      1    University Square Mall                                $  2,450,000      55.2%           34.8%            100%
  205      1    Dairy Mart - Grove City                 Hard          $  1,350,000      99.6%           29.4%            100%
====================================================================================================================================
  206      1    Revco Store                             Hard          $  1,700,000      78.2%            0.0%            100%
  207      1    Dairy Mart - Liberty Westchester        Hard          $  1,325,000      98.5%           25.5%            100%
  208      1    Gallant Place Apartments                              $  1,875,000      68.9%           53.6%             78%
  209      1    Lafayette Square Apartments                           $  1,650,000      72.4%           62.7%             98%
  210      1    Miller East Office Building             Hard          $  1,675,000      71.3%           45.0%            100%
====================================================================================================================================
  211      1    Morningside Apartments                                $  1,800,000      66.1%           51.2%             95%
  212      1    Bella Casa MHP                                        $  1,940,000      61.2%           40.2%             99%
  213      1    Kaleidoscope Shopping Center                          $  2,700,000      43.9%            0.0%             78%
  214      1    Weatherbridge Flex Facility                           $  1,750,000      67.7%           28.2%            100%
  215      1    Professional Building East                            $  1,800,000      65.8%           26.9%            100%
====================================================================================================================================
  216      1    Hobbs Plaza                             Hard          $  1,875,000      60.1%           54.2%             91%
  217      1    The Woods Condominiums                                $  1,650,000      66.4%           58.5%            100%
  218      1    Corporate Park I                                      $  1,525,000      71.8%           58.7%             93%
  219      1    Madison East Apartments                               $  1,380,000      79.0%           49.4%             95%
  220      1    Cato Fashion Center                                   $  1,470,000      74.0%           47.6%            100%
====================================================================================================================================
  221      1    Dairy Mart - Rootstown                  Hard          $  1,100,000      95.3%           27.0%            100%
  222      1    Clinton Apts.                                         $  1,300,000      79.6%           60.1%            100%
  223      1    Country Estates MHP                                   $  1,500,000      67.7%           43.6%             97%
  224      1    Hilltop Center                                        $  1,800,000      55.4%           48.0%            100%
  225      1    Overland MHP                                          $  1,375,000      71.8%           46.4%            100%
====================================================================================================================================
  226      1    Dairy Mart - Salem                      Hard          $    900,000      96.1%           30.9%            100%
  227      1    Corporate Park III                                    $  1,250,000      68.5%           56.0%            100%
  228      1    Nationwide Housing - Raven Court        Soft          $  1,410,000      58.5%           49.1%             91%
  229      1    Nationwide Housing - Country Cove       Soft          $  1,830,000      44.0%           37.0%            100%
  230      1    Nationwide Housing - Meadow Lane                      $  1,450,000      41.6%           35.4%             92%


                                                         Current
                                                        Occupancy                        Audit/Agreed Upon      Audits/Agreed Upon
Loan #  Asset #             Property Name                Period          U/W Occupancy   Procedures Upfront     Procedures Forward
  191      1    Kennedy Center                            7/30/98              93%                 No                   No
  192      1    Grand Island                              8/12/98              97%                 No                  Yes
  193      1    Sleep Inn Richmond                        12/31/98             65%                 No                   No
  194      1    Raintree Apartments                       6/8/98               95%                 No                   No
  195      1    Greenway Allen Phase II                   9/21/98              88%                 No                   No
====================================================================================================================================
  196      1    Nationwide Housing - Cedar Ridge          7/1/98               95%                Yes                  Yes
  197      1    Nationwide Housing - Blue Heron           7/30/98              93%                Yes                  Yes
  198      1    Ore Creek Apartments                      4/1/98               95%                 No                   No
  199      1    Best Western/New Englander Inn            12/30/97             74%                 No                   No
  200      1    MSP Associates Industrial Complex         6/1/98               94%                 No                   No
====================================================================================================================================
  201      1    Dairy Mart - Amelia                       10/13/98            100%                Yes                  Yes
  202      1    Dairy Mart - Ontario                      10/13/98            100%                Yes                  Yes
  203      1    Airport Apts.                             8/31/98              95%                 No                   No
  204      1    University Square Mall                    6/1/98               91%                 No                   No
  205      1    Dairy Mart - Grove City                   10/13/98            100%                Yes                  Yes
====================================================================================================================================
  206      1    Revco Store                               8/31/98             100%                 No                   No
  207      1    Dairy Mart - Liberty Westchester          10/13/98            100%                Yes                  Yes
  208      1    Gallant Place Apartments                  02/23/99             89%                 No                   No
  209      1    Lafayette Square Apartments               8/31/98              95%                 No                   No
  210      1    Miller East Office Building               7/31/98              94%                 No                   No
====================================================================================================================================
  211      1    Morningside Apartments                    02/01/99             95%                 No                   No
  212      1    Bella Casa MHP                            12/10/98             95%                 No                   No
  213      1    Kaleidoscope Shopping Center              6/30/98              78%                 No                   No
  214      1    Weatherbridge Flex Facility               6/17/98              94%                 No                   No
  215      1    Professional Building East                01/01/99             92%                 No                   No
====================================================================================================================================
  216      1    Hobbs Plaza                               9/1/98               87%                 No                  Yes
  217      1    The Woods Condominiums                    7/31/98              95%                 No                   No
  218      1    Corporate Park I                          10/16/98             93%                 No                   No
  219      1    Madison East Apartments                   9/30/98              94%                 No                   No
  220      1    Cato Fashion Center                       01/01/99             95%                 No                   No
====================================================================================================================================
  221      1    Dairy Mart - Rootstown                    10/13/98            100%                Yes                  Yes
  222      1    Clinton Apts.                             8/1/98               95%                 No                   No
  223      1    Country Estates MHP                       4/27/98              95%                 No                   No
  224      1    Hilltop Center                            9/4/98               93%                 No                   No
  225      1    Overland MHP                              6/4/98               95%                 No                   No
====================================================================================================================================
  226      1    Dairy Mart - Salem                        10/13/98            100%                Yes                  Yes
  227      1    Corporate Park III                        10/16/98             93%                 No                   No
  228      1    Nationwide Housing - Raven Court          9/22/98              91%                Yes                  Yes
  229      1    Nationwide Housing - Country Cove         9/22/98              95%                Yes                  Yes
  230      1    Nationwide Housing - Meadow Lane          9/22/98              93%                Yes                  Yes



                                                          U/W Ongoing      Actual Ongoing
Loan #  Asset #             Property Name               Capital Reserve    Capital Reserve    Reserve Units
  191      1    Kennedy Center                              $0.15            $0.15          $psf
  192      1    Grand Island                                $0.15            $0.15          $psf
  193      1    Sleep Inn Richmond                          5.00%            5.00%          %revenue
  194      1    Raintree Apartments                        $250.00          $250.00         $/unit
  195      1    Greenway Allen Phase II                     $0.15            $0.15          $psf
================================================================================================================
  196      1    Nationwide Housing - Cedar Ridge          $250.00           $250.00         $/unit
  197      1    Nationwide Housing - Blue Heron           $250.00           $250.00         $/unit
  198      1    Ore Creek Apartments                       $352.00          $352.07         $/unit
  199      1    Best Western/New Englander Inn              5.00%            5.00%          %revenue
  200      1    MSP Associates Industrial Complex           $0.15            $0.15          $psf
================================================================================================================
  201      1    Dairy Mart - Amelia                         $0.00            $0.00          $psf
  202      1    Dairy Mart - Ontario                        $0.00            $0.00          $psf
  203      1    Airport Apts.                              $250.00          $250.00         $/unit
  204      1    University Square Mall                      $0.26            $0.26          $psf
  205      1    Dairy Mart - Grove City                     $0.00            $0.00          $psf
================================================================================================================
  206      1    Revco Store                                 $0.30            $0.30          $psf
  207      1    Dairy Mart - Liberty Westchester            $0.00            $0.00          $psf
  208      1    Gallant Place Apartments                   $250.00          $250.00         $/unit
  209      1    Lafayette Square Apartments                $304.00          $304.00         $/unit
  210      1    Miller East Office Building                 $0.25            $0.25          $psf
================================================================================================================
  211      1    Morningside Apartments                     $250.00          $250.00         $/unit
  212      1    Bella Casa MHP                             $50.00            $0.00          $/unit
  213      1    Kaleidoscope Shopping Center                $0.19            $0.19          $psf
  214      1    Weatherbridge Flex Facility                 $0.15            $0.15          $psf
  215      1    Professional Building East                  $0.26            $0.26          $psf
================================================================================================================
  216      1    Hobbs Plaza                                 $0.17            $0.17          $psf
  217      1    The Woods Condominiums                     $344.00          $344.00         $/unit
  218      1    Corporate Park I                            $0.15            $0.10          $psf
  219      1    Madison East Apartments                    $250.00          $250.00         $/unit
  220      1    Cato Fashion Center                         $0.16            $0.16          $psf
================================================================================================================
  221      1    Dairy Mart - Rootstown                      $0.00            $0.00          $psf
  222      1    Clinton Apts.                              $277.00          $277.00         $/unit
  223      1    Country Estates MHP                        $50.00            $0.00          $/unit
  224      1    Hilltop Center                              $0.26            $0.26          $psf
  225      1    Overland MHP                               $50.00            $0.00          $/unit
================================================================================================================
  226      1    Dairy Mart - Salem                          $0.00            $0.00          $psf
  227      1    Corporate Park III                          $0.15            $0.10          $psf
  228      1    Nationwide Housing - Raven Court          $250.00           $250.00         $/unit
  229      1    Nationwide Housing - Country Cove         $250.00           $250.00         $/unit
  230      1    Nationwide Housing - Meadow Lane          $250.00           $250.00         $/unit



                                                                                    Lease Expiration
Loan #  Asset #             Property Name                         Tenant 1                 Date                    % of Total SF
  191      1    Kennedy Center                          Revco                              2010                          42%
  192      1    Grand Island                            Skagway                            2003                          81%
  193      1    Sleep Inn Richmond
  194      1    Raintree Apartments
  195      1    Greenway Allen Phase II                 Mexi-Go Restaurant                 2003                          24%
====================================================================================================================================
  196      1    Nationwide Housing - Cedar Ridge
  197      1    Nationwide Housing - Blue Heron
  198      1    Ore Creek Apartments
  199      1    Best Western/New Englander Inn
  200      1    MSP Associates Industrial Complex       Universal Cutting Tools            2001                          20%
====================================================================================================================================
  201      1    Dairy Mart - Amelia                     Dairy Mart                                                      100%
  202      1    Dairy Mart - Ontario                    Dairy Mart                                                      100%
  203      1    Airport Apts.
  204      1    University Square Mall                  Carmike Theaters                   2003                          39%
  205      1    Dairy Mart - Grove City                 Dairy Mart                                                      100%
====================================================================================================================================
  206      1    Revco Store                             Revco                              2017                         100%
  207      1    Dairy Mart - Liberty Westchester        Dairy Mart                                                      2818%
  208      1    Gallant Place Apartments
  209      1    Lafayette Square Apartments
  210      1    Miller East Office Building             EDS                                2002                          90%
====================================================================================================================================
  211      1    Morningside Apartments
  212      1    Bella Casa MHP
  213      1    Kaleidoscope Shopping Center            Venture Carpet                     2001                           8%
  214      1    Weatherbridge Flex Facility             Golds Gym                          2003                          72%
  215      1    Professional Building East              Baptist East Healthcare East       2002                          32%
====================================================================================================================================
  216      1    Hobbs Plaza                             Big Cheese Pizza                   2003                          21%
  217      1    The Woods Condominiums
  218      1    Corporate Park I
  219      1    Madison East Apartments
  220      1    Cato Fashion Center                     Cato Fashions                      2006                          40%
====================================================================================================================================
  221      1    Dairy Mart - Rootstown                  Dairy Mart                                                       100%
  222      1    Clinton Apts.
  223      1    Country Estates MHP
  224      1    Hilltop Center
  225      1    Overland MHP
====================================================================================================================================
  226      1    Dairy Mart - Salem                      Dairy Mart                                                       100%
  227      1    Corporate Park III                      IKON                               2002                          35%
  228      1    Nationwide Housing - Raven Court
  229      1    Nationwide Housing - Country Cove
  230      1    Nationwide Housing - Meadow Lane



                                                                                             Lease Expiration
Loan #  Asset #             Property Name                       Tenant 2                           Date            % of Total SF
  191      1    Kennedy Center
  192      1    Grand Island                            Joann Fabrics                              2000                14%
  193      1    Sleep Inn Richmond
  194      1    Raintree Apartments
  195      1    Greenway Allen Phase II
====================================================================================================================================
  196      1    Nationwide Housing - Cedar Ridge
  197      1    Nationwide Housing - Blue Heron
  198      1    Ore Creek Apartments
  199      1    Best Western/New Englander Inn
  200      1    MSP Associates Industrial Complex       Boat America Corp.                         2001                14%
====================================================================================================================================
  201      1    Dairy Mart - Amelia
  202      1    Dairy Mart - Ontario
  203      1    Airport Apts.
  204      1    University Square Mall                  Albatross                                  2001                30%
  205      1    Dairy Mart - Grove City
====================================================================================================================================
  206      1    Revco Store
  207      1    Dairy Mart - Liberty Westchester
  208      1    Gallant Place Apartments
  209      1    Lafayette Square Apartments
  210      1    Miller East Office Building             Metropolitan Life                          2000                10%
====================================================================================================================================
  211      1    Morningside Apartments
  212      1    Bella Casa MHP
  213      1    Kaleidoscope Shopping Center
  214      1    Weatherbridge Flex Facility             GymCarolina                                2003                28%
  215      1    Professional Building East
====================================================================================================================================
  216      1    Hobbs Plaza                             Blockbuster Video                          2000                14%
  217      1    The Woods Condominiums
  218      1    Corporate Park I
  219      1    Madison East Apartments
  220      1    Cato Fashion Center                     Dollar Tree                                2001                20%
====================================================================================================================================
  221      1    Dairy Mart - Rootstown
  222      1    Clinton Apts.
  223      1    Country Estates MHP
  224      1    Hilltop Center
  225      1    Overland MHP
====================================================================================================================================
  226      1    Dairy Mart - Salem
  227      1    Corporate Park III
  228      1    Nationwide Housing - Raven Court
  229      1    Nationwide Housing - Country Cove
  230      1    Nationwide Housing - Meadow Lane



                                                                                 Lease Expiration
Loan #  Asset #             Property Name                       Tenant 3              Date              % of Total SF
  191      1    Kennedy Center
  192      1    Grand Island
  193      1    Sleep Inn Richmond
  194      1    Raintree Apartments
  195      1    Greenway Allen Phase II
=======================================================================================================================
  196      1    Nationwide Housing - Cedar Ridge
  197      1    Nationwide Housing - Blue Heron
  198      1    Ore Creek Apartments
  199      1    Best Western/New Englander Inn
  200      1    MSP Associates Industrial Complex
=======================================================================================================================
  201      1    Dairy Mart - Amelia
  202      1    Dairy Mart - Ontario
  203      1    Airport Apts.
  204      1    University Square Mall                  Hardee's                       2001                  21%
  205      1    Dairy Mart - Grove City
=======================================================================================================================
  206      1    Revco Store
  207      1    Dairy Mart - Liberty Westchester
  208      1    Gallant Place Apartments
  209      1    Lafayette Square Apartments
  210      1    Miller East Office Building
=======================================================================================================================
  211      1    Morningside Apartments
  212      1    Bella Casa MHP
  213      1    Kaleidoscope Shopping Center
  214      1    Weatherbridge Flex Facility
  215      1    Professional Building East
=======================================================================================================================
  216      1    Hobbs Plaza                             Colortyme                      1999                  12%
  217      1    The Woods Condominiums
  218      1    Corporate Park I
  219      1    Madison East Apartments
  220      1    Cato Fashion Center                     Kelly Rentals                  2005                  20%
=======================================================================================================================
  221      1    Dairy Mart - Rootstown
  222      1    Clinton Apts.
  223      1    Country Estates MHP
  224      1    Hilltop Center
  225      1    Overland MHP
=======================================================================================================================
  226      1    Dairy Mart - Salem
  227      1    Corporate Park III
  228      1    Nationwide Housing - Raven Court
  229      1    Nationwide Housing - Country Cove
  230      1    Nationwide Housing - Meadow Lane


                                                   Annex C: Premium Loans

                                                                                Anticipated                         Cut-off
                                               Cut-off        Cut-off         Repayment Date                    Date Principal
                  Loan Name                   Date LTV          PTV               LTV/PTV            DSCR           Balance
                  ---------                   --------          ---               -------            ----           -------
  2 Park LaBrea - B Note                        68.6%          70.9%               55.3%             1.33         $140,613,989
  4 Prime Retail III - Note B                   57.1%          62.4%               51.8%             1.54           81,565,300
  4 Prime Retail III - Note C                   57.1%          62.4%               51.8%             1.54           16,313,060
  5 Springfield Mall - D8                       74.4%          81.2%               61.1%             1.20           90,394,069
  8 Laurel Mall                                 68.6%          74.9%               56.5%             1.27           53,588,156
  9 Baldwin Complex                             70.8%          77.7%               57.4%             1.27           48,875,113
 12 Hunter's Square                             72.5%          79.5%               59.2%             1.21           39,854,911
 13 Point Plaza                                 72.1%          78.3%               59.3%             1.21           39,268,946
 14 East Bank Club                              49.3%          53.5%               34.0%             2.43           36,492,811
 15 Showplace                                   63.4%          69.2%               52.0%             1.29           36,468,858
 17 Winchester Center                           72.3%          79.5%               58.9%             1.27           30,738,896
 21 Rennaissance Center                         70.3%          76.2%               57.6%             1.18           28,906,669
 26 125 County Line Rd.                         66.7%          73.3%               52.6%             1.21           22,588,653
 34 Wild Basin Office                           66.7%          73.1%               54.6%             1.26           13,444,814
 36 Westside South Shopping Center              70.3%          76.5%               57.3%             1.30           12,303,485
 37 Highpoint                                   66.9%          76.6%               56.5%             1.28           12,043,639
 39 Soho Grand Hotel - New Note                 51.5%          56.6%               43.3%             1.86           11,940,271
 44 Loretto Towne Centre                        72.1%          78.8%               65.5%             1.23            6,828,136
 44 Playhouse Square                            72.1%          78.8%               65.5%             1.23            4,643,132
 45 Centerpark One, L.L.C.                      69.4%          76.1%               56.0%             1.27           11,248,709
 47 Angel Park Apt                              80.2%          82.4%               64.0%             1.25           10,828,449
 52 Western Marquette                           70.6%          76.8%               64.1%             1.46            9,319,356
 54 Spring Properties, Inc.                     60.4%          66.4%               49.3%             1.42            9,045,840
 56 City Plaza                                  72.8%          79.7%               59.9%             1.20            8,884,560
 57 400 - 450 Country Club Drive                64.4%          70.9%               52.3%             1.32            8,564,742
 58 Dunkirk Market Center                       69.4%          76.0%               49.5%             1.26            7,698,157
 62 Sea Cliff Office Park                       55.2%          60.6%               49.7%             1.26            7,397,077
 63 Sheffield Square                            62.1%          67.7%               50.5%             1.41            7,392,796
 64 Woodmill Apartments                         74.1%          80.0%               66.3%             1.25            7,295,906
 67 Liberty Park Center                         67.9%          74.5%               61.4%             1.35            7,065,211
 69 Lumber Exchange                             59.9%          65.1%               54.3%             1.22            6,943,833
 70 Horizon Corporate Office Building           68.2%          75.1%               55.6%             1.20            6,887,779
 71 Willowlake Center                           72.5%          79.6%               58.3%             1.21            6,847,104
 75 College View Towers & Apts.                 71.4%          74.6%               57.1%             1.24            6,641,748
 76 One Congressional Place                     64.0%          70.2%               57.5%             1.17            6,595,293
 79 Fairbanks Village Plaza                     69.9%          76.2%               56.9%             1.21            6,287,121
 86 Lincoln Office                              68.9%          75.9%               56.2%             1.19            5,167,980
 94 Victory Center                              72.1%          79.1%               55.7%             1.35            4,846,614
 98 Plumtree Apartments                         71.4%          76.5%               63.8%             1.21            4,639,237
103 Pear Tree Place                             71.7%          78.7%               56.6%             1.19            4,442,998
106 Site 5                                      70.5%          78.2%               57.8%             1.22            4,302,721
112 Hampton Inn-Chesterfield                    60.7%          68.8%               43.3%             1.50            4,127,476
118 Embassy Park                                60.1%          66.0%               42.8%             1.23            3,789,082
134 Heritage Medical Office                     67.9%          74.5%               54.7%             1.32            3,394,752
136 Centreville Plaza                           66.5%          73.0%               46.8%             1.29            3,324,928
139 State Road Plaza                            69.3%          76.1%               55.6%             1.30            3,258,985
147 Comfort Inn-Chicopee                        61.4%          67.4%               38.1%             1.49            3,068,325
148 Kimberly Lakes Apartments                   74.7%          79.2%               59.6%             1.23            3,062,623
152 MA Winter Building                          65.5%          71.8%               53.4%             1.23            2,948,941
153 Southport I and II                          68.9%          75.7%               52.0%             1.24            2,894,021
165 Medical Arts Office Bldg.                   63.6%          69.0%               51.8%             1.55            2,364,357
167 Evergreen Postal Building                   63.4%          69.9%               50.7%             1.27            2,347,465
170 Paseo Verde                                 68.5%          74.5%               62.2%             1.26            2,192,790
181 701 Santa Monica Blvd.                      51.3%          56.2%               41.8%             1.31            1,949,199
                                                ----           ----                ----              ----         ------------
                 Total / Weighted Average:      67.2%          72.8%               55.2%             1.35         $923,939,084

                                          Unamortized        Premium              Base        Interest         Base
                  Loan Name                 Premium      Cut-off Balance          Rate          Rate          Amort.        Amort.
                  ---------                 -------      ---------------          ----          ----          ------        ------
  2 Park LaBrea - B Note                      3.3%        $145,332,084          7.379%        8.000%          325           360
  4 Prime Retail III - Note B                 9.9%          89,239,173          6.990%        8.400%          316           360
  4 Prime Retail III - Note C                 9.9%          17,847,835          6.990%        8.400%          316           360
  5 Springfield Mall - D8                     9.4%          98,618,876          7.405%        8.500%          342           360
  8 Laurel Mall                               9.6%          58,466,113          7.390%        8.500%          342           360
  9 Baldwin Complex                          10.0%          53,628,316          7.050%        8.190%          342           360
 12 Hunter's Square                          10.0%          43,741,104          7.260%        8.410%          341           360
 13 Point Plaza                               9.1%          42,672,895          7.440%        8.500%          343           360
 14 East Bank Club                            8.7%          39,580,276          7.440%        8.500%          294           300
 15 Showplace                                 9.4%          39,808,417          7.410%        8.500%          342           360
 17 Winchester Center                        10.1%          33,773,050          7.210%        8.370%          341           360
 21 Rennaissance Center                       8.6%          31,326,445          7.500%        8.500%          343           360
 26 125 County Line Rd.                      10.0%          24,810,832          7.250%        8.420%          331           347
 34 Wild Basin Office                         9.9%          14,728,741          7.350%        8.500%          340           358
 36 Westside South Shopping Center            9.2%          13,381,877          7.230%        8.500%          322           360
 37 Highpoint                                15.0%          13,794,627          7.520%        9.253%          333           360
 39 Soho Grand Hotel - New Note              10.3%          13,133,280          6.981%        8.500%          275           300
 44 Loretto Towne Centre                      9.5%           7,460,625          7.130%        8.500%          316           360
 44 Playhouse Square                          9.5%           5,073,225          7.130%        8.500%          316           360
 45 Centerpark One, L.L.C.                    9.8%          12,332,720          7.000%        8.120%          342           360
 47 Angel Park Apt                            2.9%          11,129,873          7.660%        8.000%          354           360
 52 Western Marquette                         9.1%          10,136,506          7.192%        8.500%          318           360
 54 Spring Properties, Inc.                  10.2%           9,947,831          7.230%        8.400%          341           360
 56 City Plaza                                9.7%           9,725,359          7.420%        8.500%          347           360
 57 400 - 450 Country Club Drive             10.4%           9,434,403          7.060%        8.250%          341           360
 58 Dunkirk Market Center                     9.8%           8,432,484          7.000%        8.150%          307           317
 62 Sea Cliff Office Park                    10.0%           8,113,903          6.880%        8.309%          315           360
 63 Sheffield Square                          9.2%           8,059,770          7.430%        8.500%          342           360
 64 Woodmill Apartments                       8.2%           7,877,939          6.830%        8.000%          322           360
 67 Liberty Park Center                      10.0%           7,747,659          6.840%        8.263%          315           360
 69 Lumber Exchange                           9.1%           7,552,691          7.192%        8.500%          318           360
 70 Horizon Corporate Office Building        10.5%           7,586,910          7.290%        8.500%          341           360
 71 Willowlake Center                        10.0%           7,520,037          7.190%        8.340%          340           358
 75 College View Towers & Apts.               4.7%           6,942,440          7.450%        8.000%          351           360
 76 One Congressional Place                  10.1%           7,235,698          6.780%        8.207%          316           360
 79 Fairbanks Village Plaza                   9.3%           6,856,351          7.420%        8.500%          342           360
 86 Lincoln Office                           10.5%           5,692,670          7.290%        8.500%          341           360
 94 Victory Center                           10.0%           5,318,828          7.170%        8.360%          324           340
 98 Plumtree Apartments                       7.5%           4,973,929          6.930%        8.000%          325           360
103 Pear Tree Place                           9.9%           4,877,534          7.260%        8.420%          331           348
106 Site 5                                   11.1%           4,771,530          7.220%        8.500%          340           360
112 Hampton Inn-Chesterfield                 13.7%           4,677,244          7.820%        9.500%          290           300
118 Embassy Park                             10.0%           4,158,282          7.400%        8.600%          301           310
134 Heritage Medical Office                  10.0%           3,724,797          7.320%        8.480%          337           355
136 Centreville Plaza                        10.0%           3,650,584          7.250%        8.450%          301           310
139 State Road Plaza                         10.0%           3,575,462          7.300%        8.460%          336           354
147 Comfort Inn-Chicopee                     10.0%           3,369,291          7.930%        9.200%          271           275
148 Kimberly Lakes Apartments                 6.1%           3,246,826          7.290%        8.000%          348           360
152 MA Winter Building                        9.7%           3,229,104          7.370%        8.500%          342           360
153 Southport I and II                       10.0%           3,177,343          7.130%        8.300%          320           333
165 Medical Arts Office Bldg.                 8.8%           2,567,919          7.470%        8.500%          343           360
167 Evergreen Postal Building                10.4%           2,587,687          6.730%        7.900%          341           360
170 Paseo Verde                               9.1%           2,385,060          7.192%        8.500%          318           360
181 701 Santa Monica Blvd.                    9.8%           2,136,132          7.360%        8.500%          342           360
                                              ----      --------------          -----         -----           ---           ---
                 Total / Weighted Average:    8.6%      $1,001,170,586          7.276%        8.365%          330           355

                                    Annex C

                     [This page intentionally left blank]

                      [This page intentionally left blank]

                                                                         ANNEX D

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Commercial Mortgage Asset Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depositary Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar days settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Offered Certificates will be effected on a delivery against payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date

(which would be the preceding day when settlement occured in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants can elect not to pre-posititon funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of 12 30-day months. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is no completed on the intended value date (i.e., the trade fails) receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined herein), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain or intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

     Exceptions for non-U.S. Persons (Form W-8): Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exception for Non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing for 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of a Certificate and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the holder of a Certificate or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (except to the extent provided in applicable Treasury regulations) organized in or under the laws of the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more U.S. Persons have the authority to control all substantial decisions of such trust (including a trust, to the extent provided in the applicable Treasury regulations, which were in existence on August 20, 1996 and is eligible to elect to be treated as a U.S. Person). This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                      [This page intentionally left blank]

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

                     STRUCTURAL AND COLLATERAL TERM SHEET                Annex E


                         $2,107,801,000 (Approximate)             March 19, 1999
                        Commercial Mortgage Asset Trust
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


Approximate Securities Structure:

                                                           Expected
                           Approximate       Expected      Weighted
          Expected        Face/Notional       Credit        Average         Expected
 Class     Rating            Amount          Support         Life            Payment
        (S&P/Moody's)         (MM)          (% of UPB)     (years)(a)        Window
--------------------------------------------------------------------------------------
Publicly Offered Classes
 A1       AAA/Aaa            $350.0           28.50%          5.21         04/99-08/06
 A2       AAA/Aaa             100.0           28.50           8.60         08/06-07/08
 A3       AAA/Aaa             800.0           28.50           9.87         07/08-09/10
 A4       AAA/Aaa             448.1           28.50          13.64         09/10-04/13
 B        AA/Aa2              106.9           24.00          14.22         04/13-07/13
 C        A/A2                130.6           18.50          14.36         07/13-08/13
 D        BBB/Baa2            136.6           12.75          14.48         08/13-10/13
 E        BBB-/Baa3            35.6           11.25          14.56         10/13-10/13

Private Classes (b)
--------------------------------------------------------------------------------------
 X           -                  -               -              -                -
 F           -                  -               -              -                -
 G           -                  -               -              -                -
 H           -                  -               -              -                -
 J           -                  -               -              -                -
 K           -                  -               -              -                -
 L           -                  -               -              -                -
 M1          -                  -               -              -                -
 M2          -                  -               -              -                -
   Total Securities:       $2,375.0
--------------------------------------------------------------------------------------

(a) Calculated at 0% CPR, no defaults or balloon extensions and ARD Loans pay in full on Anticipated Repayment Dates.
(b)  Not offered hereby.


Key Features:
-------------
Co-Lead Managers:           Goldman, Sachs & Co.
                            Lehman Brothers Inc.
Co-Managers:                Donaldson, Lufkin & Jenrette
                               Securities Corporation
                            Nomura Securities International,
                               Inc.
Mortgage Loan Seller:       Capital Company of America LLC
                            Nomura Holding America Inc.
Servicer:                   First Union National Bank
Special Servicer:           Lennar Partners, Inc.
Trustee:                    LaSalle National Bank
Pricing:                    March 19, 1999
Closing:                    On or about March 25, 1999
Cut-Off Date:               March 11, 1999
Distribution Date:          17th of each month, or following
                            business day (commencing April 1999)
Payment Delay:              6 days
ERISA Eligible (a):         Classes A1, A2, A3, and A4
SMMEA Eligible:             Classes A1, A2, A3, A4, and B
Structure:                  Sequential Pay
Day Count:                  30/360
Tax Treatment:              REMIC
Rated Final Distribution    January 17, 2032
Date:
Clean up Call:              1.0%
Minimum Denominations:      Publicly Offered Classes:  $10,000
Delivery:                   DTC
--------------------------- -------------------------------------
(a) Satisfies criteria for underwriters' individual exemptions


==============================================================================

Collateral Facts:
-----------------
Initial Pool Balance:                                        $2,374,987,404
Number of Mortgage Loans:                                               230
Number of Mortgaged Properties:                                         268
Average Cut-Off Date Principal Balance:                         $10,326,032
Weighted Average Current Mortgage Rate:                              7.701%
Weighted Average U/W DSCR:                                            1.49x
Weighted Average Cut-Off Date LTV Ratio:                              68.1%
Weighted  Average   Remaining  Term  to  Maturity (months):             150
Weighted  Average  Remaining   Amortization  Term (months):             336
Weighted Average Seasoning (months):                                      8
Balloon Loans as % of Total:                                          16.1%
Ten Largest Loans or Related Loans as % of Total:                     37.1%


Ten Largest Loans or Related Loans
----------------------------------
 Loan                   Balance  % by UPB  LTV   DSCR  Property Type
--------------------------------------------------------------------
  DDR/DRA JV         $156,000,00   6.6%   64.3%  2.00x Retail
  Park LaBrea        140,613,989   5.9    68.6   1.33  Multifamily
  The Source         124,000,000   5.2    69.7   1.74  Retail
  Prime Retail III   97,878,360    4.1    57.1   1.54  Retail
  Springfield Mall   90,394,069    3.8    74.4   1.20  Retail
  Atlanta Marriott   80,770,298    3.4    56.1   1.77  Hotel
  Iowa Malls         65,875,608    2.8    77.8   1.28  Retail
  Laurel Place Mall  53,588,156    2.3    68.6   1.27  Retail
  Baldwin Complex    48,875,113    2.1    70.8   1.27  Office
  Accor-M-Six                      1.7     N/A    N/A  Hotel
    Penvest I        40,320,671
                    -----------   ----
  Total/Weighted    $882,003,20   37.1%   67.1%  1.55x
    Average
------------------------------------------------------------------

Selected Loan Data:
-------------------

                  Number of       Cut-Off Date Principal Balance
 Geographic       Mortgaged    -------------------------------------
 Distribution     Properties     Balance   % by UPB   Wtd. Avg. DSCR
--------------------------------------------------------------------
 California           36   $  456,845,900     19.2%      1.51x
 Michigan             26      269,470,263     11.3       1.29
 New York             11      191,456,838      8.1       1.69
 Virginia             20      182,935,663      7.7       1.29
 Illinois             16      152,497,140      6.4       1.68
 Other               159    1,121,781,601     47.2       1.49
                     ---    -------------     ----
   Total/Wtd. Avg.   268   $2,374,987,404    100.0%      1.49x
--------------------------------------------------------------------

                  Number of       Cut-Off Date Principal Balance
                  Mortgaged    -------------------------------------
Property Type    Properties     Balance   % by UPB   Wtd. Avg. DSCR
--------------------------------------------------------------------
  Retail (a)          93   $1,037,420,187     43.7%      1.51x
  Office (b)          60      619,646,435     26.1       1.41
  Multifamily         55      338,959,580     14.3       1.36
  Hotel (c)           33      189,352,018      8.0       1.72
  Industrial          15       98,441,003      4.1       1.43
  Health Club          2       66,315,488      2.8       2.08
  Mobile Home Park     8       14,828,946      0.6       1.49
  Health Care (d)      2       10,023,747      0.4       1.72
                     ---   --------------    -----
   Total/Wtd. Avg.   268   $2,374,987,404    100.0%      1.49x
--------------------------------------------------------------------

(a) Includes mall, factory outlet, convenience station, anchored, quasi-anchored, and unanchored retail properties.
(b) Includes medical office properties.
(c) Includes full and limited service hotel properties.
(d) Includes assisted living and nursing home properties.


Note: All weighted average DSCR and LTV information contained herein excludes CTL loans.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.

Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

                     [This page intentionally left blank]

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

                     STRUCTURAL AND COLLATERAL TERM SHEET
------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
------------------------------------------------------------------------------


o   For purposes of calculating principal distributions of the Certificates:

    -- Available principal will be allocated sequentially to the Class A1, A2, A3, A4, B, C, D, E, F, G, H, J, K, L, M1/M2 certificates.

    -- In case the principal balance of the Class M1/M2, L, K, J, H, G, F, E,
       D, C, B, in that order, have been reduced to zero due to the allocation of principal losses, then A1, A2, A3 and A4 will be allocated principal pro rata.

o Class X will be entitled to receive payments of interest only and will not receive any payments of principal. Class X will be entitled to payments of interest pro rata (based on interest entitlements) with the Class A1, A2, A3, and A4 Certificates each month.

o Each class will be subordinate to the Class A1, A2, A3, A4, and X and to each class with an earlier alphabetical designation than such class. Each of the Class A1, A2, A3, A4, and X Certificates will be of equal priority.

o   All classes will pay interest on a 30/360 basis.

o Principal Losses will be allocated in reverse alphabetical order to Class M1/M2, L, K, J, H, G, F, E, D, C, B, and then pro rata to Class A1, A2, A3, and A4.

o The Servicer will cover prepayment interest shortfalls (excluding shortfalls on specially serviced mortgage loans and shortfalls on Mortgage Loans that permit by their terms prepayments on dates other than the monthly due date), provided that the Servicer will cover such prepayment interest shortfalls up to the Servicing Fee (net of the Trustee Fee) on the principal balance of all loans. Net prepayment interest shortfalls (after application of prepayment interest excesses and other Servicer coverage from the Servicing Fee) will be allocated in reverse order of seniority (to the extent of current interest entitlements) to all regular Certificates.

o Shortfalls resulting from Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to classes of outstanding regular Certificates other than to the Class X.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.

Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

                     STRUCTURAL AND COLLATERAL TERM SHEET
------------------------------------------------------------------------------
                         AVERAGE LIFE TABLE (in years)
     (Prepayments Locked Out through Lock Out period, Defeasance and Yield
               Maintenance, then run at the indicated CPRs)(a)
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                         Prepayment Assumptions (CPR)
            0% CPR      25% CPR     50% CPR    75% CPR      100% PP (b)
------------------------------------------------------------------------------
   A1        5.21         5.21        5.20       5.19           5.10
   A2        8.60         8.58        8.56       8.53           8.47
   A3        9.87         9.86        9.86       9.85           9.76
   A4       13.64        13.62       13.60      13.57          13.41
   B        14.22        14.19       14.15      14.12          14.04
   C        14.36        14.35       14.33      14.28          14.10
   D        14.48        14.46       14.45      14.42          14.20
   E        14.56        14.55       14.51      14.48          14.31
------------------------------------------------------------------------------
(a) ARD loans are assumed to pay in full on their respective Anticipated Repayment Dates, and there are no defaults or balloon extensions.
(b) "PP" means 100% of each loan prepays when it becomes freely prepayable.













This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.

Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

                     STRUCTURAL AND COLLATERAL TERM SHEET
------------------------------------------------------------------------------
                DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
------------------------------------------------------------------------------

                                                      Percentage of                                            Weighted
                                                        Aggregate                                               Average    Weighted
                                                         Cut-Off        Average                   Weighted     Remaining   Average
                            Number of   Cut-Off Date       Date      Cut-Off Date    Weighted     Average       Term to    Cut-Off
 Range of Cut-Off Date      Mortgage      Principal     Principal      Principal      Average     Mortgage     Maturity    Date LTV
 Principal Balances           Loans        Balance       Balance        Balance      DSCR (a)       Rate         (mos)     Ratio (a)
------------------------------------------------------------------------------------------------------------------------------------
 $   500,000 -   2,499,999        67    $  104,923,423        4.4%   $  1,566,021       1.48x       7.526%        162        66.7%
   2,500,000 -   4,999,999        73       268,204,820       11.3       3,674,039       1.49        7.457         162        67.4
   5,000,000 -   7,499,999        30       191,470,967        8.1       6,382,366       1.41        7.601         149        69.2
   7,500,000 -   9,999,999         9        76,926,763        3.2       8,547,418       1.34        7.923         159        68.7
  10,000,000 -  19,999,999        23       295,205,483       12.4      12,835,021       1.35        7.900         162        70.5
  20,000,000 -  29,999,999         9       223,569,247        9.4      24,841,027       1.59        7.411         143        70.6
  30,000,000 -  39,999,999         8       276,228,170       11.6      34,528,521       1.46        8.063         165        67.2
  40,000,000 -  59,999,999         4       182,926,205        7.7      45,731,551       1.25        8.159         181        69.6
  60,000,000 -  79,999,999         1        65,875,608        2.8      65,875,608       1.28        8.400         118        77.8
  80,000,000 -  99,999,999         3       269,042,727       11.3      89,680,909       1.49        8.133         137        62.6
 100,000,000 - 156,000,000         3       420,613,989       17.7     140,204,663       1.70        7.098         121        67.3
                                 ---    --------------      -----
 Total/Wtd. Avg.                 230    $2,374,987,404      100.0%   $ 10,326,032       1.49x       7.701%        150        68.1%
------------------------------------------------------------------------------------------------------------------------------------

(a)   Excluding CTL loans.





This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.

Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

                     STRUCTURAL AND COLLATERAL TERM SHEET
------------------------------------------------------------------------------
                DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE
------------------------------------------------------------------------------

                                                                                                            Weighted
                                                  Percentage                                                Average       Weighted
                                                 of Aggregate                                   Weighted    Remaining      Average
                      Number of   Cut-Off Date   Cut-Off Date   Average Cut-Off     Weighted    Average     Term to        Cut-Off
                      Mortgaged     Principal      Principal     Date Principal     Average     Mortgage     Maturity     Date LTV
State                 Properties     Balance        Balance         Balance         DSCR (a)       Rate       (mos)       Ratio (a)
------------------------------------------------------------------------------------------------------------------------------------
 CA                       36     $ 456,845,900        19.2%       $12,690,164          1.51x      7.670%        154          67.6%
 MI                       26       269,470,263        11.3         10,364,241          1.29       8.081         163          71.8
 NY                       11       191,456,838         8.1         17,405,167          1.69       7.093         125          66.3
 VA                       20       182,935,663         7.7          9,146,783          1.29       7.942         176          71.6
 IL                       16       152,497,140         6.4          9,531,071          1.68       7.758         140          61.7
 OH                       15       120,213,547         5.1          8,014,237          1.24       8.090         177          72.2
 AZ                        6        96,464,755         4.1         16,077,459          1.83       6.926          98          67.7
 TX                       17        85,842,981         3.6          5,049,587          1.57       7.304         137          64.6
 NV                        4        85,799,200         3.6         21,449,800          1.32       8.371         168          69.5
 GA                        1        80,770,298         3.4         80,770,298          1.77       7.400         131          56.1
 IA                        7        78,228,268         3.3         11,175,467          1.28       8.326         123          77.0
 MN                       11        62,119,639         2.6          5,647,240          1.75       7.134          97          65.3
 MD                       13        58,868,957         2.5          4,528,381          1.56       7.837         186          62.1
 OR                        6        47,596,576         2.0          7,932,763          1.72       7.348         121          63.5
 NC                        8        43,174,807         1.8          5,396,851          1.43       7.850         168          67.8
 IN                        2        40,599,626         1.7         20,299,813          1.48       8.211         132          61.1
 FL                        6        36,972,811         1.6          6,162,135          1.31       7.340         145          72.4
 HI                        1        30,343,508         1.3         30,343,508          1.35       7.070         114          79.0
 PA                        4        29,868,951         1.3          7,467,238          1.28       8.070         171          67.9
 NJ                        4        24,481,507         1.0          6,120,377          1.53       7.202         194          70.7
 NM                        5        24,052,645         1.0          4,810,529          1.43       8.099         115          68.2
 DC                        2        22,884,581         1.0         11,442,291          1.32       7.585         172          72.5
 LA                        7        22,674,449         1.0          3,239,207          1.40       7.748         178          72.2
 CT (b)                    1        15,275,478         0.6         15,275,478          N/A        8.450         230          N/A
 WI                        3        12,787,628         0.5          4,262,543          1.42       7.862         161          74.8
 ME                        5        12,736,837         0.5          2,547,367          1.55       7.781         142          65.6
 WV                        2        11,612,826         0.5          5,806,413          1.39       6.890         114          79.5
 NH                        2        10,877,324         0.5          5,438,662          1.26       8.298         171          71.3
 KY                        3         9,742,198         0.4          3,247,399          1.45       7.275         175          71.8
 MO                        3         8,972,397         0.4          2,990,799          1.58       8.466         161          61.9
 SC                        5         8,914,092         0.4          1,782,818          1.51       7.256         160          62.4
 DE                        1         7,295,906         0.3          7,295,906          1.25       8.000         117          74.1
 AL                        2         6,623,089         0.3          3,311,545          1.43       6.881         132          75.6
 TN                        3         4,436,435         0.2          1,478,812          1.47       6.821         190          69.5
 WA                        2         4,351,943         0.2          2,175,972          1.40       6.780         118          64.5
 SD                        1         3,839,898         0.2          3,839,898          1.36       7.250         175          71.4
 MA                        1         3,068,325         0.1          3,068,325          1.49       9.200         176          61.4
 NE                        2         2,683,330         0.1          1,341,665          1.46       7.368         173          72.7
 MT (b)                    1         2,682,784         0.1          2,682,784          N/A        7.030         230          N/A
 CO                        1         1,867,731         0.1          1,867,731          1.59       7.080         178          62.3
 AR (b)                    1         1,578,108         0.1          1,578,108          N/A        7.030         230          N/A
 VT                        1         1,478,164         0.1          1,478,164          1.79       8.940         170          56.9
                         ---    --------------       ----
 Total/Wtd. Avg.         268    $2,374,987,404       100.0%      $  8,861,893          1.49x      7.701%        150          68.1%
------------------------------------------------------------------------------------------------------------------------------------

(a)   Excluding CTL loans.
(b)   Contains only CTL loans.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.

Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

                     STRUCTURAL AND COLLATERAL TERM SHEET
------------------------------------------------------------------------------
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE
------------------------------------------------------------------------------


                        [MAP OF UNITED STATES OMITTED]

The map identifies the individual states and their Percentages of Aggregate Cut-Off Date Principal Balance.

                             [PIE CHART OMITTED]

The pie chart presents the following data:

               Percentage of Aggregate
            Cut-Off Date Principal Balance
            ------------------------------

California              19.2%
Michigan                11.3
New York                 8.1
Virginia                 7.7
Illinois                 6.4
Ohio                     5.1
Other                   42.2

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.

Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

                     STRUCTURAL AND COLLATERAL TERM SHEET
------------------------------------------------------------------------------
                         DISTRIBUTION BY PROPERTY TYPE
------------------------------------------------------------------------------

                             [PIE CHART OMITTED]

The pie chart presents the following data:

                    Percentage of Aggregate
                 Cut-Off Date Principal Balance
                 ------------------------------

Retail                     43.7%
Office                     26.1
Mutifamily                 14.3
Hotel                       8.0
Industrial                  4.1
Health Club                 2.8
Mobile Home Park            0.6
Health Care                 0.4

                                                                                                              Weighted
                                                    Percentage                                                 Average    Weighted
                                                   of Aggregate      Average                     Weighted     Remaining   Average
                       Number of    Cut-Off Date   Cut-Off Date   Cut-Off Date     Weighted      Average       Term to    Cut-Off
                       Mortgaged     Principal       Principal      Principal       Average      Mortgage     Maturity    Date LTV
 Property Type         Properties     Balance         Balance        Balance       DSCR (a)        Rate         (mos)     Ratio (a)
------------------------------------------------------------------------------------------------------------------------------------
 Retail
   Anchored                 51   $  726,877,270          30.6%    $14,252,495         1.55x        7.540%        134        69.0%
   Mall                      3      101,892,082           4.3      33,964,027         1.22         8.325         163        74.5
   Factory Outlet            5       97,878,360           4.1      19,575,672         1.54         8.400         112        57.1
   Unanchored               20       63,250,441           2.7       3,162,522         1.48         7.439         155        65.2
   Quasi-Anchored            8       40,161,298           1.7       5,020,162         1.41         8.092         199        68.3
   Convenient                6        7,360,735           0.3       1,226,789         N/A          7.520         239        N/A
   Stations (b)
   Total Retail             93    1,037,420,187          43.7      11,155,056         1.51         7.713         139        68.2
 Office
   Office                   51      532,362,864          22.4      10,438,488         1.42         7.801         158        68.6
   Medical Office            9       87,283,571           3.7       9,698,175         1.35         7.804         153        70.6
   Total Office             60      619,646,435          26.1      10,327,441         1.41         7.802         157        68.9
 Multifamily                55      338,959,580          14.3       6,162,901         1.36         7.643         158        72.1
 Hotel
   Full Service              5      110,487,055           4.7      22,097,411         1.75         7.553         128        55.2
   Ltd. Service             28       78,864,964           3.3       2,816,606         1.63         7.422         198        62.3
   Total Hotel              33      189,352,018           8.0       5,737,940         1.72         7.498         157        57.1
 Industrial                 15       98,441,003           4.1       6,562,734         1.43         7.563         168        72.1
 Health Club                 2       66,315,488           2.8      33,157,744         2.08         7.825         146        56.9
 Mobile Home Park            8       14,828,946           0.6       1,853,618         1.49         7.008         145        74.3
 Health Care
   Assisted Living           1        6,872,718           0.3       6,872,718         1.72         7.610         176        71.6
   Nursing                   1        3,151,029           0.1       3,151,029         1.72         7.610         176        71.6
   Total Health Care         2       10,023,747           0.4       5,011,873         1.72         7.610         176        71.6

 Total/Wtd. Avg.           268   $2,374,987,404         100.0%    $ 8,861,893         1.49x        7.701%        150        68.1%
------------------------------------------------------------------------------------------------------------------------------------

(a)   Excluding CTL loans.
(b)   Contains only CTL loans.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.

Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

                     STRUCTURAL AND COLLATERAL TERM SHEET
------------------------------------------------------------------------------
                          DISTRIBUTION BY YEAR BUILT
------------------------------------------------------------------------------


                                                                                                           Weighted
                                                 Percentage of                                              Average      Weighted
                                                   Aggregate                                  Weighted     Remaining      Average
                     Number of    Cut-Off Date    Cut-Off Date Average Cut-Off   Weighted     Average       Term to       Cut-Off
                     Mortgaged      Principal      Principal    Date Principal Average DSCR   Mortgage     Maturity      Date LTV
 Year Built          Properties      Balance        Balance        Balance          (a)         Rate         (mos)       Ratio (a)
------------------------------------------------------------------------------------------------------------------------------------
 Before 1922               9     $   77,981,972         3.3%     $ 8,664,664        1.35x       8.150%         167          62.9%
 1922 - 1931               8         85,690,176         3.6       10,711,272        1.31        7.787          150          71.4
 1932 - 1941               4         22,088,428         0.9        5,522,107        1.40        7.949          194          63.2
 1942 - 1951               5        167,750,767         7.1       33,550,153        1.33        8.026          168          68.3
 1952 - 1961               7         51,503,821         2.2        7,357,689        1.38        8.102          174          65.5
 1962 - 1971              44        238,582,489        10.0        5,422,329        1.44        7.734          150          69.7
 1972 - 1981              62        464,291,655        19.5        7,488,575        1.59        7.837          161          69.9
 1982 - 1991              77        746,423,667        31.4        9,693,814        1.39        7.700          147          67.7
 1992 - 1998              52        520,674,427        21.9       10,012,970        1.67        7.331          129          66.7
                         ---     --------------       ------
 Total/Wtd. Avg.         268     $2,374,987,404       100.0%     $ 8,861,893        1.49x       7.701%         150          68.1%
------------------------------------------------------------------------------------------------------------------------------------

(a)   Excluding CTL loans.

------------------------------------------------------------------------------
           DISTRIBUTION BY UNDERWRITTEN DEBT SERVICE COVERAGE RATIO
------------------------------------------------------------------------------

                                                                                                              Weighted
                                                      Percentage                                               Average    Weighted
                                                     of Aggregate      Average                     Weighted   Remaining    Average
                         Number of    Cut-Off Date   Cut-Off Date   Cut-Off Date     Weighted      Average     Term to     Cut-Off
 Range of Underwritten   Mortgage      Principal       Principal      Principal       Average      Mortgage    Maturity   Date LTV
 DSCR Ratios               Loans        Balance         Balance        Balance       DSCR (a)        Rate       (mos)     Ratio (a)
------------------------------------------------------------------------------------------------------------------------------------
 1.00 - 1.09x                 1     $    3,781,591         0.2%       3,781,591         1.05          7.150       174         59.1
 1.10 - 1.19                 12        179,558,674         7.6       14,963,223         1.19          8.240       158         72.9
 1.20 - 1.29                 56        697,758,028        29.4       12,459,965         1.25          8.212       156         71.4
 1.30 - 1.39                 45        440,602,580        18.6        9,791,168         1.35          7.566       151         69.9
 1.40 - 1.49                 36        179,874,333         7.6        4,996,509         1.44          7.469       160         68.4
 1.50 - 1.59                 18        151,364,531         6.4        8,409,141         1.54          8.056       128         59.6
 1.60 - 1.69                 14         79,917,888         3.4        5,708,421         1.65          7.088       142         66.6
 1.70 - 1.79                 14        246,499,706        10.4       17,607,122         1.75          6.973       129         64.3
 1.80 - 1.89                  5         23,507,356         1.0        4,701,471         1.86          8.074       134         50.2
 1.90 - 1.99                  5        168,220,371         7.1       33,644,074         1.99          6.687        84         63.6
 2.00 - 2.09                  2          4,928,813         0.2        2,464,407         2.08          7.453       173         53.7
 2.10 - 4.00                  5         75,780,683         3.2       15,156,137         2.89          7.593       173         62.0
 CTL                         17        123,192,849         5.2        7,246,638          N/A          7.669       231         N/A
                            ---     --------------         ---
 Total/Wtd. Avg.            230     $2,374,987,404       100.0%     $10,326,032         1.49x         7.701%      150         68.1%
------------------------------------------------------------------------------------------------------------------------------------

(a)   Excluding CTL loans.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.

Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

                     STRUCTURAL AND COLLATERAL TERM SHEET
------------------------------------------------------------------------------
               DISTRIBUTION BY CUT-OFF DATE LOAN TO VALUE RATIO
------------------------------------------------------------------------------

                                                                                                               Weighted
                                                  Percentage of                                                 Average   Weighted
                                                    Aggregate                                       Weighted   Remaining   Average
Range of Cut-Off      Number of     Number of     Cut-Off Date   Average Cut-Off Date   Weighted    Average     Term to    Cut-Off
Date Loan to Value     Mortgage     Principal       Principal      Date Principal        Average    Mortgage    aturity   Date LTV
Ratios                  Loans        Balance         Balance           Balance           DSCR (a)     Rate       (mos)    Ratio (a)
-----------------------------------------------------------------------------------------------------------------------------------
 25.0 - 39.9                2    $    6,911,112         0.3%       $  3,455,556           2.69x      7.871%        149      32.2%
 40.0 - 49.9                9        61,009,467         2.6           6,778,830           2.21       8.094         166      48.6
 50.0 - 59.9               27       264,614,487        11.1           9,800,537           1.64       7.894         126      56.1
 60.0 - 64.9               32       374,067,532        15.8          11,689,610           1.64       7.217         125      63.4
 65.0 - 69.9               49       684,620,049        28.8          13,971,838           1.41       7.752         152      68.2
 70.0 - 74.9               45       506,262,990        21.3          11,250,289           1.28       8.046         164      72.6
 75.0 - 79.9               42       286,241,845        12.1           6,815,282           1.32       7.480         133      77.9
 80.0 - 89.9                6        42,204,861         1.8           7,034,143           1.29       7.541         143      80.9
 90.0 - 99.9                1        25,862,212         1.1          25,862,212           3.70       6.510         174      90.4
 CTL                       17       123,192,849         5.2           7,246,638           N/A        7.669         231      N/A
                          ---    --------------       -----
 Total/Wtd. Avg.          230    $2,374,987,404       100.0%        $10,326,032           1.49x      7.701%        150      68.1%
-----------------------------------------------------------------------------------------------------------------------------------

(a)   Excluding CTL loans.


------------------------------------------------------------------------------
                  DISTRIBUTION BY BALLOON LOAN TO VALUE RATIO
------------------------------------------------------------------------------

                                                                                                              Weighted
                                                      Percentage                                               Average    Weighted
                                                     of Aggregate      Average                     Weighted   Remaining   Average
                         Number of    Cut-Off Date   Cut-Off Date   Cut-Off Date     Weighted      Average    Term to     Cut-Off
 Range of Balloon        Mortgage      Principal       Principal      Principal       Average      Mortgage   Maturity    Date LTV
 Loan to Value Ratios      Loans        Balance         Balance        Balance       DSCR (a)        Rate      (mos)      Ratio (a)
------------------------------------------------------------------------------------------------------------------------------------
  0.0 -  9.9%                13     $   63,545,198         2.7%     $ 4,888,092        1.37x        7.667%       220        71.2%
 10.0 - 19.9                  3         47,569,925         2.0       15,856,642        2.31         7.087        222        51.5
 20.0 - 29.9                 22         88,330,321         3.7        4,015,015        1.53         7.769        190        62.5
 30.0 - 39.9                 16         80,753,456         3.4        5,047,091        2.19         8.017        187        50.6
 40.0 - 49.9                 45        343,664,039        14.5        7,636,979        1.53         7.467        153        62.1
 50.0 - 59.9                 79        964,872,065        40.6       12,213,570        1.34         8.086        157        67.5
 60.0 - 69.9                 47        696,864,943        29.3       14,826,914        1.61         7.244        121        72.5
 70.0 - 79.9                  5         89,387,457         3.8       17,877,491        1.31         8.002        118        78.6
                            ---     --------------       -----
 Total/Wtd. Avg.            230     $2,374,987,404       100.0%     $10,326,032        1.49x        7.701%       150        68.1%
------------------------------------------------------------------------------------------------------------------------------------

(a)   Excluding CTL loans.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.

Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.


                     STRUCTURAL AND COLLATERAL TERM SHEET
------------------------------------------------------------------------------
                    DISTRIBUTION BY MORTGAGE INTEREST RATE
------------------------------------------------------------------------------

                                                                                                              Weighted
                                                      Percentage                                               Average    Weighted
                                                     of Aggregate      Average                     Weighted   Remaining   Average
                         Number of    Cut-Off Date   Cut-Off Date   Cut-Off Date     Weighted      Average    Term to     Cut-Off
 Range of                Mortgage      Principal       Principal      Principal       Average      Mortgage   Maturity    Date LTV
 Mortgage Rates            Notes        Balance         Balance        Balance       DSCR (a)        Rate      (mos)      Ratio (a)
------------------------------------------------------------------------------------------------------------------------------------
   6.250 - 6.499%            5    $   15,150,984           0.6%    $  3,030,197         1.65x       6.424%       126          67.1%
   6.500 - 6.749            13       391,267,105          16.5       30,097,470         1.90        6.633        115          69.2
   6.750 - 6.999            18        91,569,901           3.9        5,087,217         1.40        6.889        129          72.4
   7.000 - 7.249            53       321,221,189          13.5        6,060,777         1.48        7.080        156          69.2
   7.250 - 7.499            38       248,589,900          10.5        6,541,839         1.55        7.382        150          63.3
   7.500 - 7.749            23        70,891,572           3.0        3,082,242         1.54        7.590        184          66.0
   7.750 - 7.999            12        91,633,797           3.9        7,636,150         1.37        7.860        148          71.9
   8.000 - 8.249            12       284,885,133          12.0       23,740,428         1.32        8.054        166          69.4
   8.250 - 8.499            25       385,849,005          16.2       15,433,960         1.35        8.385        150          67.3
   8.500 - 8.749            24       402,709,865          17.0       16,779,578         1.37        8.501        164          67.4
   8.750 - 8.999             3        46,684,508           2.0       15,561,503         1.23        8.816        161          69.8
   9.000 - 9.249             1         3,068,325           0.1        3,068,325         1.49        9.200        176          61.4
   9.250 - 9.499             1        12,043,639           0.5       12,043,639         1.28        9.253        171          66.9
   9.500 - 10.249            1         4,127,476           0.2        4,127,476         1.50        9.500        174          60.7
   10.250 - 10.499           3         3,196,848           0.1        1,065,616         1.34       10.360        142          51.6
   10.500 - 10.759           2         2,098,158           0.1        1,049,079         1.18       10.631        129          54.0
                           ---    --------------         -----     ------------
   Total/Wtd. Avg.         234    $2,374,987,404         100.0%    $ 10,149,519         1.49x       7.701%       150          68.1%
-----------------------------------------------------------------------------------------------------------------------------------

(a) Excluding CTL loans.


------------------------------------------------------------------------------
                       DISTRIBUTION BY PREMIUM LOAN TYPE
------------------------------------------------------------------------------


                                              Percentage     Average                             Weighted     Weighted    Weighted
                                             of Aggregate    Cut-Off               Weighted      Average       Average     Average
                   Number of   Cut-Off Date  Cut-Off Date     Date      Weighted   Average    Remaining Term   Cut-Off     Cut-Off
                   Mortgage     Principal      Principal    Principal   Average    Mortgage    to Maturity    Date LTV    Date PTV
   Loan Type         Notes       Balance        Balance      Balance    DSCR (a)     Rate        (mos)        Ratio (a)   Ratio (a)
  ----------------------------------------------------------------------------------------------------------------------------------
   Non-Premium         180    $1,451,048,320     61.1%     $ 8,061,380   1.58x      7.278%         143          68.7%        68.7%
   Premium              54       923,939,084     38.9       17,109,983   1.35       8.365          160          67.2         72.8
                       ---    --------------    -----
   Total/Wtd. Avg.     234    $2,374,987,404    100.0%     $10,149,519   1.49x      7.701%         150          68.1 %       70.4%
   Avg.
-----------------------------------------------------------------------------------------------------------------------------------

(a)   Excluding CTL loans.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.

Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

                     STRUCTURAL AND COLLATERAL TERM SHEET
------------------------------------------------------------------------------
    DISTRIBUTION BY ORIGINAL TERM TO MATURITY OR ANTICIPATED REPAYMENT DATE
------------------------------------------------------------------------------


                                                         Percentage of                                        Weighted
                                                          Aggregate                                            Average    Weighted
 Range of Original Terms                                   Cut-Off       Average                   Weighted   Remaining   Average
 to Maturity or             Number of    Cut-Off Date        Date      Cut-Off Date    Weighted    Average     Term to    Cut-Off
 Anticipated Repayment      Mortgage       Principal       Principal    Principal      Average     Mortgage    Maturity    Date LTV
 Date (months)                Notes         Balance         Balance      Balance       DSCR (a)      Rate       (mos)     Ratio (a)
------------------------------------------------------------------------------------------------------------------------------------
 72 -  95                         1    $   156,000,000        6.6%    $156,000,000        2.00x     6.640%        79         64.3%
 108 - 119                        2         12,458,876        0.5        6,229,438        1.30      8.189        105         69.2
 120 - 131                       77        760,960,994       32.0        9,882,610        1.46      7.459        117         68.9
 132 - 143                        2          2,098,158        0.1        1,049,079        1.18     10.631        129         54.0
 144 - 155                        2         84,696,870        3.6       42,348,435        1.77      7.444        131         55.2
 156 - 167                        2          2,501,322        0.1        1,250,661        1.30      8.114        149         70.4
 168 - 191                      125      1,216,445,062       51.2        9,731,560        1.43      8.005        172         68.8
 192 - 215(b)                     1         11,685,718        0.5       11,685,718        N/A       7.880        192         N/A
 228 - 251                       18        112,422,093        4.7        6,245,672        1.29      7.597        232         75.2
 252 - 264(b)                     4         15,718,312        0.7%       3,929,578        N/A       7.640        255         N/A
                                ---     --------------      -----
 Total/Wtd. Avg.                234     $2,374,987,404      100.0%    $ 10,149,519        1.49x     7.701%       150         68.1%
------------------------------------------------------------------------------------------------------------------------------------

(a)   Excluding CTL loans.
(b)   Contains only CTL loans.


------------------------------------------------------------------------------
   DISTRIBUTION BY REMAINING TERM TO MATURITY OR ANTICIPATED REPAYMENT DATE
------------------------------------------------------------------------------


                                                           Percentage
                                                               of                                              Weighted
                                                           Aggregate                                            Average    Weighted
 Range of Remaining Terms                                   Cut-Off       Average                  Weighted    Remaining   Average
 to Maturity or              Number of     Cut-Off Date       Date     Cut-Off Date    Weighted     Average     Term to    Cut-Off
 Anticipated Repayment        Mortgage      Principal      Principal     Principal     Average     Mortgage     Maturity   Date LTV
 Date (months)                 Notes         Balance        Balance       Balance      DSCR (a)      Rate        (mos)     Ratio (a)
------------------------------------------------------------------------------------------------------------------------------------
  72 -  95                        1     $   156,000,000       6.6%    $156,000,000       2.00x      6.640%         79        64.3%
  96 - 107                        2         12,458,876        0.5        6,229,438       1.30       8.189         105        69.2
 108 - 119                       76        636,960,994       26.8        8,381,066       1.40       7.616         116        68.7
 120 - 131                        5        210,795,028        8.9       42,159,006       1.75       7.009         124        63.7
 132 - 143                        3          3,196,848        0.1        1,065,616       1.34      10.360         142        51.6
 144 - 155                        1          1,676,949        0.1        1,676,949       1.36       7.010         153        76.2
 156 - 167                        5        162,595,840        6.8       32,519,168       1.25       8.454         165        70.3
 168 - 191                      118      1,051,476,747       44.3        8,910,820       1.45       7.930         173        68.7
 192 - 215(b)                     1         11,685,718        0.5       11,685,718       N/A        7.880         192        N/A
 216 - 227                        1          1,330,172        0.1        1,330,172       1.14       7.290         219        78.2
 228 - 251                       17        111,091,921        4.7        6,534,819       1.30       7.601         233        74.9
 252 - 255(b)                     4         15,718,312        0.7        3,929,578       N/A        7.640         255        N/A
                                ---     --------------      -----
 Total/Wtd. Avg.                234     $2,374,987,404      100.0%    $ 10,149,519       1.49x      7.701%        150        68.1%
------------------------------------------------------------------------------------------------------------------------------------

(a)   Excluding CTL loans.
(b)   Contains only CTL loans.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.

Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

                     STRUCTURAL AND COLLATERAL TERM SHEET
------------------------------------------------------------------------------
            DISTRIBUTION BY MATURITY OR ANTICIPATED REPAYMENT YEAR
------------------------------------------------------------------------------


                                                           Percentage
                                                               of                                              Weighted
                                                           Aggregate                                            Average    Weighted
                                                            Cut-Off       Average                  Weighted    Remaining   Average
                             Number of     Cut-Off Date       Date     Cut-Off Date    Weighted     Average     Term to    Cut-Off
 Maturity/Anticipated         Mortgage      Principal      Principal     Principal     Average     Mortgage     Maturity   Date LTV
 Repayment Year                Notes         Balance        Balance       Balance      DSCR (a)      Rate        (mos)     Ratio (a)
------------------------------------------------------------------------------------------------------------------------------------
 2005                             1    $  156,000,000         6.6%    $156,000,000        2.00x       6.640%        79        64.3%
 2007                             1        10,461,537         0.4       10,461,537        1.27        8.330        105        68.4
 2008                            41       408,678,259        17.2        9,967,762        1.42        7.693        115        66.7
 2009                            40       360,304,804        15.2        9,007,620        1.50        7.221        119        70.9
 2010                             1        80,770,298         3.4       80,770,298        1.77        7.400        131        56.1
 2011                             4         4,873,797         0.2        1,218,449        1.35        9.207        146        60.1
 2012                             3       104,715,744         4.4       34,905,248        1.24        8.494        164        71.3
 2013                           111     1,060,102,918        44.6        9,550,477        1.44        7.984        172        68.6
 2014                             9        49,253,924         2.1        5,472,658        1.43        7.302        178        68.9
 2015(b)                          1        11,685,718         0.5       11,685,718        N/A         7.880        192        N/A
 2017                             1         1,330,172         0.1        1,330,172        1.14        7.290        219        78.2
 2018                            10        98,183,104         4.1        9,818,310        1.30        7.629        232        73.1
 2019                             7        12,908,817         0.5        1,844,117        1.29        7.383        239        78.1
 2020(b)                          4        15,718,312         0.7        3,929,578        N/A         7.640        255        N/A
                                ---    --------------       -----
 Total/Wtd. Avg.                234    $2,374,987,404       100.0%    $ 10,149,519        1.49x       7.701%       150        68.1%
------------------------------------------------------------------------------------------------------------------------------------

(a)   Excluding CTL loans.
(b)   Contains only CTL loans.


------------------------------------------------------------------------------
                      DISTRIBUTION BY AMORTIZATION TYPE
------------------------------------------------------------------------------

                                                           Percentage
                                                               of                                              Weighted
                                                           Aggregate                                            Average    Weighted
                                                            Cut-Off       Average                  Weighted    Remaining   Average
                             Number of     Cut-Off Date       Date     Cut-Off Date    Weighted     Average     Term to    Cut-Off
 Maturity/Anticipated         Mortgage      Principal      Principal     Principal     Average     Mortgage     Maturity   Date LTV
 Repayment Year                Notes         Balance        Balance       Balance      DSCR (a)      Rate        (mos)     Ratio (a)
------------------------------------------------------------------------------------------------------------------------------------
 Hyper                          209      $1,955,166,469      82.3%      $  9,354,863    1.43x       7.855%        152        68.2%
 Balloon                         18         382,476,115      16.1         21,248,673    1.86        6.886         130        67.2
 Fully                            7          37,344,820       1.6          5,334,974    1.37        7.985         226        67.2
                                ---      --------------     -----
Total/Wtd. Avg.                 234      $2,374,987,404     100.0%      $ 10,149,519    1.49x       7.701%        150        68.1%
------------------------------------------------------------------------------------------------------------------------------------

(a)   Excluding CTL loans.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.

Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

                     STRUCTURAL AND COLLATERAL TERM SHEET
------------------------------------------------------------------------------
                       DISTRIBUTION BY REMAINING LOCKOUT
------------------------------------------------------------------------------


                                                           Percentage
                                                               of                                              Weighted
                                                           Aggregate                                            Average    Weighted
                                                            Cut-Off       Average                  Weighted    Remaining   Average
                             Number of    Cut-Off Date        Date     Cut-Off Date    Weighted     Average     Term to    Cut-Off
 Remaining Lockout            Mortgage     Principal       Principal     Principal     Average     Mortgage     Maturity   Date LTV
 Period (months)               Notes        Balance         Balance       Balance      DSCR (a)      Rate        (mos)     Ratio (a)
------------------------------------------------------------------------------------------------------------------------------------
 72 - 95                          1    $  156,000,000         6.6%    $156,000,000       2.00x       6.640%        79       64.3%
 96 - 107                         5        26,654,275         1.1        5,330,855       1.32        7.981        110       69.2
 108 - 119                       74       746,765,595        31.4       10,091,427       1.46        7.452        117       68.9
 120 - 131                        4        86,795,028         3.7       21,698,757       1.76        7.521        131       55.2
 132 - 143                        3         3,196,848         0.1        1,065,616       1.34       10.360        142       51.6
 144 - 155                        2        13,535,591         0.6        6,767,795       1.23        8.267        158       80.1
 156 - 167                       42       473,100,432        19.9       11,264,296       1.35        8.087        169       68.6
 168 - 179                       80       729,113,513        30.7        9,113,919       1.48        7.936        174       68.9
 180 - 203 (b)                    1        11,685,718         0.5       11,685,718       N/A         7.880        192        N/A
 204 - 215                        1         1,330,172         0.1        1,330,172       1.14        7.290        219       78.2
 216 - 227 (b)                    1        40,320,671         1.7       40,320,671       N/A         7.030        230        N/A
 228 - 239                       16        70,771,250         3.0        4,423,203       1.30        7.926        234       74.9
 240 - 251 (b)                    4        15,718,312         0.7        3,929,578       N/A         7.640        255        N/A
                                ---    --------------       -----
 Total/Wtd. Avg.                234    $2,374,987,404       100.0%    $ 10,149,519       1.49x       7.701%       150       68.1%
------------------------------------------------------------------------------------------------------------------------------------

(a)   Excluding CTL loans.
(b)   Contains only CTL loans.


------------------------------------------------------------------------------
                       DISTRIBUTION BY ORIGINATION YEAR
------------------------------------------------------------------------------


                                                           Percentage
                                                               of                                              Weighted
                                                           Aggregate                                            Average    Weighted
                                                            Cut-Off       Average                  Weighted    Remaining   Average
                             Number of    Cut-Off Date        Date     Cut-Off Date    Weighted     Average     Term to    Cut-Off
                              Mortgage     Principal       Principal     Principal     Average     Mortgage     Maturity   Date LTV
 Origination Year              Notes        Balance         Balance       Balance      DSCR (a)      Rate        (mos)     Ratio (a)
------------------------------------------------------------------------------------------------------------------------------------
 1995                             2     $    2,372,476        0.1%     $  1,186,238      1.40x      10.360%        142      49.2%
 1997                             9        175,051,965        7.4        19,450,218      1.31        8.290         161       68.7
 1998                           222      2,179,832,195       91.8         9,819,064      1.50        7.649         149       68.0
 1999                             1         17,730,768        0.7        17,730,768      1.38        7.980         118       67.7
                                ---     --------------      -----
 Total/Wtd. Avg.                234     $2,374,987,404      100.0%     $ 10,149,519      1.49x       7.701%        150       68.1%
------------------------------------------------------------------------------------------------------------------------------------

(a)   Excluding CTL loans.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.

Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                             Collateral Term Sheet
                               DDR/DRA Pool Loan
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              Loan Information

                                 Original         Cut-Off Date
                                 --------         ------------
   Principal Balance:         $156,000,000      $156,000,000

   Premium:                        None               None

   Origination Date:         September 15, 1998

   Interest Rate:            6.64%

   Amortization:             Interest Only

   Hyperamoritization:       N/A

   Anticipated Repayment     N/A
     Date:

   Maturity Date:            October 11, 2005

   Borrower/Sponsor:         DDRA Community Centers Five, L.P.,
                             a special purpose entity indirectly
                             owned and controlled by Developers
                             Diversified Realty Corporation

   Call Protection:          Prepayment lockout until the third
                             month preceding the Maturity Date.
                             US Treasury defeasance allowed on
                             or after March 15, 2001.

   Removal of Property       The lender may terminate the
   Manager:                  property manager upon the event of
                             default under the loan.  Any
                             replacement must be approved by the
                             lender.

   Collection Account:       Hard Lockbox (a)

   Cross-Collateralization/
   Default:                  Yes

   Mezzanine
   Loans/Preferred Equity:   None

-------------------------------------------------------------------------------

                        Property Information

   Single Asset/Portfolio:       Portfolio of 6 assets

   Property Type:                Retail - Anchored

   Location:                     Arizona (2 props.), Minnesota
                                 (2 props.), Texas (1 prop.),
                                 Oregon (1 prop.)

   Years Built:                  1994-1997

   The Collateral:               Six retail power centers
                                 located in four states with a
                                 total of 1,977,129 sf of GLA.

                                   Square     Major Tenants
                                   ------     -------------
                                   Footage
                                   -------
   Ahwatukee Foothills Towne      546,665    Smith's Food and
   Center (b)                                Drugs, AMC
                                             Theatres,
                                             Steinmart,
                                             HomePlace, Barnes &
                                             Noble, Office Max
   Arrowhead Crossing             346,680    Oshmans, Circuit
                                             City, CompUSA, TJ
                                             Maxx, Linens N
                                             Things, Staples,
                                             Barnes & Noble
   Eagan Promenade (b)            278,510    Byerly's, HomePlace, Barnes &
                                             Noble, Office Max,
                                             Michael's, Old Navy, TJ Maxx
   East Chase Market Shopping
   Center (b)                     235,027    Toys `R Us, MJ Design, United
                                             Artists Theatres,PetSmart,
                                             Old Navy
   Maple Grove Crossing (b)       250,027    HomePlace, Kohl's, Old Navy,
                                             Pet Food Warehouse, Barnes & Noble
   Tanasbourne Towne Center (b)   298,041    Haggen's Foods, HomePlace, Office
                                             Depot, Barnes & Noble, PetCo

   Property Management:          Developers Diversified Realty Corp., an
                                 affiliate of the Borrower

   Occupancy (1/28/99):          99.5%

   TTM Net Operating Income:     $20,353,809
   (ending 9/30/98)

   Underwritten Net Cash Flow:   $20,972,080

   Appraised Value:              $242,500,000

   Appraisal Date:               November 2, 1997

   Cut-Off Date Loan/SF (c):     $78.90

                                  Cut-Off Date
                                  ------------
   LTV (c)                           64.3%

   DSCR (c) (d):                     2.00x

-------------------------------------------------------------------------------
(a) In the absence of certain trigger events, funds deposited in the lockbox are remitted to the borrower on a daily basis.
(b) Homeplace and MJ Design arein bankruptcy.
(c) Based on the Cut-Off Date Principal Balance.
(d) Based on Underwritten Net Cash Flow.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.

Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                            Collateral Term Sheet
                               Park LaBrea Loan
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              Loan Information

                                 Original         Cut-Off Date
                                 --------         ------------
   Principal Balance:        $285,563,810       $281,227,978

   Amount Included:          $142,781,905       $140,613,989

                             Balance is evidenced by a separate
                             pari passu note that is
                             cross-collateralized and cross
                             defaulted with this note.

   Premium (a):                $4,718,095         $4,718,095

   Origination Date:         January 13, 1998

   Interest Rate:            7.739% until March 10, 2000,
                             thereafter 8.000%

   Amortization:             360 months

   Hyperamoritization:       After the Anticipated Repayment
                             Date, interest rate increases to
                             10.00%.  All excess flow is used to
                             reduce outstanding principal
                             balance; 2% of the additional
                             interest is deferred and accrues
                             interest at the increased rate
                             until the principal balance is zero.

   Anticipated Repayment     March 11, 2013
     Date:

   Maturity Date:            March 11, 2028

   Borrower/Sponsor:         Prime/Park La Brea Holdings, L.P., a special
                             purpose California limited partnership.

   Call Protection:          Prepayment lockout up to six months
                             before the Anticipated Repayment
                             Date.  U.S. Treasury defeasance
                             permitted after March 31, 2001.

   Removal of Property       The lender may terminate the
   Manager:                  property manager upon the event of
                             default under the loan.  Any
                             replacement must be approved by the
                             lender.

   Collection Account:       Soft Lockbox

   Cross-Collateralization/
   Default:                  N/A

   Mezzanine                 $33,500,000.  Currently held by
   Loans/Preferred Equity:   Starwood Financial Trust, a
                             publicly traded REIT.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        Property Information

   Single Asset/Portfolio:       Single Asset

   Property Type:                Multifamily

   Location:                     6200 West 3rd St.
                                 Los Angeles, California

   Year Built/Renovated:         1943/1995

   The Collateral:               A residential development in
                                 Los Angeles, CA consisting of
                                 4,226 apartment units on 166
                                 acres.  Park La Brea is the
                                 largest apartment complex west
                                 of the Mississippi.  Total
                                 rentable area of 4,166,929
                                 square feet contained in 26
                                 two-story garden apartment
                                 buildings, and 18 twelve-story
                                 apartment towers.  On site
                                 amenities include a bank,
                                 fitness center, dry cleaner,
                                 swimming pool, tennis courts,
                                 and 24-hour security.

   Property Management:          PLB Management, LLC, an
                                 affiliate of the Borrower

   Occupancy (12/31/98):         97.7%

   TTM Net Operating Income:     $33,973,368
   (ending 7/31/98)

   Underwritten Net Cash Flow:   $33,456,352

   Appraised Value:              $410,000,000

   Appraisal Date:               November 2, 1997

   Cut-Off Date Loan/Unit (b):   $66,547

                                  Cut-Off Date        At ARD
                                  ------------        ------
   LTV (b)                             68.6%           55.3%

   PTV (c)                             70.9%

   DSCR (b) (d):                       1.33x

   Seismic:                       PML of 6%

-------------------------------------------------------------------------------
(a)   Premium allocated to the note owned by CMAT 1999-C1.
(b)   Based on Total Cut-Off Date Principal Balance of $281,227,978.
(c)   Based on Total Cut-Off Date Proceeds of $290,664,168.
(d)   Based on Underwritten Net Cash Flow.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.

Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                            Collateral Term Sheet
                               Park LaBrea Loan
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              Loan Information

                                 Original         Cut-Off Date
                                 --------         ------------
   Principal Balance:         $124,000,000      $124,000,000

   Premium:                        None               None

   Origination Date:         November 6, 1998

   Interest Rate:            6.65%

   Amortization:             Interest Only

   Hyperamoritization:       N/A

   Anticipated Repayment     N/A
     Date:

   Maturity Date:            March 11, 2009

   Borrower/Sponsor:         W&S Associates, L.P., a special
                             purpose New York limited
                             partnership indirectly owned and
                             controlled by Simon Property Group,
                             LP

   Call Protection:          Prepayment lockout until the
                             Maturity Date.  US Treasury
                             defeasance permitted on or after
                             March 15, 2001.

   Removal of Property       The lender may terminate the
   Manager:                  Property Manager (1) if the DSCR in
                             any trailing twelve month period falls below
                             1.10:1.0, or (2) upon an event of default under the loan.

   Cash Management System
   Account:                  Hard Lockbox (a)

   Cross-Collateralization/
   Default:                  N/A

   Mezzanine Loans/
   Preferred Equity:         None

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        Property Information

   Single Asset/Portfolio:       Single Asset

   Property Type:                Retail - Anchored

   Location:                     1504 Old Country Road
                                 Westbury, New York

   Year Built:                   1997

   The Collateral:               The Source Retail Property
                                 consists of an enclosed,
                                 two-story retail mall with
                                 521,486 square feet of GLA.
                                 The anchors of the mall are
                                 Circuit City, Nordstrom Rack,
                                 Off Saks Fifth Avenue, Old Navy
                                 and ABC Home.  Other major
                                 tenants include ABC Carpet,
                                 Cheesecake Factory, Data
                                 Vision, Loehmann's, Rainforest
                                 Cafe and Virgin Megastore.

   Property Management:          M.S. Management Associates,
                                 Inc., an entity controlled by
                                 the principals of the Borrower

   Occupancy (12/31/1998):       97.6%

   TTM Net Operating Income:     $10,291,747
   (ending 8/31/98)

   Underwritten Net Cash Flow:   $14,549,935

   Appraised Value:              $178,000,000

   Appraisal Date:               September 24, 1998

   Cut-Off Date Loan/SF (b):     $237.78

                                  Cut-Off Date        At ARD
                                  ------------        ------
   LTV (b)                            69.7%           69.7%

   DSCR (b) (c):                      1.74x

-------------------------------------------------------------------------------
(a) In the absence of certain trigger events, funds deposited in the lockbox are remitted to the borrower on a daily basis.
(b) Based on Cut-Off Date Principal Balance of $124,000,000.
(c) Based on Underwritten Net Cash Flow.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                             Collateral Term Sheet
                        The Prime Retail III Pool Loan
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              Loan Information

                                 Original         Cut-Off Date
                                 --------         ------------
   Principal Balance:         $163,841,167        $163,130,601

   Amount Included:            $98,304,700         $97,878,360

                             Balance is evidenced by a pari
                             passu note that is
                             cross-collateralized and cross
                             defaulted with these two notes.

   Premium (a):                 $9,695,300          $9,208,648

   Origination Date:         June 15, 1998

   Interest Rate:            8.40%

   Amortization:             360 months

   Hyperamoritization:       After the Anticipated Repayment
                             Date, interest rate increases to
                             10.40%.  All excess flow is used to
                             reduce outstanding principal
                             balance; the additional 2% interest
                             is deferred and accrues interest at
                             the increased rate until the
                             principal balance is zero

   Anticipated Repayment     July 11, 2008
     Date:

   Maturity Date:            July 11, 2028

   Borrower/Sponsor:         Prime Retail, Inc. (Sponsor)

   Call Protection:          Prepayment lockout until three
                             months prior to the Anticipated
                             Repayment Date.  US Treasury
                             defeasance permitted on or after
                             March 2001.

   Removal of Property       The lender may terminate the
   Manager:                  Property Manager (1) if the DSCR in
                             any trailing twelve month period falls below
                             1.15:1.0, or (2) upon an event of default under the loan.

   Collection Account:       Hard Lockbox

   Cross-Collateralization/
   Default:                  Yes

   Mezzanine Loans/
   Preferred Equity:         None
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        Property Information

   Single Asset/Portfolio:       Portfolio of 5 assets

   Property Type:                Retail - Factory Outlets

   Location:                     Maine (1 prop.), California (2
                                 prop.), Indiana (1 prop.), New
                                 York (1 prop.)

   Years Built/Renovated:        1984-1995/1995-1997

   The Collateral:               Five centers in four different
                                 states with over 380 tenants
                                 currently operating in the
                                 outlets.

                                    Square
                                    ------
                                    Footage      Major Tenants
                                    -------      -------------
    Kittery Outlet Village          131,345      Old Navy,
                                                 Lenox,
                                                 Corning/Revere,
                                                 J Crew
    Outlets at Gilroy (b)           577,082      Calvin Klein,
                                                 The Gap, Nike,
                                                 Eddie Bauer,
                                                 Springmaid
    Lighthouse Place                492,915      Spiegel Inc.,
                                                 Levi's, Bass
                                                 Company
    Finger Lakes Outlet Center      391,830      VF Factory
                                                 Outlet, Liz
                                                 Claiborne,
                                                 Reebok

   Property Management:          Self-managed

   Occupancy (2/16/1999):        97.6%

   TTM Net Operating Income:     $25,386,362
   (ending 4/30/98) (c)

   Underwritten Net Cash Flow:   $22,996,769

   Appraised Value:              $285,900,000

   Appraisal Date:               April 1998

   Cut-Off Date Loan/SF (d):     $102.39

                                     Cut-Off Date        At ARD
                                     ------------        ------
   LTV (d)                             57.1%             51.8%

   PTV (e):                            62.4%

   DSCR (d) (f):                       1.54x

   Seismic:                      Borrower obtained insurance of
                                 $50,000,000 with a $250,000
                                 deductible for The Outlets at
                                 Gilroy property in California.
-------------------------------------------------------------------------------
(a)   Premium allocated to the note owned by CMAT 1999-C1.
(b) This property is split into two phases: Outlets of Gilroy I, II, and V (271,875 SF) and Outlets of Gilroy III and IV (305,207 SF).
(c) TTM period ending 4/30/98 for all properties except Lighthouse Place for which TTM period ends 6/15/98.
(d)   Based on Total Cut-Off Date Loan Balance of $163,130,601.
(e)   Based on Total Cut-Off Date Proceeds of $178,478,347.
(f)   Based on Underwritten Net Cash Flow.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.

Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.


-------------------------------------------------------------------------------
                             Collateral Term Sheet
                             Springfield Mall Loan
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              Loan Information

                                 Original         Cut-Off Date
                                 --------         ------------
   Principal Balance:         $181,863,408        $180,788,138

   Amount Included:            $90,931,704         $90,394,069
                             Balance is evidenced by a separate
                             pari passu note that is
                             cross-collateralized and cross
                             defaulted with this note.

   Premium (a):                 $8,568,296          $8,224,807

   Origination Date:         March 19, 1998

   Interest Rate:            8.50%

   Amortization:             360 months

   Hyperamoritization:       After the Anticipated Repayment
                             Date, interest rate increases to
                             10.50%.  All excess cash flow is
                             used to reduce outstanding
                             principal balance; the additional
                             2% interest is deferred and accrues
                             interest at the increased rate
                             until the principal balance is zero.

   Anticipated Repayment     April 11, 2013
     Date:

   Maturity Date:            April 11, 2028

   Borrower/Sponsor:         Franconia Two, L.P., which is
                             controlled by John Reese and his
                             company, Fischer Reese Associates.
                             Fischer Reese has developed and
                             managed over 8 million square feet
                             of retail shopping centers.  The
                             mall was developed by Arthur
                             Fischer.  The limited partner of
                             the borrower is Franconia
                             Associates, which is controlled by
                             Fischer Reese, with Meshulam Riklis
                             its majority owner.

   Call Protection:          Prepayment lockout to the
                             Anticipated Repayment Date.  U.S.
                             Treasury defeasance permitted on or
                             after March 19, 2002.

   Removal of Property       The lender may terminate the
   Manager:                  property manager upon the event of
                             default under the loan or if the
                             DSCR drops below 1.00x.

   Collection Account:       Hard Lockbox (b)

   Cross-Collateralization/
   Default:                  N/A

   Mezzanine                 $2.5MM loan made by Chase to
   Loans/Preferred Equity:   Franconia Associates, limited
                             partner of the borrower, and
                             Meshulam Riklis, and $100MM loan
                             made by an affiliate of borrower
                             and Meshulam Riklis to Franconia
                             Associates.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        Property Information

   Single Asset/Portfolio:       Single Asset

   Property Type:                Retail - Mall

   Location:                     6500 Springfield Mall
                                 Springfield, VA

   Year Built/Renovated:         1973/1991

   The Collateral (c):           A 1,415,660 square foot super
                                 regional shopping center
                                 located in Springfield, VA.
                                 The collateral includes the
                                 enclosed mall, two outparcel
                                 stores (a total of 776,714 sq.
                                 ft.) and a parking garage.  The
                                 anchors are Macy's, Montgomery
                                 Ward and JC Penney.  The
                                 anchors own their own stores
                                 except the Macy's store is
                                 built on land leased from the
                                 borrower. The mall is well
                                 located in the middle-income
                                 community in the Northern
                                 Virginia suburbs.  Disposable
                                 income in the county and the
                                 area is among the highest in
                                 the country.

   Property Management:          Fischer Reese Associates, Inc.

   Occupancy (2/10/1999):        93.7%

   Net Operating Income:         $20,309,860
   (TTM ending 6/30/98)

   Underwritten Net Cash Flow:   $20,068,658

   Appraised Value:              $243,000,000

   Appraisal Date:               January 5, 1998

   Cut-Off Date Loan/SF (d):     $127.71

                                  Cut-Off Date        At ARD
                                  ------------        ------
   LTV (d):                           74.4%           61.1%

   PTV (e):                           81.2%

   DSCR (d) (f):                      1.20x
-------------------------------------------------------------------------------
(a) Premium allocated to the note owned by CMAT 1999-C1.
(b) In the absence of certain trigger events, funds deposited in the lockbox are remitted to the borrower on a daily basis.
(c) Montgomery Ward is in bankruptcy.
(d) Based on Total Cut-Off Date Principal Balance of 180,788,138.
(e) Based on Total Cut-Off Date Proceeds of $197,237,752.
(f) Based on Underwritten Net Cash Flow.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.

Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                             Collateral Term Sheet
                          Atlanta Marriott Hotel Loan
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              Loan Information

                               Original           Cut-Off Date
                               --------           ------------
   Principal Balance:        $164,000,000         $161,540,596

   Amount Included:           $82,000,000          $80,770,298
                             Balance is evidenced by a separate
                             pari passu note that is
                             cross-collateralized and cross
                             defaulted with this note.

   Premium:                        None                None

   Origination Date:         January 30, 1998

   Interest Rate:            7.40%

   Amortization:             300 months

   Hyperamoritization:       After the Anticipated Repayment
                             Date, interest rate increases to
                             9.40%.  All excess flow is used to
                             reduce outstanding principal
                             balance; the additional 2% interest
                             is deferred and accrues interest at
                             the increased rate until the
                             principal balance is zero.

   Anticipated Repayment     February 11, 2010
     Date:

   Maturity Date:            February 11, 2023

   Borrower/Sponsor:         HMA Realty Limited Partnership, a special purpose
                             entity indirectly owned and controlled by Host
                             Marriott.

   Call Protection:          Prepayment lockout to the
                             Anticipated Repayment Date.  U.S.
                             Treasury defeasance permitted on or
                             after February 12, 2001.

   Removal of Property       The Lender may terminate the
   Manager:                  property manager upon an event of
                             default under the loan.

   Collection Account:       Lockbox upon the occurrence of
                             certain trigger events.

   Cross-Collateralization/
   Default:                  N/A

   Mezzanine
   Loans/Preferred Equity:   None
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        Property Information

   Single Asset/Portfolio:       Single Asset

   Property Type:                Hotel

   Location:                     Marriott Marquis
                                 265 Peachtree Center Ave
                                 Altanta, GA

   Years Built/Renovated:        1985/1997

   The Collateral:               A 51-story full-service hotel
                                 with 1,671 rooms in downtown
                                 Atlanta.  It is the largest
                                 convention hotel in Atlanta and
                                 one of the largest non-casino
                                 hotels in the U.S.

   Property Management:          A subsidiary of Marriott
                                 International

   Occupancy (1/1/99):           67.3%

   ADR (TTM ending 6/19/98):     $132.50

   Net Operating Income:         $29,775,530
   (TTM ending 6/19/98)

   Underwritten Net Cash Flow:   $25,453,287

   Appraised Value:              $288,000,000

   Appraisal Date:               November 17, 1997

   Cut-Off Date Loan/Room (a):   $96,673

                                  Cut-Off Date        At ARD
                                  ------------        ------
   LTV (a):                           56.1%            42.8%

   DSCR (a) (b):                    1.77x

   ----------------------------- ---------------------------------
(a)   Based on the Total Cut-Off Date Principal Balance of $161,540,596.
(b)   Based on Underwritten Net Cash Flow

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.

Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus for any securities actually sold to you.

ABN AMRO                                        Commercial Mortgage Asset Trust                     Statement Date:        04/19/99
LaSalle National Bank                         First Union National Bank, Servicer                   Payment Date:          04/19/99
                                             Lennar Partners, Inc., Special Servicer                Prior Payment:               NA
Administrator:                            Commercial Mortgage Pass Through Certificates             Record Date:           04/09/99
  Lora Peloquin (800) 246-5761                          Series 1999-C1
  135 S. LaSalle Street  Suite 1625                                                                 WAC:
  Chicago, IL 60674-4107                                                                            WAMM:

                                                                               Number Of Pages
                                                                               ---------------
                                 Table Of Contents
                                 REMIC Certificate Report
                                 Other Related Information
                                 Asset Backed Facts Sheets
                                 Delinquency Loan Detail
                                 Mortgage Loan Characteristics
                                 Loan Level Detail


                                 TOTAL PAGES INCLUDED IN THIS PACKAGE


                                 Specially Serviced Loan Detail                Appendix A
                                 Modified Loan Detail                          Appendix B
                                 Realized Loss Detail                          Appendix C

                              INFORMATION IS AVAILABLE FOR THIS ISSUE
                              FROM THE FOLLOWING SOURCES
                                 LaSalle Web Site                                www.Inbabs.com

                                 LaSalle Bulletin Board                          (714) 282-3990
                                 LaSalle ASAP Fax System                         (714) 282-5518

                                 ASAP #:                                                    999
                                 Monthly Data File Name:                           0999MMYY.EXE

ABN AMRO                                     Commercial Mortgage Asset Trust                          Statement Date:      04/19/99
LaSalle National Bank                       First Union National Bank, Servicer                       Payment Date:        04/19/99
                                          Lennar Partners, Inc., Special Servicer                     Prior Payment:             NA
Administrator:                         Commercial Mortgage Pass Through Certificates                  Record Date:         04/09/99
  Lora Peloquin (800) 246-5761                       Series 1999-C1
  135 S. LaSalle Street  Suite 1625                                                                   WAC:
  Chicago, IL 60674-4107                                                                              WAMM:

           Original        Opening      Principal     Principal     Negative     Closing     Interest     Interest    Pass-Through
Class    Face Value(1)     Balance       Payment    Adj. or Loss  Amortization   Balance     Payment     Adjustment     Rate(2)
CUSIP    Per $1,000       Per $1,000   Per $1,000    Per. $1,000    Per $1,000   Per $1,000  Per $1,000   Per $1,000   Next Rate(3)
-----    ------------     ----------   ----------    -----------  ------------  ----------  ----------   ----------   ------------






Notes: (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
       (3) Estimated

ABN AMRO                                     Commercial Mortgage Asset Trust                          Statement Date:      04/19/99
LaSalle National Bank                       First Union National Bank, Servicer                       Payment Date:        04/19/99
                                          Lennar Partners, Inc., Special Servicer                     Prior Payment:             NA
Administrator:                         Commercial Mortgage Pass Through Certificates                  Record Date:         04/09/99
  Lora Peloquin (800) 246-5761                     Series 1999-C1
  135 S. LaSalle Street  Suite 1625
  Chicago, IL 60674-4107                        Other Related Information

 Amount of Available Funds allocable to principal:

 Principal Distribution Amount

 P&I Advances made by:           Beginning         Current                          Ending
                               Unreimbursed        Period       Reimbursed        Unreimbursed
                              -------------        -------      ----------        ------------

Servicer

Trustee

Fiscal Agent
                              -------------        -------      ----------        ------------
Total P&I Advances                 0.00              0.00           0.00               0.00
                              -------------        -------      ----------        ------------


Specially Serviced Mortgage Loans:

Amount of Property Advances made during Collection Period
Amount of P&I Advances made during Collection Period
Aggregate Amount of Property Advances remaining Unreimbursed
Aggregate Amount of P&I Advances remaining Unreimbursed

Number of Outstanding Loans
Outstanding Principal Balance

Current Amount of Prepayment Interest Shortfalls in excess of Servicer Prepayment Interest Shortfalls

ABN AMRO                                     Commercial Mortgage Asset Trust                          Statement Date:      04/19/99
LaSalle National Bank                       First Union National Bank, Servicer                       Payment Date:        04/19/99
                                          Lennar Partners, Inc., Special Servicer                     Prior Payment:             NA
Administrator:                         Commercial Mortgage Pass Through Certificates                  Record Date:         04/09/99
  Lora Peloquin (800) 246-5761                     Series 1999-C1
  135 S. LaSalle Street  Suite 1625
  Chicago, IL 60674-4107                        Other Related Information

Summary of Mortgage Loans Repurchased by Seller or Liquidated or Disposed of:

                                                                   Amounts
                                                                  Included in
Loan             Repurchase      Liquidation      Other            Available
Number           Proceeds         Proceeds       Proceeds            Funds
------           ----------      -----------     --------         -----------
1.
2.
3.

-------------    -------         ----------      ---------         ----------
Totals              0.00               0.00           0.00               0.00
-------------    -------         ----------      ---------         ----------

Summary of Expenses:

Current Period Servicing Fees
Current Period Trustee Fees
Current Period Special Servicing Fees
Principal Recovery Fees
Other Servicing Compensation

Total

Prepayment Premiums received during the Collection Period
Default Interest received during the Collection Period
Net Default Interest received during the Collection Period
Excess Interest received during the Collection Period

Trust Fund Expenses
Current Realized Losses on Mortgage Loans
Cumulative Realized Losses on Mortgage Loans

ABN AMRO                                        Commercial Mortgage Asset Trust                     Statement Date:        04/19/99
LaSalle National Bank                         First Union National Bank, Servicer                   Payment Date:          04/19/99
                                             Lennar Partners, Inc., Special Servicer                Prior Payment:               NA
Administrator:                            Commercial Mortgage Pass Through Certificates             Record Date:           04/09/99
  Lora Peloquin (800) 246-5761                          Series 1999-C1
  135 S. LaSalle Street  Suite 1625
  Chicago, IL 60674-4107                             Other Related Information




                                                                                          Remaining
                                                           Remaining       Current      Unreimbursed
                                           Current       Unreimbursed     Reduction       Reduction         Reduction
                                           Interest        Interest        Interest        Interest          Interest
                               Class       Shortfall       Shortfall       Shortfall       Shortfall      Pass-Thru Rate


ABN AMRO                                        Commercial Mortgage Asset Trust                     Statement Date:        04/19/99
LaSalle National Bank                         First Union National Bank, Servicer                   Payment Date:          04/19/99
                                             Lennar Partners, Inc., Special Servicer                Prior Payment:               NA
Administrator:                            Commercial Mortgage Pass Through Certificates             Record Date:           04/09/99
  Lora Peloquin (800) 246-5761                          Series 1999-C1
  135 S. LaSalle Street  Suite 1625
  Chicago, IL 60674-4107                           Other Related Information
------------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------
   REO Property sold of disposed of during the related Collection Period

                                                                      Portion           Final
                       Realized                                      Included in       Recovery
         Loan            Loss               Sale         Other       Available       Determination
        Number        Attributable        Proceeds      Proceeds       Funds             Date
-----------------------------------------------------------------------------------------------------

  1

  2

  3
-------------------------------------------------------------------------------------------------------
  Totals
-------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
   REO Property included in the Trust

                                           Most         Aggregate      Aggregate        Portion
                                          Recent         Amount         Amount         Included in
         Loan                            Appraisal       of Net        of Other         Available
        Number                           Valuation       Income        Revenues          Funds
----------------------------------------------------------------------------------------------------------
  1

  2

  3
----------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------

ABN AMRO                                          Commercial Mortgage Asset Trust                         Statement Date:   04/19/99
LaSalle National Bank                           First Union National Bank, Servicer                       Payment Date:     04/19/99
                                              Lennar Partners, Inc., Special Servicer                     Prior Payment:          NA
Administrator:                             Commercial Mortgage Pass Through Certificates                  Record Date:      04/09/99
  Lora Peloquin (800) 246-5761                             Series 1999-C1
  135 S. LaSalle Street  Suite 1625
  Chicago, IL  60674-4107                             Other Related Information

------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
  Mortgaged Properties that became REO during the preceding calendar month
                                                                                     Unpaid
                                                          Debt                      Principal
                                                         Service       Stated        Balance
     Loan                               Property        Coverage      Principal     as of REO
    Number       City       State         Type           Ratio         Balance         Date
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
 Totals
-------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------
                           Appaisal Reduction Amounts

      Loan                           Curent                       Total
     Number                          Period                     Reduction
---------------------------------------------------------------------------
1

2

3
---------------------------------------------------------------------------
      Totals                           #                           0.00
---------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

ABN AMRO                                      Commercial Mortgage Asset Trust                              Statement Date:  04/19/99
LaSalle National Bank                       First Union National Bank, Servicer                            Payment Date:    04/19/99
                                          Lennar Partners, Inc., Special Servicer                          Prior Payment:         NA
Administrator:                         Commercial Mortgage Pass Through Certificates                      Record Date:     04/09/99
 Lora Peloquin (800) 246-5761                         Series 1999-C1
 135 S. LaSalle Street Suite 1625
 Chicago, IL 60674-4107

------------------------------------------------------------------------------------------------------------------------------------
Distribution                Delinq 1 Month         Delinq 2 Months         Delinq 3+ Months         Foreclosure/Bankruptcy
    Date                    #      Balance         #      Balance          #      Balance                #      Balance
------------------------------------------------------------------------------------------------------------------------------------
  04/19/99
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Distribution                    REO                     Modifications           Prepayments              Curr Weighted Avg.
    Date                    #     Balance              #      Balance          #      Balance           Coupon      Remit
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                 Note: Foreclosure, Bankcruptcy and REO Totals are not included in the delinquency aging categories

ABN AMRO                                 Commercial Mortgage Asset Trust                 Statement Date:  04/19/99
LaSalle National Bank                    First Union National Bank, Servicer             Statement Date:  04/19/99
                                         Lennar Partners, Inc., Special Servicer         Prior Payment:         NA
Administrator:                        Commercial Mortgage Pass Through Certificates      Record Date:     04/09/99
 Lora Peloquin (800) 246-5761                       Series 1999-C1
 135 S. LaSalle Street Suite 1625
 Chicago, IL 60674-4107

                                                    Delinquent Loan Detail
------------------------------------------------------------------------------------------------------------------------------------
                           Paid                     Outstanding    Out. Property     Special
Disclosure Doc             Thru     Current P&I        P&I          Protection       Servicer     Foreclosure    Bankruptcy     REO
Control #        Group     Date       Advance       Advances**      Advances      Transfer Date      Date           Date       Date
------------------------------------------------------------------------------------------------------------------------------------











------------------------------------------------------------------------------------------------------------------------------------
A. P&I Advance - Loan in Grace Period                   2. P&I Advance - Loan delinquent 2 months        7. P&I Advance - Loan in
B. P&I Advance - Late Payment but < one month           3. P&I Advance - Loan delinquent 3 months           Foreclosure
   delinq                                                  or More                                       8. P&I Advance - Loan in
1. P&I Advance - Loan delinquent 1 month                4. Matured Balloon/Assumed Scheduled                Bankruptcy
                                                           Payment                                       9. P&I Advance - REO Loan
-----------------------------------------------------------------------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advance

ABN AMRO                                           Commercial Mortgage Asset Trust                        Statement Date:  04/19/99
LaSalle National Bank                            First Union National Bank, Servicer                      Payment Date:    04/19/99
                                               Lennar Partners, Inc., Special Servicer                    Prior Payment:         NA
Administrator:                              Commercial Mortgage Pass Through Certificates                 Record Date:     04/09/99
 Lora Peloquin (800) 246-5761                             Series 1999-C1
 135 S. LaSalle Street Suite 1625
 Chicago, IL 60674-4107



    Distribution of Principal Balances
------------------------------------------
 Current     Number
Scheduled     of      Scheduled   Based on
 Balances    Loans     Balance    Balance
---------    -----    ---------   --------





             -----     -------     ------
Total            0         0        0.00%
             =====     =======     ======


Average Scheduled Balance is
Maximum Scheduled Balance is
Minimum Scheduled Balance is


      Distribution of Property Types
-------------------------------------------
             Number
 Property     of       Scheduled   Based on
  Types      Loans      Balance    Balance
---------  --------    ---------   --------





              -----     -------     ------
 Total            0         0        0.00%
              =====     =======     ======


           Distribution of Mortgage Interest Rates
-----------------------------------------------------------
 Current Mortgage     Number of     Scheduled      Based on
  Interest Rate         Loans        Balance       Balance
-----------------     ---------     ---------     ---------



                       --------       -------       --------
Total                        0             0           0.00%
                       ========       =======       ========


        Geographic Distribution
-----------------------------------------
             Number                Based
Geographic     of     Scheduled     on
 Location    Loans     Balance    Balance
----------   ------   ---------   -------




             -----     -----     -------
 Total           0         0       0.00%
             =====     ======    =======



ABN AMRO                                              Commercial Mortgage Asset Trust                   Statement Date:   04/19/99
LaSalle National Bank                               First Union National Bank, Servicer                 Payment Date:     04/19/99
                                                   Lennar Partners. Inc., Special Servicer              Prior Payment:    NA
Administrator:                                  Commercial Mortgage Pass Through Certificates           Record Date:      04/09/99
 Lora Peloquin (800) 246-5761                                   Series 1999-Cl
 135 S. LaSalle Street Suite 1625
 Chicago, IL 60674-4107

                  Loan Seasoning

                   Number    Scheduled    Based on
Number of Years   of Loans    Balance     Balance
---------------   --------   ---------    --------

1 year or less
1+ to 2 years
2+ to 3 years
3+ to 4 years
4+ to 5 years
5+ to 6 years
6+ to 7 years
7+ to 8 years
9+ to 9 years
9+ to 10 Years
10 Years or more
    Total              0           0         0.00%
                    Weighted Average Seasoning is

             Distribution of Remaining Term
                     Fully Amortizing
------------------------------------------------------------
Fully Amortizing            Number    Scheduled     Based on
Mortgage Loans             of Loans    Balance       Balance
----------------           --------   ---------     --------

120 months or less
121 to 180 months
181 to 240 months
241 to 360 months
     Total                     0           0           0.00%
           Weighted Average Months to maturity is


                    Distribution of DSCR

Debt Service           Number     Scheduled   Based on
Coverage Ratio (1)    of Loans    Balance     Balance
------------------    --------    ---------   --------











Total                     0           0          0.00%
Weighted Average Debt Service Coverage Ratio is



                  Distribution of Amortization Type
                         Number      Scheduled      Based on
Amortization Type        of Loans     Balance       Balance
-----------------        --------    ---------      --------












      Total                0             0             0.00%




          Distribution of Remaining Term
                   Ballon Loans

  Balloon              Number       Scheduled   Based on
Mortgage Loans         of Loans      Balance     Balance
--------------         --------     ---------   --------
  12 months or less
  13 to 24 months
  25 to 36 months
  37 to 48 months
  49 to 60 months
  61 to 120 months
  121 to 180 months
  181 to 360 months
        Total               0             0        0.00%
           Weighted Average Mouths to Maturity is



                         NOI Aging

                          Number            Scheduled        Based on
     NOI Date            of Loans            Balance         Balance
----------------         --------           ---------        --------
  1 year or less
  1 to 2 years
2 years or more
   Unknown
    Total                  0                     0            0.00%


(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level.

Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.


ABN AMRO                                        Commercial Mortgage Asset Trust                     Statement Date:        04/19/99
LaSalle National Bank                         First Union National Bank, Servicer                   Payment Date:          04/19/99
                                             Lennar Partners, Inc., Special Servicer                Prior Payment:               NA
Administrator:                            Commercial Mortgage Pass Through Certificates             Record Date:           04/09/99
  Lora Peloquin (800) 246-5761                          Series 1999-C1
  135 S. LaSalle Street  Suite 1625
  Chicago, IL 60674-4107


                              Loan Level Detail

                      Property                    Operating           Ending                                                 Loss
 Disclosure             Type    Maturity          Statement          Principal   Note   Scheduled             Prepayment    Status
  Control #    Group    Code      Date     DSCR     Date     State    Balance    Rate      P&I     Prepayment    Date       Code(1)
 ----------    -----  --------  --------   ----   ---------- -----   ---------   -----  ---------- ---------- ----------   --------





  * NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.


(1) Legend:   A. P&I Adv - in Grace Period     1. P&I Adv - delinquent 1 month    3. P&I Adv - delinquent 3+ months

              B. P&I Adv - < one month delinq  2. P&I Adv - delinquent 2 months   4. Mat. Balloon/Assumed P&I


(1) Legend:   5. Prepaid in Full               7. Foreclosure                     9. REO                        11. Modification

              6. Specially Serviced            8. Bankruptcy                     10. DPO


ABN AMRO                                          Commercial Mortgage Asset Trust                         Statement Date:   04/19/99
LaSalle National Bank                           First Union National Bank, Servicer                       Payment Date:     04/19/99
                                              Lennar Partners, Inc., Special Servicer                     Prior Payment:          NA
Administrator:                             Commercial Mortgage Pass Through Certificates                  Record Date:      04/09/99
  Lora Peloquin (800) 246-5761                             Series 1999-C1
  135 S. LaSalle Street  Suite 1625
  Chicago, IL  60674-4107

                                                   Specially Serviced Loan Detail

------------------------------------------------------------------------------------------------------------------------------------
                    Beginning                                                Specially
  Disclosure        Scheduled       Interest     Maturity    Property         Serviced
   Control #         Balance          Rate         Date        Type        Status Code(1)                    Comments
------------------------------------------------------------------------------------------------------------------------------------













------------------------------------------------------------------------------------------------------------------------------------

 (1) Legend:
      1) Request for waiver of Prepayment Penalty
      2) Payment default
      3) Request for Loan Modification or Workout
      4) Loan with Borrower Bankruptcy
      5) Loan in Process of Foreclosure
      6) Loan now REO Property
      7) Loans Paid Off
      8) Loans Returned to Master Servicer
--------------------------------------------------------------------------------
                                                                      Appendix A

ABN AMRO                                          Commercial Mortgage Asset Trust                         Statement Date:   04/19/99
LaSalle National Bank                           First Union National Bank, Servicer                       Payment Date:     04/19/99
                                              Lennar Partners, Inc., Special Servicer                     Prior Payment:          NA
Administrator:                             Commercial Mortgage Pass Through Certificates                  Record Date:      04/09/99
  Lora Peloquin (800) 246-5761                             Series 1999-C1
  135 S. LaSalle Street  Suite 1625
  Chicago, IL  60674-4107

                                                        Modified Loan Detail

------------------------------------------------------------------------------------------------------------------------------------
   Disclosure          Modification                                              Modification
   Control #              Date                                                   Description
------------------------------------------------------------------------------------------------------------------------------------












------------------------------------------------------------------------------------------------------------------------------------

                                                                      Appendix B
                                     F-14

ABN AMRO                                     Commercial Mortgage Asset Trust                          Statement Date:      04/19/99
LaSalle National Bank                       First Union National Bank, Servicer                       Payment Date:        04/19/99
                                          Lennar Partners, Inc., Special Servicer                     Prior Payment:             NA
Administrator:                         Commercial Mortgage Pass Through Certificates                  Record Date:         04/09/99
  Lora Peloquin (800) 246-5761                       Series 1999-C1
  135 S. LaSalle Street  Suite 1625
  Chicago, IL 60674-4107


                                                       Realized Loss Detail
------------------------------------------------------------------------------------------------------------------------------------
                                               Beginning           Gross Proceeds   Aggregate      Net       Net Proceeds
Dist         Disclosure  Appraisal  Appraisal  Scheduled    Gross    as a % of     Liquidation  Liquidation    as a % of    Realized
Date          Control #    Date       Value     Balance   Proceeds Sched Principal  Expenses *   Proceeds    Sched. Balance   Loss








Current Total                         0.00                  0.00                      0.00         0.00                       0.00
Cumulative                            0.00                  0.00                      0.00         0.00                       0.00
------------------------------------------------------------------------------------------------------------------------------------

   * Aggregate liquidation expenses also include outstanding
   P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                                                            Appendix C

                      [This page intentionally left blank]

                                                                         ANNEX G

First Union National Bank                              Statement Date:  04/19/99
Administrator:                                         Payment Date:  04/19/99
   [                     ]                             Prior Payment:  NA
   One First Union Center                              Record Date:  04/09/99
   TW9
   301 South College Street
   Charlotte, North Carolina 28288-1075

                        COMMERCIAL MORTGAGE ASSET TRUST
                      FIRST UNION NATIONAL BANK, SERVICER
                    LENNAR PARTNERS, INC., SPECIAL SERVICER
                                SERVICER REPORTS
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1999-C1


TABLE OF CONTENTS                                                NUMBER OF PAGES
--------------------------------------------------------------------------------
Form of Comparative Financial Status Report......................   Annex G-1
Form of Delinquent Loan Status Report............................   Annex G-2
Form of Historical Loan Modification Report......................   Annex G-3
Form of Historical Loss Estimate Report..........................   Annex G-4
Form of REO Status Report........................................   Annex G-5
Form of Watch List...............................................   Annex G-6
Form of Loan Payoff Notification Report..........................   Annex G-7
Form of NOI Adjustment Worksheet.................................   Annex G-8
Form of Operating Statement Analysis.............................   Annex G-9
Form of Premium Loan Report......................................   Annex G-10

TOTAL PAGES INCLUDED IN THIS PACKAGE.............................

                      [This page intentionally left blank]

                    COMMERCIAL MORTGAGE ASSET TRUST ("CMAT")
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                     FIRST UNION NATIONAL BANK, AS SERVICER
                      COMPARATIVE FINANCIAL STATUS REPORT
                            AS OF

                                                                                        ORIGINAL UNDERWRITING INFORMATION

                                                                                   BASIS YEAR
                                                                              ------------------------------------------------------
                                   LAST
                                 PROPERTY   SCHEDULED               ANNUAL    FINANCIAL
 PRO SUP                          INSPECT     LOAN     PAID THRU     DEBT      INFO AS                TOTAL
  LOAN#      CITY        ST        DATE      BALANCE     DATE      SERVICE     OF DATE     % OCC     REVENUE     $ NOI     (1) DSCR
---------  ---------  --------   --------   ---------  ---------  ---------   ---------  ---------  ---------  ---------  ----------

  LIST ALL LOANS CURRENTLY IN DEAL WITH OR WITHOUT INFORMATION LARGEST TO
                               SMALLEST LOAN

 TOTAL:                                         $                     $                     WA          $          $         WA

                                                                                                    RECEIVED

FINANCIAL INFORMATION:                                                               LOANS                           BALANCE
                                                                                  #          %                     $          %
CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC less than 1:
  PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC less than 1:


                      2ND PRECEDING ANNUAL OPERATING INFORMATION                    PRECEDING ANNUAL OPERATING INFORMATION
             AS OF                                     NORMALIZED                AS OF                           NORMALIZED
           ---------------------------------------------------------------   -------------------------------------------------------
             LAST                                                              LAST     FINANCIAL
           PROPERTY   FINANCIAL                                              PROPERTY     INFO
 PRO SUP    INSPECT    INFO AS                TOTAL    NORMALIZED             INSPECT     AS OF                 TOTAL    NORMALIZED
  LOAN#      DATE      OF DATE     % OCC     REVENUE     $ NOI    (1) OSCR     DATE       DATE       % OCC     REVENUE    $ NOI
--------   --------   ---------  ---------  ---------  ---------- --------   --------   ---------  ---------   -------   -----------

  LIST ALL LOANS CURRENTLY IN DEAL WITH OR WITHOUT                           LIST ALL LOANS CURRENTLY IN DEAL WITH OR
           INFORMATION TO SMALLEST LOAN                                       WITHOUT INFORMATION TO SMALLEST LOAN

 TOTAL:                             WA          $                                                  WA             $          $

                                            REQUIRED

FINANCIAL INFORMATION       LOANS                                      BALANCE
                       #          %                                $          %
CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC less than 1:
  PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC less than 1:


                                 TRAILING FINANCIAL INFORMATION                      (2)  NET CHANGE

                      MONTH REPORTED                     NORMALIZED            PRECEDING & BASIS
                      ---------------------------------------------------      ---------------------------
                      FINANCIAL
                        INFO
 PRO SUP                AS OF                 TOTAL                                      % TOTAL     % (1)
  LOAN#    (1) DSCR     DATE       % OCC     REVENUE    $ NOI      % DSCR      % OCC     REVENUE     DSCR
---------  --------   ---------    -----     -------    -----      ------      -----     -------     -----

  LIST ALL LOANS CURRENTLY IN DEAL WITH OR
  WITHOUT INFORMATION TO SMALLEST LOAN

 TOTAL:    WA                    WA             $          $      WA         WA             $      WA

FINANCIAL INFORMATION
CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC less than 1:
  PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC less than 1:


(1) DSCR should match to Operating Statement and is normally calculated using NOI/Debt Service.

(2) Net Change should compare the latest year to the underwriting year

                    COMMERCIAL MORTGAGE ASSET TRUST ("CMAT")
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                     FIRST UNION NATIONAL BANK, AS SERVICER
                         DELINQUENT LOAN STATUS REPORT
                      AS OF

                                                                                                  SQ FT   PAID   SCHEDULED
                                                                PROPERTY                            OR    THRU      LOAN
        PROSPECTUS ID           SHORT NAME (WHEN APPROPRIATE)     TYPE         CITY       STATE   UNITS   DATE    BALANCE

90+ DAYS DELINQUENT



60 DAYS DELINQUENT



30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER



                                                        OTHER
                                TOTAL P&I    TOTAL    ADVANCES              CURRENT   CURRENT
                                ADVANCES   EXPENSES   (TAXES &     TOTAL    MONTHLY   INTEREST  MATURITY    LTM NOI
        PROSPECTUS ID            TO DATE    TO DATE    ESCROW)   EXPOSURE     P&I       RATE      DATE       DATE     LTM NOI

90+ DAYS DELINQUENT



60 DAYS DELINQUENT



30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER



                                                            APPRAISAL
                                                              BPO OR    LOSS USING                                     DATE
                                 LTM            VALUATION    INTERNAL    92% APPR.   ESTIMATED   TRANSFER   CLOSING    NOI
        PROSPECTUS ID            DSCR   VALUE      DATE      VALUE**     OR BPO(F)   RECOVERY %    DATE       DATE    FILED

90+ DAYS DELINQUENT



60 DAYS DELINQUENT



30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER



                                EXPECTED
                                FCL SALE    WORK OUT
        PROSPECTUS ID             DATE      STRATEGY   COMMENTS

90+ DAYS DELINQUENT



60 DAYS DELINQUENT



30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER




FCL--Foreclosure
LTM--Latest 12 Months either Last Annual or Trailing 12 months
 * Work out Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL--In Foreclosure, MOD--Modification, DPO--Discount Payoff, NS--Note Sale, BK--Bankruptcy, PP--Payment Plan,
   TBD--To Be Determined etc...)
** App--Appraisal, BPO--Broker opinion, Int.--Internal Value

                    COMMERCIAL MORTGAGE ASSET TRUST ("CMAT")
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                     FIRST UNION NATIONAL BANK, AS SERVICER
                      HISTORICAL LOAN MODIFICATION REPORT
                               AS OF

                                                                                                               MOD /
           PROSPECTUS                                                                                          EXTENTION
               ID                                  CITY                                STATE                    FLAG


TOTAL FOR ALL LOANS:


TOTAL FOR LOANS IN CURRENT MONTH:


MODIFICATIONS:


MATURITY DATE EXTENSIONS:
TOTAL.

                                                   BALANCE
                                                   WHEN SENT TO     BALANCE AT THE
           PROSPECTUS                              SPECIAL          EFFECTIVE DATE OF                  # MTHS FOR
               ID                  EFFECT DATE     SERVICER         REHABILITATION        OLD RATE     RATE CHANGE     NEW RATE


TOTAL FOR ALL LOANS:


TOTAL FOR LOANS IN CURRENT MONTH:
                                   # OF LOANS                       $ BALANCE


MODIFICATIONS:


MATURITY DATE EXTENSIONS:
TOTAL.


                                                                                         TOTAL # MTHS     (1) REALIZED
           PROSPECTUS                                                        NEW         FOR CHANGE       LOSS TO TRUST
               ID                  OLD P&I     NEW P&I     OLD MATURITY     MATURITY      OF MOD             $


TOTAL FOR ALL LOANS:


TOTAL FOR LOANS IN CURRENT MONTH:


MODIFICATIONS:


MATURITY DATE EXTENSIONS:
TOTAL.


                                   (2) EST.
                                    FUTURE
                                   INTEREST LOSS
                                   TO TRUST $
           PROSPECTUS               (RATE
               ID                  REDUCTION)        COMMENT


TOTAL FOR ALL LOANS:


TOTAL FOR LOANS IN CURRENT MONTH:


MODIFICATIONS:


MATURITY DATE EXTENSIONS:
TOTAL.

 * The information in these columns is from a particular point in time and should not change on this report once assigned.

(1) Actual principal loss taken by bonds.

(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                    COMMERCIAL MORTGAGE ASSET TRUST ("CMAT")
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                     FIRST UNION NATIONAL BANK, AS SERVICER
                        HISTORICAL LOSS ESTIMATE REPORT
                               AS OF

                                                                                           LATEST
                          SHORT NAME                                          %           APPRAISAL OR
      PROSPECTUS           (WHEN           PROPERTY                         RECEIVED      BROKERS          EFFECT DATE
          ID              APPROPRIATE)      TYPE        CITY      STATE     FROM SALE     OPINION          OF SALE


TOTAL ALL LOANS:


CURRENT MONTH ONLY:


                                        NET AMT
      PROSPECTUS                        RECEIVED      SCHEDULED     TOTAL P&I      TOTAL            SERVICING
          ID            SALES PRICE     FROM SALE     BALANCE       ADVANCED      EXPENSES          FEES EXPENSE     NET PROCEEDS


TOTAL ALL LOANS:


CURRENT MONTH ONLY:


                                                                           DATE MINOR     TOTAL LOSS     LOSS % OF
      PROSPECTUS        ACTUAL LOSSES     DATE LOSS       MINOR ADJ TO     ADJ PASSED      WITH          SCHEDULED
          ID            PASSED THRU       PASSED THRU      TRUST            THRU          ADJUSTMENT     BALANCE


TOTAL ALL LOANS:


CURRENT MONTH ONLY:


                    COMMERCIAL MORTGAGE ASSET TRUST ("CMAT")
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                     FIRST UNION NATIONAL BANK, AS SERVICER
                               REO STATUS REPORT
                               AS OF

                                                                                                 TOTAL                     OTHER
                                                             SQ FT      PAID      SCHEDULED       P&I         TOTAL       ADVANCES
PROSPECTUS     PROPERTY     PROPERTY                           OR       THRU        LOAN        ADVANCES     EXPENSES     (TAXES &
    ID           NAME         TYPE       CITY      STATE     UNITS      DATE       BALANCE      TO DATE      TO DATE      ESCROW)



 (1) USE THE FOLLOWING CODES: App.-Appraisal; BPO-Brokers Opinion; Int-Internal Value



                                                                                                                          LOSS
                                                                     CAP                      VALUE       APPRAISAL      USING
                         CURRENT                  LTM      LTM       RATE                     USING        BPO OR         92%
PROSPECTUS   TOTAL       MONTHLY     MATURITY     NOI      NOI/     ASSIGN     VALUATION      NOI &       INTERNAL      APPR. OR
    ID      EXPOSURE       P&I         DATE       DATE     DSC       ***         DATE        CAP RATE      VALUE**        BPO


 (1) USE THE FOLLOWING CODES: App.-Appraisal; BPO-Brokers Opinion; Int-Internal Value

                            TOTAL
            ESTIMATED     APPRAISAL                      REO          PENDING
PROSPECTUS  RECOVERY      REDUCTION     TRANSFER     ACQUISITION     RESOLUTION
    ID          %         REALIZED        DATE          DATE            DATE        COMMENTS


 (1) USE THE FOLLOWING CODES: App.-Appraisal; BPO-Brokers Opinion; Int-Internal Value



                    COMMERCIAL MORTGAGE ASSET TRUST ("CMAT")
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                     FIRST UNION NATIONAL BANK, AS SERVICER
                                   WATCH LIST
                                     AS OF

 PROSUP             PROPERTY                                                         CURRENT      PAID                  LTM*
  LOAN               SHORT                PROPERTY                                  SCHEDULED     THRU     MATURITY    CURRENT
 NUMBER               NAME                  TYPE            CITY          STATE      BALANCE      DATE       DATE       DSCR

                                                                                         $0.00

TOTAL:

*LTM-LAST 12 MONTHS EITHER TRAILING OR LAST ANNUAL

 PROSUP
  LOAN
 NUMBER             COMMENT / REASON ON WATCH LIST


TOTAL:

*LTM-LAST 12 MONTHS EITHER TRAILING OR LAST ANNUAL

                    COMMERCIAL MORTGAGE ASSET TRUST ("CMAT")
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                        LOAN PAYOFF NOTIFICATION REPORT
                                     AS OF

                                      S55                                                             P7
                                  SHORT NAME              S61                                   SCHEDULED
              S4                    (WHEN            PROPERTY                   S58                LOAN
        PROSPECTUS ID             APPROPRIATE)         TYPE                  STATE               BALANCE

 Scheduled Payments


 Unscheduled Payments


 Total:

                                                                                                       Servicer Estimated
                                        P8                   P10            P11                           Information EXPECTED
              S4                  PAID THRU               CURRENT         MATURITY       P54          YIELD         PAYMENT
        PROSPECTUS ID                DATE               INTEREST RATE       DATE       LTM DSCR     MAINTENANCE       DATE

 Scheduled Payments


 Unscheduled Payments


 Total:

                                 EXPECTED
              S4                DISTRIBUTION
        PROSPECTUS ID              DATE

 Scheduled Payments


 Unscheduled Payments


 Total:

                    COMMERCIAL MORTGAGE ASSET TRUST ("CMAT")
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                     FIRST UNION NATIONAL BANK, AS SERVICER
                        FORM OF NOI ADJUSTMENT WORKSHEET
                         FOR [                  ] AS OF

PROPERTY OVERVIEW
Control Number
Current Balance/Paid to
Date
Property Name
Property Type
Property Address, City,
State
Net Rentable Square Feet
Year Built/Year Renovated
Year of Operations            Borrower    Adjustment   Normalized
Occupancy Rate *
Average Rental Rate

* Occupancy rates are year end or the ending date of the financial statement for the period.

INCOME:

Number of Mos.                 "Year"
Period Ended                  Borrower         Adjustment        Normalized
Statement Classification       Actual
Rental Income (Category 1)
Rental Income (Category 2)
Rental Income (Category 3)
Pass-Through/Escalations
Other Income
EFFECTIVE GROSS INCOME         $ -               $ -                $ -

Normalized--Full year financial statements have been reviewed by the servicer

OPERATING EXPENSES:
Real Estate Taxes
Property Insurance
Utilities
General & Admin
Repairs & Maintenance
Management Fees
Payroll and Benefits
Expense
Advertising & Marketing
Professional Fees
Other Expenses
Ground Rent
TOTAL OPERATING EXPENSES       $ -               $ -                $ -

OPERATING EXPENSE RATIO

NET OPERATING INCOME           $ -               $ -                $ -

Leasing Commissions
Tenant Improvements
Replacement Reserve
TOTAL CAPITAL ITEMS            $ -               $ -                $ -

NOI AFTER CAPITAL ITEMS        $ -               $ -                $ -

DEBT SERVICE (PER SERVICER)    $ -               $ -                $ -
CASH FLOW AFTER DEBT SERVICE   $ -               $ -                $ -

(1) DSCR: (NOI/DEBT SERVICE)

DSCR: (AFTER RESERVES/CAP EXP)

SOURCE OF FINANCIAL DATA:
(i.e. operating statements, financial statements, tax return, other)

 NOTES AND ASSUMPTIONS:
--------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers.
The "Normalized" column is used in the Operating Statement Analysis Report.
This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

INCOME: COMMENTS
EXPENSE: COMMENTS
CAPITAL ITEMS: COMMENTS

(1) Used in the comparative Financial Status Report

                    COMMERCIAL MORTGAGE ASSET TRUST ("CMAT")
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                     FIRST UNION NATIONAL BANK, AS SERVICER
                    FORM OF OPERATING ANALYSIS STATUS REPORT
                         FOR [                  ] AS OF

PROPERTY OVERVIEW
Control Number
Current Balance/Paid to
Date
Property Name
Property Type
Property Address, City,
State
Net Rentable Square Feet
Year Built/Year Renovated
Year of Operations       Underwriting     1994     1995     1996     Trailing
Occupancy Rate *
Average Rental Rate

* Occupancy rates are year end or the ending date of the financial statement for the period.

INCOME:                                                                          NO. OF MOS.
Number of Mos.                                         Prior Yr     Curr Yr
Period Ended                 Underwriting    1996         1997         1998          98        1997-Base    1997-1996
                                                                                 Trailing**
Statement Classification      Base Line   Normalized   Normalized   Normalized      as of      Variance     Variance
Rental Income (Category 1)
Rental Income (Category 2)
Rental Income (Category 3)
Pass Through/Escalations
Other Income
EFFECTIVE GROSS INCOME         $    -       $    -       $    -       $    -       $    -               %            %

Normalized--Full year financial statements have been reviewed by the underwriter or servicer
** Servicer will not be expected to normalize these YTD numbers

OPERATING EXPENSES:
Real Estate Taxes
Property Insurance
Utilities
General & Admin
Repairs & Maintenance
Management Fees
Payroll and Benefits
Expense
Advertising & Marketing
Professional Fees
Other Expenses
Ground Rent
TOTAL OPERATING EXPENSES       $    -       $    -       $    -       $    -       $    -               %            %

OPERATING EXPENSE RATIO

NET OPERATING INCOME           $    -       $    -       $    -       $    -       $    -
Leasing Commissions
Tenant Improvements
Replacement Reserve
TOTAL CAPITAL ITEMS            $    -       $    -       $    -       $    -       $    -                    $    -

NOI AFTER CAPITAL ITEMS        $    -       $    -       $    -       $    -       $    -                    $    -

DEBT SERVICE (PER SERVICER)    $    -       $    -       $    -       $    -       $    -                    $    -
CASH FLOW AFTER DEBT           $    -       $    -       $    -       $    -       $    -                    $    -
SERVICE

(1) DSCR: (NOI/DEBT
SERVICE)

DSCR: (AFTER RESERVES/CAP
EXP)

SOURCE OF FINANCIAL DATA:
(i.e. operating statements,
financial statements, tax
return, other)

NOTES AND ASSUMPTIONS:
--------------------------------------------------------------------------------
The years shown above will roll always showing a three year history.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Rental income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2) percentage rents on cashflow
Hotel: 1) Room Revenue 2) Food/Beverage A34 Nursing Home: 1) Private
2) Medicaid 3) Medicare

INCOME: COMMENTS
EXPENSE: COMMENTS
CAPITAL ITEMS: COMMENTS

(1) Used in the comparative Financial Status Report

                    COMMERCIAL MORTGAGE ASSET TRUST ("CMAT")
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                     FIRST UNION NATIONAL BANK, AS SERVICER
                              PREMIUM LOAN REPORT
                               AS OF

                                                                                                    FINANCIAL
                                                                                                    INFO AS OF
         PRO SUP LOAN #                            CITY                    STATE      LOAN NAME      DATE          LTV     PTV


LIST ALL LOANS CURRENTLY IN DEAL WITH OR WITHOUT INFORMATION LARGEST TO SMALLEST LOAN


TOTAL/WEIGHTED AVERAGE


                                   ANTICIPATED                     SCHEDULED
                                   REPAYMENT DATE                   LOAN         UNAMORTIZED     PREMIUM      BASE        INTEREST
         PRO SUP LOAN #             LTV/PTV            DSCR        BALANCE       PREMIUM         BALANCE      RATE         RATE


LIST ALL LOANS CURRENTLY IN DEAL WITH OR WITHOUT INFORMATION LARGEST TO SMALLEST LOAN


TOTAL/WEIGHTED AVERAGE

                                   BASE
         PRO SUP LOAN #            AMORT.        AMORT.


LIST ALL LOANS CURRENTLY IN DEAL WITH OR WITHOUT INFORMATION LARGEST TO SMALLEST LOAN


TOTAL/WEIGHTED AVERAGE



                      [This page intentionally left blank]

PROSPECTUS DATED MARCH 19, 1999

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                        ASSET SECURITIZATION CORPORATION
                                   DEPOSITOR

    The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of a segregated pool of various types of multifamily or commercial mortgage loans and/or installment contracts for the sale of multifamily or commercial properties (the "Mortgage Loans"), mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), or a combination of Mortgage Loans and MBS (with respect to any series, collectively, "Mortgage Assets"). The Trust Fund for a series of Certificates may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

    Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; or (vi) provide for distributions of principal sequentially, or based on specified payment schedules, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates".

    Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

    The Certificates of each series will not represent an obligation of or interest in the Depositor, any Master Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Only those Certificates and assets in the related Trust Fund as are disclosed in the related Prospectus Supplement will be guaranteed or insured by any governmental agency or instrumentality or by any other person. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

    The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including voluntary and involuntary prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

    If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as one or more "real estate mortgage investment conduits" or "financial asset securitization investment trusts" for federal income tax purposes. See also "Federal Income Tax Consequences" herein.

    PROSPECTIVE INVESTORS SHOULD REVIEW THE DISCUSSION OF MATERIAL RISKS APPEARING UNDER THE CAPTION "RISK FACTORS" HEREIN COMMENCING ON PAGE 11.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL
                                                            OFFENSE.

    Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of a series of Offered Certificates unless accompanied by a Prospectus Supplement.

    Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Offered Certificates will be distributed by, or sold by underwriters managed by:

                     NOMURA SECURITIES INTERNATIONAL, INC.
                 THE DATE OF THIS PROSPECTUS IS MARCH 19, 1999

    Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

    As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC or FASIT elections will be made and designation of the regular interests, residual interests and ownership interests, as applicable; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable;
(ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth
Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.

    No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

    A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, such reports may be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. If so specified in the related Prospectus Supplement, such reports may be sent to beneficial owners identified to the Master Servicer or Trustee. Such reports may also be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Reports filed by the Depositor with the Commission pursuant to the Exchange Act will be filed by means of the EDGAR system and therefore should be available at the Commission's site on the Web.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates evidencing an interest therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at 2 World Financial Center--Building B, New York, New York 10281-1198, Attention: Secretary, or by telephone at (212) 667-9300. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates. See "Financial Information" herein.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Supplement.......................................................    2
Available Information.......................................................    2
Incorporation of Certain Information by Reference...........................    2
Summary of Prospectus.......................................................    7
Risk Factors................................................................   11
  Limited Liquidity.........................................................   11
  Limited Assets............................................................   11
  Average Life of Certificates; Prepayments; Yields.........................   11
  Limited Nature of Ratings.................................................   12
  Risks Associated with Certain Mortgage Loans and Mortgaged Properties.....   12
  Retail Properties.........................................................   13
  Multifamily Properties....................................................   13
  Office Properties.........................................................   14
  Hotel Properties..........................................................   14
  Senior Housing/Healthcare Properties......................................   15
  Mobile Home Park Properties...............................................   15
  Industrial Properties.....................................................   16
  Balloon Payments..........................................................   16
  Substitution of Mortgage Assets...........................................   17
  Obligor Default...........................................................   17
  Mortgagor Type............................................................   17
  Junior Mortgage Loans.....................................................   17
  Credit Support Limitations................................................   17
  Enforceability............................................................   18
  Environmental Risks.......................................................   18
  Limited Liquidity and Market Value........................................   18
  ERISA Considerations......................................................   19
  Certain Federal Tax Considerations Regarding Residual Certificates........   19
  Certain Federal Tax Considerations Regarding Original Issue Discount......   19
  Consent...................................................................   19
  Book-Entry Registration...................................................   19
Description of the Trust Funds..............................................   20
  Mortgage Assets...........................................................   20
  Mortgage Loans............................................................   20
  Default and Loss Considerations with Respect to the Mortgage Loans........   20
  Mortgage Loan Information in Prospectus Supplements.......................   22
  Mortgage Underwriting Standards and Procedures............................   22
  Payment Provisions of the Mortgage Loans..................................   23
  MBS.......................................................................   23
  Collection Accounts.......................................................   24
  Credit Support............................................................   24
  Cash Flow Agreements......................................................   24
Use of Proceeds.............................................................   24
Yield Considerations........................................................   25
  General...................................................................   25
  Pass-Through Rate.........................................................   25
  Timing of Payment of Interest and Principal...............................   25
  Principal Prepayments.....................................................   25
  Prepayments--Maturity and Weighted Average Life...........................   26
  Other Factors Affecting Weighted Average Life.............................   27
     Type of Mortgage Loan..................................................   27

                                                                            PAGE
                                                                            ----
  Removal and Addition of Mortgage Assets...................................   27
  Foreclosures and Payment Plans............................................   27
  Due-on-Sale and Due-on-Encumbrance Clauses................................   27
The Depositor...............................................................   27
Description of the Certificates.............................................   28
  General...................................................................   28
  Distributions.............................................................   29
  Available Funds...........................................................   30
  Distributions of Interest on the Certificates.............................   30
  Distributions of Principal of the Certificates............................   31
  Distributions on the Certificates of Prepayment Premiums or in Respect of
     Equity Participations..................................................   31
  Allocation of Losses and Shortfalls.......................................   31
  Advances in Respect of Delinquencies......................................   31
  Reports to Certificateholders.............................................   32
  Termination...............................................................   33
  Book-Entry Registration and Definitive Certificates.......................   34
Description of the Agreements...............................................   35
  Assignment of Mortgage Assets; Repurchases................................   35
  Representations and Warranties; Repurchases...............................   36
  Payments on Mortgage Assets; Deposits to Collection Account...............   37
  Collection and Other Servicing Procedures.................................   38
  Special Servicers.........................................................   39
  Sub-Servicers.............................................................   39
  Realization Upon Defaulted Whole Loans....................................   39
  Hazard Insurance Policies.................................................   41
  Due-on-Sale and Due-on-Encumbrance Provisions.............................   42
  Retained Interest; Servicing Compensation and Payment of Expenses.........   42
  Evidence as to Compliance.................................................   42
  Certain Matters Regarding a Master Servicer, a Special Servicer and the
     Depositor..............................................................   43
  Event of Default..........................................................   43
  Rights Upon Event of Default..............................................   44
  Amendment.................................................................   44
  Duties of the Trustee.....................................................   44
  The Trustee...............................................................   45
Description of Credit Support...............................................   45
  General...................................................................   45
  Subordinate Certificates..................................................   45
  Cross-Support Provisions..................................................   45
  Insurance or Guarantees with Respect to the Mortgage Assets...............   46
  Letter of Credit..........................................................   46
  Insurance Policies and Surety Bonds.......................................   46
  Certificate Guarantee Insurance...........................................   46
  Reserve Funds.............................................................   46
Certain Legal Aspects of Mortgage Loans.....................................   48
  General...................................................................   48
  Types of Mortgage Instruments.............................................   48
  Leases and Rents..........................................................   48
  Personalty................................................................   49
  Installment Contracts.....................................................   49
  Junior Mortgages; Rights of Senior Mortgages or Beneficiaries.............   49
  Subordinate Financing.....................................................   50
  Foreclosure...............................................................   51
  Judicial Foreclosure......................................................   51

                                                                            PAGE
                                                                           ----
  Non-Judicial Foreclosure/Power of Sale....................................   51
  Limitations on Lender's Rights............................................   51
  Rights of Redemption......................................................   53
  Anti-Deficiency Legislation...............................................   53
  Leasehold Risks...........................................................   54
  Bankruptcy Laws...........................................................   54
  Environmental Legislation.................................................   56
  Due-on-Sale and Due-on-Encumbrance........................................   56
  Acceleration on Default...................................................   57
  Default Interest, Prepayment Charges and Prepayments......................   57
  Applicability of Usury Laws...............................................   57
  Alternative Mortgage Instruments..........................................   57
  Soldiers' and Sailors' Civil Relief Act of 1940...........................   58
  Forfeitures in Drug and RICO Proceedings..................................   58
  Certain Laws and Regulations..............................................   58
  Type of Mortgaged Property................................................   58
  Americans with Disabilities Act...........................................   59
Federal Income Tax Consequences.............................................   59
REMIC Certificates..........................................................   59
  General...................................................................   59
  Status of REMIC Certificates..............................................   60
  Qualification as a REMIC..................................................   60
  Taxation of REMIC Regular Certificates....................................   62
     General................................................................   62
     Original Issue Discount................................................   62
     Acquisition Premium....................................................   64
     Variable Rate REMIC Regular Certificates...............................   64
     Deferred Interest......................................................   65
     Market Discount........................................................   65
     Premium................................................................   66
     Election to Treat All Interest Under the Constant Yield Method.........   66
     Sale or Exchange of REMIC Regular Certificates.........................   66
     Treatment of Losses....................................................   67
  Taxation of Residual Certificates.........................................   67
     Taxation of REMIC Income...............................................   67
     Basis and Losses.......................................................   68
     Treatment of Certain Items of REMIC Income and Expense.................   69
     Limitations on Offset or Exemption of REMIC Income.....................   69
     Tax-Related Restrictions on Transfer of Residual Certificates..........   70
     Sale or Exchange of a Residual Certificate.............................   72
     Mark to Market Regulations.............................................   72
  Taxes That May Be Imposed on the REMIC Pool...............................   73
     Prohibited Transactions................................................   73
     Contributions to the REMIC Pool After the Startup Day..................   73
     Net Income from Foreclosure Property...................................   73
  Liquidation of the REMIC Pool.............................................   73
  Administrative Matters....................................................   74
  Limitations on Deduction of Certain Expenses..............................   74
  Taxation of Certain Foreign Investors.....................................   74
     REMIC Regular Certificates.............................................   74
     Residual Certificates..................................................   75
  Backup Withholding........................................................   75
  Reporting Requirements....................................................   75

                                                                            PAGE
                                                                            ----
FASIT Certificates..........................................................   76
  General...................................................................   76
  Status of FASIT Regular Certificates......................................   76
  Qualifications as a FASIT.................................................   77
  Taxation of FASIT Regular Certificates....................................   78
  Prohibited Transactions Tax...............................................   78
  Taxation of Certain Foreign Investors.....................................   78
  Backup Withholding........................................................   78
  Reporting Requirements....................................................   78
Grantor Trust Certificates..................................................   79
  Standard Certificates.....................................................   79
     General................................................................   79
     Tax Status.............................................................   79
     Premium and Discount...................................................   80
     Recharacterization of Servicing Fees...................................   80
     Sale or Exchange of Standard Certificates..............................   81
  Stripped Certificates.....................................................   81
     General................................................................   81
     Status of Stripped Certificates........................................   82
     Taxation of Stripped Certificates......................................   82
  Reporting Requirements and Backup Withholding.............................   83
  Taxation of Certain Foreign Investors.....................................   84
ERISA Considerations........................................................   84
  General...................................................................   84
  Certain Requirements Under ERISA..........................................   84
     General................................................................   84
  Parties in Interest/Disqualified Persons..................................   84
  Delegation of Fiduciary Duty..............................................   85
  Administrative Exemptions.................................................   85
  Governmental Plans........................................................   85
  Unrelated Business Taxable Income; Residual Certificates..................   85
Legal Investment............................................................   86
Method of Distribution......................................................   87
Legal Matters...............................................................   89
Financial Information.......................................................   89
Rating......................................................................   89
Index of Principal Definitions..............................................   90

                             SUMMARY OF PROSPECTUS

     The following summary of material information does not contain all the material information regarding the Certificates and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

TITLE OF CERTIFICATES

     Mortgage Pass-Through Certificates, issuable in series (the
"Certificates").

DEPOSITOR

     Asset Securitization Corporation, a wholly-owned subsidiary of Nomura Asset Capital Corporation. See "The Depositor".

MASTER SERVICER

     The master servicer (the "Master Servicer"), if any, for each series of Certificates will be named in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures".

SPECIAL SERVICER

     The special servicer (the "Special Servicer"), if any, for each series of Certificates will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements--Special Servicer".

TRUSTEE

     The trustee (the "Trustee") for each series of Certificates will be named in the related Prospectus Supplement. See "Description of the Agreements--The Trustee".

ISSUER

     The issuer of each series of Certificates will be the related Trust Fund.

THE TRUST ASSETS

     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

          (A) MORTGAGE ASSETS

          The Mortgage Assets with respect to each series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans and/or installment contracts ("Installment Contracts") for the sale of commercial or multifamily properties (collectively, the "Mortgage Loans"), mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "MBS") or a combination of Mortgage Loans and MBS. Except to the extent described in the related Prospectus Supplement, the Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or by any governmental agency or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by liens on, or security interest in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, hotels, motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of commercial properties (the "Commercial Properties" and together with Multifamily Properties, the "Mortgaged Properties"). The Mortgaged Properties may be located in any one of the fifty states or the District of Columbia or such other locations as are disclosed in the related Prospectus Supplement. All Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. As described herein and in the Prospectus Supplement, each Mortgage Loan may (i) provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election; (ii) provide for scheduled payments to maturity, payments that adjust from time to time in accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide negative amortization or accelerated amortization; (iii) be fully amortizing or require a balloon payment due on its stated maturity date; (iv) contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment; and (v) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or other interval. See "Description of the Trust Funds--Mortgage Assets".

          (B) COLLECTION ACCOUNT

          Each Trust Fund will include one or more accounts (collectively, the "Collection Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund other than certain fees and expenses. A Collection Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be invested in certain short-term, investment grade obligations, as described in the related Prospectus Supplement. See "Description of the Agreements--Payments on Mortgage Assets; Deposits to Collection Account".

          (C) CREDIT SUPPORT

          If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as a letter of credit, an insurance policy on the Mortgage Loans, guarantee, certificate guarantee insurance policy, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any credit support that is included as part of the trust fund evidenced or secured by such MBS. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

          (D) CASH FLOW AGREEMENTS

          If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced or secured by such MBS. See "Description of the Trust Funds--Cash Flow Agreements".

DESCRIPTION OF CERTIFICATES

     Each series of Certificates evidencing an interest in a Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement and each series of Certificates evidencing an interest in a Trust Fund the Mortgage Assets of which consisting of MBS will be issued pursuant to a Trust Agreement. Pooling and Servicing Agreements and Trust Agreements are sometimes referred to herein as "Agreements". Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the

Certificate Balance and the Pass-Through Rate for each class of Certificates, as applicable, or in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Each series of Certificates will consist of one or more classes or subclasses of Certificates that may (i) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (ii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iii) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates");
(iv) provide for distributions of accrued interest thereon only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); and/or (v) provide for payments of principal sequentially, based on specified payment schedules or other methodologies, to the extent of available funds. Any such classes or subclasses may include classes or subclasses of Offered Certificates. The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates". The Offered Certificates will not be listed on any securities exchange and will not be quoted in an automated quotation system of a registered securities association. This fact may limit the liquidity of the Offered Certificates. See "Risk Factors--Limited Liquidity and Market Value."

DISTRIBUTIONS OF INTEREST ON CERTIFICATES

     Interest on each class of Offered Certificates (other than certain classes of Stripped Interest Certificates and Stripped Principal Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Average Life of Certificates; Prepayments; Yields", "Yield Considerations", and "Description of the Certificates--Distributions of Interest on the Certificates".

DISTRIBUTIONS OF PRINCIPAL OF CERTIFICATES

     The initial aggregate Certificate Balance of the Certificates of each series (other than certain classes of Stripped Interest Certificates) will generally not exceed the outstanding principal balance of the Mortgage Assets as of the close of business on the day of the month specified in the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balance of such Certificates have been reduced to zero. Distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See "Description of the Certificates--Distributions of Principal of the Certificates".

ADVANCES

     In connection with a series of Certificates evidencing an interest in a Trust Fund consisting of Mortgage Assets other than MBS, the Master Servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments on the Mortgage Loans in such Trust Fund. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Mortgage Loans, and in certain circumstances, from other assets available in the Trust Fund. The Master Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS. See "Description of the Certificates--Advances in Respect of Delinquencies". Purchasers of any series of Certificates will be advised of any advances relating to such Certificates by means of the report to be delivered to Certificateholders in connection with each distribution. See "Description of the Certificates--Reports to Certificateholders".

TERMINATION

     A series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination".

REGISTRATION OF CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

RISK FACTORS

     An investment in the Offered Certificates may include certain material risks. See "Risk Factors" herein and in the related Prospectus Supplement.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences to Certificateholders will vary depending on whether one or more elections are made to treat the Trust Fund or specified portions thereof as one or more "real estate mortgage investment conduits" (each, a "REMIC") or as one or more "financial asset securitization investment trusts" (each a "FASIT") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each series of Certificates will specify whether one or more such elections will be made. See "Federal Income Tax Consequences".

ERISA CONSIDERATIONS

     A fiduciary of an employee benefit plan or other retirement arrangement, including an individual retirement account, or a Keogh plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each a "Plan"), or a collective investment fund in which such Plans are invested, or an insurance company using assets of a separate account or general account which includes assets of Plans (or which is deemed pursuant to ERISA to include assets of Plans), or other pensions acting on behalf of any such Plan or using the assets of any such Plan, which proposes to cause a Plan to acquire any of the Offered Certificates should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT

     The related Prospectus Supplement will specify whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as amended. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING

     At the date of issuance, as to each series, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single-family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders," "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Certificateholders will have no redemption rights. Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to Certificate Balances or, in the case of Stripped Interest Certificates, notional amounts specified in the related Prospectus Supplement. Nomura Securities International, Inc., through one or more of its affiliates, currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

LIMITED ASSETS

     A series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. With respect to a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in the related Prospectus Supplement.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

     Prepayments on the Mortgage Assets in any Trust Fund (including principal prepayments on the Mortgage Loans resulting from both voluntary and involuntary liquidations) generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to voluntary and involuntary prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

     In addition, if an election is made to treat the Trust Fund as a FASIT, the deposit of Replacement Mortgage Assets or Additional Mortgage Assets with faster or slower rates of amortization and different prepayment provisions will affect the average life of each class of related Certificates and may also affect the yields on such classes. To the extent the Depositor removes Mortgage Assets prior to a prepayment by the related borrower and substitutes a Replacement Mortgage Asset in its place, such substitution may reduce the likelihood of a prepayment for Certificateholders and to the extent any Certificate was purchased at a discount, such substitution will reduce the actual yield to maturity. Furthermore, in the event that the Depositor elects to deposit Additional Mortgage Assets into the Trust Fund and to issue new Certificates corresponding to such Mortgage Assets, the credit enhancement provided to one or more classes of Certificates may increase or decrease and the weighted average life of one or more classes of Certificates may lengthen or shorten. See "Description of the Trust Funds--Addition and Removal of Mortgage Assets from the Trust Fund" herein and "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Support, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating".

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family property. See "Description of the Trust Funds--Mortgage Assets". The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, of applicable, a diversity of types of business operated by such tenants.

     It is anticipated that all or a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans.

RETAIL PROPERTIES

     Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" is also an important distinction. Retail properties that are anchored have traditionally been percived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately large in size and is vital in attracting customers to the property. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rent collectible at the retail properties included in the Mortgaged Properties.

MULTIFAMILY PROPERTIES

     Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors, such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is preempted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not preempted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

     Owners of residential rental real estate property meeting the definition of low-income housing pursuant to Section 42 of the Code (the "Section 42 Properties") may receive low-income housing tax credits ("Tax Credits") from their respective state or local allocating agency. The Section 42 Property may be subject to certain restrictions on maximum tenant income or maximum rental rates. If a Section 42 Property owner does not maintain compliance with such Tax Credit restrictions, that owner may lose its Tax Credit related to the period of noncompliance and face the partial recapture of previously taken Tax Credits. There is also the possibility that a change in law could eliminate the Tax Credits. Any limitation on a borrower's ability to raise property rents or rent to high-income tenants and any payment obligation of a borrower resulting from recapture of a previously taken Tax Credit, may impair such borrower's ability to repay its Mortgage Loan obligation from its net operating income or the proceeds of a sale or refinancing of the related Section 42 Property.

     Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The housing and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

OFFICE PROPERTIES

     Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected if there is an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g. floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space of a new tenant is often more costly than for other property types.

HOTEL PROPERTIES

     Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel rooms are generally rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     Hotel properties may be franchises of national or regional hotel chains. The viability of any such hotel property depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such hotel property, the mortgage may not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the Trustee (or Master Servicer or Special Servicer) or purchaser of such hotel property would be entitled to the rights under any liquor license for such hotel property and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

SENIOR HOUSING/HEALTHCARE PROPERTIES

     Significant factors determining the value of senior housing and healthcare properties include federal and state laws, competition with similar properties on a local and regional basis and the continued availability of revenue from government reimbursement programs, primarily Medicaid and Medicare. Providers of long-term nursing care and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary for continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. The failure of any such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Master Servicer or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained.

     Under applicable federal and state laws and regulations, Medicare and Medicaid, only the provider who actually furnished the related medical goods and services generally may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

     The operators of such nursing homes are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Mortgaged Property that is a nursing home will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and the quality of care and the cost of that care.

     Nursing home facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, government payors have employed cost-containment measures that limit payments to health care providers, and there are currently under construction various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected.

MOBILE HOME PARK PROPERTIES

     Loans secured by liens on mobile home park properties pose risks not associated with loans secured by liens on other types of income-producing real estate.

     The successful operation of a mobile home park property will generally depend upon the number of competing mobile home park communities and other residential developments in the local market, such as apartment buildings, other mobile home park communities, and site-built single family homes, as well as upon other factors such as its location, age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Mobile home park properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the mobile home park properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that mobile home park property may be substantially less, relative to the amount owing on the related Mortgage Loan, than would be the case if the mobile home park property were readily adaptable to other uses.

     Certain states regulate the relationship of a mobile home park community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. For example, there are provisions that limit the basis on which a landlord may terminate a mobile home owner's tenancy or increase its rent and generally prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's mobile home.

     In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on mobile home park communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases deteremined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol, or permit vacancy decontrol only in the relatively rare event that the mobile home is removed from the mobile home park. Local authority to impose rent control on mobile home park communities is preempted by state law in certain states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not preempted for tenants having short-term or month-to-month leases, and the Mortgaged Properties in such states may be subject to various forms of rent control with respect to those tenants. Any limitations on the Mortgaged Borrowers' ability to raise property rents may impair their ability to repay the related Mortgage Loan from their net operating income or the proceeds of a sale or refinancing of the related Mortgaged Properties.

     The location and construction quality of common area improvements to a mobile home park housing community may affect the occupancy level as well as the rents that may be charged for the individual mobile home parks. The characteristics of a mobile home park community may change over time or in relation to other developments. The effects of poor construction quality on common area improvements will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the property manager does not schedule and perform adequate maintenance in a timely fashion.

INDUSTRIAL PROPERTIES

     Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the properties. Industrial properties may be adversely affected if there is an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry (as is frequently the case with industrial properties).

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

BALLOON PAYMENTS

     Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real properties generally.

SUBSTITUTION OF MORTGAGE ASSETS

     In the event that an election is made to treat the Trust Fund as a FASIT, the related Prospectus Supplement will describe the extent to which any Mortgage Asset may be removed or added to the Trust Fund and the terms and conditions for such removal or addition. The related Prospectus Supplement will also describe the manner in which Certificateholders will be informed of the removal of any Mortgage Asset from, and the addition of any Additional Mortgage Asset to, the Trust Fund. See "Description of the Trust Fund--Addition and Removal of Mortgage Assets from the Trust Fund" herein.

OBLIGOR DEFAULT

     In order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer typically will have considerable flexibility to extend and modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a work out fee based on receipts from or proceeds of such Mortgage Loans. While a Master Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a work out fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a default is reasonably foreseeable. The recent foreclosure and delinquency experience with respect to loans serviced by a Master Servicer or, if applicable, any Special Servicer or significant Sub-Servicer will be provided in the related Prospectus Supplement.

MORTGAGOR TYPE

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. Partnerships, corporations and certain other types of organizations generally limit the liability of the beneficial owners of such organizations for the obligations of such organizations, and therefore limit the recourse of a lender to the assets of such beneficial owners. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

JUNIOR MORTGAGE LOANS

     Certain of the Mortgage Loans may be secured by junior Mortgages which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of any Trust Fund (and therefore the Certificateholders), as beneficiary under a junior Mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgage or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the Trust Fund's junior Mortgage unless the Servicer or the Special Servicer asserts the Trust Fund's subordinate interest in the Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. See "Certain Legal Aspects of Mortgage Loans--Junior Mortgages; Rights of Senior Mortgages or Beneficiaries" herein.

CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates). Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. Any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of a series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".

ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments may not be perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for the costs of addressing releases or threatened releases of hazardous substances that require remedial action at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions that have resulted in any contamination or, if circumstances or conditions have resulted in any contamination or if such circumstances or conditions require remedial action, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis that not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation".

LIMITED LIQUIDITY AND MARKET VALUE

     There is currently no secondary market for the Offered Certificates. In addition, the Offered Certificates will not be listed on any securities exchange and will not be quoted in an automated quotation system of a registered securities association. While the underwriter with respect to a series of Certificates may intend to make a secondary market in the related Offered Certificates, underwriters are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for any series of Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. Lack of liquidity could result in a substantial decrease in the market value of the Offered Certificates. In addition, the market value of the Offered Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificates at any time.

ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences--REMIC Certificates". Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Accrual Certificates will be, and certain of the other Classes of Certificates of a series may be, issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Federal Income Tax Consequences--REMIC Certificates--Taxation of REMIC Regular Certificates".

CONSENT

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of all series or a similar means of allocating decision-making under the Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default", "--Rights Upon Event of Default" and "--Amendment".

BOOK-ENTRY REGISTRATION

     If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

                         DESCRIPTION OF THE TRUST FUNDS

MORTGAGE ASSETS

     The primary assets of each Trust Fund (the "Mortgage Assets") will include
(i) Multifamily and/or Commercial Loans and/or Installment Contracts (collectively, the "Mortgage Loans") or (ii) pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans ("MBS"). Any MBS that are included in the assets of a Trust Fund
(i) will have been either (a) previously registered under the Securities Act of 1933, as amended (the "Securities Act"), or (b) eligible for sale under Rule 144(k) of the Securities Act and (ii) will have been acquired in bona fide secondary market transactions from third parties not including the issuer of such MBS or any affiliate of such issuer. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans". The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates. The Prospectus Supplement will describe any guarantee or insurance relating to the Mortgage Assets by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor.

MORTGAGE LOANS

     The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located in any one of the fifty states or the District of Columbia or such other locations as are disclosed in the related Prospectus Supplement, provided that Mortgage Loans secured by Mortgaged Properties located outside the United States or the District of Columbia will not represent more than 10% of the aggregate principal balance of the Mortgage Loans in any of the Trust Funds. The Mortgage Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a first or more junior lien on Mortgaged Properties. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interest in properties, the title to which is held by third party lessors. The term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage Loans secured by commercial and multifamily properties are markedly different from owner-occupied single-family home mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. The Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" is typically defined as total operating revenues (including primarily rental income and any expense reimbursement, ancillary income, late charges and deposit forfeitures) minus total operating expenses (including primarily expenses for advertising, general administration, management fees and disbursements, utilities, repairs and maintenance, insurance, real estate taxes and replacement reserves based solely on the mortgagor's estimates of the useful lives of various assets). Net Operating Income does not reflect capital expenditures or partnership expenses. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

     As the primary component of Net Operating Income, rental income (and maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses ("Net Leases"); however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing may be particularly subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor. The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and
(b) the sales price for such property. Refinance Loans are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Mortgage Loans from single-family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties", "--Balloon Payments", "--Mortgagor Default" and "--Mortgagor Type".

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans constituting related Trust Assets, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans,
(iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the geographical distribution of the Mortgaged Properties on a state-by-state basis, (viii) information with respect to prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any adjustment and over the life of the ARM Loan, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and
(xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "Description of the Trust Funds--Mortgage Assets--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after such initial issuance.

MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES

     The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated by an affiliate of the Depositor in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may be have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

     Underwriting procedures are intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the orginated course of their real estate lending activities and will comply with the underwriting policies of FHA.

     The adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers or other appropriate market studies. If so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. An appraisal can be based upon, among other things, a cash flow analysis and/or a market data analysis of recent sales of comparable properties or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Even where Credit Support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     The Mortgage Loans generally will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Mortgage Loan may: (i) provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election; (ii) provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, (iii) be fully amortizing or require a balloon payment due on its stated maturity date; and (iv) contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

     In the event that an election is made to treat the Trust Fund as a FASIT, the Depositor may also have the right to issue new Certificates having a Certificate Balance equal to all or a portion of the aggregate outstanding principal balance of any Additional Mortgage Assets deposited into the Trust Fund. The new Certificates may be in the form of an increase in the Certificate Balance of an existing class of Certificates or in the form a new class of Certificates. The related Prospectus Supplement will set forth the terms and conditions under which the Depositor may issue such new Certificates. See "Description of the Trust Fund--Addition and Removal of Mortgage Assets from the Trust Fund" herein.

MBS

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans evidenced by the MBS.

     The MBS Issuer of any MBS may include the Depositor or an affiliate of the Depositor. Any MBS (i) will have been issued in an offering exempt from the registration requirements of the 1933 Act and, if offered in a private placement, will have been held by persons other than the issuer of such MBS or its affiliates for at least two years or (ii) will have been issued in an offering registered under the 1933 Act, and thus may include one or more Classes of Certificates.

     Distributions of principal and interest will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Principal and interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination of other credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans evidenced or secured by such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS. In addition, MBS may consist of classes of MBS which are subordinate to other classes of MBS of the same series.

     The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that included MBS will specify, to the extent available,
(i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or formula for determining such rates, (iv) the applicable payment provisions for the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans or directly to such MBS, (vii) the characteristics of any subordination to which such MBS may be subject; (viii) the terms on which the related Underlying Mortgage Loans for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "Description of the Trust Funds-- Mortgage Assets--Mortgage Loan Information in Prospectus Supplements" and (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS.

COLLECTION ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Collection Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Collection Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be invested in certain short-term, investment grade obligations.

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy for the Mortgage Loans, certificate guarantee insurance, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

     The Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor primarily to the purchase of Trust Assets. Any remaining proceeds will be used by the Depositor for general corporate purposes (such as paying its allocable share of rent, administrative expenses and the cost of services rendered by employees of its affiliates) and transaction-specific expenses (including, but not limited to, obtaining any external credit enhancement, establishing any reserve funds and paying other costs incurred in connection with structuring and issuing the Certificates). The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund. See "Risk
Factors--Average Life of Certificates; Prepayments; Yields".

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement. In the event that an election is made to treat the Trust Fund as a FASIT, the related Prospectus Supplement will describe the effect, if any, that any removal of Mortgage Assets and the related deposit of Replacement Mortgage Assets and any deposit of Additional Mortgage Assets may have on the Pass-Through Rates for the related classes of Certificates.

TIMING OF PAYMENT OF INTEREST AND PRINCIPAL

     Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. If the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result in the Interest Accrual Period ended on such Distribution Date. In addition, interest accrued for an Interest Accrual period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PRINCIPAL PREPAYMENTS

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Mortgage Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Mortgage Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions or principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the Mortgage Assets on the yield on one or more classes of the Certificates of such series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     In the event that an election is made to treat the Trust Fund as a FASIT, to the extent the Depositor removes Mortgage Assets prior to a prepayment by the related borrower and substitutes Replacement Mortgage Assets in its place, such substitution may reduce the likelihood of a prepayment for Certificateholders and to the extent any Certificate was purchased at a discount, such substitution will reduce the actual yield to maturity. In addition, in the event that the Depositor elects to deposit Additional Mortgage Assets into the Trust Fund and to issue new Certificates corresponding to such Mortgage Assets, the credit enhancement provided to one or more classes of Certificates may increase or decrease and the weighted average life of one or more classes of Certificates may lengthen or shorten.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Mortgage Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "Description of the Trust Funds".

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR and SPA were developed based upon historical prepayment experience for single-family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each life of Offered Certificates of such series and the percentage of the Initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related

Mortgage Assets are made at rates corresponding to various prepayment rates. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular prepayment rate.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

  TYPE OF MORTGAGE LOAN

     A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a work out. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may be given considerable flexibility to modify Mortgage Loans that are in default or as to which a default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

REMOVAL AND ADDITION OF MORTGAGE ASSETS

     In the event that an election is made to treat the Trust Fund as a FASIT, the deposit of Replacement Mortgage Assets or Additional Mortgage Assets with faster or slower rates of amortization and different prepayment provisions will affect the average life of each class of related Certificates. See "Description of the Trust Fund--Addition and Removal of Mortgage Assets from the Trust Fund" herein.

FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceeds, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates. A number of the Mortgage Loans comprising or underlying the Mortgage Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, the Master Servicer will, if required by the related Agreement, on behalf of the Trust Fund, employ its usual practices in determining whether to exercise any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions".

                                 THE DEPOSITOR

     Asset Securitization Corporation, the Depositor, is a Delaware corporation organized on June 23, 1992 for the purpose of acquiring Mortgage Assets and selling interests therein or bonds secured thereby. It is a wholly owned subsidiary of The Capital Company of America LLC, which is in turn an indirect wholly owned subsidiary of Nomura Holding America Inc., a United States-based holding company, incorporated in Delaware, which is wholly owned by The Nomura Securities Co., Ltd., a Japanese corporation. The Nomura Securities Co., Ltd. is engaged in the domestic and international securities business. The Depositor maintains its principal office at Two World Financial Center--Building B, 21st Floor, New York, New York 10281-1198. Its telephone number is (212) 667-9300.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes or subclasses of Certificates that may be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") Certificates. Each series may consist of one or more of the types of Certificates described below.

     Types of Certificates classified by interest payments can include:

CATEGORY OF CLASS         DEFINITION
------------------------- ------------------------------------------------------

Ascending Rate........... Certificates that have predetermined Pass-Through
                          Rates that change one or more times on dates
                          determined before issuance.

Fixed Rate............... Certificates with Pass-Through Rates that are fixed throughout the life of such Certificates.

Floating Rate............ Certificates with Pass-Through Rates that are reset periodically based on an index and that vary directly
                          with changes in the index.

Inverse Floating Rate.... Certificates with Pass-Through Rates that are reset periodically based on an index and that vary inversely
                          with changes in the index.

Stripped Interest........ Certificates that receive some or all of the interest payments made on the underlying Mortgage Loans or
                          other Trust Fund assets and little or no principal.
                          Stripped Interest Certificates have either a nominal
                          or a notional principal amount. A nominal principal
                          amount represents actual principal that will be paid
                          on the class. It is referred to as nominal since it is
                          extremely small compared to other classes of
                          Certificates. A notional principal amount is the
                          amount used as a reference to calculate the amount of
                          interest due on a Stripped Interest Certificate that
                          is not entitled to any principal.

Stripped Principal....... Certificates that do not receive any interest.

WAC (or Weighted Average
  Coupon)................ Certificates whose Pass-Through Rate represents a blended interest rate that may change from period to
                          period.

Accrual.................. Certificates that accrete all or a portion of their interest, which is added to the outstanding principal
                          balance. This accretion may continue until the class
                          of Certificates begins receiving principal payments,
                          until some other event has occurred or until the class
                          is retired.

Types of Certificates classified by allocation of principal distributions can include:

PAC (or Planned
  Amortization
  Class)................. Certificates that are designed to receive principal payments using a predetermined schedule derived by
                          assuming two constant prepayment rates for the
                          underlying Mortgage Loans. A PAC schedule will reflect
                          a "structuring range" both above and below the
                          Prepayment Assumption for the related series. The PAC
                          Certificates in any series may include two or more
                          "types". The PAC Certificates within any typehave a
                          single structuring range. The different types have
                          different structuring ranges and/or different
                          principal payment priorities.

Scheduled................ Certificates that are designed to receive principal payments using a predetermined schedule, but that are
                          not designated as PAC or TAC Certificates. Classes
                          consisting of both PAC and TAC components are also
                          designated as Scheduled Classes.

Sequential Pay........... Certificates that receive principal payments in a prescribed sequence, that do not have predetermined
                          schedules and that under all circumstances receive
                          payments of principal continuously from the first
                          Distribution Date on which they receive principal
                          until they are retired. Sequential Pay Certificates
                          may receive principal payments concurrently with one
                          or more other classes of Sequential Pay Certificates.
                          A single class of Certificates that receives principal
                          payments before or after all other classes in the same
                          series may be identified as a Sequential Pay
                          Certificate.

Sticky Jump/Non-Sticky
  Jump................... Certificates whose principal payment priorities change temporarily or permanently upon the occurrence of one
                          or more "trigger" events. A Sticky Jump Certificate
                          "jumps" to its new priority on the first Distribution
                          Date when the trigger condition is met and retains
                          ("sticks" to) that priority until retired. If the
                          principal payment change is not permanent, the
                          Certificate is referred to as a Non-Sticky Jump.

Strip.................... Certificates that receive a constant proportion, or
                          "strip", of the principal payments on the underlying
                          Mortgage Loans or other Trust Fund assets.

Support (or Companion)... Certificates that receive principal payments on any
                          Payment Date only if scheduled payments have been made on specified PAC, TAC and/or Scheduled Classes.

TAC (or Targeted
  Amortization
  Class)................. Certificates that are designed to receive principal payments using a predetermined schedule derived by
                          assuming a single constant prepayment rate for the
                          underlying Mortgage Loans. The TAC Certificates in any
                          series may include two or more "types". The different
                          types have different principal payment priorities
                          and/or have schedules that are derived from different
                          assumed prepayment rates.

Index Allocation Class... Certificates whose principal payment allocations are based on the value of an index.

     The Prospectus Supplement for any series including classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of classes; (ii) the risk that Stripped Interest Certificates purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayment. Any class of Certificates may be divided into two or more subclasses of Certificates.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to Certificate Balances or, in case of Stripped Interest Certificates, notional amounts specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance or notional amount but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets".

     In the event that an election is made to treat the Trust Fund as a FASIT, the Depositor may also have the right to issue new Certificates having a Certificate Balance equal to all or a portion of the aggregate outstanding principal balance of any Additional Mortgage Assets deposited into the Trust Fund. The new Certificates may be in the form of an increase in the Certificate Balance of an existing class of Certificates or in the form of a new class of Certificates. The related Prospectus Supplement will set forth the terms and conditions under which the Depositor may issue such new Certificates. See "Description of the Trust Fund--Addition and Removal of Mortgage Assets from the Trust Fund" herein.

DISTRIBUTIONS

     Distributions allocable to principal and interest on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Funds for such series on such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered (the "Record Date"), and the amount of each distribution will be determined (the "Determination Date") as of the close of business on the date specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or its designee no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or its agent specified in the notice to Certificateholders of such final distribution.

AVAILABLE FUNDS

     All distributions on the Certificates of each series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement. "Available Funds" for each Distribution Date will generally equal the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

     (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Collection Period (a "Collection Period" with respect to any Distribution Date will usually commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after Cut-off Date in the case of the first Collection Period, and will end on the first day of the month of the related Distribution Date).

     (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds, and other unscheduled recoveries received subsequent to the related Prepayment Period, as defined in the related Prospectus Supplement, and

     (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, a Mortgage Asset Seller, a Sub-Servicer or the Master Servicer or that are payable in respect of certain expenses of the related Trust Fund;

     (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

     (iii) all advances made by a Master Servicer with respect to such Distribution Date;

     (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer with respect to interest shortfalls resulting from voluntary and involuntary prepayments during the related Prepayment Period; and

     (v) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each class or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Interest on the Certificates will typically be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, Accrued Certificate Interest on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued during the related Interest Accrual Period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced to reflect prepayment interest shortfalls as described below (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default). Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. The Accrued Certificate Interest on each class of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for the related series, with such shortfall allocated among all of the classes of Certificates of that series in the manner specified in the related Prospectus Supplement. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time, and by the amount of losses allocated to such Certificate incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any Accrued Certificate Interest. The initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in the related Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     With respect to a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the related Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Certificates evidencing an interest in a Trust Fund consisting of Mortgage Assets other than MBS, the Master Servicer, if required by the related Agreement, will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Collection Period and were delinquent on the related Determination Date, subject to the Master Servicer's good faith determination that such advances will be reimbursable from (a) Related Proceeds (as defined below) or (b) in the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the greater of (x) the outstanding Certificate Balance of such Subordinate Certificates and (y) Related Proceeds. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's funds will typically be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds"); provided, however, that any such advance will be reimbursable from any amounts in the Collection Account to the extent that the Master Servicer shall determine that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. The obligations of the Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     The Master Servicer will be entitled to receive interest at the rate specified in the related Prospectus Supplement on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Mortgage Loans prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

     With each distribution to holders of any class of Certificates of a series, a Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

     (iv) the amount of related servicing compensation received by a Master Servicer, any Special Servicer and any Sub-Servicer and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     (vi) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

     (vii) the number and aggregate principal balance of Mortgage Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and
(d) foreclosure proceedings have been commenced;

     (viii) with respect to each Mortgage Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof,
(c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice,
(g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (ix) with respect to any Whole Loan liquidated during the related Collection Period or Prepayment Period, as applicable (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated,
(c) the aggregate amount of liquidation proceeds received, (d) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer in respect of such Mortgage Loan and (e) the amount of any loss to Certificateholders;

     (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Collection Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the date of acquisition, (c) the book value, (d) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (e) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in

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respect thereof and (f) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xi) with respect to any such REO Property sold during the related Due Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and
(d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     (xii) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xiii) the aggregate amount of principal prepayments made during the related Prepayment Period;

     (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

     (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

     (xvi) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

     (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xviii) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to the next succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xix) as to any series which incudes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

     (xx) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Collection Period or Prepayment Period, as applicable. In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     In addition, in the event that an election is made to treat the Trust Fund as a FASIT, the related Prospectus Supplement will set forth the manner in which Certificateholders will be informed of the removal of any Mortgage Assets from, and the deposit of any Replacement Mortgage Assets or Additional Mortgage Assets to, the Trust Fund.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, if any, or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates-- Book-Entry Registration and Definitive Certificates".

TERMINATION

     The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee, which will be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, upon the reduction of the aggregate Certificate Balance of a series of Certificates by a specified percentage (which percentage will exceed 90%), certain parties (which may include the Depositor, the

Servicer, the Special Servicer, the holders of certain Classes of Certificates or such other party as is identified therein) will have the option to effect an early termination through the repurchase of the assets in the related Trust Fund by the party specified therein. If so provided in the related Prospectus Supplement, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund under the circumstances and in the manner set forth therein; provided, however, that the Trustee will not be permitted to accept any bid for the purchase of the assets of such Trust Fund which is less than the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, as mutually determined by the Master Servicer and the Trustee, and (2) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund, (ii) the aggregate amount of unreimbursed advances, if any, with interest thereon at the rate specified in the related Prospectus Supplement and (iii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee. Upon the termination of a Trust Fund and the sale of the assets of the Trust Fund neither the Trust Fund, the Trustee, the Depositor, the Master Servicer, the Special Servicer nor the holders of any Class of Certificates will have any liability with respect to the sale of the assets of the Trust Fund; provided however that the foregoing will not limit or otherwise affect any Certificateholders rights under any of the federal securities laws. In the event that the fair market value of any REO Properties included in the Trust Fund at the time of any such termination is less than the principal balance of the related Mortgage Loans, a Realized Loss may occur in connection with such termination.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, the Offered Certificates of one or more classes of such series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of the depository, The Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Nomura Securities International, Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Holders of Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Offered Certificates from the Trustee or the applicable paying agent through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co. ("Cede"), as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. The only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificateholders will not be recognized by the Trustee as Certificateholders under the Agreement. Certificateholders will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited.

     Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the

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
Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificates. Under surrender by DTC of the certificate or certificates representing such Certificates and instructions for reregistration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for the Certificates, the Agreement will provide that the applicable Certificateholders will be notified of such event.

                         DESCRIPTION OF THE AGREEMENTS

     The Certificates of each series evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund consisting exclusively of MBS will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Asset Securitization Corporation, Two World Financial Center--Building B, 21st Floor, New York, New York 10281-1198. Attention: Secretary.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will cause the Mortgage Assets included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Mortgage Loan included in the related Trust Fund such as the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable and in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rates, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, including the Mortgage Note endorsed, without recourse, to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage to the Trustee in recordable form. The Depositor will promptly cause the assignment of each related Whole Loan to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Asset Seller or any other prior holder of the Whole Loan.

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
     The Trustee (or the custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall take such action as required in the Agreement, which may include immediately notifying the Master Servicer and the Depositor. If the Mortgage Asset Seller, upon notification, cannot cure the omission or defect within a specified number of days after receipt of such notice, the Mortgage Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that a Mortgage Asset Seller will fulfill this repurchase or substitution obligation. Although the Master Servicer is obligated to use its best efforts to enforce such obligation to the extent of its obligations with respect to a Warranting Party as described under "--Representations and Warranties; Repurchases", neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Asset Seller defaults on its obligation. This repurchase or substitution obligation may constitute the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     With respect to each MBS, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of the MBS, together with bond power or other instruments, certifications or documents required to transfer fully the MBS to the Trustee for the benefit of the Certificateholders in accordance with the related MBS Agreement. The Depositor will promptly cause the Trustee to be registered, with the applicable persons, as the holder of the MBS.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The Depositor may make or assign certain representations and warranties pursuant to the related Agreement with respect to each Whole Loan constituting a Mortgage Asset in the related Trust Fund, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Mortgage Asset Seller to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warranting Party shall be a Mortgage Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. In the event of a breach of any such representation or warranty, the Warranting Party may be obligated pursuant to the related Agreement to cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date. However, the Depositor will not include any Whole Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Whole Loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of Certificates.

     Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by or on behalf of it in respect of a Whole Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, the "Purchase Price" will typically equal to the sum of the unpaid principal balance thereof plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the end of the accrual period in which the relevant purchase is to occur. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. The Master Servicer will be required under the applicable Agreement to use its best efforts to enforce such obligations of the Warranting Party for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Whole Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

     With respect to a Trust Fund that includes MBS, the related Prospectus Supplement will describe any representations or warranties made or assigned by the Depositor with respect to such MBS, the person making them and the remedies for breach thereof.

     A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders, the Master Servicer will be obligated to cure the breach in all material respects.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO COLLECTION ACCOUNT

     The Master Servicer, if any, and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more Collection Accounts for the collection of payments on the related Mortgage Assets, which must be either (i) maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series or (ii) an account or accounts the deposits in which are insured by the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Collection Account or a certified first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade investments specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Any interest or other income earned on funds in the Collection Account will generally be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards set forth above. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

     A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for each Trust Fund on a daily basis, unless otherwise provided in the Agreement and described in the related Prospectus Supplement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

     (i) all payments on account of principal, including principal prepayments, and on account of modification or assumption fees, on the Mortgage Assets;

     (ii) all payments on account of interest on the Mortgage Assets, including any late charges or default interest collected, and to the extent that any class or classes of Certificates is entitled thereto, all payments on account of Prepayment Premiums or Equity Participations, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

     (iii) all proceeds of the hazard insurance policies (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with a taking of a Mortgaged Property by exercise of a power of eminent domain or condemnation or the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (vii) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Mortgage Asset Seller as described under "Description of the Agreements--Assignment of Mortgage Assets; Repurchases"--and "--Representations and Warranties; Repurchases", exclusive of the Retained Interest, if any, in respect of such Mortgage Loan, and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination";

     (viii) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies"; and

     (ix) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account.

     The Agreement for a series of Certificates may provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

     The amount at any time credited to the REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with the Agreement and any related hazard insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support". Each Master Servicer will be required to perform the customary functions of a servicer of comparable loans, including collecting payments from mortgagors; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. The Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

     Consistent with the general servicing standard set forth above, the Master Servicer may, in its discretion, waive any late payment charge in respect of a late Whole Loan payment and, only upon determining that the coverage under any related hazard insurance policy or instrument of Credit Support will not be affected, extend or cause to be extended the due dates for payments due on a Whole Loan for a period not greater than that specified in the applicable Agreement.

     The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the general servicing standards set forth above so long as the modification, waiver or amendment will not (i) affect the amount or timing of any payments of principal or interest on the Whole Loan or
(ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment will minimize the loss that might otherwise be experienced with respect to the Whole Loan. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SPECIAL SERVICERS

     To the extent so specified in the related Prospectus Supplement, generally in the event that a Mortgage Loan is in default or if certain events occur that indicate that a default is imminent, a special servicer (the "Special Servicer") may be appointed to perform certain servicing functions in connection with such Mortgage Loan. The related Prospectus Supplement will set forth certain information with respect to the Special Servicer and will describe the rights, obligations and compensation of a Special Servicer. A Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement. A Special Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

SUB-SERVICERS

     A Master Servicer and/or any Special Servicer may each delegate their respective servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer and/or Special Servicer will remain obligated under the related Agreement. The sub-servicing agreement between a Master Servicer and/or Special Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will be consistent with the terms of the related Agreement and will not result in a withdrawal or downgrading of the rating of any class of Certificates issued pursuant to such Agreement. Although each Sub-Servicing Agreement will be a contract solely between the Master Servicer or Special Servicer, as applicable, and the Sub-Servicer, the related Agreement will provide that, if for any reason the Master Servicer or Special Servicer for such series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer or Special Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     The Master Servicer or Special Servicer, as applicable, will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as applicable, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer, as applicable, would be reimbursed under an Agreement. See "--Retained Interest, Servicing Compensation and Payment of Expenses".

     The Master Servicer or Special Servicer, as applicable, may require any Sub-Servicer to agree to indemnify the Master Servicer or Special Servicer for any liability or obligation sustained by the Master Servicer or Special Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. An Agreement may require a Sub-Servicer to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer or Special Servicer.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. The Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as it would normally take with respect to similar loans serviced for its own portfolio. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, in certain cases the Master Servicer may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans".

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
     If so specified in the Prospectus Supplement for a series of Certificates that includes one or more subordinate classes, any holder or holders of a class of Subordinate Certificates having the lowest priority of payment may purchase from the Trust Fund at the purchase price described in such Supplement any Whole Loan as to which the number of scheduled payments thereunder specified in such Supplement are delinquent.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the servicing standard described herein and a default on the related Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent. The Master Servicer may not, however, acquire title to any Mortgaged Property or take any action that would cause the Trust Fund to be an "owner" or an "operator" within the meaning of certain federal or state environmental laws, unless the Master Servicer has also previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

     (i) The Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to cause the Mortgaged Property to comply therewith (the cost of which actions will be an expense of the Trust
Fund); and

     (ii) There are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or, if such substances, materials or wastes are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the Mortgaged Property (the cost of which actions will be an expense of the Trust Fund).

     If title to any Mortgaged Property is acquired by the Trust Fund, the Master Servicer, pursuant to the related Agreement and on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless the Trustee receives (i) an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding or (ii) an extension from the Internal Revenue Service.

     If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation by the Master Servicer of similar property owned by it.

     The limitations imposed by the Agreement and the REMIC or FASIT provisions of the Code (if a REMIC election or FASIT election, respectively, has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure".

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines
(i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support".

HAZARD INSURANCE POLICIES

     Any Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Such coverage generally will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under an hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause. The Master Servicer will also be required to maintain a fidelity bond and errors and omission policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks. When a Mortgaged Property securing a Whole Loan is located at origination in a federally designated flood area, each Agreement requires the Master Servicer to cause the mortgagor to acquire and maintain flood insurance in an amount equal in general to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the Mortgaged Property or a replacement cost basis and (ii) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Under the terms of the Whole Loans, mortgagors will be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged

                                       41
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Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in accordance with the general servicing standard described herein under "Description of the Agreements--Collection and Other Servicing Procedures".

     Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     A Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Whole Loan. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization schedule of the Mortgage Loans underlying or comprising such Mortgage Asset. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any Sub-Servicing Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to Mortgage Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit

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Program for Mortgage Bankers or the Audit Program for Mortgages serviced for
FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of a Master Servicer will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE
DEPOSITOR

     The Master Servicer, if any, under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or Depositor's affiliates.

     The Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only if such resignation, and the appointment of a successor, will not result in a downgrading of the rating of any class of Certificates or upon a determination that its duties under the Agreement are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (unless any such loss, liability or expense is otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Accounts.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under the related Agreement, provided that such person satisfies the criteria specified in the Agreement.

     If the Master Servicer retains a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related Agreement.

EVENT OF DEFAULT

     Events of Default under the related Agreement for a Trust Fund that includes Whole Loans will, in general, consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment that continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (fifteen days in the case of a failure to pay the premium for any insurance policy or instrument of Credit Support required to be maintained pursuant to the Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans (other than any Retained Interest of the Master Servicer), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Unless otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer, if any, and the Trustee, without the consent of any of the holders of Certificates covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. An Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee with the consent of the holders of Certificates evidencing not less than 66% of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of Certificates of such class evidencing not less than 66% of the aggregate Voting Rights of such class or
(iii) reduce the aforesaid percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which one or more REMIC or FASIT elections is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not cause the Trust Fund (or designated portion thereof) to fail to qualify as a REMIC or FASIT, as applicable, at any time that the related Certificates are outstanding.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Mortgage Loans, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

THE TRUSTEE

     The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies on the Mortgage Loans, certificate guarantee insurance, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Credit Support will generally not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, holders of Certificates of a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place or incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. The rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates to the extent specified in the related Prospectus Supplement. The subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The relative interests of the Senior Certificates and the Subordinate Certificates of a Series may be subject to adjustment from time to time on the basis of distributions received in respect thereof. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected. If one or more classes of Subordinate Certificates of a series are Offered Certificates, the related Prospectus Supplement will provide information as to the sensitivity of distributions on such Certificates based on certain default assumptions.

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

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INSURANCE OR GUARANTEES WITH RESPECT TO THE MORTGAGE ASSETS

     If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered for various default risks by insurance policies or guarantees, or the MBS comprising the Mortgage Assets in the related Trust Fund will be covered by the types of Credit Support described herein. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE GUARANTEE INSURANCE

     If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more classes of Certificates of the applicable series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable series.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. Reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

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
     Moneys deposited in any Reserve Funds will be invested in Permitted Investments. Any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. Whether a Reserve Fund, if any, for a series will be a part of the Trust Fund will be disclosed in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Mortgage Assets".

GENERAL

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. As used in this Prospectus, unless the context otherwise requires, the term "mortgagee" means the lender and, in the case of the deed of trust, the trustee thereunder in certain cases. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailor's Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no unremedied default. If the mortgagor defaults and such default is not remedied by the mortgagor within the cure period, if any, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most States, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loans. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default. Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property

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
may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

PERSONALTY

     Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

INSTALLMENT CONTRACTS

     The Mortgage Loans included in a Trust Fund may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the borrower. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES OR BENEFICIARIES

     Some of the Mortgage Loans included in the Mortgage Pool for a series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or

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
other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneificary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

SUBORDINATE FINANCING

     Where the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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
FORECLOSURE

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclosure is contested, the legal proceedings can be costly and time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatment period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

LIMITATIONS ON LENDER'S RIGHTS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state

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constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete.

     Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation". Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are generally applied first to the costs, fees and expenses of sale, to unpaid real estate taxes and assessments and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

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     In connection with a series of Certificates for which an election is made to qualify the Trust Fund, or a portion thereof, as a REMIC, the REMIC Regulations and the Agreement may require the Master Servicer to hire an independent contractor to operate any foreclosed property relating to Whole Loans.

RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is generally a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. With respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of such third calendar year if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC Regulations.

ANTI-DEFICIENCY LEGISLATION

     Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

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
LEASEHOLD RISKS

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the modification or denial of enforceability of due-on-sale or due-on-encumbrance clauses, the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     To the extent that a mortgagor's ability to make payment on a mortgage loan is dependent on its receipt of payments of rent under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the commencement of a bankruptcy proceeding in which the lessee is the debtor results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the first bankrupt entity extended to the second and the rights of creditors of the second entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders. For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy-remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

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
ENVIRONMENTAL LEGISLATION

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in those states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

     CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA. CERCLA excludes from the definition of "owner or operator" any person "who, without participating in the mangement of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" ("secured-creditor exemption").

     A lender may lose its secured-creditor exemption and be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. Also, if the lender takes title to or possession of the property, the secured-creditor exemption may be deemed to be unavailable, and the lender may be liable to the government or private parties for clean-up or other remedial costs pursuant to CERCLA.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed the CERCLA secured-creditor exemption. The Court held that a mortgagee need not have involved itself in the day-to-day operations of the mortgaged property or in decisions relating to hazardous waste in order to be liable under CERCLA; rather, liability could attach to a mortgagee if its involvement in the management of the property is sufficiently broad to support the inference that it had the capacity to influence the mortgagor's treatment of hazardous waste. Such capacity to influence could be inferred from the extent of the mortgagee's involvement in the mortgagor's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp. disagreed with the Fleet Factors opinion, ruling that a secured lender had no liability absent "some actual management of the facility" on the part of the lender. The scope of the secured-creditor exemption is thus unclear.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental contamination, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

     Unless otherwise provided in the related Prospectus Supplement, the Warranting Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, the Agreement may provide that the Master Servicer, acting on behalf of the Trustee, will not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that (a) there are no circumstances or conditions present at the Mortgaged Property relating to substances for which some investigation or clean-up action could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property and (b) that the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws. See "Description of the Agreements--Realization Upon Defaulted Whole Loans".

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgager becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in accordance with the general servicing standard described herein under "Description of the Agreements--Collection and Other Servicing Procedures".

ACCELERATION ON DEFAULT

     Some of the Mortgage Loans included in a Trust Fund will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that first mortgage loans secured by primarily residential properties that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act

("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates and would not be covered by advances or any form of Credit Support (if any) provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care

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institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and
(ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following represents the opinion of Cadwalader, Wickersham & Taft as to the matters discussed herein. The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

     For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Assets underlying a series of Certificates, references to the Mortgage will be deemed to refer to that portion of the Mortgage Assets held by the Trust Fund which does not include the Retained Interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate. For purposes of this discussion, unless otherwise specified, the term "Mortgage Loans" will be used to refer to Mortgage Loans, MBS and Installment Contracts.

                               REMIC CERTIFICATES

GENERAL

     With respect to a particular series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "REMIC Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft, tax counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election,
(ii) compliance with the Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the REMIC Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered

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to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trust Certificates".

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the REMIC Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Mortgage Loans, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related Buy-Down Funds. Offered Certificates will represent "qualified mortgages," within the meaning of Code Section 860G(a)(3), for other REMICs and "permitted assets," within the meaning of Code Section 860L(c), for financial asset securitization investment trusts. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations".

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, such as the Mortgage Certificates, regular interests in another REMIC, such as Mortgage Certificates in a trust as to which a REMIC election has been made, loans secured by timeshare

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
interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification). A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either
(i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     The REMIC Regulations provide that obligations secured by interests in manufactured housing which qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. With respect to each series with respect to which Contracts are included in a REMIC Pool, the Depositor will represent and warrant that each of the manufactured homes securing the Contracts meets this definition of "single family residence".

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year after the year of acquisition, subject to an extension granted by the Internal Revenue Service (the "Service").

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the REMIC Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

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
     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the REMIC Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REMIC REGULAR CERTIFICATES

  GENERAL

     In general, interest, original issue discount and market discount on a REMIC Regular Certificate will be treated as ordinary income to a holder of the REMIC Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a REMIC Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the REMIC Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to REMIC Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

  ORIGINAL ISSUE DISCOUNT

     Accrual Certificates will be, and other Classes of REMIC Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of REMIC Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994 (the "OID Regulations"), as amended on June 14, 1996, under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the REMIC Regular Certificates.

     Each REMIC Regular Certificate (except to the extent described below with respect to a REMIC Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the REMIC Regular Certificate over its "issue price". The issue price of a Class of REMIC Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of REMIC Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a REMIC Regular Certificate always includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Distributions of interest on an Accrual Certificate, or on other REMIC Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an

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"interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method".

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the REMIC Regular Certificate accrued during an accrual period for each day on which it holds the REMIC Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each REMIC Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the REMIC Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the REMIC Regular Certificate as of the end of that accrual period that are included in the REMIC Regular Certificate's stated redemption price at maturity and (b) the distributions made on the REMIC Regular Certificate during the accrual period that are included in the REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the REMIC Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period equals the issue price of the REMIC Regular Certificate, increased by the aggregate amount of original issue discount with respect to the REMIC Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the REMIC Regular Certificate's stated redemption price at maturity that were made on the REMIC Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the REMIC Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of REMIC Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of REMIC Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such REMIC Regular Certificates.

     In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal

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balance), (a) the remaining unaccrued original issue discount allocable to such
Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

  ACQUISITION PREMIUM

     A purchaser of a REMIC Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the REMIC Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".

  VARIABLE RATE REMIC REGULAR CERTIFICATES

     REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of REMIC Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest rate by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a REMIC Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat REMIC Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular

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Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, the Depositor intends to treat REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the actual Pass-Through Rate on the REMIC Regular Certificates.

  DEFERRED INTEREST

     Under the OID Regulations, all interest on a REMIC Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of REMIC Regular Certificates may constitute income to the holders of such REMIC Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

  MARKET DISCOUNT

     A purchaser of a REMIC Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the REMIC Regular Certificate (i) is exceeded by the then-current principal amount of the REMIC Regular Certificate or (ii) in the case of a REMIC Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such REMIC Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such REMIC Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a REMIC Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a REMIC Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the REMIC Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the REMIC Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of

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these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

  PREMIUM

     A REMIC Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such REMIC Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code
Section 171 do not by their terms apply to REMIC Regular Certificates, which are prepayable based on prepayments on the underlying Mortgage Loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the REMIC Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a REMIC Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

  ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

     A holder of a debt instrument such as a REMIC Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

  SALE OR EXCHANGE OF REMIC REGULAR CERTIFICATES

     If a Regular Certificateholder sells or exchanges a REMIC Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the REMIC Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the REMIC Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a REMIC Regular Certificate realized by an investor who holds the REMIC Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the REMIC Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such REMIC Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the REMIC Regular Certificate. In addition, gain or loss recognized from the sale of a REMIC Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or

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loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of such taxpayers (39.6%) for property held for not more than one year, and long-term capital gains of such taxpayers are subject to a maximum tax rate of 20% for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

  TREATMENT OF LOSSES

     Holders of REMIC Regular Certificates will be required to report income with respect to REMIC Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of REMIC Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a REMIC Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of REMIC Regular Certificates that are corporations or that otherwise hold the REMIC Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such REMIC Regular Certificates becoming wholly or partially worthless, and that, in general, holders of REMIC Regular Certificates that are not corporations and do not hold the REMIC Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such REMIC Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of REMIC Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such REMIC Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of REMIC Regular Certificates has been otherwise retired. The Service could also assert that losses on the REMIC Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of REMIC Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such REMIC Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold REMIC Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on REMIC Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

  TAXATION OF REMIC INCOME

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and
(iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, (reduced by amortization of any premium on the Mortgage Loans), plus issue premium on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

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     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the REMIC Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those REMIC Regular Certificates on account of any unaccrued original issue discount relating to those REMIC Regular Certificates. When there is more than one class of REMIC Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the REMIC Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of REMIC Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of REMIC Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of REMIC Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of REMIC Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income". The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

  BASIS AND LOSSES

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations

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provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense --Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

  TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the REMIC Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on REMIC Regular Certificates as described above under "Taxation of REMIC Regular Certificates--Original Issue Discount" and "--Variable Rate REMIC Regular Certificates", without regard to the de minimis rule described therein.

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to REMIC Regular Certificates as described above under "Taxation of REMIC Regular Certificates--Deferred Interest".

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of REMIC Regular Certificates--Market Discount".

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of REMIC Regular Certificates--Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or on Agency Securities, or Private Mortgage-Backed Securities that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

  LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of
(i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this

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paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

  TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

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     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     The Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless
(i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

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     Foreign Investors.  The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except as provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

  SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

  MARK TO MARKET REGULATIONS

     Prospective purchasers of the Residual Certificates should also be aware that Service has promulgated final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. The Mark to Market Regulations provide that a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

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TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

  PROHIBITED TRANSACTIONS

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for
(a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on REMIC Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

  CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

  NET INCOME FROM FORECLOSURE PROPERTY

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of REMIC Regular Certificates and Residual Certificateholders within the 90-day period.

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ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for post-1991 inflation) or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicer Fee and all administrative and other expenses relating to the REMIC Pool, any similar fees paid to the issuer or guarantor of the Agency Certificates or the Private Mortgage-Backed Securities or Contracts, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of REMIC Regular Certificates, as well as holders of Residual Certificates, where such REMIC Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of REMIC Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on REMIC Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

  REMIC REGULAR CERTIFICATES

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the REMIC Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business

                                       74
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within the United States by such Non-U.S. Person. In the latter case, such
Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Offered Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

  RESIDUAL CERTIFICATES

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "REMIC Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the REMIC Regular Certificates, and proceeds from the sale of the REMIC Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the REMIC Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the REMIC Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the REMIC Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of REMIC Regular Certificates or beneficial owners who own REMIC Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record

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
of REMIC Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of REMIC Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of REMIC Regular Certificates, and filed annually with the Service concerning Code
Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of REMIC Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".

                               FASIT CERTIFICATES

GENERAL

     If so specified in the applicable Prospectus Supplement, an election will be made to treat the Trust Fund or specified assets thereof (such portion of the Trust Fund, the "Trust FASIT"), as a FASIT within the meaning of Code
Section 860L(a). The Offered Certificates will be designated as classes of regular interests and the Class O Certificate will be designated as the sole class of ownership interest in the Trust FASIT. Assuming (i) the making of an appropriate election, (ii) compliance with the Pooling and Servicing Agreement, as applicable, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft, (a) the Trust FASIT will qualify as a FASIT, (b) one Class thereof (the "FASIT Ownership Certificate" or the "Class O Certificate") will represent the sole class of ownership interest in the Trust FASIT, and (c) the remaining Classes thereof (the "FASIT Regular Certificates") will represent "regular interests" in the Trust FASIT. Only the FASIT Regular Certificates are offered pursuant to this Prospectus. References herein to the REMIC Regulations are to Treasury regulations issued under Sections 860A through 860G of the Code to the extent such sections are incorporated by reference into the FASIT Provisions. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a FASIT election is not made may be treated as a grantor trust for federal income tax purposes. See "Grantor Trust Certificates."

STATUS OF FASIT REGULAR CERTIFICATES

     FASIT Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Sections 856(c)(4)(A) and interest on the FASIT Regular Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust FASIT and the income thereon would be so treated. FASIT Certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Code Section 7701(a)(19)(C)(xi), but only in the proportion that the Trust FASIT holds "loans secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v). For this purpose, Mortgage Loans secured by multifamily residential housing should qualify. It is also likely that Mortgage Loans secured by nursing homes and assisted living facilities would qualify as "loans secured by an interest in . . . health institutions or facilities, including structures designed or used primarily for residential purposes for . . . persons under care" within the meaning of Code
Section 7701(a)(19)(C)(vii). If at all times 95% or more of the assets of the Trust FASIT or the income thereon qualify for the foregoing treatments, the FASIT Certificates will qualify for the corresponding status in their entirety. Mortgage Loans which have been defeased with Treasury obligations and the income therefrom will not qualify for the foregoing treatments. Accordingly, the FASIT Regular Certificates may not be a suitable investment for investors who require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on a Mortgage Loan that are reinvested pending distribution to holders of FASIT Regular Certificates should qualify for such treatment. FASIT Regular Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). FASIT Regular Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code
Section 582(c)(1).

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QUALIFICATION AS A FASIT

     In order for the Trust FASIT to qualify as a FASIT, there must be ongoing compliance on the part of the applicable portion of the Trust Fund with the requirements set forth in the Code. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of the initial issuance of the FASIT Certificates) and at all times thereafter, must consist of cash or cash equivalents, certain debt instruments (other than debt instruments issued by the owner of the FASIT or a related party) and hedges (and contracts to acquire the same), foreclosure property and regular interests in another FASIT or in a REMIC. Based on identical statutory language applicable to REMICs, it appears that the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT Provisions also require the FASIT ownership interest and certain "high-yield" regular interests (described below) to be held only by certain fully taxable domestic corporations. The Pooling and Servicing Agreement provides that no legal or beneficial interest in the Class O Certificate or any Class of Certificates which the Depositor determines to be a high-yield regular interest may be transferred or registered unless certain conditions, designed to prevent violation of this requirement, are met.

     Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge or reason to know as of the date such asset was acquired by the FASIT that such a default had occurred or would occur. Foreclosure property may generally not be held beyond the close of the third taxable year after the taxable year of the holder of the Class O Certificate in which the FASIT acquired such property, with one extension available from the Internal Revenue Service.

     In addition to the foregoing requirements, the various interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or (b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the Startup Day with fixed terms, is designated as a regular interest, and (i) unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (ii) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,
(iii) has a stated maturity of not longer than 30 years, (iv) has an issue price not greater than 125% of its stated principal amount, and (v) has a yield to maturity not greater than 5 percentage points higher than the related applicable Federal rate (as defined in Code Section 1274(d)). A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements (i), (ii), (iv) or (v) is a "high-yield" regular interest. A high-yield regular interest that fails requirement (ii) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls. Accordingly, based on the foregoing, in the opinion of Cadwalader, Wickersham & Taft, the FASIT Regular Certificates of a Series will constitute classes of regular interests, and the Class O Certificate of a Series will represent the sole class of ownership interest in the Trust FASIT.

     If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable portion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities, such as the Trust Fund, may be treated as a separate association taxable as a corporation, and the FASIT Certificates may be treated as equity interests therein. The legislative history to the FASIT Provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.

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TAXATION OF FASIT REGULAR CERTIFICATES

     General. The FASIT Regular Certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount ("OID") and market discount on a FASIT Regular Certificate will be treated as ordinary income to the holder of a FASIT Regular Certificate, and principal payments (other than principal payments that do not exceed accrued market discount) on a FASIT Regular Certificate will be treated as a return of capital to the extent of the Certificateholder's basis allocable thereto. Certificateholders must use the accrual method of accounting with respect to FASIT Regular Certificates, regardless of the method of accounting otherwise used by such Certificateholders.

     Except as set forth in the applicable Prospectus Supplement, the discussions above under the headings "REMIC Certificates--Taxation of REMIC Regular Certificates--Original Issue Discount," "--Acquisition Premium," "--Market Discount," "--Premium," "--Election to Treat All Interest Under the Constant Yield Method," and "--Treatment of Losses" will apply to the FASIT Regular Certificates. The discussion under the headings "--Sale or Exchange of REMIC Regular Certificates" will also apply to the FASIT Regular Certificates, except that the treatment of a portion of the gain on a REMIC Regular Interest as ordinary income to the extent the yield thereon did not exceed 110% of the applicable Federal rate will not apply.

PROHIBITED TRANSACTIONS TAX

     Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include (i) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default of a qualified mortgage, (b) bankruptcy or insolvency of the FASIT, (c) a qualified (complete) liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain (or the reduction of a loss) on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or
(e) the retirement of a Class of FASIT regular interests, (ii) the receipt of income from nonpermitted assets, (iii) the receipt of compensation for services, or (iv) the receipt of any income derived from a loan originated by the FASIT. It is unclear the extent to which tax on such transactions could be collected from the Trust FASIT directly under the applicable statutes rather than from the holder of the Class O Certificate. However, under the Pooling and Servicing Agreement, any such prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the Trust FASIT and will reduce Available Funds. It is not anticipated that the Trust FASIT will engage in any prohibited transactions.

TAXATION OF CERTAIN FOREIGN INVESTORS

     The federal income tax treatment of Non-U.S. Persons who own FASIT Regular Certificates is the same as that described above under "REMIC
Certificates--Taxation of Certain Foreign Investors--REMIC Regular
Certificates."

     High-yield FASIT Regular Certificates may not be sold to or beneficially owned by Non-U.S. Persons. Any such purported transfer will be null and void and, upon the Trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of such FASIT Regular Certificates will be restored to ownership thereof as completely as possible. Such last preceding owner will, in any event, be taxable on all income with respect to such FASIT Regular Certificates for federal income tax purposes. The Pooling and Servicing Agreement provides that, as a condition to transfer of a high-yield FASIT Regular Certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

BACKUP WITHHOLDING

     Distributions made on the FASIT Regular Certificates, and proceeds from the sale of the FASIT Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 in the same manner as described above under "REMIC Certificates--Backup Withholding."

REPORTING REQUIREMENTS

     Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT Regular Certificates will be made annually to the Internal Revenue Service and to investors in the same manner as described above under "REMIC Certificates--Reporting Requirements" with respect to REMIC Regular Certificates.

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
                           GRANTOR TRUST CERTIFICATES

STANDARD CERTIFICATES

  GENERAL

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft, tax counsel to the Depositor, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for post-1991 inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.

  TAX STATUS

     In the opinion of Cadwalader, Wickersham & Taft, tax counsel to the Depositor, Standard Certificates will have the following status for federal income tax purposes:

          1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

          2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
     Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

          3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation. . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

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
          4. A Certificate owned by a "financial asset securitization investment trust" within the meaning of Code Section 860L(c) will be considered to represent "permitted assets" within the meaning of Code Section 860L(c) to the extent that the assets of the Trust Fund consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

  PREMIUM AND DISCOUNT

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "REMIC Certificates--Taxation of Residual Certificates--Premium".

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e.,points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "REMIC Certificates--Taxation of REMIC Regular Certificates--Market Discount", except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

  RECHARACTERIZATION OF SERVICING FEES

     If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the

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
Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

  SALE OR EXCHANGE OF STANDARD CERTIFICATES

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of such taxpayers (39.6%). The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

  GENERAL

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates".

     The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General", subject to the limitation described therein.

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
     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, in the opinion of Cadwalader, Wickersham & Taft, tax counsel to the Depositor, (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code
Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "REMIC Certificates--Taxation of REMIC Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

  STATUS OF STRIPPED CERTIFICATES

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft, tax counsel to the Depositor, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code
Section 860G(a)(3)(A), and "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Mortgage Loans is uncertain. See "Standard Certificates--Tax Status" above.

  TAXATION OF STRIPPED CERTIFICATES

     Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "REMIC Certificates--Taxation of REMIC Regular Certificates--Original Issue Discount" and "--Variable Rate REMIC Regular Certificates". However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original

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
issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "REMIC Certificates--Taxation of REMIC Regular Certificates--Sale or Exchange of REMIC Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "REMIC Certificates--Backup Withholding".

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "REMIC Certificates--Taxation of Certain Foreign Investors--REMIC Regular Certificates".

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts, Keogh plans, collective investment funds, insurance company separate accounts, and some insurance company general accounts in which such plans, accounts or arrangements are invested, which are subject to ERISA and the Code (all of which are hereinafter referred to for purposes of this discussion as "Plans") and on persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements.

     Before purchasing any Offered Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

CERTAIN REQUIREMENTS UNDER ERISA

  GENERAL

     In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including voluntary prepayments by the mortgagors and involuntary liquidations) on the Mortgage Loans, as discussed in "Yield Considerations" herein.

PARTIES IN INTEREST/DISQUALIFIED PERSONS

     Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code, including, in both cases, Plan fiduciaries). The Depositor, Master Servicer or the Trustee or certain affiliates thereof, might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer or the Trustee or an affiliate thereof, either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

DELEGATION OF FIDUCIARY DUTY

     Further, if the assets included in a Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

     The U.S. Department of Labor (the "Department") has published final regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

     Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Fund. However, the Depositor cannot predict in advance, nor can there be any continuing assurance, whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as Plans, IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans). However, this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility, as well as provide a summary of the conditions to the applicability.

GOVERNMENTAL PLANS

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Federal Income Tax Consequences--REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.

     The sale of Certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each Series of Certificates will specify which, if any, of the Classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as amended ("SMMEA"). The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only Classes of Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a Series evidencing interests in a Trust Fund consisting of liens originated by certain types of Originators as specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered depository institutions and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, the investors affected by any such legislation, when and if enacted, will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(l) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R.
Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series, Classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain Classes of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the Prospectus Supplement will be offered in Series through one or more of the various methods described below. The Prospectus Supplement for each Series of Certificates will describe the method of offering being utilized for that Series, the public offering or purchase price of the Certificates and the net proceeds to the Depositor from such sale. If so specified in the Prospectus Supplement, one or more Classes of Certificates may be offered for sale only outside of the United States and only to non-U.S. persons and foreign branches of U.S. banks (or in such other manner and to such other persons as may be specified therein) and will not be offered hereby.

     The Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through any combination of these methods:

          1. Negotiated firm commitment underwriting and public reoffering by underwriters;

          2. Placements by the Depositor to institutional investors through affiliated or unaffiliated dealers or agents; and

          3. Direct placements by the Depositor to institutional investors.

     If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Nomura Securities International, Inc. ("Nomura") acting as underwriter with other underwriters, if any, named therein. Asset Securitization Corporation, the Depositor, is a wholly-owned subsidiary of Nomura Asset Capital Corporation ("Nomura Capital"). Nomura and Nomura Capital are both wholly-owned subsidiaries of Nomura Holding America Inc. See "The Depositor" herein.

     In connection with the sale of the Certificates, underwriters, dealers or placement agents may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distributions of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Issuer and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "1933 Act").

     Any sales by the Depositor directly to investors, whether using an affiliated or other placement agent or otherwise, may be made from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices to be determined at the time of sale or the time of commitment therefor. The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and dealers or purchasers of the Certificates for such Series.

     The underwriting agreement pertaining to a sale of a series of Certificates will provide that the obligations of Nomura and any underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased, and that the Depositor will indemnify Nomura and any underwriters against certain civil liabilities, including liabilities under the 1933 Act, or will contribute to payments Nomura and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Nomura and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     All or part of any Class of Certificates may be reacquired by the Depositor or acquired by an affiliate of the Depositor in a secondary market transaction or from an affiliate (including Nomura). Such Certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of Certificates offered pursuant to this Prospectus and a Prospectus Supplement.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by Nomura in connection with offers and sales related to market-making transactions in Certificates previously offered hereunder in transactions in which Nomura acts as principal. Nomura may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     The legality of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                       PAGE(S) ON WHICH TERM IS
TERM                                                   DEFINED IN THE PROSPECTUS
------------------------------------------------------ -------------------------
1933 Act..............................................                        88
1986 Act..............................................                        62
1998 Policy Statement.................................                        87
Accrual Certificates..................................                         9
Accrued Certificate Interest..........................                        30
ADA...................................................                        59
anchored..............................................                        13
ARM Loans.............................................                        22
Available Funds.......................................                        30
Bankruptcy Code.......................................                        54
BIF...................................................                        37
Book-Entry Certificates...............................                        29
Cash Flow Agreement...................................                     8, 24
Cede..................................................                     2, 34
CERCLA................................................                        18
Certificate Balance...................................                     8, 31
Certificateholder.....................................                    34, 59
Certificateholders....................................                     2, 19
Certificates..........................................                         7
Class O Certificate...................................                        76
clearing agency.......................................                        34
clearing corporation..................................                        34
CMAT..................................................
Code..................................................                    10, 59
Collection Account....................................                     8, 24
Collection Period.....................................                        30
Commercial Loans......................................                        20
Commercial Properties.................................                     7, 20
Commission............................................                         2
Cooperatives..........................................                        20
Covered Trust.........................................                        17
CPR...................................................                        26
Credit Support........................................              Cover, 8, 24
Crime Control Act.....................................                        58
Cut-off Date..........................................                         9
Debt Service Coverage Ratio...........................                        20
Definitive Certificates...............................                    29, 34
Department............................................                        85
Determination Date....................................                        29
Disqualified Organization.............................                    71, 85
Distribution Date.....................................                         9
DTC...................................................                     2, 34

                                                       PAGE(S) ON WHICH TERM IS
TERM                                                   DEFINED IN THE PROSPECTUS
------------------------------------------------------ -------------------------
EDGAR.................................................                         2
Equity Participations.................................                        23
ERISA.................................................                    10, 84
Exchange Act..........................................                         2
FASIT.................................................                        10
FASIT Ownership Certificate...........................                        76
FASIT Regular Certificates............................                        76
FDIC..................................................                        37
FHA...................................................                        22
foreclosure property..................................                        73
HUD...................................................                        22
Indirect Participants.................................                        34
Installment Contracts.................................                         7
Insurance Proceeds....................................                        37
L/C Bank..............................................                        46
Liquidation Proceeds..................................                        37
Loan-to-Value Ratio...................................                        21
Lock-out Date.........................................                        23
Lock-out Period.......................................                        23
Mark to Market Regulations............................                        72
Master Servicer.......................................                         7
MBS...................................................              Cover, 7, 20
MBS Agreement.........................................                        23
MBS Issuer............................................                        23
MBS Servicer..........................................                        23
MBS Trustee...........................................                        23
Mortgage Asset Seller.................................                        20
Mortgage Assets.......................................                 Cover, 20
Mortgage Loans........................................          Cover, 7, 20, 59
Mortgage Notes........................................                        20
Mortgage Rate.........................................                     8, 23
mortgage related securities...........................                10, 86, 87
Mortgaged Properties..................................                         7
Mortgages.............................................                        20
Multifamily Loans.....................................                        20
Multifamily Properties................................                     7, 20
NCUA..................................................                    58, 87
Net Leases............................................                        21
Net Operating Income..................................                        20
New Regulations.......................................                        75
Nomura................................................                        88
Nomura Capital........................................                        88
Non-SMMEA Certificates................................                        86
Nonrecoverable Advance................................                        32

                                                       PAGE(S) ON WHICH TERM IS
TERM                                                   DEFINED IN THE PROSPECTUS
------------------------------------------------------ -------------------------
OCC...................................................                        86
Offered Certificates..................................                     Cover
OID...................................................                        78
OID Regulations.......................................                        62
operator..............................................                    18, 40
Originator............................................                        20
OTS...................................................                        87
owner.................................................                    18, 40
Participants..........................................                        34
Pass-Through Entity...................................                    70, 71
Pass-Through Rate.....................................                         8
Permitted Investments.................................                        37
Plan..................................................                        10
plan assets...........................................                        85
Plans.................................................                        84
Prepayment Assumption.................................                        63
Prepayment Premium....................................                        23
Random Lot Certificates...............................                        62
Rating Agency.........................................                        10
Record Date...........................................                        29
Regular Certificateholder.............................                        62
Regulations...........................................                        85
Related Proceeds......................................                        32
Relief Act............................................                        58
REMIC.................................................                    10, 60
REMIC Certificates....................................                        59
REMIC Pool............................................                    59, 60
REMIC Regular Certificates............................                    59, 75
REMIC Regulations.....................................                        59
REO Account...........................................                        38
Residual Certificateholders...........................                        67
Residual Certificates.................................                        59
RICO..................................................                        58
SAIF..................................................                        37
Section 42 Properties.................................                        14
Securities Act........................................                        20
Senior Certificates...................................                     9, 28
Service...............................................                        61
Similar Law...........................................                        85
SMMEA.................................................                        86
SPA...................................................                        26
Special Servicer......................................                     7, 39
Standard Certificateholder............................                        79
Standard Certificates.................................                        79

                                                       PAGE(S) ON WHICH TERM IS
TERM                                                   DEFINED IN THE PROSPECTUS
------------------------------------------------------ -------------------------
Stripped Certificateholder............................                        82
Stripped Certificates.................................                    79, 81
Stripped Interest Certificates........................                         9
Stripped Principal Certificates.......................                         9
Sub-Servicer..........................................                        39
Sub-Servicing Agreement...............................                        39
Subordinate Certificates..............................                     9, 28
Tax Credits...........................................                        14
Title V...............................................                        57
Title VIII............................................                        58
Treasury..............................................                        59
Trust Assets..........................................                         2
Trust FASIT...........................................                        76
Trust Fund............................................                     Cover
Trustee...............................................                         7
U.S. Person...........................................                        72
UCC...................................................                        48
unanchored............................................                        13
Value.................................................                        21
Voting Rights.........................................                        19
Warranting Party......................................                        36
Web...................................................                         2

                         COMMERCIAL MORTGAGE ASSET TRUST
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1

                   IMPORTANT NOTICE TO ALL POTENTIAL INVESTORS

The file on this diskette contains the "Characteristics of the Notes", "Characteristics of the Mortgaged Properties" and "Characteristics of the Premium Loans" in Microsoft Excel Version 5.0 format. The information contained in this diskette appears elsewhere in paper form in this Prospectus Supplement and must be considered part of, and together with, the information contained elsewhere in the Prospectus Supplement and the Prospectus. Defined terms used in this diskette but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and Prospectus. All of the information contained in this diskette is subject to the same limitations and qualifications contained elsewhere in this Prospectus and Prospectus Supplement. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this diskette. The information contained in this diskette has been filed by the Depositor with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. IF THIS DISKETTE WAS NOT RECEIVED IN A SEALED PACKAGE, THERE CAN BE NO ASSURANCES THAT IT REMAINS IN ITS ORIGINAL FORMAT AND SHOULD NOT BE RELIED UPON FOR ANY PURPOSE. PROSPECTIVE INVESTORS MAY CONTACT GOLDMAN, SACHS & CO. OR LEHMAN BROTHERS INC. TO RECEIVE AN ADDITIONAL COPY OF THE DISKETTE.

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

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

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

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

     This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "CMAT Annexes.xls". The file "CMAT Annexes.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A, ANNEX B and ANNEX C of the Prospectus Supplement.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please "click" the "read only" option. At that point a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

------------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

            ------------------------------------------------------
            ------------------------------------------------------

    No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                               TABLE OF CONTENTS

                                                  PAGE
                                                  -----
             Prospectus Supplement
Table of Contents...............................    S-4
Summary of Prospectus Supplement................    S-9
Risk Factors and Other Special Considerations...   S-31
Description of the Mortgage Pool................   S-57
Description of the Offered Certificates.........  S-104
Prepayment and Yield Considerations.............  S-120
The Mortgage Loan Sellers.......................  S-133
The Pooling and Servicing Agreement.............  S-133
Certain Legal Aspects of Mortgage Loans for
  Mortgaged Properties Located in California,
  Michigan, New York, Virginia, Illinois and
  Ohio..........................................  S-162
Use of Proceeds.................................  S-164
Certain Federal Income Tax Consequences.........  S-164
Certain ERISA Considerations....................  S-166
Legal Investment................................  S-169
Legal Matters...................................  S-169
Rating..........................................  S-169
Underwriting....................................  S-170
Index of Significant Definitions................  S-172
Annex A--Characteristics of the Notes...........    A-1
Annex B--Characteristics of the Mortgaged
  Properties....................................    B-1
Annex C--Characteristics of the Premium Loans...    C-1
Annex D--Global Clearance, Settlement and Tax
  Documentation Procedures......................    D-1
Annex E--Structural and Collateral Term Sheet...    E-1
Annex F--Form of Trustee Reports................    F-1
Annex G--Form of Servicing Reports..............    G-1

                   Prospectus
Table of Contents...............................      3
Summary of Prospectus...........................      7
Risk Factors....................................     11
Description of the Trust Funds..................     20
Use of Proceeds.................................     24
Yield Considerations............................     25
The Depositor...................................     27
Description of the Certificates.................     28
Description of the Agreements...................     35
Description of Credit Support...................     45
Certain Legal Aspects of Mortgage Loans.........     48
Federal Income Tax Consequences.................     59
ERISA Considerations............................     84
Legal Investment................................     86
Method of Distribution..........................     87
Legal Matters...................................     89
Financial Information...........................     89
Rating..........................................     89
Index of Principal Definitions..................     90

    Through and including June 20, 1999, all dealers effecting transactions in the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                 $2,107,801,000
                                 (Approximate)

                              COMMERCIAL MORTGAGE
                                  ASSET TRUST

                             CLASS A-1, CLASS A-2,
                             CLASS A-3, CLASS A-4,
                               CLASS B, CLASS C,
                              CLASS D AND CLASS E
                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------

                     Co-Lead Managers and Joint Bookrunners
                              GOLDMAN, SACHS & CO.
                                LEHMAN BROTHERS
                             ---------------------
                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION
                     NOMURA SECURITIES INTERNATIONAL, INC.

            ------------------------------------------------------
            ------------------------------------------------------